                                               FILED PURSUANT TO RULE 424(b)(5)
                                               REGISTRATION FILE NO.: 333-130789

PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED SEPTEMBER 13, 2006)

                         $1,908,566,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-TOP26
                               as Issuing Entity

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                 as Depositor

                    BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                     PRINCIPAL COMMERCIAL FUNDING II, LLC
                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                     as Sponsors and Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-TOP26
                              ------------------
     The depositor is offering selected classes of its Series 2007-TOP26
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-TOP26 trust. The trust's primary assets will be 237 fixed rate mortgage loans secured by first liens on 247 multifamily and commercial properties. Distributions on the certificates will be made on the 12th day of each month, or if such 12th day is not a business day, on the next succeeding business day, commencing May 14, 2007 in accordance with the priorities described in this prospectus supplement under "Description of the
Offered Certificates--Distributions." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered Certificates--Distributions; Subordination; Allocation of Losses
and Certain Expenses." The Series 2007-TOP26 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-41 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 2 OF THE
PROSPECTUS.
                              ------------------
          Characteristics of the certificates offered to you include:

                          APPROXIMATE INITIAL       APPROXIMATE INITIAL     PASS-THROUGH RATE         RATINGS
        CLASS           CERTIFICATE BALANCE (1)      PASS-THROUGH RATE       DESCRIPTION (2)      (FITCH/S&P/DBRS)
--------------------   -------------------------   ---------------------   -------------------   -----------------

Class A-1 ..........          $ 75,000,000                  5.145%                 Fixed             AAA/AAA/AAA
Class A-2 ..........          $177,000,000                  5.330%                 Fixed             AAA/AAA/AAA
Class A-3 ..........          $ 65,400,000                  5.432%                 Fixed             AAA/AAA/AAA
Class A-AB .........          $ 78,000,000                  5.429%                 Fixed             AAA/AAA/AAA
Class A-4 ..........          $991,880,000                  5.471%                 Fixed             AAA/AAA/AAA
Class A-1A .........          $150,102,000                  5.446%                 Fixed             AAA/AAA/AAA
Class A-M ..........          $210,601,000                  5.513%                 Fixed             AAA/AAA/AAA
Class A-J ..........          $160,583,000                  5.566%                 Fixed             AAA/AAA/AAA

----------
(1) The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2) The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class
A-AB Certificates will, at all times, be fixed at their initial rate of 5.145%,
5.330%, 5.432% and 5.429%, respectively. The pass-through rates for the Class
A-4, Class A-1A, Class A-M and Class A-J Certificates will, at all times, be a per annum rate equal to the lesser of 5.471%, 5.446%, 5.513% and 5.566%, respectively, and the weighted average net mortgage rate.
                              ------------------
     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ------------------
     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated, will act as co-lead managers and co-bookrunners with respect to the offered certificates. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated,
the underwriters, will purchase the certificates offered to you from Bear
Stearns Commercial Mortgage Securities Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about April 18, 2007. The
Depositor expects to receive from this offering approximately $1,918,788,947, plus accrued interest from the cut-off date, before deducting expenses payable by the Depositor.
                              ------------------
BEAR, STEARNS & CO. INC.                                        MORGAN STANLEY

                                 April 5, 2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-TOP26

Geographic Overview of Mortgage Pool

Washington
6 properties
$63,885,942
3.0% of total
Idaho
1 property
$1,245,314
0.1% of total
Wyoming
2 properties
$18,280,212
0.9% of total
South Dakota
1 property
$13,755,000
0.7% of total
North Dakota
2 properties
$6,935,937
0.3% of total
Missouri
3 properties
$120,681,814
5.7% of total
Iowa
2 properties
$6,571,230
0.3% of total
Minnesota
8 properties
$64,171,333
3.0% of total
Wisconsin
3 properties
$13,151,482
0.6% of total
Indiana
2 properties
$2,281,787
0.1% of total
Michigan
7 properties
$15,932,065
0.8% of total
Pennsylvania
7 properties
$34,251,184
1.6% of total
New York
24 properties
$338,003,334
16.0% of total
Massachusetts
7 properties
$40,050,000
1.9% of total
Illinois
6 properties
$60,206,304
2.9% of total
Ohio
3 properties
$75,319,333
3.6% of total
Connecticut
5 properties
$52,840,000
2.5% of total
Rhode Island
1 property
$1,462,801
0.1% of total
New Jersey
13 properties
$148,379,570
7.0% of total
Delaware
1 property
$1,150,000
0.1% of total
Maryland
5 properties
$37,862,564
1.8% of total
Virginia
5 properties
$41,098,218
2.0% of total
North Carolina
4 properties
$24,078,125
1.1% of total
South Carolina
4 properties
$12,271,627
0.6% of total
Georgia
8 properties
$76,153,091
3.6% of total
Florida
11 properties
$81,918,753
3.9% of total
Kentucky
1 property
$2,200,000
0.1% of total
Alabama
4 properties
$19,925,023
0.9% of total
Tennessee
1 property
$2,979,865
0.1% of total
Mississippi
1 property
$2,881,349
0.1% of total
Louisiana
2 properties
$12,089,254
0.6% of total
Kansas
1 property
$12,880,000
0.6% of total
Texas
22 properties
$200,587,128
9.5% of total
Oklahoma
1 property
$1,047,942
<0.1% of total
Nebraska
2 properties
$30,722,828
1.5% of total
New Mexico
2 properties
$19,572,342
0.9% of total
Colorado
3 properties
$38,650,000
1.8% of total
Arizona
6 properties
$76,696,125
3.6% of total
Utah
3 properties
$39,338,055
1.9% of total
Southern California
31 properties
$173,774,991
8.3% of total
Northern California
18 properties
$92,486,886
4.4% of total
Nevada
4 properties
$11,698,114
0.6% of total
Oregon
2 properties
$8,091,034
0.4% of total
Hawaii
2 properties
$8,446,018
0.4% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

FedEx

One Dag Hammarskjold Plaza, New York, NY

One AT&T Center, St. Louis, MO

Fulbright Tower, Houston, TX

Scripps Center, Cincinnati, OH

Academy Sports HQ, Katy, TX

DOUBLETREE
CLUB SUITES

DoubleTree Hotel Jersey City, Jersey City, NJ

909 A Street, Tacoma, WA

Viad Corporate Center, Phoenix, AZ

Overlook II, Atlanta, GA

BARNES&NOBLE
BOOKSELLERS

The Shops at Sherman Plaza, Evanston, IL

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          In this prospectus supplement, the terms "depositor," "we," "our" and
"us" refer to Bear Stearns Commercial Mortgage Securities Inc.

          All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                                   ----------

          Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as SHOWN in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
          Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                       S-3

                                 UNITED KINGDOM

          Each underwriter has represented and agreed that:

          (a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent)
for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments
(as principal or agent) for the purposes of their businesses where the issue of the certificates would otherwise constitute a contravention of Section 19 of the
Financial Services and Markets Act 2000 ("FSMA");

          (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA)
received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the
Depositor; and

          (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

          The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services
and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   The Paying Agent, Certificate Registrar and Authenticating Agent ..    S-106

APPENDIX I - Mortgage Pool Information (Tables), Loan Group 1 (Tables)
   and Loan Group 2 (Tables) .........................................      I-1
APPENDIX II - Certain Characteristics of the Mortgage Loans ..........     II-1
APPENDIX III - Certain Characteristics of the Multifamily and
   Manufactured Housing Community Loans ..............................    III-1
APPENDIX IV - Significant Loan

SCHEDULE B - Rates Used in Determination of Class X Pass-Through
   Rates .............................................................      B-1

                                       S-5

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                                EXECUTIVE SUMMARY

          This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                                  APPROXIMATE        APPROXIMATE
                              INITIAL CERTIFICATE      INITIAL                             APPROXIMATE        WEIGHTED    PRINCIPAL
  APPROXIMATE                     BALANCE OR        PASS-THROUGH         RATINGS         PERCENT OF TOTAL     AVERAGE      WINDOW
CREDIT SUPPORT      CLASS       NOTIONAL AMOUNT         RATE         (FITCH/S&P/DBRS)      CERTIFICATES     LIFE (YRS.)   (MONTHS)
--------------   ----------   -------------------   ------------   -------------------   ----------------   -----------   ---------

    27.000%      CLASS A-1      $   75,000,000         5.145%          AAA/AAA/AAA             3.561%           3.39          1-57
    27.000%      CLASS A-2      $  177,000,000         5.330%          AAA/AAA/AAA             8.405%           4.81         57-59
    27.000%      CLASS A-3      $   65,400,000         5.432%          AAA/AAA/AAA             3.105%           6.80         78-90
    27.000%      CLASS A-AB     $   78,000,000         5.429%          AAA/AAA/AAA             3.704%           7.57        59-115
    27.000%      CLASS A-4      $  991,880,000         5.471%          AAA/AAA/AAA            47.098%           9.77       115-119
    27.000%      CLASS A-1A     $  150,102,000         5.446%          AAA/AAA/AAA             7.127%           8.73         1-119
    17.000%      CLASS A-M      $  210,601,000         5.513%          AAA/AAA/AAA            10.000%           9.90       119-119
     9.375%      CLASS A-J      $  160,583,000         5.566%          AAA/AAA/AAA             7.625%          10.03       119-129
   * 7.375%      CLASS B        $   42,120,000         5.601%            AA/AA/AA              2.000%          11.56       129-177
   * 6.500%      CLASS C        $   18,427,000         5.638%        AA-/AA-/AA(low)           0.875%          14.81       177-178
   * 5.125%      CLASS D        $   28,958,000         5.638%             A/A/A                1.375%          14.82       178-178
   * 4.375%      CLASS E        $   15,795,000         5.638%          A-/A-/A(low)            0.750%          14.82       178-178
   * 3.500%      CLASS F        $   18,427,000         5.638%      BBB+/BBB+/BBB(high)         0.875%          14.82       178-178
   * 2.625%      CLASS G        $   18,428,000         5.638%          BBB/BBB/BBB             0.875%          14.82       178-178
   * 1.750%      CLASS H        $   18,427,000         5.638%       BBB-/BBB-/BBB(low)         0.875%          14.82       178-178
   *    --       CLASS J-P      $   36,855,971         5.152%                 --                  --              --            --
   *    --       CLASS X-1      $2,106,003,971         0.036%          AAA/AAA/AAA                --              --            --
   *    --       CLASS X-2      $2,069,863,000         0.144%          AAA/AAA/AAA                --              --            --

o    The notional amount of the Class X-1 Certificates initially will be
     $2,106,003,971 and the notional amount of the Class X-2 Certificates initially will be $2,069,863,000. The Class X-1 Certificates and the Class
     X-2 Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3. Class A-AB, Class A-4
     and Class A-1A Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
     Certificates in the aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.
     Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o    The Class X-1 Certificates and the Class X-2 Certificates (together, the
     "Class X Certificates") and the Class B, Class C, Class D, Class E, Class
     F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
     and Class P Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates collectively as the
     "privately offered certificates."

o    For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 213 mortgage loans, representing approximately 92.9% of the initial outstanding pool balance.
     Loan group 2 will consist of 24 mortgage loans, representing approximately
     7.1% of the initial outstanding pool balance, and approximately 100% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

o    So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X
     Certificates, interest distributions on the Class A-1, Class A-2, Class
     A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-2,
     Class A-3, Class A-AB, Class A-4, Class A-1A or Class X Certificates,
     available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o    Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the
     Class A-M

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

     through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB,
     Class A-4 and Class A-1A Certificates, pro rata, without regard to loan group.

o    The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class
     A-AB Certificates will, at all times, be fixed at their initial rate of
     5.145%, 5.330%, 5.432% and 5.429%, respectively. The pass-through rates for the Class A-4, Class A-1A, Class A-M and Class A-J Certificates will, at all times, be a per annum rate equal to the lesser of 5.471%, 5.446%,
     5.513% and 5.566%, respectively, and the weighted average net mortgage rate.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated
     maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) 0% CPR. See the assumptions set forth under
     "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o    Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

[_]  Offered certificates.

[*]  Certificates not offered pursuant to this prospectus supplement.

--------------------------------------------------------------------------------

                                       S-7

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                 WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by us on the
                                 closing date. All payments to you will come
                                 only from the amounts received in connection
                                 with the assets of the trust. The trust's
                                 assets will primarily consist of 237 fixed rate
                                 mortgage loans secured by first mortgage liens
                                 on 247 commercial, manufactured housing
                                 community and multifamily properties.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2007-TOP26.

MORTGAGE POOL.................   The mortgage pool consists of 237 mortgage
                                 loans with an aggregate principal balance of
                                 all mortgage loans as of the cut-off date, of
                                 approximately $2,106,003,972, which may vary on
                                 the closing date by up to 5%. Each mortgage
                                 loan requires scheduled payments of principal
                                 and/or interest to be made monthly. For
                                 purposes of those mortgage loans that have a
                                 due date on a date other than the first of the
                                 month, we have assumed that those mortgage
                                 loans are due on the first of the month for
                                 purposes of determining their cut-off dates and
                                 cut-off date balances.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool ranged from
                                 approximately $548,850 to approximately
                                 $150,000,000 and the mortgage loans had an
                                 approximate average balance of $8,886,093.

                                 For purposes of calculating distributions on
                                 certain classes of certificates, the mortgage
                                 loans in the mortgage pool backing the offered
                                 certificates will be divided into a loan group
                                 1 and a loan group 2.

                                 Loan group 1 will consist of all of the
                                 mortgage loans other than twenty-two (22)
                                 mortgage loans that are secured by multifamily
                                 properties and two (2) mortgage loans that are
                                 secured by manufactured housing community
                                 properties. Loan group 1 will consist of two
                                 hundred thirteen (213) mortgage loans, with an
                                 initial outstanding loan group 1 balance of
                                 $1,955,901,313, which may vary up to 5%. Loan
                                 group 1 represents approximately 92.9% of the
                                 initial outstanding pool balance.

                                 Loan group 2 will consist of twenty-two (22) of
                                 the mortgage loans that are secured by
                                 multifamily properties and two (2) mortgage
                                 loans that are secured by manufactured housing
                                 community properties and have an initial
                                 outstanding loan group 2 balance of
                                 $150,102,659. Loan group 2 represents
                                 approximately 7.1% of the initial outstanding
                                 pool balance and approximately 100% of the
                                 principal balance of all the mortgage loans
                                 secured by multifamily and manufactured housing
                                 community.

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                                       S-8

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                                 As of the cut-off date, the balances of the
                                 mortgage loans in loan group 1 ranged from
                                 approximately $548,850 to approximately
                                 $150,000,000 and the mortgage loans in loan
                                 group 1 had an approximate average balance of
                                 $9,182,635. As of the cut-off date, the
                                 balances of the mortgage loans in loan group 2
                                 ranged from approximately $894,281 to
                                 approximately $24,000,000 and the mortgage
                                 loans in loan group 2 had an approximate
                                 average balance of $6,254,277.

                                 The transfers of the mortgage loans from the
                                 mortgage loan sellers to the depositor and from
                                 the depositor to the issuing entity in exchange
                                 for the certificates are illustrated below:

         --------------                     --------------
        |              |                   |              |
        |   MORTGAGE   |                   |   INVESTORS  |
        | LOAN SELLERS |                   |              |
        |              |                   |              |
         --------------                     --------------
             |   /|\                            |   /|\
             |    |                             |    |
MORTGAGE     |    |                             |    |
  LOANS      |    | CASH                  CASH  |    | CERTIFICATES
             |    |                             |    |
            \|/   |                            \|/   |
         --------------                     --------------
        |              | /    CASH         |              |
        |  DEPOSITOR   | ----------------- | UNDERWRITERS |
        |              | \               \ |              |
        |              | ----------------- |              |
         --------------                  /  --------------
             |   /|\       CERTIFICATES
             |    |
             |    |
MORTGAGE     |    | CERTIFICATES
  LOANS      |    |
            \|/   |
         --------------
        |              |
        |   ISSUING    |
        |    ENTITY    |
        |              |
         --------------

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                                       S-9

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                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Bear Stearns Commercial Mortgage Securities
                                 Trust 2007-TOP26, a New York common law trust,
                                 will issue the certificates. The trust will be
                                 formed pursuant to the pooling and servicing
                                 agreement among the depositor, the master
                                 servicer, the special servicer, the trustee and
                                 the paying agent. See "Transaction Parties--The
                                 Issuing Entity" in this prospectus supplement.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc., a Delaware corporation, is the depositor.
                                 As depositor, Bear Stearns Commercial Mortgage
                                 Securities Inc. will acquire the mortgage loans
                                 from the mortgage loan sellers and deposit them
                                 into the trust. Bear Stearns Commercial
                                 Mortgage Securities Inc. is an affiliate of
                                 Bear Stearns Commercial Mortgage, Inc., a
                                 sponsor of this transaction and a mortgage loan
                                 seller, and Bear, Stearns & Co. Inc., one of
                                 the underwriters. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICER...............   Wells Fargo Bank, National Association, a
                                 national banking association, will act as
                                 master servicer with respect to all of the
                                 mortgage loans in the trust. Wells Fargo will
                                 acquire the right to master service the
                                 mortgage loans that are sold to the trust by
                                 the other sponsors as a result of entering into
                                 servicing rights purchase agreements with such
                                 sponsors. See "Servicing of the Mortgage
                                 Loans--General" and "Transaction
                                 Parties--Master Servicer" in this prospectus
                                 supplement. The master servicer will be
                                 primarily responsible for servicing and
                                 administering, directly or through
                                 sub-servicers, mortgage loans (a) as to which
                                 there is no default or reasonably foreseeable
                                 default that would give rise to a transfer of
                                 servicing to the special servicer and (b) as to
                                 which any such default or reasonably
                                 foreseeable default has been corrected,
                                 including as part of a work-out. In addition,
                                 the master servicer will be primarily
                                 responsible for making principal and interest
                                 advances and servicing advances under the
                                 pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate for Wells Fargo Bank, National Association
                                 will range, on a loan-by-loan basis, from 0.01%
                                 per annum to 0.02% per annum. In addition, the
                                 master servicer will be entitled to retain
                                 certain borrower-paid fees and certain income
                                 from investment of certain accounts maintained
                                 as part of the trust fund, as additional
                                 servicing compensation.

PRIMARY SERVICERS.............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to those mortgage
                                 loans, representing 21.3% of the initial
                                 outstanding pool balance, sold to the trust by
                                 Principal Commercial Funding II, LLC. Principal
                                 Global Investors, LLC is the parent of
                                 Principal Commercial Funding, LLC, which owns a
                                 49% interest in Principal Commercial Funding
                                 II, LLC. In addition, Wells Fargo Bank,
                                 National Association will act as primary
                                 servicer with respect to those mortgage loans
                                 sold to the trust by Wells Fargo Bank, National

--------------------------------------------------------------------------------

                                      S-10

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                                 Association, Bear Stearns Commercial Mortgage,
                                 Inc. and Morgan Stanley Mortgage Capital Inc.
                                 See "Servicing of the Mortgage Loans--General"
                                 and "Transaction Parties--Primary Servicer" in
                                 this prospectus supplement. Each of Principal
                                 Global Investors, LLC and Wells Fargo Bank,
                                 National Association will be entitled to
                                 receive a primary servicing fee on each
                                 mortgage loan for which it is the primary
                                 servicer in an amount equal to the product of
                                 the applicable primary servicing fee rate and
                                 the scheduled principal balance of the
                                 applicable mortgage loan immediately before the
                                 related due date (prorated for the number of
                                 days during the calendar month for that
                                 mortgage loan for which interest actually
                                 accrues on that mortgage loan). The primary
                                 servicing fee is payable only from collections
                                 on the related mortgage loan. The primary
                                 servicing fee rate for Principal Global
                                 Investors, LLC is 0.01% per annum. The primary
                                 servicing fee rate (including any subservicing
                                 fees) for Wells Fargo Bank, National
                                 Association will range, on a loan-by-loan
                                 basis, from 0.01% per annum to 0.10% per annum.

SPECIAL SERVICER..............   Centerline Servicing Inc. (formerly known as
                                 ARCap Servicing, Inc.), a Delaware corporation,
                                 will act as special servicer with respect to
                                 all of the mortgage loans in the trust.
                                 Generally, the special servicer will service a
                                 mortgage loan upon the occurrence of certain
                                 events that cause that mortgage loan to become
                                 a "specially serviced mortgage loan." The
                                 special servicer's principal compensation for
                                 its special servicing activities will be the
                                 special servicing fee, the workout fee and the
                                 liquidation fee. See "Servicing of the Mortgage
                                 Loans--General" and "Transaction Parties--The
                                 Special Servicer" in this prospectus
                                 supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each specially serviced mortgage loan.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 (net of any expenses incurred by the special
                                 servicer on behalf of the trust in connection
                                 with the collection of the condemnation
                                 proceeds and insurance proceeds) including in
                                 connection with a repurchase of an A Note by
                                 the holder of the related B Note, unless
                                 otherwise provided in the related intercreditor
                                 agreement.

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan as to which
                                 three consecutive scheduled payments have been
                                 made, there is no other event causing it to
                                 constitute a specially serviced mortgage loan,
                                 and certain other conditions have been met),
                                 serviced companion mortgage loan or B Note,
                                 equal to 1.0% of the amount of each collection
                                 of interest (other than default interest and
                                 any excess interest) and principal received
                                 (including any condemnation proceeds received
                                 and applied as a collection of the interest and
                                 principal) on

--------------------------------------------------------------------------------

                                      S-11

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                                 such mortgage loan, serviced companion mortgage
                                 loan or B Note for so long as it remains a
                                 rehabilitated mortgage loan.

                                 In addition, the special servicer will be
                                 entitled to retain certain borrower paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust on behalf of the Series 2007-TOP26
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee" in this
                                 prospectus supplement. In addition, the trustee
                                 will be primarily responsible for back-up
                                 advancing if the master servicer fails to
                                 perform its advancing obligations. Following
                                 the transfer of the underlying mortgage loans
                                 into the trust, the trustee, on behalf of the
                                 trust, will become the holder of each mortgage
                                 loan transferred to the trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.00117% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each mortgage loan. A
                                 portion of the trustee fee is payable to the
                                 paying agent.

PAYING AGENT..................   Wells Fargo Bank, National Association will act
                                 as the paying agent, certificate registrar and
                                 authenticating agent for the certificates.
                                 Wells Fargo Bank, National Association is also
                                 the master servicer, a sponsor and a mortgage
                                 loan seller. The paying agent will also have,
                                 or be responsible for appointing an agent to
                                 perform, additional duties with respect to tax
                                 administration of the issuing entity. A portion
                                 of the trustee fee is payable to the paying
                                 agent. See "Transaction Parties--The Paying
                                 Agent, Certificate Registrar and Authenticating
                                 Agent" in this prospectus supplement.

OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates,
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates, may
                                 appoint a representative to act as operating
                                 adviser for the purposes described in this
                                 prospectus supplement; provided, that with
                                 respect to any A/B Mortgage Loan, a holder of
                                 the related B Note will, to the extent set
                                 forth in the related intercreditor agreement,
                                 instead be entitled to the rights and powers
                                 granted to the operating adviser under the
                                 pooling and servicing agreement to the extent
                                 such rights and powers relate to the related
                                 A/B Mortgage Loan (but only so long as the
                                 holder of the related B Note is the directing
                                 holder). The initial operating adviser will be
                                 Centerline REIT Inc. (formerly known as ARCap
                                 REIT, Inc.), an affiliate of the special
                                 servicer.

SPONSORS......................   Bear Stearns Commercial Mortgage, Inc., a New
                                 York corporation, Morgan Stanley Mortgage
                                 Capital Inc., a New York corporation, Wells
                                 Fargo Bank, National Association, a national
                                 banking association, and Principal Commercial
                                 Funding II, LLC, a Delaware corporation, are
                                 sponsors of this transaction. As sponsors, Bear
                                 Stearns Commercial Mortgage, Inc., Morgan
                                 Stanley Mortgage Capital Inc., Wells Fargo
                                 Bank, National Association, and Principal
                                 Commercial Funding II,

--------------------------------------------------------------------------------

                                      S-12

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                                 LLC have organized and initiated the
                                 transactions in which the certificates will be
                                 issued and will sell mortgage loans to the
                                 depositor. The depositor will transfer the
                                 mortgage loans to the trust, and the trust will
                                 then issue the certificates. Bear Stearns
                                 Commercial Mortgage, Inc. is an affiliate of
                                 the depositor and Bear, Stearns & Co. Inc., one
                                 of the underwriters. Morgan Stanley Mortgage
                                 Capital Inc. is an affiliate of Morgan Stanley
                                 & Co. Incorporated, one of the underwriters.
                                 Wells Fargo Bank, National Association is also
                                 the master servicer, paying agent, certificate
                                 registrar and authenticating agent with respect
                                 to the mortgage loans and the trust. Principal
                                 Global Investors, LLC, the primary servicer
                                 with respect to those mortgage loans sold to
                                 the trust by Principal Commercial Funding II,
                                 LLC, is the parent of Principal Commercial
                                 Funding, LLC, which owns a 49% interest in
                                 Principal Commercial Funding II, LLC. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

MORTGAGE LOAN SELLERS.........   Bear Stearns Commercial Mortgage, Inc., will
                                 sell us forty-two (42) mortgage loans (which
                                 includes 41 mortgage loans in loan group 1 and
                                 1 mortgage loan in loan group 2), representing
                                 37.9% of the initial outstanding pool balance
                                 (and representing 39.9% of the initial
                                 outstanding loan group 1 balance and 11.7% of
                                 the initial outstanding loan group 2 balance).

                                 Morgan Stanley Mortgage Capital Inc., will sell
                                 us fifty-five (55) mortgage loans (which
                                 includes 47 mortgage loans in loan group 1 and
                                 8 mortgage loans in loan group 2), representing
                                 21.9% of the initial outstanding pool balance
                                 (and representing 20.0% of the initial
                                 outstanding loan group 1 balance and 46.3% of
                                 the initial outstanding loan group 2 balance).

                                 Principal Commercial Funding II, LLC, will sell
                                 us fifty-two (52) mortgage loans (which
                                 includes 44 mortgage loans in loan group 1 and
                                 8 mortgage loans in loan group 2), representing
                                 21.3% of the initial outstanding pool balance
                                 (and representing 20.2% of the initial
                                 outstanding loan group 1 balance and 34.9% of
                                 the initial outstanding loan group 2 balance).

                                 Wells Fargo Bank, National Association, will
                                 sell us eighty-eight (88) mortgage loans (which
                                 includes 81 mortgage loans in loan group 1 and
                                 7 mortgage loans in loan group 2), representing
                                 19.0% of the initial outstanding pool balance
                                 (and representing 19.9% of the initial
                                 outstanding loan group 1 balance and 7.0% of
                                 the initial outstanding loan group 2 balance).

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated or acquired the mortgage loans as to
                                 which it is acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

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                                      S-13

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UNDERWRITERS..................   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated. Bear, Stearns & Co. Inc. is
                                 an affiliate of Bear Stearns Commercial
                                 Mortgage, Inc., one of the sponsors, and of the
                                 depositor. Morgan Stanley & Co. Incorporated is
                                 an affiliate of Morgan Stanley Mortgage Capital
                                 Inc., one of the sponsors.

CUT-OFF DATE..................   April 1, 2007. For purposes of the information
                                 contained in this prospectus supplement
                                 (including the appendices to this prospectus
                                 supplement), scheduled payments due in April
                                 2007 with respect to mortgage loans not having
                                 payment dates on the first day of each month
                                 have been deemed received on April 1, 2007, not
                                 the actual day on which such scheduled payments
                                 were due.

CLOSING DATE..................   On or about April 18, 2007.

DISTRIBUTION DATE.............   The 12th day of each month, or, if such 12th
                                 day is not a business day, the next succeeding
                                 business day, commencing in May 2007.

RECORD DATE...................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

EXPECTED FINAL DISTRIBUTION
   DATES......................   Class A-1    January 12, 2012
                                 Class A-2    March 12, 2012
                                 Class A-3    October 12, 2014
                                 Class A-AB   November 12, 2016
                                 Class A-4    March 12, 2017
                                 Class A-1A   March 12, 2017
                                 Class A-M    March 12, 2017
                                 Class A-J    January 12, 2018

                                 The Expected Final Distribution Date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates and
                                 according to the "Structuring Assumptions." Any
                                 mortgage loans with anticipated repayment dates
                                 are assumed to repay in full on those dates.
                                 The actual final distribution date for any
                                 class may be earlier or later (and could be
                                 substantially later) than the expected final
                                 distribution date.

RATED FINAL DISTRIBUTION
   DATE.......................   As to each class of certificates, the
                                 distribution date in January 2045, which is the
                                 first distribution date that follows, by at
                                 least 60 months, the maturity date for the
                                 mortgage loan having an anticipated repayment
                                 date that, as of the cut-off date, has the
                                 latest final maturity date.

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                                      S-14

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                              OFFERED CERTIFICATES

GENERAL.......................   We are offering the following eight (8) classes
                                 of our Series 2007-TOP26 Commercial Mortgage
                                 Pass-Through Certificates:

                                 o    Class A-1

                                 o    Class A-2

                                 o    Class A-3

                                 o    Class A-AB

                                 o    Class A-4

                                 o    Class A-1A

                                 o    Class A-M

                                 o    Class A-J

                                 The entire series will consist of a total of
                                 twenty-seven (27) classes, the following
                                 nineteen (19) of which are not being offered by
                                 this prospectus supplement and the accompanying
                                 prospectus: Class X-1, Class X-2, Class B,
                                 Class C, Class D, Class E, Class F, Class G,
                                 Class H, Class J, Class K, Class L, Class M,
                                 Class N, Class O, Class P, Class R-I, Class
                                 R-II and Class R-III.

CERTIFICATE BALANCE...........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 on the cover page of this prospectus
                                 supplement, and this balance may vary by up to
                                 5% on the closing date. Mortgage loans may be
                                 removed from or added to the mortgage pool
                                 prior to the closing date within this maximum
                                 permitted variance. Any reduction or increase
                                 in the number of mortgage loans within these
                                 parameters will result in consequential changes
                                 to the initial certificate balance of each
                                 class of offered certificates and to the other
                                 statistical data contained in this prospectus
                                 supplement. No changes in the statistical data
                                 will be made in the final prospectus supplement
                                 unless such changes are material.

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to the
                                 certificate balance of that class.

                                 The Class X-1 Certificates and the Class X-2
                                 Certificates, which are private certificates,
                                 will not have certificate balances; each such
                                 class of certificates will instead represent
                                 the right to receive distributions of interest
                                 accrued as described in this prospectus
                                 supplement on a notional amount. The notional
                                 amount of the Class X-1 Certificates will be
                                 equal to the aggregate of the certificate
                                 balances of the classes of certificates (other
                                 than the Class X-1, Class X-2, Class R-I, Class
                                 R-II and Class R-III Certificates) outstanding
                                 from time to time. Any information provided in
                                 this prospectus supplement regarding the
                                 characteristics of the Class X-1 Certificates
                                 and Class X-2 Certificates, which are not
                                 offered pursuant to this prospectus supplement,
                                 is provided only to enhance your understanding
                                 of the offered certificates.

                                 The notional amount of the Class X-2
                                 Certificates will equal:

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                                      S-15

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                                 o    during the period from the closing date
                                      through and including the distribution
                                      date occurring in April 2008, the sum of
                                      (a) the lesser of $65,735,000 and the
                                      certificate balance of the Class A-1
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $149,552,000 and
                                      the certificate balance of the Class A-1A
                                      Certificates outstanding from time to time
                                      and (c) the aggregate of the certificate
                                      balances of the Class A-2, Class A-3,
                                      Class A-AB, Class A-4, Class A-M, Class
                                      A-J, Class B, Class C, Class D, Class E,
                                      Class F, Class G, Class H, Class J, Class
                                      K and Class L Certificates outstanding
                                      from time to time;

                                 o    during the period following the
                                      distribution date occurring in April 2008
                                      through and including the distribution
                                      date occurring in April 2009, the sum of
                                      (a) the lesser of $165,278,000 and the
                                      certificate balance of the Class A-2
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $143,598,000 and
                                      the certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, (c) the aggregate of the certificate
                                      balances of the Class A-3, Class A-AB,
                                      Class A-4, Class A-M, Class A-J, Class B,
                                      Class C, Class D, Class E, Class F and
                                      Class G Certificates outstanding from time
                                      to time and (d) the lesser of $14,744,000
                                      and the certificate balance of the Class H
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in April 2009
                                      through and including the distribution
                                      date occurring in April 2010, the sum of
                                      (a) the lesser of $85,080,000 and the
                                      certificate balance of the Class A-2
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $137,488,000 and
                                      the certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, (c) the aggregate of the certificate
                                      balances of the Class A-3, Class A-AB,
                                      Class A-4, Class A-M, Class A-J, Class B,
                                      Class C, Class D and Class E Certificates
                                      outstanding from time to time and (d) the
                                      lesser of $10,082,000 and the certificate
                                      balance of the Class F Certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date occurring in April 2010
                                      through and including the distribution
                                      date occurring in April 2011, the sum of
                                      (a) the lesser of $3,497,000 and the
                                      certificate balance of the Class A-2
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $131,491,000 and
                                      the certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, (c) the aggregate of the certificate
                                      balances of the Class A-3, Class A-AB,
                                      Class A-4, Class A-M, Class A-J, Class B
                                      and Class C Certificates outstanding from
                                      time to time and (d) the lesser of
                                      $15,989,000 and the certificate balance of
                                      the Class D Certificates outstanding from
                                      time to time;

                                 o    during the period following the
                                      distribution date occurring in April 2011
                                      through and including the distribution
                                      date occurring in April 2012, the sum of
                                      (a) the lesser of $914,107,000 and the
                                      certificate balance of the Class A-4
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $107,425,000 and
                                      the certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, (c) the aggregate of the certificate
                                      balances of the Class A-M and Class A-

--------------------------------------------------------------------------------

                                      S-16

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                                      J Certificates outstanding from time to
                                      time and (d) the lesser of $40,660,000 and
                                      the certificate balance of the Class B
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in April 2012
                                      through and including the distribution
                                      date occurring in April 2013, the sum of
                                      (a) the lesser of $834,026,000 and the
                                      certificate balance of the Class A-4
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $102,821,000 and
                                      the certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, (c) the aggregate of the certificate
                                      balances of the Class A-M and Class A-J
                                      Certificates outstanding from time to time
                                      and (d) the lesser of $10,441,000 and the
                                      certificate balance of the Class B
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in April 2013
                                      through and including the distribution
                                      date occurring in April 2014, the sum of
                                      (a) the lesser of $758,203,000 and the
                                      certificate balance of the Class A-4
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $98,435,000 and
                                      the certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, (c) the aggregate of the certificate
                                      balances of the Class A-M Certificates
                                      outstanding from time to time and (d) the
                                      lesser of $143,051,000 and the certificate
                                      balance of the Class A-J Certificates
                                      outstanding from time to time; and

                                 o    following the distribution date occurring
                                      in April 2014, $0.

                                 Accordingly, the notional amount of the Class
                                 X-1 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of, any class of certificates (other than the
                                 Class X-1, Class X-2, Class R-I, Class R-II and
                                 Class R-III Certificates) outstanding from time
                                 to time. The notional amount of the Class X-2
                                 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of any component and any class of certificates
                                 included in the calculation of the notional
                                 amount for the Class X-2 Certificates on such
                                 distribution date, as described above. Holders
                                 of the Class X-2 Certificates will not be
                                 entitled to distributions of interest at any
                                 time following the distribution date occurring
                                 in April 2014.

PASS-THROUGH RATES............   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 approximate initial pass-through rates for each
                                 class of offered certificates are set forth on
                                 the cover page of this prospectus supplement.

                                 Interest on your certificates will be
                                 calculated on the basis of a 360-day year
                                 consisting of twelve 30-day months, also
                                 referred to in this prospectus supplement as a
                                 30/360 basis.

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                                      S-17

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                                 The pass-through rates for the Class A-1, Class
                                 A-2, Class A-3 and Class A-AB Certificates
                                 will, at all times, be fixed at their initial
                                 rate of 5.145%, 5.330%, 5.432% and 5.429%,
                                 respectively. The pass-through rates for the
                                 Class A-4, Class A-1A, Class A-M and Class A-J
                                 Certificates will, at all times, be a per annum
                                 rate equal to the lesser of 5.471%, 5.446%,
                                 5.513% and 5.566%, respectively, and the
                                 weighted average net mortgage rate.

                                 The weighted average net mortgage rate for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans minus a weighted average annual
                                 administrative cost rate, which includes the
                                 master servicing fee rate, any excess servicing
                                 fee rate, the primary servicing fee rate, and
                                 the trustee fee rate. The relevant weighting is
                                 based upon the respective principal balances of
                                 the mortgage loans as in effect immediately
                                 prior to the relevant distribution date. For
                                 purposes of calculating the weighted average
                                 net mortgage rate, the mortgage loan interest
                                 rates will not include any default interest
                                 rate. The mortgage loan interest rates will
                                 also be determined without regard to any loan
                                 term modifications agreed to by the special
                                 servicer or resulting from any borrower's
                                 bankruptcy or insolvency. In addition, for
                                 purposes of calculating the weighted average
                                 net mortgage rate, if a mortgage loan does not
                                 accrue interest on a 30/360 basis, its interest
                                 rate for any month will, in general, be deemed
                                 to be the rate per annum that, when calculated
                                 on a 30/360 basis, will produce the amount of
                                 interest that actually accrues on that mortgage
                                 loan in that month.

                                 The pass-through rate applicable to the Class
                                 X-2 Certificates for the initial distribution
                                 date will equal approximately 0.144% per annum.
                                 The pass-through rate applicable to the Class
                                 X-2 Certificates for each distribution date
                                 subsequent to the initial distribution date and
                                 on or before the distribution date in April
                                 2014 will equal the weighted average of the
                                 respective strip rates (the "Class X-2 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-2 Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of all or a designated
                                 portion of the certificate balance of a
                                 specified class of certificates with a
                                 principal balance. If all or a designated
                                 portion of the certificate balance of any class
                                 of certificates with a principal balance is
                                 identified under "--Certificate Balance" above
                                 as being part of the total notional amount of
                                 the Class X-2 Certificates immediately prior to
                                 any distribution date, then that certificate
                                 balance (or designated portion of it) will
                                 represent one or more separate components of
                                 the total notional amount of the Class X-2
                                 Certificates for purposes of calculating the
                                 accrual of interest for the related
                                 distribution date. For any distribution date
                                 occurring in or before April 2014, on any
                                 particular component of the total notional
                                 amount of the Class X-2 Certificates
                                 immediately prior to the related distribution
                                 date, the applicable Class X-2 Strip Rate will
                                 equal the excess, if any, of:

                                 o    the lesser of (a) the rate per annum
                                      corresponding to such distribution date as
                                      set forth on Schedule B attached to this

--------------------------------------------------------------------------------

                                      S-18

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                                      prospectus supplement and (b) the weighted
                                      average net mortgage rate for such
                                      distribution date, over

                                 o    the pass-through rate for such
                                      distribution date for the class of
                                      certificates with a principal balance
                                      whose certificate balance, or a designated
                                      portion of it, comprises such component.

                                 Under no circumstances will any Class X-2 Strip
                                 Rate be less than zero.

                                 The pass-through rate applicable to the Class
                                 X-1 Certificates for the initial distribution
                                 date will equal approximately 0.036% per annum.

                                 The pass-through rate applicable to the Class
                                 X-1 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective strip rates (the "Class X-1 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-1 Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of all or a designated
                                 portion of the certificate balance of one of
                                 the classes of the certificates with a
                                 principal balance. In general, the certificate
                                 balance of each class of certificates with a
                                 principal balance will constitute a separate
                                 component of the total notional amount of the
                                 Class X-1 Certificates; provided that, if a
                                 portion, but not all, of the certificate
                                 balance of any particular class of certificates
                                 with a principal balance is identified under
                                 "--Certificate Balance" above as being part of
                                 the total notional amount of the Class X-2
                                 Certificates immediately prior to any
                                 distribution date, then that identified portion
                                 of such certificate balance will also represent
                                 one or more separate components of the total
                                 notional amount of the Class X-1 Certificates
                                 for purposes of calculating the accrual of
                                 interest for the related distribution date, and
                                 the remaining portion of such certificate
                                 balance will represent one or more other
                                 separate components of the Class X-1
                                 Certificates for purposes of calculating the
                                 accrual of interest for the related
                                 distribution date. For any distribution date
                                 occurring in or before April 2014, on any
                                 particular component of the total notional
                                 amount of the Class X-1 Certificates
                                 immediately prior to the related distribution
                                 date, the applicable Class X-1 Strip Rate will
                                 be calculated as follows:

                                 o    if such particular component consists of
                                      the entire certificate balance (or a
                                      designated portion of that certificate
                                      balance) of any class of certificates with
                                      a principal balance, and if such entire
                                      certificate balance (or that designated
                                      portion) also constitutes a component of
                                      the total notional amount of the Class X-2
                                      Certificates immediately prior to the
                                      related distribution date, then the
                                      applicable Class X-1 Strip Rate will equal
                                      the excess, if any, of (a) the weighted
                                      average net mortgage rate for such
                                      distribution date, over (b) the greater of
                                      (i) the rate per annum corresponding to
                                      such distribution date as set forth on
                                      Schedule B attached to this prospectus
                                      supplement and (ii) the pass-through rate
                                      for such distribution date for such class
                                      of certificates with a principal balance;
                                      and

                                 o    if such particular component consists of
                                      the entire certificate balance (or a
                                      designated portion of that certificate
                                      balance) of any

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                                      S-19

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                                      class of certificates with a principal
                                      balance, and if such entire certificate
                                      balance (or that designated portion) does
                                      not also constitute a component of the
                                      total notional amount of the Class X-2
                                      Certificates immediately prior to the
                                      related distribution date, then the
                                      applicable Class X-1 Strip Rate will equal
                                      the excess, if any, of (a) the weighted
                                      average net mortgage rate for such
                                      distribution date, over (b) the
                                      pass-through rate for such distribution
                                      date for such class of certificates with a
                                      principal balance.

                                 For any distribution date occurring after April
                                 2014, the certificate balance of each class of
                                 certificates with a principal balance will
                                 constitute a separate component of the total
                                 notional amount of the Class X-1 Certificates,
                                 and the applicable Class X-1 Strip Rate with
                                 respect to each such component for each such
                                 distribution date will equal the excess, if
                                 any, of (a) the weighted average net mortgage
                                 rate for such distribution date, over (b) the
                                 pass-through rate for such distribution date
                                 for such class of certificates with a principal
                                 balance. Under no circumstances will any Class
                                 X-1 Strip Rate be less than zero.

                                 The Class B Certificates will, at all times,
                                 accrue interest at a per annum rate equal to
                                 the weighted average net mortgage rate less
                                 0.037%. The Class C, Class D, Class E, Class F,
                                 Class G and Class H Certificates will, at all
                                 times, accrue interest at a per annum rate
                                 equal to the weighted average net mortgage
                                 rate. The Class J, Class K, Class L, Class M,
                                 Class N, Class O and Class P Certificates will,
                                 at all times, accrue interest at a per annum
                                 rate equal to the lesser of 5.152% and the
                                 weighted average net mortgage rate.

DISTRIBUTIONS

      A. AMOUNT AND ORDER
            OF DISTRIBUTIONS..   On each distribution date, you will be entitled
                                 to receive interest and principal distributed
                                 from funds available for distribution from the
                                 mortgage loans. These distributions may be
                                 based on amounts relating to mortgage loans in
                                 loan group 1, mortgage loans in loan group 2 or
                                 a combination of these loan groups, as
                                 described further in this prospectus
                                 supplement. Funds available for distribution to
                                 the certificates will be net of excess
                                 interest, excess liquidation proceeds and
                                 specified trust expenses, including all
                                 servicing fees, trustee fees and related
                                 compensation. Distributions to you will be in
                                 an amount equal to your certificate's interest
                                 and principal entitlement, subject to:

                                 (i)  payment of the respective interest
                                      entitlement for any class of certificates
                                      bearing an earlier alphabetical
                                      designation (except in respect of the
                                      distribution of interest among the Class
                                      A-1, Class A-2, Class A-3, Class A-AB,
                                      Class A-4, Class A-1A, Class X-1 and Class
                                      X-2 Certificates, which will have the same
                                      senior priority and be distributed pro
                                      rata and except that distributions to the
                                      Class A-M Certificates will be paid after
                                      distributions to the foregoing classes and
                                      except that the Class A-J Certificates
                                      will be paid after distributions to the
                                      Class A-M Certificates), and

                                 (ii) if applicable, payment of the respective
                                      principal entitlement for the distribution
                                      date to the outstanding classes of
                                      certificates having an earlier
                                      alphabetical designation (and, in the case
                                      of the Class A-1/Class A-1A, Class A-2,
                                      Class A-3, Class A-AB and

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                                      S-20

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                                      Class A-4 Certificates, generally in that
                                      order and with respect to principal from
                                      the mortgage loans in loan group 1 or loan
                                      group 2, as applicable, as more fully
                                      described in this prospectus supplement)
                                      until the principal balance of each such
                                      class has been reduced to zero; provided,
                                      however, that the Class A-AB Certificates
                                      have certain priority with respect to
                                      reducing the principal balance of those
                                      certificates to their planned principal
                                      balance, as described in this prospectus
                                      supplement; and provided that the Class
                                      A-M Certificates receive distributions of
                                      principal only after distributions of
                                      principal are made to the Class A-1, Class
                                      A-2, Class A-3, Class A-AB, Class A-4,
                                      Class A-1A Certificates and that the Class
                                      A-J Certificates receive distributions of
                                      principal only after distributions are
                                      made to the Class A-M Certificates.

                                 Each certificateholder will receive its share
                                 of distributions on its class of certificates
                                 on a pro rata basis with all other holders of
                                 certificates of the same class. See
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

                                 Generally, the Class A-1, Class A-2, Class A-3,
                                 Class A-AB and Class A-4 Certificates will have
                                 priority with respect to payments received in
                                 respect of mortgage loans included in loan
                                 group 1. Generally, the Class A-1A Certificates
                                 will have priority with respect to payments
                                 received in respect of mortgage loans included
                                 in loan group 2.

      B. INTEREST AND
            PRINCIPAL
            ENTITLEMENTS......   A description of the interest entitlement
                                 payable to each class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than one
                                 full month's interest at the pass-through rate
                                 on your certificate's principal balance. In
                                 addition, the right of the master servicer, the
                                 special servicer and the trustee to
                                 reimbursement for payment of nonrecoverable
                                 advances, payment of compensation and
                                 reimbursement of certain costs and expenses
                                 will be prior to your right to receive
                                 distributions of principal or interest.

                                 The Class R-I, Class R-II, Class R-III and
                                 Class X Certificates will not be entitled to
                                 principal distributions. The amount of
                                 principal required to be distributed on the
                                 classes entitled to principal on a particular
                                 distribution date will, in general, be equal to
                                 the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, for example
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned"; and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period;

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                                      S-21

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                                 subject, however, to the adjustments described
                                 in this prospectus supplement. See the
                                 definition of "Principal Distribution Amount"
                                 in the "Glossary of Terms."

      C. PREPAYMENT
            PREMIUMS/YIELD
            MAINTENANCE
            CHARGES...........   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X Certificates, on the one hand
                                 and the classes of certificates entitled to
                                 principal, on the other hand, is described in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

SUBORDINATION

      A. GENERAL..............   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 excess liquidation proceeds and certain excess
                                 interest in connection with any mortgage loan
                                 having an anticipated repayment date) on any
                                 distribution date is depicted in descending
                                 order. The manner in which mortgage loan losses
                                 (including interest losses other than losses
                                 with respect to certain excess interest in
                                 connection with any mortgage loan having an
                                 anticipated repayment date) are allocated is
                                 depicted in ascending order.

                                        --------------------------------
                                        Class A-l, Class A-2, Class A-3,
                                         Class A-AB*, Class A-4, Class
                                             A-1A**, Class X-1***
                                               and Class X-2***
                                        --------------------------------
                                                        |
                                                        |
                                        --------------------------------
                                                   Class A-M
                                        --------------------------------
                                                        |
                                                        |
                                        --------------------------------
                                                   Class A-J
                                        --------------------------------
                                                        |
                                                        |
                                        --------------------------------
                                                  Classes B-P
                                        --------------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 *The Class A-AB Certificates have priority with
                                 respect to receiving distributions of principal
                                 from the portion of those amounts attributable
                                 to loan group 1 and, after the principal
                                 balance of the Class A-1A Certificates has been
                                 reduced to zero, the portion of those amounts
                                 attributable to loan group 2, in either case,
                                 to reduce the Certificate Balance of the Class
                                 A-AB Certificates to the Planned Principal
                                 Balance, as described in this prospectus
                                 supplement.

                                 **The Class A-1A Certificates generally have a
                                 priority entitlement to principal payments
                                 received in respect of mortgage loans included
                                 in

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                                      S-22

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                                 loan group 2. The Class A-1, Class A-2, Class
                                 A-3, Class A-AB and Class A-4 Certificates
                                 generally have a priority entitlement to
                                 principal payments received in respect of
                                 mortgage loans included in loan group 1. See
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

                                 ***Interest only certificates. No principal
                                 payments or realized loan losses in respect of
                                 principal will be allocated to the Class X-1 or
                                 Class X-2 Certificates. However, any mortgage
                                 loan losses will reduce the notional amount of
                                 the Class X-1 Certificates and mortgage loan
                                 losses allocated to any component and any class
                                 of certificates included in the calculation of
                                 the notional amount for the Class X-2
                                 Certificates will reduce the notional amount of
                                 the Class X-2 Certificates.

      B. SHORTFALLS IN
            AVAILABLE FUNDS...   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses. Among the
                                 causes of these shortfalls are the following:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by the master servicer or
                                      the trustee, to the extent not covered by
                                      default interest and late payment charges
                                      paid by the borrower; and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by the master servicer to
                                 offset those shortfalls) will be allocated to
                                 each class of certificates in accordance with
                                 their respective interest entitlements as
                                 described in this prospectus supplement.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

      A. GENERAL..............   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date. With respect to mortgage loans
                                 not having due dates on the first day of each
                                 month, scheduled payments due in April 2007
                                 have been deemed received on April 1, 2007.

                                 When information presented in this prospectus
                                 supplement with respect to mortgaged properties
                                 is expressed as a percentage of the initial
                                 pool balance, the percentages are based upon
                                 the cut-off date principal balances of the
                                 related mortgage loans or, with respect to an
                                 individual property securing a multi-property
                                 mortgage loan, the portions of those loan
                                 balances allocated to such properties. The
                                 allocated loan amount

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                                      S-23

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                                 for each mortgaged property securing a
                                 multi-property mortgage loan is set forth on
                                 Appendix II to this prospectus supplement.

   B.   PRINCIPAL BALANCES....   The trust's primary assets will be two hundred
                                 thirty-seven (237) mortgage loans (which
                                 include 213 mortgage loans in loan group 1 and
                                 24 mortgage loans in loan group 2) with an
                                 aggregate principal balance as of the cut-off
                                 date of approximately $2,106,003,972 (which
                                 includes $1,955,901,313 in loan group 1 and
                                 $150,102,659 in loan group 2). It is possible
                                 that the aggregate mortgage loan balance, the
                                 initial outstanding loan group 1 balance and
                                 the initial outstanding loan group 2 balance,
                                 will vary by up to 5% on the closing date. As
                                 of the cut-off date, the principal balance of
                                 the mortgage loans in the mortgage pool ranged
                                 from approximately $548,850 to approximately
                                 $150,000,000 (and the balances of the mortgage
                                 loans ranged from $548,850 to $150,000,000 in
                                 loan group 1 and from $894,281 to $24,000,000
                                 in loan group 2) and the mortgage loans had an
                                 approximate average balance of $8,886,093 (and
                                 an approximate average balance of $9,182,635 in
                                 loan group 1 and $6,254,277 in loan group 2).

   C.   FEE SIMPLE/LEASEHOLD..   Two hundred thirty-seven (237) mortgaged
                                 properties, securing mortgage loans
                                 representing 94.7% of the initial outstanding
                                 pool balance (which include two hundred
                                 fourteen (214) mortgaged properties in loan
                                 group 1, securing mortgage loans representing
                                 94.3% of the initial outstanding loan group 1
                                 balance, and twenty-three (23) mortgaged
                                 properties in loan group 2, securing mortgage
                                 loans representing 99.3% of the initial
                                 outstanding loan group 2 balance), are subject
                                 to a mortgage, deed of trust or similar
                                 security instrument that creates a first
                                 mortgage lien on a fee simple estate in those
                                 mortgaged properties.

                                 Six (6) mortgaged properties, securing mortgage
                                 loans representing 3.5% of the initial
                                 outstanding pool balance (which include five
                                 (5) mortgaged properties in loan group 1,
                                 securing mortgage loans representing 3.7% of
                                 the initial outstanding loan group 1 balance,
                                 and one (1) mortgaged property in loan group 2,
                                 securing a mortgage loan representing 0.7% of
                                 the initial outstanding loan group 2 balance),
                                 are subject to a mortgage, deed of trust or
                                 similar security instrument that creates a
                                 first mortgage lien on a fee interest in a
                                 portion of those mortgaged properties and a
                                 leasehold interest in the remaining portion of
                                 those mortgaged properties.

                                 Four (4) mortgaged properties, securing
                                 mortgage loans representing 1.9% of the initial
                                 outstanding pool balance (and representing 2.0%
                                 of the initial outstanding loan group 1
                                 balance), are subject to a mortgage, deed of
                                 trust or similar security instrument that
                                 creates a first mortgage lien on a leasehold
                                 interest in the mortgaged properties.

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                                      S-24

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   D.   PROPERTY TYPES........   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                                           Percentage of       Number of
                                                        Initial Outstanding    Mortgaged
                                 Property Type             Pool Balance       Properties
                                 --------------------   -------------------   ----------

                                 Office                         40.8%             42
                                 Retail                         23.6%             97
                                 Industrial                     11.6%             36
                                 Hospitality                     7.6%             15
                                 Multifamily                     6.9%             22
                                 Mixed Use                       5.5%             16
                                 Other                           2.4%              8
                                 Self Storage                    1.3%              9
                                 Manufactured Housing
                                 Community                       0.2%              2

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

   E.   PROPERTY LOCATION.....   The number of mortgaged properties, and the
                                 approximate percentage of the aggregate
                                 principal balance of the mortgage loans secured
                                 by mortgaged properties located in the five (5)
                                 geographic areas with the highest
                                 concentrations of mortgaged properties, are as
                                 described in the table below:

                                                   Percentage of
                                                       Initial      Number of
                                                    Outstanding     Mortgaged
                                 Geographic Area    Pool Balance   Properties
                                 ---------------   -------------   ----------
                                 New York              16.0%           24
                                 California            12.6%           49
                                    Southern            8.3%           31
                                    Northern            4.4%           18
                                 Texas                  9.5%           22
                                 New Jersey             7.0%           13
                                 Missouri               5.7%            3

                                 The remaining mortgaged properties are located
                                 throughout thirty-eight (38) other states. None
                                 of these property locations has a concentration
                                 of mortgaged properties that represents
                                 security for more than 3.9% of the initial
                                 outstanding pool balance, as of the cut-off
                                 date. Northern California includes areas with
                                 zip codes above 93600 and Southern California
                                 includes areas with zip codes of 93600 and
                                 below.

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                                      S-25

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                                 For information regarding the location of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

   F.   OTHER MORTGAGE LOAN
           FEATURES...........   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not thirty days or more past due,
                                      and no mortgage loan had been thirty days
                                      or more past due in the past year;

                                 o    Twenty (20) groups of mortgage loans were
                                      made to the same borrower or to borrowers
                                      that are affiliated with one another
                                      through partial or complete direct or
                                      indirect common ownership (which include
                                      eighteen (18) groups of mortgage loans in
                                      loan group 1, representing 40.0% of the
                                      initial loan group 1 balance and two (2)
                                      groups of mortgage loans in loan group 2,
                                      representing 7.8% of the initial loan
                                      group 2 balance). Of these twenty (20)
                                      groups, the three (3) largest groups
                                      represent 8.5%, 7.3% and 6.2%,
                                      respectively, of the initial outstanding
                                      pool balance. See Appendix II attached to
                                      this prospectus supplement. The related
                                      borrower concentrations of the three (3)
                                      largest groups in loan group 1 represent
                                      9.1%, 7.9% and 6.7%, respectively, of the
                                      initial outstanding loan group 1 balance;
                                      the two (2) groups in loan group 2
                                      represent 5.8% and 2.0%, respectively, of
                                      the initial outstanding loan group 2
                                      balance;

                                 o    Eighty-seven (87) mortgaged properties,
                                      securing mortgage loans representing 27.2%
                                      of the initial outstanding pool balance
                                      (and representing 29.3% of the initial
                                      outstanding loan group 1 balance) are each
                                      100% leased to a single tenant;

                                 o    All of the mortgage loans bear interest at
                                      fixed rates;

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less amortization of the principal
                                      balance during the term of these mortgage
                                      loans, resulting in a higher final payment
                                      on these mortgage loans; and

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of any mortgage
                                      loan having an anticipated repayment date
                                      after the applicable anticipated repayment
                                      date for the related mortgage loan).

   G.   BALLOON LOANS/ARD
           LOANS..............   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Two hundred thirty-three (233) mortgage
                                      loans, representing 99.6% of the initial
                                      outstanding pool balance, are "balloon
                                      loans" (which include two hundred ten
                                      (210) mortgage loans in loan group 1,
                                      representing 99.7% of the initial
                                      outstanding loan group 1 balance, and
                                      twenty-three (23) mortgage loans in loan
                                      group 2, representing 98.8% of the initial
                                      outstanding loan group 2

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                                      S-26

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                                      balance). For purposes of this prospectus
                                      supplement, we consider a mortgage loan to
                                      be a "balloon loan" if its principal
                                      balance is not scheduled to be fully or
                                      substantially amortized by the loan's
                                      stated maturity date or anticipated
                                      repayment date, as applicable. Thirty-nine
                                      (39) of these mortgage loans, representing
                                      30.7% of the initial outstanding pool
                                      balance (and representing 33.0% of the
                                      initial outstanding loan group 1 balance),
                                      are mortgage loans that have an
                                      anticipated repayment date that provide
                                      for an increase in the mortgage rate
                                      and/or principal amortization at a
                                      specified date prior to stated maturity.
                                      These mortgage loans are structured to
                                      encourage the borrower to repay the
                                      mortgage loan in full by the specified
                                      date (which is prior to the mortgage
                                      loan's stated maturity date) upon which
                                      these increases occur; and

                                 o    The remaining four (4) mortgage loans,
                                      representing 0.4% of the initial
                                      outstanding pool balance (which include
                                      three (3) mortgage loans in loan group 1,
                                      representing 0.3% of the initial
                                      outstanding loan group 1 balance, and one
                                      (1) mortgage loan in loan group 2,
                                      representing 1.2% of the initial
                                      outstanding loan group 2 balance), are
                                      fully amortizing and are expected to have
                                      less than 5% of the original principal
                                      balance outstanding as of their related
                                      stated maturity dates.

   H.   INTEREST ONLY LOANS...   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Sixty (60) mortgage loans, representing
                                      53.7% of the initial outstanding pool
                                      balance (which include fifty-six (56)
                                      mortgage loans in loan group 1,
                                      representing 55.4% of the initial
                                      outstanding loan group 1 balance, and four
                                      (4) mortgage loans in loan group 2,
                                      representing 31.8% of the initial
                                      outstanding loan group 2 balance),
                                      currently provide for monthly payments of
                                      interest only for their entire respective
                                      terms; and

                                 o    Fifty-seven (57) mortgage loans,
                                      representing 19.9% of the initial
                                      outstanding pool balance (which include
                                      fifty-one (51) mortgage loans in loan
                                      group 1, representing 18.4% of the initial
                                      outstanding loan group 1 balance, and six
                                      (6) mortgage loans in loan group 2,
                                      representing 39.7% of the initial
                                      outstanding loan group 2 balance),
                                      currently provide for monthly payments of
                                      interest only for a portion of their
                                      respective terms and then provide for the
                                      monthly payment of principal and interest
                                      over their respective remaining terms.

   I.   PREPAYMENT/DEFEASANCE
           PROVISIONS.........   As of the cut-off date, all of the mortgage
                                 loans restricted voluntary principal
                                 prepayments as follows:

                                 o    One hundred thirty-five (135) mortgage
                                      loans, representing 54.3% of the initial
                                      outstanding pool balance (which include
                                      one hundred twenty (120) mortgage loans in
                                      loan group 1, representing 54.2% of the
                                      initial outstanding loan group 1 balance,
                                      and fifteen (15) mortgage loans in loan
                                      group 2, representing 56.0% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      for a period ending on a date determined
                                      by the related mortgage note (which may be
                                      the maturity date), which period is
                                      referred to in this prospectus supplement
                                      as a lock-out period, but permit the
                                      related borrower, after an initial period
                                      of at

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                                      S-27

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                                      least two years following the date of
                                      issuance of the certificates, to defease
                                      the mortgage loan by pledging "government
                                      securities" as defined in the Investment
                                      Company Act of 1940 that provide for
                                      payment on or prior to each due date
                                      through and including the maturity date
                                      (or such earlier due date on which the
                                      mortgage loan first becomes freely
                                      prepayable) of amounts at least equal to
                                      the amounts that would have been payable
                                      on those dates under the terms of the
                                      mortgage loans and obtaining the release
                                      of the mortgaged property from the lien of
                                      the mortgage;

                                 o    Forty-four (44) mortgage loans,
                                      representing 20.9% of the initial
                                      outstanding pool balance (which include
                                      forty (40) mortgage loans in loan group 1,
                                      representing 20.6% of the initial
                                      outstanding loan group 1 balance, and four
                                      (4) mortgage loans in loan group 2,
                                      representing 24.9% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provide for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid, and also
                                      permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of the issuance of the
                                      certificates, to defease the mortgage loan
                                      by pledging "government securities" as
                                      defined above;

                                 o    Forty-six (46) mortgage loans,
                                      representing 19.8% of the initial
                                      outstanding pool balance (which include
                                      forty-one (41) mortgage loans in loan
                                      group 1, representing 19.9% of the initial
                                      outstanding loan group 1 balance, and five
                                      (5) mortgage loans in loan group 2,
                                      representing 19.1% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provide for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid;

                                 o    Five (5) mortgage loans, representing 2.7%
                                      of the initial outstanding pool balance
                                      (and representing 2.9% of the initial
                                      outstanding loan group 1 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period permit the prepayment
                                      of the related mortgage loan without the
                                      payment of any prepayment premium;

                                 o    Two (2) mortgage loans, representing 1.1%
                                      of the initial outstanding pool balance
                                      (and representing 1.2% of the initial
                                      outstanding loan group 1 balance), have no
                                      lock-out period and permit voluntary
                                      principal prepayments for the first 28
                                      payment periods if accompanied by a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid, and following
                                      such payment periods provide for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid, and also
                                      permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of the issuance of the
                                      certificates, to defease the mortgage loan
                                      by pledging "government securities" as
                                      defined above;

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                                      S-28

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                                 o    One (1) mortgage loan, representing 0.7%
                                      of the initial outstanding pool balance
                                      (and representing 0.8% of the initial
                                      outstanding loan group 1 balance), has no
                                      lock-out period and permits voluntary
                                      principal prepayments if accompanied by a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      (i) 3.0% of the amount prepaid with
                                      respect to a prepayment made prior to
                                      March 1, 2009 or (ii) 1.0% of the amount
                                      prepaid with respect to a prepayment made
                                      on or after March 1, 2009;

                                 o    Two (2) mortgage loans, representing 0.3%
                                      of the initial outstanding pool balance
                                      (and representing 0.3% of the initial
                                      outstanding loan group 1 balance), have no
                                      lock-out period and permit voluntary
                                      principal prepayments if accompanied by a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid;

                                 o    One (1) mortgage loan, representing 0.1%
                                      of the initial outstanding pool balance
                                      (and representing 0.2% of the initial
                                      outstanding loan group 1 balance),
                                      prohibits voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provides for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      0.5% of the amount prepaid; and

                                 o    One (1) mortgage loan, representing 0.1%
                                      of the initial outstanding pool balance
                                      (and representing 0.1% of the initial
                                      outstanding loan group 1 balance), has no
                                      lock-out period and permits the related
                                      borrower to prepay all or a portion of the
                                      mortgage loan subject to the prepayment
                                      premium calculated on the basis of 3.0% of
                                      the amount prepaid with respect to any
                                      prepayment made on or prior to January 1,
                                      2008; 2.0% of the amount prepaid with
                                      respect to any prepayment made thereafter
                                      through January 1, 2009; and 1.0% of the
                                      amount prepaid with respect to any
                                      prepayment made thereafter.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II attached to this prospectus
                                 supplement for more details about the various
                                 yield maintenance formulas.

                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    One (1) mortgage loan, representing 3.2%
                                      of the initial outstanding pool balance
                                      (and representing 3.5% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple parcels and permits
                                      the release of up to two (2) of the
                                      parcels from the lien of the related
                                      mortgage subject to the satisfaction of
                                      certain conditions including,

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                                      S-29

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                                      but not limited to, (i) the payment of
                                      $379,500 with respect to the parcel
                                      identified as Tract 3 and $796,950 with
                                      respect to the parcel identified as Tract
                                      4 plus a prepayment premium equal to the
                                      greater of a yield maintenance formula and
                                      3.0% of the amount prepaid, (ii) the
                                      aggregate debt service coverage ratio with
                                      respect to the remaining parcels following
                                      the release being equal to or greater than
                                      the greater of (a) 1.62x and (b) the
                                      aggregate debt service coverage ratio
                                      immediately prior to the release, (iii)
                                      the loan-to-value ratio of the remaining
                                      parcels following the release being equal
                                      to or less than the lesser of (a) 66% and
                                      (b) the loan-to-value ratio immediately
                                      prior to the release and (iv) borrower
                                      having provided to lender written notice
                                      of the release no later than (a) September
                                      29, 2011 with respect to the parcel
                                      identified as Tract 3 and (b) April 10,
                                      2008 with respect to the parcel identified
                                      as Tract 4;

                                 o    Two (2) mortgage loans, representing 1.3%
                                      of the initial outstanding pool balance
                                      (and representing 1.4% of the initial
                                      outstanding loan group 1 balance) are
                                      cross-collateralized with each other and
                                      permit the release of either mortgaged
                                      property from the lien of the
                                      cross-collateralized loan after the
                                      applicable lock-out period subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to, (i) payment
                                      of the entire outstanding principal
                                      balance of the related mortgage loan plus
                                      a prepayment premium equal to the greater
                                      of 1% and a yield maintenance formula,
                                      (ii) the remaining mortgaged property
                                      following such release having a
                                      loan-to-value ratio no greater than 70%
                                      and (iii) the debt service coverage ratio
                                      of the remaining mortgaged property
                                      following such release being no less than
                                      1.50x with respect to one mortgaged
                                      property and 1.65x with respect to the
                                      other mortgaged property;

                                 o    One (1) mortgage loan, representing 0.9%
                                      of the initial outstanding pool balance
                                      (and representing 0.9% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple parcels and permits
                                      the release of one (1) of those parcels
                                      from the lien of the mortgage following
                                      the related lock-out period subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to, (i) payment
                                      of release price and accompanying
                                      prepayment premium equal to lesser of (a)
                                      minimum amount necessary to satisfy
                                      loan-to-value and net cash flow release
                                      criteria or (b) $1,000,000; (ii) trailing
                                      12 month net cash flow for the remaining
                                      property must be at least $1,361,600; and
                                      (iii) the remaining property's
                                      loan-to-value ratio (after payment of
                                      release fee) is not greater than 75%;

                                 o    Two (2) mortgage loans, representing 0.9%
                                      of the initial outstanding pool balance
                                      (and representing 0.9% of the initial
                                      outstanding loan group 1 balance) are
                                      cross-collateralized with each other and
                                      permit the release of either mortgaged
                                      property from the lien of the
                                      cross-collateralized loan after the
                                      applicable lock-out period subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to, (i) (a)
                                      payment of the entire outstanding
                                      principal balance of the related mortgage
                                      loan plus applicable prepayment charges;
                                      (b) the loan-to-value ratio of the
                                      remaining mortgaged property being not
                                      greater than 80%; and (c) the debt service
                                      coverage ratio of the remaining mortgaged

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                                      S-30

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                                      property not being less than 0.97x based
                                      on a 10% loan constant; or (ii) (a)
                                      payment of the entire outstanding
                                      principal balance of the related mortgage
                                      loan plus applicable prepayment charges;
                                      (b) payment of 25% of original principal
                                      balance of the other mortgage loan as
                                      principal reduction, together with
                                      applicable prepayment charges; (c) the
                                      loan-to-value ratio of the remaining
                                      mortgaged property following such payment
                                      not being greater than 60%; and (d) the
                                      debt service coverage ratio of the
                                      remaining mortgaged property following
                                      such payment not being less than 1.29x
                                      with respect to one of the mortgaged
                                      properties and 1.30x with respect to the
                                      release of the other mortgage property,
                                      based on a 10% mortgage constant;

                                 o    One (1) mortgage loan, representing 0.5%
                                      of the initial outstanding pool balance
                                      (and representing 0.6% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple parcels and permits
                                      the release of two (2) of the parcels from
                                      the lien of the related mortgage following
                                      the related lock-out period subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to, with
                                      respect to one parcel, the payment of a
                                      release price equal to the greater of
                                      $350,000 and 85% of the related net sales
                                      proceeds from the sale of such parcel and
                                      with respect to the other parcel the
                                      payment of a release price equal to the
                                      greater of $50,000 and 85% of the related
                                      net sales proceeds from the sale of such
                                      parcel plus, in each case, a prepayment
                                      premium;

                                 o    One (1) mortgage loan, representing 0.5%
                                      of the initial outstanding pool balance
                                      (and representing 0.5% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple parcels and permits
                                      the release of a parcel from the lien of
                                      the mortgage at any time subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to, a
                                      prepayment of an amount equal to 110% of
                                      the allocated loan amount of the property
                                      being released, plus a prepayment premium,
                                      if, in each case, the debt service
                                      coverage ratio with respect to the
                                      remaining parcels following the release is
                                      at least 1.20x;

                                 o    One (1) mortgage loan, representing 0.4%
                                      of the initial outstanding pool balance
                                      (and representing 0.4% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of a portion of
                                      only one of the mortgaged properties at
                                      any time subject to the satisfaction of
                                      certain conditions including, but not
                                      limited to, a prepayment of an amount
                                      equal to 125% of the allocated loan amount
                                      of the property being released, plus a
                                      prepayment premium, if, in each case, the
                                      debt service coverage ratio with respect
                                      to the remaining mortgaged property
                                      following the release is at least 1.20x;

                                 o    One (1) mortgage loan, representing 0.3%
                                      of the initial outstanding pool balance
                                      (and representing 0.3% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of one or more of
                                      the related mortgaged properties from the
                                      lien of the related mortgage loan after
                                      the applicable lock-out period if certain
                                      conditions are satisfied, including, but
                                      not limited to, (i) the partial defeasance
                                      of the mortgage loan in an amount equal to
                                      115% of the allocated loan amount of the
                                      mortgaged property being released, (ii)
                                      the

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                                      S-31

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                                      aggregate debt service coverage ratio with
                                      respect to the remaining mortgaged
                                      properties following the release being
                                      equal to or greater than the greater of
                                      (a) 1.86x (assuming a debt service
                                      constant of 5.77%) and (b) the aggregate
                                      debt service coverage ratio existing
                                      immediately prior to the release, (iii)
                                      the loan-to-value ratio of the remaining
                                      mortgaged properties following the release
                                      being not greater than 55%, and (iv) the
                                      mortgaged property located in Livingston,
                                      Texas must be the first mortgaged property
                                      released;

                                 o    Two (2) mortgage loans, representing 0.5%
                                      of the initial outstanding pool balance
                                      (and representing 0.5% of the initial
                                      outstanding loan group 1 balance), are
                                      each secured by multiple parcels and
                                      permit the release of one of the parcels
                                      from the lien of the related mortgage at
                                      any time subject to the satisfaction of
                                      certain conditions including, but not
                                      limited to, (i) the payment of an amount
                                      equal to 105% and 110%, respectively, of
                                      the allocated mortgage loan amount of the
                                      parcel being released plus a prepayment
                                      premium, (ii) the loan-to-value of
                                      remaining portion of the mortgaged
                                      property following the release being not
                                      greater than 65% and 80%, respectively,
                                      and (iii) the debt service coverage ratio
                                      with respect to the remaining portion of
                                      the mortgaged property following the
                                      release being not less than 1.30x and
                                      1.25x, respectively; and

                                 o    One (1) mortgage loan, representing 0.2%
                                      of the initial outstanding pool balance
                                      (and representing 0.2% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of either of the
                                      mortgaged properties after the applicable
                                      lock-out period subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to, the partial
                                      defeasance of the mortgage loan in an
                                      amount equal to 120% of the allocated loan
                                      amount of the mortgaged property being
                                      released, and, with respect to the
                                      remaining mortgaged properties, (i) the
                                      debt service coverage ratio (assuming a
                                      debt service constant of 10%) following
                                      the release being not less than the
                                      greater of (a) 1.52x and (b) the debt
                                      service coverage ratio immediately prior
                                      to the release, and (ii) the loan-to-value
                                      ratio being not greater than the lesser of
                                      (a) 63.51% and (b) the loan-to-value ratio
                                      immediately prior to the release.

                                 See Appendix II attached to this prospectus
                                 supplement for specific yield maintenance
                                 provisions with respect to the prepayment and
                                 defeasance provisions set forth above.

                                 Notwithstanding the above, the mortgage loans
                                 generally provide that the related borrower may
                                 prepay the mortgage loan without prepayment
                                 premium or defeasance requirements commencing
                                 one (1) to fourteen (14) payment dates prior to
                                 and including the maturity date or the
                                 anticipated repayment date.

                                 In addition, certain mortgage loans provide for
                                 the release, without prepayment or defeasance,
                                 of outparcels or other portions of the related
                                 mortgaged property that were given no value or
                                 minimal value in the underwriting process,
                                 subject to the satisfaction of certain
                                 conditions.

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                                      S-32

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                                   In addition, certain of the mortgage loans
                                   may permit the related borrower to substitute
                                   collateral under certain circumstances.

                                   See the footnotes to Appendix II attached to
                                   this prospectus supplement for more details
                                   concerning certain of the foregoing
                                   provisions including the method of
                                   calculation of any prepayment premium or
                                   yield maintenance charge, which will vary for
                                   any mortgage loan.

   J. MORTGAGE LOAN RANGES
         AND WEIGHTED AVERAGES..   As of the cut-off date, the mortgage loans
                                   had the following additional characteristics:

      i.   MORTGAGE INTEREST
           RATES                   Mortgage interest rates ranging from 4.980%
                                   per annum to 6.640% per annum (and ranging
                                   from 4.980% per annum to 6.640% per annum for
                                   loan group 1 and from 5.300% per annum to
                                   6.320% per annum for loan group 2), and a
                                   weighted average mortgage interest rate of
                                   5.672% per annum (and 5.675% per annum for
                                   loan group 1 and 5.629% per annum for loan
                                   group 2);

      ii.  ORIGINAL TERMS          Original terms to scheduled maturity ranging
                                   from sixty (60) months to two hundred forty
                                   (240) months (and ranging from sixty (60)
                                   months to two hundred forty (240) months for
                                   loan group 1 and from sixty (60) months to
                                   one hundred eighty (180) months for loan
                                   group 2), and a weighted average original
                                   term to scheduled maturity of one hundred
                                   eighteen (118) months (and weighted average
                                   remaining term to scheduled maturity of one
                                   hundred nineteen (119) months for loan group
                                   1 and one hundred eleven (111) months for
                                   loan group 2);

      iii. REMAINING TERMS         Remaining terms to scheduled maturity ranging
                                   from fifty-six (56) months to two hundred
                                   thirty-nine (239) months (and ranging from
                                   fifty-six (56) months to two hundred
                                   thirty-nine (239) months for loan group 1 and
                                   from fifty-eight (58) months to one hundred
                                   seventy-nine (179) months for loan group 2),
                                   and a weighted average remaining term to
                                   scheduled maturity of one hundred fifteen
                                   (115) months (and weighted average remaining
                                   term to scheduled maturity of one hundred
                                   sixteen (116) months for loan group 1 and one
                                   hundred nine (109) months for loan group 2);

      iv.  REMAINING
           AMORTIZATION TERMS      Remaining amortization terms (excluding loans
                                   which provide for interest only payments for
                                   the entire loan term) ranging from one
                                   hundred forty-three (143) months to three
                                   hundred sixty (360) months (and ranging from
                                   one hundred forty-three (143) months to three
                                   hundred sixty (360) months for loan group 1
                                   and from one hundred seventy-nine (179)
                                   months to three hundred sixty (360) months
                                   for loan group 2), and a weighted average
                                   remaining amortization term of three hundred
                                   forty-seven (347) months (and three hundred
                                   forty-six (346) months for loan group 1 and
                                   three hundred fifty-five (355) months for
                                   loan group 2);

      v.   LOAN-TO-VALUE RATIOS    Loan-to-value ratios, calculated as described
                                   in this prospectus supplement, range from
                                   7.7% to 80.0% (and range from 23.2% to 80.0%
                                   for loan group 1 and from 7.7% to 80.0% for
                                   loan group 2), and a weighted average
                                   loan-to-value ratio, calculated as described
                                   in this prospectus supplement, of 59.6% (and
                                   59.5% for loan group 1 and 59.9% for loan
                                   group 2);

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                                   For each of the mortgage loans, the
                                   loan-to-value ratio was calculated according
                                   to the methodology set forth in this
                                   prospectus supplement based on the estimate
                                   of value from a third-party appraisal, which
                                   was generally conducted between December 27,
                                   2005 and April 1, 2007;

                                   For detailed methodologies, see "Description
                                   of the Mortgage Pool--Assessments of Property
                                   Value and Condition--Appraisals" in this
                                   prospectus supplement;

      vi.  DEBT SERVICE
           COVERAGE RATIOS         Debt service coverage ratios, determined
                                   according to the methodology presented in
                                   this prospectus supplement, ranging from
                                   1.12x to 10.05x (and ranging from 1.12x to
                                   3.00x for loan group 1 and from 1.20x to
                                   10.05x for loan group 2), and a weighted
                                   average debt service coverage ratio,
                                   calculated as described in this prospectus
                                   supplement, of 1.82x (and 1.79x for loan
                                   group 1 and 2.17x for loan group 2). These
                                   calculations are based on underwritable cash
                                   flow and actual debt service of the related
                                   mortgage loans as described in this
                                   prospectus supplement; and

                                   With respect to three (3) mortgage loans
                                   (Mortgage Loan Nos. 72, 111, 152),
                                   representing 0.8% of the initial outstanding
                                   pool balance, the mortgage loans are secured
                                   by residential cooperative properties that
                                   have debt service coverage ratios of 4.22x,
                                   9.88x and 10.05x, respectively. Excluding
                                   these mortgage loans, the pool of mortgage
                                   loans has a weighted average debt service
                                   coverage ratio of 1.78x;

      vii. DEBT SERVICE COVERAGE
           RATIOS POST IO PERIOD   Debt Service Coverage Ratio Post IO Period,
                                   determined according to the methodology
                                   presented in this prospectus supplement,
                                   ranging from 1.12x to 10.05x (and ranging
                                   from 1.12x to 3.00x for loan group 1 and from
                                   1.15x to 10.05x for loan group 2), and a
                                   weighted average Debt Service Coverage Ratio
                                   Post IO Period, calculated as described in
                                   this prospectus supplement, of 1.77x (and
                                   1.74x for loan group 1 and 2.07x for loan
                                   group 2). Excluding Mortgage Loan Nos. 72,
                                   111, 152, which are secured by residential
                                   cooperative properties, and have Debt Service
                                   Coverage Ratios Post IO Period of 4.22x,
                                   9.88x and 10.05x, respectively, the pool of
                                   mortgage loans has a weighted average Debt
                                   Service Coverage Ratio Post IO Period of
                                   1.73x;

                                   "Debt Service Coverage Ratio Post IO Period"
                                   or "DSCR Post IO Period" means, with respect
                                   to the related mortgage loan that has an
                                   interest-only period that has not expired as
                                   of the cut-off date but will expire prior to
                                   maturity, a debt service coverage ratio
                                   calculated in the same manner as debt service
                                   coverage ratios except that the amount of the
                                   monthly debt service payment considered in
                                   the calculation is the amount of the monthly
                                   debt service payment that is due in the first
                                   month following the expiration of the
                                   applicable interest-only period. See
                                   "Description of the Mortgage Pool--Additional
                                   Mortgage Loan Information" in this prospectus
                                   supplement.

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                                      S-34

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ADVANCES

   A. PRINCIPAL AND
         INTEREST ADVANCES......   Subject to a recoverability determination
                                   described in this prospectus supplement, the
                                   master servicer (and the trustee, if
                                   applicable) will be required to advance
                                   delinquent monthly mortgage loan payments for
                                   the mortgage loans that are part of the
                                   trust. The master servicer and the trustee
                                   will not be required to advance any
                                   additional interest accrued as a result of
                                   the imposition of any default rate or any
                                   rate increase after an anticipated repayment
                                   date. The master servicer and the trustee
                                   also are not required to advance prepayment
                                   or yield maintenance premiums, excess
                                   interest or balloon payments. With respect to
                                   any balloon payment, the master servicer (and
                                   the trustee, if applicable) will instead be
                                   required to advance an amount equal to the
                                   scheduled payment that would have been due if
                                   the related balloon payment had not become
                                   due. If a principal and interest advance is
                                   made, the master servicer will defer rather
                                   than advance its master servicing fee, the
                                   excess servicing fee and the primary
                                   servicing fee, but will advance the trustee
                                   fee.

                                   For an REO Property, subject to a
                                   recoverability determination described in
                                   this prospectus supplement, the advance will
                                   equal the scheduled payment that would have
                                   been due if the predecessor mortgage loan had
                                   remained outstanding and continued to
                                   amortize in accordance with its amortization
                                   schedule in effect immediately before the REO
                                   Property was acquired.

   B. SERVICING ADVANCES........   Subject to a recoverability determination
                                   described in this prospectus supplement, the
                                   master servicer, the special servicer and the
                                   trustee may also make servicing advances to
                                   pay delinquent real estate taxes, insurance
                                   premiums and similar expenses necessary to
                                   maintain and protect the mortgaged property,
                                   to maintain the lien on the mortgaged
                                   property or to enforce the mortgage loan
                                   documents, and subject to a substantially
                                   similar recoverability determination set
                                   forth in the related non-serviced mortgage
                                   loan pooling and servicing agreement, if any,
                                   each of such parties under that agreement
                                   will be required to make servicing advances
                                   of such type with respect to any non-serviced
                                   mortgage loans.

   C. INTEREST ON ADVANCES......   All advances made by the master servicer, the
                                   special servicer or the trustee will accrue
                                   interest at a rate equal to the "prime rate"
                                   as reported in The Wall Street Journal.

   D. BACK-UP ADVANCES..........   Pursuant to the requirements of the pooling
                                   and servicing agreement, if the master
                                   servicer fails to make a required advance,
                                   the trustee will be required to make the
                                   advance, subject to the same limitations, and
                                   with the same rights of the master servicer.

   E. RECOVERABILITY............   None of the master servicer, the special
                                   servicer or the trustee will be required to
                                   make any advance if the master servicer, the
                                   special servicer (or another master servicer,
                                   special servicer, trustee or any fiscal agent
                                   with respect to a non-serviced pari passu
                                   companion mortgage loan) or the trustee, as
                                   the case may be, reasonably determines that
                                   the advance would not be recoverable in
                                   accordance with the servicing standard (in
                                   the case of the master servicer or special
                                   servicer) or in accordance with its business
                                   judgment (in the case of the trustee). The
                                   trustee may rely on any such determination
                                   made by the master servicer or the special
                                   servicer.

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                                      S-35

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   F.   ADVANCES DURING AN
           APPRAISAL REDUCTION
           EVENT..............   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 special servicer to obtain a new appraisal or
                                 other valuation of the related mortgaged
                                 property. In general, if the principal amount
                                 of a mortgage loan plus all other amounts due
                                 under the mortgage loan and interest on
                                 advances made with respect to the mortgage loan
                                 exceeds 90% of the value of the mortgaged
                                 property determined by an appraisal or other
                                 valuation, an appraisal reduction may be
                                 created in the amount of the excess as
                                 described in this prospectus supplement. If
                                 there exists an appraisal reduction for any
                                 mortgage loan, the interest portion of the
                                 amount required to be advanced on that mortgage
                                 loan will be proportionately reduced to the
                                 extent of the appraisal reduction. This will
                                 reduce the funds available to pay interest on
                                 the most subordinate class or classes of
                                 certificates then outstanding.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc., Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc. and Dominion Bond Rating
                                 Service, Inc.

                                                                      Ratings
                                              Class               Fitch/S&P/DBRS
                                 ------------------------------   --------------
                                 Classes A-1, A-2, A-3, A-AB,
                                 A-4, A-1A                          AAA/AAA/AAA
                                 Class A-M                          AAA/AAA/AAA
                                 Class A-J                          AAA/AAA/AAA

                                 A rating agency may lower or withdraw a
                                 security rating at any time. Each of the rating
                                 agencies identified above is expected to
                                 perform ratings surveillance with respect to
                                 its ratings for so long as the offered
                                 certificates remain outstanding, except that a
                                 rating agency may stop performing ratings
                                 surveillance at any time if, among other
                                 reasons, that rating agency does not have
                                 sufficient information to allow it to continue
                                 to perform ratings surveillance on the
                                 certificates. The depositor has no ability to
                                 ensure that the rating agencies perform ratings
                                 surveillance.

                                 See "Ratings" in this prospectus supplement and
                                 "Ratings" in the prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations of and restrictions on the ratings,
                                 and the conclusions that should not be drawn
                                 from a rating.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 principal balance of the mortgage loans is less
                                 than or equal to 1.0% of the initial
                                 outstanding pool balance, the holders of a
                                 majority of the controlling class, the special
                                 servicer, the master servicer and any holder of
                                 a majority interest in the Class R-I
                                 Certificates, in that order of priority, will
                                 have the option to purchase all of the
                                 remaining mortgage loans, and all property
                                 acquired through exercise of remedies in
                                 respect of any

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                                      S-36

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                                 mortgage loan, at the price specified in this
                                 prospectus supplement. Exercise of this option
                                 would terminate the trust and retire the then
                                 outstanding certificates at par plus accrued
                                 interest.

REPURCHASE OR SUBSTITUTION....   Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it, as described
                                 under "Description of the Mortgage
                                 Pool--Representations and Warranties" and
                                 "--Repurchases and Other Remedies." If a
                                 mortgage loan seller has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "Description of the Mortgage
                                 Pool--Repurchases and Other Remedies", then
                                 that mortgage loan seller will be required to
                                 either cure the breach, repurchase the affected
                                 mortgage loan from the trust fund or substitute
                                 the affected mortgage loan with another
                                 mortgage loan. If the related mortgage loan
                                 seller decides to repurchase the affected
                                 mortgage loan, the repurchase would have the
                                 same effect on the offered certificates as a
                                 prepayment in full of such mortgage loan,
                                 except that the purchase will not be
                                 accompanied by any prepayment premium or yield
                                 maintenance charge. In addition, certain
                                 mortgage loans may be purchased from the trust
                                 fund by the holders of a B Note or mezzanine
                                 loan under certain circumstances. See
                                 "Description of the Mortgage Pool-- Subordinate
                                 and Other Financing" in this prospectus
                                 supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the holder of the certificates
                                 representing the greatest percentage interest
                                 in the controlling class of certificates, (ii)
                                 the special servicer, and (iii) any mortgage
                                 loan seller (other than Wells Fargo Bank,
                                 National Association), with respect to each
                                 mortgage loan it sold to the Depositor, in that
                                 order, has the option to purchase from the
                                 trust any defaulted mortgage loan that is at
                                 least sixty (60) days delinquent as to any
                                 monthly debt service payment (or is delinquent
                                 as to its balloon payment) at a price equal to
                                 the fair value of such mortgage loan as
                                 determined by the special servicer for such
                                 mortgage loan (provided, that if such mortgage
                                 loan is being purchased by the special servicer
                                 or by a holder of certificates of the
                                 controlling class, the trustee will be required
                                 to verify that such price is equal to fair
                                 value). In addition, certain of the mortgage
                                 loans are subject to a purchase option upon
                                 certain events of default in favor of a
                                 subordinate lender or mezzanine lender. For
                                 more information relating to the sale of
                                 defaulted mortgage loans, see "Servicing of the
                                 Mortgage Loans--Sale of Defaulted Mortgage
                                 Loans" in this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4, Class A-1A, Class A-M and
                                 Class A-J Certificates will be offered in
                                 minimum denominations of $25,000. Investments
                                 in excess of the minimum denominations may be
                                 made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.............   Your certificates will be registered in the
                                 name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder

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                                      S-37

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                                 of record. You will receive distributions on
                                 your certificates and reports relating to
                                 distributions only through The Depository Trust
                                 Company, Clearstream Banking, societe anonyme
                                 or the Euroclear System or through participants
                                 in The Depository Trust Company, Clearstream
                                 Banking or Euroclear.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository Trust Company
                                 through the relevant depositories of
                                 Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II and REMIC III--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates will evidence "regular interests"
                                 in REMIC III. The portion of the trust
                                 consisting of the right to excess interest
                                 (interest on each mortgage loan with an
                                 anticipated repayment date accruing after such
                                 date at a rate in excess of the rate that
                                 applied prior to such date) and the related
                                 sub-accounts will be treated as a grantor trust
                                 for federal income tax purposes.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting.

                                 o    It is anticipated that the classes of
                                      offered certificates will be issued at a
                                      premium for federal income tax purposes.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

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                                      S-38

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CONSIDERATIONS RELATED TO
TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT
OF 1974.......................   Subject to the satisfaction of important
                                 conditions described under "Certain ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

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                                      S-39

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                                      S-40

                                  RISK FACTORS

          You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

          The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                            Payments under the mortgage loans are not
                                 insured or guaranteed by any governmental
                                 entity or mortgage insurer. Accordingly, the
                                 sources for repayment of your certificates are
                                 limited to amounts due with respect to the
                                 mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related loan documents, we
                                 have not necessarily undertaken an evaluation
                                 of the financial condition of any of these
                                 persons. If a default occurs, the lender's
                                 remedies generally are limited to foreclosing
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Such remedies may be insufficient to
                                 provide a full return on your investment.
                                 Payment of amounts due under a mortgage loan
                                 prior to its maturity or anticipated repayment
                                 date is dependent primarily on the sufficiency
                                 of the net operating income of the related
                                 mortgaged property. Payment of those mortgage
                                 loans that are balloon loans at maturity or on
                                 its anticipated repayment date is primarily
                                 dependent upon the borrower's ability to sell
                                 or refinance the property for an amount
                                 sufficient to repay the loan.

                                 In limited circumstances, the related mortgage
                                 loan seller may be obligated to repurchase or
                                 replace a mortgage loan that it sold to us if
                                 the applicable mortgage loan seller's
                                 representations and warranties concerning that
                                 mortgage loan are materially breached or if
                                 there are material defects in the documentation
                                 for that mortgage loan. However, there can be
                                 no assurance that any of these entities will be
                                 in a financial position to effect a repurchase
                                 or substitution. The representations and
                                 warranties address the characteristics of the
                                 mortgage loans and mortgaged properties as of
                                 the date of issuance of the certificates. They
                                 do not relieve you or the trust of the risk of
                                 defaults and losses on the mortgage loans.

                                      S-41

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES                     The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender to greater risk than
                                 one-to-four family residential lending because,
                                 among other things, it typically involves
                                 larger loans.

                                 Two hundred thirty-three (233) mortgage loans,
                                 representing 98.0% of the initial outstanding
                                 pool balance (which include two hundred nine
                                 (209) mortgage loans in loan group 1,
                                 representing 97.9% of the initial outstanding
                                 loan group 1 balance, and twenty-four (24)
                                 mortgage loans in loan group 2, representing
                                 100% of the initial outstanding loan group 2
                                 balance), were originated within twelve (12)
                                 months prior to the cut-off date. Consequently,
                                 these mortgage loans do not have a
                                 long-standing payment history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o    the age, design and construction quality
                                      of the property;

                                 o    the lack of any operating history in the
                                      case of a newly built or renovated
                                      mortgaged property;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses (including
                                      common area maintenance charges) at the
                                      property and in relation to competing
                                      properties;

                                 o    an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                 o    the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    an increase in vacancy rates; and

                                      S-42

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                 o    local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                 o    demographic factors;

                                 o    decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                 o    changes in consumer tastes and
                                      preferences; and

                                 o    retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    the level of tenant defaults;

                                 o    the ability to convert an unsuccessful
                                      property to an alternative use;

                                 o    new construction in the same market as the
                                      mortgaged property;

                                 o    rent control and stabilization laws or
                                      other laws impacting operating costs;

                                 o    the number and diversity of tenants;

                                 o    the rate at which new rentals occur;

                                 o    the property's operating leverage (which
                                      is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants; and

                                 o    in the case of residential cooperative
                                      properties, the payments received by the
                                      cooperative corporation from its
                                      tenants/shareholders, including any
                                      special assessments against the property.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by such properties.

                                      S-43

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST FUND SHOULD BE EVALUATED
SEPARATELY FROM THE
PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER
TRUSTS                           While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting analysis.
                                 Furthermore, economic and other conditions
                                 affecting real properties, whether worldwide,
                                 national, regional or local, vary over time.
                                 The performance of a pool of mortgage loans
                                 originated and outstanding under a given set of
                                 economic conditions may vary significantly from
                                 the performance of an otherwise comparable
                                 mortgage pool originated and outstanding under
                                 a different set of economic conditions.
                                 Accordingly, investors should evaluate the
                                 mortgage loans underlying the offered
                                 certificates independently from the performance
                                 of mortgage loans underlying any other series
                                 of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsors of commercial mortgage loans (known as
                                 "static pool information"). Because of the
                                 highly heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same property types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

                                      S-44

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY                          The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                 o    zoning or other restrictions also may
                                      prevent alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. In addition, certain
                                 properties that are legally permitted to be
                                 used in a non-conforming manner may be subject
                                 to restrictions that would require compliance
                                 with current zoning laws under certain
                                 circumstances such as non-operation for a
                                 period in excess of certain timeframes. If this
                                 type of mortgaged property was liquidated and a
                                 lower liquidation value was obtained, less
                                 funds would be available for distributions on
                                 your certificates. See "Mortgaged Properties
                                 Securing The Mortgage Loans That Are Not In
                                 Compliance With Zoning And Building Code
                                 Requirements And Use Restrictions Could
                                 Adversely Affect Payments On Your
                                 Certificates."

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                 Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in the local, regional or national
                                      economy;

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing;

                                 o    changes in interest rate levels;

                                      S-45

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    increases in operating costs;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL
BE INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants,
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. Eighty-seven (87) of the mortgaged
                                 properties, securing 27.2% of the initial
                                 outstanding pool balance (securing mortgage
                                 loans representing 29.3% of the initial
                                 outstanding loan group 1 balance) are leased to
                                 single tenants, and with respect to eight (8)
                                 of those mortgaged properties, securing 1.9% of
                                 the initial outstanding pool balance (securing
                                 2.0% of the initial outstanding loan group 1
                                 balance), the sole tenant is related to the
                                 borrower.

                                 In some cases the sole tenant or major tenant
                                 related to the borrower is physically occupying
                                 space related to its business; in other cases,
                                 the affiliated tenant is a tenant under a
                                 master lease with the borrower, under which the
                                 borrower tenant is obligated to make rent
                                 payments but does not occupy any space at the
                                 mortgaged property. These master leases are
                                 typically used to bring occupancy to a
                                 "stabilized" level but may not provide
                                 additional economic support for the mortgage
                                 loan. There can be no assurance the space
                                 "leased" by this borrower affiliate will
                                 eventually be occupied by third party tenants.

                                 Mortgaged properties leased to a single tenant
                                 or a small number of tenants are more
                                 susceptible to interruptions of cash flow if a
                                 tenant fails to renew its lease or defaults
                                 under its lease. This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 Additionally, some of the tenants at the
                                 mortgaged properties (including sole tenants or
                                 other significant tenants) have lease
                                 termination option dates or lease expiration
                                 dates that are prior to or shortly after the
                                 related maturity date or anticipated repayment
                                 date. See Appendix II attached to this
                                 prospectus supplement for the lease expiration
                                 date for each of the top three (3) tenants at
                                 each mortgaged property. There are a number of
                                 other mortgaged properties that similarly have
                                 a significant amount of scheduled lease
                                 expirations or potential terminations before
                                 the maturity of the related mortgage loan,

                                      S-46

                                 although those circumstances were generally
                                 addressed by escrow requirements or other
                                 mitigating provisions.

                                 Another factor that you should consider is that
                                 retail, industrial and office properties also
                                 may be adversely affected if there is a
                                 concentration of tenants or of tenants in the
                                 same or similar business or industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II attached to
                                 this prospectus supplement.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender which
                                 could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

RE-LEASING RISKS                 Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations.

                                 In addition, certain properties may have
                                 tenants that are paying rent but are not in
                                 occupancy or may have vacant space that is not
                                 leased. Any "dark" space may cause the property
                                 to be less desirable to other potential tenants
                                 or the related tenant may be more likely to
                                 default in its obligations under the lease. We
                                 cannot assure you that those tenants will
                                 continue to fulfill their lease obligations or
                                 that the space will be relet.

                                 Certain tenants at the retail properties,
                                 including without limitation anchor tenants,
                                 may have the right to terminate their leases if
                                 certain other tenants are not operating, or if
                                 their sales at the property do not reach a
                                 specified level. Even if vacated space is
                                 successfully relet, the costs associated with
                                 reletting, including tenant improvements and
                                 leasing commissions, could be substantial and
                                 could reduce cash flow from the related
                                 mortgaged properties. Forty-two (42) of the
                                 mortgaged properties, securing mortgage loans
                                 representing approximately 20.1% of the initial
                                 outstanding pool balance (excluding
                                 multifamily, manufactured housing community,
                                 self storage, hospitality and certain other
                                 property types) (and representing 20.1% of the
                                 initial outstanding loan group 1 balance), as
                                 of the cut-off date, have reserves

                                      S-47

                                 for tenant improvements and leasing commissions
                                 which may serve to defray those costs. We
                                 cannot assure you, however, that the funds (if
                                 any) held in those reserves for tenant
                                 improvements and leasing commissions will be
                                 sufficient to cover the costs and expenses
                                 associated with tenant improvements or leasing
                                 commission obligations. In addition, if a
                                 tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing rights and protecting
                                 its investment, including costs incurred in
                                 renovating or reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the pool's aggregate principal balance
                                      of all mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; and the owner could attempt to avert
                                 foreclosure on one mortgaged real property by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting monthly payments for
                                 an indefinite period on all of the related
                                 mortgage loans.

                                 Twenty (20) groups of mortgage loans, including
                                 eighteen (18) groups or mortgage loans that
                                 contain mortgage loans in loan group 1 and two
                                 (2) groups of mortgage loans that contain
                                 mortgage loans in loan group 2 representing
                                 40.0% and 7.8%, of the initial loan group 1
                                 balance and initial loan group 2 balance,
                                 respectively, were made to the same borrower or
                                 borrowers related through common ownership and
                                 where, in general, the related mortgaged
                                 properties are commonly managed. The related
                                 borrower concentrations of the three (3)
                                 largest groups represent 8.5%, 7.3% and 6.2%,
                                 respectively, of the initial outstanding pool
                                 balance. The related borrower concentrations of
                                 the three (3) largest groups in loan group 1
                                 represent 9.1%, 7.9% and 6.7%, respectively, of
                                 the initial outstanding loan group 1 balance.
                                 The related borrower concentrations of the two
                                 (2) groups in loan group 2 represent 5.8% and
                                 2.0%, respectively, of the initial outstanding
                                 loan group 2 balance.

                                 The ten (10) largest mortgage loans in the
                                 aggregate represent 33.7% of the initial
                                 outstanding pool balance. Each of the other
                                 mortgage loans represents no greater than 1.4%
                                 of the initial outstanding pool balance.

                                 The largest mortgage loan represents 7.1% of
                                 the initial outstanding pool balance. The
                                 second largest mortgage loan represents 5.4% of
                                 the

                                      S-48

                                 initial outstanding pool balance. The third
                                 largest mortgage loan represents 4.2% of the
                                 initial outstanding pool balance. Each of the
                                 other mortgage loans represents no greater than
                                 3.3% of the initial outstanding pool balance.

                                 The largest mortgage loan in loan group 1
                                 represents 7.7% of the initial outstanding loan
                                 group 1 balance. The second largest mortgage
                                 loan in loan group 1 represents 5.8% of the
                                 initial outstanding loan group 1 balance. The
                                 third largest mortgage loan in loan group 1
                                 represents 4.6% of the initial outstanding loan
                                 group 1 balance. Each of the other mortgage
                                 loans represents no greater than to 3.6% of the
                                 initial outstanding loan group 1 balance.

                                 The largest mortgage loan in loan group 2
                                 represents 16.0% of the initial outstanding
                                 loan group 2 balance. The second largest
                                 mortgage loan in loan group 2 represents 15.3%
                                 of the initial outstanding loan group 2
                                 balance. The next largest mortgage loan in loan
                                 group 2 represents 11.7% of the initial
                                 outstanding loan group 2 balance. Each of the
                                 other mortgage loans represents no greater than
                                 8.3% of the initial outstanding loan group 2
                                 balance.

                                 In some cases, the sole or significant tenant
                                 is related to the subject borrower. In the case
                                 of Mortgage Loan Nos. 26, 27, 73, 74, 106, 153,
                                 168 and 196, the tenant at all of the related
                                 mortgaged properties is the parent of the
                                 related borrower. For further information with
                                 respect to tenant concentrations, see Appendix
                                 II attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A concentration of mortgaged property types
                                 also can pose increased risks. A concentration
                                 of mortgage loans secured by the same property
                                 type can increase the risk that a decline in a
                                 particular industry will have a
                                 disproportionately large impact on the pool of
                                 mortgage loans or a particular loan group. The
                                 following property types represent the
                                 indicated percentage of the initial outstanding
                                 pool balance:

                                 o    office properties represent 40.8%;

                                 o    retail properties represent 23.6%;

                                 o    industrial properties represent 11.6%;

                                 o    hospitality properties represent 7.6%;

                                 o    multifamily properties represent 6.9%;

                                 o    mixed use properties represent 5.5%;

                                 o    other properties represent 2.4%;

                                 o    self storage properties represent 1.3%;
                                      and

                                 o    manufactured housing community properties
                                      represent 0.2%.

                                      S-49

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by those properties.
                                 In the past, several regions of the United
                                 States have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or adverse
                                 conditions in regional real estate markets
                                 could adversely affect the income from, and
                                 market value of, the mortgaged properties
                                 located in the region. Other regional
                                 factors--e.g., earthquakes, floods or
                                 hurricanes or changes in governmental rules or
                                 fiscal policies--also may adversely affect
                                 those mortgaged properties.

                                 The mortgaged properties are located in
                                 forty-three (43) different states (which
                                 include 43 states for loan group 1 and 12
                                 states for loan group 2). In particular,
                                 investors should note that approximately 12.6%
                                 of the mortgaged properties, based on the
                                 initial outstanding pool balance (12.4% of the
                                 initial outstanding loan group 1 balance and
                                 15.9% of the initial outstanding loan group 2
                                 balance), are located in California. Mortgaged
                                 properties located in California may be more
                                 susceptible to some types of special hazards
                                 that may not be adequately covered by insurance
                                 (such as earthquakes and flooding) than
                                 properties located in other parts of the
                                 country. If a borrower does not have insurance
                                 against such risks and a severe casualty occurs
                                 at a mortgaged property, the borrower may be
                                 unable to generate income from the mortgaged
                                 property in order to make payments on the
                                 related mortgage loan. The mortgage loans
                                 generally do not require any borrowers to
                                 maintain earthquake insurance.

                                 In addition, 16.0%, 9.5%, 7.0%, and 5.7% of the
                                 mortgaged properties, based on the initial
                                 outstanding pool balance, are located in New
                                 York, Texas, New Jersey and Missouri,
                                 respectively, and concentrations of mortgaged
                                 properties, in each case, representing less
                                 than or equal to 3.9% of the initial
                                 outstanding pool balance, also exist in several
                                 other states.

                                 For information regarding the location of the
                                 properties securing the mortgage loans included
                                 in loan group 1 and loan group 2, see Appendix
                                 I to this prospectus supplement.

                                      S-50

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES       Ninety-seven (97) of the mortgaged properties,
                                 securing mortgage loans representing 23.6% of
                                 the initial outstanding pool balance (and
                                 representing 25.4% of the initial outstanding
                                 loan group 1 balance), are retail properties.
                                 The quality and success of a retail property's
                                 tenants significantly affect the property's
                                 value. The success of retail properties can be
                                 adversely affected by local competitive
                                 conditions and changes in consumer spending
                                 patterns. A borrower's ability to make debt
                                 service payments can be adversely affected if
                                 rents are based on a percentage of the tenant's
                                 sales and sales decline or if the closure of
                                 one store gives rise to lease provisions
                                 permitting the closure of another store.

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. Sixty-eight (68) of the
                                 mortgaged properties, securing 18.6% of the
                                 initial outstanding pool balance (and securing
                                 20.0% of the initial outstanding loan group 1
                                 balance), are properties considered by the
                                 applicable mortgage loan seller to be leased to
                                 or are adjacent to or are occupied by anchor
                                 tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or its
                                      parent company; or

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales or
                                 to terminate their leases if certain anchor
                                 stores and/or major tenants are either not
                                 operated or fail to meet certain business
                                 objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet web
                                 sites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail

                                      S-51

                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail properties are located,
                                 which could adversely affect the rents
                                 collectible at the retail properties included
                                 in the mortgage pool, as well as the income
                                 from, and market value of, the mortgaged
                                 properties.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES       Forty-two (42) of the mortgaged properties,
                                 securing mortgage loans representing 40.8% of
                                 the initial outstanding pool balance (and
                                 representing 43.9% of the initial outstanding
                                 loan group 1 balance), are office properties.

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology and internet companies
                                      that have experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    the physical attributes of the building in
                                      relation to competing buildings, e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Some or all of the tenants in certain of the
                                 office properties referenced above are medical
                                 offices. Four (4) mortgage loans, representing
                                 2.2% of the initial outstanding pool balance
                                 (and representing 2.4% of the initial
                                 outstanding loan group 1 balance), are medical
                                 offices. The performance of a property with
                                 significant medical office tenants may depend
                                 on the proximity of such property to a hospital
                                 or other health care establishment and on
                                 reimbursements for patient fees from private or
                                 government-sponsored insurance companies. The
                                 sudden closure of a nearby hospital may
                                 adversely affect the value of a property with
                                 significant medical office tenants. In
                                 addition, the performance of a property with
                                 significant medical office tenants may depend
                                 on reimbursements for patient fees from private
                                 or government-sponsored insurers and issues
                                 related to reimbursement (ranging from non
                                 payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, properties
                                 with significant medical office tenants may
                                 appeal to a narrow market

                                      S-52

                                 of tenants and the value of such a property may
                                 be adversely affected by the availability of
                                 competing office properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES                       Fifteen (15) of the mortgaged properties,
                                 securing mortgage loans representing 7.6% of
                                 the initial outstanding pool balance (and
                                 representing 8.2% of the initial outstanding
                                 loan group 1 balance), are hospitality
                                 properties. Various factors may adversely
                                 affect the economic performance of a
                                 hospitality property, including:

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing, and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    franchise affiliation (or lack thereof);

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                 o    changes in travel patterns, terrorist
                                      attacks, increases in energy prices,
                                      strikes, relocation of highways or the
                                      construction of additional highways.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 The laws and regulations relating to liquor
                                 licenses generally prohibit the transfer of
                                 those liquor licenses to any other person. In
                                 the event of a foreclosure of a hotel property
                                 with a liquor license, the special servicer on
                                 behalf of the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license. There can be no assurance that a
                                 new liquor license could be obtained promptly
                                 or at all. The lack of a liquor license in a
                                 full service hotel could have an adverse impact
                                 on the revenue generated by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company and;

                                      S-53

                                 o    the public perception of the franchise or
                                      management company or hotel chain service
                                      mark;

                                 o    the duration of the franchise licensing
                                      agreement or management agreement; and

                                 o    which in certain cases may have a term
                                      that expires prior to the loan maturity.

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES                       Twenty-two (22) of the mortgaged properties,
                                 securing mortgage loans representing 6.9% of
                                 the initial outstanding pool balance (and
                                 representing 96.9% of the initial outstanding
                                 loan group 2 balance), are multifamily
                                 properties.

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates and
                                      favorable income and economic conditions
                                      (which may encourage tenants to purchase
                                      rather than rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students or military
                                      personnel or employees of a particular
                                      business or industry) and requirements
                                      that tenants meet certain criteria (such
                                      as age restrictions for senior housing);

                                 o    in the case of any student housing
                                      facilities, which may be more susceptible
                                      to damage or wear and tear than other
                                      types of multifamily housing, the reliance
                                      on the financial well-being of the college
                                      or university to which it relates,
                                      competition from on-campus housing units
                                      (which may adversely affect occupancy),
                                      the physical layout of the housing (which
                                      may not be readily

                                      S-54

                                      convertible to traditional multifamily
                                      use), and student tenants having a higher
                                      turnover rate than other types of
                                      multifamily tenants, which in certain
                                      cases is compounded by the fact that
                                      student leases are available for periods
                                      of less than 12 months;

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the landlord
                                 tenant relationship, certain counties and
                                 municipalities impose rent control on apartment
                                 buildings. These ordinances may limit rent
                                 increases to fixed percentages, to percentages
                                 of increases in the consumer price index, to
                                 increases set or approved by a governmental
                                 agency, or to increases determined through
                                 mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants and other
                                 covenants and restrictions with respect to
                                 various tax credit, city, state and federal
                                 housing subsidies, rent stabilization or
                                 similar programs, in respect of various units
                                 within the mortgaged properties. Generally, the
                                 related mortgaged property must satisfy certain
                                 requirements, the borrower must observe certain
                                 leasing practices and/or the tenant(s) must
                                 regularly meet certain income requirements or
                                 the borrower or mortgaged property must have
                                 certain other characteristics consistent with
                                 the government policy related to the applicable
                                 program. The limitations and restrictions
                                 imposed by these programs could result in
                                 losses on the mortgage loans. In addition, in
                                 the event that the program is cancelled, it
                                 could result in less income for the project. In
                                 certain cases, housing assistance program
                                 contracts may not be assigned to the related
                                 borrower or purchaser of the property until
                                 after the origination date of the mortgage
                                 loan. We cannot assure you that these contracts
                                 will ultimately be assigned. These programs may
                                 include, among others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                      S-55

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES   Thirty-six (36) of the mortgaged properties,
                                 securing mortgage loans representing 11.6% of
                                 the initial outstanding pool balance (and
                                 representing 12.5% of the initial outstanding
                                 loan group 1 balance), are industrial
                                 properties. Various factors may adversely
                                 affect the economic performance of these
                                 industrial properties, which could adversely
                                 affect payments on your certificates,
                                 including:

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE
FACILITIES                       Nine (9) of the mortgaged properties, securing
                                 mortgage loans representing 1.3% of the initial
                                 outstanding pool balance (and representing 1.4%
                                 of the initial outstanding loan group 1
                                 balance), are self storage facilities. Various
                                 factors may adversely affect the value and
                                 successful operation of a self storage facility
                                 including:

                                 o    competition, because both acquisition and
                                      development costs and break-even occupancy
                                      are relatively low;

                                 o    conversion of a self storage facility to
                                      an alternative use generally requires
                                      substantial capital expenditures;

                                 o    security concerns; and

                                 o    user privacy and ease of access to
                                      individual storage space may increase
                                      environmental risks (although lease
                                      agreements generally prohibit users from
                                      storing hazardous substances in the
                                      units).

                                 The environmental assessments discussed in this
                                 prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units of the self storage properties.
                                 Accordingly, there is no

                                      S-56

                                 assurance that all of the units included in the
                                 self storage properties are free from hazardous
                                 substances or will remain so in the future.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES             Two (2) mortgaged properties, securing mortgage
                                 loans representing 0.2% of the initial
                                 outstanding pool balance (and representing 3.1%
                                 of the initial outstanding loan group 2
                                 balance), are manufactured housing community
                                 properties. Various factors may adversely
                                 affect the economic performance of manufactured
                                 housing community properties, which could
                                 adversely affect payments on your certificates,
                                 including:

                                 o    the physical attributes of the community
                                      (e.g., age, condition and design);

                                 o    the location of the community;

                                 o    the services and amenities provided by the
                                      community and its management (including
                                      maintenance and insurance);

                                 o    the strength and nature of the local
                                      economy (which may limit the amount that
                                      may be charged, the timely payments of
                                      those amounts, and may reduce occupancy
                                      levels);

                                 o    state and local regulations (which may
                                      affect the property owner's ability to
                                      increase amounts charged or limit the
                                      owner's ability to convert the property to
                                      an alternate use);

                                 o    competing residential developments in the
                                      local market, such as other manufactured
                                      housing communities, apartment buildings
                                      and single family homes;

                                 o    the property's reputation;

                                 o    the availability of public water and sewer
                                      facilities, or the adequacy of any such
                                      privately-owned facilities; and

                                 o    the property may not be readily
                                      convertible to an alternate use.

THEATER PROPERTIES HAVE
PARTICULAR RISKS                 Three (3) of the mortgaged properties, securing
                                 mortgage loans representing 1.3% of the initial
                                 outstanding pool balance (and representing 1.4%
                                 of the initial outstanding loan group 1
                                 balance), are megaplex movie theaters leased to
                                 a theater operator. Operators of these types of
                                 properties are exposed to certain unique risks.

                                 Significant factors determining the value of a
                                 theater property include:

                                      S-57

                                 o    the ability to secure film license
                                      agreements for first-run movies;

                                 o    the ability to maintain high attendance
                                      levels;

                                 o    the ability to achieve sales of food and
                                      beverages to attendees; and

                                 o    the strength and experience of the
                                      operator.

                                 Certain physical attributes of the building may
                                 also impact property value. These physical
                                 attributes include:

                                 o    location, visibility and accessibility to
                                      transportation arteries;

                                 o    number of screens and seating capacity;

                                 o    adequacy of patron parking; and

                                 o    quality and modernity of sound and
                                      projection systems.

                                 The performance of a theater property can also
                                 be impacted by the quality, size and proximity
                                 of competitive theater properties and the
                                 relative appeal of films being screened at
                                 other theater properties within the market. The
                                 theater industry is highly dependent on the
                                 quality and popularity of films being produced
                                 by film production companies both in the United
                                 States and overseas. A slowdown in movie
                                 production or decrease in the appeal of films
                                 being produced can negatively impact the value
                                 of a theater property.

                                 In recent years, the theater industry has
                                 experienced a high level of construction of new
                                 theaters and an increase in competition among
                                 theater operators.

                                 Movie theater properties are also subject to
                                 the risk that because they are "special
                                 purpose" properties they may not be immediately
                                 converted to a new use.

                                 All of these factors may increase the
                                 possibility that the related borrower will be
                                 unable to meet its obligations under the
                                 mortgage loan.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                One or more of the mortgage loans in the pool
                                 may be primarily secured by the related
                                 borrower's fee simple ownership in one or more
                                 condominium units.

                                 The management and operation of a condominium
                                 is generally controlled by a condominium board
                                 representing the owners of the individual
                                 condominium units, subject to the terms of the
                                 related condominium rules or by-laws.
                                 Generally, the consent of a majority of the
                                 board members is required for any actions of
                                 the condominium board. The condominium
                                 interests described above in some cases may
                                 constitute less than a majority of such voting
                                 rights and/or may not entail an ability to
                                 prevent adverse changes in the governing
                                 organizational document for the condominium
                                 entity. The condominium board is generally
                                 responsible for administration of the affairs
                                 of the condominium, including providing for
                                 maintenance and

                                      S-58

                                 repair of common areas, adopting rules and
                                 regulations regarding common areas, and
                                 obtaining insurance and repairing and restoring
                                 the common areas of the property after a
                                 casualty. There can be no assurance that the
                                 borrower under a mortgage loan secured by one
                                 or more interests in that condominium will have
                                 any control over decisions made by the related
                                 condominium board. There can be no assurance
                                 that the related condominium board will always
                                 act in the best interests of the borrower under
                                 those mortgage loans. Notwithstanding the
                                 insurance and casualty provisions of the
                                 related mortgage loan documents, the
                                 condominium board may have the right to control
                                 the use of casualty proceeds. In addition, the
                                 condominium board generally has the right to
                                 assess individual unit owners for their share
                                 of expenses related to the operation and
                                 maintenance of the common elements. In the
                                 event that an owner of another unit fails to
                                 pay its allocated assessments, the related
                                 borrower may be required to pay those
                                 assessments in order to properly maintain and
                                 operate the common elements of the property.
                                 Although the condominium board generally may
                                 obtain a lien against any unit owner for common
                                 expenses that are not paid, the lien generally
                                 is extinguished if a mortgagee takes possession
                                 pursuant to a foreclosure. Each unit owner is
                                 responsible for maintenance of its respective
                                 unit and retains essential operational control
                                 over its unit.

                                 Due to the nature of condominiums and a
                                 borrower's ownership interest therein, a
                                 default on a loan secured by the borrower's
                                 interest in one or more condominium units may
                                 not allow the holder of the mortgage loan the
                                 same flexibility in realizing upon the
                                 underlying real property as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of any other unit
                                 owners, the governing documents of the owners'
                                 association and state and local laws applicable
                                 to condominiums must be considered and
                                 respected. Consequently, servicing and
                                 realizing upon such collateral could subject
                                 the trust to greater delay, expense and risk
                                 than servicing and realizing upon collateral
                                 for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES    Certain of the tenants at some of the mortgaged
                                 properties may have been, may currently be, or
                                 may in the future become a party in a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of one year, or
                                 15%, not to exceed three years, of the
                                 remaining term of the lease and the actual
                                 amount of the recovery could be less than the
                                 amount of the claim.

                                      S-59

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to the property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties for cleanup costs,
                                 property damage or personal injury associated
                                 with releases of, or other exposure to
                                 hazardous substances related to the properties.

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard. Any potential environmental liability
                                 could reduce or delay payments on the offered
                                 certificates.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Except for mortgaged properties securing
                                 mortgage loans that are the subject of a
                                 secured creditor impaired property policy, all
                                 of the mortgaged properties securing the
                                 mortgage loans have been subject to
                                 environmental site assessments, or in some
                                 cases an update of a previous assessment, in
                                 connection with the origination or
                                 securitization of the loans. In all cases, the
                                 environmental site assessment was a Phase I
                                 environmental assessment, although in some
                                 cases a Phase II site assessment was also
                                 performed. With respect to the mortgaged
                                 properties securing the mortgage loans that
                                 were not the subject of an environmental site
                                 assessment within eighteen months prior to the
                                 cut-off date, the applicable mortgage loan
                                 seller either (a) represented that with respect
                                 to each such mortgaged property (i) no
                                 hazardous material is present on the mortgaged
                                 property and (ii) the mortgaged property is in
                                 material compliance with all applicable
                                 federal, state and local laws pertaining to
                                 hazardous materials or environmental hazards,
                                 in each case subject to limitations of
                                 materiality and the other qualifications set
                                 forth in the representation, or (b) provided
                                 secured creditor impaired property policies
                                 providing

                                      S-60

                                 coverage for certain losses that may arise from
                                 adverse environmental conditions that may exist
                                 at the related mortgaged property. These
                                 reports generally did not disclose the presence
                                 or risk of environmental contamination that is
                                 considered material and adverse to the
                                 interests of the holders of the certificates;
                                 however, in certain cases, these assessments
                                 did reveal conditions that resulted in
                                 requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 and/or provide additional security such as
                                 letters of credit, reserves or stand-alone
                                 secured creditor impaired property policies.

                                 Forty-nine (49) of the mortgaged properties,
                                 securing mortgage loans representing 4.9% of
                                 the initial outstanding pool balance (which
                                 include forty-three (43) mortgaged properties
                                 in loan group 1, representing 5.0% of the
                                 initial outstanding loan group 1 balance, and
                                 six (6) mortgaged properties in loan group 2,
                                 representing 4.9% of the initial outstanding
                                 loan group 2 balance), are the subject of a
                                 group secured creditor impaired property policy
                                 providing coverage for certain losses that may
                                 arise from adverse environmental conditions
                                 that may exist at the related mortgaged
                                 properties. Four (4) of the mortgaged
                                 properties, securing mortgage loans
                                 representing 9.0% of the initial outstanding
                                 pool balance (and representing 9.7% of the
                                 initial outstanding loan group 1 balance), have
                                 the benefit of a stand-alone secured creditor
                                 impaired property policy or pollution legal
                                 liability policy that provides coverage for
                                 selected environmental matters with respect to
                                 those properties. Such stand-alone policies may
                                 contain additional limitations and exclusions,
                                 including but not limited to exclusions from
                                 coverage for mold and other microbial
                                 contamination, coverage limits that are less
                                 than the related loan amount, or policy
                                 durations which do not extend to or beyond the
                                 maturity of the related loan. We describe each
                                 policy under "Description of the Mortgage
                                 Pool--Environmental Insurance" in this
                                 prospectus supplement. Generally, environmental
                                 site assessments were not performed with
                                 respect to those mortgaged properties covered
                                 by the group secured creditor impaired property
                                 policy.

                                 We cannot assure you, however, that the
                                 environmental assessments revealed all existing
                                 or potential environmental risks or that all
                                 adverse environmental conditions have been
                                 completely abated or remediated or that any
                                 reserves, insurance or operations and
                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that:

                                 o    future laws, ordinances or regulations
                                      will not impose any material environmental
                                      liability; or

                                 o    the current environmental condition of the
                                      mortgaged properties will not be adversely
                                      affected by tenants or by the condition of
                                      land or operations in the vicinity of the
                                      mortgaged properties (such as underground
                                      storage tanks).

                                 In addition, some borrowers under the mortgage
                                 loans may not have satisfied or may not satisfy
                                 all post-closing obligations required by the
                                 related mortgage loan documents with respect to
                                 environmental matters. There can be no
                                 assurance that recommended operations and

                                      S-61

                                 maintenance plans have been implemented or will
                                 continue to be complied with.

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans may include tenants
                                 that operate as, were previously operated as,
                                 or are located near other properties currently
                                 or previously operated as on-site dry-cleaners
                                 or gasoline stations. Both types of operations
                                 involve the use and storage of hazardous
                                 materials, leading to an increased risk of
                                 liability to the tenant, the landowner and,
                                 under certain circumstances, a lender (such as
                                 the trust) under environmental laws.
                                 Dry-cleaners and gasoline station operators may
                                 be required to obtain various environmental
                                 permits or licenses in connection with their
                                 operations and activities and to comply with
                                 various environmental laws, including those
                                 governing the use and storage of hazardous
                                 materials. These operations incur ongoing costs
                                 to comply with environmental laws governing,
                                 among other things, containment systems and
                                 underground storage tank systems. In addition,
                                 any liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous substances from
                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.
                                 Certain of the mortgaged properties may have
                                 environmental contamination that has been
                                 remediated and for which no-further action
                                 letters have been issued or may be the subject
                                 of ongoing remediation.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although the mortgaged properties are
                                 required to be inspected periodically, there
                                 are no generally accepted standards for the
                                 assessment of any existing mold. If left
                                 unchecked, problems associated with mold could
                                 result in the interruption of cash flow,
                                 remediation expenses and litigation which could
                                 adversely impact collections from a mortgaged
                                 property. In addition, many of the insurance
                                 policies presently covering the mortgaged
                                 properties may specifically exclude losses due
                                 to mold.

                                 Before the special servicer acquires title to a
                                 mortgaged property on behalf of the trust or
                                 assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property, or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to certificateholders.

                                      S-62

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS                             Two hundred thirty-three (233) mortgage loans,
                                 representing 99.6% of the initial outstanding
                                 pool balance (which include two hundred ten
                                 (210) mortgage loans in loan group 1,
                                 representing 99.7% of the initial outstanding
                                 loan group 1 balance, and twenty-three (23)
                                 mortgage loans in loan group 2, representing
                                 98.8% of the initial outstanding loan group 2
                                 balance), are balloon loans. Thirty-nine (39)
                                 of these mortgage loans, representing 30.7% of
                                 the initial outstanding pool balance (and
                                 representing 33.0% of the initial outstanding
                                 loan group 1 balance), are mortgage loans,
                                 which are also referred to in this prospectus
                                 supplement as "ARD Loans", that have an
                                 anticipated repayment date that provide for an
                                 increase in the mortgage rate and/or principal
                                 amortization at a specified date prior to
                                 stated maturity. These ARD Loans are structured
                                 to encourage the borrower to repay the mortgage
                                 loan in full by the specified date (which is
                                 prior to the mortgage loan's stated maturity
                                 date) upon which these increases occur. Also
                                 included in these balloon loans are sixty (60)
                                 mortgage loans, representing 53.7% of the
                                 initial outstanding pool balance (which include
                                 fifty-six (56) mortgage loans in loan group 1,
                                 representing 55.4% of the initial outstanding
                                 loan group 1 balance, and four (4) mortgage
                                 loans in loan group 2, representing 31.8% of
                                 the initial outstanding loan group 2 balance),
                                 that provide for monthly payments of interest
                                 only for their entire respective terms and
                                 fifty-seven (57) mortgage loans, representing
                                 19.9% of the initial outstanding pool balance
                                 (which include fifty-one (51) mortgage loans in
                                 loan group 1, representing 18.4% of the initial
                                 outstanding loan group 1 balance, and six (6)
                                 mortgage loans in loan group 2, representing
                                 39.7% of the initial outstanding loan group 2
                                 balance), that currently provide for monthly
                                 payments of interest only for a portion of
                                 their respective terms ranging from 12 months
                                 to 84 months and then provide for the monthly
                                 payment of principal and interest over their
                                 respective remaining terms. For purposes of
                                 this prospectus supplement, we consider a
                                 mortgage loan to be a "balloon loan" if its
                                 principal balance is not scheduled to be fully
                                 or substantially amortized by the loan's
                                 respective anticipated repayment date (in the
                                 case of a loan having an anticipated repayment
                                 date) or maturity date. We cannot assure you
                                 that each borrower will have the ability to
                                 repay the principal balance outstanding on the
                                 pertinent date, especially under a scenario
                                 where interest rates have increased from the
                                 historically low interest rates in effect at
                                 the time that most of the mortgage loans were
                                 originated. Balloon loans involve greater risk
                                 than fully amortizing loans because a
                                 borrower's ability to repay the loan on its
                                 anticipated repayment date or stated maturity
                                 date typically will depend upon its ability
                                 either to refinance the loan or to sell the
                                 mortgaged property at a price sufficient to
                                 permit repayment. A borrower's ability to
                                 achieve either of these goals will be affected
                                 by a number of factors, including:

                                 o    the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                 o    prevailing interest rates;

                                      S-63

                                 o    the fair market value of the related
                                      mortgaged property;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the borrower's financial condition;

                                 o    the operating history and occupancy level
                                      of the mortgaged property; o tax laws; and

                                 o    prevailing general and regional economic
                                      conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 No mortgage loan seller or any of its
                                 respective affiliates is under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Two (2) mortgage loans, representing 0.4% of
                                 the initial outstanding pool balance (and
                                 representing 0.4% of the initial outstanding
                                 loan group 1 balance), currently has additional
                                 financing in place that is secured by the
                                 mortgaged property related to such mortgage
                                 loan. See "Description of the Mortgage Pool--
                                 Subordinate and Other Financing" in this
                                 prospectus supplement.

                                 In addition to the foregoing, the borrower
                                 under one (1) mortgage loan, Mortgage Loan No.
                                 18, representing 1.1% of the initial
                                 outstanding pool balance (and representing
                                 16.0% of the initial outstanding loan group 2
                                 balance), has entered into additional related
                                 mezzanine financing that is not secured by the
                                 related mortgaged property.

                                 In general, borrowers that have not agreed to
                                 certain special purpose covenants in the
                                 related mortgage loan documents may have also
                                 incurred additional financing that is not
                                 secured by the mortgaged property.

                                 Nineteen (19) of the mortgage loans,
                                 representing 14.7% of the initial outstanding
                                 pool balance (which includes seventeen (17)
                                 mortgage loans in loan group 1, representing
                                 15.1% of the initial outstanding loan group 1
                                 balance, and two (2) mortgage loans in loan
                                 group 2, representing 9.4% of the initial
                                 outstanding loan group 2 balance), permit the
                                 owners of the borrower to enter into additional
                                 financing that is secured by a pledge of some
                                 or all of the equity interests in the borrower,
                                 provided that certain debt service coverage
                                 ratio and loan-to-value ratio tests are
                                 satisfied as further discussed in the footnotes
                                 of Appendix II to this prospectus supplement.

                                 One (1) of the mortgage loans, representing
                                 7.1% of the initial outstanding pool balance
                                 (and representing 7.7% of the initial
                                 outstanding loan group 1 balance), permits the
                                 borrower to enter into both additional
                                 financing that is secured by a pledge of equity
                                 interests in the borrower and additional
                                 unsecured financing of up to $10,000,000 from
                                 the borrower's direct or indirect owners or
                                 affiliates,

                                      S-64

                                 provided that, in each case, certain debt
                                 service coverage ratio and loan-to-value ratio
                                 tests are satisfied as further discussed in the
                                 footnotes of Appendix II to this prospectus
                                 supplement.

                                 Two (2) of the mortgage loans, representing
                                 3.4% of the initial outstanding pool balance
                                 (and representing 3.6% of the initial
                                 outstanding loan group 1 balance), permit the
                                 borrower to enter into additional subordinate
                                 financing that is secured by the mortgaged
                                 property, provided that, in each case, certain
                                 debt service coverage ratio and loan-to-value
                                 ratio tests are satisfied as further discussed
                                 in the footnotes of Appendix II to this
                                 prospectus supplement.

                                 Two (2) of the mortgage loans, representing
                                 1.6% of the initial outstanding pool balance
                                 (which include one (1) mortgage loans in loan
                                 group 1, representing 1.5% of the initial
                                 outstanding loan group 1 balance, and one (1)
                                 mortgage loan in loan group 2, representing
                                 2.1% of the initial outstanding loan group 2
                                 balance), permit the borrower to enter into
                                 both additional subordinate financing that is
                                 secured by the related mortgaged property and
                                 additional subordinate financing that is not
                                 secured by the related mortgaged property,
                                 provided that, in each case, certain debt
                                 service coverage ratio and loan-to-value ratio
                                 tests are satisfied as further discussed in the
                                 footnotes of Appendix II to this prospectus
                                 supplement.

                                 One (1) of the mortgage loans, representing
                                 0.5% of the initial outstanding pool balance
                                 (and representing 0.5% of the initial
                                 outstanding loan group 1 balance), permits the
                                 borrower to enter into both additional
                                 subordinate financing that is secured by the
                                 related mortgaged property or additional
                                 financing that is secured by a pledge of equity
                                 interests in the borrower, provided that, in
                                 each case, certain debt service coverage ratio
                                 and loan-to-value ratio tests are satisfied as
                                 further discussed in the footnotes of Appendix
                                 II to this prospectus supplement.

                                 In general, borrowers that have not agreed to
                                 certain special purpose covenants in the
                                 related mortgage loan documents may also be
                                 permitted to incur additional financing that is
                                 not secured by the mortgaged property.

                                 In the case of some or all of the mortgage
                                 loans with existing subordinate or mezzanine
                                 debt, the holder of the subordinate or
                                 mezzanine loan has the right to cure certain
                                 defaults occurring on the mortgage loan and/or
                                 the right to purchase the mortgage loan from
                                 the trust if certain defaults on the mortgage
                                 loan occur. The purchase price required to be
                                 paid in connection with such a purchase is
                                 generally equal to the outstanding principal
                                 balance of the mortgage loan, together with
                                 accrued and unpaid interest on, and all unpaid
                                 servicing expenses and advances relating to,
                                 the mortgage loan. Such purchase price
                                 generally does not include a yield maintenance
                                 charge or prepayment premium. Accordingly, such
                                 purchase (if made prior to the maturity date or
                                 anticipated repayment date) will have the
                                 effect of a prepayment made without payment of
                                 a yield maintenance charge or prepayment
                                 premium.

                                      S-65

                                 We make no representation as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in such
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow on the related borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 suffer by not making capital infusions to
                                 support the mortgaged property.

                                 Generally, all of the mortgage loans also
                                 permit the related borrower to incur other
                                 unsecured indebtedness, including but not
                                 limited to trade payables, in the ordinary
                                 course of business and to incur indebtedness
                                 secured by equipment or other personal property
                                 located at the mortgaged property.

                                 When a mortgage loan borrower, or its
                                 constituent members, also has one or more other
                                 outstanding loans, even if the loans are
                                 subordinated or are mezzanine loans not
                                 directly secured by the mortgaged property, the
                                 trust is subjected to certain risks. For
                                 example, the borrower may have difficulty
                                 servicing and repaying multiple loans. Also,
                                 the existence of another loan generally will
                                 make it more difficult for the borrower to
                                 obtain refinancing of the mortgage loan and may
                                 thus jeopardize the borrower's ability to repay
                                 any balloon payment due under the mortgage loan
                                 at maturity or to repay the mortgage loan on
                                 its anticipated repayment date. Moreover, the
                                 need to service additional debt may reduce the
                                 cash flow available to the borrower to operate
                                 and maintain the mortgaged property.

                                 Additionally, if the borrower, or its
                                 constituent members, is obligated to another
                                 lender, actions taken by other lenders could
                                 impair the security available to the trust. If
                                 a junior lender files an involuntary bankruptcy
                                 petition against the borrower, or the borrower
                                 files a voluntary bankruptcy petition to stay
                                 enforcement by a junior lender, the trust's
                                 ability to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of a junior lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in

                                      S-66

                                 In re 203 North LaSalle Street Partnership, 246
                                 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
                                 United States Bankruptcy Court for the Northern
                                 District of Illinois refused to enforce a
                                 provision of a subordination agreement that
                                 allowed a first mortgagee to vote a second
                                 mortgagee's claim with respect to a Chapter 11
                                 reorganization plans on the grounds
                                 prebankruptcy contracts cannot override rights
                                 expressly provided by the Bankruptcy Code. This
                                 holding, which at least one court has already
                                 followed, potentially limits the ability of a
                                 senior lender to accept or reject a
                                 reorganization plan or to control the
                                 enforcement of remedies against a common
                                 borrower over a subordinated lender's
                                 objections.

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II attached to this
                                 prospectus supplement.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN
AND CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN            Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay the commencement or
                                 continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may reduce the amount of
                                 secured indebtedness to the then current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the difference between the then current
                                 value and the amount of its outstanding
                                 mortgage indebtedness. A bankruptcy court also
                                 may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as
                                 debtor-in-possession, has special powers to
                                 avoid, subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lockbox

                                      S-67

                                 arrangement to be used by the borrower to
                                 maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                    Certain of the mortgage loans may have sponsors
                                 that have previously filed bankruptcy or have
                                 been subject to foreclosure actions, which in
                                 some cases may have involved the same property
                                 that currently secures the mortgage loan. In
                                 each case, the related entity or person has
                                 emerged from bankruptcy or, in the case of
                                 previous foreclosure actions, is not permitted
                                 to directly or indirectly manage the related
                                 borrower. However, we cannot assure you that
                                 such sponsors will not be more likely than
                                 other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS        Certain of the mortgage loans lack many
                                 provisions that are customary in mortgage loans
                                 intended for securitization. Generally, the
                                 borrowers with respect to these mortgage loans
                                 are not required to make payments to lockboxes
                                 or to maintain reserves for certain expenses,
                                 such as taxes, insurance premiums, capital
                                 expenditures, tenant improvements and leasing
                                 commissions, and the lenders under these
                                 mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers are not special purpose
                                 entities. The loan documents and organizational
                                 documents of these borrowers that are not
                                 special purpose entities generally do not limit
                                 the purpose of the borrowers to owning the
                                 mortgaged properties and do not contain the
                                 representations, warranties and covenants
                                 customarily employed to ensure that a borrower
                                 is a special purpose

                                      S-68

                                 entity (such as limitations on indebtedness,
                                 affiliate transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan. In
                                 addition, many of the borrowers and their
                                 owners do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of the borrower.
                                 One of the purposes of an independent director
                                 is to avoid a bankruptcy petition filing that
                                 is intended solely to benefit a borrower's
                                 affiliate and is not justified by the
                                 borrower's own economic circumstances.
                                 Therefore, the borrowers described above may be
                                 more likely to file or be subject to voluntary
                                 or involuntary bankruptcy petitions which may
                                 adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers of the
                                 mortgaged properties. Additionally, we cannot
                                 assure you that the property managers will be
                                 in a financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                   Provisions prohibiting prepayment during a
                                 lock-out period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges may not be enforceable in some states
                                 and under federal bankruptcy law. Provisions
                                 requiring the payment of prepayment

                                      S-69

                                 premiums or yield maintenance charges also may
                                 be interpreted as constituting the collection
                                 of interest for usury purposes. Accordingly, we
                                 cannot assure you that the obligation to pay
                                 any prepayment premium or yield maintenance
                                 charge will be enforceable either in whole or
                                 in part, regardless of whether the prepayment
                                 is voluntary or involuntary. Also, we cannot
                                 assure you that foreclosure proceeds will be
                                 sufficient to pay an enforceable prepayment
                                 premium or yield maintenance charge.

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain jurisdictions,
                                 collateral substitution provisions might be
                                 deemed unenforceable under applicable law or
                                 public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert such funds for
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE
BENEFITS OF THESE PROVISIONS
MAY OTHERWISE BE LIMITED AND
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             The mortgage pool includes three (3) groups of
                                 mortgage loans, representing 2.5% of the
                                 initial outstanding pool balance (and
                                 representing 2.7% of the initial outstanding
                                 loan group 1 balance), under which an aggregate
                                 amount of indebtedness is secured by multiple
                                 real properties, through
                                 cross-collateralization with other mortgage
                                 loans or otherwise. This arrangement attempts
                                 to reduce the risk that one mortgaged real
                                 property may not generate enough net operating
                                 income to pay debt service. However,
                                 arrangements of this type involving more than
                                 one borrower (i.e. in the case of
                                 cross-collateralized mortgage loans) could be
                                 challenged as fraudulent conveyances if:

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                      S-70

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments
                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances, invalidating the loan or the
                                 related mortgages that are subject to
                                 cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

                                 Moreover, three (3) groups of multi-property
                                 mortgage loans or crossed loan groups,
                                 representing 0.6% of the initial outstanding
                                 pool balance (and representing 0.7% of the
                                 initial outstanding loan group 1 balance), are
                                 secured by mortgaged properties located in
                                 various states. Foreclosure actions are brought
                                 in state court and the courts of one state
                                 cannot exercise jurisdiction over property in
                                 another state. Upon a default under any of
                                 these mortgage loans, it may not be possible to
                                 foreclose on the related mortgaged real
                                 properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also cannot assure you that
                                 cash flow from the properties will be
                                 sufficient to fully fund the ongoing monthly
                                 reserve requirements or to enable the borrowers
                                 under the related mortgage loans to fully pay
                                 for those items.

                                      S-71

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on your certificates. At
                                 origination of the mortgage loans, the mortgage
                                 loan sellers took steps to establish that the
                                 use and operation of the mortgaged properties
                                 securing the mortgage loans were in compliance
                                 in all material respects with all applicable
                                 zoning, land-use and building ordinances,
                                 rules, regulations, and orders. Evidence of
                                 this compliance may be in the form of legal
                                 opinions, confirmations from government
                                 officials, title policy endorsements,
                                 appraisals, zoning consultants' reports and/or
                                 representations by the related borrower in the
                                 related mortgage loan documents. These steps
                                 may not have revealed all possible violations
                                 and certain mortgaged properties that were in
                                 compliance may not remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage loan sellers generally do not consider
                                 those defects known to them to be material or
                                 have obtained policy endorsements and/or law
                                 and ordinance insurance to mitigate the risk of
                                 loss associated with any material violation or
                                 noncompliance. In some cases, the use,
                                 operation and/or structure of a mortgaged
                                 property constitutes a permitted nonconforming
                                 use and/or structure as a result of changes in
                                 zoning laws after such mortgaged properties
                                 were constructed and the structure may not be
                                 rebuilt to its current state or be used for its
                                 current purpose if a material casualty event
                                 occurs. Insurance proceeds may not be
                                 sufficient to pay the mortgage loan in full if
                                 a material casualty event were to occur, or the
                                 mortgaged property, as rebuilt for a conforming
                                 use, may not generate sufficient income to
                                 service the mortgage loan and the value of the
                                 mortgaged property or its revenue producing
                                 potential may not be the same as it was before
                                 the casualty. If a mortgaged property could not
                                 be rebuilt to its current state or its current
                                 use were no longer permitted due to building
                                 violations or changes in

                                      S-72

                                 zoning or other regulations, then the borrower
                                 might experience cash flow delays and
                                 shortfalls or be subject to penalties that
                                 would reduce or delay the amount of proceeds
                                 available for distributions on your
                                 certificates.

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that the
                                 occurrence of any condemnation will not have a
                                 negative impact upon the distributions on your
                                 certificates.

IMPACT OF TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                       On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. In its aftermath, there was
                                 considerable uncertainty in the world financial
                                 markets. It is impossible to predict whether,
                                 or the extent to which, future terrorist
                                 activities may occur in the United States.
                                 According to publicly available reports, the
                                 financial markets have in the past responded to
                                 the uncertainty with regard to the scope,
                                 nature and timing of current and possible
                                 future military responses led by the United
                                 States, as well as to the disruptions in air
                                 travel, substantial losses reported by various
                                 companies including airlines, insurance
                                 providers and aircraft makers, the need for
                                 heightened security across the country and
                                 decreases in consumer confidence that can cause
                                 a general slowdown in economic growth.

                                 It is impossible to predict the duration of the
                                 current military involvement of the United
                                 States in Iraq or Afghanistan and whether the
                                 United States will be involved in any other
                                 future military actions. The continued presence
                                 of United States military personnel in Iraq and
                                 Afghanistan may prompt further terrorist
                                 attacks against the United States.

                                 It is uncertain what effects the aftermath of
                                 such military operations of the United States
                                 in Iraq, any future terrorist activities in the
                                 United States or abroad and/or any consequent
                                 actions on the part of the

                                      S-73

                                 United States Government and others, including
                                 military action, will have on: (a) United
                                 States and world financial markets, (b) local,
                                 regional and national economies, (c) real
                                 estate markets across the United States, (d)
                                 particular business segments, including those
                                 that are important to the performance of the
                                 mortgaged properties that secure the mortgage
                                 loans and/or (e) insurance costs and the
                                 availability of insurance coverage for
                                 terrorist acts, particularly for large
                                 mortgaged properties, which could adversely
                                 affect the cash flow at such mortgaged
                                 properties. In particular, the decrease in air
                                 travel may have a negative effect on certain of
                                 the mortgaged properties, including hospitality
                                 mortgaged properties and those mortgaged
                                 properties in tourist areas which could reduce
                                 the ability of such mortgaged properties to
                                 generate cash flow. As a result, the ability of
                                 the mortgaged properties to generate cash flow
                                 may be adversely affected. These disruptions
                                 and uncertainties could materially and
                                 adversely affect the value of, and your ability
                                 to resell, your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are
                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage loans
                                 generally do not require borrowers to maintain
                                 earthquake, hurricane or flood insurance and we
                                 cannot assure you that borrowers will attempt
                                 or be able to obtain adequate insurance against
                                 such risks. If a borrower does not have
                                 insurance against such risks and a casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect such
                                 reconstruction or major repairs or may
                                 materially increase their cost.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City, the Washington, D.C.
                                 area and Pennsylvania, the comprehensive
                                 general liability and business interruption or
                                 rent loss insurance policies required by
                                 typical mortgage loans (which are generally
                                 subject to periodic renewals during the term of
                                 the related mortgage loans) have been affected.
                                 To give time for private markets to develop a
                                 pricing mechanism and to build capacity to
                                 absorb future losses that may occur due to
                                 terrorism, on November 26, 2002 the Terrorism
                                 Risk Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 The Terrorism Insurance Program is a temporary
                                 program intended to ensure that commercial
                                 property and casualty insurance for terrorism
                                 risk is widely available and affordable by
                                 providing a federal risk sharing program to
                                 spread the risk of losses in the event of
                                 future

                                      S-74

                                 terrorist attacks among the federal government,
                                 issuers and policyholders. Substantially all
                                 property and casualty insurers doing business
                                 in the United States are required to
                                 participate in the program established by the
                                 Terrorism Risk Insurance Act of 2002 and all
                                 terrorism exclusions in effect on the date of
                                 the enactment of the statute are void to the
                                 extent they would exclude losses covered by it.

                                 The Terrorism Insurance Program was originally
                                 scheduled to expire on December 31, 2005.
                                 However, on December 22, 2005, the Terrorism
                                 Risk Insurance Extension Act of 2005 was
                                 enacted, which extended the duration of the
                                 Terrorism Insurance Program until December 31,
                                 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and through
                                 December 31, 2007 will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that results in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                 In addition, with respect to any act of
                                 terrorism occurring after January 1, 2007, no
                                 compensation will be paid under the Terrorism
                                 Insurance Program unless the aggregate industry
                                 losses relating to such act of terror exceed
                                 $100 million. As a result, unless the borrowers
                                 obtain separate coverage for events that do not
                                 meet these thresholds (which coverage may not
                                 be required by the respective loan documents
                                 and may not otherwise be obtainable), such
                                 events would not be covered.

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation will be equal to
                                 85% of that portion of insured losses that
                                 exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion (and
                                 the insurers will not be liable for any amount
                                 that exceeds this cap).

                                 Through December 2007, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses. Any state approval
                                 of those types of exclusions in force on
                                 November 26, 2002 are also voided.

                                 There can be no assurance that upon the
                                 expiration of the Terrorism Insurance Program,
                                 subsequent terrorism insurance legislation will
                                 be passed. Because it is a temporary program,
                                 there is no assurance that it will create any
                                 long-term changes in the availability and cost
                                 of such insurance.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 mortgage loans may result. In addition, the
                                 failure to maintain that type of insurance may
                                 constitute a default under a mortgage loan,
                                 which could result in

                                      S-75

                                 the acceleration and foreclosure of that
                                 mortgage loan. Alternatively, the increased
                                 costs of maintaining that type of insurance
                                 could have an adverse effect on the financial
                                 condition of the mortgage loan borrowers.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. If those casualty losses are
                                 not covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY
INSURANCE                        The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to
                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of each
                                 related mortgaged property and the outstanding
                                 principal balance of the mortgage loan or (B)
                                 the related borrower will maintain such
                                 insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 such requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the replacement cost of
                                 the property less depreciation. The
                                 determination of "actual cash value" is both
                                 inexact and heavily dependent on facts and
                                 circumstances. Notwithstanding the requirements
                                 of the loan documents, an insurer may refuse to
                                 insure a mortgaged property for the loan amount
                                 if it determines that the "actual cash value"
                                 of the mortgaged property would be a lower
                                 amount, and even if it does insure a mortgaged
                                 property for the full loan amount, if at the
                                 time of casualty the "actual cash value" is
                                 lower, and the mortgaged property is not
                                 restored, only the "actual cash value" will be
                                 paid. Accordingly, if a borrower does not meet
                                 the conditions to restore a mortgaged property
                                 and the mortgagee elects to require the
                                 borrower to apply the insurance proceeds to
                                 repay the mortgage loan, rather than toward
                                 restoration, there can be no assurance that
                                 such proceeds will be sufficient to repay the
                                 mortgage loan.

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that such policies are
                                 drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under such policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

                                      S-76

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY   Licensed engineers or consultants generally
                                 inspected the mortgaged properties and prepared
                                 engineering reports in connection with the
                                 origination or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements. However, we cannot assure you
                                 that all conditions requiring repair or
                                 replacement were identified. In those cases
                                 where a material condition was disclosed, such
                                 condition has been or is required to be
                                 remedied to the mortgage loan seller's
                                 satisfaction, or funds as deemed necessary by
                                 the mortgage loan seller, or the related
                                 engineer or consultant have been reserved to
                                 remedy the material condition. No additional
                                 property inspections were conducted by us in
                                 connection with the issuance of the
                                 certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES      An appraisal certified by the applicable
                                 appraiser to be in compliance with FIRREA was
                                 conducted in respect of each mortgaged property
                                 in connection with the origination or
                                 securitization of the related mortgage loan.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present or future values. The
                                 person performing the appraisal may have
                                 reached a different conclusion of value than
                                 the conclusion that would be reached by a
                                 different appraiser appraising the same
                                 property. Moreover, the values of the mortgaged
                                 properties may have changed significantly since
                                 the appraisal was performed. In addition,
                                 appraisals seek to establish the amount a
                                 typically motivated buyer would pay a typically
                                 motivated seller. Such amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. The estimates of
                                 value reflected in the appraisals and the
                                 related loan-to-value ratios are presented for
                                 illustrative purposes only in Appendix I and
                                 Appendix II to this prospectus supplement. In
                                 each case the estimate presented is the one set
                                 forth in the most recent appraisal available to
                                 us as of the cut-off date, although we
                                 generally have not obtained updates to the
                                 appraisals. There is no assurance that the
                                 appraisal values indicated accurately reflect
                                 past, present or future market values of the
                                 mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because

                                      S-77

                                 realized losses are allocated to the class
                                 outstanding at any time with the lowest payment
                                 priority and principal on the certificates
                                 entitled to principal is generally payable in
                                 sequential order or alphabetical order
                                 (provided that the Class A-M Certificates will
                                 be senior in right to the Class A-J
                                 Certificates), with such classes generally not
                                 being entitled to receive principal until the
                                 preceding class or classes entitled to receive
                                 principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                     As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J Certificates). Losses on the mortgage
                                 loans will be allocated to the Class P, Class
                                 O, Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B, Class A-J and Class A-M
                                 Certificates, in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated or cause
                                 shortfalls to the Class A-1, Class A-2, Class
                                 A-3, Class A-AB, Class A-4, Class A-1A
                                 Certificates, pro rata, and, solely with
                                 respect to losses of interest, to the Class X
                                 Certificates, in proportion to the amounts of
                                 interest or principal distributable on those
                                 certificates.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the special servicer will
                                 generally retain an independent contractor to
                                 operate the property. Any net income from
                                 operations other than qualifying "rents from
                                 real property", or any rental income based on
                                 the net profits derived by any person from such
                                 property or allocable to a non-customary
                                 service, will subject the trust to a federal
                                 tax on such income at the highest marginal
                                 corporate tax rate, which is currently 35%,
                                 and, in addition, possible state or local tax.
                                 In this event, the net proceeds available for
                                 distribution on your certificates will be
                                 reduced. The special servicer may permit the
                                 trust to earn such above described "net income
                                 from foreclosure property" but only if it
                                 determines that the net after-tax benefit to
                                 certificateholders is greater than under
                                 another method of operating or leasing the
                                 mortgaged property. In addition, if the trust
                                 were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such mortgaged
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

                                      S-78

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON YOUR
CERTIFICATES                     Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the master servicer or special servicer
                                 may be required to foreclose first on mortgaged
                                 properties located in states where these "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the ability to
                                 realize upon the mortgage loans may be
                                 significantly delayed and otherwise limited by
                                 the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Twenty (20) groups of mortgage loans (which
                                 include eighteen (18) groups of mortgage loans
                                 in loan group 1, representing 40.0% of the
                                 initial loan group 1 balance, and two (2)
                                 groups of mortgage loans in loan group 2,
                                 representing 7.8% of the initial loan group 2
                                 balance), the three (3) largest of which
                                 represent 8.5%, 7.3% and 6.2%, respectively, of
                                 the initial outstanding pool balance, were made
                                 to borrowers that are affiliated through common
                                 ownership of partnership or other equity
                                 interests and where, in general, the related
                                 mortgaged properties are commonly managed. The
                                 related borrower concentrations of the three
                                 (3) largest groups in loan group 1 represent
                                 9.1%, 7.9% and 6.7%, respectively, of the
                                 initial outstanding loan group 1 balance, the
                                 two (2) groups in loan group 2 represent 5.8%
                                 and 2.0% of the initial outstanding loan group
                                 2 balance.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one such property, it could defer
                                 maintenance at one or more other mortgaged
                                 properties in order to satisfy current expenses
                                 with respect to the mortgaged property
                                 experiencing financial difficulty, or it could
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition that might have the effect
                                 of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following
                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of

                                      S-79

                                 these provisions. Accordingly, if a mortgaged
                                 property is located in such a jurisdiction and
                                 is leased to one or more desirable tenants
                                 under leases that are subordinate to the
                                 mortgage and do not contain attornment
                                 provisions, such mortgaged property could
                                 experience a further decline in value if such
                                 tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or condemnation awards, or
                                 which could affect the enforcement of the
                                 lender's rights, for example, an option to
                                 purchase the mortgaged property or a right of
                                 first refusal to purchase the mortgaged
                                 property, the provisions of the lease will take
                                 precedence over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Such provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price.

TENANCIES IN COMMON MAY HINDER
RECOVERY                         Borrowers under seventeen (17) mortgage loans,
                                 representing 5.7% of the initial outstanding
                                 pool balance (which include fifteen (15)
                                 mortgage loans in loan group 1, representing
                                 5.2% of the initial outstanding loan group 1
                                 balance, and two (2) mortgage loan in loan
                                 group 2, representing 12.4% of the initial
                                 outstanding loan group 2 balance, and which
                                 include Mortgage Loan Nos. 24, 29, 34, 44, 75,
                                 76, 78, 79, 81, 102, 122, 127, 135, 167, 191,
                                 236 and 244) own the related mortgaged property
                                 as tenants-in-common. In general, with respect
                                 to a tenant-in-common ownership structure, each
                                 tenant-in-common owns an undivided interest in
                                 the property and if such tenant-in-common
                                 desires to sell its interest in the property
                                 (and is unable to find a buyer or otherwise
                                 needs to force a partition) the
                                 tenant-in-common has the ability to request
                                 that a court order a sale of the property and
                                 distribute the proceeds to each
                                 tenant-in-common proportionally.

                                 In addition, Mortgage Loan No. 38, which had an
                                 outstanding principal balance as of the cut-off
                                 date of $13,755,000, representing 0.7% of the
                                 initial outstanding pool balance (and
                                 representing 0.7% of the initial outstanding
                                 loan group 1 balance), permits the existing
                                 borrower to prospectively sell its interest in
                                 the related mortgaged property to a
                                 tenant-in-common ownership structure.

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management

                                      S-80

                                 and a substantial decrease in the amount
                                 recoverable upon the related mortgage loan. In
                                 some cases, the related mortgage loan documents
                                 provide for full recourse to the related
                                 tenant-in-common borrower or the guarantor if a
                                 tenant-in-common files for partition or
                                 bankruptcy. In some cases, the related
                                 tenant-in-common borrower waived its right to
                                 partition, reducing the risk of partition.
                                 However, there can be no assurance that, if
                                 challenged, this waiver would be enforceable.
                                 In some cases, the related tenant-in-common
                                 borrower is a special purpose entity (in some
                                 cases bankruptcy-remote), reducing the risk of
                                 bankruptcy. The tenant-in-common structure may
                                 cause delays in the enforcement of remedies
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court stay
                                 will be reinstated. There can be no assurance
                                 that a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX ABATEMENT
ARRANGEMENTS MAY REDUCE
PAYMENTS TO CERTIFICATEHOLDERS   Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements may be scheduled
                                 to terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                There may be pending or threatened legal
                                 actions, suits or proceedings against the
                                 borrowers and managers of the mortgaged
                                 properties and their respective affiliates
                                 arising out of their ordinary business. We
                                 cannot assure you that any such actions, suits
                                 or proceedings would not have a material
                                 adverse effect on your certificates.

                                 With respect to six (6) mortgage loans,
                                 representing approximately 2.2% of the initial
                                 outstanding pool balance (and representing 2.3%
                                 of the initial outstanding loan group 1
                                 balance), certain sponsors of the related
                                 borrowers, including W.P. Carey & Co. LLC
                                 ("W.P. Carey"), Corporate Property Associates
                                 14 Global Inc., Corporate Property Associates
                                 15 Global Inc., and Corporate Property
                                 Associates 16 Global Inc. (collectively, the
                                 "W.P. Carey Sponsors), have advised us that, in
                                 March 2004, Carey Financial Corporation ("Carey
                                 Financial"), the broker-dealer that managed the
                                 public offerings of Corporate Property
                                 Associates 15 Incorporated ("CPA 15") and a
                                 wholly-owned subsidiary of one of the W.P.
                                 Carey Sponsors, received a letter from the SEC
                                 alleging various federal securities laws
                                 violations by CPA 15 and Carey Financial in
                                 connection with CPA 15's public offerings
                                 between

                                      S-81

                                 September 2002 and March 2003. The violations
                                 alleged in connection with these public
                                 offerings concern the selling of shares without
                                 an effective registration statement and various
                                 material misstatements and omissions in the
                                 offering materials delivered in connection with
                                 these offerings. W.P. Carey reported in its
                                 September 2004 Form 10-Q that it, Carey
                                 Financial and CPA 15 have each received
                                 subpoenas from the staff of the SEC's Division
                                 of Enforcement (the "SEC Enforcement Staff")
                                 requesting information relating to, among other
                                 things, the events addressed in the March 2004
                                 letter. W.P. Carey further reported in its
                                 March 2005 Form 10-Q that the scope of the SEC
                                 Enforcement Staff's inquiries has broadened to
                                 include broker-dealer compensation arrangements
                                 in connection with CPA 15 and other REITS
                                 managed by W.P. Carey, including the W.P. Carey
                                 Sponsors. Based on W.P. Carey's Form 10-K for
                                 2006, these investigations remain outstanding.
                                 It cannot be determined at this time what
                                 action, if any, the SEC will pursue against any
                                 member of the W.P. Carey Sponsors, the remedies
                                 the SEC may seek against the W.P. Carey
                                 Sponsors (which may include civil monetary
                                 penalties, injunctive relief or rescission) or
                                 the effect on the operations of the W.P. Carey
                                 Sponsors if an action is brought by the SEC.
                                 Although no action is currently pending against
                                 any member of the W.P. Carey Sponsors, we
                                 cannot assure you that any action relating to
                                 these allegations, if commenced, would not have
                                 a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs such costs or fines, the amount
                                 available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                     Conflicts between various certificateholders.
                                 The special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans. The operating adviser will have
                                 the right to replace the special servicer upon
                                 satisfaction of certain conditions set forth in
                                 the pooling and servicing agreement. At any
                                 given time, the operating adviser will be
                                 controlled generally by the holders of the most
                                 subordinate, or, if its certificate principal
                                 balance is less than 25% of its original
                                 certificate balance, the next most subordinate,
                                 class of certificates, that is, the controlling
                                 class, outstanding from time to time (or with
                                 respect to an A/B Mortgage Loan, the holder of
                                 the related B Note to the extent set forth in
                                 the related intercreditor agreement), and such
                                 holders may have interests in conflict with
                                 those of the holders of the other certificates.
                                 In addition, the operating adviser will have
                                 the right to approve the determination of
                                 customarily acceptable costs with respect to
                                 insurance coverage and the right to advise the
                                 special servicer with respect to certain
                                 actions of the special servicer and, in
                                 connection with such rights, may act solely in

                                      S-82

                                 the interest of the holders of certificates of
                                 the controlling class, without any liability to
                                 any certificateholder. For instance, the
                                 holders of certificates of the controlling
                                 class might desire to mitigate the potential
                                 for loss to that class from a troubled mortgage
                                 loan by deferring enforcement in the hope of
                                 maximizing future proceeds. However, the
                                 interests of the trust may be better served by
                                 prompt action, since delay followed by a market
                                 downturn could result in less proceeds to the
                                 trust than would have been realized if earlier
                                 action had been taken. In general, no servicer
                                 is required to act in a manner more favorable
                                 to the offered certificates than to the
                                 privately offered certificates.

                                 The master servicer, any primary servicer, the
                                 special servicer or an affiliate of any of them
                                 may hold subordinate mortgage notes or acquire
                                 certain of the most subordinated certificates,
                                 including those of the initial controlling
                                 class. Under such circumstances, the master
                                 servicer, a primary servicer and the special
                                 servicer may have interests that conflict with
                                 the interests of the other holders of the
                                 certificates. However, the pooling and
                                 servicing agreement and each primary servicing
                                 agreement will provide that the mortgage loans
                                 are to be serviced in accordance with the
                                 servicing standard and without regard to
                                 ownership of any certificates by the master
                                 servicer, the primary servicer or the special
                                 servicer, as applicable. The initial special
                                 servicer under the pooling and servicing
                                 agreement will be Centerline Servicing Inc.
                                 (formerly known as ARCap Servicing, Inc.); the
                                 initial operating adviser under the pooling and
                                 servicing agreement will be Centerline REIT
                                 Inc. (formerly known as ARCap REIT, Inc.).

                                 Conflicts between certificateholders and the
                                 Non-Serviced Mortgage Loan Master Servicer
                                 and/or the Non-Serviced Mortgage Loan Special
                                 Servicer. Any non-serviced mortgage loan will
                                 be serviced and administered pursuant to the
                                 related non-serviced mortgage loan pooling and
                                 servicing agreement, which provides for
                                 servicing arrangements that are generally
                                 consistent with the terms of other comparably
                                 rated commercial mortgage loan securitizations.
                                 Consequently, non-serviced mortgage loans will
                                 not be serviced and administered pursuant to
                                 the terms of the pooling and servicing
                                 agreement. In addition, the legal and/or
                                 beneficial owners of the other mortgage loans
                                 secured by the mortgaged property securing
                                 non-serviced mortgage loans, directly or
                                 through representatives, have certain rights
                                 under the related non-serviced mortgage loan
                                 pooling and servicing agreement and the related
                                 intercreditor agreement that affect such
                                 mortgage loans, including with respect to the
                                 servicing of such mortgage loans and the
                                 appointment of a special servicer with respect
                                 to such mortgage loans. Those legal and/or
                                 beneficial owners may have interests that
                                 conflict with your interests.

                                 Conflicts between certificateholders and the
                                 holders of subordinate notes. Pursuant to the
                                 terms of the related intercreditor agreements,
                                 neither the master servicer nor special
                                 servicer may enter into material amendments,
                                 modifications or extensions of a mortgage loan
                                 in a material manner without the consent of the
                                 holder of the related subordinate note, subject
                                 to the expiration of the subordinate note
                                 holder's consent rights. The holders of the
                                 subordinate notes (or their respective
                                 designees) may have interests in conflict with
                                 those of the

                                      S-83

                                 certificateholders of the classes of offered
                                 certificates. As a result, approvals to
                                 proposed actions of the master servicer or
                                 special servicer, as applicable, under the
                                 pooling and servicing agreement may not be
                                 granted in all instances, thereby potentially
                                 adversely affecting some or all of the classes
                                 of offered certificates.

                                 Conflicts between certificateholders and
                                 primary servicer. The primary servicer for
                                 certain of the mortgage loans will be Principal
                                 Global Investors, LLC, an affiliate of a
                                 mortgage loan seller. The primary servicer for
                                 certain of the mortgage loans will be Wells
                                 Fargo Bank, National Association, a mortgage
                                 loan seller. It is anticipated that the master
                                 servicer will delegate many of its servicing
                                 obligations with respect to these mortgage
                                 loans to such primary servicers pursuant to
                                 primary servicing agreements. Under these
                                 circumstances, the primary servicers, because
                                 it is either a seller or an affiliate of a
                                 seller, may have interests that conflict with
                                 the interests of the holders of the
                                 certificates.

                                 Conflicts between borrowers and property
                                 managers. It is likely that many of the
                                 property managers of the mortgaged properties,
                                 or their affiliates, manage additional
                                 properties, including properties that may
                                 compete with the mortgaged properties.
                                 Affiliates of the managers, and managers
                                 themselves, also may own other properties,
                                 including competing properties. The managers of
                                 the mortgaged properties may accordingly
                                 experience conflicts of interest in the
                                 management of such mortgaged properties.

                                 Conflicts between the trust and the mortgage
                                 loan sellers. The activities of the mortgage
                                 loan sellers, and their affiliates or
                                 subsidiaries, may involve properties that are
                                 in the same markets as the mortgaged properties
                                 underlying the certificates. In such case, the
                                 interests of each of the mortgage loan sellers,
                                 or their affiliates or subsidiaries, may differ
                                 from, and compete with, the interests of the
                                 trust, and decisions made with respect to those
                                 assets may adversely affect the amount and
                                 timing of distributions with respect to the
                                 certificates. Conflicts of interest may arise
                                 between the trust and each of the mortgage loan
                                 sellers, or their affiliates or subsidiaries,
                                 that engage in the acquisition, development,
                                 operation, leasing, financing and disposition
                                 of real estate if those mortgage loan sellers
                                 acquire any certificates. In particular, if
                                 certificates held by a mortgage loan seller are
                                 part of a class that is or becomes the
                                 controlling class the mortgage loan seller as
                                 part of the holders of the controlling class
                                 would have the ability to influence certain
                                 actions of the special servicer under
                                 circumstances where the interests of the trust
                                 conflict with the interests of the mortgage
                                 loan seller, or its affiliates or subsidiaries,
                                 as acquirors, developers, operators, tenants,
                                 financers or sellers of real estate related
                                 assets.

                                 The mortgage loan sellers, or their affiliates
                                 or subsidiaries, may acquire a portion of the
                                 certificates. Under those circumstances, they
                                 may become the controlling class, and as the
                                 controlling class, have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine

                                      S-84

                                 loans related to certain of the mortgage loans
                                 may be held by the respective sellers of such
                                 mortgage loan or affiliates or subsidiaries
                                 thereof. The holders of such subordinate
                                 indebtedness or such mezzanine loans may have
                                 interests that conflict with the interests of
                                 the holders of the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller, or an affiliate or
                                 subsidiary of a mortgage loan seller, and the
                                 mortgage loan sellers, or their affiliates or
                                 subsidiaries, may have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 Each of the mortgage loan sellers, and their
                                 affiliates or subsidiaries, have made and/or
                                 may make or have preferential rights to make
                                 loans to, or equity investments in, affiliates
                                 of the borrowers under the mortgage loans.

                                 Other Conflicts. The depositor is an affiliate
                                 of Bear Stearns Commercial Mortgage, Inc., a
                                 mortgage loan seller and a sponsor, and Bear,
                                 Stearns & Co. Inc., one of the underwriters.
                                 Morgan Stanley Mortgage Capital Inc., one of
                                 the mortgage loan sellers and a sponsor, is an
                                 affiliate of Morgan Stanley & Co. Incorporated,
                                 one of the underwriters. Wells Fargo Bank,
                                 National Association is a mortgage loan seller,
                                 a sponsor, the master servicer, the paying
                                 agent, the certificate registrar and the
                                 authenticating agent. Principal Commercial
                                 Funding II, LLC, a mortgage loan seller and
                                 sponsor, is affiliated with Principal Global
                                 Investors, LLC, one of the primary servicers.
                                 LaSalle Bank National Association and Morgan
                                 Stanley Mortgage Capital Inc. are parties to a
                                 custodial agreement whereby LaSalle, for
                                 consideration, provides custodial services to
                                 Morgan Stanley Mortgage Capital Inc. for
                                 certain commercial mortgage loans originated or
                                 purchased by it. Pursuant to this custodial
                                 agreement, LaSalle Bank National Association is
                                 currently providing custodial services for most
                                 of the mortgage loans to be sold by Morgan
                                 Stanley Mortgage Capital Inc. to the depositor
                                 in connection with this securitization. The
                                 terms of the custodial agreement are customary
                                 for the commercial mortgage-backed
                                 securitization industry providing for the
                                 delivery, receipt, review and safekeeping of
                                 mortgage loan files. LaSalle Bank National
                                 Association and Bear Stearns Commercial
                                 Mortgage Inc. are parties to a custodial
                                 agreement whereby LaSalle, for consideration,
                                 provides custodial services to Bear Stearns
                                 Commercial Mortgage Inc. for certain commercial
                                 mortgage loans originated or purchased by it.
                                 Pursuant to this custodial agreement, LaSalle
                                 Bank National Association is currently
                                 providing custodial services for most of the
                                 mortgage loans to be sold by Bear Stearns
                                 Commercial Mortgage Inc. to the depositor in
                                 connection with this securitization. The terms
                                 of the custodial agreement are customary for
                                 the commercial mortgage-backed securitization
                                 industry providing for the delivery, receipt,
                                 review and safekeeping of mortgage loan files.

PREPAYMENTS MAY REDUCE THE
YIELD ON YOUR CERTIFICATES       The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as

                                      S-85

                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of a mortgage loan seller's
                                 material breach of representations and
                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the
                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans as further discussed in
                                 the footnotes to Appendix II attached to this
                                 prospectus supplement.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lock-out periods or require payment of a
                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lock-out
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lock-out
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer, primary servicer or
                                      special servicer to enforce the related
                                      provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments (i) in connection with a casualty
                                 or condemnation unless an event of default has
                                 occurred or (ii) in connection with the
                                 resolution of a specially serviced mortgage
                                 loan. In addition, if a mortgage loan seller
                                 repurchases any mortgage loan from the trust
                                 due to the material breach of a representation
                                 or warranty or a material document defect or
                                 the mortgage loan is otherwise purchased from
                                 the trust (including certain purchases by the
                                 holder of a B Note or mezzanine loan), the
                                 repurchase price paid will be passed through to
                                 the holders of the certificates with the same
                                 effect as if the

                                      S-86

                                 mortgage loan had been prepaid in part or in
                                 full, except that no yield maintenance charge
                                 or prepayment premium will be payable. Any such
                                 repurchase or purchase may, therefore,
                                 adversely affect the yield to maturity on your
                                 certificates.

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in the
                                 form of lock-out periods, defeasance
                                 provisions, yield maintenance provisions and/or
                                 prepayment premium provisions, there can be no
                                 assurance that (i) borrowers will refrain from
                                 prepaying mortgage loans due to the existence
                                 of a yield maintenance charge or prepayment
                                 premium or (ii) involuntary prepayments or
                                 repurchases will not occur.

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead
                                 to substantial variance from loan to loan with
                                 respect to the amount of yield maintenance
                                 charge that is due on the related prepayment.
                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II
                                 attached to this prospectus supplement for a
                                 description of the various prepayment
                                 provisions.

RELEASE OF COLLATERAL            Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II attached to this prospectus
                                 supplement. In order to obtain such release
                                 (other than with respect to the release of
                                 certain non-material portions of the mortgaged
                                 properties which may not require payment of a
                                 release price), the borrower is required (among
                                 other things) to pay a release price, which may
                                 include a prepayment premium or yield
                                 maintenance charge on all or a portion of such
                                 payment.

                                 In addition, certain mortgage loans provide for
                                 the release, without prepayment or defeasance,
                                 of outparcels or other portions of the related
                                 mortgaged property that were given no value or
                                 minimal value in the underwriting process,
                                 subject to the satisfaction of certain
                                 conditions. In addition, certain of the
                                 mortgage loans permit the related borrower to
                                 substitute collateral under certain
                                 circumstances.

                                 See Appendix II attached to this prospectus
                                 supplement for further details regarding the
                                 various release provisions.

                                      S-87

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                 The yield on any certificate will depend on (1)
                                 the price at which such certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for such certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which such amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of the master servicer, the special
                                      servicer or the trustee, as applicable,
                                      out of the Certificate Account of
                                      nonrecoverable advances or advances
                                      remaining unreimbursed on a modified
                                      mortgage loan on the date of such
                                      modification;

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in
                                      master servicer compensation as described
                                      in this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      such certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

                                      S-88

YOU BEAR THE RISK OF
BORROWER DEFAULTS                The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J Certificates). Losses on the mortgage
                                 loans will be allocated to the Class P, Class
                                 O, Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B, Class A-J and Class A-M
                                 Certificates, in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated to the Class A-1
                                 Certificates, the Class A-2 Certificates, the
                                 Class A-3 Certificates, the Class A-AB
                                 Certificates, the Class A-4 Certificates and
                                 the Class A-1A Certificates, pro rata, and with
                                 respect to losses of interest only, the Class X
                                 Certificates based on their respective
                                 entitlements.

                                 If losses on the mortgage loans exceed the
                                 aggregate certificate balance of the classes of
                                 certificates subordinated to a particular
                                 class, that particular class will suffer a loss
                                 equal to the full amount of that excess up to
                                 the outstanding certificate balance of such
                                 class.

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and such losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, such yield could be
                                 negative. In general, the earlier a loss is
                                 borne by your certificates, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with an anticipated repayment
                                 date by its anticipated repayment date, the
                                 effect will be to increase the weighted average
                                 life of your certificates and may reduce your
                                 yield to maturity.

                                 Furthermore, if principal and interest advances
                                 and/or servicing advances are made with respect
                                 to a mortgage loan after default and the
                                 mortgage loan is thereafter worked out under
                                 terms that do not provide for the repayment of
                                 those advances in full at the time of the
                                 workout, then any reimbursements of those
                                 advances prior to the actual

                                      S-89

                                 collection of the amount for which the advance
                                 was made may also result in reductions in
                                 distributions of principal to the holders of
                                 the offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL
SERVICER, THE TRUSTEE MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR CERTIFICATES    To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, if applicable (and the
                                 related master servicer, the special servicer,
                                 the trustee or any fiscal agent in respect of
                                 any non-serviced mortgage loans), will be
                                 entitled to receive interest at the "prime
                                 rate" on unreimbursed advances they have made
                                 with respect to delinquent monthly payments or
                                 that are made with respect to the preservation
                                 and protection of the related mortgaged
                                 property or enforcement of the mortgage loan.
                                 This interest will generally accrue from the
                                 date on which the related advance is made or
                                 the related expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan. This interest may be
                                 offset in part by default interest and late
                                 payment charges paid by the borrower in
                                 connection with the mortgage loan or by certain
                                 other amounts. In addition, under certain
                                 circumstances, including delinquencies in the
                                 payment of principal and interest, a mortgage
                                 loan will be serviced by the special servicer,
                                 and the special servicer is entitled to
                                 compensation for special servicing activities.
                                 The right to receive interest on advances and
                                 special servicing compensation is senior to the
                                 rights of certificateholders to receive
                                 distributions. The payment of interest on
                                 advances and the payment of compensation to the
                                 special servicer may result in shortfalls in
                                 amounts otherwise distributable on the
                                 certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

                                 In addition, four (4) of the mortgaged
                                 properties, securing mortgage loans
                                 representing 1.9% of the initial outstanding
                                 pool balance (and representing 2.0% of the
                                 initial outstanding loan group 1 balance), are
                                 subject to a first mortgage lien on a leasehold
                                 interest under a ground lease.

                                 Six (6) of the mortgaged properties, securing
                                 mortgage loans representing 3.5% of the initial
                                 outstanding pool balance (which include five
                                 (5) mortgaged properties in loan group 1,
                                 securing mortgage loans representing 3.7% of
                                 the initial outstanding loan group 1 balance,
                                 and one (1) mortgaged property in loan group 2,
                                 securing a mortgage loan representing 0.7% of
                                 the initial outstanding loan group 2 balance),
                                 are subject to a mortgage, deed of trust or
                                 similar security instrument that creates a
                                 first mortgage lien on a fee interest in a
                                 portion of the related mortgaged property and a
                                 leasehold interest in the remainder of the
                                 related mortgaged property.

                                 Leasehold mortgage loans are subject to certain
                                 risks not associated

                                      S-90

                                 with mortgage loans secured by a lien on the
                                 fee estate of the borrower. The most
                                 significant of these risks is that if the
                                 borrower's leasehold were to be terminated upon
                                 a lease default, the lender would lose its
                                 security. Generally, each related ground lease
                                 requires the lessor to give the lender notice
                                 of the borrower's defaults under the ground
                                 lease and an opportunity to cure them, permits
                                 the leasehold interest to be assigned to the
                                 lender or the purchaser at a foreclosure sale,
                                 in some cases only upon the consent of the
                                 lessor, and contains certain other protective
                                 provisions typically included in a
                                 "mortgageable" ground lease.

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender such right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In such circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 In a decision by the United States Court of
                                 Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to provide
                                 adequate protection of the leasehold interests;
                                 however, the court ruled that this provision
                                 does not ensure continued possession of the
                                 property, but rather entitles the lessee to
                                 compensation for the value of its leasehold
                                 interest, typically from the sale proceeds.
                                 While there are certain circumstances under
                                 which a "free and clear" sale under Section
                                 363(f) of the Bankruptcy Code would not be
                                 authorized (including that the lessee could not
                                 be compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the other
                                 conditions of Section 363(f)(1)-(4) of the
                                 Bankruptcy Code otherwise permits the sale), we
                                 cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances

                                      S-91

                                 that, in the event of a statutory sale of
                                 leased property pursuant to Section 363(f) of
                                 the Bankruptcy Code, the lessee may be able to
                                 maintain possession of the property under the
                                 ground lease. In addition, we cannot provide
                                 assurances that the lessee and/or the lender
                                 will be able to recoup the full value of the
                                 leasehold interest in bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable under the ground lease increases
                                 during the term of the lease. These increases
                                 may adversely affect the cash flow and net
                                 income of the borrower from the mortgaged
                                 property.

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS            In the event of the insolvency of any mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if such
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan sellers, which
                                 opinions are subject to various assumptions and
                                 qualifications, the depositor believes that
                                 such a challenge will be unsuccessful, but
                                 there can be no assurance that a bankruptcy
                                 trustee, if applicable, or other interested
                                 party will not attempt to assert such a
                                 position. Even if actions seeking such results
                                 were not successful, it is possible that
                                 payments on the certificates would be delayed
                                 while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the certificates, none of
                                 them is obligated to do so. Accordingly, you
                                 may not have an active or liquid secondary
                                 market for your certificates, which could
                                 result in a substantial decrease in the market
                                 value of your certificates. The market value of
                                 your certificates also may be affected by many
                                 other factors, including then-prevailing
                                 interest rates. Furthermore, you should be
                                 aware that the market for securities of the
                                 same type as the certificates has in the past
                                 been volatile and offered very limited
                                 liquidity.

                                      S-92

WEIGHTED AVERAGE COUPON RATE
ENTAILS RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The interest rates on one or more classes of
                                 certificates may be based on a weighted average
                                 of the mortgage loan interest rates net of the
                                 administrative cost rate, which is calculated
                                 based upon the respective principal balances of
                                 the mortgage loans. Alternatively, the interest
                                 rate on one or more classes of the certificates
                                 may be capped at such weighted average rate.
                                 This weighted average rate is further described
                                 in this prospectus supplement under the
                                 definition of "Weighted Average Net Mortgage
                                 Rate" in the "Glossary of Terms." Any class of
                                 certificates that is either fully or partially
                                 based upon the weighted average net mortgage
                                 rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low
                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-93

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Bear Stearns Commercial Mortgage, Inc.

Overview

          Bear Stearns Commercial Mortgage, Inc., a New York corporation
("BSCMI"), is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated or acquired and underwrote all of the mortgage loans sold to the depositor by BSCMI. BSCMI originates, acquires and underwrites loans through its New York City and Los Angeles offices.

          BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

          BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. In its fiscal year ended November 30, 2006, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $39 billion, of which approximately $30 billion has been securitized. Of the approximately $30 billion of securitized commercial mortgage loans, approximately $18 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $12 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

          BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in its fiscal year ended November 30, 2006. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the
U.S. Virgin Islands.

          As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Inc.,
Principal Commercial Funding, LLC and/or Principal Commercial Funding II, LLC
generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial
Mortgage Securities Inc., an affiliate of BSCMI (the "BSCMSI Depositor"), and
Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage
Capital Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank,
National Association, Nationwide Life Insurance Company, Principal Commercial
Funding, LLC and/or Principal Commercial Funding II, LLC generally are mortgage loan sellers, and the BSCMSI Depositor or Bear Stearns Commercial Mortgage
Securities II Inc. acts as depositor. As of January 1, 2007, BSCMI securitized approximately $7 billion of commercial mortgage loans through the TOP program and approximately $7 billion of commercial mortgage loans through the PWR program.

                                      S-94

          Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

          General. All of the BSCMI mortgage loans were originated or acquired by BSCMI or an affiliate of BSCMI. In each case, the loans were underwritten generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

          Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

          Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from
BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan-to-value ratios for each indicated property type:

PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
-------------                    --------------   -------------------
Multifamily                          1.20x                80%
Office                               1.25x                75%
Anchored Retail                      1.20x                80%
Unanchored Retail                    1.30x                75%
Self-storage                         1.30x                75%
Hotel                                1.40x                70%
Industrial                           1.25x                70%
Manufactured Housing Community       1.25x                75%

          Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

          Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

          Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

                                      S-95

          Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

PROPERTY TYPE                    RESERVE GUIDELINE
-------------                    -----------------
Multifamily                      $250 per unit
Office                           $0.20 per square foot
Retail                           $0.15 per square foot
Self-storage                     $0.15 per square foot
Hotel                            5% of gross revenue
Industrial                       $0.10 - $0.15 per square foot
Manufactured Housing Community   $50 per pad

          Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

          Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Morgan Stanley Mortgage Capital Inc.

          Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California, Irvine, California, Irving, Texas, Herndon, Virginia and
Alpharetta, Georgia. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations.
Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated or purchased all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

          MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

          Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2006.

                                      S-96

                                                TOTAL MSMC
                                              MORTGAGE LOANS     TOTAL MSMC
       TOTAL MSMC     TOTAL MSMC MORTGAGE    SECURITIZED WITH     MORTGAGE
        MORTGAGE    LOANS SECURITIZED WITH    NON-AFFILIATED       LOANS
YEAR     LOANS*      AFFILIATED DEPOSITOR        DEPOSITOR      SECURITIZED
----   ----------   ----------------------   ----------------   -----------
                      (APPROXIMATE AMOUNTS IN BILLIONS OF $)
                      --------------------------------------
2006      16.9                8.9                   1.9            10.7
2005      12.9                8.2                   1.5             9.6
2004       7.6                5.1                   1.3             6.4
2003       6.4                3.5                   1.3             4.8

          *Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

          MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

          Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property

                                      S-97

performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

          MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Wells Fargo Bank, National Association

          Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us.

          Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

          Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

Wells Fargo Bank's Commercial Mortgage Securitization Program

          Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which Morgan Stanley Capital I Inc. and Bear Stearns Commercial
Mortgage Securities Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor, the "HQ" and "LIFE" programs in which Morgan Stanley
Capital I Inc. acts as depositor, and the "ML-CFC" program in which Merrill
Lynch Mortgage Investors, Inc. acts as depositor.

                                      S-98

          Between the inception of its commercial mortgage securitization program in 1995 and December 31, 2006, Wells Fargo Bank originated approximately
3,553 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $18.4 billion, which were included in approximately 50 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.8 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

          Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "Transaction
Parties--Master Servicer," in this prospectus supplement. Wells Fargo Bank is also acting as paying agent, certificate registrar, authenticating agent and tax administrator in this transaction.

Underwriting Standards

          Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

          An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

          A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

          Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's
underwriting criteria generally require a minimum debt service coverage ratio of
1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher
LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of
Underwritten Net Cash Flow at loan origination. Therefore, the debt service

                                      S-99

coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

Principal Commercial Funding II, LLC

          Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

          PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction.
Principal Global Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

          PCFII began participating in the securitization of mortgage loans in
2006. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor and the "HQ" program and, with respect to PCF only, the
"IQ" program, in which Morgan Stanley Capital I Inc. has acted as depositor.

          Since the inception of PCF's mortgage loan securitization program in
1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December
31, 2006, was approximately $10.3 billion. As of such date, these securitized loans included approximately 1,468 mortgage loans, all of which were fixed rate and which have been included in approximately 40 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

          The mortgage loans originated for PCFII include fixed rate conduit loans. PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated

                                     S-100

for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

          Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--Primary Servicer"
in this prospectus supplement.

Underwriting Standards

          PCFII's mortgage loans originated for securitization are underwritten by PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

          All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain

                                     S-101

mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

          The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE DEPOSITOR

          Bear Stearns Commercial Mortgage Securities Inc., the depositor, is a
Delaware corporation. Our principal executive offices are located at 383 Madison
Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

          The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. Bear Stearns Commercial Mortgage
Securities Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the paying agent and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the paying agent against certain securities laws liabilities, and (v) signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting
Agreement to indemnify the Underwriters for certain securities law liabilities.

THE ISSUING ENTITY

          The issuing entity with respect to the offered certificates will be the Bear Stearns Commercial Mortgage Securities Trust 2007-TOP26 (the "Trust").
The Trust will be a New York common law trust that will be formed on the Closing
Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing
Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO
Property, issuing the certificates, making distributions, providing reports to
Certificateholders and other activities described in this prospectus supplement.
Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as described in this prospectus supplement under "Description of the Offered
Certificates--Amendments to the Pooling and Servicing Agreement." The Trust
administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "--The Trustee," "--The Paying Agent, Certificate
Registrar and Authenticating Agent," "--The Master Servicer," and "--The Special
Servicer" and "Servicing of the Mortgage Loans."

                                     S-102

          The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

          The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

          Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a "business trust."

          The depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code (the "Bankruptcy Code") are
generally to the effect that:

          (1) If such mortgage loan seller (other than Wells Fargo) were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a)
of the Bankruptcy Code, and thus (b) the depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code;

          (2) With respect to the mortgage loans sold to the Trust by Wells
Fargo, if in the event of the insolvency of Wells Fargo and the appointment of the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for Wells Fargo, pursuant to Section 11(c) of the Federal Deposit
Insurance Act (the "FDIA"), a court, in a properly presented and decided case, would hold that the FDIC could not (i) in the exercise of its authority under 12
U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller (or its receivership) the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii)
seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. Section
1823(e); and

          (3) If the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the depositor to the Trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the Trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of
Section 362(a) of the Bankruptcy Code.

          Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an

                                     S-103

owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

          LaSalle Bank National Association ("LaSalle") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994,
LaSalle has served as trustee or paying agent on approximately 695 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2007, LaSalle served as trustee or paying agent on over
465 commercial mortgage-backed security transactions. The depositor, the master servicer, the special servicer and the primary servicer may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - Bear
Stearns Commercial Mortgage Securities Trust 2007-TOP26, Commercial Mortgage
Pass-Through Certificates, Series 2007-TOP26, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch.

          The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and not less than "R-1 (middle)" by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least one nationally recognized statistical rating organization (which may include S&P, Fitch and/or Moody's), and whose long-term senior unsecured debt is rated not less than "AA-" by Fitch
(or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch) and "AA(low)" by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least two nationally recognized statistically rating organizations (which may include S&P, Fitch and/or Moody's), and "A+" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.

Duties of the Trustee

          The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing
Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing
Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same

                                     S-104

manner and to the same extent as, but prior to, the master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

          In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

          The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

          The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

          The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the
Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Trust or any REMIC by any state in which the trustee or the Trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any
Class of

                                     S-105

certificates with a rating as evidenced in writing by any Rating Agency, then the Depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses
(i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust Fund.

Trustee Compensation

          As compensation for the performance of its duties as trustee, LaSalle
Bank National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00117% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

          LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

          Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services

                                     S-106

company with approximately $483 billion in assets, more than 23 million customers and approximately 167,000 employees as of September 30, 2006, Wells
Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

          The Depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo
Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer and a mortgage loan seller. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

          Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 360 series of commercial mortgage-backed securities and, as of December 31,
2006, was acting as paying agent with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

          There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

          In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

          The assessment of compliance with applicable servicing criteria prepared by the corporate trust services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for which Wells Fargo Bank performs securities administration and master servicing functions and commercial mortgage-backed securities transactions for which Wells
Fargo Bank performs securities administration/paying agent functions for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of
Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i)
servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's corporate trust services division's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

          Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

                                     S-107

MASTER SERVICER

          Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans. Wells Fargo will acquire the right to master service the mortgage loans that are sold to the Trust by the other sponsors as a result of entering into servicing rights purchase agreements with such sponsors. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45
Fremont Street, 2nd Floor, San Francisco, California 94105.

          Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          As of December 31, 2006, the commercial mortgage servicing group of
Wells Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately
$99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.
According to the Mortgage Bankers Association of America, as of December 31,
2006, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

          Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing
Transfer Event.

          A Wells Fargo Bank proprietary website
(www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which
Wells Fargo Bank is master servicer.

          Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

          The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of

                                     S-108

1934 reporting obligations under the Trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

          Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P,
"AA+" by Fitch and "AA" by DBRS.

          Wells Fargo & Company is the holding company for Wells Fargo Bank.
Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

          The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

          Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, which owns a 49% interest in Principal Commercial
Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand
Avenue, Des Moines, Iowa 50392.

          PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

          As of December 31, 2006, PGI was responsible for servicing approximately 3,092 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $22.4 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

          As of December 31, 2006, PGI was a primary servicer in approximately
43 commercial mortgage-backed securitization transactions, servicing approximately 1,489 loans with an aggregate outstanding principal balance of approximately $10.2 billion.

          PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

          o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

          o    providing certain CMSA reports to the master servicer;

          o    processing certain borrower requests (and obtaining, when
               required, consent of the master servicer and/or special servicer, as applicable); and

          o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

                                     S-109

          PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

          The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

          Centerline Servicing Inc. (formerly known as ARCap Servicing, Inc.)
("CSI") will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage
Loans and REO Properties. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group
Inc. (formerly known as Charter Mac Corporation), a wholly-owned subsidiary of
Centerline Holding Company (formerly known as CharterMac), a publicly traded company. Centerline REIT Inc., an affiliate of CSI, is anticipated to be the
Operating Advisor with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N. O'Connor Blvd.,
Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

          Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under
"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General." CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the loan documents and applicable laws.

          CSI has a special servicer rating of CSS1 from Fitch. CSI is also on
S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of March 31, 2007, CSI was the named special servicer in approximately 67 transactions representing approximately 9,929 first mortgage loans, with an aggregate stated principal balance of approximately $77.604 billion. Of those 67 transactions, 63 are commercial mortgage-backed securities transactions representing approximately 9,845 first mortgage loans, with an aggregate stated principal balance of approximately $76.1 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United
States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 41 assets with a stated principal balance of approximately
$175.525 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through March 31, 2007, CSI has resolved 270 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.473 billion.

          The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

          CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and Servicing Agreement, applicable law and the applicable servicing standard.

                                     S-110

          CSI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc.
(formerly known as ARCap REIT, Inc.), its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 63 transactions consisting of approximately 9,845 loans with an approximate stated aggregate principal balance of $76.1 billion on March 31,
2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 84 first mortgage loans with an aggregate stated
principal balance of $1.504 billion as of March 31, 2007.

          The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

          The Depositor is an affiliate of Bear Stearns Commercial Mortgage,
Inc., a mortgage loan seller and sponsor, and Bear, Stearns & Co. Inc., one of the underwriters. Morgan Stanley Mortgage Capital Inc., a mortgage loan seller and sponsor is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters. Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the Trust by Principal Commercial Funding II, LLC, are affiliates. Wells Fargo Bank, National Association is a mortgage loan seller, a sponsor, the master servicer and the paying agent with respect to the mortgage loans included in the Trust. LaSalle Bank National Association is a
party to custodial agreements with both Morgan Stanley Mortgage Capital Inc. and
Bear Stearns Commercial Mortgage Inc. whereby LaSalle, for consideration, provides custodial services for certain commercial mortgage loans originated or purchased by the respective party. Pursuant to these custodial agreements,
LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Inc.
and Bear Stearns Commercial Mortgage Inc. For more information on these custodial agreements, see "Risk Factors--Conflicts of Interest May Have An
Adverse Effect On Your Certificates--Other Conflicts."

                                      S-111

                     DESCRIPTION OF THE OFFERED CERTIFICATES

          Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

          The Series 2007-TOP26 Commercial Mortgage Pass-Through Certificates
will be issued on or about April 18, 2007 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

          The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

          o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of
               Principal Prepayments received prior to the Cut-off Date and
               Scheduled Payments of principal and interest due on or before the
               Cut-off Date;

          o    any mortgaged property acquired on behalf of the
               Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

          o    certain rights of the Depositor under, or assigned to the
               Depositor pursuant to, each of the Mortgage Loan Purchase
               Agreements relating to, among other things, mortgage loan
               document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

          The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

          The certificates will consist of various Classes, to be designated as:

          o    the Class A-1 Certificates, the Class A-2 Certificates, the Class
               A-3 Certificates, the Class A-AB Certificates, the Class A-4
               Certificates and the Class A-1A Certificates;

          o    the Class X-1 Certificates and the Class X-2 Certificates;

          o    the Class A-M Certificates, the Class A-J Certificates, the Class
               B Certificates, the Class C Certificates, the Class D
               Certificates, the Class E Certificates, the Class F Certificates,
               the Class G Certificates, the Class H Certificates, the Class J
               Certificates, the Class K Certificates, the Class L Certificates,
               the Class M Certificates, the Class N Certificates, the Class O
               Certificates and the Class P Certificates; and

          o    the Class R-I Certificates, the Class R-II Certificates and the
               Class R-III Certificates.

          The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

          Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of

                                      S-112

the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

          All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related
Certificate Owners through DTC's Participants in accordance with DTC procedures.
Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

          Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

          Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

          Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial
Certificate Balance of each Class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                                                 APPROXIMATE                         APPROXIMATE
             APPROXIMATE INITIAL AGGREGATE   PERCENT OF INITIAL        RATINGS          CREDIT
   CLASS          CERTIFICATE BALANCE           POOL BALANCE      (FITCH/S&P/DBRS)     SUPPORT
----------   -----------------------------   ------------------   ----------------   -----------

Class A-1             $ 75,000,000                  3.561%           AAA/AAA/AAA       27.000%

Class A-2             $177,000,000                  8.405%           AAA/AAA/AAA       27.000%

Class A-3             $ 65,400,000                  3.105%           AAA/AAA/AAA       27.000%

Class A-AB            $ 78,000,000                  3.704%           AAA/AAA/AAA       27.000%

Class A-4             $991,880,000                 47.098%           AAA/AAA/AAA       27.000%

Class A-1A            $150,102,000                  7.127%           AAA/AAA/AAA       27.000%

Class A-M             $210,601,000                 10.000%           AAA/AAA/AAA       17.000%

Class A-J             $160,583,000                  7.625%           AAA/AAA/AAA        9.375%

          The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4 and Class A-1A Certificates represent the approximate credit support for the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates in the aggregate.

                                      S-113

          The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of those certificate on that
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

          The Interest Only Certificates will not have a Certificate Balance and will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount.

          The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class X-2
Certificates will equal:

          o    during the period from the Closing Date through and including the
               Distribution Date occurring in April 2008, the sum of (a) the lesser of $65,735,000 and the Certificate Balance of the Class
               A-1 Certificates outstanding from time to time, (b) the lesser of
               $149,552,000 and the Certificate Balance of the Class A-1A
               Certificates outstanding from time to time and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class
               A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D,
               Class E, Class F, Class G, Class H, Class J, Class K and Class L
               Certificates outstanding from time to time;

          o    during the period following the Distribution Date occurring in
               April 2008 through and including the Distribution Date occurring in April 2009, the sum of (a) the lesser of $165,278,000 and the
               Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the lesser of $143,598,000 and the
               Certificate Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
               Class B, Class C, Class D, Class E, Class F and Class G
               Certificates outstanding from time to time and (d) the lesser of
               $14,744,000 and the Certificate Balance of the Class H
               Certificates outstanding from time to time;

          o    during the period following the Distribution Date occurring in
               April 2009 through and including the Distribution Date occurring in April 2010, the sum of (a) the lesser of $85,080,000 and the
               Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the lesser of $137,488,000 and the
               Certificate Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
               Class B, Class C, Class D and Class E Certificates outstanding from time to time and (d) the lesser of $10,082,000 and the
               Certificate Balance of the Class F Certificates outstanding from time to time;

          o    during the period following the Distribution Date occurring in
               April 2010 through and including the Distribution Date occurring in April 2011, the sum of (a) the lesser of $3,497,000 and the
               Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the lesser of $131,491,000 and the
               Certificate Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
               Class B and Class C Certificates outstanding from time to time and (d) the lesser of $15,989,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

          o    during the period following the Distribution Date occurring in
               April 2011 through and including the Distribution Date occurring in April 2012, the sum of (a) the lesser of $914,107,000 and the
               Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the lesser of $107,425,000 and the
               Certificate Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-M and Class A-J Certificates outstanding from time to time and (d) the lesser of $40,660,000 and the Certificate
               Balance of the Class B Certificates outstanding from time to time;

                                      S-114

          o    during the period following the Distribution Date occurring in
               April 2012 through and including the Distribution Date occurring in April 2013, the sum of (a) the lesser of $834,026,000 and the
               Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the lesser of $102,821,000 and the
               Certificate Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-M and Class A-J Certificates outstanding from time to time and (d) the lesser of $10,441,000 and the Certificate
               Balance of the Class B Certificates outstanding from time to time;

          o    during the period following the Distribution Date occurring in
               April 2013 through and including the Distribution Date occurring in April 2014, the sum of (a) the lesser of $758,203,000 and the
               Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the lesser of $98,435,000 and the
               Certificate Balance of the Class A-1A Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-M Certificates outstanding from time to time and
               (d) the lesser of $143,051,000 and the Certificate Balance of the
               Class A-J Certificates outstanding from time to time; and

          o    following the Distribution Date occurring in April 2014, $0.

          Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. The Notional
Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and
Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in April 2014. Upon initial issuance, the aggregate Notional Amounts of the Class X-1 Certificates and Class X-2 Certificates will be $2,106,003,971 and $2,069,863,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

          The Residual Certificates will not have Certificate Balances or
Notional Amounts.

PASS-THROUGH RATES

          The Pass-Through Rates for the Class A-1, Class A-2, Class A-3 and
Class A-AB Certificates will, at all times, be fixed at their initial rate of
5.145%, 5.330%, 5.432% and 5.429%, respectively. The Pass-Through Rates for the
Class A-4, Class A-1A, Class A-M and Class A-J Certificates will, at all times, be a per annum rate equal to the lesser of 5.471%, 5.446%, 5.513% and 5.566%, respectively, and the Weighted Average Net Mortgage Rate.

          The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.144% per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution
Date subsequent to the initial Distribution Date and on or before the
Distribution Date in April 2014 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal
Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total
Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before April 2014, on any particular component of the total
Notional Amount of the Class X-2 Certificates immediately prior to the related
Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                      S-115

          o    the lesser of (a) the rate per annum corresponding to such
               Distribution Date as set forth on Schedule B attached to this prospectus supplement and (b) the Weighted Average Net Mortgage
               Rate for such Distribution Date, over

          o    the Pass-Through Rate for such Distribution Date for the Class of
               Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

          Under no circumstances will any Class X-2 Strip Rate be less than zero.

          The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.036% per annum. The
Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of one of the classes of the Principal Balance Certificates.
In general, the Certificate Balance of each Class of Principal Balance
Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the
Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate
Balance will represent one or more other separate components of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date. For any Distribution Date occurring in or before April 2014, on any particular component of the total Notional Amount of the Class X-1
Certificates immediately prior to the related Distribution Date, the applicable
Class X-1 Strip Rate will be calculated as follows:

          o    if such particular component consists of the entire Certificate
               Balance (or a designated portion of that certificate balance) of any Class of Principal Balance Certificates, and if such entire
               Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2
               Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such
               Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule
               B attached to this prospectus supplement and (ii) the
               Pass-Through Rate for such Distribution Date for such Class of
               Principal Balance Certificates; and

          o    if such particular component consists of the entire Certificate
               Balance (or a designated portion of that certificate balance) of any Class of Principal Balance Certificates, and if such entire
               Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class
               X-2 Certificates immediately prior to the related Distribution
               Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
               such Distribution Date, over (b) the Pass-Through Rate for such
               Distribution Date for such Class of Principal Balance
               Certificates.

          For any Distribution Date occurring after April 2014, the Certificate
Balance of each Class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such Class of Principal Balance
Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

          The Class B Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate less 0.037%. The
Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net
Mortgage Rate. The Class

                                      S-116

J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.152% and the Weighted Average Net Mortgage Rate.

          The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

          Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in May 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

          The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a Class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

          Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

          Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

          With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

          With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date

                                      S-117

occurring in March of each year (or January or February if the related
Distribution Date is the final Distribution Date), the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest
Reserve Loan equal to the related Interest Reserve Amount from the preceding
January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

          Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

TYPE/RECIPIENT                                  AMOUNT                              FREQUENCY                  SOURCE OF PAYMENT
-----------------   -------------------------------------------------------------   ---------------------   ------------------------

Fees

Servicing Fee /     The product of the portion of the per annum Master Servicing    Monthly.                Interest payment on the
Master Servicer     Fee Rate for the master servicer applicable to such month,                              related mortgage loan.
                    determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the
                    Scheduled Principal Balance of each mortgage loan, reduced by any Compensating Interest Payment. The Master Servicing Fee
                    Rate will range, on a loan-by-loan basis, from 0.01% per
                    annum to 0.02% per annum.

Additional          o    50% of assumption fees on non-Specially Serviced           Time to time.           The related fees or
Servicing                Mortgage Loans;                                                                    investment income.
Compensation /
Master Servicer     o    all late payment fees and net default interest (other
                         than on Specially Serviced Mortgage Loans) not used to
                         pay interest on Advances;

                    o    100% of application, loan modification, forbearance and
                         extension fees on non-Specially Serviced Mortgage Loans;

                    o    all investment income earned on amounts on deposit in
                         the Collection Account and (if not required to be paid
                         to borrower) escrow accounts;

                    o    any Prepayment Interest Excess not used to offset
                         Prepayment Interest Shortfalls (other than on Specially
                         Serviced Mortgage Loans); and

                    o    the Primary Servicer is entitled to all or a portion of
                         the fees otherwise payable to the master servicer set
                         forth in the five bullet points above that are paid on
                         the mortgage loans for which it acts as the primary
                         servicer.

Special             The product of the portion of a rate equal to 0.25% per annum   Monthly.                Collections on the
Servicing Fee /     applicable to such month, determined in the same manner as                              mortgage loans in the
Special Servicer    the applicable mortgage rate is determined for each Specially                           mortgage pool.
                    Serviced Mortgage Loan for such month, and the Scheduled
                    Principal Balance of each Specially Serviced Mortgage Loan.

Workout Fee /       1.0% of each collection of principal and interest on each       Monthly.                The related collection
Special Servicer    Rehabilitated Mortgage Loan.                                                            of principal and/or
                                                                                                            interest.

                                      S-118

TYPE/RECIPIENT                                  AMOUNT                              FREQUENCY                  SOURCE OF PAYMENT
-----------------   -------------------------------------------------------------   ---------------------   ------------------------

Liquidation Fee /   1.0% of the Liquidation Proceeds received in connection with    Upon receipt of         The related Liquidation
Special Servicer    a full or partial liquidation of a Specially Serviced           Liquidation Proceeds,   Proceeds, Condemnation
                    Mortgage Loan or related REO Property and/or any                Condemnation Proceeds   Proceeds or Insurance
                    Condemnation Proceeds or Insurance Proceeds received by the     and Insurance           Proceeds.
                    Trust (other than Liquidation Proceeds received in              Proceeds.
                    connection with a repurchase by a mortgage loan seller or
                    purchase by a mezzanine or subordinate lender within the
                    time periods specified in the definition of Liquidation Fee in this prospectus supplement).

Additional          o    all late payment fees and net default interest (on         Time to time.           The related fee or
Special Servicing        Specially Serviced Mortgage Loans) not used to pay                                 investment income.
Compensation /           interest on Advances;
Special Servicer
                    o    50% of assumption fees on non-Specially Serviced
                         Mortgage Loans that require special servicer consent and
                         100% of such fees on Specially Serviced Mortgage Loans;

                    o    100% of application, loan modification, forbearance and
                         extension fees on Specially Serviced Mortgage Loans; and

                    o    all investment income received on funds in any REO
                         Account.

Trustee Fee /       The product of the portion of a rate equal to 0.00117% per      Monthly.                Interest on each
Trustee & Paying    annum applicable to such month, determined in the same manner                           mortgage loan.
Agent               as the applicable mortgage rate is determined for each
                    mortgage loan for such month, and the Scheduled Principal
                    Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent.

Primary Servicing   The product of the applicable Primary Servicing Fee Rate and    Monthly.                Collections on the
Fees                the Scheduled Principal Balance of the applicable mortgage                              related mortgage loan.
                    loan immediately before the related Due Date (prorated for the number of days during the calendar month for that
                    mortgage loan for which interest actually accrues on that
                    mortgage loan). The Primary Servicing Fee Rate for Principal
                    Global Investors, LLC is 0.01% per annum. The Primary
                    Servicing Fee Rate (including any subservicing fees) for
                    Wells Fargo Bank, National Association will range, on a
                    loan-by-loan basis, from 0.01% per annum to 0.10% per annum.

Expenses

Servicing           To the extent of funds available, the amount of any Servicing   Time to time.           Recoveries on the
Advances /          Advances.                                                                               related mortgage loan,
Master Servicer                                                                                             or to the extent that
and Trustee                                                                                                 the party making the
                                                                                                            advance determines it is
                                                                                                            nonrecoverable, from
                                                                                                            collections in the
                                                                                                            Certificate Account.

                                      S-119

TYPE/RECIPIENT                                  AMOUNT                              FREQUENCY                  SOURCE OF PAYMENT
-----------------   -------------------------------------------------------------   ---------------------   ------------------------

Interest on         At Advance Rate.                                                When Advance is         First from late payment
Servicing                                                                           reimbursed.             charges and default
Advances /                                                                                                  interest in excess of
Master Servicer                                                                                             the regular interest
and Trustee                                                                                                 rate, and then from
                                                                                                            collections in the
                                                                                                            Certificate Account.

P&I Advances /      To the extent of funds available, the amount of any P&I         Time to time.           Recoveries on the
Master Servicer     Advances.                                                                               related mortgage loan,
and Trustee                                                                                                 or to the extent that
                                                                                                            the party making the
                                                                                                            advance determines it is
                                                                                                            nonrecoverable, from
                                                                                                            collections in the
                                                                                                            Certificate Account.

Interest on P&I     At Advance Rate.                                                When Advance is         First from late payment
Advances / Master                                                                   reimbursed.             charges and default
Servicer and                                                                                                interest in excess of
Trustee                                                                                                     the regular interest
                                                                                                            rate, and then from all
                                                                                                            collections in the
                                                                                                            Certificate Account.

Indemnification     Amounts for which the trustee, the paying agent, the master     Time to time.           All collections in the
Expenses /          servicer and the special servicer are entitled to                                       Certificate Account.
Trustee,            indemnification.
Paying Agent,
Master Servicer
and Special
Servicer

Trust Expenses      Based on third party charges.                                   Time to time.           All collections in the
not Advanced (may                                                                                           Certificate Account.
include
environmental
remediation
costs,
appraisals,
independent
contractor to
operate REO)

          The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and
Servicing Agreement.

Application of the Available Distribution Amount

          On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i)  to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
     A-4, Class A-1A, Class X-1 and Class X-2 Certificates, concurrently:

                                      S-120

               o    to the holders of the Class A-1, Class A-2, Class A-3, Class
                    A-AB and Class A-4, the Distributable Certificate Interest
                    Amount in respect of each such Class for such Distribution
                    Date (which shall be payable from amounts in the Available
                    Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest
                    Amount payable in respect of each such Class;

               o    to the holders of the Class A-1A Certificates, the
                    Distributable Certificate Interest Amount in respect of such
                    Class for such Distribution Date (which shall be payable
                    from amounts in the Available Distribution Amount
                    attributable to Loan Group 2); and

               o    to the holders of the Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount
                    attributable to both Loan Group 1 and Loan Group 2), pro
                    rata in proportion to the Distributable Certificate Interest
                    Amount payable in respect of each such Class;

          provided, however, that if the portion of Available Distribution
Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A
Senior Certificates, Class X-1 Certificates or Class X-2 Certificates on such
Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

(ii) to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
     A-4 and Class A-1A Certificates, the Principal Distribution Amount for such
     Distribution Date, concurrently:

     (A)  to the holders of the Class A-1A Certificates in an amount equal to the lesser of --

          o    the portion of the Principal Distribution Amount for that
               Distribution Date that is attributable to Loan Group 2 and, on or after the Distribution Date on which the aggregate Certificate
               Balance of the Class A-1, Class A-2, Class A-3, Class A-AB and
               Class A-4 Certificates has been reduced to zero, the portion of the Principal Distribution Amount for that Distribution Date that is attributable to Loan Group 1 (net of any portion thereof that is distributable on that Distribution Date to the holders of the
               Class A-1, Class A-2, Class A-3, Class A-AB and/or Class A-4
               Certificates); and

          o    the aggregate Certificate Balance of the Class A-1A Certificates immediately prior to that Distribution Date;

     (B)  to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and
          Class A-4 Certificates collectively in an aggregate amount equal to the lesser of --

          o    the portion of the Principal Distribution Amount for that
               Distribution Date that is attributable to Loan Group 1 and, on or after the Distribution Date on which the aggregate Certificate
               Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount for that
               Distribution Date that is attributable to Loan Group 2 (net of any portion thereof that is distributable on that Distribution
               Date to the holders of the Class A-1A Certificates); and

          o    the aggregate Certificate Balance of the Class A-1, Class A-2,
               Class A-3, Class A-AB and Class A-4 Certificates immediately prior to that Distribution Date;

               which amount described in (B) above (the "Certificate Group 1
               Principal Distribution Amount") will be further allocated among those holders in the following amounts and order of priority:

          o    first, to the holders of the Class A-AB Certificates in an amount equal to the lesser of --

                                      S-121

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, and

               (2)  an amount sufficient to reduce the aggregate Certificate
                    Balance of the Class A-AB Certificates to the Class A-AB
                    Planned Principal Balance for that Distribution Date;

          o    second, to the holders of the Class A-1 Certificates in an amount equal to the lesser of--

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, reduced by any portion of that
                    amount that is allocable to reduce the aggregate Certificate
                    Balance of the Class A-AB Certificates to the Class A-AB
                    Planned Principal Balance for that Distribution Date as
                    described in the preceding bullet and paid to the holders of that Class on that Distribution Date, and

               (2)  the aggregate Certificate Balance of the Class A-1
                    Certificates immediately prior to that Distribution Date;

          o    third, to the holders of the Class A-2 Certificates in an amount equal to the lesser of --

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, reduced by any portion of that
                    amount that is allocable to reduce the aggregate Certificate
                    Balances of the Class A-AB Certificates (to the Class A-AB
                    Planned Principal Balance for that Distribution Date) or the
                    Class A-1 Certificates, in each case as described in the
                    preceding bullets and paid to the holders of those Classes on that Distribution Date, and

               (2)  the aggregate Certificate Balance of the Class A-2
                    Certificates immediately prior to that Distribution Date;

          o    fourth, to the holders of the Class A-3 Certificates in an amount equal to the lesser of --

               (3)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, reduced by any portion of that
                    amount that is allocable to reduce the aggregate Certificate
                    Balances of the Class A-AB Certificates (to the Class A-AB
                    Planned Principal Balance for that Distribution Date) or the
                    Class A-1 or Class A-2 Certificates, in each case as
                    described in the preceding bullets and paid to the holders of those Classes on that Distribution Date, and

               (4)  the aggregate Certificate Balance of the Class A-3
                    Certificates immediately prior to that Distribution Date;

          o    fifth, to the holders of the Class A-AB Certificates in an amount
               (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, reduced by any portion of that
                    amount that is allocable to reduce the aggregate Certificate
                    Balances of the Class A-AB Certificates (to the Class A-AB
                    Planned Principal Balance for that Distribution Date as
                    described in the first bullet above), or the Class A-1,
                    Class A-2 or Class A-3 Certificates, in each case as
                    described in the preceding bullets and paid to the holders of those Classes on that Distribution Date, and

               (2)  the aggregate Certificate Balance of the Class A-AB
                    Certificates immediately after the allocation made pursuant to the first bullet above;

                                      S-122

          o    finally, to the holders of the Class A-4 Certificates in an amount equal to the lesser of --

               (1)  the Certificate Group 1 Principal Distribution Amount for
                    that Distribution Date, reduced by any portion of that
                    amount that is allocable to the Class A-1, Class A-2, Class
                    A-3 or Class A-AB Certificates, in each case as described in the preceding bullets and paid to the holders of those
                    Classes on that Distribution Date, and

               (2)  the aggregate Certificate Balance of the Class A-4
                    Certificates immediately prior to that Distribution Date;

(iii)  to the holders of the Class A Senior Certificates and the Class X
       Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any
       Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(iv)   to the holders of the Class A-M Certificates, the Distributable
       Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(v)    upon payment in full of the aggregate Certificate Balance of the Class
       A-4 and Class A-1A Certificates, to the holders of the Class A-M
       Certificates, the Principal Distribution Amount for such Distribution
       Date until the aggregate Certificate Balance of the Class A-M
       Certificates has been reduced to zero; the portion of the Principal
       Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior Certificates;

(vi)   to the holders of the Class A-M Certificates, to reimburse them for any
       Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(vii)  to the holders of the Class A-J Certificates, the Distributable
       Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(viii) upon payment in full of the aggregate Certificate Balance of the Class
       A-M Certificates, to the holders of the Class A-J Certificates, the
       Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class
       A Senior and Class A-M Certificates;

(ix)   to the holders of the Class A-J Certificates, to reimburse them for any
       Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

(x)    to make payments to the holders of the private certificates (other than the Class X-1 Certificates and the Class X-2 Certificates) as
       contemplated below.

       Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

                                      S-123

          o    first, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
               A-4 and Class A-1A Certificates, in proportion to their
               respective Certificate Balances, in reduction of their respective
               Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

          o    second, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
               A-4 and Class A-1A Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of
               Realized Losses and Expense Losses previously allocated to such
               Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

          On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1 Certificates and the Class X-2
Certificates, the paying agent will apply the remaining portion, if any, of the
Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X-1
Certificates, the Class X-2 Certificates and the Residual Certificates, in
alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates:

          (1)  to pay interest to the holders of the particular Class of certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such Class of
               certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other Class of
               Subordinate Certificates, if any, with an earlier alphabetical
               Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the
               particular Class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the remaining Principal
               Distribution Amount for such Distribution Date; and

          (3)  to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such Class of
               certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at
               one-twelfth the Pass-Through Rate of such Classes.

          Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

          Excess Liquidation Proceeds will be deposited into the Reserve
Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance
Certificates -- in order of alphabetical Class designation (provided that the
Class A-M Certificates will be senior in right to the Class A-J Certificates) --
for any, and to the extent of, Unpaid Interest; second, Realized Losses and
Expense Losses, including interest on Advances, previously allocated to them;
and third, upon the reduction of the aggregate Certificate Balance of the
Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer
Compensation.

Class A-AB Planned Principal Balance

          On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the Certificate Group
1 Principal Distribution Amount (including after the principal balance of the
Class A-1A Certificates has been reduced to zero, the portions of the Principal
Distribution Amount for that Distribution Date that is attributable to Loan
Group 2) in either case, to reduce its Certificate Balance to the Planned
Principal Balance for such Distribution Date as described in
"--Distributions--Application of the Available

                                      S-124

Distribution Amount" above. The "Planned Principal Balance" for any Distribution
Date is the balance shown for such Distribution Date in the table set forth in
Schedule A to this prospectus supplement. These balances were calculated using, among other things, the Structuring Assumptions. Based on these assumptions, the
Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on
Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-AB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date on Schedule A. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining Certificate Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the
Class A-AB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates, on that Distribution Date, (b) the Base Interest Fraction for the related Principal
Prepayment and that Class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges
relating to a mortgage loan in Loan Group 1 and collected during the related
Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the Base Interest Fraction for the related principal prepayment and the Class A-1A Certificates and (b) the amount of the Prepayment Premium or
Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan in Loan Group 2 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

          On any Distribution Date on or before the Distribution Date in April
2012, 74% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1
Certificates and 26% of the Prepayment Premiums or Yield Maintenance Charges
remaining after those distributions will be distributed to the holders of the
Class X-2 Certificates, provided, that with respect to Mortgage Loan No. 173
(the 94-125 Leokane Mortgage Loan), 100% of any Prepayment Premiums or Yield
Maintenance Charges collected with respect to that mortgage loan for the first
Distribution Date, and remaining after the allocated distributions of those amounts to the Principal Balance Certificates, will be distributed to the Class
X-1 Certificates. After the Distribution Date in April 2012, any of such
Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

          No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class
O and Class P Certificates or the Residual Certificates. Any Prepayment Premiums
or Yield Maintenance Charges distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

                                      S-125

Treatment of REO Properties

          Notwithstanding that any mortgaged property may be acquired as part of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property with respect to a Non-Serviced
Mortgage Loan may be acquired by the Trust under a Non-Serviced Mortgage Loan
Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until such REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

          Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or
A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing
Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.
Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

          As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or
Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

          The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.
See "--Advances--P&I Advances" below.

          Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest

                                      S-126

component of the amount of the P&I Advances (including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan
Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of
Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

          As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the
Senior Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of
Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate
Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire
Certificate Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each
Distribution Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the Trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the Trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

          Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of
Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

          Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional
Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon.

          Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this

                                      S-127

prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the Distribution Date for that Collection Period.

          Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any Class of certificates on any
Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

          Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional Trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

          Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional Trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

          Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

          If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest (as defined in this prospectus supplement), subject to certain limitations described in this prospectus supplement. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

          Any Net Aggregate Prepayment Interest Shortfall for a Distribution
Date will be allocated to each Class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such Class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

          On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

          In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to

                                      S-128

remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the
Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

          The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the Trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1.0% of the balance as of the Cut-off Date of the mortgage loans.

          The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the
Trust. The optional termination of the Trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

          Upon any such termination, the Purchase Price for the mortgage loans and the other property in the Trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

          ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

          On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

          o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

          o    a fraction, the numerator of which is the Scheduled Principal
               Balance of such mortgage loan as of the immediately preceding
               Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced
               Mortgage Loan or Serviced Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Non-Serviced
               Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
               applicable) and the denominator of which is the Scheduled
               Principal Balance of the mortgage loan as of such Determination
               Date.

                                      S-129

          In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

          With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

          The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

          P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

          Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I
Advance, as described above for the master servicer.

          Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, the obligation to make P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the
Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and
Servicing Agreement.

Servicing Advances

          Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

          With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid

                                      S-130

by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

          o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

          o    items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

          o    any ground rents in respect of such REO Property; and

          o    other costs and expenses necessary to maintain, manage or operate such REO Property.

          Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

          The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

          In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

          Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case

                                      S-131

interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such
Advance (together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)).
To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the certificates on the related
Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated
(in reverse sequential order in accordance with the loss allocation rules described above under "--Distributions--Subordination; Allocation of Losses and
Certain Expenses") to reduce the total principal balance of the certificates on that Distribution Date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

          The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable
(subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

          In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

          Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date (in the aggregate and by Loan
Group as appropriate):

          (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

               (i)    the date of such Distribution Date, and of the Record
                      Date, Interest Accrual Period, and Determination Date for
                      such Distribution Date;

               (ii)   the Available Distribution Amount for the Distribution
                      Date, and any other cash flows received on the mortgage
                      loans and applied to pay fees and expenses (including the
                      components of the Available Distribution Amount or such
                      other cash flows);

                                      S-132

               (iii)  the aggregate amount of servicing fees, Special Servicing
                      Fees, other special servicing compensation and Trustee
                      Fees paid to the master servicer, the Primary Servicer,
                      the special servicer, the holders of the rights to Excess
                      Servicing Fees, the trustee and the paying agent with
                      respect to the Mortgage Pool;

               (iv)   the amount of other fees and expenses accrued and paid
                      from the Trust, including without limitation Advance
                      reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                      payment of those amounts, if applicable;

               (v)    the amount, if any, of such distributions to the holders
                      of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance of that Class;

               (vi)   the amount of such distribution to holders of each Class
                      of certificates allocable to (A) interest and (B)
                      Prepayment Premiums or Yield Maintenance Charges;

               (vii)  the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable
                      Class of certificates;

               (viii) the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

               (ix)   the aggregate Certificate Balance or Notional Amount of
                      each Class of certificates before and after giving effect
                      to the distribution made on such Distribution Date;

               (x)    the Pass-Through Rate applicable to each Class of
                      certificates for such Distribution Date;

               (xi)   the weighted average mortgage rate (and interest rates by
                      distributional groups or ranges) of the mortgage loans as
                      of the related Determination Date;

               (xii)  the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                      mortgage loans and weighted average remaining term at the
                      close of business on the related Determination Date, with
                      respect to the Mortgage Pool and with respect to each Loan
                      Group;

               (xiii) the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                      (A)  delinquent 30 to 59 days,

                      (B)  delinquent 60 to 89 days,

                      (C)  delinquent 90 days or more,

                      (D)  as to which foreclosure proceedings have been
                           commenced, or

                      (E)  as to which bankruptcy proceedings have been
                           commenced;

               (xiv)  the aggregate amount and general purpose of Servicing
                      Advances and P&I Advances outstanding, separately stated,
                      that have been made by the master servicer, the special
                      servicer and the trustee with respect to the Mortgage Pool and the aggregate amount and general purpose of Servicing
                      Advances and P&I Advances made by the applicable
                      Non-Serviced Mortgage Loan Master Servicer in respect of
                      the Non-Serviced Mortgage Loans;

               (xv)   the number and related principal balances of any mortgage
                      loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a

                                      S-133

                       description of any modifications, extensions or waivers
                       to mortgage loan terms, fees, penalties or payments
                       during the distribution period as provided to the Paying
                       Agent);

               (xvi)   with respect to any REO Property included in the Trust,
                       the principal balance of the related mortgage loan as of
                       the date of acquisition of the REO Property and the
                       Scheduled Principal Balance of the mortgage loan;

               (xvii)  as of the related Determination Date:

                       (A)  as to any REO Property sold during the related
                            Collection Period, the date of the related
                            determination by such special servicer that it has
                            recovered all payments which it expects to be
                            finally recoverable and the amount of the proceeds
                            of such sale deposited into the applicable
                            Certificate Account, and

                       (B)  the aggregate amount of other revenues collected by
                            each special servicer with respect to each REO
                            Property during the related Collection Period and
                            credited to the applicable Certificate Account, in
                            each case identifying such REO Property by the loan
                            number of the related mortgage loan;

               (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the
                       Mortgage Pool and with respect to each Loan Group;

               (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                       Losses, if any, incurred with respect to the mortgage
                       loans, including a break out by type of such Realized
                       Losses or Expense Losses, with respect to the Mortgage
                       Pool and with respect to each Loan Group;

               (xx)    Material Breaches of mortgage loan representations and
                       warranties of which the trustee, the master servicer or
                       the special servicer has received written notice; and

               (xxi)   the amount of any Appraisal Reductions effected during
                       the related Collection Period on a loan-by-loan basis and
                       the total Appraisal Reductions in effect as of such
                       Distribution Date, with respect to the Mortgage Pool (and
                       in the case of the Non-Serviced Mortgage Loans, the
                       amount of any appraisal reductions effected under the
                       related Non-Serviced Mortgage Loan Pooling and Servicing
                       Agreement).

          (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
               Appendix I.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

          The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the Trust through the EDGAR system.
For assistance

                                      S-134

with the paying agent's website, investors may call 301-815-6600.
The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

          In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

          On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

          The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

          The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

          o    the Pooling and Servicing Agreement and any amendments to it;

          o    all reports or statements delivered to holders of the relevant
               Class of certificates since the Closing Date;

          o    all officer's certificates delivered to the paying agent since the Closing Date;

          o    all accountants' reports delivered to the paying agent since the
               Closing Date;

          o    the mortgage loan files;

          o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

          o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's
               determination that any Advance was not or, if made, would not be, recoverable.

                                      S-135

          Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

          The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2007-TOP26." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

Book-Entry Certificates

          Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                      S-136

EXAMPLE OF DISTRIBUTIONS

          The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in April 2007:

The close of business on

April 1 (except as described in   (A) Cut-off Date.
this  prospectus supplement)

April 30                          (B) Record Date for all Classes of
                                      Certificates.

April 2 - May 7                   (C) The Collection Period. The master servicer
                                      receives Scheduled Payments due after the
                                      Cut-off Date and any Principal Prepayments
                                      made after the Cut-off Date and on or
                                      prior to May 7.

May 7                             (D) Determination Date.

May 11                            (E) Master Servicer Remittance Date.

May 14                            (F) Distribution Date.

          Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to May 7, 2007 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

          (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

          (F) The paying agent will make distributions to Certificateholders on the 12(th) day of each month or, if such day is not a business day, the next succeeding business day.

                                      S-137

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any
Class may be earlier or later (and could be substantially later) than the expected final distribution date.

          The Rated Final Distribution Date of each Class of certificates is the
Distribution Date in January 2045.

          The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

          The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

          o    to cure any ambiguity;

          o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the
               statements made with respect to the certificates, the Trust or the Pooling and Servicing Agreement in this prospectus
               supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be
               inconsistent with any other provisions;

          o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each
               REMIC (or the grantor trust portion of the Trust) for the
               purposes of federal income tax law (or comparable provisions of state income tax law);

          o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing
               Agreement not inconsistent with the provisions therein;

          o    to modify, add to or eliminate the provisions in the Pooling and
               Servicing Agreement relating to transfers of Residual
               Certificates;

          o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

          o    to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

          o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

          No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the Trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of any B Note may be effected unless the holder of the related B

                                      S-138

Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

          The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and
Servicing Agreement.

          The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

          o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

          o    reduce the aforesaid percentages of aggregate certificate
               percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of certificates affected thereby;

          o    eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be
               necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings
               promulgated under the Code; or

          o    adversely affect the status of any REMIC created under the
               Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders) or
               adversely affect the status of the grantor trust created from the related portion of the Trust, without the consent of 100% of the holders of the Class P Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and
               Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

          Each of the master servicer, the special servicer, the Primary
Servicer and the paying agent will be required under the Pooling and Servicing
Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Depositor, and the Rating Agencies, on or before the date specified in the Pooling and
Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional
Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an
Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

          In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each
Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment

                                      S-139

of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria set forth in Item 1122 of
               Regulation AB applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
               Regulation AB to assess compliance with the applicable servicing criteria;

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation
Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

          o    the Pass-Through Rate for such certificate;

          o    the rate and timing of principal payments, including Principal
               Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of
               representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or
               Notional Amount of such certificate;

          o    the rate, timing and severity of Realized Losses and Expense
               Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional
               Amount of such certificate or in reduction of amounts
               distributable thereon;

          o    the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
               Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

          o    the timing and severity of any Net Aggregate Prepayment Interest
               Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

          In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable
Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 12(th) day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

                                      S-140

PASS-THROUGH RATES

          The Pass-Through Rates on one or more Classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more
Classes of certificates may be capped at such weighted average rate.
Accordingly, the yield on those Classes of certificates may (and in the case of a Class with a Pass-Through Rate equal to or based on the Weighted Average Net
Mortgage Rate, will) be sensitive to changes in the relative composition of the
Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized
Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

          The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Class of certificates. As described in this prospectus supplement, the Principal
Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate
Certificate Balance of such Class of certificates is, in turn, reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification
(together with interest on such advances), and the rate and timing of Principal
Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

          A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class
A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the
Certificate Balances of the Class A-M through Class P Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of such Certificates, the Class A-1A
Certificates will receive principal distributions from the collections on the
Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates without regard to Loan Group.

                                      S-141

          Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the Trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

          Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust as described in this prospectus supplement under "Description of the
Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

          The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amount of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class X-1 and
Class X-2 Certificates, the allocation of a portion of collected Prepayment
Premiums or Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield
Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

          Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

          If the portion of the Available Distribution Amount distributable in respect of interest on any Class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of the Class of certificates for as long as it is outstanding.

                                      S-142

LOSSES AND SHORTFALLS

          The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J
Certificates) -- from the Class O Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates. As to each of such Classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such Class until such
Certificate Balance is reduced to zero (in the case of the Principal Balance
Certificates); (ii) second, Unpaid Interest owing to such Class; and (iii)
third, Distributable Certificate Interest Amounts owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class
A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4
Certificates and Class A-1A Certificates and, as to their interest entitlements only, the Class X-1 Certificates and Class X-2 Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may
be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of certificates outstanding.

RELEVANT FACTORS

          The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal and amortization terms that require Balloon
Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See
"Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

          The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

                                      S-143

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4, and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the weighted average life on the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

          The following tables indicate the percent of the initial Certificate
Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

          The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

          For the purposes of each table, the weighted average life of a certificate is determined by:

          o    multiplying the amount of each reduction in the Certificate
               Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

          o    summing the results; and

          o    dividing the sum by the aggregate amount of the reductions in the
               Certificate Balance of such certificate.

          The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                                      S-144

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
April 2008                        90%    89%    88%    88%    87%
April 2009                        79%    78%    77%    76%    76%
April 2010                        65%    64%    63%    62%    62%
April 2011                        49%    46%    44%    42%    38%
April 2012                         0%     0%     0%     0%     0%
Weighted average life (years)   3.39   3.31   3.24   3.19   3.09

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
April 2008                       100%   100%   100%   100%   100%
April 2009                       100%   100%   100%   100%   100%
April 2010                       100%   100%   100%   100%   100%
April 2011                       100%   100%   100%   100%   100%
April 2012                         0%     0%     0%     0%     0%
Weighted average life (years)   4.81   4.80   4.78   4.76   4.56

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
April 2008                       100%   100%   100%   100%   100%
April 2009                       100%   100%   100%   100%   100%
April 2010                       100%   100%   100%   100%   100%
April 2011                       100%   100%   100%   100%   100%
April 2012                       100%   100%   100%   100%   100%
April 2013                       100%    96%    92%    85%    60%
April 2014                        21%    21%    21%    21%    21%
April 2015                         0%     0%     0%     0%     0%
Weighted average life (years)   6.80   6.74   6.68   6.59   6.32

                                     S-145

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
April 2008                       100%   100%   100%   100%   100%
April 2009                       100%   100%   100%   100%   100%
April 2010                       100%   100%   100%   100%   100%
April 2011                       100%   100%   100%   100%   100%
April 2012                        99%    99%    99%    99%    99%
April 2013                        81%    81%    81%    81%    81%
April 2014                        64%    64%    64%    64%    64%
April 2015                        45%    45%    45%    45%    45%
April 2016                        10%    10%    10%    10%    10%
April 2017                         0%     0%     0%     0%     0%
Weighted average life (years)   7.57   7.56   7.56   7.56   7.56

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
April 2008                       100%   100%   100%   100%   100%
April 2009                       100%   100%   100%   100%   100%
April 2010                       100%   100%   100%   100%   100%
April 2011                       100%   100%   100%   100%   100%
April 2012                       100%   100%   100%   100%   100%
April 2013                       100%   100%   100%   100%   100%
April 2014                       100%   100%   100%   100%   100%
April 2015                       100%   100%   100%   100%   100%
April 2016                       100%   100%   100%   100%   100%
April 2017                         0%     0%     0%     0%     0%
Weighted average life (years)   9.77   9.76   9.74   9.72   9.55

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
April 2008                       100%   100%   100%   100%   100%
April 2009                        99%    99%    99%    99%    99%
April 2010                        99%    99%    99%    99%    99%
April 2011                        98%    98%    98%    98%    98%
April 2012                        82%    82%    82%    82%    82%
April 2013                        81%    81%    81%    81%    81%
April 2014                        80%    80%    80%    80%    80%
April 2015                        79%    79%    79%    79%    79%
April 2016                        78%    78%    78%    78%    78%
April 2017                         0%     0%     0%     0%     0%
Weighted average life (years)   8.73   8.72   8.71   8.69   8.53

                                     S-146

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
April 2008                       100%   100%   100%   100%   100%
April 2009                       100%   100%   100%   100%   100%
April 2010                       100%   100%   100%   100%   100%
April 2011                       100%   100%   100%   100%   100%
April 2012                       100%   100%   100%   100%   100%
April 2013                       100%   100%   100%   100%   100%
April 2014                       100%   100%   100%   100%   100%
April 2015                       100%   100%   100%   100%   100%
April 2016                       100%   100%   100%   100%   100%
April 2017                         0%     0%     0%     0%     0%
Weighted average life (years)   9.90   9.90   9.90   9.90   9.77

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%     50%     75%   100%
-----------------------------   -----   -----   -----   ----   ----
Closing Date                      100%    100%    100%   100%   100%
April 2008                        100%    100%    100%   100%   100%
April 2009                        100%    100%    100%   100%   100%
April 2010                        100%    100%    100%   100%   100%
April 2011                        100%    100%    100%   100%   100%
April 2012                        100%    100%    100%   100%   100%
April 2013                        100%    100%    100%   100%   100%
April 2014                        100%    100%    100%   100%   100%
April 2015                        100%    100%    100%   100%   100%
April 2016                        100%    100%    100%   100%   100%
April 2017                         41%     36%     30%    23%     5%
April 2018                          0%      0%      0%     0%     0%
Weighted average life (years)   10.03   10.02   10.01   9.99   9.89

                                     S-147

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of two hundred thirty-seven (237)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$2,106,003,972, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $548,850 to $150,000,000, and the mortgage loans have an average Cut-off Date Balance of $8,886,093.

          For purposes of calculating distributions on certain Classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

          Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than twenty-two (22) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of two hundred thirteen (213) mortgage loans, with an Initial Loan Group 1 Balance of
$1,955,901,313, subject to a permitted variance of plus or minus 5%. Loan Group
1 represents approximately 92.9% of the Initial Pool Balance.

          Loan Group 2 will consist of twenty-two (22) of the mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan
Group 2 Balance of $150,102,659. Loan Group 2 represents approximately 7.1% of the initial outstanding pool balance and approximately 100% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

          The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $548,850 to $150,000,000 and the mortgage loans in Loan Group 1 had an average Cut-off Date Balance of $9,182,635. The Cut-off Date Balances of the
mortgage loans in Loan Group 2 range from $894,281 to $24,000,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of
$6,254,277.

          Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage
Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

          A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc., Wells Fargo
Bank, National Association and Principal Commercial Funding II, LLC are set
forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Bear Stearns Commercial Mortgage, Inc.--Underwriting
Standards," "--Morgan Stanley Mortgage Capital Inc.--Underwriting Standards,"
"--Wells Fargo Bank, National Association--Underwriting Standards" and
"--Principal Commercial Funding II, LLC--Underwriting Standards," respectively.

          The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

          The mortgage loans were originated between September 23, 2003 and
March 15, 2007. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans
(including crossed mortgage loans) in the Mortgage Pool are contained in
Appendix IV attached to this prospectus supplement.

                                     S-148

          Two hundred thirty-seven (237) mortgaged properties, securing mortgage loans representing 94.7% of the Initial Pool Balance (which include two hundred fourteen (214) mortgaged properties in Loan Group 1, securing mortgage loans representing 94.3% of the Initial Loan Group 1 Balance, and twenty-three (23)
mortgaged properties in Loan Group 2, securing mortgage loans representing 99.3%
of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Six (6) mortgaged properties, securing mortgage loans representing 3.5% of the Initial Pool Balance (which include five
(5) mortgaged properties in Loan Group 1, securing mortgage loans representing
3.7% of the Initial Loan Group 1 Balance, and one (1) mortgaged property in Loan
Group 2, securing a mortgage loan representing 0.7% of the Initial Loan Group 2
Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remainder of the related mortgaged properties. Four (4) mortgaged properties, securing mortgage loans representing 1.9% of the Initial Pool Balance (securing mortgage loans representing 2.0% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in those mortgaged properties.

          On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase
Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and
Originators" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

          The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred thirty
(230) mortgage loans, representing 89.9% of the Initial Pool Balance (which include two hundred seven (207) mortgage loans in Loan Group 1, representing
89.4% of the Initial Loan Group 1 Balance, and twenty-three (23) mortgage loans in Loan Group 2, representing 96.3% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a
360-day year. Seven (7) mortgage loans, representing 10.1% of the Initial Pool
Balance (which include six (6) mortgage loans in Loan Group 1, representing
10.6% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan
Group 2, representing 3.7% of the Initial Loan Group 2 Balance), accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

          The mortgage loans consist of the following property types:

          o    Office - Forty-two (42) of the mortgaged properties, which secure
               40.8% of the Initial Pool Balance (securing mortgage loans representing 43.9% of the Initial Loan Group 1 Balance), are office properties;

          o    Retail - Ninety-seven (97) of the mortgaged properties, which secure 23.6% of the Initial Pool Balance (securing mortgage loans representing 25.4% of the Initial Loan Group 1 Balance), are retail properties;

          o    Industrial - Thirty-six (36) of the mortgaged properties, which secure 11.6% of the Initial Pool Balance (securing mortgage loans representing 12.5% of the Initial Loan Group 1 Balance), are industrial properties;

          o    Hospitality -Fifteen (15) of the mortgaged properties, which secure 7.6% of the Initial Pool Balance (securing mortgage loans representing 8.2% of the Initial Loan Group 1 Balance), are hospitality properties;

                                     S-149

          o    Multifamily - Twenty-two (22) of the mortgaged properties, which secure 6.9% of the Initial Pool Balance (securing mortgage loans representing 96.9% of the Initial Loan Group 2 Balance), are multifamily properties;

          o    Mixed Use - Sixteen (16) of the mortgaged properties, which secure 5.5% of the Initial Pool Balance (securing mortgage loans representing 5.9% of the Initial Loan Group 1 Balance), are mixed use properties;

          o    Other - Eight (8) of the mortgaged properties, which secure 2.4%
               of the Initial Pool Balance (securing mortgage loans representing
               2.6% of the Initial Loan Group 1 Balance), are a type of property other than those set forth in this paragraph;

          o    Self Storage - Nine (9) of the mortgaged properties, which secure
               1.3% of the Initial Pool Balance (securing mortgage loans
               representing 1.4% of the Initial Loan Group 1 Balance), are self storage properties; and

          o    Manufactured Housing Community - Two (2) of the mortgaged
               properties, which secure 0.2% of the Initial Pool Balance
               (securing mortgage loans representing 3.1% of the Initial Loan
               Group 2 Balance), are manufactured housing community properties.

          For information regarding the property types in Loan Group 1 or Loan
Group 2, see Appendix I to this prospectus supplement.

Property Location

          The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, California, Texas,
New Jersey and Missouri.

          o    Twenty-four (24) mortgaged properties, representing security for
               16.0% of the Initial Pool Balance, are located in New York (which include twenty-one (21) mortgaged properties in Loan Group 1, representing security for 16.4% of the Initial Loan Group 1
               Balance, and three (3) mortgaged properties in Loan Group 2, representing security for 10.9% of the Initial Loan Group 2
               Balance).

          o    Forty-nine (49) mortgaged properties, representing security for
               12.6% of the Initial Pool Balance, are located in California
               (which include forty-four (44) mortgaged properties in Loan Group
               1, representing security for 12.4% of the Initial Loan Group 1
               Balance, and five (5) mortgaged properties in Loan Group 2, representing security for 15.9% of the Initial Loan Group 2
               Balance). Of the mortgaged properties located in California, thirty-one (31) of such mortgaged properties, representing security for 8.3% of the Initial Pool Balance, are located in
               Southern California (which include twenty-seven (27) mortgaged properties in Loan Group 1, representing security for 7.8% of the
               Initial Loan Group 1 Balance, and four (4) mortgaged properties in Loan Group 2, representing security for 14.4% of the Initial
               Loan Group 2 Balance), and eighteen (18) mortgaged properties, representing security for 4.4% of the Initial Pool Balance, are located in Northern California (which include seventeen (17)
               mortgaged properties in Loan Group 1, representing security for
               4.6% of the Initial Loan Group 1 Balance, and one (1) mortgaged property in Loan Group 2, representing security for 1.5% of the
               Initial Loan Group 2 Balance). Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

          o    Twenty-two (22) mortgaged properties, representing security for
               9.5% of the Initial Pool Balance, are located in Texas (and representing security for 10.3% of the Initial Loan Group 1
               Balance);

          o    Thirteen (13) mortgaged properties, representing security for
               7.0% of the Initial Pool Balance, are located in New Jersey
               (which include nine (9) mortgaged properties in Loan Group 1, representing security for 6.3% of the Initial Loan Group 1
               Balance, and four (4) mortgaged properties in Loan Group 2, representing security for 16.2% of the Initial Loan Group 2
               Balance); and

                                     S-150

          o    Three (3) mortgaged properties, representing security for 5.7% of the Initial Pool Balance, are located in Missouri (representing security for 6.2% of the Initial Loan Group 1 Balance).

          For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

          Two hundred thirty-one (231) of the mortgage loans, representing 93.8%
of the Initial Pool Balance (which include two hundred eight (208) mortgage loans in Loan Group 1, representing 93.5% of the Initial Loan Group 1 Balance, and twenty-three (23) mortgage loans in Loan Group 2 representing 98.5% of the
Initial Loan Group 2 Balance), have Due Dates on the 1st day of each calendar month. One (1) of the mortgage loans, representing 0.7% of the Initial Pool
Balance (and representing 0.7% of the Initial Loan Group 1 Balance), has a Due
Date on the 3rd day of each calendar month. Five (5) mortgage loans, representing 5.5% of the Initial Pool Balance (which include four (4) mortgage loans in Loan Group 1, representing 5.8% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2 representing 1.5% of the Initial Loan
Group 2 Balance), have Due Dates on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) two hundred thirty-four (234) mortgage loans, representing 99.4% of the Initial Pool Balance (which include two hundred ten
(210) mortgage loans in Loan Group 1, representing 99.3% of the Initial Loan
Group 1 Balance, and twenty-four (24) mortgage loans in Loan Group 2 representing 100% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days; (ii) one (1) mortgage loan, representing 0.3% of the Initial Pool Balance
(and representing 0.3% of the Initial Loan Group 1 Balance), with a grace period prior to the imposition of late payment charges of 10 calendar days; and (iii)
two (2) mortgage loans, representing 0.3% of the Initial Pool Balance (and representing 0.4% of the Initial Loan Group 1 balance), with a grace period prior to the imposition of late payment charges of 15 calendar days. Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this prospectus supplement, which are based on the related mortgage loan documents.

Amortization

          The mortgage loans have the following amortization features:

          o    Two hundred thirty-three (233) mortgage loans, representing 99.6%
               of the Initial Pool Balance (which include two hundred ten (210)
               mortgage loans in Loan Group 1, representing 99.7% of the Initial
               Loan Group 1 Balance, and twenty-three (23) mortgage loans in
               Loan Group 2 representing 98.8% of the Initial Loan Group 2
               Balance), are Balloon Loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or
               substantially amortized by the loan's stated maturity date or
               Anticipated Repayment Date, as applicable. Thirty-nine (39) of these mortgage loans, representing 30.7% of the Initial Pool
               Balance (and representing 33.0% of the Initial Loan Group 1
               Balance), are mortgage loans that have an Anticipated Repayment
               Date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated
               maturity. These ARD Loans are structured to encourage the
               borrower to repay the mortgage loan in full by the specified date
               (which is prior to the mortgage loan's stated maturity date) upon which these increases occur.

          o    Also included in these Balloon Loans are sixty (60) mortgage loans, representing 53.7% of the Initial Pool Balance (which include fifty-six (56) mortgage loans in Loan Group 1,
               representing 55.4% of the Initial Loan Group 1 Balance, and four
               (4) mortgage loans in Loan Group 2 representing 31.8% of the
               Initial Loan Group 2 Balance), that provide for monthly payments of interest only for their entire respective terms and
               fifty-seven (57) mortgage loans, representing 19.9% of the
               Initial Pool Balance (which include fifty-one (51) mortgage loans in Loan Group 1, representing 18.4% of the Initial Loan Group 1
               Balance, and six (6) mortgage loans in Loan Group 2 representing
               39.7% of the Initial Loan Group 2 Balance), that currently provide for monthly payments of interest only for a portion of their respective terms ranging from 12 months to 84 months and then provide for the monthly payment of principal and interest over their respective remaining terms.

                                     S-151

Prepayment Restrictions

          As of the Cut-off Date, each of the mortgage loans restricted voluntary Principal Prepayments in one of the following ways:

          o    One hundred thirty-five (135) mortgage loans, representing 54.3%
               of the Initial Pool Balance (which include one hundred twenty
               (120) mortgage loans in Loan Group 1, representing 54.2% of the
               Initial Loan Group 1 Balance, and fifteen (15) mortgage loans in
               Loan Group 2, representing 56.0% of the Initial Loan Group 2
               Balance), prohibit voluntary Principal Prepayments during the
               Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the Investment
               Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely
               prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

          o    Forty-four (44) mortgage loans, representing 20.9% of the Initial
               Pool Balance (which include forty (40) mortgage loans in Loan
               Group 1, representing 20.6% of the Initial Loan Group 1 Balance, and four (4) mortgage loans in Loan Group 2, representing 24.9%
               of the Initial Loan Group 2 Balance), prohibit voluntary
               Principal Prepayments during a Lock-out Period, and following the
               Lock-out Period provide for a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the
               certificates, to defease the mortgage loan by pledging
               "government securities" as defined above;

          o    Forty-six (46) mortgage loans, representing 19.8% of the Initial
               Pool Balance (which include forty-one (41) mortgage loans in Loan
               Group 1, representing 19.9% of the Initial Loan Group 1 Balance, and five (5) mortgage loans in Loan Group 2, representing 19.1%
               of the Initial Loan Group 2 Balance), prohibit voluntary
               Principal Prepayments during a Lock-out Period, and following the
               Lock-out Period provide for a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

          o    Five (5) mortgage loans, representing 2.7% of the Initial Pool
               Balance (and representing 2.9% of the Initial Loan Group 1
               Balance), prohibit voluntary Principal Prepayments during a
               Lock-out Period, and following the Lock-out Period permit the prepayment of the related mortgage loan without the payment of any Prepayment Premium;

          o    Two (2) mortgage loans, representing 1.1% of the Initial Pool
               Balance (and representing 1.2% of the Initial Loan Group 1
               Balance), have no Lock-out Period and permit voluntary Principal
               Prepayments for the first 28 payment periods if accompanied by a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and following such payment periods provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and
               1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above;

          o    One (1) mortgage loan, representing 0.7% of the initial
               outstanding pool balance (and representing 0.8% of the initial outstanding loan group 1 balance), has no lock-out period and permits voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and (i) 3.0%
               of the amount prepaid with respect to a prepayment made prior to
               March 1, 2009 or (ii) 1.0% of the amount prepaid with respect to a prepayment made on or after March 1, 2009;

          o    Two (2) mortgage loans, representing 0.3% of the Initial Pool
               Balance (and representing 0.3% of the Initial Loan Group 1
               Balance), have no Lock-out Period and permit voluntary Principal
               Prepayments if

                                     S-152

               accompanied by a Prepayment Premium or Yield Maintenance Charge
               calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

          o    One (1) mortgage loan, representing 0.1% of the Initial Pool
               Balance (and representing 0.2% of the Initial Loan Group 1
               Balance), prohibits voluntary Principal Prepayments during a
               Lock-out Period, and following the Lock-out Period provides for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 0.5% of the amount prepaid; and

          o    One (1) mortgage loan, representing 0.1% of the Initial Pool
               Balance (and representing 0.1% of the Initial Loan Group 1
               Balance), has no Lock-out Period and permits the related borrower to prepay all or a portion of the mortgage loan subject to the
               Prepayment Premium calculated on the basis of 3.0% of the amount prepaid with respect to any prepayment made on or prior to
               January 1, 2008; 2.0% of the amount prepaid with respect to any prepayment made thereafter through January 1, 2009; and 1.0% of the amount prepaid with respect to any prepayment made
               thereafter.

          Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

          With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

          o    One (1) mortgage loan, representing 3.2% of the Initial Pool
               Balance (and representing 3.5% of the Initial Loan Group 1
               Balance), is secured by multiple parcels and permits the release of two (2) of the parcels from the lien of the related mortgage subject to the satisfaction of certain conditions including, but not limited to, (i) the payment of $379,500 with respect to the parcel identified as Tract 3 and $796,950 with respect to the parcel identified as Tract 4 plus a Prepayment Premium equal to the greater of a yield maintenance formula and 3.0% of the amount prepaid, (ii) the aggregate debt service coverage ratio with respect to the remaining parcels following the release being equal to or greater than the greater of (a) 1.62x and (b) the aggregate debt service coverage ratio immediately prior to the release, (iii) the loan-to-value ratio of the remaining parcels following the release being equal to or less than the lesser of
               (a) 66% and (b) the loan-to-value ratio immediately prior to the release and (iv) borrower having provided to lender written notice of the release no later than (a) September 29, 2011 with respect to the parcel identified as Tract 3 and (b) April 10,
               2008 with respect to the parcel identified as Tract 4;

          o    Two (2) mortgage loans, representing 1.3% of the Initial Pool
               Balance (and representing 1.4% of the Initial Loan Group 1
               Balance) are cross-collateralized with each other and permit the release of either mortgaged property from the lien of the
               cross-collateralized loan after the applicable Lock-out Period subject to the satisfaction of certain conditions including, but not limited to, (i) payment of the entire outstanding principal balance of the related mortgage loan plus a Prepayment Premium equal to the greater of 1% and a yield maintenance formula, (ii)
               the remaining mortgaged property following such release having a loan-to-value ratio no greater than 70% and (iii) the debt service coverage ratio of the remaining mortgaged property following such release being no less than 1.50x with respect to one mortgaged property and 1.65x with respect to the other mortgaged property;

          o    One (1) mortgage loan, representing 0.9% of the Initial Pool
               Balance (and representing 0.9% of the Initial Loan Group 1
               Balance), is secured by multiple parcels and permits the release of one (1) of those parcels from the lien of the mortgage
               following the related Lock-out Period subject to the satisfaction of certain conditions including, but not limited to, (i) payment of release price and accompanying Prepayment Premium equal to lesser of (a) minimum amount necessary to satisfy loan-to-value and net cash flow release criteria or (b) $1,000,000; (ii)
               trailing 12 month net cash flow for the

                                     S-153

               remaining property must be at least $1,361,600; and (iii) the remaining property's loan-to-value ratio (after payment of release fee) is not greater than 75%;

          o    Two (2) mortgage loans, representing 0.9% of the Initial Pool
               Balance (and representing 0.9% of the Initial Loan Group 1
               Balance) are cross-collateralized with each other and permit the release of either mortgaged property from the lien of the
               cross-collateralized loan after the applicable Lock-out Period subject to the satisfaction of certain conditions including, but not limited to, (i) (a) payment of the entire outstanding
               principal balance of the related mortgage loan plus applicable prepayment charges; (b) the loan-to-value ratio of the remaining mortgaged property being not greater than 80%; and (c) the debt service coverage ratio of the remaining mortgaged property not being less than 0.97x based on a 10% loan constant; or (ii) (a)
               payment of the entire outstanding principal balance of the related mortgage loan plus applicable prepayment charges; (b)
               payment of 25% of original principal balance of the other
               mortgage loan as principal reduction, together with applicable prepayment charges; (c) the loan-to-value ratio of the remaining mortgaged property following such payment not being greater than
               60%; and (d) the debt service coverage ratio of the remaining mortgaged property following such payment not being less than
               1.29x with respect to one of the mortgaged properties and 1.30x with respect to the release of the other mortgage property, based on a 10% mortgage constant;

          o    One (1) mortgage loan, representing 0.5% of the Initial Pool
               Balance (and representing 0.6% of the Initial Loan Group 1
               Balance), is secured by multiple parcels and permits the release of two (2) of the parcels from the lien of the related mortgage following the related Lock-out Period subject to the satisfaction of certain conditions including, but not limited to, with respect to one parcel, the payment of a release price equal to the greater of $350,000 and 85% of the related net sales proceeds from the sale of such parcel and with respect to the other parcel the payment of a release price equal to the greater of $50,000 and 85% of the related net sales proceeds from the sale of such parcel plus, in each case, a Prepayment Premium;

          o    One (1) mortgage loan, representing 0.5% of the Initial Pool
               Balance (and representing 0.5% of the Initial Loan Group 1
               Balance), is secured by multiple parcels and permits the release of a parcel from the lien of the mortgage at any time subject to the satisfaction of certain conditions including, but not limited to, a prepayment of an amount equal to 110% of the allocated loan amount of the property being released, plus a Prepayment Premium, if, in each case, the debt service coverage ratio with respect to the remaining parcels following the release is at least 1.20x;

          o    One (1) mortgage loan, representing 0.4% of the Initial Pool
               Balance (and representing 0.4% of the Initial Loan Group 1
               Balance), is secured by multiple mortgaged properties and permits the release of a portion of only one of the mortgaged properties at any time subject to the satisfaction of certain conditions including, but not limited to, a prepayment of an amount equal to
               125% of the allocated loan amount of the property being released, plus a Prepayment Premium, if, in each case, the debt service coverage ratio with respect to the remaining mortgaged property following the release is at least 1.20x;

          o    One (1) mortgage loan, representing 0.3% of the Initial Pool
               Balance (and representing 0.3% of the Initial Loan Group 1
               Balance), is secured by multiple mortgaged properties and permits the release of one or more of the related mortgaged properties from the lien of the related mortgage loan after the applicable
               Lock-out Period if certain conditions are satisfied, including, but not limited to, (i) the partial defeasance of the mortgage loan in an amount equal to 115% of the allocated loan amount of the mortgaged property being released, (ii) the aggregate debt service coverage ratio with respect to the remaining mortgaged properties following the release being equal to or greater than the greater of (a) 1.86x (assuming a debt service constant of
               5.77%) and (b) the aggregate debt service coverage ratio existing immediately prior to the release, (iii) the loan-to-value ratio of the remaining mortgaged properties following the release being not greater than 55%, and (iv) the mortgaged property located in
               Livingston, Texas must be the first mortgaged property released;

          o    Two (2) mortgage loans, representing 0.5% of the Initial Pool
               Balance (and representing 0.5% of the Initial Loan Group 1
               Balance), are each secured by multiple parcels and permit the release of one of the parcels from the lien of the related mortgage at any time subject to the satisfaction of certain conditions including, but not limited to, (i) the payment of an amount equal to 105% and 110%, respectively, of the allocated mortgage loan amount of the parcel being released plus a
               Prepayment

                                     S-154

               Premium, (ii) the loan-to-value of remaining portion of the mortgaged property following the release being not greater than
               65% and 80%, respectively, and (iii) the debt service coverage ratio with respect to the remaining portion of the mortgaged property following the release being not less than 1.30x and
               1.25x, respectively; and

          o    One (1) mortgage loan, representing 0.2% of the Initial Pool
               Balance (and representing 0.2% of the Initial Loan Group 1
               Balance), is secured by multiple mortgaged properties and permits the release of either of the mortgaged properties after the applicable Lock-out Period subject to the satisfaction of certain conditions including, but not limited to, the partial defeasance of the mortgage loan in an amount equal to 120% of the allocated loan amount of the mortgaged property being released, and, with respect to the remaining mortgaged properties, (i) the debt service coverage ratio (assuming a debt service constant of 10%)
               following the release being not less than the greater of (a)
               1.52x and (b) the debt service coverage ratio immediately prior to the release, and (ii) the loan-to-value ratio being not greater than the lesser of (a) 63.51% and (b) the loan-to-value ratio immediately prior to the release.

          Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without Prepayment Premium or defeasance requirements commencing one (1) to fourteen (14) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

          The method of calculation of any Prepayment Premium or Yield
Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

          In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

          See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield
Maintenance Charge which will vary for any mortgage loan.

Non-Recourse Obligations

          The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right

                                     S-155

it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

          Two (2) of the mortgage loans, representing 0.4% of the Initial Pool
Balance (and representing 0.4% of the Initial Loan Group 1 Balance), currently has additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan.

          In addition to the foregoing, the borrower under one (1) mortgage loan, Mortgage Loan No. 18, representing 1.1% of the Initial Pool Balance (and representing 16.0% of the Initial Loan Group 2 Balance), has entered into additional related mezzanine financing that is not secured by the related mortgaged property as further described below under "The Newbury Village
Mortgage Loan."

          In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

          Nineteen (19) of the mortgage loans, representing 14.7% of the Initial
Pool Balance (which includes seventeen (17) mortgage loans in Loan Group 1, representing 15.1% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 9.4% of the Initial Loan Group 2 Balance), permit the owners of the borrower to enter into additional financing that is secured by a pledge of some or all of the equity interests in the borrower, provided that certain debt service coverage ratio ("DSCR") and loan-to-value
("LTV") tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

          One (1) of the mortgage loans, representing 7.1% of the Initial Pool
Balance (and representing 7.7% of the Initial Loan Group 1 Balance), permits the borrower to enter into both additional financing that is secured by a pledge of equity interests in the borrower and additional unsecured financing of up to
$10,000,000 from the borrower's direct or indirect owners or affiliates, provided that, in each case, certain DSCR and LTV tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

          Two (2) of the mortgage loans, representing 3.4% of the Initial Pool
Balance (and representing 3.6% of the Initial Loan Group 1 Balance), permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that, in each case, certain DSCR and LTV tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

          Two (2) of the mortgage loans, representing 1.6% of the Initial Pool
Balance (which include one (1) mortgage loans in Loan Group 1, representing 1.5%
of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 2.1% of the Initial Loan Group 2 Balance), permit the borrower to enter into both additional subordinate financing that is secured by the related mortgaged property and additional subordinate financing that is not secured by the related mortgaged property, provided that, in each case, certain DSCR and
LTV tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

          One (1) of the mortgage loans, representing 0.5% of the Initial Pool
Balance (and representing 0.5% of the Initial Loan Group 1 Balance), permits the borrower to enter into both additional subordinate financing that is secured by the related mortgaged property or additional financing that is secured by a pledge of equity interests in the borrower, provided that, in each case, certain
DSCR and LTV tests are satisfied as further discussed in the footnotes of
Appendix II to this prospectus supplement.

          In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

          In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance

                                     S-156

of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or
Prepayment Premium. Accordingly, such purchase (if made prior to the maturity date or Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

          The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

          For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

          We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

          Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

The Newbury Village Mortgage Loan

          Mortgage Loan No. 18, which consists of a note with an outstanding principal balance as of the Cut-off Date of $24,000,000 (the "Newbury Village
Mortgage Loan"), representing 1.1% of the Initial Pool Balance (and representing
16.0% of the Initial Loan Group 2 Balance), is secured by the related mortgaged property. Additional mezzanine financing (the "Newbury Village Mezzanine Loan")
is in place with an original principal amount of $3,500,000 that is secured by pledges of the equity interests in the borrower under the Newbury Village
Mortgage Loan.

          Rights of the Holder of the Newbury Village Mezzanine Loan

          Pursuant to the terms of an intercreditor agreement, the holder of the
Newbury Village Mezzanine Loan has certain rights with respect to the Newbury
Village Mortgage Loan, including, among others, the following:

          Option to Cure Defaults Under the Newbury Village Mortgage Loan. The
holder of the Newbury Village Mezzanine Loan has the right to cure monetary events of default under the Newbury Village Mortgage Loan within five (5)
business days of the later of the giving of notice of the subject event of default by the holder of the Newbury Village Mortgage Loan and the expiration of the borrower's cure provision, if any, provided, however, that the holder of the
Newbury Village Mezzanine Loan will defend and hold harmless the holder of the
Newbury Village Mortgage Loan for certain expenses arising from the cure period and reimburse the holder of the Newbury Village Mortgage Loan for any required advances for monthly payments of principal and/or interest on the Newbury
Village Mortgage Loan and/or any protective advances. The holder of the Newbury
Village Mezzanine Loan also has the right to cure non-monetary events of default with respect to the Newbury Village Mortgage Loan within any applicable grace period for the subject event of default or such additional period as is reasonably necessary for the holder of the Newbury Village Mezzanine Loan to cure the non-monetary event of default if it cannot reasonably be cured within the applicable grace period so long as (i) the holder of the Newbury Village
Mezzanine Loan is diligently and expeditiously proceeding to cure such non-monetary default, (ii) unless otherwise paid, the holder of the Newbury
Village Mezzanine Loan makes or causes to be made timely payment to the holder of the Newbury Village Mortgage Loan the regularly scheduled principal and interest payments, (iii) such additional cure period does not exceed 90 days
(unless such non-monetary default is of a nature that cannot be cured within such 90 days without ownership of the collateral securing the Newbury Village
Mezzanine Loan (the "Newbury Village Mezzanine Collateral"), in which case, the holder of the Newbury Village Mezzanine Loan will have additional time as is reasonably necessary to gain ownership of the Newbury Village Mezzanine
Collateral, provided that the holder

                                     S-157

of the Newbury Village Mezzanine Loan is continuously and diligently pursuing the ownership of the Newbury Village Mezzanine Collateral), (iv) so long as the non-monetary default is not caused by a bankruptcy or like proceeding and (v) so long as there is no material adverse effect to the Newbury Village Mortgage Loan borrower or the related mortgaged property as a result of such non-monetary default.

          Option to Purchase the Newbury Village Mortgage Loan. If (i) the
Newbury Village Mortgage Loan has been accelerated or (ii) any proceeding to foreclose or otherwise enforce the Newbury Village Mortgage Loan or other security for the Newbury Village Mortgage Loan has been commenced, the holder of the Newbury Village Mezzanine Loan has the right to purchase the Newbury Village
Mortgage Loan, at a price generally equal to the unpaid principal balance of the
Newbury Village Mortgage Loan, plus accrued and unpaid interest and other amounts due thereon, including Servicing Advances and interest charged thereon, plus any expenses incurred in connection with enforcing the related mortgage loan documents and interest on an P&I Advances made with respect to the Newbury
Village Mortgage Loan pursuant to the Pooling and Servicing Agreement.

          Consent Rights. The holder of the Newbury Village Mortgage Loan is required to notify the holder of the Newbury Village Mezzanine Loan if the borrower requests a release of the lien of the Newbury Village Mortgage Loan or requests the holder of the Newbury Village Mortgage Loan's consent to, or takes any action in connection with or in furtherance of, a transfer of the related mortgaged property or a prepayment or refinancing of the Newbury Village
Mortgage Loan. If the borrower requests the consent of the holder of the Newbury
Village Mortgage Loan to either transfer the related mortgaged property or any direct or indirect interest in the borrower or to obtain a further encumbrance of the related mortgaged property, the holder of the Newbury Village Mortgage
Loan is required to obtain the prior written consent of the holder of the
Newbury Village Mezzanine Loan if the holder of the Newbury Village Mortgage
Loan has the right to consent.

          Prior to the occurrence of an event of default, the holder of the
Newbury Village Mortgage Loan is required to obtain the prior written consent of the holder of the Newbury Village Mezzanine Loan to:

          o    increase the interest rate or principal amount of the Newbury
               Village Mortgage Loan except for increases in principal to cover workout costs and protective advances made by the holder of the
               Newbury Village Mortgage Loan;

          o    increase in any other material respect any monetary obligations of the related borrower;

          o    shorten the scheduled maturity date of the Newbury Village
               Mortgage Loan;

          o    convert or exchange the Newbury Village Mortgage Loan into or for any other indebtedness or subordinate any of the Newbury Village
               Mortgage Loan to any indebtedness of borrower;

          o    permit the holder of the Newbury Village Mortgage Loan to accept a grant of any lien on or security interest in any collateral or property of the borrower or any other person not originally granted or contemplated to be granted under the Newbury Village
               Mortgage Loan;

          o    modify or amend the terms and provisions of the cash management agreement with respect to the amount, manner, timing and method of the application of payments under the Newbury Village Mortgage
               Loan or the Newbury Village Mezzanine Loan;

          o    cross-default the Newbury Village Mortgage Loan with any other indebtedness;

          o    permit the holder of the Newbury Village Mortgage Loan to obtain any equity interest in the related borrower or its parent, or any contingent interest, additional interest or so-called "kicker"
               measured on the basis of the cash flow or appreciation of the mortgaged property;

          o    spread the lien of the Newbury Village Mortgage Loan to encumber additional real property;

          o    extend the period during which voluntary prepayments are
               prohibited or impose any prepayment fee or

                                     S-158

               premium or yield maintenance charge in connection with a
               prepayment of the Newbury Village Mortgage Loan when none is now required or after the current maturity date of the Newbury
               Village Mortgage Loan or increase the amount of such prepayment fee, premium or yield maintenance charge;

          o    result in the termination of, or increase the required strike price with respect to any interest rate protection agreement required under the Newbury Village Mortgage Loan or modify or amend the requirements of the Newbury Village Mortgage Loan relating to any interest rate protection agreement;

          o    modify or amend the definition of "Event of Default" under the
               Newbury Village Mortgage Loan;

          o    modify or amend the provisions of the Newbury Village Mortgage
               Loan limiting transfers of interest (direct or indirect) in the borrower or the mortgaged property;

          o    modify the provisions of the Newbury Village Mortgage Loan relating to the establishment of reserve accounts and the amounts to be deposited into such accounts; or

          o    release any collateral for the Newbury Village Mortgage Loan.

          Generally, following the occurrence of an event of default, the holder of the Newbury Village Mortgage Loan shall not be obligated to get the consent of the holder of the Newbury Village Mezzanine Loan with respect to the foregoing, provided that, the Newbury Village Mezzanine Loan holder's consent is required to increase the principal balance of the Newbury Village Mortgage Loan or to extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Newbury Village Mortgage Loan when none is now required or after the current maturity date of the Newbury Village Mortgage Loan or increase the amount of such prepayment fee, premium or yield maintenance charge.

          If the holder of the Newbury Village Mezzanine Loan has cured or is in the process of curing any such event of default that the holder of the Newbury
Village Mezzanine Loan is capable of curing and, with respect to non-monetary events of default that the holder of the Newbury Village Mezzanine Loan is not capable of curing, if such events of default will not materially adversely affect the mortgaged property or the cash flow from the mortgaged property and if the holder of the Newbury Village Mezzanine Loan diligently pursues its remedies to acquire the equity in the borrower pursuant to the holder of the
Newbury Village Mezzanine Loan's equity pledge agreement, the holder of the
Newbury Village Mortgage Loan will not violate bullet point one (1) through fifteen (15) above without the written consent of the holder of the Newbury
Village Mezzanine Loan.

          The holder of the Newbury Village Mortgage Loan is required to consult with the holder of the Newbury Village Mezzanine Loan regarding any leasing of the mortgaged property or alterations to the mortgaged property in which both the Newbury Village Mezzanine Loan and the Newbury Village Mortgage Loan require the consent of the holder of the Newbury Village Mortgage Loan and the holder of the Newbury Village Mezzanine Loan, respectively, to approve any such leasing or alteration.

Loan Purpose

          Seventy-six (76) of the mortgage loans, representing 35.2% of the
Initial Pool Balance (which include seventy-one (71) mortgage loans in Loan
Group 1, representing 35.3% of the Initial Loan Group 1 Balance, and five (5)
mortgage loans in Loan Group 2, representing 33.1% of the Initial Loan Group 2
Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred sixty-one
(161) of the mortgage loans, representing 64.8% of the Initial Pool Balance
(which include one hundred forty-two (142) mortgage loans in Loan Group 1, representing 64.7% of the Initial Loan Group 1 Balance, and nineteen (19)
mortgage loans in Loan Group 2, representing 66.9% of the Initial Loan Group 2
Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

                                     S-159

Additional Collateral

          Seven (7) of the mortgage loans, representing 3.2% of the Initial Pool
Balance (which include five (5) mortgage loans in Loan Group 1, representing
3.0% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan
Group 2, representing 6.6% of the Initial Loan Group 2 Balance), have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods and are to be released only upon the satisfaction of certain conditions by the borrower. If the applicable borrower does not satisfy the conditions for release of the monies or letters of credit by the applicable release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan. Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

          Thirty-nine (39) mortgage loans, representing 30.7% of the Initial
Pool Balance (and representing 33.0% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the revised rate for that mortgage loan rather than at the initial rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

          Eighty-three (83) of the mortgage loans, representing 60.2% of the
Initial Pool Balance (which include eighty-one (81) mortgage loans in Loan Group
1, representing 63.6% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 15.4% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Such revenue generally is either (a) swept and remitted to the related
               borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain
               transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
               forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on

                                     S-160

               behalf of the Trust; the revenue is then applied by the
               applicable servicer on behalf of the Trust according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

          o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the
               Trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the Trust
               according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be
               established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

          In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

Environmental Assessments

          An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of

                                     S-161

identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

          In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

          Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

          In the case of forty-nine (49) mortgaged properties, securing mortgage loans representing approximately 4.9% of the Initial Pool Balance (which include forty-three (43) mortgaged properties in Loan Group 1, securing mortgage loans representing 5.0% of the Initial Loan Group 1 Balance, and six (6) mortgaged properties in Loan Group 2, securing mortgage loans representing 4.9% of the
Initial Loan Group 2 Balance), the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the Trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of approximately
$4,995,465. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

          In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

                                     S-162

          o    if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will indemnify the insured for the
               outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

          o    if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

          The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$6,250,000 and the total claims under the group policy is subject to a maximum of $36,477,000. There is no deductible under the policy.

          The secured creditor impaired property policy requires that the appropriate party associated with the Trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

          The secured creditor impaired property policy will be issued by
Steadfast Insurance Company, an affiliate of Zurich North America.

          In the case of four (4) mortgaged properties, securing mortgage loans representing 9.0% of the Initial Pool Balance (and representing 9.7% of the
Initial Loan Group 1 Balance), the related mortgage loans have the benefit of a stand-alone secured creditor impaired property policy or pollution legal liability policy which will be assigned to the Trust and which covers selected environmental matters with respect to the related properties. Such stand-alone policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverage limits that are less than the related loan amount, or policy durations which do not extend to or beyond the maturity of the related loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

          For purposes of the tables in Appendix I and for the information presented in Appendix II, Appendix III and Appendix IV:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable

                                     S-163

               Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix
               II, Appendix III and Appendix IV, the "Debt Service Coverage
               Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service
               Coverage Ratio (unless otherwise indicated) reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate
               indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan. The Debt Service
               Coverage Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the
               indebtedness under the related mortgage loan, but not the
               subordinated, second lien indebtedness.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information
               provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing
               commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of
               Underwritable Cash Flow derived therefrom, based upon the
               mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and
               information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

               Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
               mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
               borrower-supplied

                                     S-164

               information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

               The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References to "DSCR Post IO Period" are references to "Debt
               Service Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
               Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or
               "DSCR Post IO Period" for any mortgage loan is calculated
               pursuant to the definition of those terms under the "Glossary of
               Terms" in this prospectus supplement. For purposes of the
               information presented in this prospectus supplement, the Debt
               Service Coverage Ratio Post IO Period (unless otherwise
               indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and
               interest for the remaining term of the mortgage loan, the
               annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

          (3)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
               Appendix IV, the "Cut-off Date LTV," "Cut-off Date
               Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any
               mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus
               supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate
               indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B
               Mortgage Loan reflects the indebtedness under the related
               mortgage loan, but not the indebtedness on the related B Note.
               The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related
               mortgage loan, but not the subordinated, second lien
               indebtedness.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals."

               When information with respect to mortgaged properties is
               expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (4)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

                                     S-165

          The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

          The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

          If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

          If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

          In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents

                                     S-166

endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the Trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

          On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

          The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

          The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

                                     S-167

REPRESENTATIONS AND WARRANTIES

          In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

          (2) such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

          (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

          (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

          (9) the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

          (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and

                                     S-168

binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan
Purchase Agreement;

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

          (16) the related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

          (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

          (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

                                     S-169

REPURCHASES AND OTHER REMEDIES

          If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the Trust at the
               Purchase Price; or

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

          The related mortgage loan seller must cure any Material Document
Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

          The foregoing obligations of any mortgage loan seller to cure a
Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

          If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage
Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans ("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the
case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be)
shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such
Crossed Mortgage Loan in accordance with the provisions of the applicable
Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document
Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the debt service coverage ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage
Loans (including the Affected Loans(s)) set forth in Appendix II of this prospectus supplement and (B) the debt service coverage ratio for all such
Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase

                                     S-170

or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage
Loans (excluding the Affected Loan(s)) is not greater than the greater of (A)
the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II of this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected
Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

          With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

          The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

          Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any

                                      S-171

relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

          Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

          On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the Trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

          Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the Closing Date without the Depositor's prior consent to the extent set forth in the Pooling and
Servicing Agreement, which consent may not be unreasonably withheld. However, any subservicing is subject to various conditions set forth in the Pooling and
Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

          The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

          o    a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the Depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

          Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the

                                      S-172

special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and
Servicing Agreement.

          The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

          The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

          The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

          Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" in this prospectus supplement (generally regarded as "Servicing Transfer
Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the Trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

          A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

          The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

          The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the Trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

          The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

                                      S-173

THE MASTER SERVICER

Master Servicer Compensation

          The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

          The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

          In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not
Specially Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

          In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

          If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of
Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate immediately upon the date which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default
occurs primarily by reason of the occurrence of a default of the Primary
Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

          The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

          Upon termination of the master servicer under the Pooling and
Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage

                                     S-174

loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and
(ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a Rating
Agency downgrade or its failure to remain on an approved servicer list of any
Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as such terminated master servicer is on the S&P Select Servicer List as a
U.S. Commercial Mortgage Servicer and the Operating Adviser has consented to such primary servicing or subservicing arrangement.

          However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

          The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

THE SPECIAL SERVICER

Special Servicer Compensation

          The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

                                     S-175

          The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

          The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the Trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

          In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

          As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

          If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature, but not necessarily in amount, to that described above.

Termination of Special Servicer

          The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

          The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

          In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

                                     S-176

THE OPERATING ADVISER

          An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

          o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original
               maturity date;

          o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

          o    any proposed sale of a defaulted mortgage loan or A/B Mortgage
               Loan, other than in connection with the termination of the Trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any release of or acceptance of substitute or additional
               collateral for a mortgage loan or A/B Mortgage Loan;

          o    any acceptance of a discounted payoff;

          o    any waiver or consent to a waiver of a "due-on-sale" or
               "due-on-encumbrance" clause;

          o    any acceptance or consent to acceptance of an assumption
               agreement releasing a borrower from liability under a mortgage loan or A/B Mortgage Loan;

          o    any release of collateral for a Specially Serviced Mortgage Loan or A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

          o    any franchise changes or management company changes to which the special servicer is required to consent;

          o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

          o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B
               Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

          In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

                                     S-177

          At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

          The Operating Adviser shall be responsible for its own expenses.

          We anticipate that an affiliate of the initial special servicer will purchase certain non-offered Classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

          Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the Operating Adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

          Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

          Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

          o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

          In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
               Distribution Date or, in the case of an ARD Loan, five years prior to the Rated Final Distribution Date; or

                                     S-178

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

          Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

          The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

          The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

          The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class, (b) the special servicer, and (c) any mortgage loan seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the Trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest
Percentage Interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

          The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

          Additionally, each holder of a B Note may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and the holder of the Newbury Village Mezzanine Loan has a purchase Option with respect to the Newbury Village Mortgage Loan to the extent described in
"Description of the Mortgage Pool--Subordinate and Other Financing--The Newbury
Village Mortgage Loan."

FORECLOSURES

          The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

                                     S-179

          If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

          If the Trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I at the highest marginal federal corporate rate
-- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisers regarding the possible imposition of REO Taxes in connection with the operation of commercial REO
Properties by REMICs.

                                     S-180

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

          For United States federal income tax purposes, portions of the Trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICS--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the Trust other than that portion of the Trust consisting of the rights to
Excess Interest and the Excess Interest Sub-account (the "Excess Interest
Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader,
Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o    the accuracy of all representations made with respect to the mortgage loans;

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them; and

          o    ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury
               Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor
Trust.

          The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Federal Income Tax Consequences--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

          The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

          Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

                                     S-181

          The offered certificates will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

          Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Based on their anticipated issue prices, it is anticipated that each Class of offered certificates will be issued at a premium for federal income tax purposes.

          Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each Class of certificates issued with amortizable bond premium should consult their tax advisers regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all Classes of certificates issued by the Trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a Class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisers concerning the treatment of Prepayment Premiums or Yield Maintenance
Charges.

ADDITIONAL CONSIDERATIONS

          The special servicer is authorized, when doing so is consistent with maximizing the Trust's net after-tax proceeds from an REO Property, to incur taxes on the Trust in connection with the operation of such REO Property. Any such taxes imposed on the Trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

                                     S-182

          Federal income tax information reporting duties with respect to the offered certificates, REMIC I, REMIC II, REMIC III and the Excess Interest
Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

          For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York and California (approximately 16.0%
and 12.6% of the Initial Pool Balance, respectively) that are general in nature.
This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW YORK

          New York law requires a lender to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

CALIFORNIA

          Mortgage loans in California are generally secured by deeds of trust.
Foreclosure of a deed of trust may be accomplished by a non judicial trustee's sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time, after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by a court-appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale.
California's "one action rule" requires the lender to complete foreclosure of all real estate security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted)
against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale. Further, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.

                                     S-183

                          CERTAIN ERISA CONSIDERATIONS

          ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the
Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and most non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS AND PROHIBITED TRANSACTIONS

          Under Section 3(42) of ERISA and the U.S. Department of Labor ("DOL")
regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. If the assets of the Trust were deemed to constitute
Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the Trust. If the mortgage loans or other Trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Trust assets.

          Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

                                     S-184

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

          The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's, S&P or
               DBRS, Inc.;

          o    the trustee cannot be an affiliate of any member of the
               Restricted Group, other than an underwriter. The "Restricted
               Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the
               Trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

          A fiduciary of a Plan contemplating purchasing any such Class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such Classes of certificates. A fiduciary of a Plan contemplating purchasing any such Class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

          Before purchasing any such Class of certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust;

          o    the Plan's investment in each Class of certificates does not exceed 25% of all of the certificates outstanding of that Class at the time of the acquisition; and

                                     S-185

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the Trust.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

          Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     S-186

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisers to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

          We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

                                     S-187

                              PLAN OF DISTRIBUTION

          We have entered into an Underwriting Agreement with Bear, Stearns &
Co. Inc. and Morgan Stanley & Co. Incorporated. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate Balance of each class of offered certificates presented below.

             UNDERWRITERS            CLASS A-1      CLASS A-2     CLASS A-3     CLASS A-AB
---------------------------------   ----------    ------------   -----------   -----------

Bear, Stearns & Co. Inc.            $37,500,000   $ 88,500,000   $32,700,000   $39,000,000
Morgan Stanley & Co. Incorporated   $37,500,000   $ 88,500,000   $32,700,000   $39,000,000
   Total.........................   $75,000,000   $177,000,000   $65,400,000   $78,000,000

            UNDERWRITERS              CLASS A-4     CLASS A-1A      CLASS A-M      CLASS A-J
---------------------------------   ------------   ------------   ------------   ------------

Bear, Stearns & Co. Inc.            $495,940,000   $ 75,051,000   $105,300,500   $ 80,291,500
Morgan Stanley & Co. Incorporated   $495,940,000   $ 75,051,000   $105,300,500   $ 80,291,500
   Total.........................   $991,880,000   $150,102,000   $210,601,000   $160,583,000

          Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

          The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $1,918,788,947, plus accrued interest on the certificates.

          The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

          One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the Underwriters, including Bear Stearns
Commercial Mortgage Securities Inc., engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Conflicts of
Interest May Have An Adverse Effect On Your Certificates" in this prospectus supplement.

          In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by the
Underwriter of a greater number

                                     S-188

of certificates than it is required to purchase from Bear Stearns Commercial
Mortgage Securities Inc. in the offering. An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if the certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise. We expect that an affiliate of Morgan Stanley & Co. Incorporated will purchase approximately $40,000,000 of the Class A-4 Certificates for its own
account.

          The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about April 18, 2007, which is the ninth business day following the date of pricing of the certificates.

          Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

          The Underwriters and any dealers that participate with the
Underwriters in the distribution of the offered certificates will be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of
1933, as amended.

          We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

          One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

          The Depositor is an affiliate of Bear, Stearns & Co. Inc., an
Underwriter, and Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller.

                                  LEGAL MATTERS

          The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York
and Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham &
Watkins LLP, New York, New York. Certain legal matters will be passed upon for
Bear Stearns Commercial Mortgage, Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York, for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins
LLP, New York, New York, for Wells Fargo Bank, National Association, in its
capacity as sponsor and mortgage loan seller, by Andrews Kurth LLP, for Wells
Fargo Bank, National Association, in its capacity as master servicer, by Sidley
Austin LLP, New York, New York, for Principal Commercial Funding II, LLC, by
Dechert LLP, New York, New York, for Wells Fargo Bank, National Association, in
its capacity as paying agent, certificate registrar and authenticating agent, by
Kennedy Covington Lobdell & Hickman LLP, and for LaSalle Bank National
Association, by Kennedy Covington Lobdell & Hickman LLP.

                                     S-189

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch, S&P and DBRS.

          CLASS                                 FITCH   S&P   DBRS
          -----------------------------------   -----   ---   ----
          Class A-1 .........................    AAA    AAA    AAA
          Class A-2 .........................    AAA    AAA    AAA
          Class A-3 .........................    AAA    AAA    AAA
          Class A-AB ........................    AAA    AAA    AAA
          Class A-4 .........................    AAA    AAA    AAA
          Class A-1A ........................    AAA    AAA    AAA
          Class A-M .........................    AAA    AAA    AAA
          Class A-J .........................    AAA    AAA    AAA

          It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows, by at least 60 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

          The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class of the offered certificates and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such Class at the request of the Depositor.

                                     S-190

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

          "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the Trust.

          "A/B Mortgage Loan" means any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the Trust. References in this prospectus supplement to an A/B
Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. There are no A/B Mortgage Loans included in the Trust.

          "Accrued Certificate Interest" means, in respect of each Class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Additional Servicer" means each affiliate of the master servicer, the
Depositor, MSMC, BSCMI, PCFII, Wells Fargo Bank, or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the Depositor, MSMC, BSCMI, PCFII, Wells Fargo Bank or any
Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

          "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II and Appendix III.

          "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

          "Advances" means Servicing Advances and P&I Advances, collectively.

          "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

          "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

          "Appraisal Event" means not later than the earliest of the following:

                                      S-191

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

          "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o    to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or
     A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the
     Trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
     (but were not deposited) in respect of the related mortgaged property or
     REO Property, as the case may be,

     over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.
In the case of any Non-Serviced Mortgage Loan, any Appraisal Reduction will be calculated in accordance with the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

                                      S-192

          "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the Trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

          "Available Distribution Amount" means in general, for any Distribution
Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
               represents one or more of the following:

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary
                    Servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                    Servicing Fees);

               o    amounts deposited in the Certificate Account in error;

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts of one day's interest with respect to the Interest
                    Reserve Loans to be deposited into the Interest Reserve
                    Account;

               o    in the case of the REO Property related to an A/B Mortgage
                    Loan or Loan Pair, all amounts received with respect to such
                    A/B Mortgage Loan or Loan Pair, as applicable, that are
                    required to be paid to the holder of the related B Note or
                    Serviced Companion Mortgage Loan pursuant to the terms of
                    the related B Note or Serviced Companion Mortgage Loan and the related intercreditor agreement; and

               o    any portion of such amounts payable to the holders of any
                    Serviced Companion Mortgage Loan or B Note;

                                      S-193

          (2)  to the extent not already included in clause (1), any P&I
               Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest
               Reserve Amounts then on deposit in the Interest Reserve Account.

          "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement. There are no B Notes associated with any A/B Mortgage
Loan in the Trust.

          "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-Off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated
Repayment Dates, as the case may be, unless previously prepaid.

          "Balloon LTV" - See "Balloon LTV Ratio."

          "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

          "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

          "Base Interest Fraction" means, with respect to any Principal
Prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any Class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-Through Rate on that Class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to the Principal Prepayment (or the current
Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to that Principal Prepayment (or the current
Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one, and provided, further, that with respect to Mortgage Loan No. 173 (the 94-125 Leokane Mortgage
Loan), the Base Interest Fraction will be deemed to be equal to approximately
33.33% for the first Distribution Date. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the
Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base Interest Fraction shall be equal to 1.0.

          "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

          "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

                                      S-194

          "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the Trust.

          "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

          "Certificate Group 1 Principal Distribution Amount" means, for any
Distribution Date, an amount equal to the lesser of (A) the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 1, and (ii) on or after the Distribution Date on which the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount attributable to Loan Group 2 (net of any portion thereof that is distributable on that
Distribution Date to the holders of the Class A-1A Certificates), and (B) the
Aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-AB
and Class A-4 Certificates outstanding immediately before such Distribution
Date.

          "Certificate Owner" means an entity acquiring an interest in an offered certificate.

          "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

          "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates,
the Class A-4 Certificates, and the Class A-1A Certificates.

          "Class X Certificates" means the Class X-1 Certificates and the Class
X-2 Certificates.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

          "Closing Date" means on or about April 18, 2007.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

          "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date.

          "Compensating Interest Payment" means any payment of Compensating
Interest.

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the

                                      S-195

related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the
Certificateholders.

          "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

          "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Subordinate Certificates.

          "CPR" - See "Constant Prepayment Rate" above.

          "Cut-off Date" means April 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in April 2007 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on April 1, 2007, not the actual day which such Scheduled Payments were due.

          "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

          "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

          "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

          "DBRS" means Dominion Bond Rating Service, Inc.

          "Debt Service Coverage Ratio" or "DSCR" means the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the
Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the

                                      S-196

monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See "Description of the
Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Depositor" means Bear Stearns Commercial Mortgage Securities Inc.

          "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 7th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

          "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

          "Distributable Certificate Interest Amount" means, in respect of any
Class of certificates for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero)
     by:

               o    any Net Aggregate Prepayment Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

               o    Realized Losses and Expense Losses, in each case
                    specifically allocated with respect to such Distribution
                    Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance
                    with the terms of the Pooling and Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
     Distribution Date; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

          "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

          "Distribution Date" means the 12th day of each month, or if any such
12th day is not a business day, on the next succeeding business day.

          "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

          "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

          "DSCR" - See "Debt Service Coverage Ratio."

          "DTC" means The Depository Trust Company.

                                      S-197

          "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

          "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company (A)
whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P, "F-1" by Fitch, and
"R-1(middle)" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's), in the case of accounts in which funds are to be held for 30 days or less or (B) whose long-term unsecured debt obligations are rated at least "AA-" by S&P (or "A-" if the short-term unsecured debt obligations are rated at least "A-1" by S&P), at least "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by Fitch), and at least
"A(high)" by DBRS (or if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and S&P) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account more than 30 days, or (ii) a segregated trust account or accounts maintained in the trust department of the trustee or the paying agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal
Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by confirmation that the use of any such account as the Certificate Account or the Distribution
Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "A-1" in the case of S&P,
"F-1" in the case of Fitch and "R-1(middle)" in the case of DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and
S&P) by at least two nationally recognized statistical rating organizations
(which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" (or "A-" if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P, at least "A+" in the case of
Fitch, and at least "AA(low)" in the case of DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and S&P) by at least two nationally recognized statistical rating organizations (which may include S&P,
Fitch and/or Moody's)), if the deposits are to be held in the account for more than 30 days.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

          "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement (other than with respect to the duties described under
     "Description of the Offered Certificates - Evidence as to Compliance" in
     this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange
     Act of 1934, which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default), which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the

                                      S-198

     trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
     provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer is removed from S&P's Select Servicer List as a U.S.
     Commercial Mortgage Master Servicer and is not reinstated within 60 days;

o    the trustee shall receive notice from Fitch or DBRS to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any Class of certificates; or

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

          Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates
-- Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with
Regulation AB and the Securities Exchange Act of 1934 or the failure of the
Master Servicer to terminate certain of those parties for such failures, will constitute an event of default that entitles the Depositor or another party to terminate that defaulting party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

          "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in

                                      S-199

full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO
Property related to a Loan Pair, a prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion
Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage
Loan, Excess Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

          "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

          "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. The Excess Servicing Fee Rate will range, on a loan-by-loan basis, from 0.00% per annum to 0.13% per annum.

          "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

          "Expense Losses" means, among other things:

          o    any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

          o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the Trust;

          o    other expenses of the Trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the Trust, the costs and expenses of any tax audits with respect to the Trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the Trust to remediate an adverse environmental
               condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the Trust; and

          o    any other expense of the Trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

          "Financial Market Publishers" means TREPP, LLC, Bloomberg L.P. and
Intex Solutions, Inc., or any successor entities thereof.

          "Fitch" means Fitch, Inc.

          "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "Initial Loan Group 1 Balance" means the aggregate Cut-off Date
Balance of the mortgage loans in Loan Group 1, or $1,955,901,313.

          "Initial Loan Group 2 Balance" means the aggregate Cut-off Date
Balance of the mortgage loans in Loan Group 2, or $150,102,659.

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$2,106,003,972.

                                      S-200

          "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

          "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower pursuant to law. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

          "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Only Certificates" means the Class X Certificates.

          "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

          "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

          "Interest Reserve Loan" - See "Non-30/360 Loan" below.

          "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the Trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

          "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or
A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

          "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

          "Loan Group 1" means that distinct loan group consisting of two hundred thirteen (213) mortgage loans, representing 92.9% of the Initial Pool
Balance, comprised of all of the mortgage loans other than twenty-two (22)
mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties.

          "Loan Group 2" means that distinct loan group consisting of twenty-four (24) mortgage loans, representing 7.1% of the Initial Pool Balance
(and representing approximately 100% of the Initial Pool Balance of all the mortgage loans secured by multifamily and manufactured housing community properties), comprised of twenty-two (22) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties.

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

                                      S-201

          "Lock-out Period" means the period during which voluntary Principal
Prepayments are prohibited.

          "MAI" means Member of the Appraisal Institute.

          "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

          "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note.

          "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than, in certain cases, the
Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B
Note in connection with the Master Servicing Fee as set forth in the Pooling and
Servicing Agreement. The Master Servicing Fee Rate for Wells Fargo Bank,
National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.02% per annum.

          "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

          "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

          "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage File" means the following documents, among others:

          o    the original mortgage note (or lost note affidavit), endorsed
               (without recourse) in blank or to the order of the trustee;

          o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
               (unless such document(s) have not been returned by the applicable recorder's office);

          o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the
               mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

          o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

          o    an assignment of any related assignment(s) of rents and leases
               (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

          o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

                                     S-202

          o    when relevant, the related ground lease or a copy of it.

          "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

          "Mortgage Pool" means the two hundred thirty-seven (237) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately $2,106,003,972, which may vary on the Closing Date by up to 5%.

          "MSMC" means Morgan Stanley Mortgage Capital Inc.

          "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

          "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

          "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest Reserve
     Account for the preceding January, if applicable, and February.

          "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the "NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the Trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

          "Non-Serviced Companion Mortgage Loan" means a loan not included in the Trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan. There are no Non-Serviced Companion Mortgage Loans
related to the Trust.

          "Non-Serviced Mortgage Loan" means a mortgage loan included in the
Trust but serviced under another agreement. There are no Non-Serviced Mortgage
Loans related to the Trust.

                                     S-203

          "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the Trust.

          "Non-Serviced Mortgage Loan Group" means a loan group comprised of
Non-Serviced Mortgage Loans, Non-Serviced Companion Mortgage Loans, and/or
Non-Serviced Mortgage Loan B Notes. There are no Non-Serviced Mortgage Loan
Groups related to the Trust.

          "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. There are no Non-Serviced Mortgage Loan Master Servicers
related to the Trust.

          "Non-Serviced Mortgage Loan Mortgage" means the mortgage securing a
Non-Serviced Mortgage Loan. There are no Non-Serviced Mortgage Loan Mortgages
related to the Trust.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means a pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced. There are no Non-Serviced Mortgage Loan Pooling and Servicing
Agreements related to the Trust.

          "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. There are no Non-Serviced Mortgaged Loan Special Servicers
related to the Trust.

          "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.
There are no Non-Serviced Mortgage Loan Trustees related to the Trust.

          "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

          "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

          "OID" means original issue discount.

          "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement). The initial Operating Adviser will be Centerline REIT Inc. (formerly known as ARCap
REIT, Inc.), an affiliate of the special servicer.

          "Option" means the option to purchase from the Trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

          "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

          "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan. There are no Pari Passu Loan
Servicing Fees related to the Trust.

                                     S-204

          "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement. There are no Pari
Passu Loan Servicing Fee Rates related to the Trust.

          "Participants" means DTC's participating organizations.

          "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code).

          "Pass-Through Rate" means the rate per annum at which any Class of certificates (other than the Residual Certificates) accrues interest.

          "PCFII" means Principal Commercial Funding II, LLC.

          "PCFII Loans" means the mortgage loans that were originated for PCFII by its affiliates.

          "Penetration" means, with respect to a hotel mortgaged property, the ratio between the hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then the hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

          "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

          "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable
Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a
Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the
Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing
Agreement.

          "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

          "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

                                     S-205

          "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of April 1, 2007, between Bear Stearns Commercial Mortgage
Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Centerline Servicing Inc. (formerly known as ARCap Servicing, Inc.), as special servicer, LaSalle Bank National Association, as trustee and custodian and Wells Fargo Bank, National Association, as paying agent, certificate registrar and authenticating agent.

          "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

          "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan
Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee
Fee that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
     if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee).

          "Prepayment Premium" means, with respect to any mortgage loan,
Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion
Mortgage Loan or B Note.

          "Primary Servicer" means Principal Global Investors, LLC.

          "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

          "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for Principal Global Investors, LLC is 0.01% per annum. The primary servicing fee rate (including any subservicing fees) for Wells Fargo
Bank, National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.10% per annum.

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

                                     S-206

          "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases)
     that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

          The following amounts shall generally reduce the Principal
Distribution Amount (and, in each case, will be allocated first to reduce the
Principal Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates, and then to reduce the Principal Distribution
Amount attributable to the other Loan Group) to the extent applicable:

o    if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution
     Date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal
     Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection
     Period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the
     Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution Amount attributable to the
     Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs).

          So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will effectively be calculated in the aggregate for both Loan Groups.

          "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its

                                     S-207

scheduled Due Date and applied to reduce the Principal Balance of the Mortgage
Loan, Serviced Companion Mortgage Loan or B Note in advance of its scheduled Due
Date.

          "PTCE" means a DOL Prohibited Transaction Class Exemption.

          "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase
Agreement, all expenses reasonably incurred or to be incurred by the Primary
Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

          "Rated Final Distribution Date" as to each Class of certificates, means the Distribution Date in January 2045, which is the first Distribution
Date that follows, by at least 60 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date.

          "Rating Agencies" means Fitch, S&P and DBRS.

          "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

          If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

                                     S-208

          "Record Date" means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the Trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

          "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

          "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

          "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

          "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

          "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

          "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

          "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

          "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan,

                                     S-209

Serviced Companion Mortgage Loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

          "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

          "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

          "Serviced Companion Mortgage Loan" means a loan not included in the
Trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Companion Mortgage Loans related to the Trust.

          "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the Trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the Trust. There are no Serviced Pari Passu
Mortgage Loans related to the Trust.

          "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

          "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

          "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the

                                     S-210

     delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a
     Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the
     Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari Passu Mortgage
     Loan), or (ii) the weighted average of the mortgage rates on the related A
     Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced
     Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

          o    any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

          o    the ownership of any certificate or any interest in any Serviced
               Companion Mortgage Loan, any Non-Serviced Companion Mortgage
               Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

          o    the master servicer's obligation to make Advances;

          o    the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive
               reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

          o    any obligation of the master servicer (or any of its affiliates)
               to repurchase any mortgage loan from the Trust.

          "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

          "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
     Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

                                     S-211

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan (as the case may be).

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

          "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

                                      S-212

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the trustee shall have received notice from Fitch or DBRS, as applicable, that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any Class of certificates;

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch;

o    the special servicer is no longer listed on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Special Servicer and is not reinstated within 60 days; or

o    under certain circumstances, if the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the
     Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange Act of 1934, as amended, and the
     Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing Agreement.

          "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

          "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

o    the Closing Date for the sale of the certificates is April 18, 2007;

o    distributions on the certificates are made on the 12th day of each month, commencing in May 2007;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the Trust does not experience any Expense Losses;

                                      S-213

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no mortgage loan exercises its partial release option;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
     Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

          "Subordinate Certificates" means the Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates.

          "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S.
government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable)
of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

          "Trust" means Bear Stearns Commercial Mortgage Securities Trust
2007-TOP26.

          "Trustee Fee" means a monthly fee in an amount equal to, in any month, the product of the portion of a rate equal to 0.00117% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan, which fee is to be paid from the Distribution
Account to the trustee and the paying agent as compensation for the performance of their duties.

          "UCF" - See "Underwritable Cash Flow."

          "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated.

          "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

                                      S-214

          "Unpaid Interest" means, on any Distribution Date with respect to any
Class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

          "WAC" - See "Weighted Average Net Mortgage Rate."

          "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

          "Wells Fargo" means Wells Fargo Bank, National Association.

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

          "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans" and "Appendix III - Certain
Characteristics of the Mortgage Loans in Loan Group 2."

                                      S-215

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
                                 MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
LOAN SELLER                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial
   Mortgage, Inc.                   42        797,149,126       37.9       5.644      128       1.92      1.88      56.6      55.3
Morgan Stanley Mortgage
   Capital Inc.                     55        460,808,205       21.9       5.539       97       2.02      1.98      56.9      54.1
Principal Commercial Funding
   II, LLC                          52        448,232,370       21.3       5.712      120       1.61      1.53      64.1      57.9
Wells Fargo Bank, National
   Association                      88        399,814,271       19.0       5.835      107       1.64      1.57      63.5      55.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972      100.0%      5.672%     115       1.82x     1.77x     59.6%     55.6%
====================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
                                 MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
CUT-OFF DATE BALANCE ($)          LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                        9          8,283,616        0.4       6.148      132       1.56      1.52      54.1      39.3
1,000,001 - 2,000,000               45         68,417,470        3.2       5.936      116       1.76      1.69      55.8      46.3
2,000,001 - 3,000,000               33         81,218,823        3.9       5.938      115       1.51      1.47      61.9      52.6
3,000,001 - 4,000,000               28         96,757,918        4.6       5.842      118       1.92      1.87      54.6      46.1
4,000,001 - 5,000,000               21         95,316,925        4.5       5.712      110       1.76      1.71      59.4      53.4
5,000,001 - 6,000,000               14         78,569,384        3.7       5.813      113       2.23      2.12      55.6      48.8
6,000,001 - 7,000,000               14         91,886,271        4.4       5.762      111       1.86      1.76      56.6      51.7
7,000,001 - 8,000,000                7         53,145,601        2.5       5.851      118       1.62      1.48      65.8      59.1
8,000,001 - 9,000,000                9         77,331,886        3.7       5.701      123       2.01      1.91      57.2      48.5
9,000,001 - 10,000,000               9         86,940,171        4.1       5.708      111       1.69      1.58      58.7      54.7
10,000,001 - 15,000,000             17        210,887,995       10.0       5.770      104       1.62      1.57      63.7      60.0
15,000,001 - 20,000,000              9        152,374,000        7.2       5.628      113       1.60      1.45      65.8      61.6
20,000,001 - 25,000,000              8        182,740,023        8.7       5.650      106       1.65      1.57      65.4      62.5
25,000,001 - 50,000,000              8        267,255,140       12.7       5.634      114       1.87      1.87      62.3      61.2
50,000,001 <=                        6        554,878,748       26.3       5.494      124       1.99      1.99      55.1      53.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972      100.0%      5.672%     115       1.82x     1.77x     59.6%     55.6%
====================================================================================================================================

Minimum: $548,850
Maximum: $150,000,000
Average: $8,886,093

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
                                MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
STATE                          PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                            24        338,003,334       16.0       5.539      144       2.22      2.20      47.8      47.0
California - Southern               31        173,774,991        8.3       5.817      117       1.68      1.59      56.0      50.1
California - Northern               18         92,486,886        4.4       5.614      106       1.69      1.63      57.0      50.7
Texas                               22        200,587,128        9.5       5.462       90       2.02      1.99      60.7      59.1
New Jersey                          13        148,379,570        7.0       5.696      122       1.88      1.78      58.2      52.9
Missouri                             3        120,681,814        5.7       5.361      117       2.21      2.19      55.4      54.8
Florida                             11         81,918,753        3.9       5.632       87       1.50      1.47      67.0      63.8
Arizona                              6         76,696,125        3.6       6.061      115       1.30      1.29      61.1      59.6
Georgia                              8         76,153,091        3.6       5.856      120       1.43      1.32      67.2      62.8
Ohio                                 3         75,319,333        3.6       5.509      119       1.60      1.60      69.2      57.6
Minnesota                            8         64,171,333        3.0       6.079      119       1.44      1.34      73.9      64.4
Washington                           6         63,885,942        3.0       5.592      114       1.64      1.64      69.4      68.4
Illinois                             6         60,206,304        2.9       5.547      116       2.00      1.99      55.3      54.6
Connecticut                          5         52,840,000        2.5       5.744       91       1.85      1.72      60.4      58.8
Virginia                             5         41,098,218        2.0       5.584      117       1.55      1.48      70.9      66.2
Massachusetts                        7         40,050,000        1.9       5.506       88       1.91      1.91      59.2      59.2
Utah                                 3         39,338,055        1.9       6.207      127       1.45      1.28      69.1      59.3
Colorado                             3         38,650,000        1.8       5.565      119       2.30      2.23      52.8      51.0
Maryland                             5         37,862,564        1.8       5.837      118       1.70      1.70      54.3      48.4
Pennsylvania                         7         34,251,184        1.6       5.808      118       1.57      1.49      67.0      59.7
Nebraska                             2         30,722,828        1.5       5.645      119       1.88      1.81      62.0      60.4
North Carolina                       4         24,078,125        1.1       5.787       95       1.45      1.28      78.1      70.8
Alabama                              4         19,925,023        0.9       5.852      117       1.72      1.49      62.9      57.5
New Mexico                           2         19,572,342        0.9       5.828      118       1.54      1.32      76.7      71.2
Wyoming                              2         18,280,212        0.9       6.020       57       1.13      1.13      79.5      68.5
Michigan                             7         15,932,065        0.8       5.851      118       1.50      1.50      61.1      50.3
South Dakota                         1         13,755,000        0.7       5.496       90       2.45      2.45      48.8      48.8
Wisconsin                            3         13,151,482        0.6       5.844       98       1.38      1.33      71.2      61.9
Kansas                               1         12,880,000        0.6       5.967      116       1.80      1.80      64.4      64.4
South Carolina                       4         12,271,627        0.6       5.587      122       1.81      1.81      56.9      38.8
Louisiana                            2         12,089,254        0.6       5.658      118       1.52      1.52      61.7      52.0
Nevada                               4         11,698,114        0.6       5.931      102       1.71      1.65      53.9      48.1
Hawaii                               2          8,446,018        0.4       5.956       57       1.53      1.53      53.2      49.0
Oregon                               2          8,091,034        0.4       6.167      117       1.78      1.59      58.6      49.3
North Dakota                         2          6,935,937        0.3       5.689      118       2.48      2.48      47.5      40.7
Iowa                                 2          6,571,230        0.3       5.842      117       1.53      1.53      74.8      66.7
Tennessee                            1          2,979,865        0.1       5.760      117       1.36      1.36      63.4      41.7
Mississippi                          1          2,881,349        0.1       6.230      178       1.59      1.59      63.4      47.0
Indiana                              2          2,281,787        0.1       6.253      119       1.37      1.37      72.0      61.7
Kentucky                             1          2,200,000        0.1       6.310      119       1.72      1.48      71.0      63.5
Rhode Island                         1          1,462,801        0.1       5.950      118       1.26      1.26      70.3      59.8
Idaho                                1          1,245,314        0.1       6.120      116       1.65      1.65      51.9      44.4
Delaware                             1          1,150,000        0.1       6.120      119       1.82      1.55      64.8      57.7
Oklahoma                             1          1,047,942        0.0       6.230      178       1.59      1.59      63.4      47.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             247     $2,106,003,972      100.0%      5.672%     115       1.82x     1.77x     59.6%     55.6%
====================================================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
                                MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
PROPERTY TYPE                  PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Office
   Urban                            11        562,334,037       26.7       5.499      124       1.99      1.98      55.1      53.6
   Suburban                         27        250,737,599       11.9       5.682      105       1.65      1.56      62.1      57.6
   Medical                           4         46,410,949        2.2       6.559      124       1.27      1.22      71.7      62.0
      SUBTOTAL:                     42     $  859,482,586       40.8%      5.610%     118       1.85x     1.82x     58.1%     55.2%
Retail
   Anchored                         18        207,722,385        9.9       5.565      111       1.93      1.86      57.7      54.6
   Free Standing                    38        109,962,745        5.2       5.903      116       1.81      1.76      58.5      53.5
   Unanchored                       29        106,645,804        5.1       5.781      115       1.60      1.53      58.0      51.7
   Specialty                         2         44,400,000        2.1       5.490      120       1.69      1.69      64.1      64.1
   Shadow Anchored                   9         27,346,289        1.3       5.841      109       1.72      1.61      54.2      47.8
   Big Box                           1          1,598,107        0.1       6.380      119       2.06      2.06      36.7      28.9
      SUBTOTAL:                     97     $  497,675,330       23.6%      5.697%     114       1.80x     1.74x     58.2%     54.1%
Industrial
   Warehouse                        22        173,956,646        8.3       5.821      114       1.55      1.49      65.0      60.1
   Flex Industrial                   8         45,593,757        2.2       5.553       97       1.89      1.86      60.2      56.6
   Light Industrial                  6         25,126,750        1.2       5.944      108       1.62      1.62      60.6      54.8
      SUBTOTAL:                     36     $  244,677,153       11.6%      5.784%     110       1.62x     1.57x     63.7%     58.9%
Hospitality
   Full Service                      6        110,543,473        5.2       5.917      118       1.82      1.76      65.8      60.8
   Limited Service                   9         50,554,297        2.4       5.821      119       1.83      1.69      68.9      58.0
      SUBTOTAL:                     15     $  161,097,770        7.6%      5.887%     118       1.82x     1.74x     66.8%     59.9%
Multifamily
   Garden                           14        111,039,700        5.3       5.606      106       1.54      1.45      65.7      62.0
   Cooperative                       3         16,384,901        0.8       5.477      117       7.11      7.11      16.0      13.8
   Mid Rise                          3         14,742,998        0.7       5.816      118       1.84      1.56      55.3      51.1
   Low Rise                          1          2,272,000        0.1       5.830      116       1.69      1.42      73.5      67.6
   Assisted Living                   1            944,231        0.0       6.070      119       1.44      1.44      74.9      63.9
      SUBTOTAL:                     22     $  145,383,831        6.9%      5.619%     109       2.20x     2.10x     59.2%     55.6%
Mixed Use
   Multifamily/Retail                4         42,500,000        2.0       5.436      120       1.64      1.52      63.8      60.3
   Office/Retail                     3         37,878,505        1.8       5.437      116       2.26      2.26      50.7      48.6
   Retail/Industrial/Office          1         16,500,000        0.8       5.640      118       1.45      1.20      61.1      54.9
   Retail/Multifamily                5         10,000,000        0.5       5.576      118       1.82      1.82      50.3      50.3
   Retail/Office                     2          5,491,335        0.3       5.866      117       2.10      1.88      40.7      34.0
   Office/Industrial                 1          2,693,823        0.1       5.660      118       1.47      1.47      53.9      45.4
      SUBTOTAL:                     16     $  115,063,662        5.5%      5.503%     118       1.85x     1.76x     56.6%     53.2%
Other
   Theater                           3         26,937,617        1.3       5.600      118       1.52      1.52      61.6      51.8
   Leased Fee                        5         23,942,559        1.1       5.666      118       1.47      1.45      61.8      56.6
      SUBTOTAL:                      8     $   50,880,176        2.4%      5.631%     118       1.49x     1.49x     61.7%     54.1%
Self Storage
   Self Storage                      9         27,024,635        1.3       5.912      100       1.65      1.58      58.5      51.5
      SUBTOTAL:                      9     $   27,024,635        1.3%      5.912%     100       1.65x     1.58x     58.5%     51.5%
Manufactured Housing Community
   Manufactured Housing
   Community                         2          4,718,828        0.2       5.938      118       1.37      1.21      78.7      69.9
      SUBTOTAL:                      2     $    4,718,828        0.2%      5.938%     118       1.37x     1.21x     78.7%     69.9%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             247     $2,106,003,972      100.0%      5.672%     115       1.82x     1.77x     59.6%     55.6%
====================================================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
                                MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
MORTGAGE RATE (%)              PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

<= 5.000                             2         27,918,556        1.3       4.980       78       1.98      1.98      50.8      43.8
5.001 - 5.500                       27        576,678,049       27.4       5.355      107       2.20      2.18      55.7      53.2
5.501 - 6.000                      151      1,173,382,540       55.7       5.689      120       1.74      1.68      60.0      56.4
6.001 - 6.500                       52        278,979,749       13.2       6.161      115       1.46      1.37      64.7      58.0
6.501 <=                             5         49,045,078        2.3       6.592      129       1.27      1.22      70.7      58.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972      100.0%      5.672%     115       1.82x     1.77x     59.6%     55.6%
====================================================================================================================================

Minimum: 4.980%
Maximum: 6.640%
Weighted Average: 5.672%

ORIGINAL TERMS TO STATED MATURITY

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
ORIGINAL TERM TO                 MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
STATED MATURITY (MOS.)            LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

60                                  20        230,693,172       11.0       5.549       58       1.87      1.83      63.2      61.5
61 - 120                           201      1,603,816,945       76.2       5.695      116       1.80      1.74      60.8      56.4
121 - 180                           14        267,403,865       12.7       5.628      158       1.91      1.89      49.2      46.8
181 - 240                            2          4,089,989        0.2       6.547      239       1.24      1.24      57.8       2.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972      100.0%      5.672%     115       1.82X     1.77X     59.6%     55.6%
====================================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 118 mos.

REMAINING TERMS TO STATED MATURITY

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
REMAINING TERM TO                MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
STATED MATURITY (MOS.)            LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

60                                  20        230,693,172       11.0       5.549       58       1.87      1.83      63.2      61.5
61 - 120                           201      1,603,816,945       76.2       5.695      116       1.80      1.74      60.8      56.4
121 - 180                           14        267,403,865       12.7       5.628      158       1.91      1.89      49.2      46.8
181 - 240                            2          4,089,989        0.2       6.547      239       1.24      1.24      57.8       2.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972      100.0%      5.672%     115       1.82x     1.77x     59.6%     55.6%
====================================================================================================================================

Minimum: 56 mos.
Maximum: 239 mos.
Weighted Average: 115 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
ORIGINAL AMORTIZATION            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
TERM (MOS.)                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                    60      1,130,520,000       53.7       5.537      117       1.97      1.97      56.3      56.3
   181 - 240                        11         46,379,131        2.2       5.849       94       1.63      1.63      56.9      43.8
   241 - 300                        18         59,965,395        2.8       5.944      117       1.58      1.53      60.1      46.9
   301 - 360                       144        861,712,937       40.9       5.816      114       1.66      1.53      64.0      56.4
SUBTOTAL:                          233     $2,098,577,463       99.6%      5.670%     115       1.82x     1.77x     59.6%     55.8%
FULLY AMORTIZING LOANS
   121 - 180                         2          3,336,519        0.2       5.631      162       2.17      2.17      49.8       1.0
   181 - 240                         2          4,089,989        0.2       6.547      239       1.24      1.24      57.8       2.1
SUBTOTAL:                            4     $    7,426,509        0.4%      6.135%     204       1.66x     1.66x     54.2%      1.6%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972      100.0%      5.672%     115       1.82x     1.77x     59.6%     55.6%
====================================================================================================================================

Minimum: 144 mos.
Maximum: 360 mos.
Weighted Average: 349 mos.

REMAINING AMORTIZATION TERMS

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
REMAINING AMORTIZATION           MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
TERM (MOS.)                       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                    60      1,130,520,000       53.7       5.537      117       1.97      1.97      56.3      56.3
   181 - 240                        11         46,379,131        2.2       5.849       94       1.63      1.63      56.9      43.8
   241 - 300                        18         59,965,395        2.8       5.944      117       1.58      1.53      60.1      46.9
   301 - 360                       144        861,712,937       40.9       5.816      114       1.66      1.53      64.0      56.4
SUBTOTAL:                          233     $2,098,577,463       99.6%      5.670%     115       1.82x     1.77x     59.6%     55.8%
FULLY AMORTIZING LOANS
   121 - 180                         2          3,336,519        0.2       5.631      162       2.17      2.17      49.8      1.0
   181 - 240                         2          4,089,989        0.2       6.547      239       1.24      1.24      57.8      2.1
SUBTOTAL:                            4     $    7,426,509        0.4%      6.135%     204       1.66x     1.66x     54.2%     1.6%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972      100.0%      5.672%     115       1.82x     1.77x     59.6%     55.6%
====================================================================================================================================

Minimum: 143 mos.
Maximum: 360 mos.
Weighted Average: 347 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
DEBT SERVICE                     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
COVERAGE RATIO (X)                LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

<= 1.20                             12         52,874,624        2.5       5.970      93        1.16      1.16      68.1      56.4
1.21 - 1.30                         31        219,483,001       10.4       6.048      117       1.25      1.24      69.3      62.8
1.31 - 1.40                         19         78,464,680        3.7       5.928      96        1.37      1.28      68.2      60.4
1.41 - 1.50                         32        331,910,177       15.8       5.784      116       1.46      1.36      68.9      64.7
1.51 - 1.60                         24        209,274,951        9.9       5.697      117       1.57      1.50      65.9      62.0
1.61 - 1.70                         25        206,538,263        9.8       5.619      116       1.64      1.56      62.7      55.0
1.71 - 1.80                         16         92,416,092        4.4       5.855      103       1.78      1.68      61.5      58.0
1.81 - 2.00                         35        262,441,649       12.5       5.564      109       1.91      1.85      54.8      51.0
2.01 - 2.20                         16        279,503,334       13.3       5.589      149       2.14      2.11      48.0      47.2
2.21 <=                             27        373,097,199       17.7       5.362      102       2.61      2.60      48.7      47.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972      100.0%      5.672%     115       1.82x     1.77x     59.6%     55.6%
====================================================================================================================================

Minimum: 1.12x
Maximum: 10.05x
Weighted Average: 1.82x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                                    WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF  AVERAGE
DEBT SERVICE COVERAGE            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE    AFTER     DATE    BALLOON
RATIO AFTER IO PERIOD (X)         LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)   IO (x)    LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

<= 1.20                             21        138,729,624        6.6       5.927      100       1.30      1.17      69.7      62.1
1.21 - 1.30                         43        332,857,001       15.8       6.009      115       1.34      1.25      70.8      64.5
1.31 - 1.40                         27        133,656,680        6.3       5.869      117       1.53      1.36      66.4      58.4
1.41 - 1.50                         25        208,628,177        9.9       5.670      112       1.48      1.46      66.6      63.8
1.51 - 1.60                         22        208,887,951        9.9       5.705      120       1.64      1.56      63.3      59.5
1.61 - 1.70                         22        167,616,263        8.0       5.600      114       1.68      1.64      60.5      52.5
1.71 - 1.80                         13         69,238,920        3.3       5.820      108       1.83      1.79      60.0      56.4
1.81 - 2.00                         27        224,261,649       10.6       5.498      108       1.94      1.92      54.0      50.7
2.01 - 2.20                         12        257,280,506       12.2       5.577      152       2.14      2.14      47.3      46.9
2.21 <=                             25        364,847,199       17.3       5.356      101       2.62      2.62      48.3      47.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972      100.0%      5.672%     115       1.82x     1.77x     59.6%     55.6%
====================================================================================================================================

Minimum: 1.12x
Maximum: 10.05x
Weighted Average: 1.77x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

                                                           PERCENT BY
                                                            AGGREGATE   WEIGHTED    WEIGHTED
                                NUMBER OF    AGGREGATE       CUT-OFF     AVERAGE    AVERAGE
                                MORTGAGE   CUT-OFF DATE       DATE      MORTGAGE   REMAINING
LOAN-TO-VALUE RATIO (%)           LOANS     BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------

<= 20.0                              2          8,262,550      0.4       5.602        117
20.1 - 30.0                          7         20,271,182      1.0       5.616        120
30.1 - 40.0                         18         70,331,158      3.3       5.682        108
40.1 - 50.0                         24        328,312,746     15.6       5.534        144
50.1 - 60.0                         66        574,416,351     27.3       5.516        107
60.1 - 70.0                         65        684,916,977     32.5       5.757        115
70.1 - 80.0                         55        419,493,008     19.9       5.857        106
---------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972    100.0%      5.672%       115
=============================================================================================

                                            WEIGHTED       WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE        AVERAGE     AVERAGE
                                 AVERAGE      DSCR      CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)         DSCR (x)  AFTER IO (x)     LTV (%)      LTV (%)
-------------------------------------------------------------------------------

<= 20.0                           9.95         9.95           7.9         7.4
20.1 - 30.0                       3.19         3.19          24.9        17.7
30.1 - 40.0                       2.18         2.18          35.6        31.3
40.1 - 50.0                       2.19         2.18          44.5        43.4
50.1 - 60.0                       1.99         1.95          55.1        51.7
60.1 - 70.0                       1.57         1.52          64.8        60.6
70.1 - 80.0                       1.42         1.31          75.6        69.2
-------------------------------------------------------------------------------
TOTAL:                            1.82x        1.77x         59.6%       55.6%
===============================================================================

Minimum: 7.7%
Maximum: 80.0%
Weighted Average: 59.6%

BALLOON LOAN-TO-VALUE RATIOS

                                                            PERCENT BY
                                                            AGGREGATE   WEIGHTED    WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE    AVERAGE
BALLOON LOAN-TO-VALUE            MORTGAGE   CUT-OFF DATE       DATE     MORTGAGE   REMAINING
RATIO (%)                         LOANS      BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------

<= 20.0                              9         21,214,058       1.0       5.895       148
20.1 - 30.0                         10         35,209,939       1.7       5.634       117
30.1 - 40.0                         18         73,389,297       3.5       5.687       110
40.1 - 50.0                         58        496,396,099      23.6       5.576       133
50.1 - 60.0                         65        652,891,141      31.0       5.587       110
60.1 - 70.0                         61        602,259,919      28.6       5.836       110
70.1 - 80.0                         16        224,643,519      10.7       5.670       103
---------------------------------------------------------------------------------------------
TOTAL:                             237     $2,106,003,972     100.0%      5.672%      115
=============================================================================================

                                            WEIGHTED       WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE      AVERAGE
BALLOON LOAN-TO-VALUE            AVERAGE      DSCR       CUT-OFF DATE   BALLOON
RATIO (%)                       DSCR (x)  AFTER IO (x)     LTV (%)      LTV (%)
-------------------------------------------------------------------------------

<= 20.0                           5.11         5.11         28.4          7.6
20.1 - 30.0                       2.63         2.63         31.3         23.4
30.1 - 40.0                       2.11         2.10         40.1         35.6
40.1 - 50.0                       2.02         2.00         48.9         44.9
50.1 - 60.0                       1.86         1.81         59.1         54.9
60.1 - 70.0                       1.56         1.50         67.8         64.4
70.1 - 80.0                       1.42         1.30         76.3         73.8
-------------------------------------------------------------------------------
TOTAL:                            1.82x        1.77x        59.6%        55.6%
===============================================================================

Minimum: 0.5%
Maximum: 76.9%
Weighted Average: 55.6%

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment
Restrictions                 APR-07           APR-08           APR-09           APR-10           APR-11           APR-12
----------------------------------------------------------------------------------------------------------------------------

Locked Out                   96.52%            96.55%          96.38%            57.44%          57.19%            60.69%
Yield Maintenance
   Total (2)(3)               3.48%            3.45%            3.62%            42.56%          42.52%            39.31%
Open                          0.00%            0.00%            0.00%            0.00%            0.29%            0.00%
----------------------------------------------------------------------------------------------------------------------------
TOTALS                       100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
----------------------------------------------------------------------------------------------------------------------------
Pool Balance
   Outstanding           $2,106,003,972   $2,097,990,380   $2,088,968,257   $2,078,057,144   $2,064,740,631   $1,825,358,105
% Initial Pool Balance       100.00%           99.62%           99.19%           98.67%           98.04%           86.67%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment
Restrictions (Cont'd)        APR-13           APR-14          APR-15            APR-16          APR-17         APR-18
------------------------------------------------------------------------------------------------------------------------

Locked Out                   60.72%           62.46%          63.00%            62.78%          77.56%         98.82%
Yield Maintenance
   Total (2)(3)              37.84%           37.54%          37.00%            37.22%           0.92%         1.18%
Open                         1.44%            0.00%            0.00%            0.00%           21.52%         0.00%
------------------------------------------------------------------------------------------------------------------------
TOTALS                      100.00%          100.00%          100.00%          100.00%          100.00%       100.00%
------------------------------------------------------------------------------------------------------------------------
Pool Balance
   Outstanding           $1,810,796,572   $1,744,154,244   $1,714,623,975   $1,685,903,069   $262,583,098   $178,007,611
% Initial Pool Balance       85.98%           82.82%          81.42%            80.05%          12.47%         8.45%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment
Restrictions (cont'd)       APR-19         APR-20         APR-21        APR-22
----------------------------------------------------------------------------------

Locked Out                  98.92%         95.35%         99.09%        23.77%
Yield Maintenance
   Total (2)(3)             1.08%          0.98%           0.91%        76.23%
Open                        0.00%          3.67%           0.00%        0.00%
----------------------------------------------------------------------------------
TOTALS                     100.00%        100.00%         100.00%       100.00%
----------------------------------------------------------------------------------
Pool Balance
   Outstanding           $164,189,386   $163,372,480   $156,842,445   $1,620,117
% Initial Pool Balance      7.80%          7.76%           7.45%        0.08%

Notes:

(1)  The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)  See Appendix II for a description of the Yield Maintenance.

(3)  YM3, YM1, YM0.5, prepayment premium, and DEF/YM1 loans have been included in Yield Maintenance Total.

                                       I-8

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                         PERCENT BY   WEIGHTED    WEIGHTED
                                                           AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                           NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
LOAN SELLER                             MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
-----------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.          41         779,575,126       39.9      5.641         128
Principal Commercial Funding II, LLC            44         395,818,622       20.2      5.733         120
Morgan Stanley Mortgage Capital Inc.            47         391,267,836       20.0      5.530          97
Wells Fargo Bank, National Association          81         389,239,728       19.9      5.831         107
-----------------------------------------------------------------------------------------------------------
TOTAL:                                         213      $1,955,901,313      100.0%     5.675%        116
===========================================================================================================

                                                    WEIGHTED      WEIGHTED    WEIGHTED
                                        WEIGHTED    AVERAGE        AVERAGE     AVERAGE
                                         AVERAGE      DSCR      CUT-OFF DATE   BALLOON
LOAN SELLER                             DSCR (x)  AFTER IO (x)    LTV (%)      LTV (%)
--------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.    1.93          1.89        56.1        54.8
Principal Commercial Funding II, LLC      1.58          1.50        65.5        59.2
Morgan Stanley Mortgage Capital Inc.      1.89          1.85        56.6        53.7
Wells Fargo Bank, National Association    1.65          1.58        63.3        55.3
--------------------------------------------------------------------------------------
TOTAL:                                    1.79x         1.74x       59.5%       55.6%
======================================================================================

CUT-OFF DATE BALANCES

                                                                  PERCENT BY   WEIGHTED    WEIGHTED
                                                   AGGREGATE       AGGREGATE    AVERAGE    AVERAGE
                                   NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING
CUT-OFF DATE BALANCE ($)        MORTGAGE LOANS    BALANCE ($)     BALANCE (%)  RATE (%)  TERM (MOS.)
----------------------------------------------------------------------------------------------------

1 - 1,000,000                          7             6,445,103        0.3       6.163        136
1,000,001 - 2,000,000                 39            59,577,016        3.0       5.950        114
2,000,001 - 3,000,000                 30            73,806,356        3.8       5.951        115
3,000,001 - 4,000,000                 26            90,290,368        4.6       5.837        118
4,000,001 - 5,000,000                 21            95,316,925        4.9       5.712        110
5,000,001 - 6,000,000                 12            67,994,384        3.5       5.831        113
6,000,001 - 7,000,000                 12            77,893,078        4.0       5.804        110
7,000,001 - 8,000,000                  6            45,945,601        2.3       5.936        118
8,000,001 - 9,000,000                  7            60,630,403        3.1       5.805        124
9,000,001 - 10,000,000                 9            86,940,171        4.4       5.708        111
10,000,001 - 15,000,000               16           198,387,995       10.1       5.777        103
15,000,001 - 20,000,000                8           134,800,000        6.9       5.605        112
20,000,001 - 25,000,000                6           135,740,023        6.9       5.667        112
25,000,001 - 50,000,000                8           267,255,140       13.7       5.634        114
50,000,001 <=                          6           554,878,748       28.4       5.494        124
----------------------------------------------------------------------------------------------------
TOTAL:                               213        $1,955,901,313      100.0%      5.675%       116
====================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
                                 AVERAGE      DSCR      CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)        DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

1 - 1,000,000                      1.63       1.58          51.8        35.4
1,000,001 - 2,000,000              1.78       1.71          54.8        46.1
2,000,001 - 3,000,000              1.53       1.49          61.2        51.9
3,000,001 - 4,000,000              1.65       1.61          55.3        46.5
4,000,001 - 5,000,000              1.76       1.71          59.4        53.4
5,000,001 - 6,000,000              1.71       1.61          58.7        51.1
6,000,001 - 7,000,000              1.82       1.74          59.2        54.2
7,000,001 - 8,000,000              1.53       1.36          68.6        60.8
8,000,001 - 9,000,000              1.76       1.64          61.2        52.1
9,000,001 - 10,000,000             1.69       1.58          58.7        54.7
10,000,001 - 15,000,000            1.64       1.57          64.0        60.1
15,000,001 - 20,000,000            1.62       1.48          64.0        59.9
20,000,001 - 25,000,000            1.74       1.67          63.2        59.7
25,000,001 - 50,000,000            1.87       1.87          62.3        61.2
50,000,001 <=                      1.99       1.99          55.1        53.7
------------------------------------------------------------------------------
Total:                            1.79x       1.74x         59.5%       55.6%
==============================================================================

Minimum: $548,850
Maximum: $150,000,000
Average: $9,182,635

                                       I-9

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

                                                                       PERCENT BY   WEIGHTED    WEIGHTED
                                                         AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                      NUMBER OF        CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
STATE                           MORTGAGED PROPERTIES    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------------------

New York                                 21              321,618,433      16.4       5.542        146
California - Southern                    27              152,131,508       7.8       5.849        116
California - Northern                    17               90,243,888       4.6       5.609        105
Texas                                    22              200,587,128      10.3       5.462         90
New Jersey                                9              124,063,290       6.3       5.746        122
Missouri                                  3              120,681,814       6.2       5.361        117
Florida                                  11               81,918,753       4.2       5.632         87
Arizona                                   6               76,696,125       3.9       6.061        115
Georgia                                   8               76,153,091       3.9       5.856        120
Ohio                                      2               73,678,863       3.8       5.501        119
Minnesota                                 7               63,227,102       3.2       6.079        119
Washington                                5               60,988,474       3.1       5.582        114
Illinois                                  6               60,206,304       3.1       5.547        116
Massachusetts                             7               40,050,000       2.0       5.506         88
Utah                                      3               39,338,055       2.0       6.207        127
Colorado                                  3               38,650,000       2.0       5.565        119
Maryland                                  5               37,862,564       1.9       5.837        118
Nebraska                                  2               30,722,828       1.6       5.645        119
Connecticut                               4               28,840,000       1.5       5.673        118
Pennsylvania                              5               26,479,184       1.4       5.770        118
North Carolina                            4               24,078,125       1.2       5.787         95
Alabama                                   4               19,925,023       1.0       5.852        117
Wyoming                                   2               18,280,212       0.9       6.020         57
Virginia                                  4               18,098,218       0.9       5.869        119
South Dakota                              1               13,755,000       0.7       5.496         90
Kansas                                    1               12,880,000       0.7       5.967        116
South Carolina                            4               12,271,627       0.6       5.587        122
Louisiana                                 2               12,089,254       0.6       5.658        118
Nevada                                    4               11,698,114       0.6       5.931        102
Michigan                                  4               11,525,237       0.6       5.840        118
Wisconsin                                 2                9,871,482       0.5       5.832         91
Hawaii                                    2                8,446,018       0.4       5.956         57
Oregon                                    2                8,091,034       0.4       6.167        117
North Dakota                              2                6,935,937       0.4       5.689        118
Iowa                                      2                6,571,230       0.3       5.842        117
Tennessee                                 1                2,979,865       0.2       5.760        117
Mississippi                               1                2,881,349       0.1       6.230        178
Indiana                                   2                2,281,787       0.1       6.253        119
Kentucky                                  1                2,200,000       0.1       6.310        119
New Mexico                                1                1,998,342       0.1       6.000        119
Rhode Island                              1                1,462,801       0.1       5.950        118
Idaho                                     1                1,245,314       0.1       6.120        116
Delaware                                  1                1,150,000       0.1       6.120        119
Oklahoma                                  1                1,047,942       0.1       6.230        178
---------------------------------------------------------------------------------------------------------
TOTAL:                                  223           $1,955,901,313     100.0%      5.675%       116
=========================================================================================================

                                             WEIGHTED       WEIGHTED   WEIGHTED
                                WEIGHTED      AVERAGE       AVERAGE     AVERAGE
                                 AVERAGE       DSCR      CUT-OFF DATE   BALLOON
STATE                           DSCR (x)   AFTER IO (x)     LTV (%)     LTV (%)
-------------------------------------------------------------------------------

New York                          1.97        1.95           49.4        48.7
California - Southern             1.68        1.58           56.3        49.6
California - Northern             1.70        1.64           57.0        50.8
Texas                             2.02        1.99           60.7        59.1
New Jersey                        1.86        1.75           60.3        55.5
Missouri                          2.21        2.19           55.4        54.8
Florida                           1.50        1.47           67.0        63.8
Arizona                           1.30        1.29           61.1        59.6
Georgia                           1.43        1.32           67.2        62.8
Ohio                              1.60        1.60           68.9        57.5
Minnesota                         1.44        1.34           73.9        64.4
Washington                        1.66        1.66           69.2        68.8
Illinois                          2.00        1.99           55.3        54.6
Massachusetts                     1.91        1.91           59.2        59.2
Utah                              1.45        1.28           69.1        59.3
Colorado                          2.30        2.23           52.8        51.0
Maryland                          1.70        1.70           54.3        48.4
Nebraska                          1.88        1.81           62.0        60.4
Connecticut                       2.25        2.19           48.2        46.9
Pennsylvania                      1.55        1.52           67.6        59.3
North Carolina                    1.45        1.28           78.1        70.8
Alabama                           1.72        1.49           62.9        57.5
Wyoming                           1.13        1.13           79.5        68.5
Virginia                          1.67        1.52           74.4        63.6
South Dakota                      2.45        2.45           48.8        48.8
Kansas                            1.80        1.80           64.4        64.4
South Carolina                    1.81        1.81           56.9        38.8
Louisiana                         1.52        1.52           61.7        52.0
Nevada                            1.71        1.65           53.9        48.1
Michigan                          1.60        1.60           56.7        46.1
Wisconsin                         1.37        1.37           68.2        58.5
Hawaii                            1.53        1.53           53.2        49.0
Oregon                            1.78        1.59           58.6        49.3
North Dakota                      2.48        2.48           47.5        40.7
Iowa                              1.53        1.53           74.8        66.7
Tennessee                         1.36        1.36           63.4        41.7
Mississippi                       1.59        1.59           63.4        47.0
Indiana                           1.37        1.37           72.0        61.7
Kentucky                          1.72        1.48           71.0        63.5
New Mexico                        2.11        2.11           51.9        44.2
Rhode Island                      1.26        1.26           70.3        59.8
Idaho                             1.65        1.65           51.9        44.4
Delaware                          1.82        1.55           64.8        57.7
Oklahoma                          1.59        1.59           63.4        47.0
-------------------------------------------------------------------------------
TOTAL:                            1.79x       1.74x          59.5%       55.6%
===============================================================================

                                      I-10

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                       PERCENT BY   WEIGHTED    WEIGHTED
                                                         AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                      NUMBER OF        CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
PROPERTY TYPE                   MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------------------

Office
   Urban                                  11             562,334,037      28.8        5.499       124
   Suburban                               27             250,737,599      12.8        5.682       105
   Medical                                 4              46,410,949       2.4        6.559       124
---------------------------------------------------------------------------------------------------------
      SUBTOTAL:                           42          $  859,482,586      43.9%       5.610%      118
Retail
   Anchored                               18             207,722,385      10.6        5.565       111
   Free Standing                          38             109,962,745       5.6        5.903       116
   Unanchored                             29             106,645,804       5.5        5.781       115
   Specialty                               2              44,400,000       2.3        5.490       120
   Shadow Anchored                         9              27,346,289       1.4        5.841       109
   Big Box                                 1               1,598,107       0.1        6.380       119
---------------------------------------------------------------------------------------------------------
      SUBTOTAL:                           97          $  497,675,330      25.4%       5.697%      114
Industrial
   Warehouse                              22             173,956,646       8.9        5.821       114
   Flex Industria                          8              45,593,757       2.3        5.553        97
   Light Industria                         6              25,126,750       1.3        5.944       108
---------------------------------------------------------------------------------------------------------
      SUBTOTAL:                           36          $  244,677,153      12.5%       5.784%      110
Hospitality
   Full Service                            6             110,543,473       5.7        5.917       118
   Limited Service                         9              50,554,297       2.6        5.821       119
---------------------------------------------------------------------------------------------------------
      SUBTOTAL:                           15          $  161,097,770       8.2%       5.887%      118
Mixed Use
   Multifamily/Retail                      4              42,500,000       2.2        5.436       120
   Office/Retail                           3              37,878,505       1.9        5.437       116
   Retail/Industrial/Office                1              16,500,000       0.8        5.640       118
   Retail/Multifamily                      5              10,000,000       0.5        5.576       118
   Retail/Office                           2               5,491,335       0.3        5.866       117
   Office/Industrial                       1               2,693,823       0.1        5.660       118
---------------------------------------------------------------------------------------------------------
      SUBTOTAL:                           16          $  115,063,662       5.9%       5.503%      118
Other
   Theater                                 3              26,937,617       1.4        5.600       118
   Leased Fee                              5              23,942,559       1.2        5.666       118
---------------------------------------------------------------------------------------------------------
      SUBTOTAL:                            8          $   50,880,176       2.6%       5.631%      118
Self Storage
   Self Storage                            9              27,024,635       1.4        5.912       100
---------------------------------------------------------------------------------------------------------
      SUBTOTAL:                            9          $   27,024,635       1.4%       5.912%      100
---------------------------------------------------------------------------------------------------------
TOTAL:                                   223          $1,955,901,313     100.0%       5.675%      116
=========================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE    AVERAGE
                                 AVERAGE       DSCR     CUT-OFF DATE  BALLOON
PROPERTY TYPE                   DSCR (x)  AFTER IO (x)     LTV (%)    LTV (%)
------------------------------------------------------------------------------

Office
   Urban                           1.99        1.98         55.1        53.6
   Suburban                        1.65        1.56         62.1        57.6
   Medical                         1.27        1.22         71.7        62.0
------------------------------------------------------------------------------
      SUBTOTAL:                    1.85x       1.82x        58.1%       55.2%
Retail
   Anchored                        1.93        1.86         57.7        54.6
   Free Standing                   1.81        1.76         58.5        53.5
   Unanchored                      1.60        1.53         58.0        51.7
   Specialty                       1.69        1.69         64.1        64.1
   Shadow Anchored                 1.72        1.61         54.2        47.8
   Big Box                         2.06        2.06         36.7        28.9
------------------------------------------------------------------------------
      SUBTOTAL:                    1.80x       1.74x        58.2%       54.1%
Industrial
   Warehouse                       1.55        1.49         65.0        60.1
   Flex Industria                  1.89        1.86         60.2        56.6
   Light Industria                 1.62        1.62         60.6        54.8
------------------------------------------------------------------------------
      SUBTOTAL:                    1.62x       1.57x        63.7%       58.9%
Hospitality
   Full Service                    1.82        1.76         65.8        60.8
   Limited Service                 1.83        1.69         68.9        58.0
------------------------------------------------------------------------------
      SUBTOTAL:                    1.82x       1.74x        66.8%       59.9%
Mixed Use
   Multifamily/Retail              1.64        1.52         63.8        60.3
   Office/Retail                   2.26        2.26         50.7        48.6
   Retail/Industrial/Office        1.45        1.20         61.1        54.9
   Retail/Multifamily              1.82        1.82         50.3        50.3
   Retail/Office                   2.10        1.88         40.7        34.0
   Office/Industrial               1.47        1.47         53.9        45.4
------------------------------------------------------------------------------
      SUBTOTAL:                    1.85x       1.76x        56.6%       53.2%
Other
   Theater                         1.52        1.52         61.6        51.8
   Leased Fee                      1.47        1.45         61.8        56.6
------------------------------------------------------------------------------
      SUBTOTAL:                    1.49x       1.49x        61.7%       54.1%
Self Storage
   Self Storage                    1.65        1.58         58.5        51.5
------------------------------------------------------------------------------
      SUBTOTAL:                    1.65x       1.58x        58.5%       51.5%
------------------------------------------------------------------------------
TOTAL:                             1.79x       1.74x        59.5%       55.6%
==============================================================================

                                      I-11

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

                                                                  PERCENT BY   WEIGHTED    WEIGHTED
                                                    AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                   NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
MORTGAGE RATE (%)               MORTGAGED LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
----------------------------------------------------------------------------------------------------

<= 5.000                                 2           27,918,556       1.4        4.980        78
5.001 - 5.500                           20          515,964,419      26.4        5.355       105
5.501 - 6.000                          138        1,088,320,053      55.6        5.681       122
6.001 - 6.500                           48          274,653,207      14.0        6.161       115
6.501 <=                                 5           49,045,078       2.5        6.592       129
----------------------------------------------------------------------------------------------------
TOTAL:                                 213       $1,955,901,313     100.0%       5.675%      116
====================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE      AVERAGE     AVERAGE
                                 AVERAGE       DSCR     CUT-OFF DATE  BALLOON
MORTGAGE RATE (%)               DSCR (x)  AFTER IO (x)     LTV (%)    LTV (%)
-----------------------------------------------------------------------------

<= 5.000                          1.98        1.98          50.8        43.8
5.001 - 5.500                     2.13        2.12          56.5        54.1
5.501 - 6.000                     1.74        1.68          59.4        55.8
6.001 - 6.500                     1.46        1.37          64.7        58.0
6.501 <=                          1.27        1.22          70.7        58.9
------------------------------------------------------------------------------
TOTAL:                            1.79x       1.74x         59.5%       55.6%
==============================================================================

Minimum: 4.980%
Maximum: 6.640%
Weighted Average: 5.675%

ORIGINAL TERMS TO STATED MATURITY

                                                                  PERCENT BY   WEIGHTED    WEIGHTED
                                                    AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
ORIGINAL TERM TO STATED            NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
MATURITY (MOS.)                 MORTGAGED LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
----------------------------------------------------------------------------------------------------

60                                      19          206,693,172      10.6        5.516        58
61 - 120                               179        1,479,458,241      75.6        5.703       116
121 - 180                               13          265,659,910      13.6        5.629       158
181 - 240                                2            4,089,989       0.2        6.547       239
----------------------------------------------------------------------------------------------------
TOTAL:                                 213       $1,955,901,313     100.0%       5.675%      116
====================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE      AVERAGE     AVERAGE
ORIGINAL TERM TO STATED          AVERAGE       DSCR     CUT-OFF DATE  BALLOON
MATURITY (MOS.)                 DSCR (x)  AFTER IO (x)     LTV (%)    LTV (%)
-----------------------------------------------------------------------------

60                                1.93        1.91          61.8        60.2
61 - 120                          1.76        1.70          61.1        56.6
121 - 180                         1.91        1.88          49.4        47.1
181 - 240                         1.24        1.24          57.8         2.1
------------------------------------------------------------------------------
TOTAL:                            1.79x       1.74x         59.5%       55.6%
==============================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 119 mos.

REMAINING TERMS TO STATED MATURITY

                                                                  PERCENT BY   WEIGHTED    WEIGHTED
                                                    AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
REMAINING TERM TO STATED           NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
MATURITY (MOS.)                 MORTGAGED LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
----------------------------------------------------------------------------------------------------

1 - 60                                  19          206,693,172      10.6        5.516        58
61 - 120                               179        1,479,458,241      75.6        5.703       116
121 - 180                               13          265,659,910      13.6        5.629       158
181 - 240                                2            4,089,989       0.2        6.547       239
----------------------------------------------------------------------------------------------------
TOTAL:                                 213       $1,955,901,313     100.0%       5.675%      116
====================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE      AVERAGE     AVERAGE
REMAINING TERM TO STATED         AVERAGE       DSCR     CUT-OFF DATE  BALLOON
MATURITY (MOS.)                 DSCR (x)  AFTER IO (x)     LTV (%)    LTV (%)
-----------------------------------------------------------------------------

1 - 60                            1.93        1.91          61.8        60.2
61 - 120                          1.76        1.70          61.1        56.6
121 - 180                         1.91        1.88          49.4        47.1
181 - 240                         1.24        1.24          57.8         2.1
------------------------------------------------------------------------------
TOTAL:                            1.79x       1.74x         59.5%       55.6%
==============================================================================

Minimum: 56 mos.
Maximum: 239 mos.
Weighted Average: 116 mos.

                                      I-12

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

                                                                 PERCENT BY   WEIGHTED
                                                  AGGREGATE       AGGREGATE    AVERAGE
ORIGINAL AMORTIZATION             NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE
TERM (MOS.)                     MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)
--------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                         56         1,082,745,000        55.4      5.542
181 - 240                             11            46,379,131         2.4      5.849
241 - 300                             17            58,324,925         3.0      5.947
301 - 360                            126           762,769,703        39.0      5.828
--------------------------------------------------------------------------------------
SUBTOTAL:                            210        $1,950,218,758       99.7%      5.673%

FULLY AMORTIZING LOANS
121 - 180                              1             1,592,565        0.1       5.840
181 - 240                              2             4,089,989        0.2       6.547
--------------------------------------------------------------------------------------
SUBTOTAL:                              3            $5,682,554        0.3%      6.349%
--------------------------------------------------------------------------------------
TOTAL:                               213        $1,955,901,313      100.0%      5.675%
======================================================================================

                                 WEIGHTED                WEIGHTED      WEIGHTED    WEIGHTED
                                  AVERAGE    WEIGHTED     AVERAGE      AVERAGE      AVERAGE
ORIGINAL AMORTIZATION            REMAINING    AVERAGE      DSCR      CUT-OFF DATE    BALLOON
TERM (MOS.)                     TERM (MOS.)  DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                        117       1.94        1.94         56.3         56.3
181 - 240                             94       1.63        1.63         56.9         43.8
241 - 300                            117       1.59        1.54         59.5         46.5
301 - 360                            115       1.61        1.49         64.2         56.3
--------------------------------------------------------------------------------------------
SUBTOTAL:                            116       1.80x       1.75x        59.5%        55.7%

FULLY AMORTIZING LOANS
121 - 180                            143       1.12        1.12         76.8          1.5
181 - 240                            239       1.24        1.24         57.8          2.1
--------------------------------------------------------------------------------------------
SUBTOTAL:                            212       1.21x       1.21x        63.1%         1.9%
--------------------------------------------------------------------------------------------
TOTAL:                               116       1.79x       1.74x        59.5%        55.6%
============================================================================================

Minimum: 144 mos.
Maximum: 360 mos.
Weighted Average: 348 mos.

REMAINING AMORTIZATION TERMS

                                                                 PERCENT BY   WEIGHTED
                                                  AGGREGATE       AGGREGATE    AVERAGE
REMAINING AMORTIZATION            NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE
TERM (MOS.)                     MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)
--------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                         56         1,082,745,000       55.4       5.542
181 - 240                             11            46,379,131        2.4       5.849
241 - 300                             17            58,324,925        3.0       5.947
301 - 360                            126           762,769,703       39.0       5.828
--------------------------------------------------------------------------------------
SUBTOTAL:                            210        $1,950,218,758       99.7%      5.673%

FULLY AMORTIZING LOANS
121 - 180                              1             1,592,565        0.1       5.840
181 - 240                              2             4,089,989        0.2       6.547
SUBTOTAL:                              3        $    5,682,554        0.3%      6.349%
--------------------------------------------------------------------------------------
TOTAL:                               213        $1,955,901,313      100.0%      5.675%
======================================================================================

                                 WEIGHTED                WEIGHTED      WEIGHTED    WEIGHTED
                                  AVERAGE    WEIGHTED     AVERAGE      AVERAGE      AVERAGE
REMAINING AMORTIZATION           REMAINING    AVERAGE      DSCR      CUT-OFF DATE    BALLOON
TERM (MOS.)                     TERM (MOS.)  DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                        117       1.94        1.94         56.3         56.3
181 - 240                             94       1.63        1.63         56.9         43.8
241 - 300                            117       1.59        1.54         59.5         46.5
301 - 360                            115       1.61        1.49         64.2         56.3
--------------------------------------------------------------------------------------------
SUBTOTAL:                            116       1.80x       1.75x        59.5%        55.7%

FULLY AMORTIZING LOANS
121 - 180                            143       1.12        1.12         76.8          1.5
181 - 240                            239       1.24        1.24         57.8          2.1
SUBTOTAL:                            212       1.21x       1.21x        63.1%         1.9%
--------------------------------------------------------------------------------------------
TOTAL:                               116       1.79x       1.74x        59.5%        55.6%
============================================================================================

Minimum: 143 mos.
Maximum: 360 mos.
Weighted Average: 346 mos.

                                      I-13

                                   APPENDIX I
                                     GROUP 1
                           MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                 PERCENT BY   WEIGHTED
                                                  AGGREGATE       AGGREGATE    AVERAGE
DEBT SERVICE COVERAGE             NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE
RATIO (X)                       MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)
--------------------------------------------------------------------------------------

<= 1.20                               10            50,931,141        2.6       5.960
1.21 - 1.30                           25           208,295,236       10.6       6.059
1.31 - 1.40                           18            54,464,680        2.8       5.971
1.41 - 1.50                           27           274,611,946       14.0       5.822
1.51 - 1.60                           24           209,274,951       10.7       5.697
1.61 - 1.70                           22           190,187,131        9.7       5.621
1.71 - 1.80                           16            92,416,092        4.7       5.855
1.81 - 2.00                           34           255,448,456       13.1       5.569
2.01 - 2.20                           15           272,503,334       13.9       5.587
2.21 <=                               22           347,768,344       17.8       5.357
--------------------------------------------------------------------------------------
TOTAL:                               213        $1,955,901,313      100.0%      5.675%
======================================================================================

                                 WEIGHTED                WEIGHTED      WEIGHTED    WEIGHTED
                                  AVERAGE    WEIGHTED     AVERAGE      AVERAGE      AVERAGE
DEBT SERVICE COVERAGE            REMAINING    AVERAGE      DSCR      CUT-OFF DATE    BALLOON
RATIO (X)                       TERM (MOS.)  DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------

<= 1.20                               92       1.16        1.16           68.8        56.8
1.21 - 1.30                          117       1.25        1.24           69.2        63.0
1.31 - 1.40                          112       1.36        1.33           65.3        54.7
1.41 - 1.50                          116       1.46        1.36           68.7        64.0
1.51 - 1.60                          117       1.57        1.50           65.9        62.0
1.61 - 1.70                          116       1.64        1.56           62.8        55.0
1.71 - 1.80                          103       1.78        1.68           61.5        58.0
1.81 - 2.00                          109       1.91        1.85           55.3        51.6
2.01 - 2.20                          150       2.14        2.12           48.0        47.2
2.21 <=                              100       2.41        2.40           50.4        49.7
--------------------------------------------------------------------------------------------
TOTAL:                               116       1.79x       1.74x          59.5%       55.6%
============================================================================================

Minimum: 1.12x
Maximum: 3.00x
Weighted Average: 1.79x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                                 PERCENT BY   WEIGHTED
                                                  AGGREGATE       AGGREGATE    AVERAGE
DEBT SERVICE COVERAGE RATIO       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE  MORTGAGE
AFTER IO PERIOD (X)             MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)
--------------------------------------------------------------------------------------

<= 1.20                               17           109,506,141        5.6       5.945
1.21 - 1.30                           36           304,095,236       15.5       6.026
1.31 - 1.40                           26           128,156,680        6.6       5.864
1.41 - 1.50                           21           169,911,946        8.7       5.708
1.51 - 1.60                           22           208,887,951       10.7       5.705
1.61 - 1.70                           21           159,037,131        8.1       5.616
1.71 - 1.80                           13            69,238,920        3.5       5.820
1.81 - 2.00                           25           210,268,456       10.8       5.496
2.01 - 2.20                           12           257,280,506       13.2       5.577
2.21 <=                               20           339,518,344       17.4       5.351
--------------------------------------------------------------------------------------
TOTAL:                               213        $1,955,901,313      100.0%      5.675%
======================================================================================

                                 WEIGHTED                WEIGHTED      WEIGHTED    WEIGHTED
                                  AVERAGE    WEIGHTED     AVERAGE      AVERAGE      AVERAGE
DEBT SERVICE COVERAGE RATIO      REMAINING    AVERAGE      DSCR      CUT-OFF DATE    BALLOON
AFTER IO PERIOD (X)             TERM (MOS.)  DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------

<= 1.20                              108       1.29        1.17           68.6        59.7
1.21 - 1.30                          114       1.34        1.25           70.3        64.2
1.31 - 1.40                          117       1.53        1.36           66.6        58.4
1.41 - 1.50                          110       1.49        1.46           66.9        63.5
1.51 - 1.60                          120       1.64        1.56           63.3        59.5
1.61 - 1.70                          114       1.69        1.64           60.6        52.7
1.71 - 1.80                          108       1.83        1.79           60.0        56.4
1.81 - 2.00                          107       1.93        1.92           54.8        51.5
2.01 - 2.20                          152       2.14        2.14           47.3        46.9
2.21 <=                              100       2.41        2.41           50.0        49.5
--------------------------------------------------------------------------------------------
TOTAL:                               116       1.79x       1.74x          59.5%       55.6%
============================================================================================

Minimum: 1.12x
Maximum: 3.00x
Weighted Average: 1.74x

                                      I-14

                                   APPENDIX I
                                     GROUP 1
                            MORTGAGE POOL INFORMATION
LOAN-TO-VALUE RATIOS

                                                                 PERCENT BY   WEIGHTED    WEIGHTED
                                                   AGGREGATE     AGGREGATE     AVERAGE    AVERAGE
                                   NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------------

20.1 - 30.0                            5            10,404,877        0.5       5.854       112
30.1 - 40.0                           17            63,337,965        3.2       5.716       107
40.1 - 50.0                           21           313,218,464       16.0       5.534       145
50.1 - 60.0                           62           550,045,019       28.1       5.513       106
60.1 - 70.0                           62           655,363,977       33.5       5.769       115
70.1 - 80.0                           46           363,531,011       18.6       5.860       109
---------------------------------------------------------------------------------------------------
TOTAL:                               213        $1,955,901,313      100.0%      5.675%      116
===================================================================================================

                                                      WEIGHTED
                                           WEIGHTED    AVERAGE  WEIGHTED
                                WEIGHTED   AVERAGE     CUT-OFF   AVERAGE
                                AVERAGE   DSCR AFTER    DATE    BALLOON
LOAN-TO-VALUE RATIO (%)         DSCR (x)    IO (x)     LTV (%)   LTV (%)
------------------------------------------------------------------------

20.1 - 30.0                       2.39       2.39       25.4      18.5
30.1 - 40.0                       2.21       2.21       35.6      31.4
40.1 - 50.0                       2.19       2.19       44.3      43.3
50.1 - 60.0                       2.01       1.97       55.0      51.6
60.1 - 70.0                       1.58       1.52       64.7      60.3
70.1 - 80.0                       1.43       1.33       75.4      68.9
------------------------------------------------------------------------
TOTAL:                            1.79       1.74x      59.5%     55.6%
========================================================================

Minimum: 23.2%
Maximum: 80.0%
Weighted Average: 59.5%

BALLOON LOAN-TO-VALUE RATIOS

                                                                 PERCENT BY   WEIGHTED    WEIGHTED
                                                   AGGREGATE     AGGREGATE     AVERAGE    AVERAGE
BALLOON LOAN-TO-VALUE              NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING
RATIOS (%)                      MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------------

<= 20.0                                6            11,207,553       0.6        6.182       166
20.1 - 30.0                            9            27,087,588       1.4        5.719       116
30.1 - 40.0                           17            66,396,104       3.4        5.720       109
40.1 - 50.0                           52           469,430,485      24.0        5.580       134
50.1 - 60.0                           62           633,838,141      32.4        5.582       110
60.1 - 70.0                           54           568,151,922      29.0        5.854       110
70.1 - 80.0                           13           179,789,519       9.2        5.631       107
---------------------------------------------------------------------------------------------------
TOTAL:                               213        $1,955,901,313     100.0%       5.675%      116
===================================================================================================

                                                      WEIGHTED
                                           WEIGHTED    AVERAGE  WEIGHTED
                                WEIGHTED   AVERAGE     CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE           AVERAGE   DSCR AFTER    DATE     BALLOON
RATIOS (%)                      DSCR (x)    IO (x)     LTV (%)   LTV (%)
------------------------------------------------------------------------

<= 20.0                           1.85       1.85       44.0       8.9
20.1 - 30.0                       2.16       2.16       33.4      24.3
30.1 - 40.0                       2.13       2.12       40.5      36.2
40.1 - 50.0                       2.03       2.01       48.6      44.7
50.1 - 60.0                       1.87       1.82       59.1      54.8
60.1 - 70.0                       1.57       1.51       67.6      64.3
70.1 - 80.0                       1.42       1.33       76.0      73.8
------------------------------------------------------------------------
TOTAL:                            1.79x      1.74x      59.5%     55.6%
========================================================================

Minimum: 1.5%
Maximum: 76.9%
Weighted Average: 55.6%

                                      I-15

                                   APPENDIX I
                                  LOAN GROUP 1
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment Restrictions              APR-07          APR-08          APR-09        APR-10            APR-11         APR-12
------------------------------------------------------------------------------------------------------------------------------

Locked Out                              96.26%          96.28%          96.10%          57.57%          57.31%          61.68%
Yield Maintenance Total (2)(3)           3.74%           3.72%           3.90%          42.43%          42.38%          38.32%
Open                                     0.00%           0.00%           0.00%           0.00%           0.31%           0.00%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,955,901,313  $1,948,484,969  $1,940,101,162  $1,929,925,892  $1,917,658,967  $1,702,810,308
% Initial Pool Balance                 100.00%          99.62%          99.19%          98.67%          98.04%          87.06%
==============================================================================================================================

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment Restrictions
(cont'd)                             APR-13          APR-14         APR-15          APR-16         APR-17        APR-18
--------------------------------------------------------------------------------------------------------------------------

Locked Out                              61.73%          63.65%          64.25%          64.05%        77.50%        98.81%
Yield Maintenance Total (2)(3)          36.73%          36.35%          35.75%          35.95%         0.92%         1.19%
Open                                     1.54%           0.00%           0.00%           0.00%        21.58%         0.00%
--------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%         100.00%         100.00%       100.00%       100.00%
--------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,689,423,836  $1,624,087,744  $1,595,940,465  $1,568,673,622  $261,832,339  $177,389,675
% Initial Pool Balance                  86.38%          83.04%          81.60%          80.20%        13.39%         9.07%
==========================================================================================================================

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment Restrictions
(cont'd)                           APR-19        APR-20        APR-21       APR-22
------------------------------------------------------------------------------------

Locked Out                            98.92%        95.34%        99.09%      23.77%
Yield Maintenance Total (2)(3)         1.08%         0.98%         0.91%      76.23%
Open                                   0.00%         3.68%         0.00%       0.00%
------------------------------------------------------------------------------------
TOTALS                               100.00%       100.00%       100.00%     100.00%
------------------------------------------------------------------------------------
Pool Balance Outstanding        $163,711,787  $163,043,105  $156,669,732  $1,620,117
% Initial Pool Balance                 8.37%         8.34%         8.01%       0.08%
====================================================================================

Notes:
(1)  The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)  See Appendix II for a description of the Yield Maintenance.

(3)  YM3, YM1, YM0.5, prepayment premium, and DEF/YM1 loans have been included in Yield Maintenance Total.

                                      I-16

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                          PERCENT BY   WEIGHTED    WEIGHTED
                                NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE
                                MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
LOAN SELLER                       LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                     8        69,540,369      46.3       5.591         96
Principal Commercial Funding
   II, LLC                          8        52,413,748      34.9       5.552        121
Bear Stearns Commercial
   Mortgage, Inc.                   1        17,574,000      11.7       5.808        118
Wells Fargo Bank,
   National Association             7        10,574,542       7.0       5.960        119
--------------------------------------------------------------------------------------------
TOTAL:                             24      $150,102,659     100.0%      5.629%       109
============================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
                                 AVERAGE      DSCR      CUT-OFF DATE   BALLOON
LOAN SELLER                     DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                   2.75        2.67           58.4       56.4
Principal Commercial Funding
   II, LLC                        1.81        1.73           52.9       48.3
Bear Stearns Commercial
   Mortgage, Inc.                 1.47        1.23           79.5       74.3
Wells Fargo Bank,
   National Association           1.31        1.24           71.1       61.8
------------------------------------------------------------------------------
TOTAL:                            2.17x       2.07x          59.9%      56.0%
==============================================================================

CUT-OFF DATE BALANCES

                                                          PERCENT BY   WEIGHTED   WEIGHTED
                                NUMBER OF    AGGREGATE    AGGREGATE     AVERAGE    AVERAGE
                                MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
CUT-OFF DATE BALANCE ($)          LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------

1 - 1,000,000                        2        1,838,513       1.2       6.094        119
1,000,001 - 2,000,000                6        8,840,454       5.9       5.841        131
2,000,001 - 3,000,000                3        7,412,467       4.9       5.812        117
3,000,001 - 4,000,000                2        6,467,550       4.3       5.910        117
5,000,001 - 6,000,000                2       10,575,000       7.0       5.697        118
6,000,001 - 7,000,000                2       13,993,193       9.3       5.530        118
7,000,001 - 8,000,000                1        7,200,000       4.8       5.310        119
8,000,001 - 9,000,000                2       16,701,483      11.1       5.324        118
10,000,001 - 15,000,000              1       12,500,000       8.3       5.660        119
15,000,001 - 20,000,000              1       17,574,000      11.7       5.808        118
20,000,001 - 25,000,000              2       47,000,000      31.3       5.600         86
--------------------------------------------------------------------------------------------
TOTAL:                              24     $150,102,659     100.0%      5.629%       109
============================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
                                 AVERAGE      DSCR      CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)        DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

1 - 1,000,000                     1.32        1.32          62.0        52.9
1,000,001 - 2,000,000             1.61        1.61          62.3        47.7
2,000,001 - 3,000,000             1.36        1.27          68.6        59.8
3,000,001 - 4,000,000             5.68        5.56          44.6        40.1
5,000,001 - 6,000,000             5.59        5.45          35.8        34.1
6,000,001 - 7,000,000             2.08        1.89          42.5        37.9
7,000,001 - 8,000,000             2.21        2.21          48.0        48.0
8,000,001 - 9,000,000             2.89        2.89          42.4        35.4
10,000,001 - 15,000,000           1.43        1.43          58.4        58.4
15,000,001 - 20,000,000           1.47        1.23          79.5        74.3
20,000,001 - 25,000,000           1.41        1.30          71.7        70.8
------------------------------------------------------------------------------
TOTAL:                            2.17x       2.07x         59.9%       56.0%
==============================================================================

Minimum: $894,281
Maximum: $24,000,000
Average: $6,254,277

                                      I-17

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

                                                           PERCENT BY   WEIGHTED   WEIGHTED
                                 NUMBER OF    AGGREGATE    AGGREGATE    AVERAGE     AVERAGE
                                 MORTGAGED  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
STATE                           PROPERTIES   BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------

New Jersey                           4        24,316,279      16.2       5.442        122
Connecticut                          1        24,000,000      16.0       5.830         58
California - Southern                4        21,643,483      14.4       5.595        119
California - Northern                1         2,242,998       1.5       5.810        117
Virginia                             1        23,000,000      15.3       5.360        116
New Mexico                           1        17,574,000      11.7       5.808        118
New York                             3        16,384,901      10.9       5.477        117
Pennsylvania                         2         7,772,000       5.2       5.936        118
Michigan                             3         4,406,828       2.9       5.878        120
Wisconsin                            1         3,280,000       2.2       5.880        118
Washington                           1         2,897,468       1.9       5.800        119
Ohio                                 1         1,640,470       1.1       5.860        116
Minnesota                            1           944,231       0.6       6.070        119
---------------------------------------------------------------------------------------------
TOTAL:                              24      $150,102,659     100.0%      5.629%       109
=============================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
                                 AVERAGE      DSCR      CUT-OFF DATE   BALLOON
STATE                           DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

New Jersey                        2.00        1.89          47.3        39.4
Connecticut                       1.37        1.15          75.0        73.2
California - Southern             1.67        1.67          54.3        53.6
California - Northern             1.21        1.21          58.7        49.8
Virginia                          1.45        1.45          68.2        68.2
New Mexico                        1.47        1.23          79.5        74.3
New York                          7.11        7.11          16.0        13.8
Pennsylvania                      1.65        1.38          65.2        61.2
Michigan                          1.24        1.24          72.5        61.4
Wisconsin                         1.43        1.20          80.0        72.2
Washington                        1.21        1.21          72.4        61.3
Ohio                              1.23        1.23          80.0        62.2
Minnesota                         1.44        1.44          74.9        63.9
------------------------------------------------------------------------------
TOTAL:                            2.17x       2.07x         59.9%       56.0%
==============================================================================

PROPERTY TYPES

                                                           PERCENT BY   WEIGHTED   WEIGHTED
                                 NUMBER OF   AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                 MORTGAGED  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
PROPERTY TYPE                   PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
---------------------------------------------------------------------------------------------

Multifamily
   Garden                           14       111,039,700      74.0       5.606        106
   Cooperative                       3        16,384,901      10.9       5.477        117
   Mid Rise                          3        14,742,998       9.8       5.816        118
   Low Rise                          1         2,272,000       1.5       5.830        116
   Assisted Living                   1           944,231       0.6       6.070        119
---------------------------------------------------------------------------------------------
      SUBTOTAL:                     22      $145,383,831      96.9%      5.619%       109
Manufactured Housing Community
   Manufactured Housing
      Community                      2         4,718,828       3.1       5.938        118
---------------------------------------------------------------------------------------------
      SUBTOTAL:                      2      $  4,718,828       3.1%      5.938%       118
---------------------------------------------------------------------------------------------
TOTAL:                              24      $150,102,659     100.0%      5.629%       109
=============================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED    AVERAGE        AVERAGE     AVERAGE
                                 AVERAGE      DSCR      CUT-OFF DATE   BALLOON
PROPERTY TYPE                   DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

Multifamily
   Garden                         1.54        1.45          65.7        62.0
   Cooperative                    7.11        7.11          16.0        13.8
   Mid Rise                       1.84        1.56          55.3        51.1
   Low Rise                       1.69        1.42          73.5        67.6
   Assisted Living                1.44        1.44          74.9        63.9
------------------------------------------------------------------------------
      SUBTOTAL:                   2.20x       2.10x         59.2%       55.6%
Manufactured Housing Community
   Manufactured Housing
      Community                   1.37        1.21          78.7        69.9
------------------------------------------------------------------------------
      SUBTOTAL:                   1.37x       1.21x         78.7%       69.9%
------------------------------------------------------------------------------
TOTAL:                            2.17x       2.07x         59.9%       56.0%
==============================================================================

                                      I-18

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

                                                               PERCENT BY   WEIGHTED    WEIGHTED
                                                 AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
                                   NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
MORTGAGE RATE (%)               MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-------------------------------------------------------------------------------------------------

5.001 - 5.500                          7          60,713,630       40.4       5.350       119
5.501 - 6.000                         13          85,062,487       56.7       5.802       101
6.001 - 6.500                          4           4,326,542        2.9       6.141       119
-------------------------------------------------------------------------------------------------
TOTAL:                                24        $150,102,659      100.0%      5.629%      109
=================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
                                 AVERAGE      DSCR      CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)               DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

5.001 - 5.500                      2.75           2.75      48.7        45.4
5.501 - 6.000                      1.80           1.63      67.6        63.7
6.001 - 6.500                      1.26           1.26      64.6        55.2
------------------------------------------------------------------------------
TOTAL:                            2.17x          2.07x      59.9%       56.0%
==============================================================================

Minimum: 5.300%
Maximum: 6.320%
Weighted Average: 5.629%

ORIGINAL TERMS TO STATED MATURITY

                                                               PERCENT BY   WEIGHTED    WEIGHTED
                                                 AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
ORIGINAL TERM TO STATED            NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
MATURITY (MOS.)                 MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-------------------------------------------------------------------------------------------------

1 - 60                                 1          24,000,000       16.0       5.830        58
61 - 120                              22         124,358,705       82.8       5.593       118
121 - 180                              1           1,743,954        1.2       5.440       179
-------------------------------------------------------------------------------------------------
TOTAL:                                24        $150,102,659      100.0%      5.629%      109
=================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
ORIGINAL TERM TO STATED          AVERAGE      DSCR      CUT-OFF DATE   BALLOON
MATURITY (MOS.)                 DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

1 - 60                             1.37       1.15          75.0        73.2
61 - 120                           2.31       2.23          57.4        53.5
121 - 180                          3.12       3.12          25.1         0.5
------------------------------------------------------------------------------
TOTAL:                             2.17x      2.07x         59.9%       56.0%
==============================================================================

Minimum: 60 mos.
Maximum: 180 mos.
Weighted Average: 111 mos.

REMAINING TERMS TO STATED MATURITY

                                                               PERCENT BY   WEIGHTED    WEIGHTED
                                                 AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
REMAINING TERM TO STATED           NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
MATURITY (MOS.)                 MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-------------------------------------------------------------------------------------------------

1 - 60                                 1          24,000,000       16.0       5.830        58
61 - 120                              22         124,358,705       82.8       5.593       118
121 - 180                              1           1,743,954        1.2       5.440       179
-------------------------------------------------------------------------------------------------
TOTAL:                                24        $150,102,659      100.0%      5.629%      109
=================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
REMAINING TERM TO STATED         AVERAGE      DSCR      CUT-OFF DATE   BALLOON
MATURITY (MOS.)                 DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

1 - 60                             1.37       1.15          75.0        73.2
61 - 120                           2.31       2.23          57.4        53.5
121 - 180                          3.12       3.12          25.1         0.5
------------------------------------------------------------------------------
TOTAL:                             2.17x      2.07x         59.9%       56.0%
==============================================================================

Minimum: 58 mos.
Maximum: 179 mos.
Weighted Average: 109 mos.

                                      I-19

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

                                                               PERCENT BY   WEIGHTED    WEIGHTED
                                                 AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
ORIGINAL AMORTIZATION TERM         NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
(MOS.)                          MORTGAGE LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)
-------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                          4          47,775,000       31.8       5.434       117
   241 - 300                            1          1,640,470        1.1       5.860       116
   301 - 360                           18         98,943,235       65.9       5.723       103
-------------------------------------------------------------------------------------------------
SUBTOTAL:                             23        $148,358,705       98.8%      5.631%      108

FULLY AMORTIZING LOANS
   121 - 180                           1           1,743,954        1.2       5.440       179
-------------------------------------------------------------------------------------------------
SUBTOTAL:                              1        $  1,743,954        1.2%      5.440%      179
-------------------------------------------------------------------------------------------------
TOTAL:                                24        $150,102,659      100.0%      5.629%      109
=================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
ORIGINAL AMORTIZATION TERM       AVERAGE      DSCR      CUT-OFF DATE   BALLOON
(MOS.)                          DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                      2.45        2.45         56.2        56.2
   241 - 300                       1.23        1.23         80.0        62.2
   301 - 360                       2.03        1.88         61.9        56.8
------------------------------------------------------------------------------
SUBTOTAL:                          2.16x       2.06x        60.3%       56.7%

FULLY AMORTIZING LOANS
   121 - 180                       3.12        3.12         25.1         0.5
------------------------------------------------------------------------------
SUBTOTAL:                          3.12x       3.12x        25.1%        0.5%
------------------------------------------------------------------------------
TOTAL:                             2.17x       2.07x        59.9%       56.0%
==============================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 356 mos.

REMAINING AMORTIZATION TERMS

                                                               PERCENT BY   WEIGHTED    WEIGHTED
                                                 AGGREGATE      AGGREGATE    AVERAGE    AVERAGE
REMAINING AMORTIZATION TERM        NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
(MOS.)                          MORTGAGE LOANS   BALANCE ($)  BALANCE (%)   RATE (%)  TERM (MOS.)
-------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                          4          47,775,000       31.8       5.434       117
   241 - 300                           1           1,640,470        1.1       5.860       116
   301 - 360                          18          98,943,235       65.9       5.723       103
-------------------------------------------------------------------------------------------------
SUBTOTAL:                             23        $148,358,705       98.8%      5.631%      108

FULLY AMORTIZING LOANS
   121 - 180                           1           1,743,954        1.2       5.440       179
-------------------------------------------------------------------------------------------------
SUBTOTAL:                              1        $  1,743,954        1.2%      5.440%      179
-------------------------------------------------------------------------------------------------
TOTAL:                                24        $150,102,659      100.0%      5.629%      109
=================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
REMAINING AMORTIZATION TERM      AVERAGE      DSCR      CUT-OFF DATE   BALLOON
(MOS.)                          DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                     2.45         2.45         56.2        56.2
   241 - 300                      1.23         1.23         80.0        62.2
   301 - 360                      2.03         1.88         61.9        56.8
------------------------------------------------------------------------------
SUBTOTAL:                         2.16x        2.06x        60.3%       56.7%

FULLY AMORTIZING LOANS
   121 - 180                      3.12         3.12         25.1         0.5
------------------------------------------------------------------------------
SUBTOTAL:                         3.12x        3.12x        25.1%        0.5%
------------------------------------------------------------------------------
TOTAL:                            2.17x        2.07x        59.9%       56.0%
==============================================================================

Minimum: 179 mos.
Maximum: 360 mos.
Weighted Average: 355 mos.

                                      I-20

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                               PERCENT BY    WEIGHTED   WEIGHTED
                                                  AGGREGATE     AGGREGATE     AVERAGE    AVERAGE
DEBT SERVICE COVERAGE              NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING
RATIO (X)                       MORTGAGE LOANS   BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------------

<= 1.20                                 2          1,943,483       1.3        6.228        119
1.21 - 1.30                             6         11,187,765       7.5        5.842        118
1.31 - 1.40                             1         24,000,000      16.0        5.830         58
1.41 - 1.50                             5         57,298,231      38.2        5.604        117
1.61 - 1.70                             3         16,351,132      10.9        5.602        118
1.81 <=                                 7         39,322,048      26.2        5.464        120
--------------------------------------------------------------------------------------------------
TOTAL:                                 24       $150,102,659     100.0%       5.629%       109
==================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
DEBT SERVICE COVERAGE           AVERAGE       DSCR      CUT-OFF DATE   BALLOON
RATIO (X)                       DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

<= 1.20                           1.20         1.20         51.3        43.9
1.21 - 1.30                       1.23         1.23         70.8        59.2
1.31 - 1.40                       1.37         1.15         75.0        73.2
1.41 - 1.50                       1.45         1.36         70.3        68.1
1.61 - 1.70                       1.65         1.52         62.3        55.1
1.81 <=                           4.24         4.18         31.7        28.1
------------------------------------------------------------------------------
TOTAL:                            2.17x        2.07x        59.9%       56.0%
==============================================================================

Minimum: 1.20x
Maximum: 10.05x
Weighted Average: 2.17x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                               PERCENT BY    WEIGHTED    WEIGHTED
                                                  AGGREGATE     AGGREGATE     AVERAGE    AVERAGE
DEBT SERVICE COVERAGE RATIO        NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING
AFTER IO PERIOD (X)             MORTGAGE LOANS   BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------------

<= 1.20                                4          29,223,483      19.5        5.862         69
1.21 - 1.30                            7          28,761,765      19.2        5.821        118
1.31 - 1.40                            1           5,500,000       3.7        5.980        119
1.41 - 1.50                            4          38,716,231      25.8        5.502        117
1.61 - 1.70                            1           8,579,132       5.7        5.300        118
1.81 <=                                7          39,322,048      26.2        5.464        120
--------------------------------------------------------------------------------------------------
TOTAL:                                24        $150,102,659     100.0%       5.629%       109
==================================================================================================

                                            WEIGHTED       WEIGHTED   WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE    AVERAGE
DEBT SERVICE COVERAGE RATIO     AVERAGE       DSCR      CUT-OFF DATE  BALLOON
AFTER IO PERIOD (X)             DSCR (x)  AFTER IO (x)     LTV (%)    LTV (%)
------------------------------------------------------------------------------

<= 1.20                           1.37        1.16          74.0       71.1
1.21 - 1.30                       1.37        1.23          76.1       68.4
1.31 - 1.40                       1.64        1.37          61.8       58.5
1.41 - 1.50                       1.46        1.44          65.5       64.9
1.61 - 1.70                       1.64        1.64          59.6       49.7
1.81 <=                           4.24        4.18          31.7       28.1
------------------------------------------------------------------------------
TOTAL:                            2.17x       2.07x         59.9%      56.0%
==============================================================================

Minimum: 1.15x
Maximum: 10.05x
Weighted Average: 2.07x

                                      I-21

                                   APPENDIX I
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

                                                               PERCENT BY    WEIGHTED    WEIGHTED
                                                  AGGREGATE     AGGREGATE     AVERAGE    AVERAGE
                                   NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING
LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS   BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------------

<= 20.0                                 2          8,262,550        5.5       5.602        117
20.1 - 30.0                             2          9,866,305        6.6       5.366        128
30.1 - 40.0                             1          6,993,193        4.7       5.370        119
40.1 - 50.0                             3         15,094,281       10.1       5.534        118
50.1 - 60.0                             4         24,371,332       16.2       5.575        118
60.1 - 70.0                             3         29,553,000       19.7       5.492        117
70.1 - 80.0                             9         55,961,998       37.3       5.833         92
--------------------------------------------------------------------------------------------------
TOTAL:                                 24       $150,102,659      100.0%      5.629%       109
==================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED     AVERAGE       AVERAGE     AVERAGE
                                AVERAGE       DSCR      CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)         DSCR (x)  AFTER IO (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

<= 20.0                           9.95        9.95           7.9        7.4
20.1 - 30.0                       4.03        4.03          24.4       16.8
30.1 - 40.0                       1.96        1.96          36.0       30.1
40.1 - 50.0                       2.15        1.97          48.5       46.5
50.1 - 60.0                       1.47        1.47          58.7       54.0
60.1 - 70.0                       1.48        1.43          66.9       65.9
70.1 - 80.0                       1.40        1.20          76.6       71.6
------------------------------------------------------------------------------
TOTAL:                            2.17x       2.07x         59.9%      56.0%
==============================================================================

Minimum: 7.7%
Maximum: 80.0%
Weighted Average: 59.9%

BALLOON LOAN-TO-VALUE RATIOS

                                                               PERCENT BY    WEIGHTED    WEIGHTED
                                                  AGGREGATE     AGGREGATE     AVERAGE    AVERAGE
BALLOON LOAN-TO-VALUE              NUMBER OF    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING
RATIO (%)                       MORTGAGE LOANS   BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)
--------------------------------------------------------------------------------------------------

<= 20.0                                3          10,006,505       6.7        5.574         127
20.1 - 30.0                            1           8,122,351       5.4        5.350         117
30.1 - 40.0                            1           6,993,193       4.7        5.370         119
40.1 - 50.0                            6          26,965,613      18.0        5.513         118
50.1 - 60.0                            3          19,053,000      12.7        5.762         119
60.1 - 70.0                            7          34,107,998      22.7        5.525         117
70.1 - 80.0                            3          44,854,000      29.9        5.825          86
--------------------------------------------------------------------------------------------------
TOTAL:                                24        $150,102,659     100.0%       5.629%        109
==================================================================================================

                                            WEIGHTED      WEIGHTED    WEIGHTED
                                WEIGHTED    AVERAGE        AVERAGE     AVERAGE
BALLOON LOAN-TO-VALUE           AVERAGE       DSCR      CUT-OFF DATE   BALLOON
RATIO (%)                       DSCR (X)  AFTER IO (X)     LTV (%)     LTV (%)
------------------------------------------------------------------------------

<= 20.0                            8.76        8.76         10.9         6.2
20.1 - 30.0                        4.22        4.22         24.2        20.3
30.1 - 40.0                        1.96        1.96         36.0        30.1
40.1 - 50.0                        1.87        1.77         53.1        47.8
50.1 - 60.0                        1.48        1.40         59.8        58.3
60.1 - 70.0                        1.41        1.40         70.3        66.7
70.1 - 80.0                        1.41        1.19         77.1        73.6
------------------------------------------------------------------------------
TOTAL:                            2.17X       2.07X         59.9%       56.0%
==============================================================================

Minimum: 0.5%
Maximum: 74.3%
Weighted Average: 56.0%

                                      I-22

                                   APPENDIX I
                                  LOAN GROUP 2
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment Restrictions             APR-07         APR-08         APR-09
--------------------------------------------------------------------------

Locked Out                            100.00%        100.00%        100.00%
Yield Maintenance Total(2)(3)           0.00%          0.00%          0.00%
Open                                    0.00%          0.00%          0.00%
--------------------------------------------------------------------------
TOTALS                                100.00%        100.00%        100.00%
--------------------------------------------------------------------------
Pool Balance Outstanding        $150,102,659   $149,505,411   $148,867,094
% Initial Pool Balance                100.00%         99.60%         99.18%
--------------------------------------------------------------------------

Prepayment Restrictions             APR-10         APR-11        APR-12
--------------------------------------------------------------------------

Locked Out                             55.77%         55.59%         46.88%
Yield Maintenance Total(2)(3)          44.23%         44.41%         53.12%
Open                                    0.00%          0.00%          0.00%
--------------------------------------------------------------------------
TOTALS                                100.00%        100.00%        100.00%
--------------------------------------------------------------------------
Pool Balance Outstanding        $148,131,252   $147,081,663   $122,547,798
% Initial Pool Balance                 98.69%         97.99%         81.64%
--------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment Restrictions
(cont'd)                            APR-13         APR-14         APR-15
--------------------------------------------------------------------------

Locked Out                             46.62%         46.36%         46.08%
Yield Maintenance Total (2)(3)         53.38%         53.64%         53.92%
Open                                    0.00%          0.00%          0.00%
--------------------------------------------------------------------------
TOTALS                                100.00%        100.00%        100.00%
--------------------------------------------------------------------------
Pool Balance Outstanding        $121,372,737   $120,066,501   $118,683,511
% Initial Pool Balance                 80.86%         79.99%         79.07%
--------------------------------------------------------------------------

Prepayment Restrictions
(cont'd)                            APR-16       APR-17     APR-18
------------------------------------------------------------------

Locked Out                             45.79%    100.00%    100.00%
Yield Maintenance Total (2)(3)         54.21%      0.00%      0.00%
Open                                    0.00%     0.00%       0.00%
-------------------------------------------------------------------
TOTALS                                100.00%    100.00%    100.00%
-------------------------------------------------------------------
Pool Balance Outstanding        $117,229,447   $750,760   $617,936
% Initial Pool Balance                 78.10%      0.50%      0.41%
------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment Restrictions
(cont'd)                          APR-19     APR-20     APR-21
--------------------------------------------------------------

Locked Out                        100.00%    100.00%    100.00%
Yield Maintenance Total (2)(3)      0.00%      0.00%      0.00%
Open                                0.00%      0.00%      0.00%
--------------------------------------------------------------
TOTALS                            100.00%    100.00%    100.00%
--------------------------------------------------------------
Pool Balance Outstanding        $477,598   $329,375   $172,713
% Initial Pool Balance              0.32%      0.22%      0.12%
--------------------------------------------------------------

Notes:

(1)  The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)  See Appendix II for a description of the Yield Maintenance.

(3)  YM1 and DEF/YM1 loans have been included inYield Maintenance Total.

                                      I-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

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                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA       LOAN GROUP      MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  (ONE OR TWO)  LOAN SELLER(1)  PROPERTY NAME(2)
----------------------------------------------------------------------------------------------------------------

   1          1         1-001           1            BSCMI      One Dag Hammarskjold Plaza
   2          2         2-001           1            BSCMI      One AT&T Center
   3          3         3-001           1            MSMC       Fulbright Tower
   4          4         4-001           1            PCFII      Scripps Center
   5          5         5-001           1            BSCMI      Academy Sports HQ
   6          6         6-001           1            BSCMI      Viad Corporate Center
   7          7         7-001           1            PCFII      909 A Street
   8          8         8-001           1            BSCMI      DoubleTree Hotel Jersey City
   9          9         9-001           1            PCFII      Overlook II
   10        10        10-001           1            BSCMI      The Shops at Sherman Plaza
   11        11        11-001           1            BSCMI      503 Broadway
   12        12        12-001           1            PCFII      Harmony Marketplace
   13        13        13-001           1             WFB       Regions/Gillette Medical Office
   14        14        14-001           1            MSMC       Stony Point East (A)
   15        15        15-001           1            MSMC       Stony Point West (A)
   16        16        16-001           1             WFB       MetroNorth Business Center
   17        17        17-001           1            PCFII      Millrock Park II
   18        18        18-001           2            MSMC       Newbury Village
   19        19        19-001           1            BSCMI      One Pacific Place
   20        20        20-001           2            MSMC       Rose Hill Apartments
   21        21        21-001           1            BSCMI      Holiday Inn - Santa Maria
   22        22        22-001           1            BSCMI      Lincoln Village
   23        23        23-001           1            MSMC       854-864 Madison Ave
   24        24        24-001           1            PCFII      Astoria Federal Savings & Loan
   25        25        25-001           1             WFB       DRA - Lake Emma Corporate Park
   26        26        26-001           1             WFB       Sierra Trading Post Fulfillment (B)
   27        27        27-001           1             WFB       Sierra Trading Post Admin Building (B)
   28        28        28-001           1             WFB       University Square Apts/Retail
   29        29        29-001           2            BSCMI      Las Ventanas
   30        30        30-001           1            BSCMI      100 Challenger
   31        31        31-001           1            PCFII      Gateway Business Park
   32        32        32-001           1            BSCMI      Fox Chapel Shopping Center
   33        33        33-001           1             WFB       Byram Plaza Shopping Center
   34        34        34-001           1            PCFII      3536 Highway 31
   35        35        35-001           1            BSCMI      Four Points Newark Airport
   36        36        36-001           1            MSMC       165 East 35th Street
   37        37        37-001           1            PCFII      Fayette Medical Office Building
   38        38        38-001           1            BSCMI      HSBC Sioux Falls
   39        39        39-001           1            BSCMI      FedEx - Edwardsville
   40        40        40-001           2            PCFII      Benchmark Apartments
   41        41        41-001           1            PCFII      Ivy Walk
   42        42        42-001           1            BSCMI      Inn at Chester Springs
   43        43        43-001           1            MSMC       Cordova Commons
   44        44        44-001           1             WFB       Gemini Plaza
   45        45        45-001           1            MSMC       991 Third Avenue
   46        46        46-001           1            BSCMI      First and Shaw
   47        47        47-001           1            MSMC       Thomson Campus
   48        48        48-001           1             WFB       Rave Cinemas Baton Rouge
   49        49        49-001           1            MSMC       38-05 to 38-17 and 37-27/29 Main Street
   50        50        50-001           1            MSMC       Tradewinds Shopping Center
   51        51        51-001           1            MSMC       213 West 35th Street
             52                                                 Newbury Portfolio Roll-Up (I)
   52                  52-001           1            BSCMI      Newbury Portfolio - 222 Newbury Street (I)
   53                  52-002           1            BSCMI      Newbury Portfolio - 224 Newbury Street (I)
   54                  52-003           1            BSCMI      Newbury Portfolio - 232 Newbury Street (I)
   55                  52-004           1            BSCMI      Newbury Portfolio - 226 Newbury Street (I)
   56                  52-005           1            BSCMI      Newbury Portfolio - 230 Newbury Street (I)
   57        53        53-001           1            PCFII      Mar Industrial Buildings
   58        54        54-001           1             WFB       Rave Cinemas Pensacola
   59        55        55-001           1            BSCMI      Indrio Crossings Shopping Center
   60        56        56-001           1            PCFII      Shoppes at Smithville
   61        57        57-001           1            MSMC       North Hollywood Warehouse
   62        58        58-001           1            MSMC       Bridgeport Stop & Shop II
   63        59        59-001           1            BSCMI      NC Mutual Building
   64        60        60-001           1            MSMC       Carteret Shopping Center
   65        61        61-001           1             WFB       The Regency Suites Hotel
   66        62        62-001           1             WFB       Provo Craft
   67        63        63-001           1             WFB       Hampton Inn Lexington
   68        64        64-001           2            PCFII      Butler Ridge Apartments
   69        65        65-001           1            MSMC       Nicholson Plaza
   70        66        66-001           1            MSMC       Home Depot Bridgeport CT
   71        67        67-001           1            BSCMI      HIE Solvang
   72        68        68-001           2            MSMC       Rye Colony Apartment
             69                                                 Redstone American Grill Portfolio Roll-Up (II)
   73                  69-001           1            PCFII      Redstone American Grill - Oakbrook (II)
   74                  69-002           1            PCFII      Redstone American Grill - Eden Prairie (II)
   75        70        70-001           1             WFB       1600 Central Avenue
   76        71        71-001           1            PCFII      1035 Nathan Lane North
   77        72        72-001           1            MSMC       Beverly Blvd Retail
   78        73        73-001           1            PCFII      Summit Pointe (C)
   79        74        74-001           1            PCFII      Cross Pointe NC (C)
   80        75        75-001           1            BSCMI      Prosperity Market
   81        76        76-001           1            MSMC       Metropolitan Business Center
   82        77        77-001           2            PCFII      Villa Santa Fe Apartments
   83        78        78-001           2            PCFII      Westover Apartments
   84        79        79-001           1            MSMC       Bridgeport Stop & Shop I
   85        80        80-001           1            BSCMI      Walgreens - St. Petersburg
   86        81        81-001           1             WFB       9300 Flair Drive
   87        82        82-001           2            PCFII      Princeton Hill Apartments
   88        83        83-001           1             WFB       Holiday Inn Express Chester
   89        84        84-001           1             WFB       Glad Business Park
             85                                                 Tractor Supply Portfolio Roll-Up (III)
   90                  85-001           1            BSCMI      Tractor Supply Portfolio - New Braunfels (III)
   91                  85-002           1            BSCMI      Tractor Supply Portfolio - Livingston (III)
   92                  85-003           1            BSCMI      Tractor Supply Portfolio - La Grange (III)
   93                  85-004           1            BSCMI      Tractor Supply Portfolio - Crockett (III)
   94        86        86-001           1             WFB       Rave Cinemas Port St. Lucie
   95        87        87-001           1            MSMC       CalTech JPL Building
   96        88        88-001           1            MSMC       Gateway Plaza - CO
   97        89        89-001           1             WFB       Radisson Hotel Corning
   98        90        90-001           1            PCFII      Whole Foods Santa Monica
   99        91        91-001           1             WFB       Western Union
  100        92        92-001           1             WFB       Macomb Centre
  101        93        93-001           1             WFB       A-American Lipoa
  102        94        94-001           1            MSMC       West Marine Plaza
  103        95        95-001           1            MSMC       Fidelity National Title Office
  104        96        96-001           1            MSMC       Hampton Inn - Bremerton, WA
  105        97        97-001           2            PCFII      The Legends Apartments
  106        98        98-001           1            MSMC       Suby Von Haden Office Building
  107        99        99-001           1            MSMC       162 E 55th Street
  108        100       100-001          1            PCFII      3765 A Old Court Road
  109        101       101-001          1            MSMC       Sportsman Warehouse - St. George
  110        102       102-001          1             WFB       Holiday Inn Express Abingdon
  111        103       103-001          2            MSMC       36 Sutton Place South
  112        104       104-001          1            MSMC       King Taylor Commercial Park
  113        105       105-001          1            BSCMI      Walgreens - Philadelphia
  114        106       106-001          1            BSCMI      1577 Northern Blvd
  115        107       107-001          1             WFB       Brea Mini-Storage
  116        108       108-001          1             WFB       Buena Park Business Complex
  117        109       109-001          1             WFB       Country Inn Hagerstown
  118        110       110-001          1            BSCMI      HOM Furniture - Fargo
  119        111       111-001          1             WFB       North Main Storage
  120        112       112-001          1             WFB       Brentwood Country Mart
  121        113       113-001          1            MSMC       160 E 55th Street
  122        114       114-001          1            BSCMI      Magnolia Pointe Shopping Center
  123        115       115-001          1             WFB       Days Inn at Country Club
  124        116       116-001          1             WFB       Victoria Place Center
  125        117       117-001          1            PCFII      West Allis Industrial
  126        118       118-001          1             WFB       The Plaza at Jordan Creek Crossing
  127        119       119-001          1            PCFII      North Tech Industrial
  128        120       120-001          1            BSCMI      La-Z-Boy - Newington
  129        121       121-001          1            MSMC       Gibson Plaza
  130        122       122-001          1            MSMC       Walgreens - Holbrook
  131        123       123-001          1             WFB       Ameripath
  132        124       124-001          1            MSMC       342-344 & 354-364 Flatbush Avenue
  133        125       125-001          1            MSMC       9th Street Office
  134        126       126-001          1            PCFII      111 West Lemon Avenue
  135        127       127-001          1            BSCMI      High Pointe Centre
  136        128       128-001          1             WFB       51 Auto Center Drive
             129                                                Optronics Portfolio Roll-Up (IV)
  137                  129-001          1             WFB       Optronics - Flora (IV)
  138                  129-002          1             WFB       Optronics - Muskogee (IV)
  139        130       130-001          1            BSCMI      Comfort Inn - Columbus
  140        131       131-001          1             WFB       American River Drive
  141        132       132-001          1            MSMC       DiBona Village Retail Center
  142        133       133-001          1            BSCMI      King's Ocean
  143        134       134-001          1            MSMC       BB & T Bank Ground Lease
  144        135       135-001          1            MSMC       2112 White Plains Road
  145        136       136-001          1            PCFII      550 PA Route 611
  146        137       137-001          1             WFB       Rainbow Village Las Vegas
  147        138       138-001          1             WFB       Venice Beach Retail
  148        139       139-001          1            BSCMI      Sack 'N Save Garland
  149        140       140-001          2             WFB       The Elms MHP
  150        141       141-001          1            PCFII      727 South Wanamaker Avenue
  151        142       142-001          1            PCFII      Shoppes of Northtowne
  152        143       143-001          2            MSMC       Tracy Towers
  153        144       144-001          1             WFB       Sullivan Moving and Storage
  154        145       145-001          1            PCFII      G.I. Joe's Leasehold
  155        146       146-001          1            BSCMI      Mack Rite Aid
  156        147       147-001          1            PCFII      9937 Garland Road
  157        148       148-001          1             WFB       Hampton Inn - Clackamas
  158        149       149-001          1            PCFII      935 Broadbeck Drive
  159        150       150-001          1            MSMC       731 South Fourth Street
  160        151       151-001          1             WFB       Reno Airport Center
  161        152       152-001          1            PCFII      Cherokee Hills
  162        153       153-001          1             WFB       Midway Industrial Park
  163        154       154-001          1             WFB       3636 Birch Street
  164        155       155-001          1            MSMC       Cool Springs - 1935 Mallory Lane
  165        156       156-001          1            MSMC       Integra Medical
  166        157       157-001          2            PCFII      Summertree Park Apartments
  167        158       158-001          1            PCFII      1020 Railroad Street
  168        159       159-001          1             WFB       August Supply
  169        160       160-001          1             WFB       Security Public Storage - Sacramento I
  170        161       161-001          1             WFB       North Creek Business Park
  171        162       162-001          1             WFB       Cost Plus - Torrance
  172        163       163-001          1            MSMC       Orlando Kmart
  173        164       164-001          1             WFB       94 - 125 Leokane
  174        165       165-001          1            PCFII      730 Apollo Drive
  175        166       166-001          1            PCFII      400 East Market Street
  176        167       167-001          1             WFB       Boulevard Walk
  177        168       168-001          1             WFB       Hualapai Village Center
  178        169       169-001          2            MSMC       Walnut Park Apartments/Hempstead Apartments
  179        170       170-001          1            MSMC       Grandon Village
  180        171       171-001          2            MSMC       754 Post Street
  181        172       172-001          1             WFB       Newington Warehouse
  182        173       173-001          1             WFB       Handi Self Storage - Lexington
  183        174       174-001          1            MSMC       1370-1390 Jerome Avenue
  184        175       175-001          1            PCFII      3240 North Pleasantburg Drive
  185        176       176-001          1            BSCMI      FedEx - Council Bluffs
  186        177       177-001          1             WFB       CVS - Westland, MI
  187        178       178-001          1             WFB       Farmington Gateway Marketplace
  188        179       179-001          1             WFB       Interstate Companies - Grand Forks
  189        180       180-001          1            BSCMI      Madison Plaza
  190        181       181-001          1            PCFII      8018 West Broad Street
  191        182       182-001          1             WFB       3260 Scott Blvd.
  192        183       183-001          1            MSMC       HERC Deer Park
  193        184       184-001          1             WFB       Coronado Self Storage
  194        185       185-001          1            BSCMI      39 W 56th Street
  195        186       186-001          1            MSMC       Kelly Crossing Center
  196        187       187-001          1             WFB       Harvest Meat Industrial Building
  197        188       188-001          1            BSCMI      Staples - Peru, IL
  198        189       189-001          2             WFB       West Dearborn Apartments
  199        190       190-001          1            PCFII      The Crossings At Akers Mill
  200        191       191-001          1            PCFII      20195 Stevens Creek Boulevard
  201        192       192-001          1             WFB       Premier Self Storage
  202        193       193-001          1             WFB       Magnolia Bend Retail Center
  203        194       194-001          1            BSCMI      Office Depot Enterprise
  204        195       195-001          1             WFB       Alcan NorthAmerican Industrial
  205        196       196-001          1            BSCMI      Chili's - Paris
  206        197       197-001          1             WFB       Valley View Office Building
  207        198       198-001          2            PCFII      Lodi Court Apartments
  208        199       199-001          1             WFB       McCarthy Ranch SC (Pad C and J)
  209        200       200-001          1             WFB       Dock Street Building2
  210        201       201-001          2            MSMC       Otter Creek Apts.
  211        202       202-001          1             WFB       Cheektowaga IP Building
  212        203       203-001          1             WFB       Petco - Lakewood
  213        204       204-001          1             WFB       Hollywood Plaza
  214        205       205-001          1            PCFII      Judges Office
  215        206       206-001          1            BSCMI      Freeport Henry
             207                                                Starbucks & AutoZone Portfolio Roll-Up (V)
  216                  207-001          1             WFB       Starbucks & AutoZone Portfolio - Starbucks  (V)
  217                  207-002          1             WFB       Starbucks & AutoZone Portfolio - AutoZone (V)
  218        208       208-001          1             WFB       Inner Space Storage
  219        209       209-001          1            PCFII      251 Legris Avenue
  220        210       210-001          2             WFB       Huron Estates Cheboygan
  221        211       211-001          1            PCFII      1275 Chatham Parkway
  222        212       212-001          1             WFB       8250-8262 Alpine Ave
  223        213       213-001          1             WFB       Mosley Industrial
  224        214       214-001          1            MSMC       Comerica Ground Lease
  225        215       215-001          1            MSMC       Fuqua Shopping Center
  226        216       216-001          1            MSMC       Sunbelt Rentals Building
  227        217       217-001          1             WFB       Bartlett Center
  228        218       218-001          1             WFB       Advance Auto - Martin Rd
  229        219       219-001          1            PCFII      845 Eldridge Parkway
  230        220       220-001          1             WFB       Transmetco Building
  231        221       221-001          1             WFB       Buckner Building
  232        222       222-001          1             WFB       White Cap Construction Supply - Indianapolis, IN
  233        223       223-001          1            PCFII      KaRon Self Storage
  234        224       224-001          1            PCFII      5101 Highway 101
  235        225       225-001          2             WFB       Oakman Apartments
  236        226       226-001          2             WFB       Park Street Apartments
  237        227       227-001          1             WFB       Advanced Auto - Chelsea, AL
  238        228       228-001          1             WFB       Advance Auto - Alexandria, LA
  239        229       229-001          1            PCFII      3909 Frankford Road
  240        230       230-001          1             WFB       Monterey Medical Office
  241        231       231-001          1             WFB       Advance Auto - Fernandina Beach, FL
  242        232       232-001          1            PCFII      217 Washington Street
  243        233       233-001          1            PCFII      1945 West Main Street
  244        234       234-001          1             WFB       National Tire Battery - Cedar Hill
  245        235       235-001          2             WFB       Northside Terrace Senior Apartments
  246        236       236-001          2             WFB       El Segundo Apartments
  247        237       237-001          1             WFB       Airgas Building

                                                                Totals and Weighted Averages:

MORTGAGE       LOAN PURPOSE
LOAN NO.  (ACQUISITION/REFINANCE)  STREET ADDRESS                                                              CITY
--------------------------------------------------------------------------------------------------------------------------------

   1             Refinance         885 Second Avenue                                                           New York
   2            Acquisition        909 Pine Street                                                             St. Louis
   3             Refinance         1301 McKinney Street                                                        Houston
   4             Refinance         312 Walnut Street                                                           Cincinnati
   5            Acquisition        1800 North Mason Road                                                       Katy
   6            Acquisition        1850 North Central Avenue                                                   Phoenix
   7            Acquisition        909 A Street                                                                Tacoma
   8             Refinance         455 Washington Boulevard                                                    Jersey City
   9            Acquisition        2839 Paces Ferry Road                                                       Atlanta
   10           Acquisition        1600-1620 Sherman Avenue                                                    Evanston
   11            Refinance         503-511 Broadway                                                            New York
   12            Refinance         4503 John F. Kennedy Parkway                                                Fort Collins
   13            Refinance         435 Phalen Blvd.                                                            St. Paul
   14            Refinance         100, 110, 120 Stony Point Road                                              Santa Rosa
   15            Refinance         131 Stony Point Circle                                                      Santa Rosa
   16            Refinance         74 Commerce Way                                                             Woburn
   17            Refinance         3165 East Millrock Drive                                                    Holladay
   18           Acquisition        211 Pomeroy Avenue                                                          Meriden
   19           Acquisition        10305 Pacific Street                                                        Omaha
   20            Refinance         6201 Rose Hill Falls Way                                                    Alexandria
   21            Refinance         2100 North Broadway                                                         Santa Maria
   22           Acquisition        6075-6201 N. Lincoln Avenue                                                 Chicago
   23            Refinance         854-864 Madison Avenue                                                      New York
   24            Refinance         211 Station Road                                                            Mineola
   25           Acquisition        3200-3210 Lake Emma Road                                                    Lake Mary
   26            Refinance         5121 Campstool Road                                                         Cheyenne
   27            Refinance         5025 Campstool Rd                                                           Cheyenne
   28            Refinance         1600 Warren Street                                                          Mankato
   29           Acquisition        2200 E. First Street                                                        Alamogordo
   30            Refinance         100 Challenger Road                                                         Ridgefield Park
   31            Refinance         26341-26499 Jefferson Avenue                                                Murrieta
   32            Refinance         19717 N. Frederick Road                                                     Germantown
   33            Refinance         Route 206 and Lake Lackawanna Drive                                         Stanhope
   34            Refinance         3536 Highway 31                                                             Calera
   35            Refinance         901 Spring St.                                                              Elizabeth
   36            Refinance         165 East 35th Street                                                        New York
   37            Refinance         1255 Highway 54                                                             Fayetteville
   38           Acquisition        2200 East Benson Road                                                       Sioux Falls
   39           Acquisition        9140 Woodend Road                                                           Edwardsville
   40            Refinance         353 West San Marcos Boulevard                                               San Marcos
   41           Acquisition        1675 Cumberland Parkway                                                     Smyrna
   42            Refinance         815 North Pottstown Pike                                                    Uwchlan Township
   43           Acquisition        1650 Airport Boulevard                                                      Pensacola
   44            Refinance         1150 Gemini Street                                                          Houston
   45            Refinance         991 Third Avenue                                                            New York
   46           Acquisition        1029-1041 E. Shaw Avenue                                                    Fresno
   47           Acquisition        400 Providence Mine Road                                                    Nevada City
   48            Refinance         16040 Hatteras Ave                                                          Baton Rouge
   49            Refinance         38-05 to 38-17 and 37-27 Main Street                                        Flushing
   50           Acquisition        6601 North Davis Highway                                                    Pensacola
   51            Refinance         213 West 35th Street                                                        New York

   52            Refinance         222 Newbury Street                                                          Boston
   53            Refinance         224 Newbury Street                                                          Boston
   54            Refinance         232 Newbury Street                                                          Boston
   55            Refinance         226 Newbury Street                                                          Boston
   56            Refinance         230 Newbury Street                                                          Boston
   57            Refinance         2,10,17-19,18-20 Industrial Road, 114,140-142 Clinton Road                  Fairfield
   58            Refinance         6595 North W. St.                                                           Pensacola
   59            Refinance         4890 Kings Highway                                                          Fort Pierce
   60            Refinance         45 Old New York Road                                                        Galloway Township
   61            Refinance         11211 Vanowen Street                                                        Los Angeles
   62            Refinance         2500 Madison Avenue                                                         Bridgeport
   63           Acquisition        411 West Chapel Hill Street                                                 Durham
   64            Refinance         801 Roosevelt Avenue                                                        Carteret
   65            Refinance         975 West Peachtree Street                                                   Atlanta
   66           Acquisition        151 East 3450 North                                                         Spanish Fork
   67            Refinance         401 E Nelson St.                                                            Lexington
   68            Refinance         1581-1611 Route 23                                                          Butler
   69            Refinance         5000 - 5060 Nicholson Lane                                                  Rockville
   70            Refinance         656 Reservoir Avenue                                                        Bridgeport
   71           Acquisition        145 Mission Drive                                                           Solvang
   72            Refinance         One Peck Avenue                                                             Rye

   73            Refinance         13 Lincoln Court                                                            Oakbrook Terrace
   74            Refinance         8000 Eden Road                                                              Eden Prairie
   75           Acquisition        1600 Central Avenue                                                         Far Rockaway
   76            Refinance         1035 Nathan Lane North                                                      Plymouth
   77            Refinance         8471 Beverly Boulevard                                                      Los Angeles
   78           Acquisition        570-576 East Fleming Drive                                                  Morganton
   79           Acquisition        5200 US Highway 29 Business                                                 Reidsville
   80           Acquisition        5332 Prosperity Church Road                                                 Charlotte
   81            Refinance         11128 John Galt Boulevard                                                   Omaha
   82            Refinance         11850 East Florence Avenue                                                  Santa Fe Springs
   83            Refinance         519 Bloomfield Avenue                                                       Caldwell
   84            Refinance         2135 & 2145 Fairfield Avenue                                                Bridgeport
   85           Acquisition        3839 4th Street North                                                       St Petersburg
   86            Refinance         9300 Flair Drive                                                            El Monte
   87            Refinance         101 Princeton Avenue                                                        Montgomery
   88           Acquisition        2 Bryle Place                                                               Chester
   89            Refinance         2446-2530 Main Street                                                       Chula Vista

   90           Acquisition        840 Loop 337                                                                New Braunfels
   91           Acquisition        1820 US Highway 190                                                         Livingston
   92           Acquisition        2005 West State Highway 71                                                  La Grange
   93           Acquisition        1408 East Loop 304                                                          Crockett
   94            Refinance         1900 NW Courtyard Circle                                                    Port St. Lucie
   95           Acquisition        464 West Woodbury Road                                                      Altadena
   96            Refinance         1000 to 1096 South Sable Boulevard; 14551 to 14593 East Mississippi Avenue  Aurora
   97            Refinance         125 Denison Parkway East                                                    Corning
   98            Refinance         2201-2207 Wilshire Boulevard                                                Santa Monica
   99            Refinance         13022 Hollenberg Drive                                                      Bridgeton
  100            Refinance         19700-19800 Hall Road                                                       Clinton Township
  101            Refinance         115 East Lipoa Street                                                       Kihei
  102            Refinance         4441-4449 Granite Drive                                                     Rocklin
  103           Acquisition        17592 East 17th Street                                                      Tustin
  104            Refinance         150 Washington Avenue                                                       Bremerton
  105            Refinance         246 Highland Avenue                                                         State College
  106            Refinance         1221 John Q. Hammons Drive                                                  Madison
  107            Refinance         162 East 55th Street                                                        New York
  108            Refinance         3765 A Old Court Road                                                       Pikesville
  109           Acquisition        2957 E. 850 North                                                           St. George
  110           Acquisition        940 East Main Street                                                        Abingdon
  111            Refinance         36 Sutton Place South                                                       New York
  112            Refinance         308-321 SE Taylor Street & 313-345 SE Yamhill Street                        Portland
  113           Acquisition        12050 Bustleton Avenue                                                      Philadelphia
  114            Refinance         1577 Northern Blvd                                                          Manhasset
  115           Acquisition        502 Apollo Street                                                           Brea
  116            Refinance         6481 Orangethorpe Road and 6940-6980 Aragon Circle                          Buena Park
  117            Refinance         17612 Valley Mall Rd                                                        Hagerstown
  118           Acquisition        4601 23rd Avenue Southwest                                                  Fargo
  119            Refinance         1280 North Main Street                                                      Manteca
  120            Refinance         225-253 26th Street                                                         Los Angeles
  121            Refinance         160 East 55th Street                                                        New York
  122           Acquisition        2000 Clemson Road                                                           Columbia
  123            Refinance         333 West Juanita Ave                                                        Mesa
  124            Refinance         3144 - 3240 Broadway Street                                                 Eureka
  125            Refinance         2152 & 2122 S. 114th St. & 11217 W. Becher St.                              West Allis
  126            Refinance         230 S. 68th Street                                                          West Des Moinces
  127           Acquisition        1388 North Tech Boulevard                                                   Gilbert
  128           Acquisition        3050 Berlin Turnpike                                                        Newington
  129            Refinance         1825-1837 East Gibson Road                                                  Woodland
  130            Refinance         1 Plymouth Street                                                           Holbrook
  131           Acquisition        6750 West 52nd Ave.                                                         Arvada
  132           Acquisition        342-344 Flatbush Avenue; 354-364 Flatbush Avenue                            Brooklyn
  133           Acquisition        1438-1444 9th Street                                                        Santa Monica
  134            Refinance         111 West Lemon Avenue                                                       Monrovia
  135           Acquisition        700 Columbiana Drive                                                        Irmo
  136            Refinance         51 Auto Center Drive                                                        Irvine

  137            Refinance         604 First Street                                                            Flora
  138            Refinance         401 S 41st Street East                                                      Muskogee
  139            Refinance         4870 Old Rathmell Court                                                     Obetz
  140            Refinance         3406-3436 American River Drive                                              Sacramento
  141            Refinance         2887 The Villages Parkway                                                   San Jose
  142            Refinance         2555 Ocean Avenue                                                           Brooklyn
  143            Refinance         3400 East-West Highway                                                      Hyattsville
  144            Refinance         2112 White Plains Road                                                      Bronx
  145            Refinance         550 PA Route 611                                                            Stroudsburg
  146            Refinance         5625 - 5645 S. Rainbow Blvd.                                                Las Vegas
  147            Refinance         321-325 Ocean Front Walk and 5-11 Dudley Avenue                             Venice Beach
  148           Acquisition        11445 Garland Road                                                          Dallas
  149           Acquisition        871 South Main St                                                           Fon Du Lac
  150            Refinance         727 South Wanamaker Avenue                                                  Ontario
  151            Refinance         3501 North Ponce De Leon Boulevard                                          St. Augustine
  152            Refinance         245 East 24th Street                                                        New York
  153            Refinance         5704 Copley Drive                                                           San Diego
  154            Refinance         25928 SE 104th Avenue                                                       Kent
  155            Refinance         5692 Rising Sun Avenue                                                      Philadelphia
  156            Refinance         9937 Garland Road                                                           Dallas
  157            Refinance         9040 SE Adams Street                                                        Clackamas
  158           Acquisition        935 Broadbeck Drive                                                         Thousand Oaks
  159            Refinance         731 South 4th Street                                                        Las Vegas
  160            Refinance         1100 East Plumb Lane                                                        Reno
  161            Refinance         1241 Indian Trail Road                                                      Norcross
  162            Refinance         2775 & 2785 Kurtz Street                                                    San Diego
  163            Refinance         3636 Birch Street                                                           Newport Beach
  164            Refinance         1935 Mallory Lane                                                           Franklin
  165            Refinance         3074 College Park Drive                                                     The Woodlands
  166           Acquisition        1801 South 15th Street                                                      Tacoma
  167           Acquisition        1020 Railroad Street                                                        Corona
  168            Refinance         1575 Adrian Road                                                            Burlingame
  169            Refinance         3901 Fruitridge Road                                                        Sacramento
  170            Refinance         14110-14260 NE 21st St.                                                     Bellevue
  171            Refinance         22929 Hawthorne Boulevard                                                   Torrance
  172            Refinance         1801 S. Semoran Blvd                                                        Orlando
  173           Acquisition        94 - 125 Leokane St.                                                        Waipahu
  174           Acquisition        730 Apollo Drive                                                            Lino Lakes
  175            Refinance         400 East Market Street                                                      West Chester
  176            Refinance         6330 Lawrenceville Highway 29                                               Tucker
  177            Refinance         3370 S. Hualapai Way                                                        Las Vegas
  178            Refinance         5326 Pocusset Street; 5644 Hempstead Road                                   Pittsburgh
  179           Acquisition        577 South Rancho Santa Fe Road                                              San Marcos
  180            Refinance         754 Post Street                                                             San Francisco
  181            Refinance         7234 Fullerton Road                                                         Springfield
  182            Refinance         160 West Tiverton Way                                                       Lexington
  183            Refinance         1370-1390 Jerome Avenue                                                     Bronx
  184           Acquisition        3240 North Pleasantburg Drive                                               Greenville
  185           Acquisition        3502 South 11th Street                                                      Council Bluffs
  186           Acquisition        6501 North Wayne Road                                                       Westland
  187            Refinance         18350-18500 Pilot Knob Road                                                 Farmington
  188            Refinance         3450 S. 42nd Street                                                         Grand Forks
  189            Refinance         307-311 Main Street                                                         Madison
  190            Refinance         8018 West Broad Street                                                      Richmond
  191            Refinance         3260 Scott Blvd.                                                            Santa Clara
  192           Acquisition        1002 Clay Court                                                             Deer Park
  193            Refinance         255 & 845 S. Hill Road; 213 S. Camino Del Pueblo                            Bernalillo
  194            Refinance         39 W 56th Street                                                            New York
  195           Acquisition        7601 NW Roanridge Road                                                      Kansas City
  196            Refinance         2901 Eunice Avenue                                                          Orlando
  197           Acquisition        4350 Mahoney Drive                                                          Peru
  198           Acquisition        1265 Monroe & 1312 Porter Street                                            Dearborn
  199            Refinance         3051 Akers Mill Road SE                                                     Atlanta
  200            Refinance         20195 Stevens Creek Boulevard                                               Cupertino
  201            Refinance         6130 Old Greensboro Rd                                                      Tuscaloosa
  202            Refinance         18423 FM 1488                                                               Magnolia
  203           Acquisition        704 Boll Weevil Circle                                                      Enterprise
  204           Acquisition        46555 Magellan Drive                                                        Novi
  205           Acquisition        1105 NE Loop 286                                                            Paris
  206            Refinance         5775 E. Los Angeles Avenue                                                  Simi Valley
  207            Refinance         126 Route 46                                                                Lodi
  208            Refinance         74-82 and 170-182 Ranch Drive                                               Milpitas
  209            Refinance         535 Dock Street                                                             Tacoma
  210            Refinance         4144 Otter Creek Drive                                                      Amelia
  211           Acquisition        75 Allied Drive                                                             Cheektowaga
  212            Refinance         5215 Lakewood Boulevard                                                     Lakewood
  213            Refinance         15525 15 Mile Road                                                          Clinton Township
  214            Refinance         7326 College Street                                                         Irmo
  215            Refinance         21-25 Sunrise Highway/ 12 Henry Street                                      Freeport

  216           Acquisition        35065 Interstate Highway 10 West                                            Boerne
  217           Acquisition        3101 North Main Street                                                      Rockford
  218            Refinance         2950 North 73rd Street                                                      Scottsdale
  219           Acquisition        251 Legris Avenue                                                           West Warwick
  220            Refinance         1290 South Huron                                                            Cheboygan
  221            Refinance         1275 Chatham Parkway                                                        Savannah
  222            Refinance         8250-8262 Alpine Ave                                                        Sacramento
  223           Acquisition        8200-8210 Mosely Road                                                       Houston
  224           Acquisition        1600 Research Forest Drive                                                  Shenandoah
  225            Refinance         11200 Fuqua Road                                                            Houston
  226           Acquisition        486 E. Franklin Road                                                        Meridian
  227            Refinance         1681-1695 South Route 59                                                    Bartlett
  228            Refinance         4729 North Shepherd Drive                                                   Houston
  229           Acquisition        845 Eldridge Parkway                                                        Houston
  230           Acquisition        1750 E. Riverfork Dr                                                        Huntington
  231           Acquisition        1308 Delaware Avenue                                                        Wilmington
  232            Refinance         7130 W. McCarty Street                                                      Indianapolis
  233           Acquisition        1304-1312 Ranch Road 620                                                    Austin
  234            Refinance         5101 Highway 101                                                            Minnetonka
  235            Refinance         5104 - 5120 Oakman Blvd                                                     Dearborn
  236            Refinance         9746 Park Street                                                            Bellflower
  237            Refinance         16462 US-280 W                                                              Chelsea
  238           Acquisition        920 MacArthur Drive                                                         Alexandria
  239           Acquisition        3909 Frankford Road                                                         Dallas
  240            Refinance         24551 Silver Cloud Court                                                    Monterey
  241           Acquisition        1880 South 8th Street.                                                      Fernandina Beach
  242            Refinance         217 Washington Street                                                       Toms River
  243           Acquisition        1945 West Main Street                                                       Mesa
  244           Acquisition        408 North Clark Road                                                        Cedar Hill
  245            Refinance         1002 North 6th Street                                                       Hawley
  246            Refinance         321 W. El Segundo Blvd.                                                     El Segundo
  247           Acquisition        201 S. River Run Road                                                       Flagstaff

MORTGAGE
LOAN NO.  STATE  ZIP CODE  PROPERTY TYPE                   PROPERTY SUB-TYPE               UNITS/SF(3)        YEAR BUILT
------------------------------------------------------------------------------------------------------  -----------------------

   1        NY    10017    Office                          Urban                              782,928            1971
   2        MO    63101    Office                          Urban                            1,226,293            1986
   3        TX    77010    Office                          Urban                            1,247,061            1982
   4        OH    45202    Office                          Urban                              543,616            1989
   5        TX    77449    Industrial                      Warehouse                        1,454,563         1976 - 2006
   6        AZ    85007    Office                          Urban                              476,424         1990 - 1991
   7        WA    98402    Office                          Urban                              210,186            1988
   8        NJ    07310    Hospitality                     Full Service                           198            1998
   9        GA    30339    Office                          Suburban                           254,658            1985
   10       IL    60201    Retail                          Anchored                           152,187            2006
   11       NY    10012    Mixed Use                       Office/Retail                      150,000            1900
   12       CO    80525    Retail                          Anchored                           327,438            1998
   13       MN    55117    Office                          Medical                            124,316         2006 - 2007
   14       CA    95401    Office                          Suburban                           201,366      1990, 1999, 2000
   15       CA    95401    Office                          Suburban                            80,878            1985
   16       MA    01801    Industrial                      Flex Industrial                    512,727         1974 - 1978
   17       UT    84121    Office                          Suburban                           141,849            2006
   18       CT    06450    Multifamily                     Garden                                 180            2005
   19       NE    68114    Retail                          Specialty                           91,706            1988
   20       VA    22310    Multifamily                     Garden                                 264            1964
   21       CA    93454    Hospitality                     Full Service                           207            1987
   22       IL    60659    Retail                          Anchored                           139,223            1951
   23       NY    10021    Retail                          Specialty                            4,797            1930
   24       NY    11501    Office                          Suburban                            77,466            1987
   25       FL    32746    Office                          Suburban                           242,754         1975, 1996
   26       WY    82007    Industrial                      Warehouse                          347,400            2002
   27       WY    82007    Industrial                      Warehouse                          164,056            1992
   28       MN    56001    Mixed Use                       Multifamily/Retail                 142,206         1975, 2002
   29       NM    88310    Multifamily                     Garden                                 280            1999
   30       NJ    07660    Office                          Suburban                           149,092            1986
   31       CA    92562    Mixed Use                       Retail/Industrial/Office           122,883            2005
   32       MD    20876    Retail                          Anchored                           115,230            1987
   33       NJ    07874    Retail                          Anchored                           137,247            1998
   34       AL    35040    Industrial                      Warehouse                          575,000            2006
   35       NJ    07201    Hospitality                     Full Service                           260            1974
   36       NY    10016    Mixed Use                       Multifamily/Retail                     130            1955
   37       GA    30214    Office                          Medical                            100,860            2006
   38       SD    57104    Office                          Suburban                           158,000            1997
   39       KS    66111    Industrial                      Warehouse                          155,965            1999
   40       CA    92069    Multifamily                     Garden                                 132            1986
   41       GA    30080    Retail                          Unanchored                          43,044            2005
   42       PA    19341    Hospitality                     Full Service                           216            1972
   43       FL    32504    Retail                          Anchored                           175,691      1972, 1989 - 1990
   44       TX    77058    Office                          Suburban                           158,627            1984
   45       NY    10022    Other                           Leased Fee                           1,600            2007
   46       CA    93710    Retail                          Anchored                            81,453            1972
   47       CA    95959    Office                          Suburban                           150,350         1988, 1993
   48       LA    70816    Other                           Theater                             73,292            2003
   49       NY    11354    Retail                          Unanchored                          15,861            1931
   50       FL    32504    Retail                          Anchored                           178,554            1982
   51       NY    10001    Office                          Urban                              169,192            1921

   52       MA    02116    Mixed Use                       Retail/Multifamily                  11,361         1882 - 1884
   53       MA    02116    Mixed Use                       Retail/Multifamily                   4,000         1882 - 1884
   54       MA    02116    Mixed Use                       Retail/Multifamily                   4,000         1882 - 1884
   55       MA    02116    Mixed Use                       Retail/Multifamily                   4,050         1882 - 1884
   56       MA    02116    Mixed Use                       Retail/Multifamily                   4,000         1882 - 1884
   57       NJ    07004    Industrial                      Warehouse                          197,267   1969 - 1972, 1977, 1985
   58       FL    32534    Other                           Theater                             72,544            2002
   59       FL    34951    Retail                          Anchored                           131,013            1989
   60       NJ    08205    Retail                          Anchored                           103,215            1989
   61       CA    91605    Industrial                      Warehouse                          202,000         1953, 1960
   62       CT    06606    Retail                          Free Standing                       67,026            1997
   63       NC    27701    Office                          Suburban                           154,036            1965
   64       NJ    07008    Retail                          Anchored                           135,725      1954, 1980, 1985
   65       GA    30309    Hospitality                     Full Service                            96            1965
   66       UT    84660    Industrial                      Warehouse                          212,685            2001
   67       VA    24450    Hospitality                     Limited Service                         86   1827, 1900, 1932, 1997
   68       NJ    07405    Multifamily                     Garden                                 188            1972
   69       MD    20852    Retail                          Anchored                           102,721         1972 - 1985
   70       CT    06606    Retail                          Free Standing                      103,000            1994
   71       CA    93463    Hospitality                     Limited Service                         82            1985
   72       NY    10580    Multifamily                     Cooperative                            160            1949

   73       IL    60181    Retail                          Free Standing                        7,575            2004
   74       MN    55344    Retail                          Free Standing                        8,553            2002
   75       NY    11691    Office                          Urban                               35,862            1927
   76       MN    55441    Industrial                      Light Industrial                   198,261         1975, 1995
   77       CA    90048    Retail                          Unanchored                          24,020            1989
   78       NC    28655    Retail                          Anchored                            44,425            2000
   79       NC    27320    Retail                          Anchored                            41,825            1998
   80       NC    28269    Retail                          Anchored                            64,638            1999
   81       NE    68137    Office                          Suburban                           136,724            1975
   82       CA    90670    Multifamily                     Garden                                 107            1972
   83       NJ    07006    Multifamily                     Mid Rise                               159            1971
   84       CT    06605    Retail                          Free Standing                       60,640         2005 - 2006
   85       FL    33704    Retail                          Free Standing                       14,490            2006
   86       CA    91731    Office                          Suburban                            84,395            1982
   87       NJ    08540    Multifamily                     Garden                                 160         1977 - 1979
   88       NY    10918    Hospitality                     Limited Service                         80            2005
   89       CA    91911    Industrial                      Light Industrial                   145,363         1985, 1991

   90       TX    78130    Retail                          Free Standing                       24,727            2006
   91       TX    77351    Retail                          Free Standing                       24,727            2006
   92       TX    78945    Retail                          Free Standing                       24,727            2006
   93       TX    75835    Retail                          Free Standing                       24,727            2006
   94       FL    34952    Other                           Theater                             53,020            2001
   95       CA    91001    Office                          Suburban                            35,062            1966
   96       CO    80012    Retail                          Unanchored                         100,948            1984
   97       NY    14830    Hospitality                     Full Service                           177            1974
   98       CA    90403    Other                           Leased Fee                          27,000            2003
   99       MO    63044    Office                          Suburban                            78,080            1971
  100       MI    48038    Office                          Suburban                            74,074         1985, 1987
  101       HI    96753    Self Storage                    Self Storage                        72,585            2005
  102       CA    95677    Retail                          Unanchored                          43,000            1991
  103       CA    92780    Office                          Suburban                            30,597            1991
  104       WA    98337    Hospitality                     Limited Service                        105            2004
  105       PA    16801    Multifamily                     Mid Rise                                42            1996
  106       WI    53717    Office                          Suburban                            54,665            1991
  107       NY    10022    Mixed Use                       Multifamily/Retail                      30            1941
  108       MD    21208    Retail                          Shadow Anchored                     19,466            1958
  109       UT    84790    Retail                          Free Standing                       48,171            2006
  110       VA    24210    Hospitality                     Limited Service                         81            1991
  111       NY    10022    Multifamily                     Cooperative                            100            1948
  112       OR    97214    Office                          Urban                               74,025            1998
  113       PA    19116    Retail                          Free Standing                       14,820            2004
  114       NY    11030    Retail                          Unanchored                          15,400            1948
  115       CA    92821    Self Storage                    Self Storage                        57,663            1978
  116       CA    90620    Industrial                      Flex Industrial                     95,179            1974
  117       MD    21740    Hospitality                     Limited Service                         85            2005
  118       ND    58104    Retail                          Free Standing                      122,108            2004
  119       CA    95336    Self Storage                    Self Storage                        86,650         2004, 2005
  120       CA    90402    Retail                          Shadow Anchored                     30,289   1948, 1960, 1963, 1991
  121       NY    10022    Mixed Use                       Multifamily/Retail                      44            1955
  122       SC    29229    Retail                          Anchored                            62,128            1997
  123       AZ    85210    Hospitality                     Limited Service                        123            1986
  124       CA    95501    Retail                          Unanchored                          42,995            1989
  125       WI    53227    Industrial                      Light Industrial                    94,018         1979, 1981
  126       IA    50266    Mixed Use                       Office/Retail                       27,663            2006
  127       AZ    85233    Industrial                      Flex Industrial                     43,619            2001
  128       CT    06111    Retail                          Free Standing                       20,701            2006
  129       CA    95776    Retail                          Shadow Anchored                     15,167            2006
  130       MA    02343    Retail                          Free Standing                       15,120            2001
  131       CO    80002    Industrial                      Flex Industrial                     32,911            1998
  132       NY    11238    Retail                          Unanchored                          14,093            1931
  133       CA    90401    Office                          Suburban                            18,962            1980
  134       CA    91016    Office                          Suburban                            48,225            1989
  135       SC    29063    Retail                          Anchored                            61,736            1994
  136       CA    92618    Retail                          Unanchored                          49,307            1981

  137       MS    39071    Industrial                      Warehouse                          102,498         2002, 2005
  138       OK    74403    Industrial                      Warehouse                           57,075   1992, 1993, 2003, 2004
  139       OH    43207    Hospitality                     Limited Service                         70            1998
  140       CA    95864    Office                          Suburban                            38,386            1978
  141       CA    95135    Retail                          Unanchored                          19,511            1982
  142       NY    11229    Mixed Use                       Retail/Office                       17,529            1926
  143       MD    20782    Other                           Leased Fee                          43,322            2007
  144       NY    10462    Mixed Use                       Office/Retail                       20,000            1994
  145       PA    18360    Retail                          Free Standing                       28,003            2001
  146       NV    89118    Retail                          Unanchored                          16,968            1998
  147       CA    90291    Retail                          Unanchored                           8,116            1922
  148       TX    75218    Retail                          Unanchored                          65,295            1970
  149       WI    54935    Manufactured Housing Community  Manufactured Housing Community         207            1971
  150       CA    92882    Industrial                      Warehouse                           74,307            1989
  151       FL    32084    Retail                          Shadow Anchored                     38,015            1995
  152       NY    10010    Multifamily                     Cooperative                            169            1963
  153       CA    92111    Industrial                      Warehouse                           62,368            1997
  154       WA    98030    Retail                          Free Standing                       42,077            1983
  155       PA    19120    Retail                          Free Standing                       11,211            2006
  156       TX    75275    Retail                          Free Standing                       15,120            2000
  157       OR    97015    Hospitality                     Limited Service                        114            1986
  158       CA    91320    Retail                          Shadow Anchored                      9,416            2006
  159       NV    89101    Office                          Urban                               40,019            1963
  160       NV    89502    Retail                          Unanchored                          16,547            1984
  161       GA    30093    Retail                          Unanchored                          24,135            1985
  162       CA    92110    Industrial                      Light Industrial                    48,000            1974
  163       CA    92660    Office                          Suburban                            33,240            1973
  164       TN    37067    Retail                          Unanchored                          21,000            2000
  165       TX    77381    Office                          Medical                             15,000            2003
  166       WA    98405    Multifamily                     Garden                                  68            1964
  167       CA    92882    Industrial                      Warehouse                           40,600            2000
  168       CA    94010    Industrial                      Warehouse                           38,726            1962
  169       CA    95820    Self Storage                    Self Storage                        83,172            1979
  170       WA    98007    Mixed Use                       Office/Industrial                   32,072         1976, 1977
  171       CA    90505    Retail                          Anchored                            24,027            1977
  172       FL    32822    Retail                          Free Standing                      116,680            1971
  173       HI    96797    Industrial                      Warehouse                           26,250            1990
  174       MN    55014    Retail                          Shadow Anchored                     13,949            2003
  175       PA    19382    Retail                          Free Standing                        6,300            2007
  176       GA    30084    Retail                          Unanchored                          32,302            1985
  177       NV    89117    Retail                          Unanchored                          12,750            2006
  178       PA    15217    Multifamily                     Low Rise                                40         1925, 1975
  179       CA    92069    Retail                          Unanchored                          11,314            2004
  180       CA    94109    Multifamily                     Mid Rise                                23            1916
  181       VA    22150    Industrial                      Warehouse                           28,800            1973
  182       KY    40503    Self Storage                    Self Storage                        55,500            1986
  183       NY    10452    Retail                          Unanchored                          12,900            1928
  184       SC    29609    Retail                          Free Standing                       10,330            2006
  185       IA    51501    Industrial                      Warehouse                           23,510            1999
  186       MI    48185    Retail                          Free Standing                       10,855            2002
  187       MN    55024    Retail                          Unanchored                          26,781         2002, 2004
  188       ND    58201    Industrial                      Flex Industrial                     30,100            2000
  189       NJ    07940    Retail                          Unanchored                          10,017            2000
  190       VA    23294    Retail                          Free Standing                       14,842         1963, 1978
  191       CA    95054    Industrial                      Light Industrial                    20,000            1974
  192       TX    77536    Industrial                      Warehouse                           26,700            2005
  193       NM    87004    Self Storage                    Self Storage                        80,325         1995 - 2001
  194       NY    10019    Mixed Use                       Retail/Office                       13,400            1920
  195       MO    64151    Retail                          Unanchored                          15,098            2005
  196       FL    32808    Industrial                      Warehouse                           44,105            1970
  197       IL    61354    Retail                          Free Standing                       23,925            1998
  198       MI    48124    Multifamily                     Garden                                  90            1927
  199       GA    30339    Retail                          Shadow Anchored                     10,190            1998
  200       CA    95014    Office                          Suburban                            17,970            1985
  201       AL    35405    Self Storage                    Self Storage                        34,450            2002
  202       TX    77355    Retail                          Unanchored                          23,800            2002
  203       AL    36330    Retail                          Free Standing                       20,000            2006
  204       MI    48377    Industrial                      Flex Industrial                     52,350            2003
  205       TX    75460    Retail                          Free Standing                        6,698            1999
  206       CA    93063    Office                          Suburban                            23,749            1981
  207       NJ    07644    Multifamily                     Garden                                  80            1972
  208       CA    95035    Retail                          Shadow Anchored                     14,700            1997
  209       WA    98402    Office                          Urban                               43,627            1895
  210       OH    45102    Multifamily                     Garden                                  22            2005
  211       NY    14227    Industrial                      Warehouse                           48,100            1989
  212       CA    90712    Retail                          Big Box                             13,600         1996, 2005
  213       MI    48035    Retail                          Unanchored                          19,013            1996
  214       SC    29063    Office                          Suburban                             4,858            2005
  215       NY    11520    Retail                          Unanchored                           9,050            1990

  216       TX    78006    Retail                          Free Standing                        1,800            2006
  217       IL    61103    Retail                          Free Standing                        6,786            2006
  218       AZ    85251    Self Storage                    Self Storage                        34,247            1985
  219       RI    02893    Retail                          Free Standing                        6,790            2006
  220       MI    49721    Manufactured Housing Community  Manufactured Housing Community         112            1993
  221       GA    31405    Industrial                      Warehouse                           29,727            1994
  222       CA    95826    Industrial                      Light Industrial                    45,000            1990
  223       TX    77075    Industrial                      Flex Industrial                     36,066         1978, 1979
  224       TX    77381    Other                           Leased Fee                           4,277            2006
  225       TX    77089    Retail                          Unanchored                           8,475            2004
  226       ID    83642    Retail                          Free Standing                       10,000            2006
  227       IL    60103    Retail                          Unanchored                           9,005            2000
  228       TX    77018    Retail                          Free Standing                        7,000            2006
  229       TX    77079    Other                           Leased Fee                           4,025            2006
  230       IN    46750    Industrial                      Warehouse                           40,200            2004
  231       DE    19806    Office                          Suburban                            11,300            1880
  232       IN    46241    Industrial                      Flex Industrial                     36,250            1995
  233       TX    78734    Self Storage                    Self Storage                        19,220         1996, 2004
  234       MN    55345    Retail                          Shadow Anchored                      3,010            1983
  235       MI    48126    Multifamily                     Garden                                  69            1926
  236       CA    90706    Multifamily                     Garden                                  16            1967
  237       AL    35043    Retail                          Free Standing                        7,000            2006
  238       LA    71303    Retail                          Free Standing                        7,000            2005
  239       TX    75287    Retail                          Free Standing                        6,000            2003
  240       CA    93940    Office                          Medical                              9,151            2005
  241       FL    32034    Retail                          Free Standing                        7,000            2006
  242       NJ    08753    Office                          Suburban                             8,378            2002
  243       AZ    85201    Retail                          Free Standing                        4,215            1986
  244       TX    75104    Retail                          Unanchored                           6,912            2006
  245       MN    56549    Multifamily                     Assisted Living                         30            1979
  246       CA    90245    Multifamily                     Garden                                   6            1963
  247       AZ    86001    Retail                          Free Standing                        4,000            1998

MORTGAGE                            PERCENT   PERCENT LEASED
LOAN NO.      YEAR RENOVATED       LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)  LIEN POSITION
---------------------------------------------------------------------------------------------

   1            2006 - 2007          97.1%       11/01/2006   Fee                   First
   2                NAP              100.0%      04/01/2007   Fee                   First
   3                NAP              89.0%       12/15/2006   Fee                   First
   4                NAP              90.2%       02/23/2007   Fee                   First
   5                NAP              100.0%      04/01/2007   Fee                   First
   6            2004 - 2006          88.6%       12/01/2006   Fee                   First
   7                NAP              100.0%      12/20/2006   Fee                   First
   8                NAP              81.7%       12/31/2006   Fee                   First
   9                NAP              92.7%       02/09/2007   Fee                   First
   10               NAP              87.6%       01/30/2007   Fee/Leasehold         First
   11              1998              66.7%       02/27/2007   Fee                   First
   12               NAP              98.3%       02/06/2007   Fee                   First
   13               NAP              100.0%      12/04/2006   Fee                   First
   14               NAP              93.3%       09/01/2006   Fee                   First
   15               NAP              94.7%       09/01/2006   Fee/Leasehold         First
   16               NAP              100.0%      12/01/2006   Fee                   First
   17               NAP              78.6%       02/19/2007   Fee                   First
   18               NAP              95.0%       01/02/2007   Fee                   First
   19              2005              91.0%       02/01/2007   Fee                   First
   20              2007              98.1%       01/31/2007   Fee                   First
   21           2006 - 2007          68.2%       11/30/2006   Fee                   First
   22              2002              97.1%       11/28/2006   Fee/Leasehold         First
   23           2005 - 2006          100.0%      09/27/2006   Fee                   First
   24               NAP              100.0%      03/01/2007   Fee                   First
   25              1992              98.4%       01/31/2007   Fee                   First
   26               NAP              100.0%      12/01/2006   Fee                   First
   27              1999              100.0%      12/01/2006   Fee                   First
   28              2004              96.9%       02/06/2007   Fee                   First
   29               NAP              92.9%       03/01/2007   Fee                   First
   30               NAP              100.0%      04/01/2007   Leasehold             First
   31               NAP              78.8%       03/07/2007   Fee                   First
   32               NAP              100.0%      02/27/2007   Fee                   First
   33               NAP              97.5%       03/05/2007   Fee                   First
   34               NAP              100.0%      12/21/2006   Fee                   First
   35              2006              97.4%       12/31/2006   Fee                   First
   36               NAP              97.7%       09/27/2006   Fee                   First
   37               NAP              87.7%       02/27/2007   Leasehold             First
   38              1999              100.0%      04/01/2007   Fee                   First
   39               NAP              100.0%      04/01/2007   Fee                   First
   40               NAP              97.0%       02/20/2007   Fee                   First
   41               NAP              93.0%       01/19/2007   Fee                   First
   42        2002, 2004 - 2005       64.8%       12/31/2006   Fee                   First
   43               NAP              99.1%       10/10/2006   Fee                   First
   44              2002              100.0%      10/01/2006   Fee                   First
   45               NAP              100.0%      04/01/2007   Fee                   First
   46              2006              97.9%       12/20/2006   Fee                   First
   47              1999              100.0%      04/01/2007   Fee                   First
   48               NAP              100.0%      09/30/2006   Fee                   First
   49              1993              100.0%      09/27/2006   Fee                   First
   50               NAP              91.4%       10/11/2006   Fee                   First
   51               NAP              99.5%       11/01/2006   Fee                   First

   52              2004              100.0%      01/22/2007   Fee                   First
   53              2004              100.0%      01/22/2007   Fee                   First
   54              2004              100.0%      01/22/2007   Fee                   First
   55              2004              100.0%      01/22/2007   Fee                   First
   56              2001              80.0%       01/22/2007   Fee                   First
   57     1997 - 1999, 2002, 2006    79.0%       12/20/2006   Fee                   First
   58               NAP              100.0%      03/05/2007   Fee                   First
   59              2006              95.6%       12/14/2006   Fee                   First
   60              2003              94.4%       02/06/2007   Fee                   First
   61              1992              100.0%      10/31/2006   Fee                   First
   62               NAP              100.0%      09/28/2006   Fee                   First
   63               NAP              87.7%       12/01/2006   Fee                   First
   64               NAP              100.0%      03/01/2007   Fee                   First
   65        1985, 2005 - 2006       70.4%       12/31/2006   Fee                   First
   66               NAP              100.0%      10/02/2006   Fee                   First
   67               NAP              71.7%       12/31/2006   Fee                   First
   68               NAP              96.8%       01/30/2007   Fee                   First
   69               NAP              98.7%       02/05/2007   Fee                   First
   70               NAP              100.0%      04/01/2007   Fee                   First
   71              2004              59.5%       11/30/2006   Fee                   First
   72               NAP              100.0%      09/28/2006   Fee                   First

   73               NAP              100.0%      02/16/2007   Fee                   First
   74               NAP              100.0%      02/16/2007   Fee                   First
   75               NAP              90.8%       01/26/2007   Fee                   First
   76               NAP              100.0%      02/20/2007   Fee                   First
   77               NAP              100.0%      12/31/2006   Fee                   First
   78               NAP              100.0%      01/12/2007   Fee                   First
   79               NAP              100.0%      01/12/2007   Fee                   First
   80               NAP              100.0%      01/10/2007   Fee                   First
   81              2001              86.3%       12/31/2006   Fee                   First
   82               NAP              90.7%       02/12/2007   Fee                   First
   83               NAP              98.1%       12/21/2006   Fee                   First
   84               NAP              100.0%      04/01/2007   Fee/Leasehold         First
   85               NAP              100.0%      04/01/2007   Fee                   First
   86               NAP              98.3%       09/01/2006   Fee                   First
   87               NAP              98.1%       02/01/2007   Fee                   First
   88               NAP              66.3%       12/31/2006   Fee                   First
   89               NAP              97.4%       01/19/2007   Fee/Leasehold         First

   90               NAP              100.0%      04/01/2007   Fee                   First
   91               NAP              100.0%      04/01/2007   Fee                   First
   92               NAP              100.0%      04/01/2007   Fee                   First
   93               NAP              100.0%      04/01/2007   Fee                   First
   94               NAP              100.0%      04/01/2007   Fee                   First
   95              2006              100.0%      08/31/2006   Fee                   First
   96               NAP              83.5%       11/02/2006   Fee                   First
   97              1986              61.2%       10/30/2006   Fee                   First
   98               NAP              100.0%      03/01/2007   Fee                   First
   99              2006              100.0%      04/01/2007   Fee                   First
  100               NAP              83.3%       10/31/2006   Fee                   First
  101               NAP              50.4%       11/13/2006   Fee                   First
  102               NAP              90.3%       10/31/2006   Fee                   First
  103              2005              100.0%      08/31/2006   Fee                   First
  104               NAP              79.4%       09/30/2006   Fee                   First
  105               NAP              100.0%      02/12/2007   Fee                   First
  106              2001              100.0%      11/28/2006   Fee                   First
  107               NAP              100.0%      09/27/2006   Fee                   First
  108           2005, 2006           94.0%       03/05/2007   Fee                   First
  109               NAP              100.0%      12/13/2006   Fee                   First
  110               NAP              69.5%       11/30/2006   Fee                   First
  111               NAP              100.0%      09/25/2006   Fee                   First
  112               NAP              100.0%      10/18/2006   Fee                   First
  113               NAP              100.0%      04/01/2007   Fee                   First
  114              1983              100.0%      12/06/2006   Fee                   First
  115               NAP              93.5%       12/31/2006   Fee                   First
  116               NAP              97.4%       01/01/2007   Fee                   First
  117               NAP              62.4%       08/31/2006   Fee                   First
  118               NAP              100.0%      04/01/2007   Fee                   First
  119               NAP              73.6%       01/11/2007   Fee                   First
  120              2004              100.0%      10/05/2006   Leasehold             First
  121              1988              100.0%      09/27/2006   Fee                   First
  122               NAP              94.8%       03/09/2007   Fee                   First
  123               NAP              74.7%       12/31/2006   Fee                   First
  124               NAP              100.0%      11/06/2006   Fee                   First
  125               NAP              100.0%      02/23/2007   Fee                   First
  126               NAP              95.9%       11/01/2006   Fee                   First
  127               NAP              100.0%      02/02/2007   Fee                   First
  128               NAP              100.0%      04/01/2007   Fee                   First
  129               NAP              92.6%       11/16/2006   Fee                   First
  130               NAP              100.0%      11/27/2006   Fee                   First
  131               NAP              100.0%      01/01/2007   Fee                   First
  132              1980s             100.0%      04/01/2007   Fee                   First
  133               NAP              100.0%      10/26/2006   Fee                   First
  134              2001              100.0%      02/16/2007   Fee                   First
  135               NAP              100.0%      11/29/2006   Fee                   First
  136               NAP              100.0%      10/17/2006   Fee                   First

  137               NAP              100.0%      04/01/2007   Fee                   First
  138               NAP              100.0%      04/01/2007   Fee                   First
  139           2006 - 2007          66.2%       12/31/2006   Fee                   First
  140              1994              91.9%       01/23/2007   Fee                   First
  141               NAP              88.3%       02/13/2007   Fee                   First
  142              1995              100.0%      10/04/2006   Fee                   First
  143               NAP              100.0%      04/01/2007   Fee                   First
  144               NAP              100.0%      12/01/2006   Fee                   First
  145               NAP              100.0%      01/30/2007   Fee                   First
  146               NAP              100.0%      01/11/2007   Fee                   First
  147               NAP              100.0%      11/22/2006   Fee                   First
  148              2002              100.0%      04/01/2006   Fee                   First
  149              1992              90.8%       12/01/2006   Fee                   First
  150               NAP              100.0%      02/12/2007   Fee                   First
  151               NAP              100.0%      01/17/2007   Fee                   First
  152               NAP              100.0%      10/18/2006   Fee                   First
  153               NAP              100.0%      12/05/2006   Fee                   First
  154              2003              100.0%      11/13/2006   Leasehold             First
  155               NAP              100.0%      04/01/2007   Fee                   First
  156               NAP              100.0%      02/01/2007   Fee                   First
  157               NAP              61.4%       08/31/2006   Fee                   First
  158               NAP              100.0%      02/12/2007   Fee                   First
  159              1997              100.0%      12/05/2006   Fee                   First
  160              1998              100.0%      11/03/2006   Fee                   First
  161           1997, 1998           100.0%      02/26/2007   Fee                   First
  162               NAP              100.0%      01/01/2007   Fee                   First
  163              1992              100.0%      09/01/2006   Fee                   First
  164               NAP              100.0%      03/06/2007   Fee                   First
  165               NAP              100.0%      04/01/2007   Fee                   First
  166              2006              95.6%       02/14/2007   Fee                   First
  167               NAP              100.0%      01/26/2007   Fee                   First
  168              2003              100.0%      02/14/2007   Fee                   First
  169               NAP              67.9%       11/24/2006   Fee                   First
  170               NAP              100.0%      01/09/2007   Fee                   First
  171              2006              100.0%      12/22/2006   Fee                   First
  172               NAP              100.0%      09/06/2006   Fee                   First
  173               NAP              100.0%      04/01/2007   Fee                   First
  174               NAP              100.0%      01/19/2007   Fee                   First
  175               NAP              100.0%      02/14/2007   Fee                   First
  176               NAP              100.0%      11/01/2006   Fee                   First
  177               NAP              66.6%       12/11/2006   Fee                   First
  178           2001, 2006           100.0%      10/09/2006   Fee                   First
  179               NAP              83.9%       12/15/2006   Fee                   First
  180              2004              100.0%      11/11/2006   Fee                   First
  181               NAP              100.0%      11/01/2006   Fee                   First
  182               NAP              94.5%       12/31/2006   Fee                   First
  183              1998              100.0%      04/01/2007   Fee                   First
  184               NAP              100.0%      02/12/2007   Fee                   First
  185               NAP              100.0%      04/01/2007   Fee                   First
  186               NAP              100.0%      10/11/2006   Fee                   First
  187               NAP              95.0%       12/01/2006   Fee                   First
  188               NAP              100.0%      04/01/2007   Fee                   First
  189               NAP              83.2%       01/31/2007   Fee                   First
  190              2002              100.0%      02/15/2007   Fee                   First
  191              2000              100.0%      04/01/2007   Fee                   First
  192               NAP              100.0%      04/01/2007   Fee                   First
  193               NAP              91.6%       09/30/2006   Fee                   First
  194              2005              100.0%      12/06/2006   Fee                   First
  195               NAP              89.1%       10/24/2006   Fee                   First
  196               NAP              100.0%      04/01/2007   Fee                   First
  197               NAP              100.0%      04/01/2007   Fee                   First
  198               NAP              86.7%       12/14/2006   Fee                   First
  199               NAP              100.0%      01/30/2007   Fee                   First
  200               NAP              100.0%      02/23/2007   Fee                   First
  201               NAP              80.0%       11/30/2006   Fee                   First
  202               NAP              74.7%       12/01/2006   Fee                   First
  203               NAP              100.0%      04/01/2007   Fee                   First
  204               NAP              100.0%      04/01/2007   Fee                   First
  205               NAP              100.0%      04/01/2007   Fee                   First
  206               NAP              100.0%      10/20/2006   Fee                   First
  207               NAP              95.0%       01/31/2007   Fee                   First
  208               NAP              100.0%      01/24/2007   Fee                   First
  209              1985              91.0%       11/30/2006   Fee                   First
  210               NAP              95.5%       08/31/2006   Fee                   First
  211              2000              100.0%      02/16/2007   Fee                   First
  212               NAP              100.0%      04/01/2007   Fee                   First
  213               NAP              86.9%       01/03/2007   Fee                   First
  214               NAP              100.0%      02/05/2007   Fee                   First
  215               NAP              100.0%      10/04/2006   Fee                   First

  216               NAP              100.0%      12/28/2006   Fee                   First
  217               NAP              100.0%      12/28/2006   Fee                   First
  218               NAP              68.9%       12/15/2006   Fee                   First
  219               NAP              100.0%      01/31/2007   Fee                   First
  220               NAP              82.1%       01/29/2007   Fee                   First
  221               NAP              100.0%      02/15/2007   Fee                   First
  222               NAP              93.3%       02/28/2007   Fee                   First
  223               NAP              100.0%      11/06/2006   Fee                   First
  224               NAP              100.0%      04/01/2007   Fee                   First
  225               NAP              100.0%      10/01/2006   Fee                   First
  226               NAP              100.0%      09/26/2006   Fee                   First
  227               NAP              100.0%      12/27/2006   Fee                   First
  228               NAP              100.0%      04/01/2007   Fee                   First
  229               NAP              100.0%      01/30/2007   Fee                   First
  230               NAP              100.0%      12/31/2006   Fee                   First
  231              1990              100.0%      01/17/2007   Fee                   First
  232              1998              100.0%      04/01/2007   Fee                   First
  233               NAP              92.0%       02/07/2007   Fee                   First
  234              2003              100.0%      01/29/2007   Fee                   First
  235               NAP              87.0%       01/05/2007   Fee/Leasehold         First
  236              2002              100.0%      12/07/2006   Fee                   First
  237               NAP              100.0%      04/01/2007   Fee                   First
  238               NAP              100.0%      04/01/2007   Fee                   First
  239               NAP              100.0%      02/28/2007   Fee                   First
  240               NAP              100.0%      07/05/2006   Fee                   First
  241               NAP              100.0%      12/07/2006   Fee                   First
  242               NAP              100.0%      01/19/2007   Fee                   First
  243               NAP              100.0%      01/31/2007   Fee                   First
  244               NAP              100.0%      12/04/2006   Fee                   First
  245               NAP              86.7%       02/13/2007   Fee                   First
  246               NAP              100.0%      02/26/2007   Fee                   First
  247               NAP              100.0%      01/01/2006   Fee                   First

MORTGAGE                        RELATED                              ORIGINAL    CUT-OFF DATE     % OF TOTAL POOL
LOAN NO.                     BORROWER LIST                            BALANCE      BALANCE(6)  CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------

   1                              NAP                            $150,000,000    $150,000,000           7.1%
   2                         2, 10, 22, 38                       $112,695,000    $112,695,000           5.4%
   3                             3, 6                             $89,000,000     $89,000,000           4.2%
   4                              NAP                             $70,000,000     $69,933,748           3.3%
   5      5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205     $68,250,000     $68,250,000           3.2%
   6                             3, 6                             $65,000,000     $65,000,000           3.1%
   7                              NAP                             $48,000,000     $48,000,000           2.3%
   8                             8, 30                            $45,000,000     $45,000,000           2.1%
   9                              NAP                             $31,500,000     $31,500,000           1.5%
   10                        2, 10, 22, 38                        $30,275,000     $30,275,000           1.4%
   11                             NAP                             $30,000,000     $30,000,000           1.4%
   12                             NAP                             $28,500,000     $28,500,000           1.4%
   13                             NAP                             $28,000,000     $27,980,140           1.3%
   14                           14, 15                            $22,550,000     $21,305,023           1.0%
   15                           14, 15                             $7,000,000      $6,613,533           0.3%
   16                             NAP                             $26,000,000     $26,000,000           1.2%
   17                             NAP                             $25,000,000     $25,000,000           1.2%
   18                             NAP                             $24,000,000     $24,000,000           1.1%
   19     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205     $23,400,000     $23,400,000           1.1%
   20                             NAP                             $23,000,000     $23,000,000           1.1%
   21                             NAP                             $23,000,000     $23,000,000           1.1%
   22                        2, 10, 22, 38                        $22,035,000     $22,035,000           1.0%
   23                    23, 36, 49, 107, 121                     $21,000,000     $21,000,000           1.0%
   24                             NAP                             $19,000,000     $19,000,000           0.9%
   25                             NAP                             $18,300,000     $18,300,000           0.9%
   26                           26, 27                            $12,000,000     $11,921,878           0.6%
   27                           26, 27                             $6,400,000      $6,358,335           0.3%
   28                             NAP                             $17,850,000     $17,850,000           0.8%
   29                             NAP                             $17,574,000     $17,574,000           0.8%
   30                            8, 30                            $17,000,000     $17,000,000           0.8%
   31                             NAP                             $16,500,000     $16,500,000           0.8%
   32                             NAP                             $15,500,000     $15,500,000           0.7%
   33                             NAP                             $15,500,000     $15,500,000           0.7%
   34                             NAP                             $15,150,000     $15,150,000           0.7%
   35                             NAP                             $15,000,000     $14,967,632           0.7%
   36                    23, 36, 49, 107, 121                     $14,750,000     $14,750,000           0.7%
   37                             NAP                             $14,500,000     $14,500,000           0.7%
   38                        2, 10, 22, 38                        $13,755,000     $13,755,000           0.7%
   39     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205     $12,880,000     $12,880,000           0.6%
   40                             NAP                             $12,500,000     $12,500,000           0.6%
   41                             NAP                             $12,500,000     $12,500,000           0.6%
   42                             NAP                             $12,500,000     $12,489,131           0.6%
   43                           43, 50                            $12,000,000     $12,000,000           0.6%
   44                             NAP                             $12,000,000     $12,000,000           0.6%
   45                             NAP                             $12,000,000     $12,000,000           0.6%
   46                             NAP                             $11,100,000     $11,100,000           0.5%
   47                             NAP                             $11,100,000     $11,100,000           0.5%
   48                 48, 58, 66, 94, 99, 137-138                 $11,100,000     $11,074,354           0.5%
   49                    23, 36, 49, 107, 121                     $10,850,000     $10,850,000           0.5%
   50                           43, 50                            $10,500,000     $10,500,000           0.5%
   51                             NAP                             $10,000,000     $10,000,000           0.5%

   52                             NAP                              $4,000,000      $4,000,000           0.2%
   53                             NAP                              $1,750,000      $1,750,000           0.1%
   54                             NAP                              $1,750,000      $1,750,000           0.1%
   55                             NAP                              $1,500,000      $1,500,000           0.1%
   56                             NAP                              $1,000,000      $1,000,000           0.0%
   57                             NAP                             $10,000,000     $10,000,000           0.5%
   58                 48, 58, 66, 94, 99, 137-138                  $9,700,000      $9,677,588           0.5%
   59                             NAP                              $9,600,000      $9,600,000           0.5%
   60                             NAP                              $9,500,000      $9,500,000           0.5%
   61                             NAP                              $9,500,000      $9,462,583           0.4%
   62                         62, 70, 84                           $9,350,000      $9,350,000           0.4%
   63                             NAP                              $9,350,000      $9,350,000           0.4%
   64                             NAP                              $9,000,000      $9,000,000           0.4%
   65                             NAP                              $9,000,000      $9,000,000           0.4%
   66                 48, 58, 66, 94, 99, 137-138                  $9,000,000      $8,938,055           0.4%
   67                             NAP                              $8,600,000      $8,600,000           0.4%
   68                             NAP                              $8,600,000      $8,579,132           0.4%
   69                             NAP                              $8,500,000      $8,492,348           0.4%
   70                         62, 70, 84                           $8,350,000      $8,350,000           0.4%
   71                             NAP                              $8,250,000      $8,250,000           0.4%
   72                             NAP                              $8,150,000      $8,122,351           0.4%

   73                         73-74, 234                           $4,034,188      $4,034,188           0.2%
   74                         73-74, 234                           $3,965,812      $3,965,812           0.2%
   75                             NAP                              $8,000,000      $8,000,000           0.4%
   76                             NAP                              $7,800,000      $7,793,415           0.4%
   77                             NAP                              $7,500,000      $7,469,358           0.4%
   78                           78, 79                             $4,120,000      $4,110,558           0.2%
   79                           78, 79                             $3,265,000      $3,257,566           0.2%
   80                             NAP                              $7,360,000      $7,360,000           0.3%
   81                             NAP                              $7,322,828      $7,322,828           0.3%
   82                             NAP                              $7,200,000      $7,200,000           0.3%
   83                             NAP                              $7,000,000      $7,000,000           0.3%
   84                         62, 70, 84                           $7,000,000      $7,000,000           0.3%
   85                           85, 113                            $7,000,000      $7,000,000           0.3%
   86                             NAP                              $7,000,000      $6,993,825           0.3%
   87                           87, 207                            $7,000,000      $6,993,193           0.3%
   88                             NAP                              $6,700,000      $6,700,000           0.3%
   89                             NAP                              $6,500,000      $6,500,000           0.3%

   90     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $1,750,000      $1,750,000           0.1%
   91     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $1,725,000      $1,725,000           0.1%
   92     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $1,405,000      $1,405,000           0.1%
   93     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $1,325,000      $1,325,000           0.1%
   94                 48, 58, 66, 94, 99, 137-138                  $6,200,000      $6,185,675           0.3%
   95                             NAP                              $6,150,000      $6,150,000           0.3%
   96                             NAP                              $6,100,000      $6,100,000           0.3%
   97                             NAP                              $6,100,000      $6,086,710           0.3%
   98                             NAP                              $6,000,000      $6,000,000           0.3%
   99                 48, 58, 66, 94, 99, 137-138                  $6,000,000      $6,000,000           0.3%
  100                             NAP                              $6,000,000      $5,983,694           0.3%
  101                             NAP                              $6,000,000      $5,972,716           0.3%
  102                             NAP                              $5,900,000      $5,882,758           0.3%
  103                             NAP                              $5,780,000      $5,780,000           0.3%
  104                             NAP                              $5,500,000      $5,500,000           0.3%
  105                             NAP                              $5,500,000      $5,500,000           0.3%
  106                             NAP                              $5,500,000      $5,475,216           0.3%
  107                    23, 36, 49, 107, 121                      $5,400,000      $5,400,000           0.3%
  108                             NAP                              $5,400,000      $5,400,000           0.3%
  109                             NAP                              $5,400,000      $5,400,000           0.3%
  110                             NAP                              $5,200,000      $5,200,000           0.2%
  111                             NAP                              $5,075,000      $5,075,000           0.2%
  112                             NAP                              $5,000,000      $5,000,000           0.2%
  113                           85, 113                            $5,000,000      $5,000,000           0.2%
  114                             NAP                              $5,000,000      $5,000,000           0.2%
  115                             NAP                              $5,000,000      $4,995,465           0.2%
  116                          116, 162                            $5,000,000      $4,988,485           0.2%
  117                             NAP                              $5,000,000      $4,977,657           0.2%
  118     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $4,800,000      $4,800,000           0.2%
  119                             NAP                              $4,650,000      $4,650,000           0.2%
  120                             NAP                              $4,500,000      $4,500,000           0.2%
  121                    23, 36, 49, 107, 121                      $4,500,000      $4,500,000           0.2%
  122                          122, 135                            $4,500,000      $4,495,671           0.2%
  123                             NAP                              $4,500,000      $4,490,490           0.2%
  124                             NAP                              $4,500,000      $4,486,103           0.2%
  125                             NAP                              $4,400,000      $4,396,266           0.2%
  126                             NAP                              $4,400,000      $4,386,230           0.2%
  127                             NAP                              $4,200,000      $4,200,000           0.2%
  128     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $4,140,000      $4,140,000           0.2%
  129                             NAP                              $4,100,000      $4,100,000           0.2%
  130                             NAP                              $4,050,000      $4,050,000           0.2%
  131                             NAP                              $4,050,000      $4,050,000           0.2%
  132                             NAP                              $4,000,000      $4,000,000           0.2%
  133                             NAP                              $4,000,000      $4,000,000           0.2%
  134                             NAP                              $4,000,000      $3,996,426           0.2%
  135                          122, 135                            $4,000,000      $3,996,241           0.2%
  136                             NAP                              $4,000,000      $3,981,137           0.2%

  137                 48, 58, 66, 94, 99, 137-138                  $2,887,369      $2,881,349           0.1%
  138                 48, 58, 66, 94, 99, 137-138                  $1,050,131      $1,047,942           0.0%
  139                             NAP                              $3,750,000      $3,745,115           0.2%
  140                             NAP                              $3,750,000      $3,741,790           0.2%
  141                             NAP                              $3,700,000      $3,700,000           0.2%
  142                          142, 215                            $3,500,000      $3,500,000           0.2%
  143                             NAP                              $3,500,000      $3,492,559           0.2%
  144                          144, 183                            $3,500,000      $3,492,274           0.2%
  145                             NAP                              $3,500,000      $3,492,031           0.2%
  146                             NAP                              $3,400,000      $3,392,471           0.2%
  147                             NAP                              $3,300,000      $3,292,716           0.2%
  148     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $3,290,000      $3,290,000           0.2%
  149                             NAP                              $3,280,000      $3,280,000           0.2%
  150                          150, 167                            $3,200,000      $3,200,000           0.2%
  151                             NAP                              $3,200,000      $3,192,521           0.2%
  152                             NAP                              $3,200,000      $3,187,550           0.2%
  153                             NAP                              $3,200,000      $3,185,226           0.2%
  154                             NAP                              $3,100,000      $3,100,000           0.1%
  155                             NAP                              $3,100,000      $3,100,000           0.1%
  156                             NAP                              $3,100,000      $3,094,331           0.1%
  157                             NAP                              $3,100,000      $3,091,034           0.1%
  158                             NAP                              $3,017,000      $3,017,000           0.1%
  159                             NAP                              $3,020,000      $3,010,638           0.1%
  160                             NAP                              $3,000,000      $3,000,000           0.1%
  161                             NAP                              $3,000,000      $2,996,035           0.1%
  162                          116, 162                            $3,000,000      $2,993,432           0.1%
  163                             NAP                              $3,000,000      $2,986,490           0.1%
  164                             NAP                              $3,000,000      $2,979,865           0.1%
  165                             NAP                              $2,950,000      $2,933,505           0.1%
  166                             NAP                              $2,900,000      $2,897,468           0.1%
  167                          150, 167                            $2,800,000      $2,800,000           0.1%
  168                             NAP                              $2,750,000      $2,747,874           0.1%
  169                             NAP                              $2,775,000      $2,736,375           0.1%
  170                             NAP                              $2,700,000      $2,693,823           0.1%
  171                             NAP                              $2,500,000      $2,500,000           0.1%
  172                             NAP                              $2,500,000      $2,490,333           0.1%
  173                             NAP                              $2,480,000      $2,473,303           0.1%
  174                             NAP                              $2,425,000      $2,419,751           0.1%
  175                             NAP                              $2,400,000      $2,398,021           0.1%
  176                             NAP                              $2,340,000      $2,333,253           0.1%
  177                             NAP                              $2,300,000      $2,295,005           0.1%
  178                             NAP                              $2,272,000      $2,272,000           0.1%
  179                             NAP                              $2,250,000      $2,243,182           0.1%
  180                             NAP                              $2,250,000      $2,242,998           0.1%
  181                             NAP                              $2,200,000      $2,200,000           0.1%
  182                             NAP                              $2,200,000      $2,200,000           0.1%
  183                          144, 183                            $2,200,000      $2,198,114           0.1%
  184                             NAP                              $2,190,000      $2,187,150           0.1%
  185     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $2,185,000      $2,185,000           0.1%
  186                             NAP                              $2,160,000      $2,153,480           0.1%
  187                             NAP                              $2,150,000      $2,142,984           0.1%
  188                             NAP                              $2,150,000      $2,135,937           0.1%
  189                             NAP                              $2,100,000      $2,100,000           0.1%
  190                             NAP                              $2,100,000      $2,098,218           0.1%
  191                             NAP                              $2,100,000      $2,093,637           0.1%
  192                             NAP                              $2,100,000      $2,091,593           0.1%
  193                             NAP                              $2,000,000      $1,998,342           0.1%
  194                             NAP                              $2,000,000      $1,991,335           0.1%
  195                             NAP                              $2,000,000      $1,986,814           0.1%
  196                             NAP                              $1,980,000      $1,975,608           0.1%
  197     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $1,930,000      $1,930,000           0.1%
  198                          198, 235                            $1,915,000      $1,915,000           0.1%
  199                             NAP                              $1,900,000      $1,900,000           0.1%
  200                             NAP                              $1,900,000      $1,897,474           0.1%
  201                             NAP                              $1,900,000      $1,895,813           0.1%
  202                             NAP                              $1,850,000      $1,850,000           0.1%
  203     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $1,850,000      $1,850,000           0.1%
  204                             NAP                              $1,800,000      $1,791,647           0.1%
  205     5, 19, 39, 90-93, 118, 128, 148, 185, 197, 203, 205      $1,790,000      $1,790,000           0.1%
  206                             NAP                              $1,750,000      $1,748,076           0.1%
  207                           87, 207                            $1,750,000      $1,743,954           0.1%
  208                             NAP                              $1,750,000      $1,742,017           0.1%
  209                             NAP                              $1,700,000      $1,694,652           0.1%
  210                             NAP                              $1,650,000      $1,640,470           0.1%
  211                             NAP                              $1,600,000      $1,600,000           0.1%
  212                             NAP                              $1,600,000      $1,598,107           0.1%
  213                             NAP                              $1,600,000      $1,596,416           0.1%
  214                             NAP                              $1,600,000      $1,592,565           0.1%
  215                          142, 215                            $1,550,000      $1,550,000           0.1%

  216                             NAP                                $813,941        $812,295           0.0%
  217                             NAP                                $701,059        $699,642           0.0%
  218                             NAP                              $1,500,000      $1,496,785           0.1%
  219                             NAP                              $1,466,000      $1,462,801           0.1%
  220                             NAP                              $1,440,000      $1,438,828           0.1%
  221                             NAP                              $1,425,000      $1,423,803           0.1%
  222                             NAP                              $1,350,000      $1,350,000           0.1%
  223                             NAP                              $1,330,000      $1,330,000           0.1%
  224                             NAP                              $1,250,000      $1,250,000           0.1%
  225                             NAP                              $1,250,000      $1,250,000           0.1%
  226                             NAP                              $1,250,000      $1,245,314           0.1%
  227                             NAP                              $1,235,000      $1,232,475           0.1%
  228                             NAP                              $1,215,000      $1,215,000           0.1%
  229                             NAP                              $1,200,000      $1,200,000           0.1%
  230                             NAP                              $1,185,000      $1,184,099           0.1%
  231                             NAP                              $1,150,000      $1,150,000           0.1%
  232                             NAP                              $1,100,000      $1,097,688           0.1%
  233                             NAP                              $1,080,000      $1,079,140           0.1%
  234                         73-74, 234                           $1,075,000      $1,075,000           0.1%
  235                          198, 235                            $1,053,000      $1,053,000           0.0%
  236                             NAP                              $1,050,000      $1,049,201           0.0%
  237                             NAP                              $1,030,050      $1,029,210           0.0%
  238                             NAP                              $1,017,000      $1,014,900           0.0%
  239                             NAP                              $1,000,000        $999,143           0.0%
  240                             NAP                              $1,000,000        $997,305           0.0%
  241                             NAP                              $1,000,000        $997,027           0.0%
  242                             NAP                              $1,000,000        $995,658           0.0%
  243                             NAP                                $960,000        $960,000           0.0%
  244                             NAP                                $950,000        $947,121           0.0%
  245                             NAP                                $945,000        $944,231           0.0%
  246                             NAP                                $895,000        $894,281           0.0%
  247                             NAP                                $550,000        $548,850           0.0%

                                                               $2,108,834,378  $2,106,003,972          100.0%

MORTGAGE  % OF APPLICABLE LOAN GROUP  CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.     CUT-OFF DATE BALANCE           PER UNIT OR SF   NOTE DATE    DATE (P&I)     DATE (IO)    MATURITY DATE
-------------------------------------------------------------------------------------------------------------------

   1                 7.7%                             $192  01/26/2007       NAP        03/01/2007      02/01/2022
   2                 5.8%                              $92  12/21/2006       NAP        02/01/2007      01/01/2017
   3                 4.6%                              $71  01/10/2007       NAP        03/08/2007      02/08/2012
   4                 3.6%                             $129  02/23/2007    04/01/2007        NAP         03/01/2017
   5                 3.5%                              $47  01/18/2007       NAP        03/01/2007      02/01/2017
   6                 3.3%                             $136  11/10/2006       NAP        01/01/2007      12/01/2016
   7                 2.5%                             $228  01/05/2007       NAP        03/01/2007      02/01/2017
   8                 2.3%                         $227,273  12/18/2006       NAP        02/01/2007      01/01/2017
   9                 1.6%                             $124  02/09/2007       NAP        04/01/2007      03/01/2017
   10                1.5%                             $199  02/12/2007       NAP        04/01/2007      03/01/2017
   11                1.5%                             $200  12/01/2006       NAP        01/01/2007      12/01/2016
   12                1.5%                              $87  02/13/2007       NAP        04/01/2007      03/01/2017
   13                1.4%                             $225  02/07/2007    04/01/2007        NAP         03/01/2017
   14                1.1%                              $99  09/23/2003    11/01/2003        NAP         10/01/2013
   15                0.3%                              $99  09/23/2003    11/01/2003        NAP         10/01/2013
   16                1.3%                              $51  12/21/2006       NAP        02/01/2007      01/01/2014
   17                1.3%                             $176  02/21/2007    04/01/2010    04/01/2007      03/01/2017
   18               16.0%                         $133,333  01/12/2007    03/01/2010    03/01/2007      02/01/2012
   19                1.2%                             $255  02/06/2007       NAP        04/01/2007      03/01/2017
   20               15.3%                          $87,121  11/30/2006       NAP        01/01/2007      12/01/2016
   21                1.2%                         $111,111  02/16/2007    04/01/2009    04/01/2007      03/01/2017
   22                1.1%                             $158  12/01/2006       NAP        01/01/2007      12/01/2016
   23                1.1%                           $4,378  10/31/2006       NAP        12/01/2006      05/01/2017
   24                1.0%                             $245  03/02/2007       NAP        05/01/2007      04/01/2017
   25                0.9%                              $75  01/23/2007       NAP        03/01/2007      02/01/2012
   26                0.6%                              $36  12/18/2006    02/01/2007        NAP         01/01/2012
   27                0.3%                              $36  12/18/2006    02/01/2007        NAP         01/01/2012
   28                0.9%                             $126  02/13/2007    04/01/2010    04/01/2007      03/01/2017
   29               11.7%                          $62,764  01/25/2007    03/01/2012    03/01/2007      02/01/2017
   30                0.9%                             $114  02/14/2007    04/01/2012    04/01/2007      03/01/2018
   31                0.8%                             $134  01/23/2007    03/01/2010    03/01/2007      02/01/2017
   32                0.8%                             $135  01/26/2007       NAP        03/01/2007      02/01/2017
   33                0.8%                             $113  03/08/2007    05/01/2007        NAP         04/01/2017
   34                0.8%                              $26  12/21/2006    02/01/2011    02/01/2007      01/01/2017
   35                0.8%                          $57,568  02/01/2007    03/01/2007        NAP         02/01/2017
   36                0.8%                         $113,462  10/31/2006       NAP        12/01/2006      05/01/2017
   37                0.7%                             $144  08/09/2006    09/03/2009    10/03/2006      09/03/2018
   38                0.7%                              $87  02/09/2007       NAP        04/01/2007      10/01/2014
   39                0.7%                              $83  11/15/2006       NAP        01/01/2007      12/01/2016
   40                8.3%                          $94,697  02/20/2007       NAP        04/01/2007      03/01/2017
   41                0.6%                             $290  01/19/2007    03/01/2012    03/01/2007      02/01/2017
   42                0.6%                          $57,820  03/01/2007    04/01/2007        NAP         03/01/2017
   43                0.6%                              $68  11/21/2006       NAP        01/08/2007      12/08/2011
   44                0.6%                              $76  02/12/2007    04/01/2009    04/01/2007      03/01/2012
   45                0.6%                           $7,500  12/14/2006       NAP        02/01/2007      01/01/2017
   46                0.6%                             $136  03/27/2006    05/01/2008    05/01/2006      04/01/2016
   47                0.6%                              $74  12/05/2006       NAP        02/01/2007      01/01/2018
   48                0.6%                             $151  01/09/2007    03/01/2007        NAP         02/01/2017
   49                0.6%                             $684  10/31/2006       NAP        12/01/2006      05/01/2017
   50                0.5%                              $59  11/21/2006       NAP        01/08/2007      12/08/2011
   51                0.5%                              $59  12/28/2006       NAP        02/01/2007      01/01/2017

   52                0.2%                             $365  01/10/2007       NAP        03/01/2007      02/01/2017
   53                0.1%                             $365  01/10/2007       NAP        03/01/2007      02/01/2017
   54                0.1%                             $365  01/10/2007       NAP        03/01/2007      02/01/2017
   55                0.1%                             $365  01/10/2007       NAP        03/01/2007      02/01/2017
   56                0.1%                             $365  01/10/2007       NAP        03/01/2007      02/01/2017
   57                0.5%                              $51  12/20/2006    02/01/2010    02/01/2007      01/01/2017
   58                0.5%                             $133  01/12/2007    03/01/2007        NAP         02/01/2017
   59                0.5%                              $73  12/28/2006    02/01/2014    02/01/2007      01/01/2017
   60                0.5%                              $92  02/06/2007    04/01/2010    04/01/2007      03/01/2017
   61                0.5%                              $47  11/29/2006    01/01/2007        NAP         12/01/2016
   62                0.5%                             $140  12/13/2006       NAP        02/01/2007      01/01/2017
   63                0.5%                              $61  12/21/2006    02/01/2009    02/01/2007      01/01/2012
   64                0.5%                              $66  02/09/2007    04/01/2011    04/01/2007      03/01/2017
   65                0.5%                          $93,750  01/25/2007    03/01/2009    03/01/2007      02/01/2017
   66                0.5%                              $42  10/26/2006    12/01/2006        NAP         05/01/2020
   67                0.4%                         $100,000  03/05/2007    05/01/2007        NAP         04/01/2017
   68                5.7%                          $45,634  01/30/2007    03/01/2007        NAP         02/01/2017
   69                0.4%                              $83  02/21/2007    04/01/2007        NAP         03/01/2017
   70                0.4%                              $81  11/22/2006       NAP        01/01/2007      12/01/2016
   71                0.4%                         $100,610  02/01/2007    03/01/2009    03/01/2007      02/01/2017
   72                5.4%                          $50,765  12/12/2006    02/01/2007        NAP         01/01/2017

   73                0.2%                             $496  02/16/2007    04/01/2009    04/01/2007      03/01/2017
   74                0.2%                             $496  02/16/2007    04/01/2009    04/01/2007      03/01/2017
   75                0.4%                             $223  01/31/2007    03/01/2012    03/01/2007      02/01/2017
   76                0.4%                              $39  02/20/2007    04/01/2007        NAP         03/01/2017
   77                0.4%                             $311  11/08/2006    01/01/2007        NAP         12/01/2016
   78                0.2%                              $85  01/12/2007    03/01/2007        NAP         02/01/2017
   79                0.2%                              $85  01/12/2007    03/01/2007        NAP         02/01/2017
   80                0.4%                             $114  02/09/2007    04/01/2010    04/01/2007      03/01/2017
   81                0.4%                              $54  02/16/2007    04/01/2008    04/01/2007      03/01/2017
   82                4.8%                          $67,290  02/14/2007       NAP        04/01/2007      03/01/2017
   83                4.7%                          $44,025  12/27/2006    02/01/2012    02/01/2007      01/01/2017
   84                0.4%                             $115  03/06/2007    05/01/2010    05/01/2007      04/01/2017
   85                0.4%                             $483  01/04/2007       NAP        03/01/2007      02/01/2017
   86                0.4%                              $83  02/08/2007    04/01/2007        NAP         03/01/2017
   87                4.7%                          $43,707  02/01/2007    04/01/2007        NAP         03/01/2017
   88                0.3%                          $83,750  03/01/2007    04/01/2010    04/01/2007      03/01/2017
   89                0.3%                              $45  02/23/2007       NAP        04/01/2007      03/01/2017

   90                0.1%                              $63  12/01/2006       NAP        01/01/2007      12/01/2016
   91                0.1%                              $63  12/01/2006       NAP        01/01/2007      12/01/2016
   92                0.1%                              $63  12/01/2006       NAP        01/01/2007      12/01/2016
   93                0.1%                              $63  12/01/2006       NAP        01/01/2007      12/01/2016
   94                0.3%                             $117  01/11/2007    03/01/2007        NAP         02/01/2017
   95                0.3%                             $175  12/11/2006       NAP        02/01/2007      01/01/2017
   96                0.3%                              $60  12/01/2006    02/01/2010    02/01/2007      01/01/2017
   97                0.3%                          $34,388  01/31/2007    03/01/2007        NAP         02/01/2017
   98                0.3%                             $222  03/15/2007    05/01/2007        NAP         04/01/2017
   99                0.3%                              $77  12/22/2006    02/01/2010    02/01/2007      01/01/2017
  100                0.3%                              $81  02/01/2007    03/01/2007        NAP         02/01/2017
  101                0.3%                              $82  12/19/2006    02/01/2007        NAP         01/01/2012
  102                0.3%                             $137  12/14/2006    02/01/2007        NAP         01/01/2017
  103                0.3%                             $189  11/15/2006    07/01/2008    01/01/2007      12/01/2016
  104                0.3%                          $52,381  12/15/2006       NAP        02/01/2007      01/01/2017
  105                3.7%                         $130,952  02/12/2007    04/01/2013    04/01/2007      03/01/2017
  106                0.3%                             $100  12/21/2006    02/01/2007        NAP         01/01/2017
  107                0.3%                         $180,000  10/31/2006       NAP        12/01/2006      05/01/2017
  108                0.3%                             $277  03/05/2007    05/01/2007        NAP         04/01/2017
  109                0.3%                             $112  12/15/2006    02/01/2012    02/01/2007      01/01/2017
  110                0.3%                          $64,198  02/15/2007    04/01/2010    04/01/2007      03/01/2017
  111                3.4%                          $50,750  12/06/2006       NAP        02/01/2007      01/01/2017
  112                0.3%                              $68  12/08/2006    02/01/2009    02/01/2007      01/01/2017
  113                0.3%                             $337  12/15/2006       NAP        02/01/2007      01/01/2017
  114                0.3%                             $325  12/29/2006       NAP        02/01/2007      01/01/2017
  115                0.3%                              $87  02/05/2007    04/01/2007        NAP         03/01/2017
  116                0.3%                              $52  12/21/2006    03/01/2007        NAP         02/01/2017
  117                0.3%                          $58,561  12/14/2006    02/01/2007        NAP         01/01/2017
  118                0.2%                              $39  01/04/2007       NAP        03/01/2007      02/01/2017
  119                0.2%                              $54  01/24/2007    03/01/2010    03/01/2007      02/01/2017
  120                0.2%                             $149  01/02/2007       NAP        03/01/2007      02/01/2012
  121                0.2%                         $102,273  10/31/2006       NAP        12/01/2006      05/01/2017
  122                0.2%                              $72  03/01/2007    04/01/2007        NAP         03/01/2017
  123                0.2%                          $36,508  02/07/2007    04/01/2007        NAP         03/01/2017
  124                0.2%                             $104  12/14/2006    02/01/2007        NAP         01/01/2017
  125                0.2%                              $47  02/23/2007    04/01/2007        NAP         03/01/2012
  126                0.2%                             $159  12/20/2006    02/01/2007        NAP         01/01/2017
  127                0.2%                              $96  02/02/2007       NAP        04/01/2007      03/01/2017
  128                0.2%                             $200  01/05/2007       NAP        03/01/2007      02/01/2017
  129                0.2%                             $270  12/21/2006    02/01/2009    02/01/2007      01/01/2017
  130                0.2%                             $268  01/05/2007       NAP        03/01/2007      02/01/2012
  131                0.2%                             $123  02/12/2007    04/01/2009    04/01/2007      03/01/2017
  132                0.2%                             $284  01/24/2007       NAP        03/01/2007      02/01/2012
  133                0.2%                             $211  12/22/2006       NAP        02/01/2007      01/01/2017
  134                0.2%                              $83  02/21/2007    04/01/2007        NAP         03/01/2017
  135                0.2%                              $65  03/01/2007    04/01/2007        NAP         03/01/2017
  136                0.2%                              $81  01/08/2007    03/01/2007        NAP         02/01/2017

  137                0.1%                              $25  02/01/2007    03/01/2007        NAP         02/01/2022
  138                0.1%                              $25  02/01/2007    03/01/2007        NAP         02/01/2022
  139                0.2%                          $53,502  02/27/2007    04/01/2007        NAP         03/01/2017
  140                0.2%                              $97  01/22/2007    03/01/2007        NAP         02/01/2017
  141                0.2%                             $190  12/26/2006       NAP        02/01/2007      01/01/2017
  142                0.2%                             $200  12/18/2006    02/01/2009    02/01/2007      01/01/2017
  143                0.2%                              $81  01/25/2007    03/01/2007        NAP         02/01/2017
  144                0.2%                             $175  01/31/2007    03/01/2007        NAP         02/01/2017
  145                0.2%                             $125  01/30/2007    03/01/2007        NAP         02/01/2017
  146                0.2%                             $200  01/17/2007    03/01/2007        NAP         02/01/2017
  147                0.2%                             $406  01/18/2007    03/01/2007        NAP         02/01/2017
  148                0.2%                              $50  02/06/2007       NAP        04/01/2007      03/01/2017
  149                2.2%                          $15,845  01/24/2007    03/01/2010    03/01/2007      02/01/2017
  150                0.2%                              $43  02/12/2007    04/01/2009    04/01/2007      03/01/2017
  151                0.2%                              $84  01/24/2007    03/01/2007        NAP         02/01/2017
  152                2.1%                          $18,861  12/01/2006    01/01/2007        NAP         12/01/2016
  153                0.2%                              $51  12/05/2006    02/01/2007        NAP         01/01/2017
  154                0.2%                              $74  11/13/2006       NAP        01/01/2007      12/01/2011
  155                0.2%                             $277  01/09/2007    03/01/2010    03/01/2007      02/01/2017
  156                0.2%                             $205  02/01/2007    04/01/2007        NAP         03/01/2027
  157                0.2%                          $27,114  01/16/2007    03/01/2007        NAP         02/01/2017
  158                0.2%                             $320  02/16/2007    04/01/2012    04/01/2007      03/01/2017
  159                0.2%                              $75  12/08/2006    02/01/2007        NAP         01/01/2012
  160                0.2%                             $181  01/16/2007    03/01/2012    03/01/2007      02/01/2017
  161                0.2%                             $124  03/01/2007    04/01/2007        NAP         03/01/2017
  162                0.2%                              $62  01/22/2007    03/01/2007        NAP         02/01/2017
  163                0.2%                              $90  12/29/2006    03/01/2007        NAP         02/01/2017
  164                0.2%                             $142  12/21/2006    02/01/2007        NAP         01/01/2017
  165                0.1%                             $196  11/20/2006    01/01/2007        NAP         12/01/2016
  166                1.9%                          $42,610  02/15/2007    04/01/2007        NAP         03/01/2017
  167                0.1%                              $69  01/26/2007    03/01/2012    03/01/2007      02/01/2017
  168                0.1%                              $71  02/14/2007    04/01/2007        NAP         03/01/2017
  169                0.1%                              $33  01/25/2006    03/01/2006        NAP         02/01/2016
  170                0.1%                              $84  01/10/2007    03/01/2007        NAP         02/01/2017
  171                0.1%                             $104  12/22/2006       NAP        03/01/2007      02/01/2017
  172                0.1%                              $21  11/10/2006    01/01/2007        NAP         12/01/2016
  173                0.1%                              $94  12/27/2006    02/01/2007        NAP         01/01/2012
  174                0.1%                             $173  01/19/2007    03/01/2007        NAP         02/01/2017
  175                0.1%                             $381  02/14/2007    04/01/2007        NAP         03/01/2017
  176                0.1%                              $72  12/08/2006    02/01/2007        NAP         01/01/2012
  177                0.1%                             $180  01/05/2007    03/01/2007        NAP         02/01/2017
  178                1.5%                          $56,800  11/06/2006    01/08/2011    01/08/2007      12/08/2016
  179                0.1%                             $198  12/18/2006    02/01/2007        NAP         01/01/2017
  180                1.5%                          $97,522  12/21/2006    02/01/2007        NAP         01/01/2017
  181                0.1%                              $76  12/11/2006    02/01/2010    02/01/2007      01/01/2017
  182                0.1%                              $40  02/01/2007    04/01/2009    04/01/2007      03/01/2017
  183                0.1%                             $170  02/05/2007    04/01/2007        NAP         03/01/2017
  184                0.1%                             $212  02/12/2007    04/01/2007        NAP         03/01/2017
  185                0.1%                              $93  11/15/2006       NAP        01/01/2007      12/01/2016
  186                0.1%                             $198  12/28/2006    02/01/2007        NAP         01/01/2017
  187                0.1%                              $80  01/31/2007    03/01/2007        NAP         02/01/2017
  188                0.1%                              $71  12/04/2006    02/01/2007        NAP         01/01/2017
  189                0.1%                             $210  12/21/2006    02/01/2012    02/01/2007      01/01/2022
  190                0.1%                             $141  02/15/2007    04/01/2007        NAP         03/01/2017
  191                0.1%                             $105  12/13/2006    02/01/2007        NAP         01/01/2017
  192                0.1%                              $78  11/16/2006    01/08/2007        NAP         12/08/2016
  193                0.1%                              $25  02/09/2007    04/01/2007        NAP         03/01/2017
  194                0.1%                             $149  01/05/2007    03/01/2007        NAP         02/01/2017
  195                0.1%                             $132  10/25/2006    12/01/2006        NAP         11/01/2016
  196                0.1%                              $45  01/25/2007    03/01/2007        NAP         02/01/2017
  197                0.1%                              $81  11/09/2006       NAP        01/01/2007      12/01/2011
  198                1.3%                          $21,278  03/02/2007    05/01/2007        NAP         04/01/2017
  199                0.1%                             $186  02/06/2007    04/01/2010    04/01/2007      03/01/2017
  200                0.1%                             $106  02/23/2007    04/01/2007        NAP         03/01/2017
  201                0.1%                              $55  01/08/2007    03/01/2007        NAP         02/01/2017
  202                0.1%                              $78  01/31/2007    03/01/2010    03/01/2007      02/01/2017
  203                0.1%                              $93  02/27/2007       NAP        04/01/2007      03/01/2017
  204                0.1%                              $34  01/01/2007    03/01/2007        NAP         02/01/2017
  205                0.1%                             $267  12/28/2006       NAP        02/01/2007      01/01/2017
  206                0.1%                              $74  02/07/2007    04/01/2007        NAP         03/01/2017
  207                1.2%                          $21,799  01/31/2007    04/01/2007        NAP         03/01/2022
  208                0.1%                             $119  01/12/2007    03/01/2007        NAP         02/01/2017
  209                0.1%                              $39  01/16/2007    03/01/2007        NAP         02/01/2014
  210                1.1%                          $74,567  11/22/2006    01/01/2007        NAP         12/01/2016
  211                0.1%                              $33  02/16/2007    04/01/2012    04/01/2007      03/01/2017
  212                0.1%                             $118  01/29/2007    04/01/2007        NAP         03/01/2017
  213                0.1%                              $84  01/05/2007    03/01/2007        NAP         02/01/2017
  214                0.1%                             $328  02/05/2007    04/01/2007        NAP         03/01/2019
  215                0.1%                             $171  12/18/2006    02/01/2009    02/01/2007      01/01/2017

  216                0.0%                             $176  01/19/2007    03/01/2007        NAP         02/01/2017
  217                0.0%                             $176  01/19/2007    03/01/2007        NAP         02/01/2017
  218                0.1%                              $44  12/29/2006    03/01/2007        NAP         02/01/2012
  219                0.1%                             $215  01/31/2007    03/01/2007        NAP         02/01/2017
  220                1.0%                          $12,847  02/08/2007    04/01/2007        NAP         03/01/2017
  221                0.1%                              $48  02/15/2007    04/01/2007        NAP         03/01/2017
  222                0.1%                              $30  02/22/2007    05/01/2007        NAP         04/01/2017
  223                0.1%                              $37  01/19/2007    03/01/2009    03/01/2007      02/01/2017
  224                0.1%                             $292  12/28/2006       NAP        02/01/2007      01/01/2017
  225                0.1%                             $147  11/28/2006    01/01/2008    01/01/2007      12/01/2016
  226                0.1%                             $125  11/10/2006    01/01/2007        NAP         12/01/2016
  227                0.1%                             $137  01/05/2007    03/01/2007        NAP         02/01/2017
  228                0.1%                             $174  02/08/2007       NAP        04/01/2007      03/01/2017
  229                0.1%                             $298  01/30/2007    03/01/2009    03/01/2007      02/01/2017
  230                0.1%                              $29  02/02/2007    04/01/2007        NAP         03/01/2017
  231                0.1%                             $102  02/22/2007    04/01/2009    04/01/2007      03/01/2017
  232                0.1%                              $30  01/10/2007    03/01/2007        NAP         02/01/2017
  233                0.1%                              $56  02/07/2007    04/01/2007        NAP         03/01/2017
  234                0.1%                             $357  02/02/2007    04/01/2009    04/01/2007      03/01/2017
  235                0.7%                          $15,261  03/02/2007    05/01/2007        NAP         04/01/2017
  236                0.7%                          $65,575  02/06/2007    04/01/2007        NAP         03/01/2017
  237                0.1%                             $147  02/13/2007    04/01/2007        NAP         03/01/2017
  238                0.1%                             $145  01/31/2007    03/01/2007        NAP         02/01/2017
  239                0.1%                             $167  02/28/2007    04/01/2007        NAP         03/01/2017
  240                0.1%                             $109  12/01/2006    02/01/2007        NAP         01/01/2017
  241                0.1%                             $142  12/07/2006    02/01/2007        NAP         01/01/2017
  242                0.1%                             $119  01/19/2007    03/01/2007        NAP         02/01/2027
  243                0.0%                             $228  01/31/2007    03/01/2009    03/01/2007      02/01/2017
  244                0.0%                             $137  12/04/2006    02/01/2007        NAP         01/01/2017
  245                0.6%                          $31,474  02/21/2007    04/01/2007        NAP         03/01/2017
  246                0.6%                         $149,047  02/28/2007    04/01/2007        NAP         03/01/2017
  247                0.0%                             $137  01/02/2007    03/01/2007        NAP         02/01/2017

MORTGAGE    GRACE               LOCKBOX   LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING   MORTGAGE
LOAN NO.  PERIOD(7)  ARD LOAN    STATUS     TYPE     TO MATURITY   TO MATURITY    AMORT. TERM(8)  AMORT. TERM    RATE
-------------------------------------------------------------------------------------------------------------  --------

   1          0        Yes      In Place    Hard        180            178              IO             IO       5.514%
   2          5        Yes      In Place    Hard        120            117              IO             IO       5.343%
   3          0         No      In Place    Hard         60             58              IO             IO       5.129%
   4          0         No      In Place    Hard        120            119              360           359       5.480%
   5          0        Yes     Springing    Hard        120            118              IO             IO       5.606%
   6          0         No      In Place    Hard        120            116              IO             IO       6.112%
   7          0        Yes      In Place    Hard        120            118              IO             IO       5.530%
   8          5         No      In Place    Hard        120            117              IO             IO       5.684%
   9          3         No        None      NAP         120            119              IO             IO       5.610%
   10         5         No     Springing    Hard        120            119              IO             IO       5.569%
   11         5         No        None      NAP         120            116              IO             IO       5.335%
   12         2         No        None      NAP         120            119              IO             IO       5.430%
   13         5        Yes     Springing    Hard        120            119              360           359       6.570%
   14         5         No        None      NAP         120             78              360           318       4.980%
   15         5         No        None      NAP         120             78              360           318       4.980%
   16         5         No     Springing    Hard         84             81              IO             IO       5.410%
   17         0         No     Springing    Hard        120            119              360           360       6.201%
   18         5         No        None      NAP          60             58              360           360       5.830%
   19         0        Yes     Springing    Hard        120            119              IO             IO       5.534%
   20         5         No        None      NAP         120            116              IO             IO       5.360%
   21         5         No     Springing    Hard        120            119              360           360       6.399%
   22         5         No     Springing    Hard        120            116              IO             IO       5.321%
   23         0        Yes     Springing    Hard        126            121              IO             IO       5.440%
   24         2         No        None      NAP         120            120              IO             IO       5.680%
   25         5         No      In Place    Hard         60             58              IO             IO       5.525%
   26         5         No     Springing    Hard         60             57              240           237       6.020%
   27         5         No     Springing    Hard         60             57              240           237       6.020%
   28         5         No        None      NAP         120            119              360           360       5.430%
   29         0         No      In Place    Hard        120            118              360           360       5.808%
   30         5         No      In Place    Hard        132            131              360           360       5.809%
   31         0         No        None      NAP         120            118              360           360       5.640%
   32         5         No      In Place    Hard        120            118              IO             IO       5.719%
   33         5         No        None      NAP         120            120              360           360       5.260%
   34         0        Yes        None      NAP         120            117              360           360       5.780%
   35         5         No        None      NAP         120            118              360           358       6.019%
   36         0        Yes     Springing    Hard        126            121              IO             IO       5.440%
   37         0         No        None      NAP         144            137              360           360       6.640%
   38         5        Yes     Springing    Hard         91             90              IO             IO       5.496%
   39         0        Yes     Springing    Hard        120            116              IO             IO       5.967%
   40         2         No        None      NAP         120            119              IO             IO       5.660%
   41         0         No        None      NAP         120            118              360           360       5.580%
   42         5         No        None      NAP         120            119              360           359       5.816%
   43         0         No     Springing    Hard         60             56              IO             IO       5.600%
   44         5         No      In Place    Hard         60             59              360           360       5.880%
   45         5         No        None      NAP         120            117              IO             IO       5.640%
   46         5         No        None      NAP         120            108              360           360       5.710%
   47         5         No      In Place    Hard        132            129              IO             IO       5.780%
   48         5        Yes     Springing    Hard        120            118              360           358       5.600%
   49         0        Yes     Springing    Hard        126            121              IO             IO       5.440%
   50         0         No     Springing    Hard         60             56              IO             IO       5.600%
   51         5         No        None      NAP         120            117              IO             IO       5.580%

   52         5         No        None      NAP         120            118              IO             IO       5.576%
   53         5         No        None      NAP         120            118              IO             IO       5.576%
   54         5         No        None      NAP         120            118              IO             IO       5.576%
   55         5         No        None      NAP         120            118              IO             IO       5.576%
   56         5         No        None      NAP         120            118              IO             IO       5.576%
   57         0         No        None      NAP         120            117              360           360       6.020%
   58         5        Yes     Springing    Hard        120            118              360           358       5.600%
   59         0         No     Springing    Hard        120            117              360           360       5.616%
   60         0         No        None      NAP         120            119              360           360       5.800%
   61         5         No     Springing    Hard        120            116              360           356       5.880%
   62         5         No      In Place    Soft        120            117              IO             IO       5.480%
   63         5         No        None      NAP          60             57              360           360       5.817%
   64         5         No        None      NAP         120            119              360           360       5.850%
   65         5         No     Springing    Hard        120            118              360           360       5.790%
   66         5         No     Springing    Hard        162            157              300           295       6.210%
   67         5        Yes     Springing    Hard        120            120              360           360       5.700%
   68         0         No        None      NAP         120            118              360           358       5.300%
   69         5         No        None      NAP         120            119              360           359       5.680%
   70         5         No      In Place    Hard        120            116              IO             IO       5.480%
   71         5         No        None      NAP         120            118              360           360       5.902%
   72         5         No        None      NAP         120            117              360           357       5.350%

   73         2        Yes        None      NAP         120            119              360           360       6.160%
   74         2        Yes        None      NAP         120            119              360           360       6.160%
   75         5         No        None      NAP         120            118              360           360       5.940%
   76         0         No        None      NAP         120            119              360           359       5.930%
   77         5         No        None      NAP         120            116              360           356       5.700%
   78         15       Yes        None      NAP         120            118              360           358       5.650%
   79         15       Yes        None      NAP         120            118              360           358       5.690%
   80         5        Yes     Springing    Hard        120            119              360           360       5.868%
   81         5         No        None      NAP         120            119              360           360       6.000%
   82         0         No        None      NAP         120            119              IO             IO       5.310%
   83         0         No        None      NAP         120            117              360           360       5.690%
   84         5         No      In Place    Soft        120            120              360           360       6.170%
   85         5         No        None      NAP         120            118              IO             IO       5.911%
   86         5         No        None      NAP         120            119              360           359       5.760%
   87         2         No        None      NAP         120            119              360           359       5.370%
   88         5        Yes     Springing    Hard        120            119              360           360       5.630%
   89         5         No        None      NAP         120            119              IO             IO       5.930%

   90         0        Yes     Springing    Hard        120            116              IO             IO       5.992%
   91         0        Yes     Springing    Hard        120            116              IO             IO       5.992%
   92         0        Yes     Springing    Hard        120            116              IO             IO       5.992%
   93         0        Yes     Springing    Hard        120            116              IO             IO       5.992%
   94         5        Yes     Springing    Hard        120            118              360           358       5.600%
   95         5         No        None      NAP         120            117              IO             IO       5.590%
   96         5         No        None      NAP         120            117              360           360       6.110%
   97         5         No        None      NAP         120            118              360           358       5.960%
   98         0         No        None      NAP         120            120              240           240       5.460%
   99         5        Yes     Springing    Hard        120            117              360           360       5.500%
  100         5        Yes     Springing    Hard        120            118              324           322       5.840%
  101         5         No        None      NAP          60             57              300           297       5.710%
  102         5         No        None      NAP         120            117              360           357       6.140%
  103         10        No     Springing    Hard        120            116              360           360       5.940%
  104         5         No        None      NAP         120            117              IO             IO       5.530%
  105         0         No     Springing    Soft        120            119              360           360       5.980%
  106         5         No        None      NAP         120            117              300           297       5.770%
  107         0        Yes     Springing    Hard        126            121              IO             IO       5.440%
  108         0         No        None      NAP         120            120              360           360       6.260%
  109         5         No     Springing    Hard        120            117              360           360       6.230%
  110         5         No     Springing    Hard        120            119              300           300       6.225%
  111         5         No        None      NAP         120            117              IO             IO       5.390%
  112         5         No        None      NAP         120            117              360           360       6.010%
  113         5         No        None      NAP         120            117              IO             IO       5.686%
  114         0         No        None      NAP         120            117              IO             IO       5.544%
  115         5         No        None      NAP         120            119              360           359       5.650%
  116         5         No        None      NAP         120            118              360           358       5.620%
  117         5         No        None      NAP         120            117              300           297       5.825%
  118         0        Yes     Springing    Hard        120            118              IO             IO       5.559%
  119         5         No        None      NAP         120            118              360           360       6.120%
  120         5         No        None      NAP          60             58              IO             IO       5.710%
  121         0        Yes     Springing    Hard        126            121              IO             IO       5.440%
  122         5         No      In Place    Hard        120            119              360           359       5.414%
  123         5         No        None      NAP         120            119              240           239       5.600%
  124         5         No        None      NAP         120            117              360           357       5.850%
  125         0         No        None      NAP          60             59              360           359       5.910%
  126         5         No        None      NAP         120            117              360           357       5.780%
  127         0         No        None      NAP         120            119              IO             IO       5.720%
  128         0        Yes     Springing    Hard        120            118              IO             IO       5.660%
  129         5         No        None      NAP         120            117              360           360       5.570%
  130         5         No        None      NAP          60             58              IO             IO       5.950%
  131         5        Yes     Springing    Hard        120            119              360           360       5.690%
  132         5         No        None      NAP          60             58              IO             IO       5.990%
  133         5         No        None      NAP         120            117              IO             IO       5.530%
  134         0         No        None      NAP         120            119              360           359       5.710%
  135         5         No      In Place    Hard        120            119              360           359       5.509%
  136         5         No        None      NAP         120            118              240           238       5.580%

  137         5         No     Springing    Hard        180            178              360           358       6.230%
  138         5         No     Springing    Hard        180            178              360           358       6.230%
  139         5         No      In Place    Hard        120            119              300           299       5.895%
  140         5         No        None      NAP         120            118              360           358       5.930%
  141         5         No        None      NAP         120            117              IO             IO       5.860%
  142         5         No        None      NAP         120            117              360           360       5.580%
  143         5        Yes     Springing    Hard        120            118              360           358       6.110%
  144         5         No        None      NAP         120            118              360           358       5.880%
  145         0         No        None      NAP         120            118              360           358       5.690%
  146         5         No        None      NAP         120            118              360           358       5.860%
  147         5         No        None      NAP         120            118              360           358       5.880%
  148         0        Yes     Springing    Hard        120            119              IO             IO       5.544%
  149         5         No        None      NAP         120            118              360           360       5.880%
  150         2         No        None      NAP         120            119              360           360       5.690%
  151         0         No        None      NAP         120            118              360           358       5.530%
  152         5         No        None      NAP         120            116              360           356       5.940%
  153         5         No        None      NAP         120            117              300           297       5.610%
  154         0         No        None      NAP          60             56              IO             IO       6.290%
  155         5         No        None      NAP         120            118              360           360       5.620%
  156         0         No        None      NAP         240            239              240           239       6.610%
  157         5         No        None      NAP         120            118              300           298       6.420%
  158         0         No        None      NAP         120            119              360           360       5.850%
  159         5         No        None      NAP          60             57              360           357       5.830%
  160         5         No        None      NAP         120            118              360           360       6.075%
  161         0         No        None      NAP         120            119              300           299       5.820%
  162         5         No        None      NAP         120            118              360           358       5.930%
  163         5         No        None      NAP         120            118              240           238       6.010%
  164         5         No        None      NAP         120            117              240           237       5.760%
  165         5         No      In Place    Soft        120            116              300           296       6.060%
  166         2         No        None      NAP         120            119              360           359       5.800%
  167         2         No        None      NAP         120            118              360           360       5.730%
  168         5         No     Springing    Hard        120            119              360           359       6.260%
  169         5         No        None      NAP         120            106              360           346       5.930%
  170         5         No        None      NAP         120            118              360           358       5.660%
  171         5         No        None      NAP         120            118              IO             IO       5.820%
  172         5         No     Springing    Hard        120            116              360           356       5.970%
  173         5         No     Springing    Hard         60             57              360           357       6.550%
  174         2         No        None      NAP         120            118              360           358       6.000%
  175         0         No        None      NAP         120            119              360           359       6.020%
  176         5         No        None      NAP          60             57              360           357       6.210%
  177         5         No        None      NAP         120            118              360           358       5.980%
  178         0         No        None      NAP         120            116              360           360       5.830%
  179         5         No      In Place    Hard        120            117              360           357       5.950%
  180         5         No        None      NAP         120            117              360           357       5.810%
  181         5         No        None      NAP         120            117              360           360       5.650%
  182         5         No        None      NAP         120            119              360           360       6.310%
  183         5         No        None      NAP         120            119              360           359       5.870%
  184         0        Yes        None      NAP         120            119              300           299       5.900%
  185         0        Yes     Springing    Hard        120            116              IO             IO       5.967%
  186         5        Yes     Springing    Hard        120            117              360           357       5.970%
  187         5         No        None      NAP         120            118              300           298       5.530%
  188         5         No      In Place    Hard        120            117              240           237       5.980%
  189         5         No        None      NAP         180            177              360           360       5.925%
  190         0         No        None      NAP         120            119              360           359       5.910%
  191         5         No        None      NAP         120            117              360           357       5.950%
  192         0         No      In Place    Hard        120            116              360           356       5.800%
  193         5         No        None      NAP         120            119              360           359       6.000%
  194         5         No        None      NAP         120            118              240           238       6.370%
  195         5         No        None      NAP         120            115              312           307       5.990%
  196         5         No        None      NAP         120            118              360           358       5.850%
  197         0        Yes     Springing    Hard         60             56              IO             IO       5.659%
  198         5         No        None      NAP         120            120              360           360       5.760%
  199         2         No        None      NAP         120            119              360           360       5.630%
  200         0         No        None      NAP         120            119              300           299       5.790%
  201         5         No        None      NAP         120            118              360           358       5.890%
  202         5         No        None      NAP         120            118              360           360       5.630%
  203         0        Yes     Springing    Hard        120            119              IO             IO       6.291%
  204         5         No        None      NAP         120            118              240           238       5.730%
  205         0        Yes     Springing    Hard        120            117              IO             IO       5.650%
  206         5         No        None      NAP         120            119              324           323       5.890%
  207         5         No        None      NAP         180            179              180           179       5.440%
  208         5         No        None      NAP         120            118              240           238       5.890%
  209         5         No        None      NAP          84             82              300           298       5.800%
  210         5         No        None      NAP         120            116              300           296       5.860%
  211         5         No     Springing    Hard        120            119              360           360       5.700%
  212         5         No     Springing    Hard        120            119              300           299       6.380%
  213         5         No        None      NAP         120            118              360           358       5.790%
  214         0         No        None      NAP         144            143              144           143       5.840%
  215         5         No        None      NAP         120            117              360           360       5.580%

  216         5         No     Springing    Hard        120            118              360           358       6.420%
  217         5         No     Springing    Hard        120            118              360           358       6.420%
  218         5         No        None      NAP          60             58              360           358       6.060%
  219         0        Yes        None      NAP         120            118              360           358       5.950%
  220         5         No        None      NAP         120            119              360           359       6.070%
  221         0         No        None      NAP         120            119              360           359       5.950%
  222         5         No        None      NAP         120            120              360           360       6.230%
  223         5         No        None      NAP         120            118              300           300       5.700%
  224         5         No        None      NAP         120            117              IO             IO       5.600%
  225         5         No        None      NAP         120            116              360           360       5.820%
  226         5         No        None      NAP         120            116              360           356       6.120%
  227         5         No        None      NAP         120            118              360           358       6.350%
  228         5         No     Springing    Hard        120            119              IO             IO       6.210%
  229         0        Yes        None      NAP         120            118              360           360       5.740%
  230         5         No     Springing    Hard        120            119              360           359       6.320%
  231         5         No        None      NAP         120            119              360           360       6.120%
  232         5         No     Springing    Hard        120            118              360           358       6.180%
  233         0         No        None      NAP         120            119              360           359       6.150%
  234         2         No        None      NAP         120            119              360           360       6.150%
  235         5         No        None      NAP         120            120              360           360       5.830%
  236         5         No        None      NAP         120            119              360           359       6.320%
  237         5         No     Springing    Hard        120            119              360           359       6.060%
  238         5         No     Springing    Hard        120            118              360           358       6.290%
  239         0         No        None      NAP         120            119              360           359       5.870%
  240         5         No        None      NAP         120            117              360           357       6.560%
  241         5         No     Springing    Hard        120            117              360           357       6.050%
  242         0         No        None      NAP         240            238              240           238       6.350%
  243         0         No        None      NAP         120            118              300           300       6.160%
  244         5         No     Springing    Hard        120            117              360           357       5.950%
  245         5         No        None      NAP         120            119              360           359       6.070%
  246         5         No        None      NAP         120            119              360           359       6.120%
  247         5         No        None      NAP         120            118              360           358       6.210%

                                                        118            115              349           347       5.672%

MORTGAGE       MONTHLY       MONTHLY   THIRD MOST RECENT  THIRD MOST RECENT  SECOND MOST RECENT    SECOND MOST RECENT
LOAN NO.  PAYMENT (P&I)  PAYMENT (IO)                NOI      NOI DATE                      NOI         NOI DATE
---------------------------------------------------------------------------------------------------------------------

   1               NAP      $698,823         $15,413,451     12/31/2004             $16,238,990        12/31/2005
   2               NAP      $501,728                 NAP         NAP                        NAP           NAP
   3               NAP      $385,684          $3,593,376     12/31/2003              $5,328,547        12/31/2005
   4          $396,574           NAP          $7,728,899     12/31/2003              $8,075,888        12/31/2004
   5               NAP      $323,270                 NAP         NAP                        NAP           NAP
   6               NAP      $335,665          $6,060,193     12/31/2004              $5,992,742        12/31/2005
   7               NAP      $224,272                 NAP         NAP                 $4,055,785        12/31/2004
   8               NAP      $216,110          $3,535,789     12/31/2004              $4,716,366        12/31/2005
   9               NAP      $149,308                 NAP         NAP                 $1,684,241        12/31/2004
   10              NAP      $140,501                 NAP         NAP                        NAP           NAP
   11              NAP      $135,227          $2,393,079     12/31/2003              $2,493,008        12/31/2004
   12              NAP      $130,754          $3,831,260     12/31/2003              $4,144,952        12/31/2004
   13         $178,270           NAP                 NAP         NAP                        NAP           NAP
   14         $120,778           NAP          $2,979,784     12/31/2004              $3,151,662        12/31/2005
   15          $37,492           NAP            $460,376     12/31/2004                $418,880        12/31/2005
   16              NAP      $118,845          $2,586,011     12/31/2004              $2,489,036        12/31/2005
   17         $153,133      $130,982                 NAP         NAP                        NAP           NAP
   18         $141,280      $118,219                 NAP         NAP                        NAP           NAP
   19              NAP      $109,412          $2,314,302     12/31/2003              $2,269,860        12/31/2004
   20              NAP      $104,160          $1,783,818     12/31/2004              $1,824,658        12/31/2005
   21         $143,851      $124,351          $1,807,059     12/31/2004              $2,164,914        8/31/2005
   22              NAP       $97,707                 NAP         NAP                 $2,346,559        12/31/2004
   23              NAP       $96,522                 NAP         NAP                 $1,300,897     T-12 06/30/2005
   24              NAP       $91,182                 NAP         NAP                        NAP           NAP
   25              NAP       $85,426                 NAP         NAP                   $331,428        12/31/2005
   26          $86,110           NAP                 NAP         NAP                        NAP           NAP
   27          $45,925           NAP                 NAP         NAP                        NAP           NAP
   28         $100,568       $81,893                 NAP         NAP                 $1,656,018        12/31/2005
   29         $103,206       $86,240                 NAP         NAP                 $1,380,880        12/31/2005
   30          $99,845       $83,437          $2,348,132     12/31/2004              $2,367,206        12/31/2005
   31          $95,140       $78,627                 NAP         NAP                        NAP           NAP
   32              NAP       $74,896          $1,756,398     12/31/2003              $1,813,345        12/31/2004
   33          $85,688           NAP          $2,030,141     12/31/2004              $2,065,255        12/31/2005
   34          $88,700       $73,986                 NAP         NAP                        NAP           NAP
   35          $90,116           NAP                 NAP         NAP                        NAP           NAP
   36              NAP       $67,795                 NAP         NAP                 $1,194,592     T-12 06/30/2005
   37          $92,989       $81,348                 NAP         NAP                        NAP           NAP
   38              NAP       $62,998                 NAP         NAP                        NAP           NAP
   39              NAP       $64,935                 NAP         NAP                        NAP           NAP
   40              NAP       $59,777            $975,212     12/31/2003              $1,019,011        12/31/2004
   41          $71,602       $58,932                 NAP         NAP                        NAP           NAP
   42          $73,472           NAP          $1,119,090     12/31/2004                $966,121        12/31/2005
   43              NAP       $56,778          $1,126,443     12/31/2004              $1,134,291        12/31/2005
   44          $71,023       $59,617                 NAP         NAP                 $1,355,223        12/31/2005
   45              NAP       $57,183                 NAP         NAP                        NAP           NAP
   46          $64,495       $53,551            $585,999   T-12 10/1/2004              $535,803        12/31/2005
   47              NAP       $54,208            $177,481     12/31/2004              $1,182,989        12/31/2005
   48          $63,723           NAP          $1,230,348     12/31/2004              $1,310,879        12/31/2005
   49              NAP       $49,870                 NAP         NAP                   $869,516     T-12 06/30/2005
   50              NAP       $49,681            $933,056     12/31/2004                $976,485        12/31/2005
   51              NAP       $47,146          $1,546,446     12/31/2003              $1,521,464        12/31/2004

   52              NAP       $18,845            $342,014     12/31/2003                $366,070        12/31/2004
   53              NAP        $8,245            $144,373     12/31/2003                $130,651        12/31/2004
   54              NAP        $8,245            $152,403     12/31/2003                $145,029        12/31/2004
   55              NAP        $7,067            $154,431     12/31/2003                $131,888        12/31/2004
   56              NAP        $4,711            $133,509     12/31/2003                $132,207        12/31/2004
   57          $60,084       $50,863          $1,154,527     12/31/2003                $944,298        12/31/2004
   58          $55,686           NAP          $1,084,414     12/31/2004              $1,116,694        12/31/2005
   59          $55,208       $45,552            $829,973     12/31/2004                $832,568        12/31/2005
   60          $55,742       $46,554                 NAP         NAP                        NAP           NAP
   61          $56,226           NAP          $1,046,219     12/31/2004                $606,919        12/31/2005
   62              NAP       $43,291                 NAP         NAP                        NAP           NAP
   63          $54,963       $45,954                 NAP         NAP                        NAP           NAP
   64          $53,095       $44,484            $648,900     12/31/2004                $748,125        12/31/2005
   65          $52,750       $44,028            $353,446     12/31/2004                $339,496        12/31/2005
   66          $59,148           NAP                 NAP         NAP                        NAP           NAP
   67          $49,914           NAP            $757,317     12/31/2004                $899,283        12/31/2005
   68          $47,756           NAP                 NAP         NAP                        NAP           NAP
   69          $49,226           NAP          $1,057,520     12/31/2004              $1,119,945        12/31/2005
   70              NAP       $38,661                 NAP         NAP                        NAP           NAP
   71          $48,944       $41,140            $175,464     12/31/2004                $639,917        12/31/2005
   72          $45,511           NAP                 NAP         NAP                   $398,923        12/31/2004

   73          $24,604       $20,996                 NAP         NAP                        NAP           NAP
   74          $24,187       $20,641                 NAP         NAP                        NAP           NAP
   75          $47,656       $40,150                 NAP         NAP                        NAP           NAP
   76          $46,414           NAP                 NAP         NAP                        NAP           NAP
   77          $43,530           NAP                 NAP         NAP                   $640,582        12/31/2004
   78          $23,782           NAP                 NAP         NAP                   $429,363        12/31/2004
   79          $18,929           NAP                 NAP         NAP                   $325,288        12/31/2004
   80          $43,504       $36,490                 NAP         NAP                   $666,698        12/31/2004
   81          $43,904       $37,123                 NAP         NAP                 $1,134,060        12/31/2005
   82              NAP       $32,303                 NAP         NAP                        NAP           NAP
   83          $40,584       $33,653          $1,079,765     12/31/2003              $1,019,587        12/31/2004
   84          $42,737       $36,492                 NAP         NAP                        NAP           NAP
   85              NAP       $34,960                 NAP         NAP                        NAP           NAP
   86          $40,895           NAP            $288,607     12/31/2004                $363,067        12/31/2005
   87          $39,176           NAP            $755,121     12/31/2003                $738,495        12/31/2004
   88          $38,590       $31,871                 NAP         NAP                   $698,000        12/31/2005
   89              NAP       $32,567            $759,750     12/31/2004                $718,961        12/31/2005

   90              NAP        $8,860                 NAP         NAP                        NAP           NAP
   91              NAP        $8,733                 NAP         NAP                        NAP           NAP
   92              NAP        $7,113                 NAP         NAP                        NAP           NAP
   93              NAP        $6,708                 NAP         NAP                        NAP           NAP
   94          $35,593           NAP            $736,268     12/31/2004                $752,977        12/31/2005
   95              NAP       $29,047            $112,104     12/31/2004                 $52,614        12/31/2005
   96          $37,005       $31,491                 NAP         NAP                   $874,804        12/31/2005
   97          $36,416           NAP            $947,206     12/31/2004                $903,290        12/31/2005
   98          $41,138           NAP            $868,410     12/31/2004                $943,053        12/31/2005
   99          $34,067       $27,882            $534,241     12/31/2003                $503,210        12/31/2004
  100          $36,842           NAP          $1,269,174     12/31/2004              $1,236,564        12/31/2005
  101          $37,601           NAP            $441,487     12/31/2005                $795,987     T-12 09/30/2006
  102          $35,906           NAP                 NAP         NAP                   $550,481        12/31/2005
  103          $34,431       $29,008            $493,948     12/31/2004                $484,493        12/31/2005
  104              NAP       $25,698                 NAP         NAP                 $1,293,499        12/31/2005
  105          $32,905       $27,408            $619,360     12/31/2004                $610,551        12/31/2005
  106          $34,667           NAP            $586,676     12/31/2004                $587,676        12/31/2005
  107              NAP       $24,820                 NAP         NAP                   $379,444     T-12 06/30/2005
  108          $33,284           NAP                 NAP         NAP                        NAP           NAP
  109          $33,179       $28,424                 NAP         NAP                        NAP           NAP
  110          $34,222       $27,350                 NAP         NAP                   $637,857        12/31/2005
  111              NAP       $23,112            $184,513     12/31/2003                $239,046        12/31/2004
  112          $30,010       $25,389            $501,150     12/31/2004                $558,345        12/31/2005
  113              NAP       $24,021                 NAP         NAP                        NAP           NAP
  114              NAP       $23,421            $506,473     12/31/2004                $459,377        12/31/2005
  115          $28,862           NAP            $564,045     12/31/2004                $646,192        12/31/2005
  116          $28,767           NAP            $682,994     12/31/2004                $711,553        12/31/2005
  117          $31,682           NAP                 NAP         NAP                        NAP           NAP
  118              NAP       $22,545                 NAP         NAP                        NAP           NAP
  119          $28,239       $24,044            $247,577     12/31/2005                $320,443        12/31/2006
  120              NAP       $21,710            $452,587     12/31/2004                $365,966        12/31/2005
  121              NAP       $20,683                 NAP         NAP                   $334,539     T-12 06/30/2005
  122          $25,308           NAP            $604,304     12/31/2004                $612,144        12/31/2005
  123          $31,210           NAP            $363,738     12/31/2004                $506,794        12/31/2005
  124          $26,547           NAP            $468,893     12/31/2004                $498,326        12/31/2005
  125          $26,126           NAP                 NAP         NAP                        NAP           NAP
  126          $25,761           NAP                 NAP         NAP                        NAP           NAP
  127              NAP       $20,298                 NAP         NAP                        NAP           NAP
  128              NAP       $19,798                 NAP         NAP                        NAP           NAP
  129          $23,460       $19,295                 NAP         NAP                        NAP           NAP
  130              NAP       $20,360            $392,482     12/31/2004                $391,764        12/31/2005
  131          $23,481       $19,470                 NAP         NAP                   $333,512  Ann. 7 mos 12/31/2005
  132              NAP       $20,244                 NAP         NAP                        NAP           NAP
  133              NAP       $18,689                 NAP         NAP                        NAP           NAP
  134          $23,241           NAP            $765,659     12/31/2003                $868,513        12/31/2004
  135          $22,734           NAP                 NAP         NAP                   $504,701        12/31/2004
  136          $27,697           NAP            $737,932     12/31/2004                $763,443        12/31/2005

  137          $17,740           NAP                 NAP         NAP                        NAP           NAP
  138           $6,452           NAP                 NAP         NAP                        NAP           NAP
  139          $23,921           NAP                 NAP         NAP                        NAP           NAP
  140          $22,315           NAP            $381,536     12/31/2004                $548,687        12/31/2005
  141              NAP       $18,319            $374,973     12/31/2004                $403,402        12/31/2005
  142          $20,049       $16,501            $309,007     12/31/2003                $345,624        12/31/2004
  143          $21,232           NAP                 NAP         NAP                        NAP           NAP
  144          $20,715           NAP                 NAP         NAP                   $337,679        12/31/2004
  145          $20,292           NAP            $293,883     12/31/2003                $305,239        12/31/2004
  146          $20,080           NAP            $388,426     12/31/2004                $363,999        12/31/2005
  147          $19,531           NAP            $335,172     12/31/2004                $351,345        12/31/2005
  148              NAP       $15,411                 NAP         NAP                        NAP           NAP
  149          $19,413       $16,295            $252,442     12/31/2004                $267,009        12/31/2005
  150          $18,553       $15,384            $276,651     12/31/2003                $275,900        12/31/2004
  151          $18,230           NAP                 NAP         NAP                   $215,329        12/31/2004
  152          $19,062           NAP            $136,172     12/31/2004                $136,574        12/31/2005
  153          $19,862           NAP                 NAP         NAP                   $512,653        12/31/2004
  154              NAP       $16,475            $440,175     12/31/2004                $440,091        12/31/2005
  155          $17,836       $14,720                 NAP         NAP                        NAP           NAP
  156          $23,314           NAP            $351,012     12/31/2003                $350,841        12/31/2004
  157          $20,777           NAP            $206,084     12/31/2004                $356,649        12/31/2005
  158          $17,799       $14,912                 NAP         NAP                        NAP           NAP
  159          $17,778           NAP            $485,353     12/31/2004                $533,772        12/31/2005
  160          $18,131       $15,398            $337,820     12/31/2004                $339,332        12/31/2005
  161          $19,000           NAP                 NAP         NAP                   $324,844        12/31/2004
  162          $17,852           NAP            $391,006     12/31/2004                $407,660        12/31/2005
  163          $21,510           NAP            $603,813     12/31/2004                $527,529        12/31/2005
  164          $21,080           NAP            $233,230     12/31/2003                $304,933        12/31/2004
  165          $19,115           NAP                 NAP         NAP                        NAP           NAP
  166          $17,016           NAP                 NAP         NAP                        NAP           NAP
  167          $16,304       $13,556            $226,017     12/31/2003                $225,933        12/31/2004
  168          $16,950           NAP            $370,489     12/31/2004                $306,610        12/31/2005
  169          $16,513           NAP            $411,165     12/31/2004                $328,440        12/31/2005
  170          $15,602           NAP                 NAP         NAP                   $204,094        12/31/2005
  171              NAP       $12,293                 NAP         NAP                        NAP           NAP
  172          $14,941           NAP            $293,145     12/31/2003                $293,145        12/31/2004
  173          $15,757           NAP                 NAP         NAP                        NAP           NAP
  174          $14,539           NAP                 NAP         NAP                   $202,982        12/31/2004
  175          $14,420           NAP                 NAP         NAP                        NAP           NAP
  176          $14,347           NAP                 NAP         NAP                        NAP           NAP
  177          $13,760           NAP                 NAP         NAP                        NAP           NAP
  178          $13,374       $11,191                 NAP         NAP                        NAP           NAP
  179          $13,418           NAP                 NAP         NAP                        NAP           NAP
  180          $13,216           NAP                 NAP         NAP                   $194,302        12/31/2005
  181          $12,699       $10,502            $234,077     12/31/2004                $233,707        12/31/2005
  182          $13,632       $11,729            $231,501     12/31/2004                $257,247        12/31/2005
  183          $13,007           NAP                 NAP         NAP                   $172,265        12/31/2004
  184          $13,977           NAP                 NAP         NAP                        NAP           NAP
  185              NAP       $11,016                 NAP         NAP                        NAP           NAP
  186          $12,909           NAP                 NAP         NAP                        NAP           NAP
  187          $13,241           NAP            $229,991     12/31/2004                $369,920        12/31/2005
  188          $15,378           NAP            $274,515     12/31/2004                $278,634        12/31/2005
  189          $12,489       $10,513            $281,435     12/31/2004                $272,692        12/31/2005
  190          $12,469           NAP            $190,717     10/31/2004                $204,669        10/31/2005
  191          $12,523           NAP                 NAP         NAP                        NAP           NAP
  192          $12,322           NAP                 NAP         NAP                        NAP           NAP
  193          $11,991           NAP            $278,162     12/31/2004                $278,084        12/31/2005
  194          $14,759           NAP            $367,460     12/31/2003                $306,012        12/31/2004
  195          $12,661           NAP                 NAP         NAP                    $89,420        12/31/2005
  196          $11,681           NAP                 NAP         NAP                        NAP           NAP
  197              NAP        $9,228                 NAP         NAP                        NAP           NAP
  198          $11,188           NAP            $166,055     12/31/2004                $122,376        12/31/2005
  199          $10,943        $9,038            $184,738     12/31/2004                $244,186        12/31/2005
  200          $11,999           NAP            $312,520     12/31/2004                $353,241        12/31/2005
  201          $11,257           NAP                 NAP         NAP                        NAP           NAP
  202          $10,655        $8,800            $157,207     12/31/2004                $214,829        12/31/2005
  203              NAP        $9,833                 NAP         NAP                        NAP           NAP
  204          $12,617           NAP                 NAP         NAP                        NAP           NAP
  205              NAP        $8,545                 NAP         NAP                        NAP           NAP
  206          $10,800           NAP            $263,772     12/31/2004                $259,386        12/31/2005
  207          $14,243           NAP            $500,470     12/31/2003                $496,555        12/31/2004
  208          $12,427           NAP            $374,861     12/31/2004                $411,759        12/31/2005
  209          $10,746           NAP            $411,016     12/31/2004                $396,014        12/31/2005
  210          $10,490           NAP                 NAP         NAP                   $115,148        12/31/2005
  211           $9,286        $7,706            $217,631     12/31/2004                $220,001        12/31/2005
  212          $10,684           NAP                 NAP         NAP                        NAP           NAP
  213           $9,378           NAP            $230,592     12/31/2004                $218,402        12/31/2005
  214          $15,481           NAP                 NAP         NAP                        NAP           NAP
  215           $8,879        $7,308            $196,633     12/31/2003                $206,727        12/31/2004

  216           $5,102           NAP                 NAP         NAP                        NAP           NAP
  217           $4,394           NAP                 NAP         NAP                        NAP           NAP
  218           $9,051           NAP            $204,039     12/31/2004                $202,319        12/31/2005
  219           $8,742           NAP                 NAP         NAP                        NAP           NAP
  220           $8,698           NAP                 NAP         NAP                   $101,034        12/31/2005
  221           $8,498           NAP            $144,380     12/31/2004                $150,363        12/31/2005
  222           $8,295           NAP            $140,847     12/31/2004                $152,337        12/31/2005
  223           $8,327        $6,405            $186,424     12/31/2004                $186,809        12/31/2005
  224              NAP        $5,914                 NAP         NAP                        NAP           NAP
  225           $7,350        $6,147             $79,892     12/31/2004                $118,797        12/31/2005
  226           $7,591           NAP                 NAP         NAP                        NAP           NAP
  227           $7,685           NAP            $235,435     12/31/2004                $227,640        12/31/2005
  228              NAP        $6,375                 NAP         NAP                        NAP           NAP
  229           $6,995        $5,820                 NAP         NAP                        NAP           NAP
  230           $7,350           NAP                 NAP         NAP                        NAP           NAP
  231           $6,984        $5,946                 NAP         NAP                        NAP           NAP
  232           $6,723           NAP                 NAP         NAP                        NAP           NAP
  233           $6,580           NAP             $67,987     12/31/2003                 $66,956        12/31/2004
  234           $6,549        $5,586                 NAP         NAP                        NAP           NAP
  235           $6,199           NAP            $106,621     12/31/2004                 $89,498        12/31/2005
  236           $6,513           NAP            $107,785     12/31/2004                $103,244        12/31/2005
  237           $6,215           NAP                 NAP         NAP                        NAP           NAP
  238           $6,288           NAP                 NAP         NAP                        NAP           NAP
  239           $5,912           NAP                 NAP         NAP                        NAP           NAP
  240           $6,360           NAP                 NAP         NAP                        NAP           NAP
  241           $6,028           NAP                 NAP         NAP                        NAP           NAP
  242           $7,368           NAP                 NAP         NAP                        NAP           NAP
  243           $6,280        $4,996                 NAP         NAP                        NAP           NAP
  244           $5,665           NAP                 NAP         NAP                        NAP           NAP
  245           $5,708           NAP            $102,120     12/31/2004                $100,951        12/31/2005
  246           $5,435           NAP             $83,931     12/31/2004                 $88,268        12/31/2005
  247           $3,372           NAP             $79,347     12/31/2004                 $79,637        12/31/2005

MORTGAGE  MOST RECENT          MOST RECENT NOI  UNDERWRITABLE
LOAN NO.       NOI                        DATE            EGI
--------------------------------------------------------------

   1      $19,350,808   Ann. 9 mos. 09/30/2006    $38,996,535
   2          NAP                          NAP    $14,824,033
   3       $5,882,798               12/31/2006    $24,653,834
   4       $8,745,254               12/31/2005    $13,622,180
   5          NAP                          NAP     $6,686,100
   6       $5,619,455               12/31/2006    $11,325,334
   7       $4,241,695               12/31/2005     $6,408,888
   8       $5,739,331               12/31/2006    $10,948,949
   9       $1,584,368               12/31/2005     $4,979,745
   10         NAP                          NAP     $5,376,931
   11      $3,040,959               12/31/2005     $5,779,100
   12      $3,914,869               12/31/2005     $5,065,615
   13         NAP                          NAP     $4,425,949
   14      $3,496,825   Ann. 9 mos. 09/30/2006     $5,041,582
   15       $663,574    Ann. 9 mos. 09/30/2006     $1,744,388
   16      $2,888,259          T-12 09/30/2006     $4,006,567
   17         NAP                          NAP     $3,350,516
   18         NAP                          NAP     $2,827,627
   19      $2,427,688               12/31/2005     $3,641,110
   20      $1,968,611               12/31/2006     $3,449,208
   21      $2,295,079          T-12 11/30/2006     $6,421,743
   22      $2,081,621               12/31/2005     $4,010,725
   23      $2,061,152          T-12 06/30/2006     $2,394,365
   24         NAP                          NAP     $2,686,705
   25      $1,032,256               12/31/2006     $3,868,609
   26      $1,174,200   Ann. 9 mos. 09/30/2006     $1,496,068
   27       $927,000    Ann. 9 mos. 09/30/2006       $809,390
   28      $1,730,058          T-12 11/30/2006     $2,493,931
   29      $1,558,022   Ann. 5 mos. 05/31/2006     $2,421,557
   30      $1,118,297               12/31/2006     $3,104,780
   31         NAP                          NAP     $1,903,860
   32      $2,047,523               12/31/2005     $2,622,429
   33      $2,056,533  Ann. 11 mos. 11/30/2006     $3,140,366
   34         NAP                          NAP     $2,196,826
   35         NAP                          NAP     $7,773,600
   36      $1,262,709          T-12 06/30/2006     $2,838,814
   37         NAP                          NAP     $2,218,992
   38         NAP                          NAP     $2,050,716
   39         NAP                          NAP     $1,456,400
   40      $1,052,982               12/31/2005     $1,599,339
   41         NAP                          NAP     $1,309,150
   42      $1,519,010  Ann. 11 mos. 11/30/2006     $7,525,742
   43      $1,163,353   Ann. 9 mos. 09/30/2006     $1,655,021
   44      $1,373,474  Ann. 10 mos. 10/31/2006     $2,565,764
   45         NAP                          NAP       $859,345
   46       $382,338                12/31/2006     $1,715,779
   47      $1,183,079  Ann. 10 mos. 10/31/2006     $1,467,860
   48      $1,315,837   Ann. 9 mos. 09/30/2006     $1,273,389
   49      $1,206,423          T-12 06/30/2006     $1,571,409
   50      $1,147,367   Ann. 9 mos. 09/30/2006     $1,824,777
   51      $1,769,875               12/31/2005     $3,633,767

   52       $420,126                12/31/2005       $646,917
   53       $158,378                12/31/2005       $271,529
   54       $153,453                12/31/2005       $257,817
   55       $135,710                12/31/2005       $235,337
   56       $139,262                12/31/2005       $176,400
   57       $919,965                12/31/2005     $1,544,334
   58      $1,138,854   Ann. 9 mos. 09/30/2006     $1,063,606
   59       $780,284           T-12 10/31/2006     $1,425,030
   60         NAP                          NAP     $1,435,584
   61       $762,309           T-12 09/30/2006     $1,330,744
   62         NAP                          NAP     $1,701,484
   63         NAP                          NAP     $1,991,148
   64      $1,002,360    Ann 6 mos. 06/30/2006     $1,915,270
   65      $1,015,842          T-12 10/30/2006     $2,720,182
   66         NAP                          NAP     $1,444,009
   67      $1,076,726               12/31/2006     $2,551,619
   68         NAP                          NAP     $1,900,608
   69      $1,173,834               12/31/2006     $1,593,214
   70         NAP                          NAP     $1,972,585
   71       $891,923           T-12 11/30/2006     $2,365,932
   72       $454,132                12/31/2005     $3,286,050

   73         NAP                          NAP       $457,724
   74         NAP                          NAP       $534,935
   75       $886,219           T-12 08/15/2006     $1,079,172
   76         NAP                          NAP     $1,204,771
   77       $594,913                12/31/2005       $859,725
   78       $429,654                12/31/2005       $475,981
   79       $335,368                12/31/2005       $395,271
   80       $705,506                12/31/2005       $879,301
   81       $895,370                12/31/2006     $2,014,759
   82         NAP                          NAP     $1,544,206
   83       $997,121                12/31/2005     $2,280,678
   84         NAP                          NAP       $858,301
   85         NAP                          NAP       $660,000
   86       $593,259   Ann. 10 mos. 10/31/2006     $1,743,015
   87       $726,682                12/31/2005     $2,186,009
   88       $988,664                12/31/2006     $2,466,546
   89       $819,127                12/31/2006     $1,279,950

   90         NAP                          NAP       $213,275
   91         NAP                          NAP       $213,750
   92         NAP                          NAP       $179,550
   93         NAP                          NAP       $170,050
   94       $793,722    Ann. 9 mos. 09/30/2006       $723,166
   95       $363,068     Ann 6 mos. 06/30/2006       $854,165
   96       $946,370           T-12 10/31/2006     $1,268,716
   97      $1,225,347          T-12 10/30/2006     $6,248,157
   98      $1,045,500               12/31/2006       $994,204
   99       $524,827                12/31/2005       $697,959
  100      $1,037,023               12/31/2006     $1,345,677
  101       $861,483    Ann. 6 mos. 09/30/2006     $1,174,974
  102       $584,826                12/31/2006       $751,464
  103       $516,066      T-8 (8/31/2006) Ann.       $910,564
  104      $1,295,793          T-12 10/31/2006     $2,580,988
  105       $601,693                12/31/2006       $913,974
  106       $668,862   Ann. 10 mos. 10/31/2006     $1,104,055
  107       $395,177           T-12 06/30/2006       $893,424
  108         NAP                          NAP       $652,364
  109         NAP                          NAP       $566,533
  110       $690,733           T-12 11/30/2006     $1,703,288
  111       $42,088                 12/31/2005     $4,960,890
  112       $628,392           T-12 09/30/2006       $779,818
  113         NAP                          NAP       $565,000
  114       $431,631   Ann. 11 mos. 11/30/2006       $765,998
  115       $708,145   Ann. 11 mos. 11/30/2006       $883,436
  116       $597,534   Ann. 10 mos. 10/31/2006     $1,012,874
  117       $637,997           T-12 10/31/2006     $1,741,775
  118         NAP                          NAP       $895,400
  119       $429,021            T-3 12/31/2006       $766,752
  120       $516,624           T-12 08/31/2006     $2,184,322
  121       $335,100           T-12 06/30/2006       $778,078
  122       $582,157    Ann. 6 mos. 07/02/2006       $972,212
  123       $712,384           T-12 11/30/2006     $1,936,949
  124       $593,517   Ann. 11 mos. 11/06/2006       $724,513
  125         NAP                          NAP       $680,715
  126         NAP                          NAP       $629,747
  127         NAP                          NAP       $560,523
  128         NAP                          NAP       $471,983
  129         NAP                          NAP       $505,291
  130       $392,150           T-12 09/30/2006       $413,830
  131       $413,275                12/31/2006       $508,941
  132         NAP                          NAP       $371,783
  133       $432,740    Ann. 9 mos. 09/30/2006       $551,734
  134       $920,472                12/31/2005     $1,043,833
  135       $528,757                12/31/2005       $748,422
  136       $810,926           T-12 11/30/2006     $1,014,111

  137         NAP                          NAP       $423,384
  138         NAP                          NAP       $153,984
  139       $479,106                12/31/2006     $1,067,379
  140       $509,367                12/31/2006       $827,832
  141       $367,361           T-12 10/31/2006       $517,471
  142       $385,641                12/31/2005       $612,813
  143         NAP                          NAP       $295,625
  144       $529,445                12/31/2005       $584,428
  145       $305,000                12/31/2005       $401,439
  146       $353,829                12/31/2006       $472,978
  147       $372,108           T-12 07/31/2006       $467,976
  148         NAP                          NAP       $383,084
  149       $214,684    Ann. 3 mos. 09/30/2006       $513,075
  150       $278,099                12/31/2005       $350,800
  151       $306,642                12/31/2005       $636,935
  152       $254,830           T-12 09/30/2006     $3,968,854
  153       $531,304                12/31/2005       $602,983
  154       $442,252                12/31/2006       $623,799
  155         NAP                          NAP       $285,428
  156       $350,938                12/31/2005       $430,766
  157       $506,623           T-12 08/31/2006     $1,637,016
  158         NAP                          NAP       $367,299
  159       $503,498    Ann. 9 mos. 09/30/2006       $787,297
  160       $354,820                12/31/2006       $409,950
  161       $312,357                12/31/2005       $420,445
  162       $409,883                12/31/2006       $577,383
  163       $677,690    Ann. 9 mos. 09/28/2006       $792,369
  164       $265,976                12/31/2005       $447,992
  165         NAP                          NAP       $439,348
  166         NAP                          NAP       $487,567
  167       $233,051                12/31/2005       $305,586
  168       $301,632   Ann. 11 mos. 11/30/2006       $375,648
  169       $331,151           T-12 10/31/2006       $625,829
  170       $215,707   Ann. 10 mos. 10/31/2006       $417,536
  171         NAP                          NAP       $410,542
  172       $293,145                12/31/2005       $283,413
  173         NAP                          NAP       $315,233
  174       $211,089                12/31/2005       $395,188
  175         NAP                          NAP       $276,329
  176       $243,035           T-12 06/30/2006       $319,544
  177         NAP                          NAP       $381,019
  178         NAP                          NAP       $392,906
  179         NAP                          NAP       $275,647
  180       $237,705    Ann. 9 mos. 09/30/2006       $293,100
  181       $256,883           T-12 10/31/2006       $278,557
  182       $261,668                12/31/2006       $381,865
  183       $174,184                12/31/2005       $343,788
  184         NAP                          NAP       $294,437
  185         NAP                          NAP       $247,013
  186         NAP                          NAP       $231,049
  187       $357,605                12/31/2006       $625,754
  188       $280,710           T-12 09/30/2006       $339,478
  189       $296,923   Ann. 10 mos. 10/31/2006       $346,133
  190       $204,669                10/31/2006       $249,258
  191         NAP                          NAP       $286,380
  192         NAP                          NAP       $261,047
  193       $334,616           T-12 11/30/2006       $534,274
  194       $271,280                12/31/2005       $635,411
  195       $133,675            9/11/2006 Ann.       $281,591
  196       $115,158           T-10 10/31/2006       $363,291
  197         NAP                          NAP       $252,754
  198       $188,286                12/31/2006       $448,377
  199       $276,193                12/31/2006       $320,763
  200       $186,417                12/31/2006       $495,041
  201       $142,144    Ann. 6 mos. 11/30/2006       $261,438
  202       $190,752                12/31/2006       $278,377
  203         NAP                          NAP       $204,250
  204         NAP                          NAP       $622,173
  205         NAP                          NAP       $236,818
  206       $249,308                12/31/2006       $438,149
  207       $548,484                12/31/2005       $972,432
  208       $420,859   Ann. 10 mos. 10/31/2006       $568,749
  209       $410,173   Ann. 11 mos. 11/30/2006       $707,659
  210       $178,357           T-12 08/31/2006       $213,670
  211       $223,241    Ann. 9 mos. 09/30/2006       $339,043
  212         NAP                          NAP       $338,077
  213       $190,458                12/31/2006       $333,209
  214       $215,336                12/31/2006       $269,432
  215       $162,276                12/31/2005       $356,263

  216         NAP                          NAP       $130,257
  217         NAP                          NAP        $47,374
  218       $202,953           T-12 10/31/2006       $359,546
  219         NAP                          NAP       $161,085
  220       $116,582                12/31/2006       $299,984
  221       $151,412                12/31/2006       $190,244
  222       $175,174                12/31/2006       $203,538
  223       $198,300    Ann. 9 mos. 09/30/2006       $262,690
  224         NAP                          NAP       $240,605
  225       $130,225                12/31/2006       $188,131
  226         NAP                          NAP       $216,341
  227       $303,158    Ann. 8 mos. 12/31/2006       $337,530
  228         NAP                          NAP       $128,900
  229         NAP                          NAP       $128,701
  230         NAP                          NAP       $134,748
  231         NAP                          NAP       $187,939
  232       $131,353                12/31/2006       $211,791
  233       $108,570                12/31/2005       $186,420
  234         NAP                          NAP       $134,198
  235       $112,618                12/31/2006       $296,138
  236       $124,245                12/31/2006       $161,648
  237         NAP                          NAP       $118,912
  238         NAP                          NAP       $147,875
  239         NAP                          NAP       $176,045
  240         NAP                          NAP       $197,505
  241         NAP                          NAP       $115,380
  242         NAP                          NAP       $159,250
  243         NAP                          NAP       $124,444
  244         NAP                          NAP       $156,934
  245       $122,030                12/31/2006       $195,093
  246       $92,940                 12/31/2006       $112,223
  247       $83,421                 12/31/2006        $70,823

MORTGAGE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE       NOI           NCF           NCF POST IO      CUT-OFF DATE
LOAN NO.     EXPENSES         NOI       CAPITAL ITEMS    CASH FLOW     DSCR (X) (9)  DSCR (X) (9)  PERIOD DSCR (X)(10)       LTV
------------------------------------------------------------------------------------------------------------------------------------

    1       $19,591,041    $19,405,494   $1,230,846    $18,174,647         2.31           2.17              2.17             41.1%
    2          $296,481    $14,527,552   $1,023,709    $13,503,843         2.41           2.24              2.24             54.4%
    3       $12,132,399    $12,521,435     $932,936    $11,588,498         2.71           2.50              2.50             55.6%
    4        $5,371,377     $8,250,803     $538,113     $7,712,690         1.73           1.62              1.62             68.6%
    5          $133,722     $6,552,378     $342,084     $6,210,294         1.69           1.60              1.60             66.0%
    6        $5,772,617     $5,552,717     $613,775     $4,938,942         1.38           1.23              1.23             61.6%
    7        $2,238,030     $4,170,858     $218,592     $3,952,266         1.55           1.47              1.47             75.0%
    8        $5,136,189     $5,812,760     $437,958     $5,374,802         2.24           2.07              2.07             64.7%
    9        $2,112,806     $2,866,939     $315,718     $2,551,221         1.60           1.42              1.42             62.6%
   10        $2,004,010     $3,372,920     $104,392     $3,268,529         2.00           1.94              1.94             54.5%
   11        $1,563,853     $4,215,246     $224,125     $3,991,121         2.60           2.46              2.46             46.7%
   12        $1,069,926     $3,995,689      $88,976     $3,906,713         2.55           2.49              2.49             48.3%
   13        $1,656,774     $2,769,175      $95,669     $2,673,506         1.29           1.25              1.25             76.7%
   14        $1,612,210     $3,429,372     $427,299     $3,002,073         2.29           1.98              1.98             50.8%
   15          $820,116       $924,272     $168,448       $755,824         2.29           1.98              1.98             50.8%
   16        $1,175,120     $2,831,447           $0     $2,831,447         1.99           1.99              1.99             61.6%
   17          $857,451     $2,493,065     $170,218     $2,322,847         1.59           1.48              1.26             69.7%
   18          $833,573     $1,994,054      $45,000     $1,949,054         1.41           1.37              1.15             75.0%
   19        $1,203,792     $2,437,318      $55,246     $2,382,072         1.86           1.81              1.81             64.5%
   20        $1,565,312     $1,883,895      $66,000     $1,817,895         1.51           1.45              1.45             68.2%
   21        $3,944,958     $2,476,785     $256,870     $2,219,915         1.66           1.49              1.29             74.4%
   22        $1,344,682     $2,666,043     $116,216     $2,549,827         2.27           2.17              2.17             54.5%
   23          $526,184     $1,868,182      $75,326     $1,792,856         1.61           1.55              1.55             63.6%
   24        $1,322,899     $1,363,806      $38,732     $1,325,074         1.25           1.21              1.21             75.7%
   25        $2,193,336     $1,675,273     $358,717     $1,316,556         1.63           1.28              1.28             71.2%
   26          $272,059     $1,224,009      $58,461     $1,165,548         1.19           1.13              1.13             79.5%
   27          $154,751       $654,639      $34,119       $620,520         1.19           1.13              1.13             79.5%
   28          $811,725     $1,682,206      $79,979     $1,602,227         1.71           1.63              1.33             79.7%
   29          $834,238     $1,587,319      $70,000     $1,517,319         1.53           1.47              1.23             79.5%
   30        $1,284,287     $1,820,493     $146,844     $1,673,649         1.82           1.67              1.40             55.7%
   31          $416,870     $1,486,990     $116,963     $1,370,027         1.58           1.45              1.20             61.1%
   32          $701,404     $1,921,026      $82,814     $1,838,211         2.14           2.05              2.05             46.3%
   33        $1,037,447     $2,102,919      $62,012     $2,040,908         2.05           1.98              1.98             56.2%
   34          $455,757     $1,741,069     $126,500     $1,614,569         1.96           1.82              1.52             60.7%
   35        $5,519,042     $2,254,558     $310,944     $1,943,614         2.08           1.80              1.80             58.7%
   36        $1,456,845     $1,381,969      $32,500     $1,349,469         1.70           1.66              1.66             51.4%
   37          $821,725     $1,397,267     $149,272     $1,247,995         1.43           1.28              1.12             65.0%
   38           $41,014     $2,009,702     $160,207     $1,849,495         2.66           2.45              2.45             48.8%
   39           $29,128     $1,427,272      $23,395     $1,403,877         1.83           1.80              1.80             64.4%
   40          $534,161     $1,065,178      $36,168     $1,029,010         1.48           1.43              1.43             58.4%
   41          $244,559     $1,064,591      $36,519     $1,028,072         1.51           1.45              1.20             78.5%
   42        $5,820,313     $1,705,429     $338,658     $1,366,771         1.93           1.55              1.55             65.7%
   43          $513,950     $1,141,071     $139,904     $1,001,167         1.67           1.47              1.47             66.0%
   44        $1,181,706     $1,384,058     $135,752     $1,248,306         1.93           1.74              1.46             70.6%
   45           $17,187       $842,158           $0       $842,158         1.23           1.23              1.23             71.4%
   46          $461,681     $1,254,098      $51,192     $1,202,906         1.95           1.87              1.55             59.7%
   47          $359,344     $1,108,517     $136,107       $972,411         1.70           1.49              1.49             75.3%
   48           $38,202     $1,235,187      $55,545     $1,179,642         1.62           1.54              1.54             61.2%
   49          $388,404     $1,183,005      $60,272     $1,122,733         1.98           1.88              1.88             46.8%
   50          $646,669     $1,178,108     $110,868     $1,067,240         1.98           1.79              1.79             66.3%
   51        $1,953,031     $1,680,736     $414,520     $1,266,215         2.97           2.24              2.24             30.3%

   52          $192,420       $454,497      $13,588       $440,909         1.87           1.82              1.82             50.3%
   53           $89,214       $182,315       $3,635       $178,680         1.87           1.82              1.82             50.3%
   54           $83,857       $173,960       $3,635       $170,325         1.87           1.82              1.82             50.3%
   55           $82,542       $152,795       $3,733       $149,063         1.87           1.82              1.82             50.3%
   56           $82,079        $94,321       $2,868        $91,454         1.87           1.82              1.82             50.3%
   57          $548,629       $995,705      $98,937       $896,768         1.63           1.47              1.24             60.6%
   58           $31,908     $1,031,697      $52,262       $979,436         1.54           1.47              1.47             63.7%
   59          $545,196       $879,834      $72,437       $807,397         1.61           1.48              1.22             80.0%
   60          $457,736       $977,847      $88,603       $889,244         1.75           1.59              1.33             65.1%
   61          $343,724       $987,020      $66,660       $920,360         1.46           1.36              1.36             57.5%
   62          $468,055     $1,233,429      $58,983     $1,174,447         2.37           2.26              2.26             46.8%
   63          $940,073     $1,051,075     $210,259       $840,816         1.91           1.52              1.27             76.0%
   64          $892,274     $1,022,996      $62,434       $960,563         1.92           1.80              1.51             54.2%
   65        $1,749,244       $970,939     $108,807       $862,131         1.84           1.63              1.36             70.9%
   66          $420,787     $1,023,221     $100,195       $923,027         1.44           1.30              1.30             70.4%
   67        $1,515,255     $1,036,364     $102,065       $934,299         1.73           1.56              1.56             75.4%
   68          $900,428     $1,000,179      $62,792       $937,387         1.75           1.64              1.64             59.6%
   69          $529,310     $1,063,904      $79,097       $984,807         1.80           1.67              1.67             48.5%
   70          $588,474     $1,384,111      $66,423     $1,317,688         2.98           2.84              2.84             36.5%
   71        $1,493,995       $871,937      $94,637       $777,300         1.77           1.57              1.32             71.7%
   72          $943,767     $2,342,283      $40,000     $2,302,283         4.29           4.22              4.22             24.2%

   73           $89,809       $367,915       $9,828       $358,087         1.51           1.47              1.26             68.4%
   74          $149,089       $385,846       $7,697       $378,149         1.51           1.47              1.26             68.4%
   75          $317,654       $761,519      $77,356       $684,163         1.58           1.42              1.20             80.0%
   76          $290,432       $914,339      $83,268       $831,071         1.64           1.49              1.49             62.3%
   77          $220,983       $638,742      $24,500       $614,242         1.22           1.18              1.18             66.1%
   78           $81,399       $394,582      $17,768       $376,814         1.37           1.30              1.30             78.8%
   79           $85,889       $309,382      $17,579       $291,803         1.37           1.30              1.30             78.8%
   80          $179,994       $699,307      $37,195       $662,111         1.60           1.51              1.27             80.0%
   81          $873,166     $1,141,593     $199,612       $941,980         2.56           2.11              1.79             54.2%
   82          $656,998       $887,207      $32,207       $855,000         2.29           2.21              2.21             48.0%
   83        $1,353,337       $927,341      $39,750       $887,591         2.30           2.20              1.82             49.0%
   84           $75,749       $782,552       $9,096       $773,456         1.79           1.77              1.51             56.9%
   85                $0       $660,000           $0       $660,000         1.57           1.57              1.57             66.0%
   86          $627,345     $1,115,671     $152,110       $963,560         2.27           1.96              1.96             46.9%
   87        $1,218,589       $967,419      $45,760       $921,659         2.06           1.96              1.96             36.0%
   88        $1,481,535       $985,012      $98,662       $886,350         2.58           2.32              1.91             70.5%
   89          $404,451       $875,500      $81,625       $793,875         2.24           2.03              2.03             52.4%

   90            $6,398       $206,877      $12,040       $194,837         2.00           1.87              1.87             54.1%
   91            $6,413       $207,338      $12,040       $195,298         2.00           1.87              1.87             54.1%
   92            $5,387       $174,164      $12,040       $162,124         2.00           1.87              1.87             54.1%
   93            $5,102       $164,949      $12,040       $152,909         2.00           1.87              1.87             54.1%
   94           $21,695       $701,471      $36,413       $665,058         1.64           1.56              1.56             58.9%
   95          $240,664       $613,501      $75,032       $538,469         1.76           1.54              1.54             63.4%
   96          $436,627       $832,089      $91,862       $740,227         2.20           1.96              1.67             58.9%
   97        $5,079,835     $1,168,322     $249,926       $918,396         2.67           2.10              2.10             52.0%
   98            $9,738       $984,466           $0       $984,466         1.99           1.99              1.99             36.4%
   99           $13,959       $684,000           $0       $684,000         2.04           2.04              1.67             69.0%
   100         $723,020       $622,657      $93,970       $528,687         1.41           1.20              1.20             63.3%
   101         $428,088       $746,885      $16,896       $729,989         1.66           1.62              1.62             45.9%
   102         $201,304       $550,161      $33,110       $517,051         1.28           1.20              1.20             61.6%
   103         $347,360       $563,204      $48,649       $514,555         1.62           1.48              1.25             68.8%
   104       $1,558,185     $1,022,803     $103,240       $919,563         3.32           2.98              2.98             50.0%
   105         $346,836       $567,138      $27,184       $539,954         1.72           1.64              1.37             61.8%
   106         $443,609       $660,446      $69,975       $590,470         1.59           1.42              1.42             60.0%
   107         $379,115       $514,309       $7,500       $506,809         1.73           1.70              1.70             51.9%
   108          $85,328       $567,036      $17,753       $549,283         1.42           1.38              1.38             59.3%
   109          $16,996       $549,537      $19,268       $530,269         1.61           1.55              1.33             64.3%
   110         $989,499       $713,788      $68,132       $645,657         2.17           1.97              1.57             75.4%
   111       $2,196,879     $2,764,011      $25,000     $2,739,011         9.97           9.88              9.88             7.7%
   112         $136,753       $643,065      $49,493       $593,572         2.11           1.95              1.65             51.3%
   113               $0       $565,000           $0       $565,000         1.96           1.96              1.96             55.6%
   114         $227,376       $538,622      $31,130       $507,492         1.92           1.81              1.81             58.8%
   115         $288,744       $594,691       $8,649       $586,042         1.72           1.69              1.69             55.5%
   116         $288,859       $724,016      $85,847       $638,168         2.10           1.85              1.85             49.9%
   117       $1,144,620       $597,155      $69,671       $527,484         1.57           1.39              1.39             68.2%
   118          $26,862       $868,538      $56,707       $811,831         3.21           3.00              3.00             39.4%
   119         $286,272       $480,480       $8,665       $471,815         1.67           1.64              1.39             64.6%
   120       $1,549,054       $635,268      $52,689       $582,579         2.44           2.24              2.24             36.6%
   121         $377,896       $400,182      $11,000       $389,182         1.61           1.57              1.57             55.6%
   122         $243,452       $728,759      $37,335       $691,424         2.40           2.28              2.28             46.8%
   123       $1,227,029       $709,920      $77,478       $632,442         1.90           1.69              1.69             59.1%
   124         $229,194       $495,320      $45,675       $449,645         1.55           1.41              1.41             53.1%
   125         $220,571       $460,144      $51,709       $408,435         1.47           1.30              1.30             78.5%
   126         $168,603       $461,144      $27,336       $433,808         1.49           1.40              1.40             79.7%
   127         $111,920       $448,603      $23,988       $424,615         1.84           1.74              1.74             60.5%
   128          $14,159       $457,823      $16,147       $441,677         1.93           1.86              1.86             60.0%
   129         $130,379       $374,912      $18,959       $355,953         1.62           1.54              1.26             62.5%
   130          $12,415       $401,415       $2,268       $399,147         1.64           1.63              1.63             65.5%
   131         $126,449       $382,491      $34,509       $347,982         1.64           1.49              1.24             75.0%
   132          $89,968       $281,815           $0       $281,815         1.16           1.16              1.16             38.1%
   133         $126,093       $425,641      $31,477       $394,164         1.90           1.76              1.76             56.1%
   134         $171,629       $872,204      $74,749       $797,455         3.13           2.86              2.86             31.3%
   135         $219,273       $529,149      $42,598       $486,551         1.94           1.78              1.78             58.8%
   136         $206,703       $807,408      $46,830       $760,577         2.43           2.29              2.29             31.3%

   137          $59,669       $363,715      $24,375       $339,340         1.71           1.59              1.59             63.4%
   138          $21,702       $132,282       $8,865       $123,417         1.71           1.59              1.59             63.4%
   139         $640,357       $427,022      $53,369       $373,653         1.49           1.30              1.30             74.9%
   140         $338,509       $489,323      $57,825       $431,498         1.83           1.61              1.61             53.0%
   141         $162,748       $354,723      $20,682       $334,041         1.61           1.52              1.52             58.3%
   142         $197,278       $415,536      $19,583       $395,953         2.10           2.00              1.65             50.7%
   143           $2,956       $292,669           $0       $292,669         1.15           1.15              1.15             76.6%
   144         $161,878       $422,550      $16,617       $405,933         1.70           1.63              1.63             48.5%
   145          $93,837       $307,602      $13,440       $294,162         1.26           1.21              1.21             77.6%
   146          $94,980       $377,998      $21,401       $356,597         1.57           1.48              1.48             63.4%
   147         $106,454       $361,522      $15,411       $346,111         1.54           1.48              1.48             39.4%
   148          $11,493       $371,592      $47,236       $324,356         2.01           1.75              1.75             63.5%
   149         $220,330       $292,745      $12,477       $280,268         1.50           1.43              1.20             80.0%
   150          $71,378       $279,422      $23,654       $255,768         1.51           1.39              1.15             52.5%
   151         $222,941       $413,994      $52,864       $361,130         1.89           1.65              1.65             51.5%
   152       $1,614,494     $2,354,360      $55,393     $2,298,967         10.29         10.05             10.05             8.2%
   153          $78,009       $524,975      $24,422       $500,552         2.20           2.10              2.10             28.2%
   154         $210,210       $413,589      $23,983       $389,606         2.09           1.97              1.97             51.9%
   155           $8,563       $276,865       $8,750       $268,115         1.57           1.52              1.25             75.6%
   156          $83,338       $347,428       $4,438       $342,990         1.24           1.23              1.23             54.3%
   157       $1,198,167       $438,850      $65,481       $373,369         1.76           1.50              1.50             70.3%
   158          $75,743       $291,556       $4,606       $286,950         1.63           1.60              1.34             57.6%
   159         $311,453       $475,844      $82,245       $393,599         2.23           1.85              1.85             38.6%
   160          $90,550       $319,401      $16,687       $302,713         1.73           1.64              1.39             64.9%
   161         $104,229       $316,216      $21,479       $294,737         1.39           1.29              1.29             69.7%
   162         $137,914       $439,469      $41,216       $398,253         2.05           1.86              1.86             47.5%
   163         $250,029       $542,340      $53,528       $488,812         2.10           1.89              1.89             38.3%
   164          $81,899       $366,093      $21,420       $344,673         1.45           1.36              1.36             63.4%
   165         $113,533       $325,815      $17,700       $308,115         1.42           1.34              1.34             69.0%
   166         $216,316       $271,251      $23,732       $247,519         1.33           1.21              1.21             72.4%
   167          $64,225       $241,361      $16,130       $225,231         1.48           1.38              1.15             66.7%
   168          $54,398       $321,250      $24,221       $297,029         1.58           1.46              1.46             45.8%
   169         $289,556       $336,273      $12,987       $323,285         1.70           1.63              1.63             60.8%
   170         $115,929       $301,607      $27,276       $274,331         1.61           1.47              1.47             53.9%
   171          $83,532       $327,010      $16,204       $310,805         2.22           2.11              2.11             44.2%
   172          $11,337       $272,076      $32,671       $239,406         1.52           1.34              1.34             57.9%
   173          $65,600       $249,633       $2,625       $247,008         1.32           1.31              1.31             70.7%
   174         $156,348       $238,840      $15,482       $223,358         1.37           1.28              1.28             73.3%
   175          $62,991       $213,339       $4,095       $209,244         1.23           1.21              1.21             77.4%
   176          $69,263       $250,281      $15,969       $234,313         1.45           1.36              1.36             77.8%
   177          $45,833       $335,186      $10,930       $324,256         2.03           1.96              1.96             45.4%
   178         $152,926       $239,980      $12,617       $227,363         1.79           1.69              1.42             73.5%
   179          $69,282       $206,365      $12,445       $193,920         1.28           1.20              1.20             60.2%
   180          $95,467       $197,633       $6,107       $191,526         1.25           1.21              1.21             58.7%
   181          $41,663       $236,894      $12,346       $224,548         1.88           1.78              1.47             63.8%
   182         $131,949       $249,917       $8,325       $241,592         1.78           1.72              1.48             71.0%
   183         $152,411       $191,377       $1,935       $189,442         1.23           1.21              1.21             62.8%
   184          $51,138       $243,299       $6,558       $236,741         1.45           1.41              1.41             59.5%
   185           $4,940       $242,073       $3,527       $238,547         1.83           1.80              1.80             65.0%
   186           $5,078       $225,970       $1,986       $223,984         1.46           1.45              1.45             67.3%
   187         $225,608       $400,146      $30,320       $369,827         2.52           2.33              2.33             40.1%
   188          $85,135       $254,342      $12,520       $241,822         1.38           1.31              1.31             65.7%
   189         $109,404       $236,729       $5,760       $230,969         1.88           1.83              1.54             43.8%
   190          $52,869       $196,389       $9,581       $186,808         1.31           1.25              1.25             79.2%
   191          $61,217       $225,163      $20,194       $204,969         1.50           1.36              1.36             64.9%
   192          $63,442       $197,605       $3,992       $193,613         1.34           1.31              1.31             76.1%
   193         $219,276       $314,998      $12,049       $302,949         2.19           2.11              2.11             51.9%
   194         $211,945       $423,466      $19,067       $404,399         2.39           2.28              2.28             23.2%
   195          $88,341       $193,250      $15,852       $177,398         1.27           1.17              1.17             69.5%
   196          $89,318       $273,973      $19,216       $254,756         1.95           1.82              1.82             59.0%
   197           $7,448       $245,306       $3,589       $241,717         2.22           2.18              2.18             58.7%
   198         $252,894       $195,482      $27,000       $168,482         1.46           1.25              1.25             73.7%
   199          $75,514       $245,250       $8,660       $236,590         2.26           2.18              1.80             53.9%
   200         $246,481       $248,560      $29,470       $219,090         1.73           1.52              1.52             37.2%
   201          $93,495       $167,943       $3,475       $164,468         1.24           1.22              1.22             75.2%
   202          $86,517       $191,860      $12,757       $179,103         1.82           1.70              1.40             59.1%
   203           $6,128       $198,123       $3,000       $195,123         1.68           1.65              1.65             64.9%
   204         $165,991       $456,182      $26,341       $429,842         3.01           2.84              2.84             26.1%
   205          $47,843       $188,975           $0       $188,975         1.84           1.84              1.84             64.9%
   206         $177,450       $260,699      $28,396       $232,303         2.01           1.79              1.79             35.7%
   207         $410,142       $562,290      $28,709       $533,581         3.29           3.12              3.12             25.1%
   208         $181,341       $387,407      $23,050       $364,358         2.60           2.44              2.44             23.7%
   209         $321,655       $386,005      $60,016       $325,989         2.99           2.53              2.53             24.0%
   210          $53,736       $159,934       $5,500       $154,434         1.27           1.23              1.23             80.0%
   211         $132,038       $207,005      $27,308       $179,697         2.24           1.94              1.61             62.7%
   212          $63,125       $274,951      $10,566       $264,385         2.14           2.06              2.06             36.7%
   213         $104,364       $228,846      $16,959       $211,887         2.03           1.88              1.88             52.3%
   214          $57,155       $212,277       $4,664       $207,614         1.14           1.12              1.12             76.8%
   215         $143,656       $212,607       $7,941       $204,667         2.42           2.33              1.92             51.7%

   216           $9,884       $120,373       $2,212       $118,161         1.44           1.41              1.41             59.3%
   217           $3,595        $43,780         $805        $42,975         1.44           1.41              1.41             59.3%
   218         $175,635       $183,911       $5,137       $178,774         1.69           1.65              1.65             52.0%
   219          $25,074       $136,011       $4,194       $131,817         1.30           1.26              1.26             70.3%
   220         $166,948       $133,036       $5,600       $127,436         1.27           1.22              1.22             75.7%
   221          $53,018       $137,226      $10,998       $126,228         1.35           1.24              1.24             63.3%
   222          $40,223       $163,315      $25,313       $138,002         1.64           1.39              1.39             54.2%
   223          $87,837       $174,854      $25,541       $149,313         2.27           1.94              1.49             52.2%
   224         $116,626       $123,979           $0       $123,979         1.75           1.75              1.75             55.8%
   225          $60,645       $127,486       $9,280       $118,206         1.73           1.60              1.34             64.1%
   226          $55,234       $161,107      $10,500       $150,607         1.77           1.65              1.65             51.9%
   227         $116,142       $221,387       $9,853       $211,534         2.40           2.29              2.29             36.5%
   228           $7,109       $121,791       $3,412       $118,380         1.59           1.55              1.55             65.3%
   229           $1,286       $127,415           $0       $127,415         1.82           1.82              1.52             56.6%
   230           $4,042       $130,706       $9,307       $121,398         1.48           1.38              1.38             73.1%
   231          $55,934       $132,004       $2,260       $129,744         1.85           1.82              1.55             64.8%
   232          $83,265       $128,526      $18,761       $109,766         1.59           1.36              1.36             70.8%
   233          $72,353       $114,067       $2,883       $111,184         1.44           1.41              1.41             77.1%
   234          $37,635        $96,563       $2,386        $94,178         1.44           1.40              1.20             75.7%
   235         $181,518       $114,620      $20,700        $93,920         1.54           1.26              1.26             65.8%
   236          $62,487        $99,161       $5,760        $93,401         1.27           1.20              1.20             53.8%
   237          $18,285       $100,627       $4,827        $95,800         1.35           1.28              1.28             68.6%
   238          $46,120       $101,754       $3,634        $98,120         1.35           1.30              1.30             66.8%
   239          $46,592       $129,453       $4,200       $125,253         1.82           1.77              1.77             52.6%
   240          $50,925       $146,580      $19,140       $127,440         1.92           1.67              1.67             38.4%
   241           $2,308       $113,073       $3,767       $109,306         1.56           1.51              1.51             58.6%
   242          $36,939       $122,311       $8,963       $113,348         1.38           1.28              1.28             68.7%
   243          $28,232        $96,212       $2,878        $93,334         1.60           1.56              1.24             57.7%
   244           $4,708       $152,226       $3,379       $148,847         2.24           2.19              2.19             36.6%
   245          $87,160       $107,932       $9,000        $98,932         1.58           1.44              1.44             74.9%
   246          $31,365        $80,858       $2,433        $78,425         1.24           1.20              1.20             48.3%
   247          $15,515        $55,309       $2,716        $52,593         1.37           1.30              1.30             48.1%
                                                                           1.95           1.82              1.77             59.6%

MORTGAGE  BALLOON     BALLOON     APPRAISED    VALUATION                                                                LEASE
LOAN NO.    LTV       BALANCE        VALUE      DATE(11)   LARGEST TENANT(12)                                     EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------

    1       41.1%  $150,000,000  $365,000,000  01/03/2007  Interpublic Group                                          12/31/2014
    2       54.4%  $112,695,000  $207,260,000  12/01/2006  AT&T Services, Inc.                                        09/20/2017
    3       55.6%   $89,000,000  $160,000,000  01/01/2007  Fulbright & Jaworski L.L.P.                                02/28/2014
    4       57.5%   $58,602,571  $102,000,000  02/05/2007  The E.W. Scripps Company                                   11/30/2012
    5       66.0%   $68,250,000  $103,400,000  12/05/2006  Academy,Ltd.                                               01/31/2027
    6       61.6%   $65,000,000  $105,550,000  07/24/2006  Viad Corp                                                  08/31/2011
    7       75.0%   $48,000,000   $64,000,000  12/12/2006  Frank Russell Company                                      11/30/2013
    8       64.7%   $45,000,000   $69,500,000  11/02/2006  NAP                                                           NAP
    9       62.6%   $31,500,000   $50,300,000  01/26/2007  Manugistics                                                03/31/2008
   10       54.5%   $30,275,000   $55,500,000  10/22/2006  L.A. Fitness                                               01/21/2022
   11       46.7%   $30,000,000   $64,200,000  08/29/2006  Bath and Body Works                                        12/31/2015
   12       48.3%   $28,500,000   $59,000,000  01/17/2007  Home Depot U.S.A., Inc.                                    01/31/2014
   13       66.3%   $24,200,438   $36,500,000  02/01/2007  Physicians Office                                          01/03/2022
   14       43.8%   $18,376,084   $41,000,000  02/21/2007  Accpac International                                       07/01/2007
   15       43.8%    $5,704,328   $14,000,000  02/21/2007  Simons & Brecht Inc. dba Stony Point Executive Offices     12/31/2010
   16       61.6%   $26,000,000   $42,200,000  11/03/2006  Creative Office Interiors                                  02/28/2015
   17       63.4%   $22,726,400   $35,850,000  01/04/2007  BTJD                                                       09/30/2011
   18       73.2%   $23,436,856   $32,000,000  12/01/2006  NAP                                                           NAP
   19       64.5%   $23,400,000   $36,300,000  12/06/2006  Abercrombie & Fitch                                        01/31/2008
   20       68.2%   $23,000,000   $33,700,000  10/16/2006  NAP                                                           NAP
   21       66.7%   $20,608,416   $30,900,000  12/27/2006  NAP                                                           NAP
   22       54.5%   $22,035,000   $40,400,000  06/12/2006  Borders, Inc.                                              06/30/2023
   23       63.6%   $21,000,000   $33,000,000  10/04/2006  Juicy Couture                                              05/31/2016
   24       75.7%   $19,000,000   $25,100,000  01/17/2007  Astoria Federal Savings & Loan                             03/31/2017
   25       71.2%   $18,300,000   $25,700,000  12/12/2006  Wells Fargo Bank, N.A.                                     08/31/2010
   26       68.5%   $10,280,386   $15,000,000  11/17/2006  Sierra Trading Post, Inc.                                  11/30/2021
   27       68.5%    $5,482,872    $8,000,000  11/17/2006  Sierra Trading Post, Inc.                                  11/30/2021
   28       71.3%   $15,982,158   $22,400,000  12/12/2006  Carmike Cinema 6                                           01/31/2024
   29       74.3%   $16,419,761   $22,100,000  10/06/2006  NAP                                                           NAP
   30       51.2%   $15,620,663   $30,500,000  01/11/2007  AGFA                                                       02/29/2012
   31       54.9%   $14,826,018   $27,000,000  01/04/2007  Interior Specialists, Inc.                                 10/31/2010
   32       46.3%   $15,500,000   $33,500,000  11/10/2006  Giant Food                                                 04/30/2012
   33       46.7%   $12,880,544   $27,600,000  01/08/2007  Shop Rite                                                  06/30/2023
   34       55.7%   $13,908,150   $24,950,000  11/11/2006  Custom Marketing Services, Inc.                            04/30/2013
   35       50.0%   $12,750,637   $25,500,000  12/12/2006  NAP                                                           NAP
   36       51.4%   $14,750,000   $28,700,000  10/11/2006  NAP                                                           NAP
   37       57.3%   $12,785,363   $22,300,000  03/01/2007  Piedmont Fayette Hospital                                  09/30/2016
   38       48.8%   $13,755,000   $28,200,000  12/05/2006  Household Credit Services, Inc.                            09/30/2014
   39       64.4%   $12,880,000   $20,000,000  10/16/2006  FedEx Freight East, Inc.                                   09/30/2021
   40       58.4%   $12,500,000   $21,400,000  01/24/2007  NAP                                                           NAP
   41       73.1%   $11,642,831   $15,920,000  01/02/2007  Natural Body International, Inc.                           01/31/2016
   42       55.6%   $10,572,207   $19,000,000  01/10/2007  NAP                                                           NAP
   43       66.0%   $12,000,000   $18,190,000  11/18/2006  K-Mart #4723                                               08/31/2011
   44       68.1%   $11,570,155   $17,000,000  12/05/2006  United Space Alliance                                      05/31/2011
   45       71.4%   $12,000,000   $16,800,000  10/27/2006  North Fork Bank                                            02/28/2031
   46       52.6%    $9,788,378   $18,600,000  01/28/2007  Ross Store                                                 01/31/2016
   47       75.3%   $11,100,000   $14,750,000  11/10/2006  Thomson Broadcast Media Solutions                          08/05/2017
   48       51.5%    $9,318,841   $18,100,000  11/17/2006  Rave Review Cinemas                                        08/31/2023
   49       46.8%   $10,850,000   $23,200,000  10/06/2006  Citibank, N.A. #18                                         08/31/2017
   50       66.3%   $10,500,000   $15,840,000  11/18/2006  TJ Maxx n' More                                            03/31/2013
   51       30.3%   $10,000,000   $33,000,000  11/10/2006  S.K.I.P. of New York, Inc.                                 07/31/2010

   52       50.3%    $4,000,000    $8,500,000  12/15/2006  Panache Editorial, Inc.                                    07/01/2008
   53       50.3%    $1,750,000    $3,120,000  12/15/2006  Piattini                                                   02/01/2011
   54       50.3%    $1,750,000    $2,715,000  12/15/2006  European Watch Co.                                         08/01/2008
   55       50.3%    $1,500,000    $3,100,000  12/15/2006  Sleek, Inc.                                                07/01/2008
   56       50.3%    $1,000,000    $2,450,000  12/15/2006  Teuscher                                                   04/01/2009
   57       54.9%    $9,052,859   $16,500,000  11/15/2006  Flowserve U.S., Inc.                                       05/31/2007
   58       53.6%    $8,143,492   $15,200,000  12/01/2006  Rave Review Cinemas                                        09/24/2023
   59       76.9%    $9,233,698   $12,000,000  11/16/2006  Winn-Dixie                                                 10/06/2014
   60       58.7%    $8,569,583   $14,600,000  01/13/2007  Smitty's Market, LLC                                       07/31/2026
   61       48.9%    $8,045,626   $16,450,000  10/13/2006  Scenic Expressions, Inc.                                   01/31/2016
   62       46.8%    $9,350,000   $20,000,000  10/18/2006  The Stop & Shop Supermarket Company d/b/a Stop & Shop      09/30/2018
   63       73.2%    $9,005,733   $12,300,000  10/14/2006  NC Mutual                                                  12/01/2018
   64       49.9%    $8,277,178   $16,600,000  05/31/2006  ShopRite of Carteret, Inc.                                 05/31/2031
   65       62.6%    $7,949,441   $12,700,000  11/13/2006  NAP                                                           NAP
   66       47.2%    $6,000,052   $12,700,000  07/20/2006  Provo Craft & Novelty, Inc                                 03/31/2020
   67       63.5%    $7,244,230   $11,400,000  01/01/2007  NAP                                                           NAP
   68       49.7%    $7,153,539   $14,400,000  12/28/2006  NAP                                                           NAP
   69       40.9%    $7,159,740   $17,500,000  11/15/2006  La-Z-Boy, Inc.                                             08/31/2008
   70       36.5%    $8,350,000   $22,900,000  10/18/2006  Home Depot                                                 01/31/2016
   71       63.5%    $7,305,520   $11,500,000  12/28/2006  NAP                                                           NAP
   72       20.3%    $6,790,422   $33,500,000  10/13/2006  NAP                                                           NAP

   73       60.9%    $3,595,962    $5,900,000  01/16/2007  Redstone American Grill                                    01/31/2022
   74       60.9%    $3,535,013    $5,800,000  01/04/2007  Redstone American Grill                                    01/31/2022
   75       74.9%    $7,487,704   $10,000,000  12/20/2006  Long Island Jewish Medical Ctr                             09/30/2010
   76       53.0%    $6,619,433   $12,500,000  09/05/2006  Core-Mark, International, Inc.                             04/22/2016
   77       55.9%    $6,317,792   $11,300,000  09/18/2006  Lenscrafters, Inc.                                         12/31/2011
   78       66.4%    $3,464,124    $5,200,000  01/03/2007  Food Lion                                                  06/06/2020
   79       66.4%    $2,748,543    $4,150,000  01/03/2007  Food Lion                                                  05/19/2018
   80       72.3%    $6,648,046    $9,200,000  01/18/2007  Bi-Lo                                                      12/31/2019
   81       47.2%    $6,368,921   $13,500,000  08/06/2006  Election Systems & Software, Inc.                          10/31/2011
   82       48.0%    $7,200,000   $15,000,000  11/10/2006  NAP                                                           NAP
   83       45.7%    $6,530,072   $14,300,000  11/10/2006  NAP                                                           NAP
   84       51.7%    $6,355,999   $12,300,000  08/08/2006  The Stop & Shop Supermarket Company d/b/a Stop & Shop      11/30/2026
   85       66.0%    $7,000,000   $10,600,000  08/22/2006  Walgreen Co.                                               01/31/2082
   86       39.7%    $5,910,509   $14,900,000  11/03/2006  East West bank                                             07/16/2016
   87       30.1%    $5,840,234   $19,400,000  12/27/2006  NAP                                                           NAP
   88       63.4%    $6,023,378    $9,500,000  01/23/2007  NAP                                                           NAP
   89       52.4%    $6,500,000   $12,400,000  01/10/2007  Tile Force                                                 04/30/2008

   90       54.1%    $1,750,000    $3,190,000  09/16/2006  Tractor Supply Company                                     02/28/2021
   91       54.1%    $1,725,000    $3,140,000  09/14/2006  Tractor Supply Company                                     11/13/2021
   92       54.1%    $1,405,000    $2,630,000  09/14/2006  Tractor Supply Company                                     05/31/2021
   93       54.1%    $1,325,000    $2,500,000  09/14/2006  Tractor Supply Company                                     10/23/2021
   94       49.6%    $5,205,118   $10,500,000  11/28/2006  Rave Review Cinemas                                        06/30/2021
   95       63.4%    $6,150,000    $9,700,000  10/23/2006  Jet Propulsion Laboratory                                  06/30/2009
   96       53.4%    $5,531,680   $10,350,000  09/19/2006  ARC Thrift Store                                           07/31/2009
   97       44.2%    $5,176,357   $11,700,000  09/28/2006  NAP                                                           NAP
   98       23.5%    $3,875,623   $16,500,000  02/05/2007  Mrs. Gooch's Natural Food Market, Inc.                     07/31/2021
   99       61.8%    $5,376,426    $8,700,000  11/17/2006  Western Union Financial Services, Inc.                     11/30/2016
   100      51.2%    $4,834,002    $9,450,000  12/21/2006  NGS                                                        05/31/2011
   101      41.6%    $5,411,230   $13,000,000  11/09/2006  NAP                                                           NAP
   102      52.7%    $5,033,355    $9,550,000  12/01/2006  West Marine Products, Inc.                                 12/05/2007
   103      60.4%    $5,072,040    $8,400,000  09/28/2006  Fidelity National Title Company                            01/31/2011
   104      50.0%    $5,500,000   $11,000,000  10/18/2006  NAP                                                           NAP
   105      58.5%    $5,209,728    $8,900,000  12/11/2006  NAP                                                           NAP
   106      46.4%    $4,239,386    $9,130,000  11/20/2006  Suby Von Haden & Associates, S.C.                          12/31/2021
   107      51.9%    $5,400,000   $10,400,000  10/11/2006  NAP                                                           NAP
   108      50.8%    $4,623,858    $9,100,000  01/02/2007  Mattress Discounters                                       12/31/2013
   109      60.4%    $5,073,431    $8,400,000  05/15/2006  Sportsman's Warehouse                                      04/30/2021
   110      65.1%    $4,491,604    $6,900,000  01/01/2007  NAP                                                           NAP
   111       7.7%    $5,075,000   $65,900,000  10/31/2006  NAP                                                           NAP
   112      45.5%    $4,438,657    $9,745,000  08/22/2006  Rodda Paint                                                05/31/2011
   113      55.6%    $5,000,000    $9,000,000  11/12/2006  Walgreen Co.                                               09/30/2079
   114      58.8%    $5,000,000    $8,500,000  12/08/2006  Smith and Hawken Ltd                                       01/31/2009
   115      46.8%    $4,207,778    $9,000,000  01/10/2007  NAP                                                           NAP
   116      42.0%    $4,200,222   $10,000,000  11/03/2006  Walgreen Co.                                               11/30/2016
   117      52.9%    $3,861,180    $7,300,000  07/28/2006  NAP                                                           NAP
   118      39.4%    $4,800,000   $12,180,000  11/06/2006  HOM Furniture, Inc.                                        01/31/2022
   119      58.6%    $4,217,285    $7,200,000  01/05/2007  NAP                                                           NAP
   120      36.6%    $4,500,000   $12,300,000  10/26/2006  Calypso St. Barth, Inc.                                    11/14/2011
   121      55.6%    $4,500,000    $8,100,000  10/11/2006  NAP                                                           NAP
   122      39.2%    $3,759,597    $9,600,000  11/03/2006  Piggly Wiggly                                              09/30/2017
   123      38.5%    $2,924,476    $7,600,000  12/05/2006  NAP                                                           NAP
   124      45.0%    $3,806,696    $8,450,000  11/16/2006  Social Security Administration                             04/01/2008
   125      73.5%    $4,118,559    $5,600,000  02/01/2007  Creative Business Interiors                                04/30/2012
   126      67.5%    $3,714,373    $5,500,000  11/02/2006  Dr.Lomas                                                   05/31/2011
   127      60.5%    $4,200,000    $6,940,000  12/13/2006  ViaSat, Inc.                                               02/29/2012
   128      60.0%    $4,140,000    $6,900,000  12/01/2006  LZB Furniture Galleries of Paramus, Inc.                   12/26/2021
   129      54.9%    $3,603,291    $6,560,000  11/08/2006  River City Bank                                            07/31/2016
   130      65.5%    $4,050,000    $6,180,000  11/08/2006  Walgreen Co.                                               07/20/2021
   131      66.1%    $3,571,823    $5,400,000  01/12/2007  CO Diagnostic Laboratory, LLC                              01/31/2012
   132      38.1%    $4,000,000   $10,500,000  10/01/2006  Nephrology Foundation of Brooklyn                          02/28/2011
   133      56.1%    $4,000,000    $7,125,000  11/07/2006  Heal the Bay                                               09/30/2010
   134      26.4%    $3,372,349   $12,750,000  01/16/2007  Xencor, Inc.                                               10/31/2011
   135      49.3%    $3,351,720    $6,800,000  12/26/2006  Piggly Wiggly                                              08/08/2014
   136      20.4%    $2,594,624   $12,700,000  11/16/2006  Wheel & Tire Connection                                    09/30/2011

   137      47.0%    $2,135,969    $4,600,000  11/10/2006  Primos Hunting Calls                                       12/31/2021
   138      47.0%      $776,846    $1,600,000  12/06/2006  Optronics                                                  12/31/2021
   139      58.1%    $2,905,347    $5,000,000  04/01/2007  NAP                                                           NAP
   140      45.0%    $3,179,394    $7,060,000  12/11/2006  Comstock Mortgage                                             MTM
   141      58.3%    $3,700,000    $6,350,000  10/27/2006  Bonfare Markets, Inc.                                      03/31/2011
   142      44.6%    $3,076,701    $6,900,000  09/29/2006  Rite-Aid of N.Y. Store                                     08/31/2011
   143      65.4%    $2,982,981    $4,560,000  01/01/2007  Branch Banking and Trust                                   02/28/2037
   144      41.2%    $2,963,078    $7,200,000  09/28/2006  Research Foundation of the CUNY                            07/31/2014
   145      65.5%    $2,946,371    $4,500,000  12/07/2006  Mar Maxx Operating Corp.                                   10/31/2011
   146      53.8%    $2,876,722    $5,350,000  12/14/2006  Blockbuste Video                                           05/30/2009
   147      33.5%    $2,793,760    $8,350,000  11/30/2006  Land's End Inc. dba Venice Bistro                          05/31/2010
   148      63.5%    $3,290,000    $5,180,000  11/27/2006  Minyard Food Stores, Inc.                                  04/30/2020
   149      72.2%    $2,961,169    $4,100,000  12/15/2006  NAP                                                           NAP
   150      46.3%    $2,822,182    $6,100,000  12/14/2006  St Worth Containers                                        05/31/2009
   151      43.2%    $2,680,791    $6,200,000  01/05/2007  Family Dollar Stores of Florida, Inc.                      12/31/2008
   152       7.0%    $2,714,900   $38,900,000  09/05/2006  NAP                                                           NAP
   153      21.7%    $2,453,098   $11,300,000  10/23/2006  Sullivan Moving and Storage Company                        11/30/2016
   154      51.9%    $3,100,000    $5,970,000  10/31/2006  G.I. Joe's, Inc.                                           02/15/2018
   155      67.9%    $2,784,383    $4,100,000  11/21/2006  Rite Aid                                                   05/31/2026
   156       2.0%      $114,482    $5,700,000  12/07/2006  Walgreen Co.                                               12/31/2060
   157      55.5%    $2,441,113    $4,400,000  08/30/2006  NAP                                                           NAP
   158      53.8%    $2,821,633    $5,240,000  03/05/2007  Islands NewburyPark, LLC                                   01/31/2022
   159      36.2%    $2,822,063    $7,800,000  11/17/2006  City of Las Vegas                                          11/30/2010
   160      60.9%    $2,812,849    $4,620,000  12/11/2006  Denny's                                                    04/30/2019
   161      53.9%    $2,318,369    $4,300,000  12/18/2006  William Milks (The Office)                                 09/30/2010
   162      40.4%    $2,543,515    $6,300,000  12/04/2006  Goalmaker Inc.                                             08/31/2009
   163      25.4%    $1,978,405    $7,800,000  10/23/2006  SunPlus Home Health                                        12/31/2009
   164      41.7%    $1,959,879    $4,700,000  11/10/2006  Cool Springs Wine/Spirits                                  10/31/2020
   165      54.0%    $2,296,791    $4,250,000  10/01/2006  Rezik Saqer, M.D.                                          09/30/2018
   166      61.3%    $2,451,579    $4,000,000  12/29/2006  NAP                                                           NAP
   167      62.2%    $2,613,350    $4,200,000  12/14/2006  ABC School Supply                                          10/25/2010
   168      39.3%    $2,356,236    $6,000,000  01/09/2007  August Supply, Inc                                         12/31/2021
   169      52.3%    $2,352,239    $4,500,000  12/27/2005  NAP                                                           NAP
   170      45.4%    $2,270,863    $5,000,000  11/20/2006  Advance Cleaning                                           09/30/2010
   171      44.2%    $2,500,000    $5,650,000  11/07/2006  Cost-Plus, Inc.                                            06/09/2012
   172      49.4%    $2,122,882    $4,300,000  09/13/2006  Kmart #4390                                                12/31/2011
   173      66.8%    $2,338,827    $3,500,000  12/06/2006  CICO Enterprise, LTD                                       01/31/2019
   174      62.4%    $2,060,215    $3,300,000  01/03/2007  Eagle Liquor and Tobacco, Inc.                             02/28/2008
   175      65.9%    $2,042,143    $3,100,000  01/26/2007  TD Banknorth                                               01/31/2017
   176      73.2%    $2,197,486    $3,000,000  09/12/2006  Cherubim & Seraphim Church of GA                              MTM
   177      38.7%    $1,952,881    $5,050,000  11/01/2006  Starbucks                                                  09/30/2016
   178      67.6%    $2,087,919    $3,090,000  10/10/2006  NAP                                                           NAP
   179      51.2%    $1,908,958    $3,725,000  10/03/2006  The Little Gym                                             12/31/2009
   180      49.8%    $1,901,091    $3,820,000  11/15/2006  NAP                                                           NAP
   181      57.3%    $1,977,311    $3,450,000  11/07/2006  Fullerton Collision & Paint                                04/30/2009
   182      63.5%    $1,967,459    $3,100,000  12/07/2006  NAP                                                           NAP
   183      53.2%    $1,863,705    $3,500,000  09/28/2006  Foot Locker Specialty, Inc.                                01/31/2017
   184      46.2%    $1,697,010    $3,675,000  01/16/2007  Golden Corral                                              07/31/2026
   185      65.0%    $2,185,000    $3,360,000  10/16/2006  FedEx Freight East, Inc.                                   09/30/2021
   186      57.3%    $1,833,672    $3,200,000  10/17/2006  CVS                                                        02/28/2023
   187      30.7%    $1,643,447    $5,350,000  12/18/2006  Farmington Municipal Liquor Store                          12/01/2011
   188      43.6%    $1,416,475    $3,250,000  10/11/2006  Interstate Companies, Inc.                                 03/04/2016
   189      37.1%    $1,780,492    $4,800,000  12/08/2006  Blockbuster Inc.                                           04/30/2010
   190      67.2%    $1,781,102    $2,650,000  01/17/2007  Richmond Goodwill Industries, Inc.                         01/31/2013
   191      55.2%    $1,781,695    $3,225,000  10/27/2006  Solyndra, Inc.                                             01/31/2011
   192      64.5%    $1,774,290    $2,750,000  10/01/2006  Hertz Equipment Rental Corporation                         11/15/2021
   193      44.2%    $1,700,790    $3,850,000  12/18/2006  NAP                                                           NAP
   194      15.5%    $1,336,923    $8,600,000  01/01/2007  Acqua Beauty Bar NYC Inc.                                  05/31/2015
   195      55.5%    $1,587,707    $2,860,000  09/20/2006  The Kansas City Star                                       05/24/2012
   196      50.0%    $1,674,773    $3,350,000  11/28/2006  Harvest Meat Company, Inc.                                 06/26/2016
   197      58.7%    $1,930,000    $3,290,000  10/01/2006  Staples, Inc.                                              06/30/2013
   198      62.2%    $1,616,014    $2,600,000  01/09/2007  NAP                                                           NAP
   199      48.5%    $1,708,122    $3,525,000  01/03/2007  Jos. A Bank Clothiers                                      01/31/2009
   200      28.8%    $1,466,800    $5,100,000  01/26/2007  Cathay Bank                                                12/31/2009
   201      63.8%    $1,609,002    $2,520,000  11/20/2006  NAP                                                           NAP
   202      53.1%    $1,661,979    $3,130,000  12/28/2006  Magnolia Diner                                             04/30/2008
   203      64.9%    $1,850,000    $2,850,000  10/01/2006  Office Depot                                               08/31/2021
   204      17.1%    $1,174,385    $6,860,000  11/14/2006  Alcan Products Corporation                                 05/31/2012
   205      64.9%    $1,790,000    $2,760,000  11/20/2006  Brinker Chili's Texas, Inc.                                11/30/2025
   206      28.8%    $1,413,564    $4,900,000  01/15/2007  Silverado Hospice, Inc.                                    02/15/2009
   207       0.5%       $35,425    $6,950,000  12/28/2006  NAP                                                           NAP
   208      15.6%    $1,148,803    $7,350,000  11/23/2006  Banana Leaf, Inc.                                          01/30/2014
   209      20.6%    $1,453,613    $7,050,000  11/16/2006  Accubanc Mortgage Corp.                                    02/28/2007
   210      62.2%    $1,276,058    $2,050,000  10/03/2006  NAP                                                           NAP
   211      58.6%    $1,493,352    $2,550,000  01/11/2006  International Paper Company                                06/30/2011
   212      28.9%    $1,259,740    $4,360,000  01/09/2007  PETCO Animal Supplies, Inc.                                01/31/2012
   213      44.3%    $1,350,946    $3,050,000  11/08/2006  Benedetto's Restaurant                                     02/28/2021
   214       1.5%       $30,709    $2,075,000  01/16/2007  US Government                                              08/31/2015
   215      45.4%    $1,362,539    $3,000,000  10/03/2006  JP Morgan Chase Manhattan Bank                             04/30/2011

   216      51.1%      $699,816    $1,370,000  12/14/2006  Starbucks                                                  08/31/2016
   217      51.1%      $602,761    $1,180,000  12/13/2006  Autozone Development Corporation                           09/26/2026
   218      48.8%    $1,405,875    $2,880,000  11/30/2006  NAP                                                           NAP
   219      59.8%    $1,243,659    $2,080,000  01/03/2007  Advance Auto                                               01/31/2022
   220      64.6%    $1,227,075    $1,900,000  01/08/2007  NAP                                                           NAP
   221      53.8%    $1,210,033    $2,250,000  01/08/2007  Ferguson Enterprises, Inc.                                 10/30/2009
   222      46.4%    $1,154,978    $2,490,000  01/15/2007  RV Collision Center                                           MTM
   223      43.1%    $1,099,322    $2,550,000  12/11/2006  Core Laboratories                                          08/31/2009
   224      55.8%    $1,250,000    $2,240,000  11/15/2006  Comerica Bank                                              12/31/2026
   225      55.5%    $1,081,857    $1,950,000  10/02/2006  Planet Dry Cleaners #9                                     12/31/2013
   226      44.4%    $1,066,076    $2,400,000  09/01/2006  Sunbelt Rentals, Inc.                                      10/31/2021
   227      31.4%    $1,059,762    $3,380,000  09/14/2006  Christy Salon                                              04/30/2010
   228      65.3%    $1,215,000    $1,860,000  12/21/2006  Advance Stores Company, Inc.                               10/31/2021
   229      49.9%    $1,058,714    $2,120,000  12/18/2006  Wachovia Bank N.A.                                         07/31/2021
   230      62.8%    $1,017,058    $1,620,000  12/20/2006  Transmetco Corporation                                     06/30/2014
   231      57.7%    $1,024,172    $1,775,000  01/16/2007  Bifferato, Gentilotti, Biden & Balick, L.L.C               01/31/2008
   232      60.6%      $939,390    $1,550,000  11/01/2006  White Cap Construction Supply                              01/31/2013
   233      65.9%      $922,443    $1,400,000  01/19/2007  NAP                                                           NAP
   234      67.5%      $958,014    $1,420,000  01/10/2007  Starbucks Corporation                                      04/30/2015
   235      55.7%      $890,454    $1,600,000  01/09/2007  NAP                                                           NAP
   236      46.2%      $901,190    $1,950,000  12/15/2006  NAP                                                           NAP
   237      58.5%      $877,486    $1,500,000  12/10/2006  Advance Stores Company, Inc.                               09/30/2021
   238      57.3%      $871,223    $1,520,000  12/21/2006  Advance Auto Stores Company                                07/31/2020
   239      44.6%      $847,139    $1,900,000  01/16/2007  Aaron Brothers Art/Framing                                 02/28/2014
   240      33.2%      $863,227    $2,600,000  06/29/2006  Pacific Imaging Services Inc                               04/15/2018
   241      50.1%      $850,900    $1,700,000  11/04/2006  Discount Auto Parts                                        01/31/2020
   242       2.3%       $32,902    $1,450,000  01/03/2007  Gluck, Allen & Gertner, LLC                                12/31/2027
   243      48.2%      $802,940    $1,665,000  12/29/2006  Jack in the Box                                            09/30/2015
   244      31.2%      $806,004    $2,585,000  11/09/2006  NTW Incorporated                                           09/30/2031
   245      63.9%      $805,268    $1,260,000  12/23/2006  NAP                                                           NAP
   246      41.3%      $763,769    $1,850,000  01/15/2007  NAP                                                           NAP
   247      41.2%      $470,097    $1,140,000  11/21/2006  Airgas West, Inc                                           03/03/2013

            55.6%

MORTGAGE                                                        LEASE
LOAN NO.  % NSF  SECOND LARGEST TENANT(12)                 EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)
------------------------------------------------------------------------------------------------------------------------------------

    1     34.4%  Telerep Inc.                                08/31/2018     9.7%   Babcock & Brown, L.P.
    2     100.0% NAP                                             NAP         NAP   NAP
    3     30.0%  Key Energy Services, Inc.                   06/14/2016     6.0%   Pulse EFT Association
    4     15.3%  Thompson Hine LLP                           12/31/2010     11.0%  Ernst and Young U.S. LLP
    5     100.0% NAP                                             NAP         NAP   NAP
    6     33.2%  LandAmerica Financial Group, Inc.           02/28/2009     12.4%  PricewaterhouseCoopers LLP
    7     100.0% NAP                                             NAP         NAP   NAP
    8      NAP   NAP                                             NAP         NAP   NAP
    9     12.0%  Carecentric                                 08/31/2012     8.6%   Insurance Office of America
   10     35.0%  Barnes & Noble                              08/31/2016     19.7%  Pier 1 Imports
   11     31.7%  Old Navy / The Gap                          01/31/2018     16.7%  New York Sports Club
   12     32.1%  King Soopers                                09/30/2018     21.3%  PETSMART, Inc.
   13     39.6%  Gillette Children's Specialty Healthcare    01/03/2027     33.8%  Regions Hospital Surgery Center
   14     18.7%  Intuit Inc.                                 07/01/2007     11.6%  NTS Technical Systems dba Phase Seven
                                                                                   Laboratories Inc.
   15     20.6%  Santa Rosa Orthopaedic Medical Group        10/31/2011     12.4%  Institute of Reading Development, Inc.
   16     34.7%  Unigraphics, Inc.                           01/31/2014     11.9%  Horizon Air Services
   17     19.5%  Interbank FX                                04/30/2013     13.9%  Snowbird
   18      NAP   NAP                                             NAP         NAP   NAP
   19      8.7%  Banana Republic                             01/01/2010     7.4%   Wheatfields
   20      NAP   NAP                                             NAP         NAP   NAP
   21      NAP   NAP                                             NAP         NAP   NAP
   22     17.6%  Office Depot                                12/31/2007     17.3%  Factory Card Outlet of America
   23     84.7%  Madison Shoe Corp of NY                     12/31/2011     15.3%  NAP
   24     100.0% NAP                                             NAP         NAP   NAP
   25     31.5%  AT&T Corp.                                  10/31/2009     30.9%  The McGraw-Hill Companies, Inc.
   26     100.0% NAP                                             NAP         NAP   NAP
   27     100.0% NAP                                             NAP         NAP   NAP
   28     13.4%  Boomtown                                    06/30/2016     3.0%   Fed Ex/Kinkos
   29      NAP   NAP                                             NAP         NAP   NAP
   30     59.1%  Hartz Mountain Industries-NJ L.L.C.         04/01/2018     40.9%  NAP
   31     11.9%  Fursys USA, Inc.                            09/30/2007     7.3%   Sheer Management Group, LLC
   32     45.7%  Fitness First                               05/31/2012     12.7%  Bombay Cafe, Inc.
   33     52.0%  Hollywood Video                             04/30/2008     5.2%   Byram Beverage
   34     65.2%  Southern Living at Home                     04/30/2013     34.8%  NAP
   35      NAP   NAP                                             NAP         NAP   NAP
   36      NAP   NAP                                             NAP         NAP   NAP
   37     39.9%  Cardiac Disease Specialists                 11/30/2016     11.0%  Peachtree Fayette Women's
   38     100.0% NAP                                             NAP         NAP   NAP
   39     100.0% NAP                                             NAP         NAP   NAP
   40      NAP   NAP                                             NAP         NAP   NAP
   41     13.1%  South City Kitchen                          02/28/2016     11.9%  Muss & Turners, Inc.
   42      NAP   NAP                                             NAP         NAP   NAP
   43     49.7%  Stein Mart #033                             08/31/2009     20.5%  Shoe Carnival
   44     100.0% NAP                                             NAP         NAP   NAP
   45     100.0% NAP                                             NAP         NAP   NAP
   46     37.1%  Longs Drugs                                 08/31/2056     19.4%  Lane Bryant
   47     100.0% NAP                                             NAP         NAP   NAP
   48     100.0% NAP                                             NAP         NAP   NAP
   49     40.0%  Kismet Comics Inc.                          12/31/2010     15.8%  Buy-Rite Bakery LLC
   50     29.8%  Joann Stores, Inc.                          01/31/2016     19.7%  Shoe Station of Florida
   51      7.7%  S.K.I.P. of New York, Inc.                  09/30/2009     7.4%   Morelle Products

   52     32.9%  BioEngine Inc.                              12/01/2008     19.7%  For Eyes Optical, Co.
   53     20.0%  Tanorama                                    08/01/2008     20.0%  NAP
   54     20.0%  Luxlash, Inc.                               08/01/2007     20.0%  NAP
   55     40.7%  NAP                                             NAP         NAP   NAP
   56     20.0%  NAP                                             NAP         NAP   NAP
   57     18.5%  Nextel Communications                       11/30/2011     16.4%  Arete Development, Inc.
   58     100.0% NAP                                             NAP         NAP   NAP
   59     43.7%  Beall's Outlet Stores                       04/30/2012     9.9%   Indrio Gym & Fitness
   60     39.3%  Smitty's Wine and Spirits                   02/28/2016     8.5%   Dollar General
   61     66.9%  Warner Brothers Records, Inc.               08/31/2012     33.1%  NAP
   62     100.0% NAP                                             NAP         NAP   NAP
   63     52.9%  Center for Child and Family Health          10/31/2013     11.0%  Shaw University
   64     42.7%  Strauss Discount Auto                       07/31/2009     10.3%  Dollar Tree Store
   65      NAP   NAP                                             NAP         NAP   NAP
   66     100.0% NAP                                             NAP         NAP   NAP
   67      NAP   NAP                                             NAP         NAP   NAP
   68      NAP   NAP                                             NAP         NAP   NAP
   69     19.3%  RS Fitness, LLC                             08/31/2011     19.0%  K&G Men's Center, Inc.
   70     100.0% NAP                                             NAP         NAP   NAP
   71      NAP   NAP                                             NAP         NAP   NAP
   72      NAP   NAP                                             NAP         NAP   NAP

   73     100.0% NAP                                             NAP         NAP   NAP
   74     100.0% NAP                                             NAP         NAP   NAP
   75     25.7%  AIDS Center of Queens                       06/30/2007     16.7%  FEGS
   76     100.0% NAP                                             NAP         NAP   NAP
   77     20.5%  Under the Sea World, Inc.                   04/30/2011     17.4%  FedEx Kinko's Office & Printing Service, Inc.
   78     74.3%  Dollar General                              06/30/2015     19.4%  Ming Jiang
   79     69.3%  Dollar General                              09/30/2015     20.6%  KB Nails
   80     72.1%  Blockbuster                                 03/31/2008     6.3%   Due Amici Pizzeria
   81     29.4%  Farm Credit Services of America             09/30/2012     19.0%  Alegent Health Property
   82      NAP   NAP                                             NAP         NAP   NAP
   83      NAP   NAP                                             NAP         NAP   NAP
   84     100.0% NAP                                             NAP         NAP   NAP
   85     100.0% NAP                                             NAP         NAP   NAP
   86     48.2%  Diversified Title & Escrow Services Co.     10/31/2013     13.3%  Aerotek, Inc.
   87      NAP   NAP                                             NAP         NAP   NAP
   88      NAP   NAP                                             NAP         NAP   NAP
   89      9.8%  Acme Bag Company                                MTM        7.8%   Oak Land Furniture

   90     100.0% NAP                                             NAP         NAP   NAP
   91     100.0% NAP                                             NAP         NAP   NAP
   92     100.0% NAP                                             NAP         NAP   NAP
   93     100.0% NAP                                             NAP         NAP   NAP
   94     100.0% NAP                                             NAP         NAP   NAP
   95     100.0% NAP                                             NAP         NAP   NAP
   96     27.5%  Country Buffet                              12/31/2013     9.9%   Hollywood Entertainment
   97      NAP   NAP                                             NAP         NAP   NAP
   98     100.0% NAP                                             NAP         NAP   NAP
   99     100.0% NAP                                             NAP         NAP   NAP
   100    68.9%  State of Michigan - FIA                     02/29/2012     14.4%  NAP
   101     NAP   NAP                                             NAP         NAP   NAP
   102    18.8%  Eldorado Tile Marble & Granite              06/30/2011     10.9%  Abeba's Spa & Salon
   103    100.0% NAP                                             NAP         NAP   NAP
   104     NAP   NAP                                             NAP         NAP   NAP
   105     NAP   NAP                                             NAP         NAP   NAP
   106    100.0% NAP                                             NAP         NAP   NAP
   107     NAP   NAP                                             NAP         NAP   NAP
   108    20.9%  First Watch Restaurant, Inc                 12/31/2016     16.5%  Salsarita's
   109    100.0% NAP                                             NAP         NAP   NAP
   110     NAP   NAP                                             NAP         NAP   NAP
   111     NAP   NAP                                             NAP         NAP   NAP
   112    39.2%  Platt Electric                              12/14/2015     20.3%  Yamhill Office Furniture
   113    100.0% NAP                                             NAP         NAP   NAP
   114    39.0%  Mothers Work, Inc.                          04/30/2008     29.9%  Marathon Bank
   115     NAP   NAP                                             NAP         NAP   NAP
   116    10.4%  Linq Marketing, LLC                         10/31/2007     4.3%   Jackin USA Inc.
   117     NAP   NAP                                             NAP         NAP   NAP
   118    100.0% NAP                                             NAP         NAP   NAP
   119     NAP   NAP                                             NAP         NAP   NAP
   120    20.7%  The City Bakery                             12/31/2019     16.3%  Turpan CA, LP
   121     NAP   NAP                                             NAP         NAP   NAP
   122    53.5%  Carolina Wings                              05/16/2011     11.6%  Cingular Wireless
   123     NAP   NAP                                             NAP         NAP   NAP
   124    23.3%  Big 5                                       01/31/2015     23.3%  US Army Recruiting
   125    31.0%  Rockwell Software                           07/31/2007     24.6%  Blood Center of Wisconsin
   126    31.7%  Wellness Center                             07/31/2011     24.6%  Saharas
   127    77.7%  Catalytica Energy Systems, Inc              12/31/2007     22.3%  NAP
   128    100.0% NAP                                             NAP         NAP   NAP
   129    21.1%  J2 Synergy (Learning Center)                10/31/2011     14.3%  Scott & Dolly Ehnstrom (Pet Store)
   130    100.0% NAP                                             NAP         NAP   NAP
   131    100.0% NAP                                             NAP         NAP   NAP
   132    57.7%  Manufacturers & Traders Company             05/31/2008     42.3%  NAP
   133    44.6%  Xenon Video, Inc.                           11/30/2007     23.8%  Timberlake Gloal Group
   134    100.0% NAP                                             NAP         NAP   NAP
   135    67.1%  SunCom                                      10/31/2009     13.7%  Groucho's
   136    13.3%  Spectrum Motor Sport                        05/31/2008     13.0%  All Star Glass

   137    100.0% NAP                                             NAP         NAP   NAP
   138    100.0% NAP                                             NAP         NAP   NAP
   139     NAP   NAP                                             NAP         NAP   NAP
   140    16.3%  John Waddell & CO                           09/30/2007     13.4%  Pan American Underwriters
   141    16.6%  Shanagan's Pizza                            07/31/2007     12.2%  Benva Lazar & Berna Sanayei
   142    44.4%  Interstate Management Corp.                 12/31/2106     21.5%  Medical & Health Research Assn.
   143    100.0% NAP                                             NAP         NAP   NAP
   144    50.0%  CVS Corporation                             12/31/2016     50.0%  NAP
   145    100.0% NAP                                             NAP         NAP   NAP
   146    19.8%  Las-Cal Corporation                         05/18/2018     16.8%  U.S. Army
   147    34.2%  Reza Alai dba Candle Cafe                   12/31/2008     25.3%  Sheila Fernandez and Jerry Pickett
   148    89.9%  Hilo Auto Supply, L.P.                      06/30/2021     10.1%  NAP
   149     NAP   NAP                                             NAP         NAP   NAP
   150    100.0% NAP                                             NAP         NAP   NAP
   151    25.3%  Lab Connection                              02/28/2008     11.6%  First Coast Lubes Inc.
   152     NAP   NAP                                             NAP         NAP   NAP
   153    100.0% NAP                                             NAP         NAP   NAP
   154    100.0% NAP                                             NAP         NAP   NAP
   155    100.0% NAP                                             NAP         NAP   NAP
   156    100.0% NAP                                             NAP         NAP   NAP
   157     NAP   NAP                                             NAP         NAP   NAP
   158    61.6%  Chipotle Mexican Grill, Inc.                01/31/2017     23.9%  Comm Club, LLC
   159    100.0% NAP                                             NAP         NAP   NAP
   160    36.3%  Harry's Watering Hole                       12/31/2012     21.1%  Exxon In & Out
   161    19.1%  SE Public Safety Equipment                  11/30/2007     14.8%  Issac Kwarteng (Ike's)
   162    12.5%  Leafdale Plumbing                           12/31/2009     8.3%   Professional Imaging Services Inc.
   163    20.3%  Kinko's                                     11/30/2007     14.5%  MacDowell & Associates
   164    59.5%  Cool Tan                                    10/31/2020     14.5%  Criallos Bistro and Bar
   165    100.0% NAP                                             NAP         NAP   NAP
   166     NAP   NAP                                             NAP         NAP   NAP
   167    100.0% NAP                                             NAP         NAP   NAP
   168    100.0% NAP                                             NAP         NAP   NAP
   169     NAP   NAP                                             NAP         NAP   NAP
   170    18.7%  NAMI Eastside                               12/31/2011     14.3%  Northwest Marketing Concepts
   171    100.0% NAP                                             NAP         NAP   NAP
   172    97.9%  Pollo Tropical Restaurant                   01/31/2011     2.1%   NAP
   173    100.0% NAP                                             NAP         NAP   NAP
   174    31.5%  Poblano's Mexican Restaurant, LLC           10/31/2007     14.4%  Subway Real Estate Corp.
   175    100.0% NAP                                             NAP         NAP   NAP
   176    13.1%  Vietnamese Market                           09/30/2010     8.4%   Beauticians Supply
   177    12.5%  USA Tobacco                                 02/19/2013     11.3%  Hair Salon
   178     NAP   NAP                                             NAP         NAP   NAP
   179    33.2%  Ned Morris DDS                              07/31/2009     16.4%  AquaPure, Inc
   180     NAP   NAP                                             NAP         NAP   NAP
   181    37.5%  Springfield Transmission                    09/30/2007     12.5%  Import Auto Services
   182     NAP   NAP                                             NAP         NAP   NAP
   183    100.0% NAP                                             NAP         NAP   NAP
   184    100.0% NAP                                             NAP         NAP   NAP
   185    100.0% NAP                                             NAP         NAP   NAP
   186    100.0% NAP                                             NAP         NAP   NAP
   187    25.5%  Movie Gallery                               01/01/2008     13.4%  Ted's Pizza
   188    100.0% NAP                                             NAP         NAP   NAP
   189    49.9%  Starbucks Corporation                       05/30/2010     16.6%  Lee Park Cleaners, LLC
   190    100.0% NAP                                             NAP         NAP   NAP
   191    100.0% NAP                                             NAP         NAP   NAP
   192    100.0% NAP                                             NAP         NAP   NAP
   193     NAP   NAP                                             NAP         NAP   NAP
   194    47.8%  Spanish Broadcast System, Inc.              12/31/2008     37.3%  Nexus Projects, LLC
   195    32.6%  Photographx Unlimited                       04/30/2010     26.1%  First Community Bank
   196    100.0% NAP                                             NAP         NAP   NAP
   197    100.0% NAP                                             NAP         NAP   NAP
   198     NAP   NAP                                             NAP         NAP   NAP
   199    40.8%  Express Cleaners                            05/31/2008     19.9%  Nail Talk & Tan
   200    33.3%  Qpixel Technology                           06/30/2008     23.7%  Mobio Networks
   201     NAP   NAP                                             NAP         NAP   NAP
   202    18.5%  Magnolia Pawn                               10/31/2016     14.6%  Simply Chic
   203    100.0% NAP                                             NAP         NAP   NAP
   204    100.0% NAP                                             NAP         NAP   NAP
   205    100.0% NAP                                             NAP         NAP   NAP
   206    11.0%  Frank W. White                              03/31/2008     10.3%  Preferred Mortgage Group
   207     NAP   NAP                                             NAP         NAP   NAP
   208    25.2%  Verizon Wireless                            10/31/2011     20.4%  McCarthy Dental
   209    13.2%  B. Hershman, G. Clower, M. Dire             12/31/2008     12.7%  JayRay Ads & PR, Inc.
   210     NAP   NAP                                             NAP         NAP   NAP
   211    100.0% NAP                                             NAP         NAP   NAP
   212    100.0% NAP                                             NAP         NAP   NAP
   213    31.2%  Hollywood Video                             10/31/2011     26.3%  Metropoli-Tan III, Inc
   214    100.0% NAP                                             NAP         NAP   NAP
   215    39.2%  T-Mobile                                    10/31/2016     38.7%  God Son Convenience Store

   216    100.0% NAP                                             NAP         NAP   NAP
   217    100.0% NAP                                             NAP         NAP   NAP
   218     NAP   NAP                                             NAP         NAP   NAP
   219    100.0% NAP                                             NAP         NAP   NAP
   220     NAP   NAP                                             NAP         NAP   NAP
   221    100.0% NAP                                             NAP         NAP   NAP
   222    26.7%  Monarch Roofing                                 MTM        26.7%  Yancy Brothers
   223    50.0%  DS Waters of America                        08/31/2009     31.2%  City Electrical Supply
   224    100.0% NAP                                             NAP         NAP   NAP
   225    35.4%  Coffee Central                              01/31/2010     17.7%  Philly Connection
   226    100.0% NAP                                             NAP         NAP   NAP
   227    37.3%  Starbucks                                   03/31/2010     25.0%  Physicians Center
   228    100.0% NAP                                             NAP         NAP   NAP
   229    100.0% NAP                                             NAP         NAP   NAP
   230    100.0% NAP                                             NAP         NAP   NAP
   231    76.1%  Trolley Square Chiropractic                 12/31/2007     23.9%  NAP
   232    100.0% NAP                                             NAP         NAP   NAP
   233     NAP   NAP                                             NAP         NAP   NAP
   234    59.4%  Supercuts, Inc.                             01/31/2011     40.6%  NAP
   235     NAP   NAP                                             NAP         NAP   NAP
   236     NAP   NAP                                             NAP         NAP   NAP
   237    100.0% NAP                                             NAP         NAP   NAP
   238    100.0% NAP                                             NAP         NAP   NAP
   239    100.0% NAP                                             NAP         NAP   NAP
   240    73.3%  Dr. William Dodson D.D.S., Inc.             02/28/2016     26.7%  NAP
   241    100.0% NAP                                             NAP         NAP   NAP
   242    50.8%  Andrew K. Knox & Co.                        12/31/2027     49.2%  NAP
   243    100.0% NAP                                             NAP         NAP   NAP
   244    100.0% NAP                                             NAP         NAP   NAP
   245     NAP   NAP                                             NAP         NAP   NAP
   246     NAP   NAP                                             NAP         NAP   NAP
   247    100.0% NAP                                             NAP         NAP   NAP

MORTGAGE       LEASE                 INSURANCE           TAX        CAPITAL EXPENDITURE         TI/LC
LOAN NO.  EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)
------------------------------------------------------------------------------------------------------------

    1       07/31/2015     6.2%         No               Yes                Yes                  No
    2           NAP         NAP         No                No                No                   No
    3       10/31/2010     4.4%         No                No                No                   No
    4       08/31/2013     6.0%         No               Yes                No                   No
    5           NAP         NAP         No                No                No                   No
    6       11/30/2009     5.3%         Yes               No                No                   Yes
    7           NAP         NAP         No                No                No                   No
    8           NAP         NAP         Yes              Yes                Yes                  No
    9       02/28/2017     8.6%         No                No                No                   No
   10       08/31/2016     6.8%         No                No                No                   No
   11       10/31/2018     16.7%        No                No                Yes                  No
   12       01/31/2015     9.3%         No                No                No                   No
   13       01/03/2022     26.6%        No               Yes                Yes                  No
   14       12/31/2009     8.8%         No               Yes                No                   No
   15       01/31/2011     12.0%        No               Yes                No                   No
   16       12/31/2009     9.0%         Yes              Yes                No                   Yes
   17       01/31/2013     11.9%        No               Yes                No                   Yes
   18           NAP         NAP         Yes              Yes                Yes                  No
   19       02/01/2014     7.4%         No                No                No                   No
   20           NAP         NAP         No                No                No                   No
   21           NAP         NAP         Yes              Yes                Yes                  No
   22       06/30/2016     8.3%         No                No                No                   No
   23           NAP         NAP         No                No                No                   No
   24           NAP         NAP         No                No                No                   No
   25       04/30/2013     23.9%        No                No                No                   No
   26           NAP         NAP         Yes              Yes                Yes                  No
   27           NAP         NAP         Yes              Yes                Yes                  No
   28       09/30/2008     2.2%         Yes              Yes                Yes                  Yes
   29           NAP         NAP         Yes              Yes                Yes                  No
   30           NAP         NAP         Yes              Yes                Yes                  No
   31       01/31/2008     6.9%         No               Yes                No                   No
   32       10/31/2009     3.9%         Yes              Yes                Yes                  No
   33       06/30/2023     5.1%         No                No                No                   No
   34           NAP         NAP         No               Yes                No                   Yes
   35           NAP         NAP         No                No                No                   No
   36           NAP         NAP         No                No                No                   No
   37       06/30/2016     8.3%         Yes              Yes                No                   No
   38           NAP         NAP         No                No                No                   Yes
   39           NAP         NAP         No                No                No                   No
   40           NAP         NAP         No                No                No                   No
   41       03/31/2015     8.2%         Yes              Yes                No                   Yes
   42           NAP         NAP         Yes              Yes                Yes                  No
   43       03/31/2010     6.9%         No                No                No                   No
   44           NAP         NAP         No                No                Yes                  No
   45           NAP         NAP         No               Yes                No                   No
   46       01/31/2012     9.5%         Yes              Yes                Yes                  Yes
   47           NAP         NAP         No                No                No                   No
   48           NAP         NAP         No                No                No                   No
   49       07/31/2015     10.2%        No                No                No                   No
   50       11/30/2011     8.0%         No                No                No                   No
   51       11/30/2014     7.1%         Yes              Yes                Yes                  No

   52       03/01/2009     10.8%        No                No                No                   No
   53           NAP         NAP         No                No                No                   No
   54           NAP         NAP         No                No                No                   No
   55           NAP         NAP         No                No                No                   No
   56           NAP         NAP         No                No                No                   No
   57       04/30/2011     14.9%        No                No                No                   Yes
   58           NAP         NAP         No                No                No                   No
   59       02/28/2009     5.8%         Yes              Yes                Yes                  Yes
   60       03/31/2012     8.2%         No               Yes                No                   Yes
   61           NAP         NAP         No               Yes                Yes                  Yes
   62           NAP         NAP         No                No                No                   No
   63       06/30/2007     7.5%         Yes              Yes                Yes                  Yes
   64       01/31/2012     10.3%        No               Yes                Yes                  Yes
   65           NAP         NAP         Yes              Yes                No                   No
   66           NAP         NAP         No                No                No                   No
   67           NAP         NAP         Yes              Yes                Yes                  No
   68           NAP         NAP         No               Yes                No                   No
   69       06/03/2007     14.9%        Yes              Yes                No                   No
   70           NAP         NAP         No                No                No                   No
   71           NAP         NAP         Yes              Yes                Yes                  No
   72           NAP         NAP         No                No                No                   No

   73           NAP         NAP         No                No                No                   No
   74           NAP         NAP         No                No                No                   No
   75       04/14/2009     14.5%        Yes              Yes                Yes                  Yes
   76           NAP         NAP         No               Yes                No                   No
   77       11/01/2010     16.7%        No               Yes                Yes                  Yes
   78       10/31/2009     3.2%         No                No                No                   No
   79       02/28/2010     3.3%         No                No                No                   No
   80       06/30/2008     3.9%         Yes              Yes                Yes                  Yes
   81       10/31/2007     13.2%        No               Yes                No                   Yes
   82           NAP         NAP         Yes              Yes                No                   No
   83           NAP         NAP         No               Yes                No                   No
   84           NAP         NAP         No                No                No                   No
   85           NAP         NAP         No                No                No                   No
   86       10/31/2011     8.2%         No                No                No                   No
   87           NAP         NAP         No               Yes                No                   No
   88           NAP         NAP         No               Yes                Yes                  No
   89           MTM        7.4%         No                No                No                   No

   90           NAP         NAP         No                No                No                   No
   91           NAP         NAP         No                No                No                   No
   92           NAP         NAP         No                No                No                   No
   93           NAP         NAP         No                No                No                   No
   94           NAP         NAP         No                No                No                   No
   95           NAP         NAP         No                No                No                   No
   96       05/22/2011     8.3%         Yes              Yes                No                   Yes
   97           NAP         NAP         Yes              Yes                Yes                  No
   98           NAP         NAP         No                No                No                   No
   99           NAP         NAP         No                No                No                   No
   100          NAP         NAP         No                No                No                   No
   101          NAP         NAP         Yes              Yes                No                   No
   102      11/30/2009     9.6%         Yes              Yes                Yes                  Yes
   103          NAP         NAP         Yes              Yes                Yes                  No
   104          NAP         NAP         No               Yes                Yes                  No
   105          NAP         NAP         Yes              Yes                Yes                  No
   106          NAP         NAP         No                No                No                   No
   107          NAP         NAP         No                No                No                   No
   108      07/31/2015     12.3%        No                No                No                   Yes
   109          NAP         NAP         No                No                Yes                  No
   110          NAP         NAP         Yes              Yes                Yes                  No
   111          NAP         NAP         No                No                No                   No
   112      07/31/2010     11.2%        Yes              Yes                No                   No
   113          NAP         NAP         No                No                No                   No
   114      05/31/2016     15.6%        No               Yes                Yes                  No
   115          NAP         NAP         No                No                No                   No
   116          MTM        2.9%         No                No                No                   No
   117          NAP         NAP         Yes              Yes                Yes                  No
   118          NAP         NAP         No                No                No                   No
   119          NAP         NAP         No                No                No                   No
   120      05/31/2011     6.9%         No                No                No                   No
   121          NAP         NAP         No                No                No                   No
   122      03/31/2009     3.2%         Yes              Yes                No                   No
   123          NAP         NAP         No                No                No                   No
   124      09/14/2008     7.0%         Yes              Yes                No                   No
   125      10/15/2016     22.6%        No               Yes                No                   Yes
   126      05/31/2010     22.4%        Yes              Yes                Yes                  Yes
   127          NAP         NAP         No                No                No                   Yes
   128          NAP         NAP         No                No                No                   No
   129      10/27/2011     13.8%        Yes              Yes                Yes                  Yes
   130          NAP         NAP         No                No                No                   No
   131          NAP         NAP         No                No                No                   No
   132          NAP         NAP         No                No                Yes                  Yes
   133      10/14/2011     22.9%        No                No                No                   No
   134          NAP         NAP         No                No                No                   No
   135      07/01/2010     5.1%         Yes              Yes                No                   No
   136      06/30/2011     8.2%         No                No                No                   No

   137          NAP         NAP         No                No                No                   No
   138          NAP         NAP         No                No                No                   No
   139          NAP         NAP         Yes              Yes                Yes                  No
   140      06/30/2008     8.4%         Yes              Yes                No                   No
   141      10/31/2007     8.3%         No                No                No                   No
   142      03/31/2010     18.8%        No               Yes                No                   No
   143          NAP         NAP         No                No                No                   No
   144          NAP         NAP         No                No                No                   No
   145          NAP         NAP         No                No                No                   Yes
   146      03/14/2011     12.7%        Yes              Yes                Yes                  No
   147      02/28/2012     19.5%        No                No                No                   No
   148          NAP         NAP         No                No                No                   No
   149          NAP         NAP         Yes              Yes                Yes                  No
   150          NAP         NAP         No                No                No                   No
   151      07/31/2011     9.5%         Yes              Yes                No                   No
   152          NAP         NAP         No                No                No                   No
   153          NAP         NAP         No                No                No                   No
   154          NAP         NAP         No                No                No                   No
   155          NAP         NAP         No                No                No                   No
   156          NAP         NAP         No                No                No                   No
   157          NAP         NAP         Yes              Yes                No                   No
   158      02/28/2017     14.5%        Yes              Yes                No                   No
   159          NAP         NAP         No                No                No                   No
   160      05/30/2011     16.2%        Yes              Yes                No                   No
   161      03/31/2012     10.8%        Yes              Yes                No                   Yes
   162      04/30/2009     8.3%         No                No                No                   No
   163      05/31/2011     13.3%        No                No                No                   No
   164      10/31/2020     14.1%        Yes              Yes                Yes                  No
   165          NAP         NAP         Yes              Yes                Yes                  Yes
   166          NAP         NAP         Yes              Yes                No                   No
   167          NAP         NAP         No                No                No                   No
   168          NAP         NAP         No                No                No                   No
   169          NAP         NAP         No                No                No                   No
   170          MTM        10.2%        Yes              Yes                Yes                  Yes
   171          NAP         NAP         No                No                No                   No
   172          NAP         NAP         No                No                No                   Yes
   173          NAP         NAP         Yes              Yes                No                   Yes
   174      02/28/2008     14.3%        Yes              Yes                No                   Yes
   175          NAP         NAP         No                No                No                   No
   176      05/31/2008     8.2%         Yes              Yes                Yes                  Yes
   177      02/06/2012     11.0%        Yes              Yes                No                   Yes
   178          NAP         NAP         No                No                Yes                  No
   179      06/30/2009     11.7%        Yes              Yes                No                   No
   180          NAP         NAP         No               Yes                Yes                  No
   181      10/31/2010     12.5%        Yes              Yes                No                   No
   182          NAP         NAP         Yes              Yes                Yes                  No
   183          NAP         NAP         No                No                No                   No
   184          NAP         NAP         No               Yes                No                   No
   185          NAP         NAP         No                No                No                   No
   186          NAP         NAP         No                No                No                   No
   187      11/24/2007     7.2%         No                No                No                   No
   188          NAP         NAP         No                No                No                   No
   189      04/30/2010     16.6%        No                No                No                   No
   190          NAP         NAP         Yes              Yes                No                   No
   191          NAP         NAP         Yes              Yes                No                   No
   192          NAP         NAP         No                No                No                   No
   193          NAP         NAP         No                No                No                   No
   194      05/31/2016     14.9%        No                No                No                   No
   195      02/28/2008     15.4%        No                No                No                   No
   196          NAP         NAP         No                No                No                   No
   197          NAP         NAP         No                No                No                   No
   198          NAP         NAP         Yes              Yes                Yes                  No
   199      08/31/2009     19.8%        Yes              Yes                No                   No
   200      09/30/2007     18.7%        No                No                No                   Yes
   201          NAP         NAP         Yes              Yes                Yes                  No
   202      10/31/2009     11.3%        No               Yes                No                   No
   203          NAP         NAP         No                No                No                   No
   204          NAP         NAP         No                No                No                   No
   205          NAP         NAP         No                No                No                   No
   206      12/31/2007     9.7%         No                No                No                   No
   207          NAP         NAP         No               Yes                No                   No
   208      11/30/2013     12.9%        No                No                No                   No
   209          MTM        9.2%         No                No                No                   No
   210          NAP         NAP         No               Yes                No                   No
   211          NAP         NAP         No                No                No                   No
   212          NAP         NAP         No                No                No                   No
   213      06/30/2007     11.7%        Yes              Yes                No                   No
   214          NAP         NAP         No               Yes                No                   No
   215      03/31/2012     22.1%        No               Yes                No                   Yes

   216          NAP         NAP         No                No                No                   No
   217          NAP         NAP         No                No                No                   No
   218          NAP         NAP         No                No                No                   No
   219          NAP         NAP         No                No                No                   No
   220          NAP         NAP         Yes              Yes                No                   No
   221          NAP         NAP         No                No                No                   Yes
   222      12/31/2008     20.0%        Yes              Yes                No                   No
   223      10/15/2008     18.8%        No                No                No                   No
   224          NAP         NAP         No                No                No                   No
   225      10/31/2009     15.9%        Yes              Yes                Yes                  Yes
   226          NAP         NAP         No                No                No                   No
   227      04/30/2011     21.1%        Yes              Yes                Yes                  Yes
   228          NAP         NAP         Yes               No                No                   No
   229          NAP         NAP         No                No                No                   No
   230          NAP         NAP         Yes              Yes                Yes                  Yes
   231          NAP         NAP         Yes              Yes                Yes                  Yes
   232          NAP         NAP         Yes              Yes                No                   No
   233          NAP         NAP         Yes              Yes                No                   No
   234          NAP         NAP         No                No                No                   No
   235          NAP         NAP         Yes              Yes                Yes                  No
   236          NAP         NAP         Yes              Yes                Yes                  No
   237          NAP         NAP         No               Yes                Yes                  No
   238          NAP         NAP         No               Yes                Yes                  No
   239          NAP         NAP         Yes              Yes                No                   No
   240          NAP         NAP         Yes              Yes                No                   No
   241          NAP         NAP         No                No                No                   No
   242          NAP         NAP         Yes              Yes                No                   No
   243          NAP         NAP         No                No                No                   No
   244          NAP         NAP         No                No                No                   No
   245          NAP         NAP         No                No                No                   No
   246          NAP         NAP         Yes              Yes                No                   No
   247          NAP         NAP         No                No                No                   No

                                       26.7%            45.3%              29.4%                16.4%

MORTGAGE  OTHER                                                               SPRINGING
LOAN NO.  ESCROW DESCRIPTION(15)                                              ESCROW DESCRIPTION(16)
----------------------------------------------------------------------------------------------------------------------

    1     Deferred Maintenance (Springing)                                    Insurance, Other
    2     NAP                                                                 RE Tax, Insurance, CapEx
    3     Unfunded Tenant Obligations Reserve                                 RE Tax, Insurance, CapEx, TI/LC, Other
    4     Free Rent Holdback                                                  Insurance, TI/LC
    5     NAP                                                                 RE Tax, Insurance, CapEx
    6     NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
    7     NAP                                                                 RE Tax, Insurance, TI/LC
    8     NAP                                                                 NAP
    9     Rent Abatement                                                      RE Tax, Insurance
   10     Ground Rent Reserve (Springing)                                     RE Tax, Insurance, CapEx, TI/LC, Other
   11     NAP                                                                 RE Tax, Insurance
   12     NAP                                                                 NAP
   13     NAP                                                                 Insurance
   14     ACCPAC Rollover Reserves                                            NAP
   15     NAP                                                                 NAP
   16     NAP                                                                 NAP
   17     Free Rent Reserve and Operating Reserve                             TI/LC
   18     NAP                                                                 NAP
   19     NAP                                                                 RE Tax, Insurance, CapEx
   20     NAP                                                                 RE Tax, Insurance, CapEx
   21     PIP Reserve                                                         NAP
   22     Ground Rent Reserve; Deferred Maintenance Reserve (Springing)       RE Tax, Insurance, CapEx, Other
   23     NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   24     NAP                                                                 Other
   25     NAP                                                                 Insurance, TI/LC
   26     NAP                                                                 NAP
   27     NAP                                                                 NAP
   28     NAP                                                                 NAP
   29     NAP                                                                 NAP
   30     Ground Rent (Springing)                                             Other
   31     Principal Reduction Reserve                                         NAP
   32     NAP                                                                 NAP
   33     NAP                                                                 NAP
   34     NAP                                                                 TI/LC
   35     Springing Debt Service Reserve                                      RE Tax, Insurance, CapEx, Other
   36     NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   37     Construction Retainage                                              TI/LC
   38     NAP                                                                 RE Tax, Insurance, CapEx
   39     NAP                                                                 RE Tax, Insurance, CapEx
   40     NAP                                                                 NAP
   41     NAP                                                                 NAP
   42     NAP                                                                 NAP
   43     NAP                                                                 RE Tax, Insurance, CapEx
   44     Debt Service Reserve Impound and Minimum Account Balance Impound    RE Tax, Insurance, TI/LC
   45     NAP                                                                 Insurance
   46     NAP                                                                 NAP
   47     NAP                                                                 RE Tax, Insurance, Other
   48     NAP                                                                 RE Tax, Insurance, Other
   49     NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   50     NAP                                                                 RE Tax, Insurance, CapEx
   51     NAP                                                                 TI/LC

   52     ALTA Survey Holdback                                                RE Tax, Insurance, CapEx, TI/LC
   53     NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   54     NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   55     NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   56     NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   57     NAP                                                                 NAP
   58     NAP                                                                 RE Tax, Insurance, CapEx, Other
   59     NAP                                                                 NAP
   60     Additional security                                                 NAP
   61     NAP                                                                 Insurance
   62     NAP                                                                 RE Tax, Insurance, CapEx
   63     NAP                                                                 TI/LC
   64     NAP                                                                 Insurance, TI/LC
   65     NAP                                                                 CapEx
   66     NAP                                                                 RE Tax, Insurance, TI/LC, Other
   67     NAP                                                                 NAP
   68     NAP                                                                 NAP
   69     NAP                                                                 CapEx, TI/LC
   70     NAP                                                                 RE Tax, Insurance, CapEx
   71     Seasonality Reserve (Springing)                                     Other
   72     NAP                                                                 RE Tax, Insurance, CapEx

   73     NAP                                                                 CapEx
   74     NAP                                                                 CapEx
   75     NAP                                                                 TI/LC
   76     NAP                                                                 TI/LC
   77     NAP                                                                 TI/LC
   78     NAP                                                                 TI/LC
   79     NAP                                                                 TI/LC
   80     NAP                                                                 NAP
   81     NAP                                                                 Insurance, TI/LC, Other
   82     NAP                                                                 NAP
   83     NAP                                                                 NAP
   84     NAP                                                                 RE Tax, Insurance, CapEx
   85     NAP                                                                 RE Tax, Insurance, CapEx
   86     NAP                                                                 TI/LC
   87     NAP                                                                 NAP
   88     NAP                                                                 Insurance
   89     NAP                                                                 RE Tax, Insurance

   90     NAP                                                                 RE Tax, Insurance, CapEx
   91     NAP                                                                 RE Tax, Insurance, CapEx
   92     NAP                                                                 RE Tax, Insurance, CapEx
   93     NAP                                                                 RE Tax, Insurance, CapEx
   94     NAP                                                                 RE Tax, Insurance, Other
   95     NAP                                                                 TI/LC, Other
   96     Country Buffet Outstanding Obligations Reserve                      CapEx, TI/LC
   97     NAP                                                                 NAP
   98     NAP                                                                 NAP
   99     NAP                                                                 RE Tax, Insurance, TI/LC, Other
   100    NAP                                                                 RE Tax, Insurance, TI/LC
   101    NAP                                                                 NAP
   102    Vacancy Holdback                                                    TI/LC
   103    NAP                                                                 NAP
   104    NAP                                                                 NAP
   105    NAP                                                                 NAP
   106    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   107    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   108    NAP                                                                 NAP
   109    NAP                                                                 RE Tax, Insurance, TI/LC, Other
   110    NAP                                                                 NAP
   111    NAP                                                                 RE Tax, Insurance, CapEx
   112    NAP                                                                 CapEx
   113    NAP                                                                 RE Tax, Insurance, CapEx
   114    NAP                                                                 Insurance
   115    NAP                                                                 RE Tax, Insurance
   116    NAP                                                                 RE Tax, Insurance
   117    Debt Service Reserve                                                Other
   118    NAP                                                                 RE Tax, Insurance, CapEx
   119    NAP                                                                 RE Tax, Insurance
   120    City Bakery Impound                                                 NAP
   121    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   122    NAP                                                                 CapEx
   123    NAP                                                                 RE Tax, Insurance, CapEx
   124    NAP                                                                 TI/LC
   125    NAP                                                                 NAP
   126    NAP                                                                 NAP
   127    NAP                                                                 TI/LC
   128    NAP                                                                 RE Tax, Insurance, CapEx
   129    NAP                                                                 TI/LC
   130    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   131    NAP                                                                 RE Tax, Insurance, TI/LC
   132    NAP                                                                 RE Tax, Insurance, TI/LC
   133    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC, Other
   134    NAP                                                                 TI/LC
   135    NAP                                                                 CapEx
   136    NAP                                                                 RE Tax, Insurance

   137    NAP                                                                 RE Tax, Insurance, TI/LC, Other
   138    NAP                                                                 RE Tax, Insurance, TI/LC, Other
   139    Seasonality Reserve                                                 NAP
   140    NAP                                                                 TI/LC
   141    NAP                                                                 RE Tax, Insurance
   142    NAP                                                                 Insurance, CapEx
   143    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   144    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   145    NAP                                                                 NAP
   146    NAP                                                                 NAP
   147    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   148    NAP                                                                 RE Tax, Insurance, CapEx
   149    NAP                                                                 NAP
   150    NAP                                                                 NAP
   151    NAP                                                                 NAP
   152    NAP                                                                 RE Tax, Insurance
   153    NAP                                                                 NAP
   154    NAP                                                                 NAP
   155    NAP                                                                 RE Tax, Insurance, CapEx
   156    NAP                                                                 CapEx, TI/LC
   157    NAP                                                                 NAP
   158    Construction Retainage                                              TI/LC
   159    NAP                                                                 RE Tax, Insurance, Other
   160    NAP                                                                 NAP
   161    NAP                                                                 NAP
   162    NAP                                                                 RE Tax, Insurance
   163    NAP                                                                 NAP
   164    NAP                                                                 TI/LC
   165    NAP                                                                 TI/LC
   166    NAP                                                                 NAP
   167    NAP                                                                 NAP
   168    NAP                                                                 RE Tax, Insurance, TI/LC, Other
   169    NAP                                                                 RE Tax, Insurance
   170    NAP                                                                 NAP
   171    NAP                                                                 RE Tax, Insurance
   172    NAP                                                                 RE Tax, Insurance, TI/LC
   173    NAP                                                                 TI/LC, Other
   174    NAP                                                                 NAP
   175    NAP                                                                 TI/LC
   176    NAP                                                                 NAP
   177    Holdback Impound                                                    NAP
   178    NAP                                                                 RE Tax, Insurance
   179    NAP                                                                 CapEx, TI/LC, Other
   180    NAP                                                                 Insurance
   181    NAP                                                                 NAP
   182    NAP                                                                 NAP
   183    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   184    NAP                                                                 NAP
   185    NAP                                                                 RE Tax, Insurance, CapEx
   186    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   187    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   188    NAP                                                                 RE Tax, Insurance, TI/LC
   189    NAP                                                                 RE Tax, Insurance, CapEx
   190    NAP                                                                 TI/LC
   191    NAP                                                                 TI/LC
   192    NAP                                                                 RE Tax, Insurance, CapEx
   193    NAP                                                                 NAP
   194    NAP                                                                 RE Tax, Insurance, CapEx
   195    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   196    NAP                                                                 RE Tax, Insurance, TI/LC
   197    NAP                                                                 RE Tax, Insurance, CapEx
   198    NAP                                                                 NAP
   199    NAP                                                                 TI/LC
   200    NAP                                                                 NAP
   201    NAP                                                                 NAP
   202    NAP                                                                 Insurance, CapEx
   203    Office Depot Service Reserve                                        RE Tax, Insurance, CapEx, Other
   204    NAP                                                                 RE Tax, Insurance
   205    NAP                                                                 RE Tax, Insurance, CapEx
   206    NAP                                                                 NAP
   207    NAP                                                                 NAP
   208    NAP                                                                 NAP
   209    NAP                                                                 RE Tax, Insurance
   210    NAP                                                                 Insurance, TI/LC
   211    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   212    NAP                                                                 TI/LC
   213    NAP                                                                 CapEx, TI/LC
   214    NAP                                                                 Other
   215    NAP                                                                 Insurance, CapEx

   216    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   217    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   218    NAP                                                                 NAP
   219    NAP                                                                 NAP
   220    NAP                                                                 CapEx
   221    NAP                                                                 NAP
   222    NAP                                                                 NAP
   223    NAP                                                                 RE Tax, Insurance, CapEx
   224    NAP                                                                 RE Tax, Insurance, TI/LC
   225    NAP                                                                 TI/LC
   226    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   227    NAP                                                                 NAP
   228    NAP                                                                 RE Tax, TI/LC
   229    NAP                                                                 NAP
   230    NAP                                                                 TI/LC
   231    NAP                                                                 NAP
   232    NAP                                                                 CapEx, TI/LC
   233    NAP                                                                 NAP
   234    NAP                                                                 TI/LC
   235    NAP                                                                 NAP
   236    NAP                                                                 NAP
   237    NAP                                                                 Insurance, TI/LC
   238    NAP                                                                 Insurance, TI/LC
   239    NAP                                                                 TI/LC
   240    NAP                                                                 TI/LC
   241    NAP                                                                 RE Tax, Insurance, CapEx, TI/LC
   242    NAP                                                                 NAP
   243    NAP                                                                 TI/LC
   244    Debt Service Reserve Impound and Minimum Account Balance Impound    RE Tax, Insurance, CapEx, TI/LC
   245    NAP                                                                 RE Tax, Insurance, CapEx
   246    NAP                                                                 NAP
   247    NAP                                                                 RE Tax, Insurance, TI/LC

MORTGAGE  INITIAL CAPITAL EXPENDITURE   MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE
LOAN NO.       ESCROW REQUIREMENT(17)        ESCROW REQUIREMENT(18)           ESCROW BALANCE(19)
-------------------------------------------------------------------------------------------------

    1                         $15,625                       $15,625                      $31,261
    2                              $0                            $0                           $0
    3                              $0                            $0                           $0
    4                              $0                            $0                           $0
    5                              $0                            $0                           $0
    6                              $0                            $0                           $0
    7                              $0                            $0                           $0
    8                         $36,906                       $36,906                     $110,808
    9                              $0                            $0                           $0
   10                              $0                            $0                           $0
   11                          $2,917                        $2,917                      $11,737
   12                              $0                            $0                           $0
   13                              $0                        $2,066                           $0
   14                              $0                            $0                           $0
   15                              $0                            $0                           $0
   16                              $0                            $0                           $0
   17                              $0                            $0                           $0
   18                              $0                        $3,750                       $3,750
   19                              $0                            $0                           $0
   20                              $0                            $0                           $0
   21                         $21,162                       $21,162                      $21,162
   22                              $0                            $0                           $0
   23                              $0                            $0                           $0
   24                              $0                            $0                           $0
   25                              $0                            $0                           $0
   26                          $3,764                        $3,764                       $7,528
   27                          $1,777                        $1,777                       $3,554
   28                              $0                        $2,844                           $0
   29                          $5,833                        $5,833                      $11,667
   30                          $1,864                        $1,864                       $1,864
   31                              $0                            $0                           $0
   32                          $1,440                        $1,440                       $2,881
   33                              $0                            $0                           $0
   34                              $0                            $0                           $0
   35                              $0                            $0                           $0
   36                              $0                            $0                           $0
   37                              $0                            $0                           $0
   38                              $0                            $0                           $0
   39                              $0                            $0                           $0
   40                              $0                            $0                           $0
   41                              $0                            $0                           $0
   42                          $6,917                        $6,917                       $6,917
   43                              $0                            $0                           $0
   44                              $0                        $1,322                           $0
   45                              $0                            $0                           $0
   46                          $1,244                        $1,244                      $34,956
   47                              $0                            $0                           $0
   48                              $0                            $0                           $0
   49                              $0                            $0                           $0
   50                              $0                            $0                           $0
   51                              $0                        $2,820                       $2,820

   52                              $0                            $0                           $0
   53                              $0                            $0                           $0
   54                              $0                            $0                           $0
   55                              $0                            $0                           $0
   56                              $0                            $0                           $0
   57                              $0                            $0                           $0
   58                              $0                            $0                           $0
   59                          $1,638                        $1,638                       $4,913
   60                              $0                            $0                           $0
   61                          $2,525                        $2,525                       $7,581
   62                              $0                            $0                           $0
   63                          $3,209                        $3,209                       $9,627
   64                              $0                        $2,036                           $0
   65                              $0  2% of Monthly Gross Revenues                           $0
   66                              $0                            $0                           $0
   67                              $0                        $8,505                           $0
   68                              $0                            $0                           $0
   69                              $0                            $0                           $0
   70                              $0                            $0                           $0
   71                          $7,864                        $7,864                      $15,728
   72                              $0                            $0                           $0

   73                              $0                            $0                           $0
   74                              $0                            $0                           $0
   75                              $0                          $897                      $15,000
   76                              $0                            $0                           $0
   77                              $0                          $300                         $600
   78                              $0                            $0                           $0
   79                              $0                            $0                           $0
   80                            $808                          $808                         $808
   81                              $0                            $0                           $0
   82                              $0                            $0                           $0
   83                              $0                            $0                           $0
   84                              $0                            $0                           $0
   85                              $0                            $0                           $0
   86                              $0                            $0                           $0
   87                              $0                            $0                           $0
   88                         $37,688                        $8,222                           $0
   89                              $0                            $0                           $0

   90                              $0                            $0                           $0
   91                              $0                            $0                           $0
   92                              $0                            $0                           $0
   93                              $0                            $0                           $0
   94                              $0                            $0                           $0
   95                              $0                            $0                           $0
   96                              $0                            $0                           $0
   97                              $0                       $20,827                      $20,827
   98                              $0                            $0                           $0
   99                              $0                            $0                           $0
   100                             $0                            $0                           $0
   101                             $0                            $0                           $0
   102                             $0                          $538                         $538
   103                             $0                          $510                       $1,020
   104                             $0                        $8,548                       $8,548
   105                             $0                        $1,225                           $0
   106                             $0                            $0                           $0
   107                             $0                            $0                           $0
   108                             $0                            $0                           $0
   109                             $0                          $602                         $602
   110                     $1,050,000                        $5,578                   $1,050,000
   111                             $0                            $0                           $0
   112                             $0                            $0                           $0
   113                             $0                            $0                           $0
   114                           $193                          $193                         $578
   115                             $0                            $0                           $0
   116                             $0                            $0                           $0
   117                             $0                        $4,355                           $0
   118                             $0                            $0                           $0
   119                             $0                            $0                           $0
   120                             $0                            $0                           $0
   121                             $0                            $0                           $0
   122                             $0                            $0                           $0
   123                             $0                            $0                           $0
   124                             $0                            $0                           $0
   125                             $0                            $0                           $0
   126                             $0                          $461                         $922
   127                             $0                            $0                           $0
   128                             $0                            $0                           $0
   129                             $0                          $190                         $190
   130                             $0                            $0                           $0
   131                             $0                            $0                           $0
   132                             $0                          $176                           $0
   133                             $0                            $0                           $0
   134                             $0                            $0                           $0
   135                             $0                            $0                           $0
   136                             $0                            $0                           $0

   137                             $0                            $0                           $0
   138                             $0                            $0                           $0
   139                         $3,558                        $3,558                       $3,558
   140                             $0                            $0                           $0
   141                             $0                            $0                           $0
   142                             $0                            $0                           $0
   143                             $0                            $0                           $0
   144                             $0                            $0                           $0
   145                             $0                            $0                           $0
   146                             $0                          $212                           $0
   147                             $0                            $0                           $0
   148                             $0                            $0                           $0
   149                             $0                        $1,177                       $1,177
   150                             $0                            $0                           $0
   151                             $0                            $0                           $0
   152                             $0                            $0                           $0
   153                             $0                            $0                           $0
   154                             $0                            $0                           $0
   155                             $0                            $0                           $0
   156                             $0                            $0                           $0
   157                             $0  4% of Monthly Gross Revenues                           $0
   158                             $0                            $0                           $0
   159                             $0                            $0                           $0
   160                             $0                            $0                           $0
   161                             $0                            $0                           $0
   162                             $0                            $0                           $0
   163                             $0                            $0                           $0
   164                             $0                          $403                         $403
   165                             $0                          $188                         $375
   166                             $0                            $0                           $0
   167                             $0                            $0                           $0
   168                             $0                            $0                           $0
   169                             $0                            $0                           $0
   170                             $0                          $572                      $16,125
   171                             $0                            $0                           $0
   172                             $0                            $0                           $0
   173                             $0                            $0                           $0
   174                             $0                            $0                           $0
   175                             $0                            $0                           $0
   176                        $29,100                            $0                      $30,768
   177                             $0                            $0                           $0
   178                             $0                        $1,051                       $2,102
   179                             $0                            $0                           $0
   180                             $0                          $479                         $479
   181                             $0                            $0                           $0
   182                             $0                          $694                           $0
   183                             $0                            $0                           $0
   184                             $0                            $0                           $0
   185                             $0                            $0                           $0
   186                             $0                            $0                           $0
   187                             $0                            $0                           $0
   188                             $0                            $0                           $0
   189                             $0                            $0                           $0
   190                             $0                            $0                           $0
   191                             $0                            $0                           $0
   192                             $0                            $0                           $0
   193                             $0                            $0                           $0
   194                             $0                            $0                           $0
   195                             $0                            $0                           $0
   196                             $0                            $0                           $0
   197                             $0                            $0                           $0
   198                        $27,300                            $0                      $27,300
   199                             $0                            $0                           $0
   200                             $0                            $0                           $0
   201                             $0                          $287                         $287
   202                             $0                            $0                           $0
   203                             $0                            $0                           $0
   204                             $0                            $0                           $0
   205                             $0                            $0                           $0
   206                             $0                            $0                           $0
   207                             $0                            $0                           $0
   208                             $0                            $0                           $0
   209                             $0                            $0                           $0
   210                             $0                            $0                           $0
   211                             $0                            $0                           $0
   212                             $0                            $0                           $0
   213                             $0                            $0                           $0
   214                             $0                            $0                           $0
   215                             $0                            $0                           $0

   216                             $0                            $0                           $0
   217                             $0                            $0                           $0
   218                             $0                            $0                           $0
   219                             $0                            $0                           $0
   220                             $0                            $0                           $0
   221                             $0                            $0                           $0
   222                             $0                            $0                           $0
   223                             $0                            $0                           $0
   224                             $0                            $0                           $0
   225                             $0                           $71                         $141
   226                             $0                            $0                           $0
   227                             $0                          $113                           $0
   228                             $0                            $0                           $0
   229                             $0                            $0                           $0
   230                             $0                          $168                           $0
   231                             $0                          $188                           $0
   232                             $0                            $0                           $0
   233                             $0                            $0                           $0
   234                             $0                            $0                           $0
   235                        $20,700                            $0                           $0
   236                             $0                          $480                           $0
   237                             $0                           $88                           $0
   238                             $0                           $88                          $88
   239                             $0                            $0                           $0
   240                             $0                            $0                           $0
   241                             $0                            $0                           $0
   242                             $0                            $0                           $0
   243                             $0                            $0                           $0
   244                             $0                            $0                           $0
   245                             $0                            $0                           $0
   246                             $0                            $0                           $0
   247                             $0                            $0                           $0

                           $1,284,032                      $201,274                   $1,471,190

MORTGAGE          INITIAL TI/LC           MONTHLY TI/LC       CURRENT TI/LC    ENVIRONMENTAL       INTEREST
LOAN NO.  ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)  ESCROW BALANCE(22)     INSURANCE      ACCRUAL METHOD  SEASONING(23)
------------------------------------------------------------------------------------------------------------------------------

    1                        $0                      $0                  $0   Yes - Individual    Actual/360          2
    2                        $0                      $0                  $0          No             30/360            3
    3                        $0                      $0                  $0          No           Actual/360          2
    4                        $0                      $0                  $0          No           Actual/360          1
    5                        $0                      $0                  $0          No           Actual/360          2
    6                  $114,245                      $0            $114,245          No           Actual/360          4
    7                        $0                      $0                  $0          No           Actual/360          2
    8                        $0                      $0                  $0          No           Actual/360          3
    9                        $0                      $0                  $0          No           Actual/360          1
   10                        $0                      $0                  $0          No             30/360            1
   11                        $0                      $0                  $0          No           Actual/360          4
   12                        $0                      $0                  $0          No           Actual/360          1
   13                        $0                      $0                  $0          No           Actual/360          1
   14                        $0                      $0                  $0          No             30/360           42
   15                        $0                      $0                  $0          No             30/360           42
   16                $3,000,000                      $0          $3,030,035   Yes - Individual    Actual/360          3
   17                $1,453,885                      $0          $1,455,243          No           Actual/360          1
   18                        $0                      $0                  $0          No           Actual/360          2
   19                        $0                      $0                  $0          No           Actual/360          1
   20                        $0                      $0                  $0          No           Actual/360          4
   21                        $0                      $0                  $0          No           Actual/360          1
   22                        $0                      $0                  $0          No             30/360            4
   23                        $0                      $0                  $0          No           Actual/360          5
   24                        $0                      $0                  $0          No           Actual/360          0
   25                        $0                      $0                  $0          No           Actual/360          2
   26                        $0                      $0                  $0          No           Actual/360          3
   27                        $0                      $0                  $0          No           Actual/360          3
   28                        $0                  $3,952                  $0          No           Actual/360          1
   29                        $0                      $0                  $0          No           Actual/360          2
   30                        $0                      $0                  $0          No           Actual/360          1
   31                        $0                      $0                  $0          No           Actual/360          2
   32                        $0                      $0                  $0          No           Actual/360          2
   33                        $0                      $0                  $0          No           Actual/360          0
   34                  $300,000                 $18,750            $339,726          No           Actual/360          3
   35                        $0                      $0                  $0          No           Actual/360          2
   36                        $0                      $0                  $0          No           Actual/360          5
   37                        $0                      $0                  $0          No           Actual/360          7
   38                  $632,000                      $0            $632,000          No             30/360            1
   39                        $0                      $0                  $0          No           Actual/360          4
   40                        $0                      $0                  $0          No           Actual/360          1
   41                        $0                  $1,000              $1,000          No           Actual/360          2
   42                        $0                      $0                  $0          No           Actual/360          1
   43                        $0                      $0                  $0          No           Actual/360          4
   44                        $0                      $0                  $0          No           Actual/360          1
   45                        $0                      $0                  $0          No           Actual/360          3
   46                    $3,000                  $3,000             $84,755          No           Actual/360         12
   47                        $0                      $0                  $0          No           Actual/360          3
   48                        $0                      $0                  $0          No           Actual/360          2
   49                        $0                      $0                  $0          No           Actual/360          5
   50                        $0                      $0                  $0          No           Actual/360          4
   51                        $0                      $0                  $0          No           Actual/360          3

   52                        $0                      $0                  $0          No           Actual/360          2
   53                        $0                      $0                  $0          No           Actual/360          2
   54                        $0                      $0                  $0          No           Actual/360          2
   55                        $0                      $0                  $0          No           Actual/360          2
   56                        $0                      $0                  $0          No           Actual/360          2
   57                $1,000,000                  $2,500          $1,005,005          No           Actual/360          3
   58                        $0                      $0                  $0          No           Actual/360          2
   59                    $5,459                  $5,459             $16,390   Yes - Individual    Actual/360          3
   60                   $90,000                      $0             $90,000          No           Actual/360          1
   61                    $3,367                  $3,367             $10,109          No           Actual/360          4
   62                        $0                      $0                  $0          No           Actual/360          3
   63                  $400,000                      $0            $411,167          No           Actual/360          3
   64                        $0                  $5,655                  $0          No           Actual/360          1
   65                        $0                      $0                  $0          No           Actual/360          2
   66                        $0                      $0                  $0          No           Actual/360          5
   67                        $0                      $0                  $0          No           Actual/360          0
   68                        $0                      $0                  $0          No           Actual/360          2
   69                        $0                      $0                  $0          No           Actual/360          1
   70                        $0                      $0                  $0          No           Actual/360          4
   71                        $0                      $0                  $0          No           Actual/360          2
   72                        $0                      $0                  $0          No           Actual/360          3

   73                        $0                      $0                  $0          No           Actual/360          1
   74                        $0                      $0                  $0          No           Actual/360          1
   75                        $0                  $8,333                  $0          No           Actual/360          2
   76                        $0                      $0                  $0          No           Actual/360          1
   77                        $0                  $2,000              $4,002          No           Actual/360          4
   78                        $0                      $0                  $0          No           Actual/360          2
   79                        $0                      $0                  $0          No           Actual/360          2
   80                    $2,693                  $2,693              $2,693          No           Actual/360          1
   81                        $0                 $11,392                  $0          No           Actual/360          1
   82                        $0                      $0                  $0          No           Actual/360          1
   83                        $0                      $0                  $0          No           Actual/360          3
   84                        $0                      $0                  $0          No           Actual/360          0
   85                        $0                      $0                  $0          No           Actual/360          2
   86                        $0                      $0                  $0          No           Actual/360          1
   87                        $0                      $0                  $0          No           Actual/360          1
   88                        $0                      $0                  $0          No           Actual/360          1
   89                        $0                      $0                  $0          No           Actual/360          1

   90                        $0                      $0                  $0          No           Actual/360          4
   91                        $0                      $0                  $0          No           Actual/360          4
   92                        $0                      $0                  $0          No           Actual/360          4
   93                        $0                      $0                  $0          No           Actual/360          4
   94                        $0                      $0                  $0          No           Actual/360          2
   95                        $0                      $0                  $0          No           Actual/360          3
   96                   $70,725                      $0             $70,725          No           Actual/360          3
   97                        $0                      $0                  $0          No           Actual/360          2
   98                        $0                      $0                  $0          No           Actual/360          0
   99                        $0                      $0                  $0          No           Actual/360          3
   100                       $0                      $0                  $0          No           Actual/360          2
   101                       $0                      $0                  $0          No           Actual/360          3
   102                 $100,000                      $0            $100,000          No           Actual/360          3
   103                       $0                      $0                  $0          No           Actual/360          4
   104                       $0                      $0                  $0          No           Actual/360          3
   105                       $0                      $0                  $0          No             30/360            1
   106                       $0                      $0                  $0          No           Actual/360          3
   107                       $0                      $0                  $0          No           Actual/360          5
   108                  $83,427                      $0             $83,427          No           Actual/360          0
   109                       $0                      $0                  $0          No           Actual/360          3
   110                       $0                      $0                  $0          No           Actual/360          1
   111                       $0                      $0                  $0          No           Actual/360          3
   112                       $0                      $0                  $0          No           Actual/360          3
   113                       $0                      $0                  $0          No           Actual/360          3
   114                       $0                      $0                  $0          No           Actual/360          3
   115                       $0                      $0                  $0     Yes - Group       Actual/360          1
   116                       $0                      $0                  $0          No           Actual/360          2
   117                       $0                      $0                  $0          No           Actual/360          3
   118                       $0                      $0                  $0          No           Actual/360          2
   119                       $0                      $0                  $0     Yes - Group       Actual/360          2
   120                       $0                      $0                  $0     Yes - Group       Actual/360          2
   121                       $0                      $0                  $0          No           Actual/360          5
   122                       $0                      $0                  $0          No           Actual/360          1
   123                       $0                      $0                  $0          No           Actual/360          1
   124                       $0                      $0                  $0          No           Actual/360          3
   125                 $130,000                  $1,959            $130,059          No           Actual/360          1
   126                 $100,000                  $2,351              $4,702     Yes - Group       Actual/360          3
   127                  $33,885                      $0             $33,885          No           Actual/360          1
   128                       $0                      $0                  $0          No           Actual/360          2
   129                       $0                  $1,580              $1,580          No           Actual/360          3
   130                       $0                      $0                  $0          No           Actual/360          2
   131                       $0                      $0                  $0     Yes - Group       Actual/360          1
   132                       $0                  $1,174                  $0          No           Actual/360          2
   133                       $0                      $0                  $0          No           Actual/360          3
   134                       $0                      $0                  $0          No           Actual/360          1
   135                       $0                      $0                  $0          No           Actual/360          1
   136                       $0                      $0                  $0     Yes - Group       Actual/360          2

   137                       $0                      $0                  $0          No           Actual/360          2
   138                       $0                      $0                  $0          No           Actual/360          2
   139                       $0                      $0                  $0          No           Actual/360          1
   140                       $0                      $0                  $0     Yes - Group       Actual/360          2
   141                       $0                      $0                  $0          No           Actual/360          3
   142                       $0                      $0                  $0          No           Actual/360          3
   143                       $0                      $0                  $0          No           Actual/360          2
   144                       $0                      $0                  $0          No           Actual/360          2
   145                       $0                  $1,750              $1,750          No           Actual/360          2
   146                       $0                      $0                  $0     Yes - Group       Actual/360          2
   147                       $0                      $0                  $0     Yes - Group       Actual/360          2
   148                       $0                      $0                  $0   Yes - Individual    Actual/360          1
   149                       $0                      $0                  $0          No           Actual/360          2
   150                       $0                      $0                  $0          No           Actual/360          1
   151                       $0                      $0                  $0          No           Actual/360          2
   152                       $0                      $0                  $0          No           Actual/360          4
   153                       $0                      $0                  $0     Yes - Group       Actual/360          3
   154                       $0                      $0                  $0          No           Actual/360          4
   155                       $0                      $0                  $0          No           Actual/360          2
   156                       $0                      $0                  $0          No           Actual/360          1
   157                       $0                      $0                  $0          No           Actual/360          2
   158                       $0                      $0                  $0          No           Actual/360          1
   159                       $0                      $0                  $0          No           Actual/360          3
   160                       $0                      $0                  $0          No           Actual/360          2
   161                  $20,000                  $2,000             $20,000          No           Actual/360          1
   162                       $0                      $0                  $0          No           Actual/360          2
   163                       $0                      $0                  $0     Yes - Group       Actual/360          2
   164                       $0                      $0                  $0          No           Actual/360          3
   165                       $0                  $1,288              $2,576          No           Actual/360          4
   166                       $0                      $0                  $0          No           Actual/360          1
   167                       $0                      $0                  $0          No           Actual/360          2
   168                       $0                      $0                  $0     Yes - Group       Actual/360          1
   169                       $0                      $0                  $0     Yes - Group       Actual/360         14
   170                       $0                  $1,685                  $0     Yes - Group       Actual/360          2
   171                       $0                      $0                  $0     Yes - Group       Actual/360          2
   172                       $0                  $2,431                  $0          No           Actual/360          4
   173                  $88,500                      $0                  $0          No           Actual/360          3
   174                   $1,667                  $1,667              $1,672          No           Actual/360          2
   175                       $0                      $0                  $0          No           Actual/360          1
   176                 $100,000                  $1,773            $103,727          No           Actual/360          3
   177                       $0                  $1,132                  $0     Yes - Group       Actual/360          2
   178                       $0                      $0                  $0          No           Actual/360          4
   179                       $0                      $0                  $0          No           Actual/360          3
   180                       $0                      $0                  $0          No           Actual/360          3
   181                       $0                      $0                  $0     Yes - Group       Actual/360          3
   182                       $0                      $0                  $0     Yes - Group       Actual/360          1
   183                       $0                      $0                  $0          No           Actual/360          1
   184                       $0                      $0                  $0          No           Actual/360          1
   185                       $0                      $0                  $0          No           Actual/360          4
   186                       $0                      $0                  $0     Yes - Group       Actual/360          3
   187                       $0                      $0                  $0     Yes - Group       Actual/360          2
   188                       $0                      $0                  $0     Yes - Group       Actual/360          3
   189                       $0                      $0                  $0          No           Actual/360          3
   190                       $0                      $0                  $0          No           Actual/360          1
   191                       $0                      $0                  $0          No           Actual/360          3
   192                       $0                      $0                  $0          No           Actual/360          4
   193                       $0                      $0                  $0     Yes - Group       Actual/360          1
   194                       $0                      $0                  $0          No           Actual/360          2
   195                       $0                      $0                  $0          No           Actual/360          5
   196                       $0                      $0                  $0     Yes - Group       Actual/360          2
   197                       $0                      $0                  $0          No           Actual/360          4
   198                       $0                      $0                  $0     Yes - Group       Actual/360          0
   199                       $0                      $0                  $0          No           Actual/360          1
   200                 $100,000                      $0            $100,000          No           Actual/360          1
   201                       $0                      $0                  $0     Yes - Group       Actual/360          2
   202                       $0                      $0                  $0     Yes - Group       Actual/360          2
   203                       $0                      $0                  $0          No           Actual/360          1
   204                       $0                      $0                  $0          No           Actual/360          2
   205                       $0                      $0                  $0          No           Actual/360          3
   206                       $0                      $0                  $0     Yes - Group       Actual/360          1
   207                       $0                      $0                  $0          No           Actual/360          1
   208                       $0                      $0                  $0     Yes - Group       Actual/360          2
   209                       $0                      $0                  $0     Yes - Group       Actual/360          2
   210                       $0                      $0                  $0          No           Actual/360          4
   211                       $0                      $0                  $0     Yes - Group       Actual/360          1
   212                       $0                      $0                  $0     Yes - Group       Actual/360          1
   213                       $0                      $0                  $0     Yes - Group       Actual/360          2
   214                       $0                      $0                  $0          No           Actual/360          1
   215                     $667                    $667              $2,000          No           Actual/360          3

   216                       $0                      $0                  $0     Yes - Group       Actual/360          2
   217                       $0                      $0                  $0     Yes - Group       Actual/360          2
   218                       $0                      $0                  $0     Yes - Group       Actual/360          2
   219                       $0                      $0                  $0          No           Actual/360          2
   220                       $0                      $0                  $0     Yes - Group       Actual/360          1
   221                  $50,000                  $2,100             $50,063          No           Actual/360          1
   222                       $0                      $0                  $0     Yes - Group       Actual/360          0
   223                       $0                      $0                  $0          No           Actual/360          2
   224                       $0                      $0                  $0          No           Actual/360          3
   225                       $0                    $667              $1,333          No           Actual/360          4
   226                       $0                      $0                  $0          No           Actual/360          4
   227                       $0                    $709                  $0          No           Actual/360          2
   228                       $0                      $0                  $0     Yes - Group       Actual/360          1
   229                       $0                      $0                  $0          No           Actual/360          2
   230                       $0                    $800                  $0          No           Actual/360          1
   231            $135,000 (LOC)                     $0                  $0     Yes - Group       Actual/360          1
   232                       $0                      $0                  $0          No           Actual/360          2
   233                       $0                      $0                  $0          No           Actual/360          1
   234                       $0                      $0                  $0          No           Actual/360          1
   235                       $0                      $0                  $0     Yes - Group       Actual/360          0
   236                       $0                      $0                  $0     Yes - Group       Actual/360          1
   237                       $0                      $0                  $0     Yes - Group       Actual/360          1
   238                       $0                      $0                  $0     Yes - Group       Actual/360          2
   239                       $0                      $0                  $0          No           Actual/360          1
   240                       $0                      $0                  $0     Yes - Group       Actual/360          3
   241                       $0                      $0                  $0     Yes - Group       Actual/360          3
   242                       $0                      $0                  $0          No           Actual/360          2
   243                       $0                      $0                  $0          No           Actual/360          2
   244                       $0                      $0                  $0     Yes - Group       Actual/360          3
   245                       $0                      $0                  $0     Yes - Group       Actual/360          1
   246                       $0                      $0                  $0     Yes - Group       Actual/360          1
   247                       $0                      $0                  $0     Yes - Group       Actual/360          2

                     $7,883,520                 $93,834          $7,903,869                                           3

                               PREPAYMENT CODE(24)
MORTGAGE  -------------------------------------------------------------      YM       ADMINISTRATIVE   MORTGAGE
LOAN NO.  LO  DEF  DEF/YM1.00  YM3.00  YM1.00  YM0.50  3%  2%  1%  OPEN  FORMULA(25)  COST RATE(26)   LOAN NO.
---------------------------------------------------------------------------------------------------------------

    1     37  141                                                    2                     3.117           1
    2     35                             83                          2       A             3.117           2
    3     26           30                                            4       B             3.117           3
    4     25           91                                            4       C             3.117           4
    5     26  90                                                     4                     3.117           5
    6     28           85                                            7       D             3.117           6
    7     26  90                                                     4                     3.117           7
    8     47  72                                                     1                     3.117           8
    9     25  91                                                     4                     3.117           9
   10     35                             83                          2       A             3.117          10
   11     28                             91                          1       E             3.117          11
   12     25  93                                                     2                     3.117          12
   13     25                             91                          4       F             3.117          13
   14     23                             94                          3       G             3.117          14
   15     23                             94                          3       G             3.117          15
   16     27           44                                           13       F             3.117          16
   17     25           92                                            3       C             3.117          17
   18     26  30                                                     4                     3.117          18
   19     25  91                                                     4                     3.117          19
   20     28           88                                            4       H             3.117          20
   21     25  94                                                     1                     3.117          21
   22     36                             82                          2       A             3.117          22
   23     119                                                        7                     3.117          23
   24     24  92                                                     4                     3.117          24
   25     26  30                                                     4                     3.117          25
   26     27           29                                            4       F             3.117          26
   27     27           29                                            4       F             3.117          27
   28     35  81                                                     4                     3.117          28
   29     26  93                                                     1                     3.117          29
   30     25  106                                                    1                     3.117          30
   31     26                             90                          4       C             3.117          31
   32     26  92                                                     2                     3.117          32
   33     24  94                                                     2                     3.117          33
   34     27  91                                                     2                     3.117          34
   35      0                     24      95                          1       I             3.117          35
   36     119                                                        7                     3.117          36
   37     31  111                                                    2                     3.117          37
   38     35                             54                          2       A             3.117          38
   39     28  88                                                     4                     3.117          39
   40     25           91                                            4       C             3.117          40
   41     26  92                                                     2                     3.117          41
   42     25  94                                                     1                     7.117          42
   43      0           28                28                          4       J             3.117          43
   44     35  21                                                     4                     3.117          44
   45     27  86                                                     7                     3.117          45
   46     36  83                                                     1                     3.117          46
   47     27  101                                                    4                     3.117          47
   48     26  90                                                     4                     3.117          48
   49     119                                                        7                     3.117          49
   50      0           28                28                          4       J             3.117          50
   51     27  88                                                     5                     3.117          51

   52     26  89                                                     5                     8.117          52
   53     26  89                                                     5                     8.117          53
   54     26  89                                                     5                     8.117          54
   55     26  89                                                     5                     8.117          55
   56     26  89                                                     5                     8.117          56
   57     27  91                                                     2                     3.117          57
   58     26  90                                                     4                     3.117          58
   59     27                             91                          2       K             3.117          59
   60     25           93                                            2       C             3.117          60
   61     28  88                                                     4                     3.117          61
   62     27  90                                                     3                     7.117          62
   63     27                             28                          5       L             3.117          63
   64     25  91                                                     4                     3.117          64
   65     35           83                                            2       F             3.117          65
   66     36  122                                                    4                     3.117          66
   67     24  94                                                     2                     3.117          67
   68     26  92                                                     2                     3.117          68
   69     25  91                                                     4                     3.117          69
   70     28  89                                                     3                     3.117          70
   71     26  93                                                     1                     3.117          71
   72     27                             89                          4       M             3.117          72

   73     25  93                                                     2                     3.117          73
   74     25  93                                                     2                     3.117          74
   75     26  92                                                     2                     3.117          75
   76     25                             93                          2       N             3.117          76
   77     28  88                                                     4                     3.117          77
   78     26                             92                          2       N             3.117          78
   79     26                             92                          2       N             3.117          79
   80     25  94                                                     1                     3.117          80
   81     25  91                                                     4                     3.117          81
   82     25  93                                                     2                     3.117          82
   83     27                             89                          4       C             3.117          83
   84     24  93                                                     3                     7.117          84
   85     26  93                                                     1                     3.117          85
   86     35           81                                            4       F             3.117          86
   87     25  93                                                     2                     3.117          87
   88     35           81                                            4       F             3.117          88
   89     35  81                                                     4                     3.117          89

   90     28  88                                                     4                     3.117          90
   91     28  88                                                     4                     3.117          91
   92     28  88                                                     4                     3.117          92
   93     28  88                                                     4                     3.117          93
   94     26  90                                                     4                     3.117          94
   95     27  89                                                     4                     3.117          95
   96     27  89                                                     4                     7.117          96
   97     26                             90                          4       F             3.117          97
   98     24  92                                                     4                     3.117          98
   99     36  80                                                     4                     3.117          99
   100    35           81                                            4       F             3.117          100
   101    27           29                                            4       F             3.117          101
   102    27  89                                                     4                     3.117          102
   103    28  88                                                     4                     3.117          103
   104    27  89                                                     4                     3.117          104
   105    25                             93                          2       C             3.117          105
   106    27  89                                                     4                     3.117          106
   107    119                                                        7                     3.117          107
   108    24           92                                            4       C             3.117          108
   109    27  89                                                     4                     3.117          109
   110    25           93                                            2       F             3.117          110
   111    27                             89                          4       O             3.117          111
   112    27  89                                                     4                     3.117          112
   113    27  92                                                     1                     3.117          113
   114    27                             89                          4       P             3.117          114
   115    35  81                                                     4                     3.117          115
   116    35           81                                            4       F             3.117          116
   117    35  81                                                     4                     3.117          117
   118    26  90                                                     4                     3.117          118
   119    35  81                                                     4                     3.117          119
   120    35  21                                                     4                     3.117          120
   121    119                                                        7                     3.117          121
   122    25  94                                                     1                     3.117          122
   123    35  81                                                     4                     3.117          123
   124    35  81                                                     4                     3.117          124
   125     0                             56                          4       N             3.117          125
   126    35  81                                                     4                     3.117          126
   127    25                             93                          2       N             3.117          127
   128    26  90                                                     4                     3.117          128
   129    27  89                                                     4                     3.117          129
   130    26           30                                            4       Q             3.117          130
   131    35           81                                            4       F             3.117          131
   132    14                             42                          4       M             3.117          132
   133    27  88                                                     5                     3.117          133
   134    25                             91                          4       N             3.117          134
   135    25  94                                                     1                     3.117          135
   136    35  81                                                     4                     3.117          136

   137    36  140                                                    4                     5.117          137
   138    36  140                                                    4                     5.117          138
   139    25  94                                                     1                     7.117          139
   140    35  81                                                     4                     3.117          140
   141    59                             57                          4       R            12.117          141
   142    27  89                                                     4                     3.117          142
   143    26                             90                          4       S             3.117          143
   144    26  88                                                     6                     3.117          144
   145    26  87                                                     7                     3.117          145
   146    35           81                                            4       F             3.117          146
   147    35           81                                            4       F             3.117          147
   148    25  91                                                     4                     3.117          148
   149    35  81                                                     4                     3.117          149
   150    25                             91                          4       N             3.117          150
   151    26                             92                          2       N             3.117          151
   152    28  88                                                     4                     3.117          152
   153    35  81                                                     4                     3.117          153
   154    28                                     18                 14       C             3.117          154
   155    47                             72                          1       L             3.117          155
   156    25                            213                          2       C             3.117          156
   157    35  81                                                     4                     3.117          157
   158    25                             92                          3       N             3.117          158
   159    27  20                                                    13                     3.117          159
   160    35  81                                                     4                     3.117          160
   161    25                             93                          2       N             3.117          161
   162    35           81                                            4       F             5.117          162
   163    35           81                                            4       F             5.117          163
   164    27  89                                                     4                     3.117          164
   165    28  88                                                     4                     3.117          165
   166    25                             93                          2       N             3.117          166
   167    26                             90                          4       N             3.117          167
   168    35  81                                                     4                     3.117          168
   169    38  80                                                     2                     3.117          169
   170    35  81                                                     4                     3.117          170
   171    35           81                                            4       F            10.117          171
   172    28  88                                                     4                     3.117          172
   173     0                                           12  12  32    4                     3.117          173
   174    26                             90                          4       N             3.117          174
   175    25  91                                                     4                     3.117          175
   176    35  21                                                     4                     3.117          176
   177    35           81                                            4       F             3.117          177
   178    28  88                                                     4                     7.117          178
   179    27  89                                                     4                    12.117          179
   180    27  89                                                     4                     3.117          180
   181    27  89                                                     4                     3.117          181
   182    35  81                                                     4                     3.117          182
   183    25  89                                                     6                     3.117          183
   184    25                             93                          2       N             3.117          184
   185    28  88                                                     4                     3.117          185
   186    35  81                                                     4                     3.117          186
   187    35           81                                            4       F            11.117          187
   188    35  81                                                     4                     5.117          188
   189    27  151                                                    2                     3.117          189
   190    25                             93                          2       N             3.117          190
   191    35           81                                            4       F             3.117          191
   192    28  88                                                     4                     3.117          192
   193    35           81                                            4       F             7.117          193
   194    26                             93                          1       L             3.117          194
   195    29  87                                                     4                     3.117          195
   196    35           81                                            4       F             7.117          196
   197    28  28                                                     4                     3.117          197
   198    35  81                                                     4                     3.117          198
   199    25                             91                          4       C             3.117          199
   200    25                             93                          2       N             3.117          200
   201    35  81                                                     4                     8.117          201
   202    35  81                                                     4                     3.117          202
   203    25  91                                                     4                     3.117          203
   204    35           81                                            4       F             9.117          204
   205    27  89                                                     4                     3.117          205
   206    35  81                                                     4                    12.117          206
   207    25  153                                                    2                     3.117          207
   208    35           81                                            4       F             9.117          208
   209    35  45                                                     4                     5.117          209
   210    28  88                                                     4                     3.117          210
   211    35           81                                            4       F             9.117          211
   212    35           81                                            4       F             9.117          212
   213    35  81                                                     4                     3.117          213
   214    25                            117                          2       N             3.117          214
   215    27  89                                                     4                     3.117          215

   216    35  81                                                     4                    12.117          216
   217    35  81                                                     4                    12.117          217
   218    35           21                                            4       F            14.117          218
   219    26                             90                          4       N             3.117          219
   220    25  91                                                     4                     3.117          220
   221    25                             91                          4       N             3.117          221
   222    35           81                                            4       F             7.117          222
   223    26           90                                            4       F            12.117          223
   224    27  89                                                     4                     3.117          224
   225    28           88                                            4       T             7.117          225
   226    28  88                                                     4                     3.117          226
   227    35  81                                                     4                     3.117          227
   228    35  81                                                     4                     7.117          228
   229    26                             92                          2       N             3.117          229
   230    35           81                                            4       F             3.117          230
   231    25  93                                                     2                     3.117          231
   232    35           81                                            4       F             7.117          232
   233    25                             93                          2       N             3.117          233
   234    25                             93                          2       N             3.117          234
   235    35  81                                                     4                     3.117          235
   236    35           81                                            4       F             9.117          236
   237    35  81                                                     4                     7.117          237
   238    26  90                                                     4                     7.117          238
   239    25                             91                          4       N             3.117          239
   240    35           81                                            4       F             9.117          240
   241    35  81                                                     4                    12.117          241
   242    26  212                                                    2                     3.117          242
   243     0                            118                          2       N             3.117          243
   244    35  81                                                     4                    12.117          244
   245    35  83                                                     2                    12.117          245
   246    35           81                                            4       F            15.117          246
   247    35           81                                            4       F            20.117          247

                                                                                          3.713

APPENDIX III

CERTAIN  CHARACTERISTICS  OF THE MULTIFAMILY AND MANUFACTURED  HOUSING COMMUNITY
LOANS

                                                                            % OF                    % OF APPLICABLE
MORTGAGE     MORTGAGE                                                   INITIAL POOL   LOAN GROUP      LOAN GROUP       # OF
LOAN NO.  LOAN SELLER (1)  PROPERTY NAME                                   BALANCE    (ONE OR TWO)      BALANCE      PROPERTIES
-------------------------------------------------------------------------------------------------------------------------------

   18          MSMC        Newbury Village                                  1.1%           2             16.0%           1
   20          MSMC        Rose Hill Apartments                             1.1%           2             15.3%           1
   29          BSCMI       Las Ventanas                                     0.8%           2             11.7%           1
   40          PCFII       Benchmark Apartments                             0.6%           2              8.3%           1
   68          PCFII       Butler Ridge Apartments                          0.4%           2              5.7%           1
   72          MSMC        Rye Colony Apartment                             0.4%           2              5.4%           1
   82          PCFII       Villa Santa Fe Apartments                        0.3%           2              4.8%           1
   83          PCFII       Westover Apartments                              0.3%           2              4.7%           1
   87          PCFII       Princeton Hill Apartments                        0.3%           2              4.7%           1
  105          PCFII       The Legends Apartments                           0.3%           2              3.7%           1
  111          MSMC        36 Sutton Place South                            0.2%           2              3.4%           1
  149           WFB        The Elms MHP                                     0.2%           2              2.2%           1
  152          MSMC        Tracy Towers                                     0.2%           2              2.1%           1
  166          PCFII       Summertree Park Apartments                       0.1%           2              1.9%           1
  178          MSMC        Walnut Park Apartments/Hempstead Apartments      0.1%           2              1.5%           1
  180          MSMC        754 Post Street                                  0.1%           2              1.5%           1
  198           WFB        West Dearborn Apartments                         0.1%           2              1.3%           1
  207          PCFII       Lodi Court Apartments                            0.1%           2              1.2%           1
  210          MSMC        Otter Creek Apts.                                0.1%           2              1.1%           1
  220           WFB        Huron Estates Cheboygan                          0.1%           2              1.0%           1
  235           WFB        Oakman Apartments                                0.0%           2              0.7%           1
  236           WFB        Park Street Apartments                           0.0%           2              0.7%           1
  245           WFB        Northside Terrace Senior Apartments              0.0%           2              0.6%           1
  246           WFB        El Segundo Apartments                            0.0%           2              0.6%           1

                           TOTALS AND WEIGHTED AVERAGES:                    7.1%                                        24

MORTGAGE  PROPERTY                        PROPERTY
LOAN NO.  TYPE                            SUB-TYPE                        STREET ADDRESS
-------------------------------------------------------------------------------------------------------------------

    18    Multifamily                     Garden                          211 Pomeroy Avenue
    20    Multifamily                     Garden                          6201 Rose Hill Falls Way
    29    Multifamily                     Garden                          2200 E. First Street
    40    Multifamily                     Garden                          353 West San Marcos Boulevard
    68    Multifamily                     Garden                          1581-1611 Route 23
    72    Multifamily                     Cooperative                     One Peck Avenue
    82    Multifamily                     Garden                          11850 East Florence Avenue
    83    Multifamily                     Mid Rise                        519 Bloomfield Avenue
    87    Multifamily                     Garden                          101 Princeton Avenue
   105    Multifamily                     Mid Rise                        246 Highland Avenue
   111    Multifamily                     Cooperative                     36 Sutton Place South
   149    Manufactured Housing Community  Manufactured Housing Community  871 South Main St
   152    Multifamily                     Cooperative                     245 East 24th Street
   166    Multifamily                     Garden                          1801 South 15th Street
   178    Multifamily                     Low Rise                        5326 Pocusset Street; 5644 Hempstead Road
   180    Multifamily                     Mid Rise                        754 Post Street
   198    Multifamily                     Garden                          1265 Monroe & 1312 Porter Street
   207    Multifamily                     Garden                          126 Route 46
   210    Multifamily                     Garden                          4144 Otter Creek Drive
   220    Manufactured Housing Community  Manufactured Housing Community  1290 South Huron
   235    Multifamily                     Garden                          5104 - 5120 Oakman Blvd
   236    Multifamily                     Garden                          9746 Park Street
   245    Multifamily                     Assisted Living                 1002 North 6th Street
   246    Multifamily                     Garden                          321 W. El Segundo Blvd.

                                                                            CUT-OFF DATE
MORTGAGE                                                     CUT-OFF DATE    BALANCE PER  ORIGINAL TERM  REMAINING TERM
LOAN NO.  CITY              COUNTY         STATE  ZIP CODE  BALANCE ($)(6)    UNIT ($)     TO MATURITY    TO MATURITY
-----------------------------------------------------------------------------------------------------------------------

   18     Meriden           New Haven        CT    06450     $ 24,000,000     $133,333          60             58
   20     Alexandria        Fairfax          VA    22310     $ 23,000,000     $ 87,121         120            116
   29     Alamogordo        Otero            NM    88310     $ 17,574,000     $ 62,764         120            118
   40     San Marcos        San Diego        CA    92069     $ 12,500,000     $ 94,697         120            119
   68     Butler            Morris           NJ    07405     $  8,579,132     $ 45,634         120            118
   72     Rye               Westchester      NY    10580     $  8,122,351     $ 50,765         120            117
   82     Santa Fe Springs  Los Angeles      CA    90670     $  7,200,000     $ 67,290         120            119
   83     Caldwell          Essex            NJ    07006     $  7,000,000     $ 44,025         120            117
   87     Montgomery        Somerset         NJ    08540     $  6,993,193     $ 43,707         120            119
  105     State College     Centre           PA    16801     $  5,500,000     $130,952         120            119
  111     New York          New York         NY    10022     $  5,075,000     $ 50,750         120            117
  149     Fon Du Lac        Fond du Lac      WI    54935     $  3,280,000     $ 15,845         120            118
  152     New York          New York         NY    10010     $  3,187,550     $ 18,861         120            116
  166     Tacoma            Pierce           WA    98405     $  2,897,468     $ 42,610         120            119
  178     Pittsburgh        Allegheny        PA    15217     $  2,272,000     $ 56,800         120            116
  180     San Francisco     San Francisco    CA    94109     $  2,242,998     $ 97,522         120            117
  198     Dearborn          Wayne            MI    48124     $  1,915,000     $ 21,278         120            120
  207     Lodi              Bergen           NJ    07644     $  1,743,954     $ 21,799         180            179
  210     Amelia            Clermont         OH    45102     $  1,640,470     $ 74,567         120            116
  220     Cheboygan         Cheboygan        MI    49721     $  1,438,828     $ 12,847         120            119
  235     Dearborn          Wayne            MI    48126     $  1,053,000     $ 15,261         120            120
  236     Bellflower        Los Angeles      CA    90706     $  1,049,201     $ 65,575         120            119
  245     Hawley            Clay             MN    56549     $    944,231     $ 31,474         120            119
  246     El Segundo        Los Angeles      CA    90245     $    894,281     $149,047         120            119

                                                             $150,102,659                      111            109

                                            FIRST
MORTGAGE      ORIGINAL      REMAINING   INTEREST ONLY      NCF          NCF POST IO      CUT-OFF DATE  BALLOON
LOAN NO.  AMORT. TERM (8)  AMORT. TERM      PERIOD     DSCR (x)(9)  PERIOD DSCR (x)(10)       LTV        LTV
--------------------------------------------------------------------------------------------------------------

   18           360            360            36           1.37              1.15            75.0%       73.2%
   20            IO             IO           120           1.45              1.45            68.2%       68.2%
   29           360            360            60           1.47              1.23            79.5%       74.3%
   40            IO             IO           120           1.43              1.43            58.4%       58.4%
   68           360            358             0           1.64              1.64            59.6%       49.7%
   72           360            357             0           4.22              4.22            24.2%       20.3%
   82            IO             IO           120           2.21              2.21            48.0%       48.0%
   83           360            360            60           2.20              1.82            49.0%       45.7%
   87           360            359             0           1.96              1.96            36.0%       30.1%
  105           360            360            72           1.64              1.37            61.8%       58.5%
  111            IO             IO           120           9.88              9.88             7.7%        7.7%
  149           360            360            36           1.43              1.20            80.0%       72.2%
  152           360            356             0          10.05             10.05             8.2%        7.0%
  166           360            359             0           1.21              1.21            72.4%       61.3%
  178           360            360            48           1.69              1.42            73.5%       67.6%
  180           360            357             0           1.21              1.21            58.7%       49.8%
  198           360            360             0           1.25              1.25            73.7%       62.2%
  207           180            179             0           3.12              3.12            25.1%        0.5%
  210           300            296             0           1.23              1.23            80.0%       62.2%
  220           360            359             0           1.22              1.22            75.7%       64.6%
  235           360            360             0           1.26              1.26            65.8%       55.7%
  236           360            359             0           1.20              1.20            53.8%       46.2%
  245           360            359             0           1.44              1.44            74.9%       63.9%
  246           360            359             0           1.20              1.20            48.3%       41.3%

                356            355                         2.17              2.07            59.9%       56.0%

                                         STUDIOS                  1 BEDROOM                 2 BEDROOM                 3 BEDROOM
MORTGAGE  UTILITIES                       NO. OF      AVG RENT      NO. OF      AVG RENT      NO. OF      AVG RENT      NO. OF
LOAN NO.  PAID BY TENANT               UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS
--------------------------------------------------------------------------------------------------------------------------------

   18     Electric                         16           952          64          1,209        100          1,476          0
   20     Electric, Water, Sewer            0           NAP         156          1,058         96          1,236         12
   29     Electric                          0           NAP         112            554        116            785         52
   40     Electric, Gas                     0           NAP          66            950         66          1,300          0
   68     None                             26           708         130            868         32            907          0
   72     Electric, Gas                     0           NAP          80          1,500         78          2,000          2
   82     Electric                          0           NAP           0           NAP          60          1,175         47
   83     None                             32           938          68          1,161         56          1,449          0
   87     Electric                          0           NAP         106          1,140         54          1,453          0
  105     None                              0           NAP           2            990         40          1,790          0
  111     Electric                          8          2,000         48          3,365         39          5,400          5
  149     Electric, Water, Sewer            0           NAP           0           NAP          0            NAP           0
  152     Electric                        131          1,945         32          2,415         0            NAP           0
  166     None                              0           NAP          50            547         18            669          0
  178     Electric                          0           NAP          19            726         21            779          0
  180     Electric, Gas                    13           950           9          1,800         0            NAP           0
  198     None                             30           460          54            553         6             650          0
  207     None                              0           NAP          72          1,038         8           1,317          0
  210     Electric                          0           NAP           0           NAP          14            790          8
  220     Electric, Gas, Water, Sewer       0           NAP           0           NAP          0            NAP           0
  235     None                             42           425          26            500         1             575          0
  236     Electric, Gas                     0           NAP           8            814         8             938          0
  245     Electric, Gas                     0           NAP          28            597         2             726          0
  246     Electric, Gas                     0           NAP           0           NAP          1           1,400          5

                        4 BEDROOM                 5 BEDROOM                 6 BEDROOM
MORTGAGE    AVG RENT      NO. OF      AVG RENT      NO. OF      AVG RENT      NO. OF      AVG RENT
LOAN NO.  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)
---------------------------------------------------------------------------------------------------

   18         NAP          0            NAP           0           NAP          0            NAP
   20        1,575         0            NAP           0           NAP          0            NAP
   29          951         0            NAP           0           NAP          0            NAP
   40         NAP          0            NAP           0           NAP          0            NAP
   68         NAP          0            NAP           0           NAP          0            NAP
   72        2,250         0            NAP           0           NAP          0            NAP
   82        1,475         0            NAP           0           NAP          0            NAP
   83         NAP          0            NAP           0           NAP          0            NAP
   87         NAP          0            NAP           0           NAP          0            NAP
  105         NAP          0            NAP           0           NAP          0            NAP
  111        9,150         0            NAP           0           NAP          0            NAP
  149         NAP          0            NAP           0           NAP          0            NAP
  152         NAP          0            NAP           0           NAP          0            NAP
  166         NAP          0            NAP           0           NAP          0            NAP
  178         NAP          0            NAP           0           NAP          0            NAP
  180         NAP          0            NAP           0           NAP          0            NAP
  198         NAP          0            NAP           0           NAP          0            NAP
  207         NAP          0            NAP           0           NAP          0            NAP
  210        1,010         0            NAP           0           NAP          0            NAP
  220         NAP          0            NAP           0           NAP          0            NAP
  235         NAP          0            NAP           0           NAP          0            NAP
  236         NAP          0            NAP           0           NAP          0            NAP
  245         NAP          0            NAP           0           NAP          0            NAP
  246        1,665         0            NAP           0           NAP          0            NAP

           7 BEDROOM                OTHER UNITS
MORTGAGE     NO. OF      AVG RENT      NO. OF      AVG RENT     NO. OF
LOAN NO.  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  ELEVATORS
-----------------------------------------------------------------------

   18         0            NAP          0            NAP          4
   20         0            NAP          0            NAP          0
   29         0            NAP          0            NAP          0
   40         0            NAP          0            NAP          0
   68         0            NAP          0            NAP          0
   72         0            NAP          0            NAP          0
   82         0            NAP          0            NAP          0
   83         0            NAP          3           1,258         2
   87         0            NAP          0            NAP          0
  105         0            NAP          0            NAP          1
  111         0            NAP          0            NAP          2
  149         0            NAP         207           227          0
  152         0            NAP          6           4,142         2
  166         0            NAP          0            NAP          0
  178         0            NAP          0            NAP          0
  180         0            NAP          1           1,203         1
  198         0            NAP          0            NAP          0
  207         0            NAP          0            NAP          0
  210         0            NAP          0            NAP          0
  220         0            NAP         112           274          0
  235         0            NAP          0            NAP          0
  236         0            NAP          0            NAP          0
  245         0            NAP          0            NAP          1
  246         0            NAP          0            NAP          0

FOOTNOTES TO APPENDIX II AND III

1    "BSCMI," "MSMC," "PCFII," and "WFB," denote Bear Stearns Commercial
     Mortgage, Inc., Morgan Stanley Mortgage Capital Inc., Principal Commercial
     Funding II, LLC, and Wells Fargo Bank, National Association, respectively, as Sellers.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
     Nos. 52-56, 73-74, 90-93, 137-138, 216-217. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
     Nos. 14-15, 26-27, 78-79. For the purpose of the statistical information set forth in this Prospectus Supplement as to such
     single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF Post IO
     Period DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per
     Unit or SF, are calculated on an aggregate basis.

3    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
     "Percent Leased as of Date" indicates the date as of which "Percent Leased"
     was determined based on such information.

5    Certain mortgage loans are subject to a ground lease. If for any mortgage loan, the ground lessor has encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished, the mortgage loan may be disclosed as a fee loan.

6    The Cut-off Date is April 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in April 2007 were due on April 1, 2007, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 37, Fayette
     Medical Office Building, which is due on the 3rd of the month, and Mortgage
     Loan No. 3, Fulbright Tower, Mortgage Loan No. 43 Cordova Commons, Mortgage
     Loan No. 50, Tradewinds Shopping Center, Mortgage Loan No. 178, Walnut Park
     Apartments/Hempstead Apartments, and Mortgage Loan No. 192, HERC Deer Park
     which are due on the 8th of the month.

     With respect to Mortgage Loan No. 3, Fulbright Tower, the interest rate is a weighted average of two component notes which are pari passu with each other, Note A is $82,000,000 with an interest rate of 5.053% and Note B is a $7,000,000 with an interest rate 6.015%.

     With respect to Mortgage Loan No. 108, 3765 A Old Court Road, the borrower has secured subordinate secondary debt with Baltimore County, Maryland in the amount of $1,500,000.

     With respect to Mortgage Loan No. 163, 3636 Birch Street, existing secured subordinate debt in the form of seller-financing from Arlene Westley,
     Trustee of the Arlene Living Trust, in the amount of $750,000 is in place.
     A subordination and standstill agreement has been obtained.

     With respect to Mortgage Loan No. 18, Newbury Village, the subject loan has a $3,500,000 mezzanine loan in place.

     With respect to Mortgage Loan No. 6, Viad Corporate Center, the borrower may incur future additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is not greater than 75%, (iii) the combined DSCR is not less than 1.25x and (iv)
     the additional debt will be subject to a subordination and standstill agreement acceptable to lender.

     With respect to Mortgage Loan No. 11, 503 Broadway, the borrower may incur future additional secured and unsecured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is not greater than 70%, (iii) the combined DSCR is not less than 1.35x and (iv)
     the additional debt will be subject to a subordination and standstill agreement acceptable to lender.

                                      II-1

     With respect to Mortgage Loan No. 60, Shoppes at Smithville, secured secondary financing or mezzanine financing is permitted during the first 4 years of the loan, subject to various conditions including (i) the amount will not result in an aggregate LTV greater than 75% and DSCR less than
     1.20x; and (ii) the lender must approve the secondary or mezzanine lender and financing documents and will enter into an intercreditor agreement with secondary or mezzanine lender.

     With respect to Mortgage Loan No. 101, A-American Lipoa, future secured subordinate debt is permitted subject to various conditions, including, but not limited to, (i) a combined DSCR, including the junior loan, greater than or equal to 1.62x (based on actual mortgage constant); (ii) a combined
     LTV, including the junior loan, of 46.2% or less; (iii) the junior loan shall have a fixed interest rate, be fully amortizing and have maturity date of January 1, 2012; (iv) intercreditor documentation satisfactory to lender and applicable rating agencies; and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such subordinate financing.

     With respect to Mortgage Loan No. 1, One Dag Hammarskjold Plaza, the
     borrower is permitted to incur future mezzanine financing and partnership debt (such partnership debt is subordinate to the One Dag Hammarskjold
     Plaza Loan and may not exceed $10,000,000), subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the debt service coverage ratio on the aggregate debt must be equal to or greater than 1.25x (based on a 6.82% loan constant);
     (ii) the aggregate LTV may not exceed 70% and (iii) the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing).

     With respect to Mortgage Loan No. 3, Fulbright Tower, future mezzanine financing is permitted, subject to various conditions including: (i) the lender is a qualified lender, (ii) the amount will not result in an aggregate LTV greater than 75%, (iii) the amount will not result in an aggregate DSCR less than 1.20x (based on a constant equal to the greater of
     (a) 7.5% or (b) the blended interest rate of the Fulbright Tower Loan and the additional mezzanine debt), and (iv) no event of default shall have occurred.

     With respect to Mortgage Loan No. 4, Scripps Center, future mezzanine debt is permitted subject to various conditions including (i) the amount will not result in an aggregate LTV greater than 90% and DSCR less than 1.10x;
     and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

     With respect to Mortgage Loan No. 17, Millrock Park II, future mezzanine debt is permitted subject to various conditions including (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than
     1.15x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

     With respect to Mortgage Loan No. 40, Benchmark Apartments, future mezzanine debt is permitted subject to various conditions including (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x; (ii) The Mortgaged Property must be 92% leased and occupied;
     and (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

     With respect to Mortgage Loan No. 41, Ivy Walk, future mezzanine debt is permitted subject to various conditions including (i) the amount will not result in an aggregate LTV greater than 85% and DSCR less than 1.20x; and
     (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

     With respect to Mortgage Loan No. 42, Inn at Chester Springs, future mezzanine debt is permitted subject to various conditions including (i) the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.33x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

     With respect to Mortgage Loan No. 43, Cordova Commons, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.15x.

     With respect to Mortgage Loan No. 47, Thomson Campus, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.20x.

     With respect to Mortgage Loan No. 50, Tradewinds Shopping Center, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.15x.

                                      II-2

     With respect to Mortgage Loan No. 52-56, Newbury Portfolio, future mezzanine debt is permitted subject to various conditions including (i) the amount will not result in an aggregate LTV greater than 70% and DSCR less than 1.55x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into a subordination and intercreditor agreement acceptable to lender with mezzanine lender.

     With respect to Mortgage Loan No. 67, Hampton Inn Lexington, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.30x (based on actual mortgage constant); (ii) a combined LTV of 75% or less; (iii)
     intercreditor documentation satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (institutional party that owns / manages
     $750 million in total assets and, except for pension advisory firm or like fiduciary, $500 million in shareholder equity and regularly engaged in business of commercial real estate lending or operations); (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing;
     and (vi) if requested by lender, lockbox agreement approved by lender.

     With respect to Mortgage Loan No. 72, Rye Colony Apartments, the borrower may obtain an unsecured line of credit subject to various conditions including the amount will not result in an aggregate LTV greater than 25%.

     With respect to Mortgage Loan No. 73-74, Redstone American Grill Portfolio,
     future mezzanine debt is permitted subject to various conditions including
     (i) the amount will not result in an aggregate LTV greater than 80% and
     DSCR less than 1.20x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

     With respect to Mortgage Loan No. 88, Holiday Inn Express Chester, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.20x (based on actual mortgage constant); (ii) a combined LTV of 80% or less; (iii) an intercreditor agreement and a subordination and standstill agreement satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (institutional party that owns / manages $650 million in total assets and, except for pension advisory firm or like fiduciary, $250 million in shareholder equity and regularly engaged in business of commercial real estate lending or operations); (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing; and (vi) if requested by lender, lockbox agreement approved by lender.

     With respect to Mortgage Loan No. 97, Radisson Hotel Corning, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.20x (based on actual mortgage constant); (ii) a combined LTV of 75% or less; (iii)
     intercreditor documentation satisfactory to lender; (iv) mezzanine lender shall satisfy rating agency criteria; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing; and (vi) a lockbox agreement approved by lender.

     With respect to Mortgage Loan No. 111, 36 Sutton Place South, the borrower may obtain an unsecured line of credit subject to various conditions including the amount will not result in an aggregate LTV greater than 25%.

     With respect to Mortgage Loan No. 132, 342-344 & 354-364 Flatbush Avenue,
     future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate DSCR less than 1.15x.

     With respect to Mortgage Loan No. 133, 9th Street Office, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 65% and DSCR less than 1.22x.

     With respect to Mortgage Loan No. 141, DiBona Village Retail Center, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x.

     With respect to Mortgage Loan No. 152, Tracy Towers, subordinate financing
     (up to three secured and unsecured loans) is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 20% and DSCR no less than 4.00x.

     With respect to Mortgage Loan No. 171, Cost Plus - Torrance, future mezzanine debt is permitted after the prepayment lockout period subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.25x (based on actual mortgage constant); (ii) a combined LTV of 75% or less; (iii) an intercreditor agreement and a subordination and standstill agreement satisfactory to lender; (iv)
     mezzanine lender shall be acceptable to lender and rating agencies (except for pre-approved affiliates of sponsor); (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing; and (vi) mezzanine loan documents shall be acceptable to lender and rating agencies.

                                      II-3

     With respect to Mortgage Loan No. 210, Otter Creek Apts., after the lockout period, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75%
     and DSCR less than 1.20x.

     With respect to Mortgage Loan No. 5, Academy Sports HQ, the borrower is permitted to release two currently unimproved portions of the Academy
     Sports HQ Property, referred to as Tract 3 and Tract 4, subject to the satisfaction of certain conditions under the mortgage loan documents, including but not limited to: (i) the payment of the applicable release amount ($379,500 for Tract 3 and $796,950 for Tract 4) plus a prepayment premium calculated on the basis of the greater of a yield maintenance formula and 3.0% of the amount prepaid, (ii) the borrower will provide a written request for release of (a) Tract 3 no later than September 29, 2011 and (b) Tract 4 no later than April 10, 2008, (iii) the DSCR immediately following such release is not less than the greater of 1.62x or the DSCR immediately prior to such release, and (iv) the LTV immediately following such release is not greater than the lesser of 66% or the LTV immediately prior to such release.

     With respect to Mortgage Loan No. 14, Stony Point East, the borrower may request the release of the cross-default and cross-collateralization subject to full prepayment of the Stony Point East Note along with a prepayment premium equal to the greater of yield maintenance and 1%. The remaining property must have a LTV no greater than 70% and a DSCR no less than 1.50x.

     With respect to Mortgage Loan No. 15, Stony Point West, the borrower may request the release of the cross-default and cross-collateralization subject to full prepayment of the Stony Point West Note along with a prepayment premium equal to the greater of yield maintenance and 1%. The remaining property must have a LTV no greater than 70% and a DSCR no less than 1.65x.

     With respect to Mortgage Loan No. 25, DRA - Lake Emma Corporate Park, the
     borrower has the option of obtaining the release of an excess land parcel in conjunction with a loan paydown of up to, but not more than, $1,000,000, subject to yield maintenance and certain conditions, including, but not limited to, (i) confirmation via tenant estoppels that no tenants have contractual rights to use the excess land parcel; (ii) payment of any applicable prepayment charges; (iii) the LTV of the remaining collateral must not exceed 75% (subsequent to pay down); (iv) remainder property (or remainder property and excess land parcel, pursuant to a reciprocal easement agreement) has no less than 1,219 parking spaces; (v) remainder property's net cash flow for trailing-12 month period and as adjusted for typical CMBS underwriting is not less than $1,361,600; (vi) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such excess land release;
     and (vii) the borrower will pay all costs associated with the excess land release.

     With respect to Mortgage Loan No. 26, Sierra Trading Post Fulfillment,
     after the defeasance lockout period, the borrower is permitted to obtain the release of the property from the lien of the cross-collateralized loan if certain conditions are satisfied, including, (i) (a) payment of subject loan in full, including applicable prepayment charges; (b) loan-to-value ratio of the Sierra Trading Post Admin Building loan is not greater than
     80%; and (c) debt service coverage ratio of the Sierra Trading Post Admin
     Building loan is not less than 0.97x based on a 10% mortgage constant; or
     (ii) (a) by payment of subject loan in full, including applicable prepayment charges; (b) by making a principal reduction payment of
     $1,600,000 (equal to 25% of the original principal balance of the loan) to the Sierra Trading Post Admin Building loan, together with applicable prepayment charges; (c) resulting loan-to-value of the Sierra Trading Post
     Admin Building loan is no greater than 60%; (d) the DSCR of the Sierra
     Trading Post Admin Building loan (after reamortization after principal reduction payment) is no less than 1.29x based on a 10% loan constant.

     With respect to Mortgage Loan No. 27, Sierra Trading Post Admin Building,
     after the defeasance lockout period, the borrower is permitted to obtain the release of the property from the lien of the cross-collateralized loan if certain conditions are satisfied, including, (i) (a) payment of subject loan in full, including applicable prepayment charges; (b) loan-to-value ratio of the Sierra Trading Post Fulfillment loan is not greater than 80%;
     and (c) debt service coverage ratio of the Sierra Trading Post Fulfillment loan is not less than 0.97x based on a 10% mortgage constant; or (ii) (a)
     by payment of subject loan in full, including applicable prepayment charges; (b) by making a principal reduction payment of $3,000,000 to the
     Sierra Trading Post Fulfillment loan, together with applicable prepayment charges; (c) resulting loan-to-value of the Sierra Trading Post Fulfillment loan is no greater than 60%; (d) the DSCR of the Sierra Trading Post
     Fulfillment loan (after reamortization after principal reduction payment)
     is no less than 1.30x based on a 10% loan constant.

                                      II-4

     With respect to Mortgage Loan No. 47, Thomson Campus, the borrower is permitted to release two parcels, "Parcel 1" and "Parcel 2", subject to the following conditions, among others, (A) Parcel 1 - (i) borrower must pay a release price calculated as the sum of the greater of (x) $350,000, or (y)
     85% of net proceeds from the sale of release Parcel 1. (B) Parcel 2 - (i)
     borrower must pay a release price calculated as the sum of the greater of
     (x) $50,000, or (y) 85% of net proceeds from the sale of release Parcel 2.
     A prepayment premium calculated as the greater of 1% of the amount prepaid and yield maintenance will be required.

     With respect to Mortgage Loan No. 57, Mar Industrial Buildings, the
     borrower may request the release of one or more of the parcels at any time subject to a paydown of 110% of the allocated loan amount as defined in the loan documents at the time of the release plus a make whole premium. In aggregate, not more than 50% of the loan amount may be paid down. The borrower must also meet the specific other requirements in the mortgage loan documents including in part that the remaining portion of the property have a DSCR of at least 1.20x.

     With respect to Mortgage Loan No. 73, Redstone American Grill - Oakbrook,
     the borrower may request the release of a portion of the premises at any time subject to a paydown of 125% of the allocated loan amount as defined in the loan documents as $18.29 per square foot of land that is released, plus a make whole premium. They must also meet the specific other requirements in the Mortgage document including in part that the remaining portion of the property have a DSCR of at least 1.20x.

     With respect to Mortgage Loan Nos. 90-93, Tractor Supply Portfolio - Texas,
     any property may be released through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 115% of the allocated loan amount for the released property, (ii) the LTV immediately following the release is not greater than 55%, (iii) the DSCR immediately following the release is at least equal to or greater than the greater of 1.86x (based on a 5.77% constant)
     or the DSCR immediately prior to such release, and (iv) the Livingston property must be released first.

     With respect to Mortgage Loan No. 108, 3765 A Old Court Road, the borrower may request the release of one of the parcels at any time subject to a paydown of 105% of the allocated loan amount as defined in the loan documents (based on a MAI appraisal of both parcels) at the time of the release plus a make whole premium. They must also meet the specific other requirements in the Mortgage document including in part that the remaining portion of the property have a DSCR of at least 1.30x and a LTV not greater than 65%.

     With respect to Mortgage Loan No. 125, West Allis Industrial, the borrower may request the release of one of the properties at any time, subject to a paydown of 110% of the allocated loan amount as defined in the loan documents ($3,036,000 for 2122 & 2152 S. 114th St. and $1,364,000 for 11217
     W. Becher St.), plus a make whole premium. They must also meet the specific other requirements in the Mortgage document including in part that the remaining portion of the property have a DSCR of at least 1.25x and a LTV not greater than 80%.

     With respect to Mortgage Loan No. 137 Optronics - Flora and Mortgage Loan
     No. 138, Optronics - Muskogee, after the defeasance lockout period, the borrower has the option of obtaining the release of an individual property in conjunction with partial defeasance or by paying a yield maintenance premium, subject to certain conditions, including, but not limited to, (i)
     payment of 120% of the allocated principal amount; (ii) payment of any applicable prepayment charges; (iii) the LTV of the remaining collateral must not exceed 63.51%; (iv) the DSCR of the remaining collateral must be no less than the greater of 1.52x or the DSCR immediately prior to the release, based on a 10% loan constant; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from such partial release; (vi) the borrower will pay all costs associated with the partial release; and (vii) the principal and interest payments will be re-calculated. For the purposes of LTV and DSCR calculations, the outstanding loan balance after release is assumed to be the loan balance less the allocated loan balance of the released property
     (rather than the loan balance less the release price).

     With respect to Mortgage Loan No. 23, 854-864 Madison Ave, a one-time substitution of collateral is permitted subject to various conditions, including (i) the substitute property must be apartment building with ground-floor retail in Manhattan, (ii) the LTV of the substitute property is equal to or less than the lesser of 65% and LTV of substituted property, and (iii) the DSCR of the substitute property is equal to or greater than the greater of 1.25x and the DSCR of the loan immediately prior to substitution.

     With respect to Mortgage Loan No. 36, 165 East 35th Street, a one-time substitution of collateral is permitted subject to various conditions, including (i) the substitute property must be apartment building with ground-floor retail in Manhattan, (ii) the LTV of the substitute property is equal to or less than the lesser of 65% and LTV of substituted property, and (iii) the DSCR of the substitute property is equal to or greater than the greater of 1.25x and the DSCR of the loan immediately prior to substitution.

                                      II-5

     With respect to Mortgage Loan No. 48, Rave Cinemas Baton Rouge, the loan allows the borrower to substitute collateral to effect release of mortgaged property once over life of loan, subject to certain conditions, including
     (i) LTV is no greater than 61.3% and (ii) replacement property shall (1)
     have equal or greater appraised value, (2) have equal or better physical condition, (3) be a building substantially similar in use and quality to the substituted property; (4) have lease terms no less favorable than existing Rave Lease; and (5) be in location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (iii) DSCR shall be at least equal to 1.54x;
     and (D) delivery of "no downgrade" confirmation from applicable rating agency.

     With respect to Mortgage Loan No. 49, 38-05 to 38-17 and 37-27/29 Main
     Street, a one-time substitution of collateral is permitted subject to various conditions, including (i) the substitute property must be a retail property in Manhattan, (ii) the LTV of the substitute property is equal to or less than the lesser of 65% and LTV of substituted property, and (iii)
     the DSCR of the substitute property is equal to or greater than the greater of 1.25x and the DSCR of the loan immediately prior to substitution.

     With respect to Mortgage Loan No. 58, Rave Cinemas Pensacola, the loan allows the borrower to substitute collateral to effect release of mortgaged property once over life of loan, subject to certain conditions, including
     (i) LTV is no greater than 63.8% and (ii) replacement property shall (1)
     have equal or greater appraised value, (2) have equal or better physical condition, (3) be a building substantially similar in use and quality to the substituted property; (4) have lease terms no less favorable than existing Rave Lease; and (5) be in location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (iii) DSCR shall be at least equal to 1.47x;
     and (iv) delivery of "no downgrade" confirmation from applicable rating agency.

     With respect to Mortgage Loan No. 66, Provo Craft, the loan allows the borrower to substitute collateral once over life of loan, subject to certain conditions, including (i) post-substitution LTV is no greater than
     70.87% and (ii) replacement property shall (1) have equal or greater appraised value, (2) have equal or better physical condition, (3) be a building substantially similar in size, use and quality to the substituted property; (4) have lease terms no less favorable than existing Provo Craft
     Lease; and (5) be in location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (iii) post-substitution DSCR shall be at least equal to
     1.26x; and (iv) delivery of "no downgrade" confirmation from applicable rating agency.

     With respect to Mortgage Loan No. 90-93, Tractor Supply Portfolio, the loan allows the Tractor Supply Portfolio Borrower to substitute individual properties a maximum of one time during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including, but not limited to the following: (i) the aggregate
     DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the closing date and (b) the fair market value of the substituted property immediately preceding the substitution, (iii) the payment of a fee equal to 0.5% of the substituted property's allocated loan amount and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

     With respect to Mortgage Loan No. 94, Rave Cinemas Port St. Lucie, the loan allows the borrower to substitute collateral to effect release of mortgaged property once over life of loan, subject to certain conditions, including
     (i) LTV is no greater than 59.05% and (ii) replacement property shall (1)
     have equal or greater appraised value, (2) have equal or better physical condition, (3) be a building substantially similar in use and quality to the substituted property; (4) have lease terms no less favorable than existing Rave Lease; and (5) be in location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (iii) DSCR shall be at least equal to 1.55x;
     and (iv) delivery of "no downgrade" confirmation from applicable rating agency.

     With respect to Mortgage Loan No. 99, Western Union, the loan allows the borrower to substitute collateral to effect release of mortgaged property once over life of loan, subject to certain conditions, including (i) LTV is no greater than 68.97% and (ii) replacement property shall (1) have equal or greater appraised value, (2) have equal or better physical condition,
     (3) be a building substantially similar in use and quality to the substituted property; (4) have lease terms no less favorable than existing
     Western Union Lease; and (5) be in location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (iii) DSCR shall be at least equal to 1.87x;
     and (iv) delivery of "no downgrade" confirmation from applicable rating agency.

     With respect to Mortgage Loan No. 107, 162 E 55th Street, a one-time substitution of collateral is permitted subject to various conditions, including (i) the substitute property must be apartment building with ground-floor retail in Manhattan, (ii) the LTV of the substitute property is equal to or less than the lesser of 65% and LTV of substituted property, and (iii) the DSCR of the substitute property is equal to or greater than the greater of 1.25x and the DSCR of the loan immediately prior to substitution.

                                      II-6

     With respect to Mortgage Loan No. 121, 160 E 55th Street, a one-time substitution of collateral is permitted subject to various conditions, including (i) the substitute property must be apartment building with ground-floor retail in Manhattan, (ii) the LTV of the substitute property is equal to or less than the lesser of 65% and LTV of substituted property, and (iii) the DSCR of the substitute property is equal to or greater than the greater of 1.25x and the DSCR of the loan immediately prior to substitution.

     With respect to Mortgage Loan No. 137, Optronics - Flora and Mortgage Loan
     No. 138, Optronics - Muskogee, the loan allows the borrower to substitute collateral once over life of loan, subject to certain conditions, including
     (i) post-substitution LTV is no greater than 63.51% and (ii) replacement property shall (1) have equal or greater appraised value, (2) have equal or better physical condition, (3) be a building substantially similar in size, use and quality to the substituted property; (4) have lease terms no less favorable to existing Optronics Lease; and (5) be in location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (iii) post-substitution DSCR shall be at least equal to 1.52x; and (iv) delivery of "no downgrade"
     confirmation from applicable rating agency.

7    The "Grace Period" shown is grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10   The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 85, Walgreens - St. Petersburg, Walgreen
     Co. has a 75-year lease, but has an option to terminate the lease at the end of year 25 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 113, Walgreens - Philadelphia, Walgreen
     Co. has a 75-year lease, but has an option to terminate the lease at the end of year 25 and every 5 years thereafter with 9 months notice.

     With respect to Mortgage Loan No. 156, 9937 Garland Road, Walgreen Co. has
     a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

13   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

                                      II-7

17   "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February, 2007 due dates for the MSMC-originated mortgage loans, and as of the March, 2007 due dates for the WFB, BSCMI and PCFII- originated loans.

20   "Initial TI/LC Escrow Requirement" indicates the amount designated for
     Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February, 2007 due dates for the
     MSMC- originated mortgage loans, and as of the March, 2007 due dates for the WFB, BSCMI and PCFII- originated loans.

23   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

24   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity or in the case of and ARD Loan, the
     Anticipated Repayment Date. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM3.00" represents the greater of yield maintenance and 3.00%.
     "YM1.00" represents the greater of yield maintenance and 1.00%. "YM0.50"
     represents the greater of yield maintenance and 0.50%. "3.0%", "2.0%" and
     "1.0%" represent the prepayment premiums to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity or ARD for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

25   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 20 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M",
     "N", "O", "P", "Q", "R", "S", and "T". Any exceptions to these formulas are shown below such formulas. Summaries of the 20 formulas are listed beginning on page II-11.

26   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-8

27   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-7, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                              Escrowed Holdback
  Mtg.                                    Escrow or LOC           or Letter of       Outside Date   Prepayment Premium
Loan No.   Property Name                Release Conditions   Credit Initial Amount    for Release       Provisions
--------   --------------------------   ------------------   ---------------------   ------------   -------------------

   17      Millrock Park II                     1                  $5,410,000            3/1/2008   Greater of 1% or YM

   31      Gateway Business Park                2                  $  580,000            2/1/2008   Greater of 1% or YM

   57      Mar Industrial Buildings             3                  $1,000,000            1/1/2010   Greater of 1% or YM

   87      Princeton Hill Apartments            4                  $  125,000            5/1/2009   Greater of 1% or YM

   87      Princeton Hill Apartments            5                  $  500,000            7/1/2008   Greater of 1% or YM

   127     North Tech Industrial                6                  $   12,500            2/2/2008   Greater of 1% or YM

   166     Summertree Park Apartments           6                  $   34,375           8/15/2007   Greater of 1% or YM

   177     Hualapai Village Center              7                  $  260,000            1/4/2009   Greater of 1% or YM

     All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-9

RELEASE CONDITIONS

1.   Borrower furnishes to Lender written disbursement request, information that will support that the annual net cashflow is equal to or exceeds 1.20 times the annual debt service of the note.

2.   Borrower furnishes to Lender written disbursement request, information that will support that the annual net cashflow is equal to or exceeds 1.20 times the annual debt service of the note; fully executed lease(s) with terms acceptable to Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy.

3.   Borrower furnishes to Lender written disbursement request and overall occupancy reaches a minimum of 90%; lessee's estoppel certificate from
     Flowserve U.S., Inc. indicating they have renewed/extended their lease for a minimum of five years with annual net rent averaging not less than $6.25 per square foot; lessee's estoppel certificate from each new lessee indicating they have leased for a minimum of five years with annual net rent averaging not less than $6.00 per square foot.

4.   Borrower furnishes to Lender written disbursement request; lien waivers;
     title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

5.   Borrower furnishes to Lender written disbursement request; lien waivers;
     title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; the lender has inspected or waived right to inspection. In addition, the lender has received approved an environmental consultant's tank removal report documenting that New Jersey
     Department of Environmental Protection technical requirements have been met.

6.   Borrower furnishes to Lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

7.   Borrower furnishes to Lender written disbursement request, upon satisfaction of certain conditions, including, but not limited to, three of the four vacant units have been leased, the property has achieved a physical and economic occupancy of 90% or greater, the DSCR is 1.60x based on actual mortgage constant and 1.15x based on 10% mortgage loan constant and borrower has provided written certification to lender that the borrower has received no notice of termination from any tenants and there have been no amendments or modifications to any of the leases.

                                     II-10

YIELD MAINTENANCE FORMULAS

A    Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date.
     On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this
     Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i)
     interest accrued and unpaid on the outstanding principal balance of the
     Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the
     Note, the Mortgage and the other Loan Documents, and (iv)(1) if prepayment occurs prior to the Payment Date which is one month prior to the (2)
     Anticipated Repayment Date, a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the (3) Anticipated Repayment Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment
     Rate), over (2) the outstanding principal amount of the Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

     "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
     Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
     Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street
     Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any
     successor publication, published by the Board of Governors of the Federal
     Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     "Prepayment Rate Determination Date" shall mean the date which is five (5)
     Business Days prior to the prepayment date.

     NOTES:

     (1)  With respect to Mortgage Loan No. 38, HSBC Sioux Falls, delete "if prepayment occurs prior to the Payment Date which is one month prior to the Anticipated Repayment Date."

     (2)  With respect to Mortgage Loan No. 10, The Shops at Sherman Plaza and
          Mortgage Loan No. 22, Lincoln Village, delete "Anticipated Repayment"
          and insert "Maturity."

     (3)  With respect to Mortgage Loan No. 10, The Shops at Sherman Plaza and
          Mortgage Loan No. 22, Lincoln Village, delete "Anticipated Repayment"
          and insert "Maturity."

                                     II-11

B    The prepayment shall also be accompanied by a payment equal to the greater of (i) 1% of the principal amount of the Loan being prepaid and (ii) the
     Yield Maintenance Premium. Borrower's sending any Prepayment Notice to
     Lender shall create an obligation on the part of Borrower to prepay the
     Loan as set forth therein, but may be rescinded with one (1) Business Day's written notice to Lender (subject to payment of any reasonable out-of-pocket costs and expenses resulting from such rescission (such costs and expenses estimated to not exceed $2,500)) or extended, upon one (1)
     Business Day's prior written notice, to a date that is not more than thirty
     (30) days from the date specified in the original notice, subject to payment of interest through the end of the Interest Accrual Period in which the prepayment occurs if the prepayment is not made on a Payment Date;
     provided, however, that, if the Debt is paid in full on or before the
     Maturity Date, in no event shall interest accrue past the Maturity Date.

     "Yield Maintenance Premium" shall mean, with respect to any voluntary prepayment of the Loan after the Release Date and any payment of principal during the continuance of an Event of Default, the product of: (a) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Loan before giving effect to such payment, times (b) the excess of (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest at the Interest Rate with respect to the Loan (assuming no acceleration of the Loan and assuming that the Loan is prepaid on the Free Prepayment Date, and treating such prepayment as if it were a scheduled payment of principal), determined by discounting such payments to the date on which such payments are made at the Treasury Constant Yield plus fifty (50) basis points, over (2) the outstanding principal balance of the Loan on such date immediately prior to such payment; provided that the Yield Maintenance Premium with respect to any payment of principal prior to the Release Date resulting from an Event of Default shall not be less than 2% of the amount prepaid. The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon all parties.

     "Free Prepayment Date" shall mean November 8, 2011 or any Payment Date thereafter selected by Borrower that is not less than fifteen (15) days (or such shorter time as is permitted by Lender in its sole discretion)
     following Lender's receipt of written notice of such selection by Borrower, but not later than the Maturity Date.

     "Treasury Constant Yield" means the arithmetic mean of the rates published as "Treasury Constant Maturities" as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared or the date any prepayment of the Loan is scheduled to occur pursuant to Section 2.1 hereof, as shown on the USD screen of the Telerate service, or if such service is not available, the Bloomberg service, or if neither the Telerate nor the Bloomberg service is available, under Section
     504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal
     Reserve System, for "On the Run" U.S. Treasury obligations corresponding to the Free Prepayment Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant
     Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

                                     II-12

C    "Make Whole Premium" means (1) the greater of (2) one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment (3) and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

     *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

     (2) Calculate the "Present Value of the Loan." The Present Value of the
     Loan is the present value of the payments to be made in accordance with the
     Note (all installment payments and any remaining payment due on the
     Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium. (4)(5)(6)

     "Open Period" means the period beginning with the payment date in that month which is (7)(8)(9) three months prior to the Maturity Date.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon:
     (a) not less than (10) 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the
     Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

     (11) In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium.

                                     II-13

     NOTES:

     (1) With respect to Mortgage Loan No. 156, 9937 Garland Road, insert the following:

     "lesser of: (a) the maximum amount which is allowed under Texas law limiting the amount of the interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest and (b)"

     (2) With respect to Mortgage Loan No. 154, G.I. Joe's Leasehold, delete:
     "one per cent (1%)" and insert: "one-half of one percent (.5%)".

     (3) With respect to Mortgage Loan No. 31, Gateway Business Park, insert:
     "plus fifty (50) basis points".

     (4) With respect to Mortgage Loan No. 60, Shoppes at Smithville, and
     Mortgage Loan No. 156, 9937 Garland Road,

     insert: "Notwithstanding anything in the above to the contrary, during the final 90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above."

     (5) With respect to Mortgage Loan No. 83, Westover Apartments,

     insert: "Notwithstanding anything in the above to the contrary, during the last 3 months prior to the Open Period in connection with an Event of
     Default and acceleration, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in
     (1) through (3) above. Lender will notify Borrower in writing of the amount of the Make Whole Premium due and payable."

     (6) With respect to Mortgage Loan No. 199, The Crossings At Akers Mill,

     insert: "Notwithstanding anything in the above to the contrary, during the last month prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum as shall be calculated only as provided in (1) through (3) above."

     (7) With respect to Mortgage Loan No. 17, Millrock Park II, delete: "three"
     and insert: "two".

     (8) With respect to Mortgage Loan No. 60, Shoppes at Smithville, Mortgage
     Loan No. 105, The Legends Apartments, and Mortgage Loan No. 156, 9937
     Garland Road, delete: "three months" and insert: "one month".

     (9) With respect to Mortgage Loan No. 154, G.I. Joe's Leasehold, delete:
     "three" and insert: "thirteen".

     (10) With respect to Mortgage Loan No. 83, Westover Apartments, Mortgage
     Loan No. 156, 9937 Garland Road; Mortgage Loan No. 200, The Crossings At
     Akers Mill, delete: "30" and insert: "15".

     (11) With respect to Mortgage Loan No. 156, 9937 Garland Road,

     delete: "In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium"

     insert: "In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is one (1)
     month prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole
     Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

                                     II-14

D    "Yield Maintenance Premium" shall mean an amount equal to the greater of
     (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the
     Note assuming that all outstanding principal and interest on the Loan is paid on the Optional Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
     Date), over (ii) the principal amount being prepaid.

     Prepayment Following Prepayment Lockout Expiration Date. Provided no Event
     of Default shall then exist, Borrower shall have the right on any date from and after the Prepayment Lockout Expiration Date and prior to the Optional
     Prepayment Date to prepay the Debt in whole (or a portion thereof as permitted by Section 2.6.2 hereof) upon not less than fifteen (15) days'
     prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a "Prepayment Date") upon payment of an amount equal to the Yield Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay
     Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment. On any date from and after the Optional Prepayment Date, provided no Event of Default shall then exist, Borrower may, at its option and upon thirty (30) days' prior written notice to Lender, prepay the Debt in whole but not in part without payment of the Yield Maintenance Premium or any other prepayment premium. If for any reason Borrower prepays the Loan on a date other than a Payment Date,
     Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the
     Payment Date next occurring following the date of such prepayment.

                                     II-15

E    "Yield Maintenance Premium" shall mean an amount equal to the greater of
     (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the
     Note assuming that all outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
     Date), over (ii) the principal amount being prepaid.

     Permitted Prepayment. If the Permitted Release Date has occurred, the Debt may be prepaid in whole (but not in part) prior to the date permitted under
     Section 2.4.1 hereof upon not less than thirty (30) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a "Prepayment Date") provided no Event of Default exists and upon payment of an amount equal to the greater of (a) the Yield Maintenance
     Premium and (b) one percent (1%) of the outstanding principal balance of the Loan as of the Prepayment Date. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay
     Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

                                     II-16

F    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the Open Period
     Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
     Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

     (i)  an amount equal to 1% of the amount prepaid; or

     (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date(1), from Maturity Date(1)) back to the prepayment date at a discount rate equal to the Periodic
          Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date(1)
     (or if two or more such securities have maturity dates equally close to the
     Maturity Date(1), the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or 4, if Due Dates are quarterly.

     ADDITIONAL CHARGE.

     If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

     EXCLUSION.

     Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

     NOTES:

     (1) For purposes of this footnote, for those loans under which the entire outstanding amount of the Loan is due and payable on the Anticipated
     Maturity Date, the term Maturity Date may also refer to the Anticipated
     Maturity Date.

                                     II-17

G    This Note may not be prepaid in full or in part before that date which is twenty-four (24) months from the dated hereof (the "Closed Period").
     Commencing on that date which is twenty-four (24) months from the date hereof, provided there is no Event of Default, Borrower may prepay this
     Note in full, but not in part, on the first day of any calendar month, upon not less than ninety (90) days prior notice to Lender and upon payment in full of the Debt which will include a payment (the "Prepayment Premium")
     equal to the greater of (i) an amount equal to the product of (A) one percent (1%), times (B) the Prepayment Date Principle or (ii) the amount by which the sum of (A) the Discounted Values of the Note Payments, derived by using the Discount Rate, exceeds (B) the Prepayment Date Principal. In order to calculate the amount described in subsection (ii) of the immediately preceding sentence, each remaining Note Payment will be discounted, in accordance with the Discounted Value formula set forth in subsection 2(a) above, and the resulting Discounted Values will be added together. Notwithstanding the foregoing, provided there is no Event of
     Default, the Note may be prepaid in full without payment of the Prepayment
     Premium during the last ninety (90) days of the Term.

     "Discount Rate" means the yield on a U.S. Treasury issue selected by
     Lender, plus twenty-five (25) basis points, as published in The Wall Street
     Journal, two (2) weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the
     Maturity Date, and, if applicable a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

     "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

     NP/(1+R/12)(n) = Discounted Value

     NP = Amount of Note Payment

     R = Discount Rate or Default Discount Rate as the case may be.

     n = The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

                                     II-18

H    The term "Yield Maintenance Premium" as used herein shall mean an amount equal to the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H. 15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-19

I    Except as set forth below, Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the fourth anniversary of the Month-End Date.

     During the term of the Loan, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security
     Documents, and (d) a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (i) an amount equal to (x) three percent (3%) of the principal balance of this Note being prepaid if the prepayment is made during the period commencing as of the date hereof through the second (2nd) anniversary of the first Monthly Payment Date or
     (y) one percent (1%) of the principal balance of this Note being prepaid if the prepayment is made thereafter and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over
     (B) the principal amount of this Note being prepaid. .

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Maturity Date, as most recently published in the "Treasury Bonds, Notes and
     Bills" section in The Wall Street Journal as of such Prepayment Rate
     Determination Date. If more than one issue of United States Treasury
     Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
     Security most recently issued as of the Prepayment Rate Determination Date.
     The rate so published shall control absent manifest error. The term
     "Prepayment Rate Determination Date" shall mean the date which is five (5)
     Business Days prior to the scheduled prepayment date. As used herein,
     "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
     York.

     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
     Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Borrower's right to prepay any portion of the principal balance of this
     Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than fifteen (15) or more than thirty (30) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                     II-20

J    "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being prepaid or
     (ii) (a) the present value as of the Prepayment Date of the Monthly Debt
     Service Payment Amounts due from the Prepayment Date through the Open Date plus the present value of the principal balance of the Loan that would be outstanding on the Open Date determined by discounting such payments and outstanding principal balance at the Discount Rate minus (b) the outstanding principal balance of the Loan as of the Prepayment Date. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Date, plus 25 basis points. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

     "Open Date" shall mean September 8, 2011.

                                     II-21

K    Except as otherwise provided in Section 2.4.1 and in Sections 2.4.2 and
     2.6.1 of the Loan Agreement, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. From and after the
     Optional Prepayment Date, Borrower may, at its option and upon thirty (30)
     days prior written notice to Lender, prepay the Debt in whole without the payment of the Yield Maintenance Premium, provided that, together with the amount to be prepaid, Borrower pays (a) interest accrued and unpaid on the outstanding principal balance of the Note to and including the date of prepayment, (b) unless such prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which such prepayment occurs had the prepayment not been made and (c) all other sums then due under the Note, the Mortgage and the other Loan Documents. If for any reason Borrower prepays all or a portion of the Loan on a date other than a Payment Date, Borrower shall pay
     Lender, in addition to the Debt being prepaid, all interest which would have accrued on the amount of the Loan through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment.

     On and after the Permitted Release Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this
     Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, provided that (i) no Event of Default exists; (ii) Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (A) all interest which would have accrued on the amount of the
     Loan to be paid through and including the date of prepayment; (B) unless such prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which such prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment, (C) all other sums due and payable under this Agreement, the Note, and the other Loan
     Documents, including, but not limited to all of Lender's costs and expenses
     (including reasonable attorney's fees and disbursements) incurred by Lender in connection with such prepayment; and (C) the Yield Maintenance Premium.

     Upon request from Borrower in connection with a contemplated prepayment,
     Lender shall provide Borrower with the amount and the basis of determination of the required Yield Maintenance Premium. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release
     H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Govenors of the Federal Reserve System, or on the
     basis of such other publication or statistical guide as Lender may reasonably select.

     Notwithstanding anything to the contrary contained in this Section 2.4.1,
     Borrower may send a written notice to Lender revoking its notice of prepayment at least ten (10) days prior to the scheduled prepayment date set forth in the original prepayment notice, provided Borrower pays to
     Lender within three (3) days of receipt of a statement from Lender setting forth such costs and expenses, all out of pocket costs and expenses incurred by Lender including, without limitation, reasonable attorney's fees and expenses and any fees and expenses of any Servicer.

     "Optional Prepayment Date" shall mean December 1, 2016.

     "Permitted Release Date" shall mean the earlier of (i) the Payment Date immediately following the date that is two (2) years from the "start up day" within the meaning of Section 860G(a)(9) of the Code of the REMIC
     Trust or (ii) the date that is the forth (4th) anniversary of the first
     Payment Date.

     "Yield Maintenance Premium" shall mean an amount equal to the greater of
     (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the
     Note assuming that all outstanding principal and interest on the Loan is paid on Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
     Date), over (ii) the principal amount being prepaid.

                                     II-22

L    (1)After the (2)date that is two years after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as
     amended (3)from time to time or any successor statute (the "Code"), of a
     "real estate mortgage investment conduit," within the meaning of Section
     860D of the Code, that holds this Note, Borrower may, provided it has given
     Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security
     Documents, and (d) a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
     (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

     NOTES:

     (1) With respect to Mortgage Loan No. 194, 39 W 56th Street,

     delete "After the date that is two years after the 'startup day,' within the meaning of" and insert "Following the earlier of (a) two years following the effective Startup Date (as such term is defined in."

     (2) With respect to Mortgage Loan No. 155, Mack Rite Aid,

     delete "date that is two years after the 'startup day,' within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the 'Code'), of a 'real estate mortgage investment conduit,' within the meaning of Section 860D of the
     Code, that holds this Note" and insert "fourth anniversary of the Month-End
     Date."

     (3) With respect to Mortgage Loan No. 194, 39 W 56th Street,

     delete "from time to time or any successor statute (the 'Code'), of a 'real estate mortgage investment conduit,' within the meaning of Section 860D of the Code, that holds this Note" and insert ") of the issuance of Securities
     (as defined in Article 12 herein) or (b) the fourth anniversary of the
     Month-End Date."

                                     II-23

M    The term Yield Maintenance Premium shall mean an amount equal to the greater of one percent 1% of the outstanding principal amount of this Note or the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition the term Prepayment Date shall mean the date on which prepayment is made.
     As used in this definition the term Calculated Payments shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference if such difference is greater than zero between the Applicable Interest Rate and the Yield
     Maintenance Treasury Rate. As used in this definition the term Discount
     Rate shall mean the rate which when compounded monthly is equivalent to the
     Yield Maintenance Treasury Rate when compounded semi-annually. As used in this definition the term Yield Maintenance Treasury Rate shall mean the yield calculated by. Lender by the linear interpolation of the yields as reported in the Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. Government Securities/Treasury Constant
     Maturities for the week ending prior to the Prepayment Date of U.S.
     Treasury Constant Maturities with maturity dates one longer or one shorter most nearly approximating the Maturity Date. In the event Release H.15 is no longer published Lender shall select comparable publication to determine the Yield Maintenance Treasury Rate. In no event however shall Lender be required to. reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-24

N    2. (i) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the Open Period.
     From and after such date, provided there is no Event of Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this
     Note to and including the date on which prepayment is to be made; and (c)
     payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

     (ii) "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental
     Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a Securitization Transaction.

     (iii) In addition to the Loan Prepayment rights set forth hereinabove, (1)
     after the Lockout Date (which is the earlier of the date which is two (2)
     years after the date of the Securitization Transaction (as hereinafter defined) or the date which is (2) four (4) years after the date of the first full debt service payment hereunder) but prior to the Open Period,
     Borrower may prepay the principal balance of this Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium. (3)

     3. Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty (4), the "Make Whole Premium".

          The Make Whole Premium shall (4) be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below (5) :

     (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the (6) Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, or in the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill which the Lender reasonably deems to be similar to the U.S. Treasury Issue's characteristics
     (i.e., rate, remaining time to maturity, yield).

     (2) Calculate the "Present Value of the Loan." The Present Value of the
     Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the (6) Maturity
     Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the (6) Maturity Date.

     (3) Subtract the outstanding principal amount of the Note from the Present
     Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in this section to the contrary, during the "Open
     Period" which is the period beginning on the payment date in the month which is (7)(8) one month prior to the (6) Maturity Date, no Make Whole
     Premium shall be payable.

                                     II-25

     NOTES:

     (1) With respect to Mortgage Loan No. 125, West Allis Industrial and
     Mortgage Loan No. 243, 1945 West Main Street,

     delete: "after the Lockout Date (which is the earlier of the date which is two (2) years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but"

     (2) With respect to Mortgage Loan No. 134, 111 West Lemon Avenue, delete:
     "four (4)" and insert: "three (3)".

     (3) With respect to Mortgage Loan No. 78, Summit Pointe, Mortgage Loan No.
     79, Cross Pointe NC; Mortgage Loan No. 184, 3240 North Pleasantburg Drive,
     Mortgage Loan No. 219, 251 Legris Avenue, and Mortgage Loan No. 229, 845
     Eldridge Parkway,

     insert: "Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made, (c) payment of all other
     Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.
     Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note."

     (4) With respect to Mortgage Loan No. 229, 845 Eldridge Parkway; Mortgage
     Loan No. 233, KaRon Self Storage, and Mortgage Loan No. 239, 3909 Frankford
     Road:

     insert: "lesser of: (a) the maximum amount which is allowed under Texas law limiting the amount of the interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest and (b)"

     (5) With respect to Mortgage Loan No. 134, 111 West Lemon Avenue, insert:
     "plus fifty (50) basis points".

     (6) With respect to Mortgage Loan No. 78, Summit Pointe, Mortgage Loan No.
     79, Cross Pointe NC, Mortgage Loan No. 184, 3240 North Pleasantburg Drive,
     Mortgage Loan No. 219, 251 Legris Avenue, and Mortgage Loan No. 229, 845
     Eldridge Parkway,

     delete: "Maturity Date and insert: "Anticipated Repayment Date".

     (7) With respect to Mortgage Loan No. 125, West Allis Industrial, Mortgage
     Loan No. 134, 111 West Lemon Avenue, Mortgage Loan No. 150, 727 South
     Wanamaker Avenue, Mortgage Loan No. 167, 1020 Railroad Street, Mortgage
     Loan No. 174, 730 Apollo Drive, Mortgage Loan No. 219, 251 Legris Avenue,
     Mortgage Loan No. 221, 1275 Chatham Parkway, Mortgage Loan No. 239, 3909
     Frankford Road,

     delete: "one month" and insert: "three months".

     (8) With respect to Mortgage Loan No. 158, 935 Broadbeck Drive, delete:
     "one month" and insert: "two months".

                                     II-26

O    For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of:

     (i) one percent (1%) of the remaining principal balance of this Note, or

     (ii) the product of:

     (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by:

     (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the
     Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date).

     The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury constant maturities with maturity dates
     (one longer and one shorter) most nearly approximating the Maturity Date.
     (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) The term "Lockout
     Period Expiration Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day," within the meaning of Section 860G(a) (9) of the IRS Code, of a REMIC that holds this
     Note or (B) the five year anniversary of the first day of the first full calendar month following the date of this Note. Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration.

                                     II-27

P    "Yield Maintenance Premium" shall mean an amount equal to the greater of
     (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the
     Note assuming that all outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
     Date), over (ii) the principal amount being prepaid.

     Permitted Prepayment. If the Permitted Release Date has occurred, the Debt may be prepaid in whole (but not in part) prior to the date permitted under
     Section 2.4.1 hereof upon not less than thirty (30) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a "Prepayment Date") provided no Event of Default exists and upon payment of an amount equal to the Yield Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date,
     Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the
     Payment Date next occurring following the date of such prepayment.

                                     II-28

Q    For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of:

     (i) one percent (1%) of the remaining principal balance of this Note, or

     (ii) the product of:

     (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by:

     (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the
     Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date).

     The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury constant maturities with maturity dates
     (one longer and one shorter) most nearly approximating the Maturity Date.
     (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration.

                                     II-29

R    The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semi-annually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                     II-30

S    "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through the Anticipated
     Repayment Date determined by discounting such payments at the Discount Rate
     (hereinafter defined). As used in this definition, the term "Prepayment
     Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this
     Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero)
     between (y) the Applicable Interest Rate and (z) the Yield Maintenance
     Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
     Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Anticipated
     Repayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
     Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-31

T    Borrower shall pay to Lender the entire Debt plus a prepayment premium (the
     "Yield Maintenance Premium") which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used herein, the defined terms used herein shall have the following meanings:
     (a) "Prepayment Date" shall mean the date on which a prepayment is made or with respect to subsection (h) below, the date on which a Default
     Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (2) the Yield
     Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
     Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate"
     shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
     H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the term of the Loan.
     In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-32

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 1 - ONE DAG HAMMARSKJOLD PLAZA
--------------------------------------------------------------------------------

                 [PHOTOS OF ONE DAG HAMMARSKJOLD PLAZA OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 1 - ONE DAG HAMMARSKJOLD PLAZA
--------------------------------------------------------------------------------

                   [MAP OF ONE DAG HAMMARSKJOLD PLAZA OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 1 - ONE DAG HAMMARSKJOLD PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $150,000,000

CUT-OFF DATE BALANCE:                   $150,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         AA / A- / A (low)

FIRST PAYMENT DATE:                     March 1, 2007

INTEREST RATE:                          5.5140%

AMORTIZATION:                           Interest Only

ARD:                                    February 1, 2022

HYPERAMORTIZATION:                      After the ARD, the loan interest
                                        rate steps up to 7.514%.

MATURITY DATE:                          February 1, 2037

EXPECTED ARD BALANCE:                   $150,000,000

SPONSOR:                                Lawrence Ruben Company, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out through March 1, 2010,
                                        with U.S. Treasury defeasance
                                        thereafter. Prepayable without
                                        penalty after December 1, 2021.

LOAN PER SF:                            $191.59

UP-FRONT RESERVES:                      RE Tax:               $1,482,781

                                        Cap Ex:               $15,625

ONGOING RESERVES:                       RE Tax:               $741,390 / month

                                        Insurance:            Springing

                                        Deferred Maintenance: Springing

                                        Cap Ex:               $15,625 / month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   1971 / 2006-2007

PERCENT LEASED(1):                      97.1%

SQUARE FOOTAGE:                         782,928

THE COLLATERAL:                         48-story urban office building with a
                                        227-space underground parking garage

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Lawrence Ruben Company, Inc.

3RD MOST RECENT NOI (AS OF):            $15,413,451 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):            $16,238,990 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $19,350,808 (9 mos. Ann. 09/30/2006)

U/W NET OP. INCOME:                     $19,405,494

U/W NET CASH FLOW:                      $18,174,647

U/W OCCUPANCY:                          94.5%

APPRAISED VALUE:                        $365,000,000

CUT-OFF DATE LTV:                       41.1%

ARD LTV:                                41.1%

DSCR:                                   2.17x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated November 1, 2006.

THE ONE DAG HAMMARSKJOLD LOAN.

      THE LOAN. The largest loan (the "One Dag Hammarskjold Plaza Loan") is evidenced by three pari passu promissory notes and is secured by a first priority mortgage on the One Dag Hammarskjold Plaza office property located in
New York, New York (the "One Dag Hammarskjold Plaza Property"). The One Dag
Hammarskjold Plaza Loan was originated on January 26, 2007 by Bear Stearns
Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Plaza Tower, LLC, a Delaware limited liability company (the "One Dag Hammarskjold Plaza Borrower") that owns no material assets other than the One Dag Hammarskjold Plaza Property and related interests. The One Dag Hammarskjold Plaza Borrower is indirectly owned by
Lawrence Ruben Company, Inc. ("Lawrence Ruben"). Since its founding in 1959,
Lawrence Ruben has been developing properties in America's major cities. In New
York, Washington D.C. and Boston alone, Lawrence Ruben has participated in the development, acquisition and management of over seven million square feet of office space and 1000 luxury residential apartments with a total combined portfolio value in excess of $1.0 billion.

      THE PROPERTY. The One Dag Hammarskjold Plaza Property is a class 'A',
48-story, 782,928 square foot urban office building and 227-space underground parking garage located at 885 Second Avenue between 47th and 48th Streets in the
United Nations ("UN") sub-district of New York City. Developed by the sponsors in the early 1970s, the One Dag Hammarskjold Plaza Property is currently approximately 97% leased to over 30 tenants. The property's proximity to the UN is a primary demand driver with approximately 45% of the total net rentable area either leased directly to or subleased to UN affiliated entities or foreign government offices, including the United Nations Pension Fund, the Mission of
Canada, the Permanent Mission of Ireland, the Consulate General of Denmark, and
the International Monetary Fund.

                                      IV-3

      The following table presents certain information relating to the lease rollover at the One Dag Hammarskjold Plaza Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                                                                                           % OF TOTAL
                                      AVERAGE                                           UNDERWRITTEN BASE    CUMULATIVE % OF TOTAL
                  # OF LEASES    UNDERWRITTEN BASE    % OF TOTAL SF   CUMULATIVE % OF    RENTAL REVENUES       UNDERWRITTEN BASE
     YEAR           ROLLING     RENT PER SF ROLLING      ROLLING         SF ROLLING          ROLLING        RENTAL REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant             --               --                   3%               3%                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
      MTM              11              $1.33                 0%               3%                 0%                     0%
------------------------------------------------------------------------------------------------------------------------------------
     2007              --               --                   --               3%                 --                     0%
------------------------------------------------------------------------------------------------------------------------------------
     2008              6              $56.81                 6%               9%                 9%                     9%
------------------------------------------------------------------------------------------------------------------------------------
     2009              2              $35.48                 6%              15%                 5%                    14%
------------------------------------------------------------------------------------------------------------------------------------
     2010              3              $41.64                 2%              18%                 2%                    17%
------------------------------------------------------------------------------------------------------------------------------------
     2011              1              $47.00                 1%              18%                 1%                    18%
------------------------------------------------------------------------------------------------------------------------------------
     2012              4              $53.35                 7%              25%                 9%                    27%
------------------------------------------------------------------------------------------------------------------------------------
     2013              4              $49.67                 7%              32%                 9%                    36%
------------------------------------------------------------------------------------------------------------------------------------
     2014 (1)          4              $29.22                34%              66%                26%                    62%
------------------------------------------------------------------------------------------------------------------------------------
     2015              5              $59.80                 9%              75%                13%                    75%
------------------------------------------------------------------------------------------------------------------------------------
     2016              1              $55.88                 2%              77%                 3%                    78%
------------------------------------------------------------------------------------------------------------------------------------
 2017 & Beyond         12             $36.88                23%             100%                22%                   100%
------------------------------------------------------------------------------------------------------------------------------------

(1)   The United Nations Joint Pension Fund, which currently subleases 68,700 square feet (8.8% of the total property NRSF) from Interpublic Group, has entered into a direct lease with the One Dag Hammarskjold Borrower that is effective upon expiry of the Interpublic lease in December 31, 2014 and will expire December 31, 2020.

      The following table presents certain information relating to the tenants at the One Dag Hammarskjold Plaza Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         % OF TOTAL     ANNUALIZED
                               CREDIT RATING                             ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                  (FITCH/                               UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
          TENANT NAME           MOODY'S/S&P)  TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Interpublic Group (1)            --/--/--        269,409        34%       $7,871,682          26%         $29.22       12/31/2014
------------------------------------------------------------------------------------------------------------------------------------
Telerep Inc. (2)                 --/--/--         76,117        10%       $3,022,860          10%         $39.71       08/31/2018
------------------------------------------------------------------------------------------------------------------------------------
Babcock & Brown, L.P.            --/--/--         48,912         6%       $3,126,628          10%         $63.92       07/31/2015
------------------------------------------------------------------------------------------------------------------------------------
United Kingdom of Great          --/--/--         46,295         6%       $1,642,325           5%         $35.48       09/30/2009
Britain and Northern Ireland
------------------------------------------------------------------------------------------------------------------------------------
Population Council, Inc. (3)     --/--/--         45,782         6%       $1,488,104           5%         $32.50       02/28/2017
------------------------------------------------------------------------------------------------------------------------------------
Gov't of French Republic         --/--/--         32,692         4%       $1,574,350           5%         $48.16       09/30/2013
------------------------------------------------------------------------------------------------------------------------------------
The Kingdom of Sweden            --/--/--         31,300         4%       $1,752,800           6%         $56.00       12/31/2012
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           550,507        70%      $20,478,749          68%         $37.20
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                      NAP           210,031        27%       $9,774,119          32%         $46.54        Various
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                       NAP            22,390         3%               $0           0%          $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           782,928       100%      $30,252,868         100%         $38.64
------------------------------------------------------------------------------------------------------------------------------------

(1)   Interpublic Group subleases 129,242 square feet of its space (48.0% of
      Interpublic Group's space; 16.5% of total property NRSF) to various subtenants. The United Nations Joint Pension Fund, which currently subleases 68,700 square feet from Interpublic Group, has entered into a direct lease with the One Dag Hammarskjold Borrower that is effective upon expiry of the Interpublic lease and will expire December 31, 2020.

(2)   In addition to the square footage and rent shown in the chart above,
      Telerep Inc. leases an additional 20,070 square feet at a rent of $40.00 per square foot under a lease that expires August 31, 2008. 5,070 square feet of this space is subleased to Gartner and Bloom P.C.

(3)   In addition to the square footage and rent shown in the chart above,
      Population Council, Inc. leases an additional 15,050 square feet at a rent of $45.00 per square foot under a lease that expires February 28, 2012.
      This space is subleased to BrainReserve, Inc.

      ESCROWS AND RESERVES. The One Dag Hammarskjold Plaza Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. Insurance reserves spring upon the occurrence of an event of default or upon the failure of the One Dag Hammarskjold Plaza Borrower to provide evidence of payment of insurance premiums. Deferred maintenance reserves spring if the One Dag Hammarskjold Plaza Borrower does not complete the required repairs within 180 days, subject to the conditions set forth in the mortgage loan documents. The One Dag Hammarskjold Plaza Borrower is also required to reserve $15,625 monthly in a Cap Ex reserve, subject to a cap of
$1,000,000.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the One Dag Hammarskjold Plaza Loan.

      PROPERTY MANAGEMENT. The One Dag Hammarskjold Plaza Property is managed by
Lawrence Ruben Company, Inc., an affiliate of the One Dag Hammarskjold Plaza
Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The One Dag Hammarskjold
Plaza Borrower is permitted to incur future mezzanine financing and partnership debt (such partnership debt is subordinate to the One Dag Hammarskjold Plaza
Loan and may not exceed $10,000,000), subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the debt service coverage ratio on the aggregate debt must be equal to or greater than 1.25x (based on a 6.82% loan constant); (ii) the

                                      IV-4

aggregate LTV may not exceed 70% and (iii) the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing).

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the One Dag Hammarskjold Plaza
Loan and the One Dag Hammarskjold Plaza Property is set forth on Appendix II hereto.

                                      IV-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-6

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ONE AT&T CENTER
--------------------------------------------------------------------------------

                      [PHOTOS OF ONE AT&T CENTER OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ONE AT&T CENTER
--------------------------------------------------------------------------------

                        [MAP OF ONE AT&T CENTER OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ONE AT&T CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $112,695,000

CUT-OFF DATE BALANCE:                   $112,695,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     February 1, 2007

INTEREST RATE:                          5.3425%

AMORTIZATION:                           Interest Only

ARD:                                    January 1, 2017

HYPERAMORTIZATION:                      After the ARD, the loan interest
                                        rate steps up to the lesser of (i)
                                        7.3425% or (ii) the maximum rate
                                        permitted by applicable law.

MATURITY DATE:                          January 1, 2037

EXPECTED ARD BALANCE:                   $112,695,000

SPONSORS:                               Minto Builders (Florida), Inc. &
                                        Inland American Real Estate Trust,
                                        Inc.

INTEREST CALCULATION:                   30/360

CALL PROTECTION:                        Locked out through December 31,
                                        2009. In connection with any
                                        voluntary prepayment, the borrower
                                        must pay a premium equal to the
                                        greater of a yield maintenance
                                        premium and 1% of the principal
                                        balance. Prepayable without penalty
                                        from and after December 1, 2016.

LOAN PER SF:                            $91.90

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:            Springing

                                        Insurance:         Springing

                                        Cap Ex:            Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               St. Louis, MO

YEAR BUILT/RENOVATED:                   1986 / NAP

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         1,226,293

THE COLLATERAL:                         42-story urban office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Inland American Office Management, LLC

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            NAP

MOST RECENT NOI (AS OF):                NAP

U/W NET OP. INCOME:                     $14,527,552

U/W NET CASH FLOW:                      $13,503,843

U/W OCCUPANCY:                          92.0%

APPRAISED VALUE:                        $207,260,000

CUT-OFF DATE LTV:                       54.4%

ARD LTV:                                54.4%

DSCR:                                   2.24x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the lease expiring in 2017.

THE ONE AT&T CENTER LOAN.

      THE LOAN. The second largest loan (the "One AT&T Center Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the One AT&T Center office property located in St. Louis, Missouri (the "One
AT&T Center Property"). The One AT&T Center Loan was originated on December 21,
2006 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is MB St. Louis Chestnut, L.L.C., a Delaware limited liability company (the "One AT&T Center Borrower") that owns no material assets other than the One AT&T Center Property. The sole member of the One AT&T
Center Borrower is Minto Builders (Florida), Inc., a Florida corporation, which is jointly owned by Minto (Delaware), LLC ("Minto") and Inland American Real
Estate Trust, Inc. ("Inland American"). Minto is in turn owned by Minto
Holdings, Inc. Inland American, an affiliate of The Inland Group, Inc., is a newly formed real estate investment trust. Inland American owns the controlling interest in Minto Builders (Florida), Inc. The Inland Group, Inc., together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the Inland group of companies employs more than 1,000 people and manages over a reported $13 billion in assets and more than 100 million square feet of commercial property. Minto Holdings, Inc. is a real estate development, construction and management company with operations in
Ottawa, Toronto and Florida.

                                      IV-9

      THE PROPERTY. The One AT&T Center Property is a class `A', 42-story,
1,226,293 square foot urban office building located in downtown St. Louis,
Missouri. The property is 100% leased to AT&T Services, Inc. whose lease obligations are guaranteed by AT&T Inc. (A/A2/A by S&P/Moody's/Fitch). The One
AT&T Center Property is situated on Pine and Chestnut Streets approximately 5 blocks from the St. Louis Convention Center and one block from the St. Louis
MetroLink light railway system. The One AT&T Center Property is part of an AT&T urban corporate campus and is connected to two adjacent AT&T occupied buildings and a 1,695 space parking garage by enclosed walkways (all of which are not part of the collateral). The One AT&T Center Property was constructed in 1986 with average floor-plates containing approximately 30,000 square feet of net rentable area.

      The following table presents certain information relating to the lease rollover at the One AT&T Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                                                                                           % OF TOTAL
                                      AVERAGE                                           UNDERWRITTEN BASE    CUMULATIVE % OF TOTAL
                  # OF LEASES    UNDERWRITTEN BASE    % OF TOTAL SF   CUMULATIVE % OF    RENTAL REVENUES       UNDERWRITTEN BASE
     YEAR           ROLLING     RENT PER SF ROLLING      ROLLING         SF ROLLING          ROLLING        RENTAL REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant             --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
     2007              --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
     2008              --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
     2009              --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
     2010              --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
     2011              --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
     2012              --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
     2013              --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
     2014              --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
     2015              --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
     2016              --                 --                 --               --                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
 2017 & Beyond         1              $13.14               100%             100%               100%                   100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenant at the One AT&T Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL      ANNUALIZED
                           CREDIT RATING                                ANNUALIZED      ANNUALIZED     UNDERWRITTEN
                              (FITCH/                                  UNDERWRITTEN    UNDERWRITTEN      BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)(1)  TENANT NRSF    % OF NRSF    BASE RENT ($)     BASE RENT     ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

AT&T Services, Inc.           A/A2/A         1,226,293       100%        $16,113,079        100%          $13.14       09/20/2017
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       1,226,293       100%        $16,113,079        100%          $13.14
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP                   0         0%                 $0          0%           $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                   NAP                   0         0%                 $0          0%           $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       1,226,293       100%        $16,113,079        100%          $13.14
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
One AT&T Center Borrower fails to provide evidence of payment. Cap Ex reserve springs if the One AT&T Center Borrower fails to provide evidence of property maintenance or an event of default occurs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the One AT&T Center Loan.

      PROPERTY MANAGEMENT. The One AT&T Center Property is managed by Inland
American Office Management, LLC, an affiliate of the One AT&T Center Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the One AT&T Center Loan and the
One AT&T Center Property is set forth on Appendix II hereto.

                                     IV-10

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - FULBRIGHT TOWER
--------------------------------------------------------------------------------

                      [PHOTOS OF FULBRIGHT TOWER OMITTED]

                                     IV-11

-------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - FULBRIGHT TOWER
-------------------------------------------------------------------------------

                        [MAP OF FULBRIGHT TOWER OMITTED]

                                     IV-12

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 3 - FULBRIGHT TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $89,000,000

CUT-OFF DATE BALANCE:                   $89,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         BBB-/Baa3/BBB (low)

FIRST PAYMENT DATE:                     March 8, 2007

INTEREST RATE:                          5.129%(1)

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          February 8, 2012

EXPECTED MATURITY BALANCE:              $89,000,000

SPONSORS:                               Crescent Real Estate Equities, JP Morgan
                                        Fleming Asset Management and GE Asset
                                        Management

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of January
                                        10, 2010 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance or the payment of the greater
                                        of a yield maintenance premium and 1% of
                                        the principal balance thereafter.
                                        Prepayable without a premium from and
                                        after November 8, 2011.

LOAN PER SF:                            $71.37

UP-FRONT RESERVES:                      Other:                      $10,813,177

ONGOING RESERVES:                       Cap Ex:                     Springing

                                        TI/LC:                      Springing

                                        RE Tax:                     Springing

                                        Insurance:                  Springing

                                        Other:                      Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               Houston, TX

YEAR BUILT/RENOVATED:                   1982 / NAP

PERCENT LEASED(2):                      89.0%

SQUARE FOOTAGE:                         1,247,061

THE COLLATERAL:                         51-story office tower

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Crescent Property Services, Inc.

3RD MOST RECENT NOI (AS OF):            $3,593,376 (TTM 12/31/2003)

2ND MOST RECENT NOI (AS OF):            $5,328,547 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $5,882,798 (TTM 12/31/2006)

U/W NET OP. INCOME:                     $12,521,435

U/W NET CASH FLOW:                      $11,588,498

U/W OCCUPANCY:                          94.0%

APPRAISED VALUE:                        $160,000,000

CUT-OFF DATE LTV:                       55.6%

MATURITY DATE LTV:                      55.6%

DSCR:                                   2.50x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   The interest rate is a weighted average of two component notes that are pari passu with each other, Note A is $82,000,000 with an interest rate of
      5.053% and Note B is $7,000,000 with an interest rate 6.015%.

(2)   Percent leased is based on the rent roll dated December 15, 2006.

THE FULBRIGHT TOWER LOAN.

      THE LOAN. The third largest loan (the "Fulbright Tower Loan"), as evidenced by two component Promissory Notes (collectively, the "Fulbright Tower
Note"), is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Fulbright Tower
Mortgage") encumbering the 1,247,061 square foot office building known as
Fulbright Tower, located in Houston, Texas (the "Fulbright Tower Property"). The
Fulbright Tower Loan was originated on January 10, 2007 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is Crescent 1301 McKinney, L.P., a Delaware limited partnership (the "Fulbright Tower Borrower") that owns no material asset other than the Fulbright Tower Property and related interests. The Fulbright
Tower Borrower is a wholly-owned subsidiary of Crescent Real Estate Equities, JP
Morgan Fleming Asset Management and GE Asset Management, the sponsors of the
Fulbright Tower Loan. Crescent Real Estate Equities was established as a publicly traded REIT in 1994. It is one of the largest publicly held REITs in the nation and is reportedly the third largest in Texas. JP Morgan Fleming Asset
Management is a JP Morgan Chase business unit that has been operating for more than a century, which Robert Fleming Holdings joined after Chase bought it in
2000, before merging with JP Morgan. GE Pension Trust has been in operation and under the control of GE Asset Management, the private asset management branch of
General Electric Corporation, since its inception in 1927. It is one of the largest institutional and retail investment managers in the United States.

                                     IV-13

      THE PROPERTY. The Fulbright Tower Property is located in Houston, Texas, at 1301 McKinney Street. The Fulbright Tower Property is located on the east side of downtown Houston within six blocks south of the court complex and within three blocks from the George Brown Convention Center. The Fulbright Tower
Property was originally constructed in 1982 and has not been materially renovated since that date. It consists of a 1,247,061 square foot, 51-story
Class A office tower. The Fulbright Tower Property is situated on approximately
1.4 acres and includes 283 parking spaces.

      The following table presents certain information relating to the lease rollover at the Fulbright Tower Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                                                                                               % OF TOTAL         CUMULATIVE % OF
                                AVERAGE UNDERWRITTEN                                       UNDERWRITTEN BASE    TOTAL UNDERWRITTEN
                  # OF LEASES     BASE RENT PER SF     % OF TOTAL SF    CUMULATIVE % OF     RENTAL REVENUES    BASE RENTAL REVENUES
      YEAR          ROLLING            ROLLING            ROLLING          SF ROLLING           ROLLING               ROLLING
------------------------------------------------------------------------------------------------------------------------------------

     Vacant            --                   --              10%               10%                    --                    --
------------------------------------------------------------------------------------------------------------------------------------
      2007             14               $12.02               9%               20%                    8%                    8%
------------------------------------------------------------------------------------------------------------------------------------
      2008             10               $15.37               2%               22%                    2%                   10%
------------------------------------------------------------------------------------------------------------------------------------
      2009              5               $23.22               0%               22%                    1%                   11%
------------------------------------------------------------------------------------------------------------------------------------
      2010             12               $21.98               8%               30%                   12%                   23%
------------------------------------------------------------------------------------------------------------------------------------
      2011              8               $11.47               5%               36%                    4%                   27%
------------------------------------------------------------------------------------------------------------------------------------
      2012              2               $12.08               1%               37%                    1%                   28%
------------------------------------------------------------------------------------------------------------------------------------
      2013              4               $18.73               6%               43%                    8%                   36%
------------------------------------------------------------------------------------------------------------------------------------
      2014             18               $20.86              30%               73%                   43%                   79%
------------------------------------------------------------------------------------------------------------------------------------
      2015             --                   --               --               73%                    --                   79%
------------------------------------------------------------------------------------------------------------------------------------
      2016             12               $11.52              12%               85%                   10%                   89%
------------------------------------------------------------------------------------------------------------------------------------
 2017 & Beyond          8               $10.84              15%              100%                   11%                  100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Fulbright Tower Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          % OF TOTAL     ANNUALIZED
                              CREDIT RATING                               ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 (FITCH/                              UNDERWRITTEN BASE  UNDERWRITTEN     BASE RENT       LEASE
        TENANT NAME          MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF       RENT ($)        BASE RENT    ($ PER NRSF)   EXPIRATION(2)
------------------------------------------------------------------------------------------------------------------------------------

Fulbright & Jaworski             --/--/--        399,479        32%        $8,026,919          44%          $20.09      02/28/2014
------------------------------------------------------------------------------------------------------------------------------------
Hydro Gulf of Mexico, LLC        --/A2/A-        123,201        10%        $1,293,611           7%          $10.50      08/31/2017
------------------------------------------------------------------------------------------------------------------------------------
Pulse EFT Association           AA-/Aa3/A+        54,654         4%        $1,213,810           7%          $22.21      10/31/2010
------------------------------------------------------------------------------------------------------------------------------------
Key Energy Services              --/--/--         82,945         7%        $1,016,432           6%          $12.25      06/14/2016
------------------------------------------------------------------------------------------------------------------------------------
Chevron USA                     AA/Aa2/AA         47,962         4%          $959,240           5%          $20.00      09/30/2007
------------------------------------------------------------------------------------------------------------------------------------
Comptroller of the Currency    AAA/Aaa/AAA        37,060         3%          $913,317           5%          $24.64      05/31/2013
------------------------------------------------------------------------------------------------------------------------------------
Walter P. Moore & Associates     --/--/--         64,540         5%          $742,210           4%          $11.50      10/31/2017
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           809,841        65%       $14,165,538          78%          $17.49
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    Various         307,359        25%        $3,909,522          22%          $12.72       Various
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                       NAP           129,861        10%                $0           0%           $0.00         NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         1,247,061     100.0%       $18,075,060         100%          $16.18
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   For Fulbright & Jaworski, 374,352 square feet expire on February 28, 2014 and 25,127 square feet expire on December 31, 2007. For Key Energy
      Services, 74,451 square feet expire on June 14, 2016 and 8,494 square feet expire on December 31, 2007.

      ESCROWS AND RESERVES. At closing, the Fulbright Tower Borrower deposited
$10,813,177 into an escrow account in respect of unfunded lease obligations, to be used to make payments under the applicable lease. During a Trigger Period
(described below), the Fulbright Tower Borrower must make monthly escrow deposits in the amount of (1) 1/12 of annual requirements for taxes, (2) 1/12 of annual requirements for insurance premiums, (3) $20,785 for replacements and capital expenditures (up to a cap of $375,000 on deposit in the reserve account at any time) and (4) $129,903 for tenant improvements and leasing commissions.
Provided no event of default is then occurring, all excess funds after making the foregoing escrow deposits shall be remitted to the Fulbright Tower Borrower on a daily basis. Notwithstanding the foregoing, the funds for insurance will not be subject to escrow if the Fulbright Tower Property is insured under a blanket policy acceptable to the lender. In addition, the Fulbright Tower
Borrower must deposit into the tenant improvement and leasing commissions reserve account certain lease termination payments it may receive from tenants.
The Fulbright Tower Borrower may generally post letters of credit instead of cash deposits at the Fulbright Tower Borrower's option.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Fulbright Tower Loan. Prior to a Trigger Period, all funds deposited into the cash management account will be delivered to the Fulbright Tower Borrower on a daily basis. A "Trigger Period" is defined as the period commencing on any of the following trigger conditions: (a) an event of default or (b) at any time that the debt service coverage ratio (based on actual net operating income for prior quarter) is less than 1.15x. The Trigger Period will end at the time the event of default has been cured and the debt service coverage ratio for two fiscal quarters is at least 1.15x. The lockbox will be in place until the
Fulbright Tower Loan has been paid in full.

                                     IV-14

      PROPERTY MANAGEMENT. The Fulbright Tower Property is managed Crescent
Property Services, Inc., which is an affiliate of the Fulbright Tower Borrower.
The management agreement is subordinate to the Fulbright Tower Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine debt is permitted, subject to (i) rating agency confirmation, (ii) mezzanine lender meeting the requirements of a "Qualified Lender" under the loan documents, (iii) the ratio of the principal amount of the Fulbright Tower Loan and the mezzanine debt to the value of the Fulbright Tower Property shall not exceed 75% in the aggregate,
(iv) the DSCR (based on a constant equal to the greater of (a) 7.5% or (b) the blended interest rate of the Fulbright Tower Loan and the additional mezzanine debt) shall not be less than 1.20x, and (v) receipt of a reasonably acceptable intercreditor agreement.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Fulbright Tower Loan and the
Fulbright Tower Property is set forth on Appendix II hereto.

                                     IV-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-16

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - SCRIPPS CENTER
--------------------------------------------------------------------------------

                       [PHOTOS OF SCRIPPS CENTER OMITTED]

                                     IV-17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - SCRIPPS CENTER
--------------------------------------------------------------------------------

                        [MAP OF SCRIPPS CENTER OMITTED]

                                     IV-18

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - SCRIPPS CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $70,000,000

CUT-OFF DATE BALANCE:                   $69,933,748

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     April 1, 2007

INTEREST RATE:                          5.480%

AMORTIZATION:                           360 Months

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          March 1, 2017

EXPECTED MATURITY BALANCE:              $58,602,571

SPONSORS:                               Manuel Mayerson; Neal Mayerson

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of
                                        February 23, 2010 or 2 years after the
                                        REMIC "start-up" day, with U.S.
                                        Treasury defeasance or the payment of
                                        the greater of yield maintenance
                                        premium and 1%  of the principal
                                        balance thereafter. Prepayable
                                        without penalty from and after
                                        December 1, 2016.

LOAN PER SF:                            $128.65

UP-FRONT RESERVES:                      RE Tax:               $266,067

                                        Other:                $450,000

ONGOING RESERVES:                       RE Tax:               $155,228 / month

                                        Insurance:            Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               Cincinnati, OH

YEAR BUILT/RENOVATED:                   1989 / NAP

PERCENT LEASED(1):                      90.2%

SQUARE FOOTAGE:                         543,616

THE COLLATERAL:                         36-story, multi-tenant office building
                                        and parking garage

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    The Mayerson Company

3RD MOST RECENT NOI (AS OF):            $7,728,899 (TTM 12/31/2003)

2ND MOST RECENT NOI (AS OF):            $8,075,888 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $8,745,254 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $8,250,803

U/W NET CASH FLOW:                      $7,712,690

U/W OCCUPANCY:                          88.1%

APPRAISED VALUE:                        $102,000,000

CUT-OFF DATE LTV:                       68.6%

MATURITY DATE LTV:                      57.5%

DSCR:                                   1.62x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated February 23, 2007.

THE SCRIPPS CENTER LOAN.

      THE LOAN. The fourth largest loan ("Scripps Center Loan") as evidenced by the Secured Promissory Note ("Scripps Center Note") is secured by a first priority Deed of Trust, Security Agreement, and Assignment of Rents ("Scripps
Center Mortgage") encumbering the office building containing 543,616 square feet known as Scripps Center, located in Cincinnati, Ohio (the "Scripps Center
Property"). Scripps Center Loan was originated on February 23, 2007 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is 312 Walnut Limited Partnership. The borrower is 26% owned by Manuel Mayerson, 50% owned by FAN General Partner LLC (consists equally of Frederic, Neal and Arlene Mayerson), 1% by Rexford Properties, LLC,
another 6% each by Frederic, Neal and Arlene Mayerson, and 5% by other family members of Manuel Mayerson. Manuel and Neal Mayerson are the carveout guarantors and have 72 years of combined real estate experience.

      THE PROPERTY. The Scripps Center Property consists of a 36-story, multi-tenant CBD office building and parking garage, containing 543,616 sf of net rentable office area and 8 levels of parking (241,362 square feet). Floors 2 through 9 of the subject are a parking garage containing 600 parking spaces
(1.1/1,000). The building was constructed in 1989. The lobby offers a directory board, comfort seating area, a "Bagel Stop" store, lunch dining area, restrooms,
ATM, 24/7 access, a security desk, public phone, mail drop/pickup and a dry cleaning drop box. The sub-lobby contains a Children's Day Care Center that services up to 90 children. There is a drop-off parking and access area for the daycare. The 10th floor of the building contains a conference room, a fitness center with locker rooms, a vending room as well as a hair salon. There are two security guards on-site 24/7, and the controlled access elevators have restricted access during certain hours

                                     IV-19

of operation. The Scripps Center Property is located at the northeast corner of
Walnut Street and East Third Street, which is situated in the Cincinnati CBD, just north of the Ohio River. The south side of the building faces the Ohio
River, providing views.

      The following table presents certain information relating to the lease rollover at the Scripps Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                                  AVERAGE CONTRACT                                      % OF TOTAL        CUMULATIVE % OF TOTAL
                   # OF LEASES    BASE RENT PER SF   % OF TOTAL SF   CUMULATIVE %     CONTRACT RENTAL    CONTRACT RENTAL REVENUES
      YEAR           ROLLING           ROLLING          ROLLING      OF SF ROLLING   REVENUES ROLLING            ROLLING
------------------------------------------------------------------------------------------------------------------------------------

     Vacant             --                  --            10%              10%                --                     --
------------------------------------------------------------------------------------------------------------------------------------
      2007              7                $9.02            10%              20%                7%                     7%
------------------------------------------------------------------------------------------------------------------------------------
      2008              5               $16.32             6%              26%                7%                    14%
------------------------------------------------------------------------------------------------------------------------------------
      2009              3               $15.86             1%              27%                1%                    16%
------------------------------------------------------------------------------------------------------------------------------------
      2010              2               $18.37            12%              39%               16%                    32%
------------------------------------------------------------------------------------------------------------------------------------
      2011              6               $13.86            10%              49%               10%                    42%
------------------------------------------------------------------------------------------------------------------------------------
      2012              3               $15.93            16%              65%               19%                    61%
------------------------------------------------------------------------------------------------------------------------------------
      2013              2               $15.39             8%              73%                9%                    70%
------------------------------------------------------------------------------------------------------------------------------------
      2014              5               $17.32            13%              86%               17%                    87%
------------------------------------------------------------------------------------------------------------------------------------
      2015              --                  --             --              86%                --                    87%
------------------------------------------------------------------------------------------------------------------------------------
      2016              4               $15.14             9%              96%               10%                    97%
------------------------------------------------------------------------------------------------------------------------------------
 2017 & Beyond          2                $8.48             4%             100%                3%                   100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Scripps Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                               CREDIT RATING                                               % OF TOTAL     ANNUALIZED
                                  (FITCH/                                 ANNUALIZED       ANNUALIZED    CONTRACT RENT     LEASE
          TENANT NAME         MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  CONTRACT RENT ($)  CONTRACT RENT  ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

The E.W. Scripps Company          --/A2/A        105,745        19%        $1,328,995            18%         $12.57     Various (2)
------------------------------------------------------------------------------------------------------------------------------------
Thompson Hine LLP                 --/--/--        59,926        11%        $1,108,631            15%         $18.50      12/31/2010
------------------------------------------------------------------------------------------------------------------------------------
Ernst & Young U.S. LLP            --/--/--        32,638         6%          $504,257             7%         $15.45      8/31/2013
------------------------------------------------------------------------------------------------------------------------------------
UBS Financial Services, Inc.    AA+/Aa2/AA+       18,832         3%          $410,947             6%         $21.82      4/30/2014
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           217,141        40%        $3,352,830            46%         $15.44
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                        NAP         273,206        50%        $3,982,704            54%         $14.58       Various
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                         NAP          53,269        10%             $0.00             0%          $0.00         NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           543,616       100%        $7,335,534           100%         $14.96
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The E.W Scripps Company has various lease expirations. 83,239 square feet expiring November 30, 2012; 22,506 square feet expiring April 24, 2007 with the tenant currently negotiating to sign a permanent lease for this space.

      ESCROWS AND RESERVES. At closing the Scripps Center Borrower deposited
$450,000 to cover free rent holdback. Also on May 1, 2010 the Scripps Center
Borrower shall either post a letter of credit in the amount of $1,500,000 or begin monthly escrow deposits of $34,000 to be capped at $1,500,000 for TI/LC's.
Additionally, upon the occurrence of an event of default, the Scripps Center
Borrower is required to deposit monthly 1/12 of the estimated annual insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Scripps Center Loan.

      PROPERTY MANAGEMENT. The Scripps Center Property is managed by The
Mayerson Company, which is an affiliate of the Scripps Center Borrower. The
Mayerson Company (TMC) was founded in 1949 by Manuel Mayerson.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 90% and DSCR less than 1.10x; (ii)
lender must approve the mezzanine lender and financing documents and mortgage loan lender shall enter into an intercreditor agreement with mezzanine lender;
and (iii) the ability to obtain mezzanine debt is personal to the current
Scripps Center Borrower and any successor or assign of the Scripps Center
Borrower under the Scripps Center Loan.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Scripps Center Loan and the
Scripps Center Property is set forth on Appendix II hereto.

                                     IV-20

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - ACADEMY SPORTS HQ
--------------------------------------------------------------------------------

                      [PHOTOS OF ACADEMY SPORTS HQ OMITTED]

                                     IV-21

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - ACADEMY SPORTS HQ
--------------------------------------------------------------------------------

                       [MAP OF ACADEMY SPORTS HQ OMITTED]

                                     IV-22

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - ACADEMY SPORTS HQ
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $68,250,000

CUT-OFF DATE BALANCE:                   $68,250,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     March 1, 2007

INTEREST RATE:                          5.606%

AMORTIZATION:                           Interest Only

ARD:                                    February 1, 2017

HYPERAMORTIZATION:                      After the ARD, the loan interest
                                        rate steps up to the greater of (i)
                                        the 7.606%, and (ii) the then
                                        current Ten Year Treasury Yield
                                        plus two percent (2%) per annum,
                                        provided, however, the interest
                                        rate shall not exceed 10.606%

MATURITY DATE:                          February 1, 2037

EXPECTED ARD BALANCE:                   $68,250,000

SPONSOR:                                The Cole Companies

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until 2 years after the
                                        REMIC "start-up" date, with U.S.
                                        Treasury defeasance thereafter.
                                        Prepayable without penalty on or
                                        after November 1, 2016.

LOAN PER SF:                            $46.92

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:            Springing

                                        Insurance:         Springing

                                        Cap Ex:            Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Industrial

PROPERTY SUB-TYPE:                      Warehouse

LOCATION:                               Katy, TX

YEAR BUILT/RENOVATED:                   1976-2006 / NAP

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         1,454,563

THE COLLATERAL:                         Warehouse and distribution facility

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Cole Realty Advisors, Inc.

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            NAP

MOST RECENT NOI (AS OF):                NAP

U/W NET OP. INCOME:                     $6,552,378

U/W NET CASH FLOW:                      $6,210,294

U/W OCCUPANCY:                          95.0%

APPRAISED VALUE:                        $103,400,000

CUT-OFF DATE LTV:                       66.0%

ARD LTV:                                66.0%

DSCR:                                   1.60x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the lease expiring in 2027.

THE ACADEMY SPORTS HQ LOAN.

      THE LOAN. The fifth largest loan (the "Academy Sports HQ Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the Academy Sports HQ industrial property located in Katy, Texas (the
"Academy Sports HQ Property"). The Academy Sports HQ Loan was originated on
January 18, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Cole AS Katy TX, LP, a Delaware limited partnership (the "Academy Sports HQ Borrower") that owns no material assets other than the Academy Sports HQ Property. The Academy Sports HQ Borrower is
indirectly owned by the Cole Companies, through its private real estate investment trust, Cole Credit Property Trust II, Inc. The Cole Companies
("Cole"), together with its subsidiaries and affiliates, is a fully-integrated real estate company providing a variety of services. As of January 31, 2007,
Cole's consolidated portfolio of owned and managed assets includes 229 properties comprising 8.6 million square feet purchased for approximately $1.5 billion.

      THE PROPERTY. The Academy Sports HQ Property is a 1,454,563 square foot warehouse distribution center located in Katy, Texas, approximately 30 miles west of downtown Houston. The property is situated on North Mason Road approximately 1/2 mile form the IH-10 (Katy Highway). The Academy Sports HQ
Property is 100% leased by Academy, Ltd. which utilizes the facility as its headquarters location and sole distribution center. Academy Sports & Outdoors is a national sporting goods retailer which operates approximately 94 stores in 10 states. The Academy Sports HQ Property consists of four primary buildings constructed between 1976 through 2006 and includes approximately 7% office space, 251 loading docks, two drive-in ramps and ceiling heights ranging from 24 to 54 feet.

                                     IV-23

      The following table presents certain information relating to the lease rollover at the Academy Sports HQ Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                                                                                          % OF TOTAL
                                     AVERAGE                                           UNDERWRITTEN BASE     CUMULATIVE % OF TOTAL
                  # OF LEASES   UNDERWRITTEN BASE    % OF TOTAL SF   CUMULATIVE % OF    RENTAL REVENUES        UNDERWRITTEN BASE
     YEAR           ROLLING    RENT PER SF ROLLING      ROLLING         SF ROLLING          ROLLING         RENTAL REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant             --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
     2007              --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
     2008              --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
     2009              --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
     2010              --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
     2011              --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
     2012              --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
     2013              --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
     2014              --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
     2015              --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
     2016              --              --                   --               --                 --                      --
------------------------------------------------------------------------------------------------------------------------------------
 2017 & Beyond         1              $4.84               100%             100%               100%                    100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenant at the Academy Sports HQ Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      % OF TOTAL       ANNUALIZED
                         CREDIT RATING                                ANNUALIZED      ANNUALIZED      UNDERWRITTEN
                            (FITCH/                                  UNDERWRITTEN    UNDERWRITTEN       BASE RENT        LEASE
          TENANT NAME     MOODY'S/S&P)   TENANT NRSF    % OF NRSF    BASE RENT ($)     BASE RENT      ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Academy, Ltd.              --/--/--       1,454,563         100%       $7,038,000          100%           $4.84        01/31/2027
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    1,454,563         100%       $7,038,000          100%           $4.84
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                NAP                  0           0%               $0            0%           $0.00           NAP
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                 NAP                  0           0%               $0            0%           $0.00           NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    1,454,563         100%       $7,038,000          100%           $4.84
------------------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Academy Sports HQ Borrower fails to provide evidence of payment or evidence of adequate insurance or an event of default occurs. Cap Ex reserve springs if the
Academy Sports HQ Borrower fails to provide evidence of property maintenance or an event of default occurs.

      LOCKBOX AND CASH MANAGEMENT. A springing hard lockbox is in place with respect to the Academy Sports HQ Loan. A cash management event is triggered upon
(i) the occurrence of an event of default, (ii) the bankruptcy of the Academy
Sports HQ Borrower, property manager or tenant, (iii) the tenant ceasing to operate its business at the property, or (iv) the failure of the Academy Sports
HQ Borrower to repay the Academy Sports HQ Loan at least one month prior to the
Anticipated Repayment Date.

      PROPERTY MANAGEMENT. The Academy Sports HQ Property is managed by Cole
Realty Advisors, Inc., an affiliate of the Academy Sports HQ Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Academy Sports HQ Borrower is permitted to release two currently unimproved portions of the Academy Sports HQ Property, referred to as Tract 3 and Tract 4, subject to the satisfaction of certain conditions under the mortgage loan documents, including but not limited to: (i) the payment of the applicable release amount ($379,500 for Tract 3 and $796,950 for Tract 4)
plus a prepayment premium calculated on the basis of the greater of a yield maintenance formula and 3.0% of the amount prepaid, (ii) the Academy Sports HQ
Borrower will provide a written request for release of (a) Tract 3 no later than
September 29, 2011 and (b) Tract 4 no later than April 10, 2008, (iii) the DSCR immediately following such release is not less than the greater of 1.62x or the
DSCR immediately prior to such release, and (iv) the LTV immediately following such release is not greater than the lesser of 66% or the LTV immediately prior to such release.

      Certain additional information regarding the Academy Sports HQ Loan and the Academy Sports HQ Property is set forth on Appendix II hereto.

                                     IV-24

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - VIAD CORPORATE CENTER
--------------------------------------------------------------------------------

                   [PHOTOS OF VIAD CORPORATE CENTER OMITTED]

                                     IV-25

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - VIAD CORPORATE CENTER
--------------------------------------------------------------------------------

                     [MAP OF VIAD CORPORATE CENTER OMITTED]

                                     IV-26

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - VIAD CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $65,000,000

CUT-OFF DATE BALANCE:                   $65,000,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     January 1, 2007

INTEREST RATE:                          6.112%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          December 1, 2016

EXPECTED MATURITY BALANCE:              $65,000,000

SPONSORS:                               JP Morgan Real Estate Growth and
                                        Income Fund and McCarthy Cook & Co.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of
                                        November 10, 2009 or 2 years after
                                        the REMIC "start-up" date, with
                                        U.S. Treasury defeasance or the
                                        payment of the greater of a yield
                                        maintenance premium and 1% of the
                                        principal balance thereafter.
                                        Prepayable without penalty from and
                                        after June 1, 2016.

LOAN PER SF:                            $136.43

UP-FRONT RESERVES:                      Insurance:         $250,000

                                        TI/LC:             $114,245

ONGOING RESERVES:                       RE Tax:            Springing

                                        Insurance:         Springing

                                        Cap Ex:            Springing

                                        TI/LC:             Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               Phoenix, AZ

YEAR BUILT/RENOVATED:                   1990-1991 / 2004-2006

PERCENT LEASED(1):                      88.6%

SQUARE FOOTAGE:                         476,424

THE COLLATERAL:                         24-story, Class "A" urban office
                                        building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    McCarthy Cook & Co.

3RD MOST RECENT NOI (AS OF):            $6,060,193 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):            $5,992,742 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $5,619,455 (TTM 12/31/2006)

U/W NET OP. INCOME:                     $5,552,717

U/W NET CASH FLOW:                      $4,938,942

U/W OCCUPANCY:                          88.5%

APPRAISED VALUE:                        $105,550,000

CUT-OFF DATE LTV:                       61.6%

MATURITY DATE LTV:                      61.6%

DSCR:                                   1.23x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated December 1, 2006.

THE VIAD CORPORATE CENTER LOAN.

      THE LOAN. The sixth largest loan (the "Viad Corporate Center Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the Viad Corporate Center office property located in Phoenix, Arizona (the
"Viad Corporate Center Property"). The Viad Corporate Center Loan was originated on November 10, 2006 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is MCC/ I&G Viad Office Tower Owner, LLC, a
Delaware limited liability company (the "Viad Corporate Center Borrower") that owns no material assets other than the Viad Corporate Center Property and related interests. The Viad Corporate Center Borrower is indirectly owned by JP
Morgan Real Estate Growth and Income Fund ("JP Morgan") and McCarthy Cook & Co.
("MCC"). JP Morgan began its investment activities in February 2002. With four years of operations, the portfolio had a net asset value of $1.161 billion as of
September 30, 2006. MCC is a real estate investment and development company focused on the investment in, and management of, commercial and mixed-use properties in the western United States. Since 1995, MCC has acquired approximately $1.4 billion of properties with its partners.

      THE PROPERTY. The Viad Corporate Center Property is a class 'A', 24-story,
476,424 square foot urban office building located in Phoenix, Arizona.
Originally built between 1990-1991 as Dial Corporation's corporate headquarters, the property contains finishes and amenities that exceed typical class 'A'
standards in the market. The reported construction costs were approximately $118 million, or $250 per square foot. The Viad Corporate Center Property is located on North Central Avenue just north of Interstate 10 in the Arts District of the

                                     IV-27

Phoenix Central Business District. Consequently, the property has access to both the midtown and downtown commercial cores, as well as to major highways, public transportation and government facilities. It is located across the street from the Phoenix Art Museum. The building features a polished granite exterior with dual pane tinted windows and a lobby with a 20-foot ceiling, granite finishes and expansive glass curtain walls. The landscaping includes a waterfall and a free-form stream stretching 274 feet through the property. Amenities at the property include an auditorium and conference facilities for over 150 people, a dining facility, a multi-level professionally staffed fitness center, an in-house performing arts theater, a bank branch and 24-hour security. In addition, there are over 6,000 square feet of specialty retail shops. The total number of parking spaces at the Viad Corporate Center Property is 1,250 spaces, of which 1,131 are located in an attached eight level parking garage. The Viad
Corporate Center Property is currently 88.6% leased to over 25 tenants. Major tenants at the property include Viad Corp., LandAmerica Financial Group, Inc., and PricewaterhouseCoopers LLP.

      The following table presents certain information relating to the lease rollover at the Viad Corporate Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            % OF TOTAL
                                      AVERAGE                                           UNDERWRITTEN BASE    CUMULATIVE % OF TOTAL
                   # OF LEASES   UNDERWRITTEN BASE    % OF TOTAL SF   CUMULATIVE % OF    RENTAL REVENUES       UNDERWRITTEN BASE
     YEAR            ROLLING    RENT PER SF ROLLING      ROLLING         SF ROLLING          ROLLING        RENTAL REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant              --                 --               11%              11%                 --                     --
------------------------------------------------------------------------------------------------------------------------------------
      MTM               11              $1.63                3%              14%                 0%                     0%
------------------------------------------------------------------------------------------------------------------------------------
     2007               3               $5.10                1%              15%                 0%                     1%
------------------------------------------------------------------------------------------------------------------------------------
     2008               4              $18.69                1%              17%                 1%                     2%
------------------------------------------------------------------------------------------------------------------------------------
     2009               9              $22.48               19%              36%                25%                    27%
------------------------------------------------------------------------------------------------------------------------------------
     2010               13             $16.76                9%              45%                 9%                    36%
------------------------------------------------------------------------------------------------------------------------------------
     2011               8              $19.97               42%              87%                49%                    85%
------------------------------------------------------------------------------------------------------------------------------------
     2012               1              $22.50                3%              90%                 4%                    89%
------------------------------------------------------------------------------------------------------------------------------------
     2013               --                 --                --              90%                 --                    89%
------------------------------------------------------------------------------------------------------------------------------------
     2014               --                 --                --              90%                 --                    89%
------------------------------------------------------------------------------------------------------------------------------------
     2015               --                 --                --              90%                 --                    89%
------------------------------------------------------------------------------------------------------------------------------------
     2016               3              $20.21                5%              95%                 5%                    94%
------------------------------------------------------------------------------------------------------------------------------------
 2017 & Beyond          2              $19.85                5%             100%                 6%                   100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Viad Corporate Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            % OF TOTAL    ANNUALIZED
                                    CREDIT RATING                            ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                       (FITCH/                              UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
            TENANT NAME            MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Viad Corp (2)                        --/--/--          158,222        33%     $3,136,000        38%          $19.82      08/31/2011
------------------------------------------------------------------------------------------------------------------------------------
LandAmerica Financial Group, Inc.  BBB-/--/BBB-         59,126        12%     $1,282,393        16%          $21.69      02/28/2009
------------------------------------------------------------------------------------------------------------------------------------
PricewaterhouseCoopers LLP           --/--/--           25,421         5%       $660,946         8%          $26.00      11/30/2009
------------------------------------------------------------------------------------------------------------------------------------
Oce Reprographic Technologies        --/--/--           19,982         4%       $419,622         5%          $21.00      08/31/2011
------------------------------------------------------------------------------------------------------------------------------------
Cramer-Krasselt Co.                  --/--/--           19,650         4%       $380,228         5%          $19.35      08/31/2017
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 282,401        59%     $5,879,189        72%          $20.82
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                           NAP            139,922        29%     $2,338,351        28%          $16.71      Various
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                            NAP             54,101        11%             $0         0%           $0.00        NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 476,424       100%     $8,217,540       100%         $17.25
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Viad Corp subleases 114,576 square feet of its space (72.4% of Viad Corp's space; 24% of total property NRSF) to various subtenants. Viad Corp currently occupies 34,274 square feet of their remaining space while 9,372 square feet are currently dark.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Viad Corporate Center Borrower fails to provide evidence of payment or upon the occurrence of an event of default. Cap Ex reserve springs if the DSCR for the preceding six month period is less than 1.10x. Upon the occurrence and during the continuance of an event of default, the Viad Corporate Center Borrower is required to deposit $41,667 per month in a rollover reserve.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Viad Corporate Center Loan.

      PROPERTY MANAGEMENT. The Viad Corporate Center Property is managed by
McCarthy Cook & Co., an affiliate of the Viad Corporate Center Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Viad
Corporate Center Borrower is permitted to incur future additional secured debt, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the DSCR on the aggregate debt must be greater than 1.25x; (ii) the LTV on the aggregate debt must be less than or equal to 75%;

                                     IV-28

(iii) the execution of an acceptable subordination and standstill agreement, and
(iv) the delivery of a rating agency confirmation of no downgrade of the ratings on the series 2007-TOP26 certificates.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Viad Corporate Center Loan and the Viad Corporate Center Property is set forth on Appendix II hereto.

                                     IV-29

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-30

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - 909 A STREET
--------------------------------------------------------------------------------

                        [PHOTOS OF 909 A STREET OMITTED]

                                     IV-31

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - 909 A STREET
--------------------------------------------------------------------------------

                         [MAP OF 909 A STREET OMITTED]

                                     IV-32

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - 909 A STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $48,000,000

CUT-OFF DATE BALANCE:                   $48,000,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     March 1, 2007

INTEREST RATE:                          5.530%

AMORTIZATION:                           Interest Only

ARD:                                    February 1, 2017

HYPERAMORTIZATION:                      After the ARD, the loan interest rate
                                        steps up to the greater of (i) 8.03%
                                        or (ii) U.S. Treasury Issue rounded up
                                        to the nearest basis point plus 2.5%.

MATURITY DATE:                          February 1, 2037

EXPECTED MATURITY BALANCE:              $48,000,000

SPONSOR:                                Ilahie Holding, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of March
                                        1, 2011 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without penalty from and after
                                        November 1, 2016.

LOAN PER SF:                            $228.37

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:               Springing

                                        Insurance:            Springing

                                        TI/LC:                Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               Tacoma, WA

YEAR BUILT/RENOVATED:                   1988 / NAP

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         210,186

THE COLLATERAL:                         13-story office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Egis Real Estate Services

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            $4,055,785 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $4,241,695 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $4,170,858

U/W NET CASH FLOW:                      $3,952,266

U/W OCCUPANCY:                          96.0%

APPRAISED VALUE:                        $64,000,000

CUT-OFF DATE LTV:                       75.0%

MATURITY DATE LTV:                      75.0%

DSCR:                                   1.47x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated December 20, 2006.

THE 909 A STREET LOAN.

      THE LOAN. The seventh largest loan ("909 A Street Loan") as evidenced by the Secured Promissory Note (the "909 A Street Note") is secured by a first priority Deed of Trust, Security Agreement, and Assignment of Rents ("909 A
Street Note Mortgage") encumbering the office building containing 210,186 square feet known as 909 A Street, located in Tacoma, Washington (the "909 A Street
Property"). The 909 A Street Loan was originated on January 5, 2007 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is 909 A Street LLC. The Borrower is 100% owned by Ilahie Holding, Inc. Saltchuk Resources, Inc. ("Saltchuk") is the sole equity investor in Ilahie Holding, Inc. Saltchuk is a privately owned family investment company formed in 1982 and based in the Pacific Northwest. Saltchuk has a reported $1.2 billion of assets and $900 million in revenues invested in twelve operating companies in several different business groups, including deep water shipping, ship management, tug and barge operations, fuel distribution, and real estate holdings. Combined, Saltchuk employs over 4,000 people.

      THE PROPERTY. The 909 A Street Property consists of a 13-story office building constructed in 1988 containing 210,186 square feet of NRA. The property has a state of the art trading floor that operates 21 hours a day, a full service cafeteria and observation decks on the upper floors. There are 230 on-site parking spaces via two levels of underground parking and 253 off-site parking spaces in an adjacent city parking garage that the tenant leases from the city (2.30/1,000 square feet total). The 909 A Street Property is located on
909 A Street at the intersection of 9th St and A St. The 909 A Street Property has access to I-705 via an on ramp at the property's northern boundary. There are several methods of public transportation in close proximity including the light rail, The Sounder commuter train, city bus routes and ferry service.

                                     IV-33

      The following table presents certain information relating to the lease rollover at 909 A Street Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                           AVERAGE
                             # OF       CONTRACT BASE                   CUMULATIVE      % OF TOTAL      CUMULATIVE % OF TOTAL
                            LEASES       RENT PER SF    % OF TOTAL SF     % OF SF    CONTRACT RENTAL       CONTRACT RENTAL
          YEAR              ROLLING        ROLLING         ROLLING        ROLLING    REVENUES ROLLING      REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------------

         Vacant               --               --              --            --              --                    --
--------------------------------------------------------------------------------------------------------------------------------
          2007                --               --              --            --              --                    --
--------------------------------------------------------------------------------------------------------------------------------
          2008                --               --              --            --              --                    --
--------------------------------------------------------------------------------------------------------------------------------
          2009                --               --              --            --              --                    --
--------------------------------------------------------------------------------------------------------------------------------
          2010                --               --              --            --              --                    --
--------------------------------------------------------------------------------------------------------------------------------
          2011                --               --              --            --              --                    --
--------------------------------------------------------------------------------------------------------------------------------
          2012                --               --              --            --              --                    --
--------------------------------------------------------------------------------------------------------------------------------
          2013                 1           $21.11            100%          100%            100%                  100%
--------------------------------------------------------------------------------------------------------------------------------
          2014                --               --              --          100%              --                  100%
--------------------------------------------------------------------------------------------------------------------------------
          2015                --               --              --          100%              --                  100%
--------------------------------------------------------------------------------------------------------------------------------
          2016                --               --              --          100%              --                  100%
--------------------------------------------------------------------------------------------------------------------------------
     2017 & Beyond            --               --              --          100%              --                  100%
--------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the 909 A Street Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                     ANNUALIZED
                              CREDIT RATING                           ANNUALIZED      % OF TOTAL      CONTRACT
                                 (FITCH/        TENANT               CONTRACT RENT    ANNUALIZED        RENT          LEASE
        TENANT NAME          MOODY'S/S&P)(1)     NRSF     % OF NRSF       ($)        CONTRACT RENT  ($ PER NRSF)    EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Frank Russell Company          AAA/Aaa/AAA     210,186       100%     $4,437,894          100%         $21.11       11/30/2013
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         210,186       100%     $4,437,894          100%         $21.11
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Other Tenants                      NAP               0         0%             $0            0%          $0.00          NAP
--------------------------------------------------------------------------------------------------------------------------------
Vacant Space                       NAP               0         0%             $0            0%          $0.00          NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         210,186       100%     $4,437,894          100%         $21.11
--------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. In the event Frank Russell Company has not renewed its lease by November 30, 2011, the 909 A Street Borrower is required to either post a letter of credit in the amount of $2,320,080, to be increased to
$4,640,160 by December 1, 2012 or deposit a monthly escrow in the amount of
$193,340 from December 1, 2011 through November 1, 2013. In the event Frank
Russell Company fails to pay $412,335 (during 2011 lease year) or $421,406 (for
2012 lease year) in rents for any month, then beginning on December 1, 2011 through November 1, 2013 the 909 A Street Borrower is required to pay an amount equal to the rents received for such month which are not applied to payment of principal, interest, and other loan charges, less the operating expenses incurred for the month. Additionally, upon the occurrence of an event of default, the 909 A Street Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 909 A Street Loan.

      PROPERTY MANAGEMENT. The 909 A Street Property is managed by Egis Real
Estate Services ("Egis"). Egis has served the Northwest for 35 years. Egis offers an array of commercial real estate services including development, property, facilities and construction management, building engineering, owner's leasing representation, lease administration and receivership services to over
50 clients.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 909 A Street Loan and the 909
A Street Property is set forth on Appendix II hereto.

                                     IV-34

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 8 - DOUBLETREE HOTEL JERSEY CITY
--------------------------------------------------------------------------------

                [PHOTOS OF DOUBLETREE HOTEL JERSEY CITY OMITTED]

                                     IV-35

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 8 - DOUBLETREE HOTEL JERSEY CITY
--------------------------------------------------------------------------------

                 [MAP OF DOUBLETREE HOTEL JERSEY CITY OMITTED]

                                     IV-36

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 8 - DOUBLETREE HOTEL JERSEY CITY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $45,000,000

CUT-OFF DATE BALANCE:                   $45,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     February 1, 2007

INTEREST RATE:                          5.684%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 1, 2017

EXPECTED MATURITY BALANCE:              $45,000,000

SPONSOR:                                Hartz Mountain Industries,
                                        Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until December
                                        31, 2010, with U.S. Treasury
                                        defeasance thereafter.
                                        Prepayable without penalty
                                        on January 1, 2017.

LOAN PER ROOM:                          $227,273

UP-FRONT RESERVES:                      RE Tax:        $67,900

                                        Insurance:     $28,076

                                        FF&E:          $36,906

ONGOING RESERVES:                       RE Tax:        $22,633 / month

                                        Insurance:     $3,555 / month

                                        FF&E:          $36,906 / month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Hospitality

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               Jersey City, NJ

YEAR BUILT/RENOVATED:                   1998 / NAP

OCCUPANCY(1):                           81.7%

ROOMS:                                  198

THE COLLATERAL:                         198-all suite, full service
                                        hotel

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    DT Management, Inc.

3RD MOST RECENT NOI (AS OF):            $3,535,789 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):            $4,716,366 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $5,739,331 (TTM 12/31/2006)

U/W NET OP. INCOME:                     $5,812,760

U/W NET CASH FLOW:                      $5,374,802

U/W OCCUPANCY:                          81.7%

APPRAISED VALUE:                        $69,500,000

CUT-OFF DATE LTV:                       64.7%

MATURITY DATE LTV:                      64.7%

DSCR:                                   2.07x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the trailing twelve months financials dated December
      31, 2006.

THE DOUBLETREE HOTEL JERSEY CITY LOAN.

      THE LOAN. The eighth largest loan (the "DoubleTree Hotel Jersey City
Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the DoubleTree Hotel located in Jersey City, New Jersey (the
"DoubleTree Hotel Jersey City Property"). The DoubleTree Hotel Jersey City Loan
was originated on December 18, 2006 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrowers are Hudson Hospitality Services Urban Renewal
Associates, L.L.C. and JC Grandview Hotel, L.L.C., each a New Jersey limited liability company (collectively the "DoubleTree Hotel Jersey City Borrower")
that owns no material assets other than the DoubleTree Hotel Jersey City
Property. The DoubleTree Hotel Jersey City Borrower is indirectly owned by Hartz
Mountain Industries, Inc. ("Hartz Mountain"). Hartz Mountain is a private owner of commercial real estate in the U.S. Founded in 1966, the company owns and operates a portfolio of 200 buildings in the New York/New Jersey area, representing more than 38 million square feet of retail, hotel, office and industrial properties. The Chairman and CEO of Hartz Mountain is Mr. Leonard N.
Stern. According to Forbes magazine, in 2006, Mr. Stern had a personal net worth of $2.7 billion.

      THE PROPERTY. The DoubleTree Hotel Jersey City Property is a 13-story,
198-room, all suite full service hotel situated in the downtown section of
Jersey City, New Jersey. The property is located at 455 Washington Boulevard, with access to the New Jersey Turnpike, the

                                     IV-37

Harborside Ferry, PATH Train, and the Holland Tunnel, all of which provide access into New York City. Positioned approximately half a mile from the Holland
Tunnel, the DoubleTree Hotel Jersey City Property enjoys views of the Hudson
River and the New York City skyline. The property was originally purchased vacant in 1996 by the sponsor, and then developed into a 198-room hotel in 1998.
The food and beverage outlet at the property is the 85-seat, 4,200 square feet
4fifty5 Restaurant & Bar, offering breakfast, lunch and dinner. The DoubleTree
Hotel Jersey City Property also includes approximately 2,600 square feet of meeting space and additional land area with 183 surface parking spaces.
Amenities offered at the hotel include a fitness facility, a business center and a car rental service. Typical suites feature a living room and bedroom with microwave, refrigerator, and cable TV, tile/marble bathrooms and a queen, king or two double beds.

--------------------------------------------------------------------------------------------------------------------------------
                                      SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

                        COMPETITIVE SET (1)          DOUBLETREE HOTEL JERSEY CITY (2)             PENETRATION FACTOR

     YEAR        OCCUPANCY      ADR        REVPAR    OCCUPANCY      ADR        REVPAR      OCCUPANCY       ADR        REVPAR
--------------------------------------------------------------------------------------------------------------------------------

     2004           79.1%     $128.24      $101.47     81.0%      $125.75     $101.82        102.4%        98.1%      100.3%
--------------------------------------------------------------------------------------------------------------------------------
     2005           81.7%     $145.08      $118.51     82.7%      $150.77     $124.61        101.2%       103.9%      105.1%
--------------------------------------------------------------------------------------------------------------------------------
     2006           79.7%     $162.02      $129.12     81.7%      $176.79     $144.43        102.5%       109.1%      111.9%
--------------------------------------------------------------------------------------------------------------------------------

(1)   Data provided by Smith Travel Research.

(2)   Based on operating statements provided by the DoubleTree Hotel Jersey City
      Borrower.

      ESCROWS AND RESERVES. The DoubleTree Hotel Jersey City Borrower is
required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The DoubleTree Hotel Jersey City Borrower is also required to escrow
1/12 of four percent (4%) of gross revenues for FF&E on a monthly basis. Current escrows are shown in the table on the previous page.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the DoubleTree Hotel Jersey City Loan.

      PROPERTY MANAGEMENT. The DoubleTree Hotel Jersey City Property is managed by DT Management, Inc., an affiliate of the Hilton Hotels Corporation
("Hilton"). Hilton (NYSE: HLT) is a global hospitality company, with nearly
2,800 hotels and 485,000 rooms in more than 80 countries, with 150,000 team members worldwide. More than 2,300 hotels are owned, managed or franchised in the USA with a portfolio of hotel brands including Hilton(R), Conrad(R),
DoubleTree(R), Embassy Suites Hotels(R), Hampton Inn(R), Hampton Inn &
Suites(R), Hilton Garden Inn(R), Hilton Grand Vacations(TM), Homewood Suites by
Hilton(R), Scandic and The Waldorf-Astoria Collection(R).

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The DoubleTree Hotel Jersey City Borrower has
converted the DoubleTree Hotel Jersey City Property into four condominium units
(with the hotel as one unit and three high-rise residential buildings, each comprising a condominium unit). Subject to the conditions set forth in the mortgage loan documents, the three residential condominium units may be released by the DoubleTree Hotel Jersey City Borrower without any prepayment of the
DoubleTree Hotel Jersey City Loan. BSCMI attributed no value or income to the three residential condominium units.

      Certain additional information regarding the DoubleTree Hotel Jersey City
Loan and the DoubleTree Hotel Jersey City Property is set forth on Appendix II hereto.

                                     IV-38

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 9 - OVERLOOK II
--------------------------------------------------------------------------------

                        [PHOTOS OF OVERLOOK II OMITTED]

                                     IV-39

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 9 - OVERLOOK II
--------------------------------------------------------------------------------

                          [MAP OF OVERLOOK II OMITTED]

                                     IV-40

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 9 - OVERLOOK II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $31,500,000

CUT-OFF DATE BALANCE:                   $31,500,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     April 1, 2007

INTEREST RATE:                          5.610%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          March 1, 2017

EXPECTED MATURITY BALANCE:              $31,500,000

SPONSOR:                                Parkway Properties Office Fund
                                        L.P.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of
                                        April 1, 2011 or 2 years after
                                        the REMIC "start-up" day, with
                                        U.S. Treasury defeasance
                                        thereafter. Prepayable without
                                        penalty from and after December
                                        1, 2016.

LOAN PER SF:                            $123.70

UP-FRONT RESERVES:                      Other              $196,411

ONGOING RESERVES:                       RE Tax:            Springing

                                        Insurance:         Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Suburban

LOCATION:                               Atlanta, GA

YEAR BUILT/RENOVATED:                   1985 / NAP

PERCENT LEASED(1):                      92.7%

SQUARE FOOTAGE:                         254,658

THE COLLATERAL:                         13-story,  multi-tenant office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Parkway Realty Services, LLC

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            $1,684,241 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $1,584,368 (TTM 12/31/2005)

U/W NET OP. INCOME:                     $2,866,939

U/W NET CASH FLOW:                      $2,551,221

U/W OCCUPANCY:                          90.0%

APPRAISED VALUE:                        $50,300,000

CUT-OFF DATE LTV:                       62.6%

MATURITY DATE LTV:                      62.6%

DSCR:                                   1.42x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated February 9, 2007.

THE OVERLOOK II LOAN.

      THE LOAN. The ninth largest loan (the "Overlook II Loan") as evidenced by the Secured Promissory Note ("Overlook II Note") is secured by a first priority
Deed of Trust, Security Agreement, and Assignment of Rents (the "Overlook II
Mortgage") encumbering the office building containing 254,658 square feet known as Overlook II, located in Atlanta, Georgia (the "Overlook II Property").
Overlook II Loan was originated on February 9, 2007 by or on behalf of Principal
Commercial Funding II, LLC.

      THE BORROWER. The borrower is PKY Fund Atlanta II, LLC (the "Overlook II
Borrower"). The Overlook II Borrower is 100% owned by Parkway Properties Office
Fund LP. Parkway Properties Office Fund, LP is made up of 75% ownership from
PERS Holding Company Limited, LLC (OhioPERS) and 25% ownership from Parkway
Properties, LP ("Parkway"). Parkway is a self-administered REIT specializing in operations, acquisition, ownership, management and leasing of office properties.
Its focus is the Southeastern and Southwestern United States and Chicago.
Parkway either owns or has an interest in 66 office properties located in 11 states with over 13 million square feet of leasable space.

      THE PROPERTY. The Overlook II Property consists of one, 13-story suburban office building with 254,658 square feet. The subject property was built in
1985. A parking structure is also included as part of the security, which provides for 850 spaces, a parking ratio of 3.26/1,000 square feet. Onsite amenities include a full service cafe, fitness center, mail facility, car detailing service, 24/7 onsite security and camera monitoring with card key access. The Overlook II Property is located at 2839 Paces Ferry Road in Atlanta in the Overlook Office Park development. Overlook Office Park includes three
Class A office buildings and a full-service Wyndham Hotel. The site is one half mile east of the Paces Ferry Road and I-285 interchange and is in historic
Vinings Village.

                                     IV-41

      The following table presents certain information relating to the lease rollover at the Overlook II Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                           AVERAGE
                             # OF       CONTRACT BASE                   CUMULATIVE      % OF TOTAL      CUMULATIVE % OF TOTAL
                            LEASES       RENT PER SF    % OF TOTAL SF     % OF SF    CONTRACT RENTAL       CONTRACT RENTAL
          YEAR              ROLLING        ROLLING         ROLLING        ROLLING    REVENUES ROLLING      REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------------

         Vacant               --               --              7%            7%              --                     --
--------------------------------------------------------------------------------------------------------------------------------
          2007                 7           $22.94              4%           12%              5%                     5%
--------------------------------------------------------------------------------------------------------------------------------
          2008                 7           $23.33             17%           28%             20%                    25%
--------------------------------------------------------------------------------------------------------------------------------
          2009                 3           $23.45              8%           37%             10%                    35%
--------------------------------------------------------------------------------------------------------------------------------
          2010                 4           $21.19              4%           41%              4%                    40%
--------------------------------------------------------------------------------------------------------------------------------
          2011                 9           $19.57             15%           56%             15%                    55%
--------------------------------------------------------------------------------------------------------------------------------
          2012                 3           $18.64             14%           69%             13%                    68%
--------------------------------------------------------------------------------------------------------------------------------
          2013                 2           $16.00              3%           72%              2%                    71%
--------------------------------------------------------------------------------------------------------------------------------
          2014                 3           $21.23             11%           83%             12%                    82%
--------------------------------------------------------------------------------------------------------------------------------
          2015                 1           $21.22              8%           91%              9%                    92%
--------------------------------------------------------------------------------------------------------------------------------
          2016                --               --              --           91%              --                    92%
--------------------------------------------------------------------------------------------------------------------------------
     2017 & Beyond             1           $18.50              9%          100%              8%                   100%
--------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Overlook II Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                     ANNUALIZED
                              CREDIT RATING                             ANNUALIZED    % OF TOTAL      CONTRACT
                                 (FITCH/                                 CONTRACT     ANNUALIZED        RENT          LEASE
        TENANT NAME          MOODY'S/S&P)(1)  TENANT NRSF   % OF NRSF    RENT ($)    CONTRACT RENT  ($ PER NRSF)    EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Manugistics                     --/B1/B+          30,437        12%      $776,752          16%         $25.52       03/31/2008
--------------------------------------------------------------------------------------------------------------------------------
Carecentric                     --/--/--          21,976         9%      $428,532           9%         $19.50       08/31/2012
--------------------------------------------------------------------------------------------------------------------------------
Insurance Office of America     --/--/--          21,976         9%      $406,556           8%         $18.50       02/28/2017
--------------------------------------------------------------------------------------------------------------------------------
Nissan North America, Inc.    A-/Baa1/BBB+        21,506         8%      $456,314           9%         $21.22       06/30/2015
--------------------------------------------------------------------------------------------------------------------------------
Ayco (Goldman Sachs)           AA-/Aa3/AA-        18,941         7%      $424,320           9%         $22.40       08/31/2014
--------------------------------------------------------------------------------------------------------------------------------
American Appraisal              --/--/--          15,954         6%      $384,774           8%         $24.12       12/31/2009
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           130,790        51%     $2,877,248         59%         $22.00
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Other Tenants                      NAP           105,245        41%     $2,035,274         41%         $19.34        Various
--------------------------------------------------------------------------------------------------------------------------------
Vacant Space                       NAP            18,623         7%         $0.00           0%          $0.00          NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           254,658       100%     $4,912,522        100%         $20.81
--------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. At closing the Overlook II Borrower deposited
$196,411 to cover rent abatement. Upon the occurrence of an event of default, the Overlook II Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Overlook II Property is managed by Parkway Realty
Services, LLC which is an affiliate of the Overlook II Borrower. Parkway Realty
Services, LLC manages and/or leases approximately 2.8 million square feet for third party clients (including joint ventures and minority interests), in addition to the properties owned by Parkway.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Overlook II Loan and the
Overlook II Property is set forth on Appendix II hereto.

                                     IV-42

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - THE SHOPS AT SHERMAN PLAZA
--------------------------------------------------------------------------------

                 [PHOTOS OF THE SHOPS AT SHERMAN PLAZA OMITTED]

                                     IV-43

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - THE SHOPS AT SHERMAN PLAZA
--------------------------------------------------------------------------------

                  [MAP OF THE SHOPS AT SHERMAN PLAZA OMITTED]

                                     IV-44

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - THE SHOPS AT SHERMAN PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $30,275,000

CUT-OFF DATE BALANCE:                   $30,275,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     April 1, 2007

INTEREST RATE:                          5.569%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          March 1, 2017

EXPECTED ARD BALANCE:                   $30,275,000

SPONSORS:                               Minto Builders (Florida), Inc. &
                                        Inland American Real Estate Trust,
                                        Inc.

INTEREST CALCULATION:                   30/360

CALL PROTECTION:                        Locked out through February 28,
                                        2010. In connection with any
                                        voluntary prepayment, the borrower
                                        must pay a premium equal to the
                                        greater of a yield maintenance
                                        premium and 1% of the principal
                                        balance. Prepayable without penalty
                                        from and after February 1, 2017.

LOAN PER SF:                            $198.93

UP-FRONT RESERVES:                      Other:             $6,025,000

ONGOING RESERVES:                       RE Tax:            Springing

                                        Insurance:         Springing

                                        Cap Ex:            Springing

                                        Other:             Springing

                                        TI/LC:             Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Evanston, IL

YEAR BUILT/RENOVATED:                   2006 / NAP

PERCENT LEASED(1):                      87.6%

SQUARE FOOTAGE:                         152,187

THE COLLATERAL:                         Anchored retail center

OWNERSHIP INTEREST:                     Fee/Leasehold

PROPERTY MANAGEMENT:                    Inland American Retail Management LLC

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            NAP

MOST RECENT NOI (AS OF):                NAP

U/W NET OP. INCOME:                     $3,372,920

U/W NET CASH FLOW:                      $3,268,529

U/W OCCUPANCY:                          92.5%

APPRAISED VALUE:                        $55,500,000

CUT-OFF DATE LTV:                       54.5%

MATURITY DATE LTV:                      54.5%

DSCR:                                   1.94x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated January 30, 2007.

THE SHOPS AT SHERMAN PLAZA LOAN.

      THE LOAN. The tenth largest loan (the "Shops at Sherman Plaza Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Shops at Sherman Plaza retail property located in Evanston, Illinois (the
"Shops at Sherman Plaza Property"). The Shops at Sherman Plaza Loan was
originated on February 12, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is MB Evanston Sherman, L.L.C., a Delaware limited liability company (the "Shops at Sherman Plaza Borrower") that owns no material assets other than the Shops at Sherman Plaza Property. The sole member of the Shops at Sherman Plaza Borrower is Minto Builders (Florida), Inc., a
Florida corporation, which is jointly owned by Minto (Delaware), LLC ("Minto")
and Inland American Real Estate Trust, Inc. ("Inland American"). Minto is in
turn owned by Minto Holdings, Inc. Inland American, an affiliate of The Inland
Group, Inc., is a newly formed real estate investment trust. The Inland Group,
Inc., together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the Inland group of companies employs more than 1,000 people and manages over a reported $13 billion in assets and more than 100 million square feet of commercial property. Minto Holdings, Inc. is a real estate development, construction and management company with operations in
Ottawa, Toronto and Florida.

      THE PROPERTY. The Shops at Sherman Plaza Property is a 152,187 square foot anchored retail center located in downtown Evanston, Illinois, approximately 12 miles north of the Chicago Central Business District. The Shops at Sherman Plaza
Property encompasses 3.05

                                     IV-45

acres along Sherman Avenue approximately two blocks from the Northwestern
University campus and one block from the Chicago Transit Authority's Purple Line subway stop. The Shops at Sherman Plaza Property was constructed in 2006 and is currently 87.6% occupied to 16 total tenants including L.A. Fitness, Barnes &
Noble, Pier 1 Imports, Jos. Bank, Ann Taylor Loft and Elizabeth Arden Spa.

      The following table presents certain information relating to the lease rollover at the Shops at Sherman Plaza Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                           AVERAGE                                         % OF TOTAL        CUMULATIVE % OF
                             # OF        UNDERWRITTEN                                     UNDERWRITTEN      TOTAL UNDERWRITTEN
                            LEASES      BASE RENT PER    % OF TOTAL SF   CUMULATIVE %      BASE RENTAL         BASE RENTAL
          YEAR              ROLLING       SF ROLLING        ROLLING      OF SF ROLLING  REVENUES ROLLING     REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------------

         Vacant               --              --               12%            12%               --                   --
--------------------------------------------------------------------------------------------------------------------------------
          2007                --              --                --            12%               --                   --
--------------------------------------------------------------------------------------------------------------------------------
          2008                --              --                --            12%               --                   --
--------------------------------------------------------------------------------------------------------------------------------
          2009                --              --                --            12%               --                   --
--------------------------------------------------------------------------------------------------------------------------------
          2010                --              --                --            12%               --                   --
--------------------------------------------------------------------------------------------------------------------------------
          2011                --              --                --            12%               --                   --
--------------------------------------------------------------------------------------------------------------------------------
          2012                 1            $40.00              1%            13%               1%                   1%
--------------------------------------------------------------------------------------------------------------------------------
          2013                --              --                --            13%               --                   1%
--------------------------------------------------------------------------------------------------------------------------------
          2014                 1            $21.75              2%            15%               2%                   3%
--------------------------------------------------------------------------------------------------------------------------------
          2015                --              --                --            15%               --                   3%
--------------------------------------------------------------------------------------------------------------------------------
          2016                10            $32.48             42%            57%              58%                  61%
--------------------------------------------------------------------------------------------------------------------------------
     2017 & Beyond             5            $21.65             43%           100%              39%                 100%
--------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Shops at Sherman Plaza Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                                        ANNUALIZED    % OF TOTAL     ANNUALIZED
                             CREDIT RATING                             UNDERWRITTEN   ANNUALIZED    UNDERWRITTEN
                                (FITCH/       TENANT                    BASE RENT    UNDERWRITTEN     BASE RENT       LEASE
        TENANT NAME           MOODY'S/S&P)     NRSF       % OF NRSF        ($)         BASE RENT    ($ PER NRSF)    EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

L.A. Fitness                   --/--/--        53,322         35%      $1,066,440         30%           $20.00      01/21/2022
--------------------------------------------------------------------------------------------------------------------------------
Barnes & Noble                 --/--/--        30,034         20%        $650,000         18%           $21.64      08/31/2016
--------------------------------------------------------------------------------------------------------------------------------
Pier 1 Imports                 --/--/--        10,334          7%        $260,934          7%           $25.25      08/31/2016
--------------------------------------------------------------------------------------------------------------------------------
Elizabeth Arden Red Door
Spa                            --/--/--         7,370          5%        $552,750         15%           $75.00      08/31/2016
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        101,060         66%      $2,530,124         70%           $25.04
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP          32,223         21%      $1,068,172         30%           $33.15       Various
--------------------------------------------------------------------------------------------------------------------------------
Vacant Space                      NAP          18,904         12%              $0          0%            $0.00         NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        152,187        100%      $3,598,296        100%           $23.64
--------------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. At loan origination, the Shops at Sherman Plaza
Borrower posted a $6,025,000 Letter of Credit to be held as additional collateral for the loan until the DSCR is greater than or equal to 1.16x based on a 9.30% constant. Real estate tax, insurance, and ground rent reserves spring if the Shops at Sherman Plaza Borrower fails to provide evidence of payment. Cap
Ex reserve springs if the Shops at Sherman Plaza Borrower fails to provide evidence of property maintenance or an event of default occurs. The Shops at
Sherman Plaza Borrower is required to escrow $10 per square foot for any lease expiring in 2016 if the tenant does not renew its lease at least 12 months prior to lease expiration. However, this reserve shall be waived if the DSCR for the
Shops at Sherman Plaza Loan is greater than or equal to 1.16x based on a 9.30%
constant.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon a DSCR less than or equal to 1.75x or a cash management event. A cash management event is triggered upon (i) the date the DSCR is less than or equal to 1.25x for the preceding six months annualized, (ii) the occurrence of an event of default,
(iii) the bankruptcy of the Shops at Sherman Plaza Borrower or the property manager, or (iv) the failure of the Shops at Sherman Plaza Borrower to deposit the rollover reserve associated with 2016 rollovers. In such case, all receivables will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

     PROPERTY MANAGEMENT. The Shops at Sherman Plaza Property is managed by
Inland American Retail Management LLC, an affiliate of the Shops at Sherman
Plaza Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Shops at Sherman Plaza Loan and the Shops at Sherman Plaza Property is set forth on Appendix II hereto.

                                     IV-46

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                           DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                                      PAGE(S)
------------------                                                      -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation Detail                                                  6
Ratings Detail                                                              7
Current Mortgage Loan and Property Stratification Tables                  8 - 16
Mortgage Loan Detail                                                       17
NOI Detail                                                                 18
Principal Prepayment Detail                                                19
Historical Detail                                                          20
Delinquency Loan Detail                                                    21
Specially Serviced Loan Detail                                           22 - 23
Advance Summary                                                            24
Modified Loan Detail                                                       25
Historical Liquidated Loan Detail                                          26
Historical Bond / Collateral Realized Loss Reconciliation                  27
Interest Shortfall Reconciliation Detail                                 28 - 29
Defeased Loan Detail                                                       30
Supplemental Reporting                                                     31

            DEPOSITOR

Bear Stearns Commercial Mortgage
Securities Inc.
383 Madison Avenue
New York, NY 10179

Contact: General Information Number
Phone Number: (212) 272-2000

         MASTER SERVICER

Wells Fargo Bank, N.A.
1320 Willow Pass Road, Suite 300
investorreporting@wellsfargo.com
Concord, CA 94520

Contact: Myung J. Nam
Phone Number:

        SPECIAL SERVICER

ARCap Servicing, Inc.
5221 N. O'Connor Blvd., Ste. 600
Irving, TX 75039

Contact: Chris Crouch
Phone Number: (972) 868-5300

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                    Page 1 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                         CERTIFICATE DISTRIBUTION DETAIL

                 Pass-Through   Original   Beginning     Principal      Interest
 Class   CUSIP       Rate        Balance    Balance    Distribution   Distribution
----------------------------------------------------------------------------------

  A-1              0.000000%      0.00        0.00         0.00           0.00
  A-2              0.000000%      0.00        0.00         0.00           0.00
  A-3              0.000000%      0.00        0.00         0.00           0.00
 A-AB              0.000000%      0.00        0.00         0.00           0.00
  A-4              0.000000%      0.00        0.00         0.00           0.00
 A-1A              0.000000%      0.00        0.00         0.00           0.00
  A-M              0.000000%      0.00        0.00         0.00           0.00
  A-J              0.000000%      0.00        0.00         0.00           0.00
   B               0.000000%      0.00        0.00         0.00           0.00
   C               0.000000%      0.00        0.00         0.00           0.00
   D               0.000000%      0.00        0.00         0.00           0.00
   E               0.000000%      0.00        0.00         0.00           0.00
   F               0.000000%      0.00        0.00         0.00           0.00
   G               0.000000%      0.00        0.00         0.00           0.00
   H               0.000000%      0.00        0.00         0.00           0.00
   J               0.000000%      0.00        0.00         0.00           0.00
   K               0.000000%      0.00        0.00         0.00           0.00
   L               0.000000%      0.00        0.00         0.00           0.00
   M               0.000000%      0.00        0.00         0.00           0.00
   N               0.000000%      0.00        0.00         0.00           0.00
   O               0.000000%      0.00        0.00         0.00           0.00
   P               0.000000%      0.00        0.00         0.00           0.00
  R-I              0.000000%      0.00        0.00         0.00           0.00
 R-II              0.000000%      0.00        0.00         0.00           0.00
 R-III             0.000000%      0.00        0.00         0.00           0.00
----------------------------------------------------------------------------------
Totals                            0.00        0.00         0.00           0.00
==================================================================================

                       Realized Loss/                                 Current
         Prepayment   Additional Trust       Total       Ending    Subordination
 Class     Premium      Fund Expenses    Distribution    Balance     Level (1)
--------------------------------------------------------------------------------

  A-1       0.00            0.00             0.00         0.00          0.00
  A-2       0.00            0.00             0.00         0.00          0.00
  A-3       0.00            0.00             0.00         0.00          0.00
 A-AB       0.00            0.00             0.00         0.00          0.00
  A-4       0.00            0.00             0.00         0.00          0.00
 A-1A       0.00            0.00             0.00         0.00          0.00
  A-M       0.00            0.00             0.00         0.00          0.00
  A-J       0.00            0.00             0.00         0.00          0.00
   B        0.00            0.00             0.00         0.00          0.00
   C        0.00            0.00             0.00         0.00          0.00
   D        0.00            0.00             0.00         0.00          0.00
   E        0.00            0.00             0.00         0.00          0.00
   F        0.00            0.00             0.00         0.00          0.00
   G        0.00            0.00             0.00         0.00          0.00
   H        0.00            0.00             0.00         0.00          0.00
   J        0.00            0.00             0.00         0.00          0.00
   K        0.00            0.00             0.00         0.00          0.00
   L        0.00            0.00             0.00         0.00          0.00
   M        0.00            0.00             0.00         0.00          0.00
   N        0.00            0.00             0.00         0.00          0.00
   O        0.00            0.00             0.00         0.00          0.00
   P        0.00            0.00             0.00         0.00          0.00
  R-I       0.00            0.00             0.00         0.00          0.00
 R-II       0.00            0.00             0.00         0.00          0.00
 R-III      0.00            0.00             0.00         0.00          0.00
--------------------------------------------------------------------------------
Totals      0.00            0.00             0.00         0.00          0.00
================================================================================

                               Original   Beginning                                               Ending
                Pass-Through   Notional    Notional     Interest     Prepayment       Total      Notional
Class   CUSIP       Rate        Amount      Amount    Distribution     Premium    Distribution    Amount
---------------------------------------------------------------------------------------------------------

 X-1              0.000000%      0.00        0.00         0.00          0.00          0.00         0.00
 X-2              0.000000%      0.00        0.00         0.00          0.00          0.00         0.00

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 2007, Wells Fargo Bank, N.A.

                                                                    Page 2 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                            CERTIFICATE FACTOR DETAIL

                                                                         Realized Loss/
                 Beginning     Principal      Interest     Prepayment   Additional Trust     Ending
Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------

 A-1            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-3            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-AB           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-4            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-1A           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-M            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-J            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  B             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  C             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  D             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  E             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  F             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  G             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  H             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  J             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  K             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  L             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  M             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  N             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  O             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  P             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 R-I            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 R-II           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-III           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                 Beginning                                   Ending
                 Notional      Interest      Prepayment     Notional
Class   CUSIP     Amount     Distribution      Premium       Amount
---------------------------------------------------------------------
 X-1            0.00000000    0.00000000     0.00000000    0.00000000
 X-2            0.00000000    0.00000000     0.00000000    0.00000000

Copyright 2007, Wells Fargo Bank, N.A.

                                                                    Page 3 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

              Stated      Unpaid                                                         Stated      Unpaid        Current
             Beginning   Beginning                                                       Ending      Ending       Principal
             Principal   Principal   Scheduled   Unscheduled    Principal    Realized   Principal   Principal   Distribution
Loan Group    Balance     Balance    Principal    Principal    Adjustments     Loss      Balance     Balance       Amount
----------------------------------------------------------------------------------------------------------------------------

     1          0.00        0.00        0.00         0.00          0.00        0.00        0.00        0.00         0.00
     2          0.00        0.00        0.00         0.00          0.00        0.00        0.00        0.00         0.00
----------------------------------------------------------------------------------------------------------------------------
Total           0.00        0.00        0.00         0.00          0.00        0.00        0.00        0.00         0.00
============================================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                      Net Aggregate
                           Accrued      Prepayment   Distributable
       Accrual  Accrual  Certificate     Interest     Certificate
Class   Dates    Days     Interest      Shortfall       Interest
------------------------------------------------------------------

 A-1      0        0         0.00          0.00           0.00
 A-2      0        0         0.00          0.00           0.00
 A-3      0        0         0.00          0.00           0.00
A-AB      0        0         0.00          0.00           0.00
 A-4      0        0         0.00          0.00           0.00
A-1A      0        0         0.00          0.00           0.00
 A-M      0        0         0.00          0.00           0.00
 A-J      0        0         0.00          0.00           0.00
 X-1      0        0         0.00          0.00           0.00
 X-2      0        0         0.00          0.00           0.00
  B       0        0         0.00          0.00           0.00
  C       0        0         0.00          0.00           0.00
  D       0        0         0.00          0.00           0.00
  E       0        0         0.00          0.00           0.00
  F       0        0         0.00          0.00           0.00
  G       0        0         0.00          0.00           0.00
  H       0        0         0.00          0.00           0.00
  J       0        0         0.00          0.00           0.00
  K       0        0         0.00          0.00           0.00
  L       0        0         0.00          0.00           0.00
  M       0        0         0.00          0.00           0.00
  N       0        0         0.00          0.00           0.00
  O       0        0         0.00          0.00           0.00
  P       0        0         0.00          0.00           0.00
------------------------------------------------------------------
Totals             0         0.00          0.00           0.00
==================================================================

                                                             Remaining
       Distributable                                          Unpaid
        Certificate              Additional                Distributable
         Interest      WAC CAP   Trust Fund    Interest     Certificate
Class    Adjustment   Shortfall   Expenses   Distribution     Interest
------------------------------------------------------------------------

 A-1        0.00         0.00       0.00         0.00           0.00
 A-2        0.00         0.00       0.00         0.00           0.00
 A-3        0.00         0.00       0.00         0.00           0.00
A-AB        0.00         0.00       0.00         0.00           0.00
 A-4        0.00         0.00       0.00         0.00           0.00
A-1A        0.00         0.00       0.00         0.00           0.00
 A-M        0.00         0.00       0.00         0.00           0.00
 A-J        0.00         0.00       0.00         0.00           0.00
 X-1        0.00         0.00       0.00         0.00           0.00
 X-2        0.00         0.00       0.00         0.00           0.00
  B         0.00         0.00       0.00         0.00           0.00
  C         0.00         0.00       0.00         0.00           0.00
  D         0.00         0.00       0.00         0.00           0.00
  E         0.00         0.00       0.00         0.00           0.00
  F         0.00         0.00       0.00         0.00           0.00
  G         0.00         0.00       0.00         0.00           0.00
  H         0.00         0.00       0.00         0.00           0.00
  J         0.00         0.00       0.00         0.00           0.00
  K         0.00         0.00       0.00         0.00           0.00
  L         0.00         0.00       0.00         0.00           0.00
  M         0.00         0.00       0.00         0.00           0.00
  N         0.00         0.00       0.00         0.00           0.00
  O         0.00         0.00       0.00         0.00           0.00
  P         0.00         0.00       0.00         0.00           0.00
------------------------------------------------------------------------
Totals      0.00         0.00       0.00         0.00           0.00
========================================================================

Copyright 2007, Wells Fargo Bank, N.A.

                                                                    Page 4 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                0.00
Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees                  0.00
   Less Delinquent Master Servicing Fees                         0.00
   Less Reductions to Master Servicing Fees                      0.00
   Plus Master Servicing Fees for Delinquent Payments Received   0.00
   Plus Adjustments for Prior Master Servicing Calculation       0.00
   Total Master Servicing Fees Collected                         0.00

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number   Effected      Amount        Date
---------------------------------------------

---------------------------------------------
Total
=============================================

Copyright 2007, Wells Fargo Bank, N.A.

                                                                    Page 5 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00
   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00
   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00
   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00
   INTEREST RESERVE DEPOSIT                                                 0.00
   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
      TOTAL FUNDS DISTRIBUTED                                               0.00
                                                                            ====

Copyright 2007, Wells Fargo Bank, N.A.

                                                                    Page 6 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                                 RATINGS DETAIL

                 Original Ratings    Current Ratings (1)
                ------------------   -------------------
Class   CUSIP   Fitch   S&P   DBRS    Fitch   S&P   DBRS
--------------------------------------------------------
 A-1
 A-2
 A-3
 A-AB
 A-4
 A-1A
 A-M
 A-J
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P

NR  - Designates that the class was not rated by the above agency at the time of original issuance.

X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Dominion Bond Rating Service
200 King Street West, Suite 1304
Toronto, Ontario M5H 3T4
(416) 593-5577

Copyright 2007, Wells Fargo Bank, N.A.

                                                                    Page 7 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % of
Scheduled    # of    Scheduled  Agg.   WAM          Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
==============================================================

                                    STATE (3)

                              % of
          # of    Scheduled   Agg.   WAM          Weighted
State    Props.    Balance    Bal.   (2)   WAC   Avg DSCR(1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                    Page 8 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                    % of
Debt Service    # of    Scheduled    Agg.  WAM           Weighted
CoverageRatio   loans    Balance     Bal.  (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

                                    NOTE RATE

                                    % of
                # of    Scheduled    Agg.  WAM           Weighted
Note Rate       loans    Balance     Bal.  (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

                                PROPERTY TYPE (3)

                                    % of
                # of     Scheduled   Agg.   WAM          Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC  Avg DSCR (1)
-------------------------------------------------------------------

------------------------------------------------------------------
Totals
==================================================================

                                    SEASONING

                                    % of
                # of    Scheduled    Agg.  WAM           Weighted
Seasoning       loans    Balance     Bal.  (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                    Page 9 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

       ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated                         % of
  Remaining     # of    Scheduled    Agg.  WAM          Weighted
  Term (2)      loans    Balance     Bal.  (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining                           % of
Amortization    # of    Scheduled    Agg.  WAM          Weighted
   Term         loans    Balance     Bal.  (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

          REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                    % of
Remaining       # of    Scheduled   Agg.   WAM          Weighted
Stated Term     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

                       AGE OF MOST RECENT NOI

                                    % of
Age of Most     # of    Scheduled   Agg.   WAM          Weighted
Recent NOI      loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 10 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                % of
Scheduled   # of    Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                                 % of
             # of    Scheduled   Agg.   WAM           Weighted
  State     Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 11 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                                     % of
     Note         # of   Scheduled   Agg.   WAM           Weighted
     Rate        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                PROPERTY TYPE (3)

                                      % of
                  # of    Scheduled   Agg.   WAM           Weighted
 Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                    SEASONING

                                      % of
                  # of    Scheduled   Agg.   WAM           Weighted
   Seasoning     loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 12 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                 % of
Anticipated Remaining         # of   Scheduled   Agg.   WAM           Weighted
       Term (2)              loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Totals
================================================================================

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                              % of
Remaining Amortization    # of   Scheduled     Agg.     WAM           Weighted
         Term            loans    Balance      Bal.     (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Totals
================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                              % of
Remaining Stated          # of   Scheduled     Agg.     WAM           Weighted
      Term               loans    Balance      Bal.     (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Totals
================================================================================

                             AGE OF MOST RECENT NOI

                                                % of
      Age of Most            # of   Scheduled    Agg.   WAM           Weighted
      Recent NOI            loans    Balance     Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Totals
================================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 13 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                               SCHEDULED BALANCE

                                                 % of
        Scheduled             # of   Scheduled   Agg.   WAM           Weighted
         Balance             loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Totals
================================================================================

                                   STATE (3)

                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
          State             Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Totals
================================================================================

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 14 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                      % of
 Debt Service      # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                    NOTE RATE

                                      % of
     Note          # of   Scheduled   Agg.   WAM           Weighted
     Rate         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                PROPERTY TYPE (3)

                                      % of
                  # of    Scheduled   Agg.   WAM           Weighted
 Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                    SEASONING

                                      % of
                   # of   Scheduled   Agg.   WAM           Weighted
Seasoning         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 15 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % of
 Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
       Term (2)          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
        Term             loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
   Remaining Stated       # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                             AGE OF MOST RECENT NOI

                                             % of
     Age of Most          # of   Scheduled   Agg.   WAM           Weighted
     Recent NOI          loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 16 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                              MORTGAGE LOAN DETAIL

                                                                          Anticipated
 Loan           Property                  Interest   Principal    Gross    Repayment    Maturity
Number   ODCR   Type (1)   City   State    Payment    Payment    Coupon       Date        Date
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Totals
================================================================================================

          Neg.   Beginning     Ending    Paid   Appraisal   Appraisal    Res.    Mod.
 Loan    Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number   (Y/N)    Balance     Balance    Date      Date       Amount      (2)     (3)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Totals
=====================================================================================

(1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

    (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

  (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 17 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                                   NOI DETAIL

                                            Ending       Most       Most    Most Recent   Most Recent
 Loan           Property                  Scheduled     Recent     Recent     NOI Start     NOI End
Number   ODCR     Type     City   State    Balance    Fiscal NOI     NOI        Date          Date
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Total
=====================================================================================================

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 18 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                           PRINCIPAL PREPAYMENT DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                                   Principal Prepayment Amount                     Prepayment Penalties
                           Offering Document   ----------------------------------   ----------------------------------------------
Loan Number   Loan Group   Cross-Reference     Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals
==================================================================================================================================

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 19 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                                HISTORICAL DETAIL

---------------------------------------------------------------------------------------------------------
                                            Delinquencies
---------------------------------------------------------------------------------------------------------
Distribution    30-59 Days    60-89 Days   90 Days or More   Foreclosure       REO       Modifications
    Date       #   Balance   #   Balance     #   Balance     #   Balance   #   Balance   #   Balance
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                       Prepayments             Rate and Maturities
--------------------------------------------------------------------
Distribution   Curtailments      Payoff     Next Weighted Avg.
    Date       #   Balance    #   Balance     Coupon   Remit     WAM
--------------------------------------------------------------------

--------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 20 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                             DELINQUENCY LOAN DETAIL

                  Offering        # of                    Current   Outstanding   Status of   Resolution
                  Document       Months   Paid Through     P & I       P & I       Mortgage    Strategy
Loan Number   Cross-Reference   Delinq.       Date       Advances   Advances **    Loan (1)    Code (2)
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Totals
========================================================================================================

                                              Actual    Outstanding
                Servicing     Foreclosure   Principal    Servicing    Bankruptcy    REO
Loan Number   Transfer Date       Date       Balance      Advances       Date      Date
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
=======================================================================================

    (1) Status of Mortgage Loan

A - Payments Not Received
    But Still in Grace Period
B - Late Payment But Less
    Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment
    (Performing Matured Loan)
7 - Foreclosure
9 - REO

(2) Resolution Strategy Code

1  - Modification
2  - Forclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return
     to Master Servicer
10 - Deed In Lieu Of
     Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 21 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                            Offering      Servicing   Resolution
Distribution    Loan        Document       Transfer    Strategy    Scheduled   Property           Interest
    Date       Number   Cross-Reference      Date      Code (1)     Balance    Type (2)   State     Rate
-------------------------------------------------------------------------------------------------------------

                            Net                                        Remaining
Distribution    Actual   Operating    NOI          Note   Maturity   Amortization
    Date       Balance     Income    Date   DSCR   Date     Date         Term
---------------------------------------------------------------------------------

(1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return
    to Master Servicer
10 - Deed In Lieu Of
     Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 22 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

                           Offering      Resolution      Site
Distribution   Loan        Document       Strategy    Inspection                  Appraisal   Appraisal       Other REO
   Date       Number   Cross-Reference    Code (1)       Date      Phase 1 Date      Date       Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 23 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                                ADVANCE SUMMARY

                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing     on P&I and Servicing
Loan Group     Advances        Advances              Advances             Advances Paid
--------------------------------------------------------------------------------------------

   1             0.00            0.00                 0.00                     0.00
   2             0.00            0.00                 0.00                     0.00
--------------------------------------------------------------------------------------------
Totals           0.00            0.00                 0.00                     0.00
============================================================================================

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 24 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                              MODIFIED LOAN DETAIL

                Offering
                 Document     Pre-Modification  Post-Modification  Pre-Modification  Post-Modification  Modification   Modification
Loan Number  Cross-Reference      Balance            Balance         Interest Rate     Interest Rate       Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 25 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                        HISTORICAL LIQUIDATED LOAN DETAIL

                           Beginning      Fees,        Most Recent    Gross Sales   Net Proceeds   Net Proceeds
    Distribution           Scheduled    Advances,      Appraised      Proceeds or    Received on  Available for
        Date         ODCR   Balance   and Expenses *  Value or BPO  Other Proceeds   Liquidation   Distribution
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
   Current Total
===============================================================================================================
   Cumulative Total
===============================================================================================================

                                    Date of Current  Current Period  Cumulative  Loss to Loan
    Distribution       Realized       Period Adj.      Adjustment    Adjustment    with Cum
        Date         Loss to Trust     to Trust         to Trust      to Trust   Adj. to Trust
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
   Current Total
==============================================================================================
   Cumulative Total
==============================================================================================

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 26 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                   Offering          Beginning      Aggregate      Prior Realized      Amounts        Interest
Distribution       Document           Balance     Realized Loss     Loss Applied     Covered by     (Shortages)/
    Date       Cross-Reference   at Liquidation     on Loans      to Certificates  Credit Support     Excesses
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Totals
================================================================================================================

                Modification     Additional        Realized Loss       Recoveries of        (Recoveries)/
Distribution     /Appraisal     (Recoveries)        Applied to        Realized Losses     Losses Applied to
    Date       Reduction Adj.     /Expenses    Certificates to Date     Paid as Cash    Certificate Interest
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Totals
============================================================================================================

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 27 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

    Offering      Stated Principal                            Special Servicing Fees
    Document          Balance at       Current Ending    --------------------------------
Cross-Reference     Contribution     Scheduled Balance   Monthly   Liquidation   Work Out   ASER
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Totals
================================================================================================

    Offering                      Non-Recoverable                 Modified Interest   Additional
    Document                         (Scheduled     Interest on    Rate (Reduction)   Trust Fund
Cross-Reference   (PPIS) Excess       Interest)       Advances         /Excess          Expense
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Totals
================================================================================================

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 28 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                   Reimb of Advances to the Servicer
    Offering     Stated Principal  Current Ending  ---------------------------------
    Document        Balance at        Scheduled                    Left to Reimburse  Other (Shortfalls)/
Cross-Reference   Contribution         Balance      Current Month   Master Servicer         Refunds        Comments
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Totals
===================================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                   0.00
===================================================================================================================
Interest Shortfall Reconciliation Detail Part 1 Total                   0.00
===================================================================================================================
Total Interest Shortfall Allocated to Trust                             0.00
===================================================================================================================

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 29 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                              DEFEASED LOAN DETAIL

             Offering Document  Ending Scheduled
Loan Number   Cross-Reference        Balance      Maturity Date  Note Rate  Defeasance Status
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Totals
=============================================================================================

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 30 of 31

                                                                              -----------------------------------------
                           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.   For Additional Information please contact
[WELLS FARGO LOGO]                                                                      CTSLink Customer Service
                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   (301) 815-6600
WELLS FARGO BANK, N.A.                    SERIES 2007-TOP26                    Reports Available @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                                                      -----------------------------------------
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                       PAYMENT DATE:         05/14/2007
                                                                              RECORD DATE:          04/30/2007
                                                                              DETERMINATION DATE:   05/07/2007

                             SUPPLEMENTAL REPORTING

Copyright 2007, Wells Fargo Bank, N.A.

                                                                   Page 31 of 31

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                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

DISTRIBUTION
    DATE          BALANCE
------------   --------------
 05/12/2007    $78,000,000.00
 06/12/2007    $78,000,000.00
 07/12/2007    $78,000,000.00
 08/12/2007    $78,000,000.00
 09/12/2007    $78,000,000.00
 10/12/2007    $78,000,000.00
 11/12/2007    $78,000,000.00
 12/12/2007    $78,000,000.00
 01/12/2008    $78,000,000.00
 02/12/2008    $78,000,000.00
 03/12/2008    $78,000,000.00
 04/12/2008    $78,000,000.00
 05/12/2008    $78,000,000.00
 06/12/2008    $78,000,000.00
 07/12/2008    $78,000,000.00
 08/12/2008    $78,000,000.00
 09/12/2008    $78,000,000.00
 10/12/2008    $78,000,000.00
 11/12/2008    $78,000,000.00
 12/12/2008    $78,000,000.00
 01/12/2009    $78,000,000.00
 02/12/2009    $78,000,000.00
 03/12/2009    $78,000,000.00
 04/12/2009    $78,000,000.00
 05/12/2009    $78,000,000.00
 06/12/2009    $78,000,000.00
 07/12/2009    $78,000,000.00
 08/12/2009    $78,000,000.00
 09/12/2009    $78,000,000.00
 10/12/2009    $78,000,000.00
 11/12/2009    $78,000,000.00
 12/12/2009    $78,000,000.00
 01/12/2010    $78,000,000.00
 02/12/2010    $78,000,000.00
 03/12/2010    $78,000,000.00
 04/12/2010    $78,000,000.00
 05/12/2010    $78,000,000.00
 06/12/2010    $78,000,000.00
 07/12/2010    $78,000,000.00
 08/12/2010    $78,000,000.00
 09/12/2010    $78,000,000.00
 10/12/2010    $78,000,000.00
 11/12/2010    $78,000,000.00
 12/12/2010    $78,000,000.00
 01/12/2011    $78,000,000.00
 02/12/2011    $78,000,000.00
 03/12/2011    $78,000,000.00
 04/12/2011    $78,000,000.00
 05/12/2011    $78,000,000.00
 06/12/2011    $78,000,000.00
 07/12/2011    $78,000,000.00
 08/12/2011    $78,000,000.00
 09/12/2011    $78,000,000.00
 10/12/2011    $78,000,000.00
 11/12/2011    $78,000,000.00
 12/12/2011    $78,000,000.00
 01/12/2012    $78,000,000.00
 02/12/2012    $78,000,000.00
 03/12/2012    $77,920,389.85
 04/12/2012    $76,908,000.00
 05/12/2012    $75,773,000.00
 06/12/2012    $74,750,000.00
 07/12/2012    $73,604,000.00
 08/12/2012    $72,571,000.00
 09/12/2012    $71,533,000.00
 10/12/2012    $70,371,000.00
 11/12/2012    $69,322,000.00
 12/12/2012    $68,150,000.00
 01/12/2013    $67,089,000.00
 02/12/2013    $66,024,000.00
 03/12/2013    $64,600,000.00
 04/12/2013    $63,522,000.00
 05/12/2013    $62,321,000.00
 06/12/2013    $61,232,000.00
 07/12/2013    $60,020,000.00
 08/12/2013    $58,920,000.00
 09/12/2013    $57,813,000.00
 10/12/2013    $56,600,000.00
 11/12/2013    $55,540,000.00
 12/12/2013    $54,359,000.00
 01/12/2014    $53,300,000.00
 02/12/2014    $52,300,000.00
 03/12/2014    $50,862,000.00
 04/12/2014    $49,768,000.00
 05/12/2014    $48,552,000.00
 06/12/2014    $47,447,000.00
 07/12/2014    $46,219,000.00
 08/12/2014    $45,102,000.00
 09/12/2014    $43,979,000.00
 10/12/2014    $42,798,000.00

                                       A-1

DISTRIBUTION
    DATE          BALANCE
------------   --------------
 11/12/2014    $41,663,000.00
 12/12/2014    $40,407,000.00
 01/12/2015    $39,260,000.00
 02/12/2015    $38,107,000.00
 03/12/2015    $36,605,000.00
 04/12/2015    $35,439,000.00
 05/12/2015    $34,153,000.00
 06/12/2015    $32,974,000.00
 07/12/2015    $31,676,000.00
 08/12/2015    $30,485,000.00
 09/12/2015    $29,288,000.00
 10/12/2015    $27,972,000.00
 11/12/2015    $26,762,000.00
 12/12/2015    $25,434,000.00
 01/12/2016    $24,211,000.00
 02/12/2016    $20,635,000.00
 03/12/2016    $19,181,000.00
 04/12/2016    $ 8,172,000.00
 05/12/2016    $ 6,835,000.00
 06/12/2016    $ 5,601,000.00
 07/12/2016    $ 4,251,000.00
 08/12/2016    $ 3,004,000.00
 09/12/2016    $ 1,750,000.00
 10/12/2016    $   382,000.00
 11/12/2016    $         0.00

                                       A-2

                                   SCHEDULE B

            Rates Used in Determination of Class X Pass-Through Rate

DISTRIBUTION
    DATE        RATES
------------   --------
  05/12/07     5.60804%
  06/12/07     5.77698%
  07/12/07     5.60695%
  08/12/07     5.77693%
  09/12/07     5.77690%
  10/12/07     5.60688%
  11/12/07     5.77685%
  12/12/07     5.60683%
  01/12/08     5.77679%
  02/12/08     5.60628%
  03/12/08     5.60732%
  04/12/08     5.77670%
  05/12/08     5.60670%
  06/12/08     5.77664%
  07/12/08     5.60665%
  08/12/08     5.77658%
  09/12/08     5.77655%
  10/12/08     5.60656%
  11/12/08     5.77648%
  12/12/08     5.60650%
  01/12/09     5.60597%
  02/12/09     5.60594%
  03/12/09     5.60761%
  04/12/09     5.77630%
  05/12/09     5.60633%
  06/12/09     5.77620%
  07/12/09     5.60624%
  08/12/09     5.77610%
  09/12/09     5.77606%
  10/12/09     5.60611%
  11/12/09     5.77595%
  12/12/09     5.60600%
  01/12/10     5.60544%
  02/12/10     5.60539%
  03/12/10     5.60709%
  04/12/10     5.77563%
  05/12/10     5.60571%
  06/12/10     5.77549%
  07/12/10     5.60558%
  08/12/10     5.77534%
  09/12/10     5.77527%
  10/12/10     5.60538%
  11/12/10     5.77512%
  12/12/10     5.60431%
  01/12/11     5.60372%
  02/12/11     5.60343%
  03/12/11     5.60545%
  04/12/11     5.77345%
  05/12/11     5.60370%
  06/12/11     5.77328%
  07/12/11     5.60355%
  08/12/11     5.77312%
  09/12/11     5.77304%
  10/12/11     5.60338%
  11/12/11     5.76872%
  12/12/11     5.60536%
  01/12/12     5.77456%
  02/12/12     5.59900%
  03/12/12     5.62158%
  04/12/12     5.78883%
  05/12/12     5.62075%
  06/12/12     5.78867%
  07/12/12     5.62062%
  08/12/12     5.78852%
  09/12/12     5.78844%
  10/12/12     5.62042%
  11/12/12     5.78828%
  12/12/12     5.62028%
  01/12/13     5.61962%
  02/12/13     5.61956%
  03/12/13     5.62159%
  04/12/13     5.78785%
  05/12/13     5.61990%
  06/12/13     5.78768%
  07/12/13     5.61975%
  08/12/13     5.78751%
  09/12/13     5.78743%
  10/12/13     5.61953%
  11/12/13     5.79898%
  12/12/13     5.62882%
  01/12/14     5.62813%
  02/12/14     5.63212%
  03/12/14     5.63421%
  04/12/14     5.80234%

                                       B-1

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PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is September 13, 2006.

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              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No

                                       iii

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--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.........   Commercial/Multifamily Mortgage Pass-Through
                                 Certificates, issuable in series.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc., a Delaware corporation. Our telephone
                                 number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
   RATINGS....................   The certificates of each series will be issued
                                 pursuant to a pooling and servicing agreement
                                 and may be issued in one or more classes. The
                                 certificates of each series will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in the property of the related trust
                                 fund. Each trust fund will consist primarily of
                                 a segregated pool of commercial or multifamily
                                 mortgage loans, or mortgage-backed securities
                                 that evidence interests in, or that are secured
                                 by commercial or multifamily mortgage loans.
                                 Each class or certificate will be rated not
                                 lower than investment grade by one or more
                                 nationally recognized statistical rating
                                 agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                 (1)  the name of the servicer and special
                                      servicer, the circumstances when a special
                                      servicer will be appointed and their
                                      respective obligations (if any) to make
                                      advances to cover delinquent payments on
                                      the assets of the trust fund, taxes,
                                      assessments or insurance premiums;

                                 (2)  the assets in the trust fund, including a
                                      description of the pool of mortgage loans
                                      or mortgage-backed securities;

                                 (3)  the identity and attributes of each class
                                      within a series of certificates, including
                                      whether (and to what extent) any credit
                                      enhancement benefits any class of a series
                                      of certificates;

                                 (4)  the tax status of certificates; and

                                 (5)  whether the certificates will be eligible
                                      to be purchased by investors subject to
                                      ERISA or will be mortgage related
                                      securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                       1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for

                                        2

payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

                                        3

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of
Credit Support" and "Ratings."

                                        4

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more

                                        5

classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

                                        6

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by:

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks

                                        7

generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

                                        8

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

                                        9

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that:

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a

                                       10

manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS.

                                       11

Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

                                       12

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

                                       13

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

                                       14

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the

                                       15

economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy

                                       16

level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by

                                       17

the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often

                                       18

invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including:

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially

                                       19

less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

                                       20

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

                                       21

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more

                                       22

general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

                                       23

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements";

     10. the characteristics of any cash flow agreements that relate to the MBS;

     11. the market price of the MBS and the basis on which the market price was determined; and

     12. if the issuer of the MBS is required to file reports under the Exchange
Act of 1934, as amended, how to locate such reports of the MBS issuer.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk
Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion

                                       24

contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the

                                       25

rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

                                       26

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       27

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal

                                       28

on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations,

                                       29

specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

OVERVIEW

     The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. ("BSCMI").
BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE:
BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc.
The principal offices of BSCMI are located at 383 Madison Avenue, New York, New
York 10179. BSCMI's telephone number is (212) 272-2000.

     BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial

                                       30

mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

     The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S.
Virgin Islands and Mexico.

     As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. ("MSMC") generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an
affiliate of BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc.,
which is an affiliate of MSMC, have alternately acted as depositor and the "PWR"
program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo
Bank, National Association, Principal Commercial Funding, LLC and Nationwide
Life Insurance Company generally are mortgage loan sellers, and the BSCMSI
Depositor acts as depositor.

     Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI'S UNDERWRITING STANDARDS

     General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

     Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

                                       31

                  PROPERTY TYPE            DSCR GUIDELINE   LTV RATIO GUIDELINE
          ------------------------------   --------------   --------------------
          Multifamily                           1.20x                 80%
          Office                                1.25x                 75%
          Anchored Retail                       1.20x                 80%
          Unanchored Retail                     1.30x                 75%
          Self-storage                          1.30x                 75%
          Hotel                                 1.40x                 70%
          Industrial                            1.25x                 70%
          Manufactured Housing Community        1.25x                 75%

     Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

     Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

     Taxes and Insurance - Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

 REPLACEMENT RESERVES - MONTHLY DEPOSITS GENERALLY BASED ON
THE GREATER OF THE AMOUNT RECOMMENDED PURSUANT TO A BUILDING
     CONDITION REPORT PREPARED FOR BSCMI OR THE FOLLOWING
                     MINIMUM AMOUNTS:
                      PROPERTY TYPE                             DSCR GUIDELINE
------------------------------------------------------------   -----------------
Multifamily                                                    $250 per unit
Office                                                         $0.20 per square
                                                               foot
Retail                                                         $0.15 per square
                                                               foot
Self-storage                                                   $0.15 per square
                                                               foot
Hotel                                                          5% of gross
                                                               revenue
Industrial                                                     $0.10 - $0.15 per
                                                               square foot
Manufactured Housing Community                                 $50 per pad

     Deferred Maintenance/Environmental Remediation - An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     Re-tenanting - In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

                                       32

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for

                                       33

the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

                                       34

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be

                                       35

advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

     1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

                                       36

     5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

                                       37

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC,

                                       38

include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       39

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383
Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel.

                                       40

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or

                                       41

defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the

                                       42

servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the

                                       43

performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

                                       44

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the
foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing
Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under
"--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account;
and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to you on each distribution date;

     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under
"Description of the Certificates--Advances in Respect of Delinquencies", the
reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

                                       45

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage
Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the
Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees,
Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

                                       46

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

                                       47

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

                                       48

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

                                       49

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related

                                       50

prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

                                       51

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

                                       52

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related

                                       53

series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

                                       54

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

     Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o    the trustee for 60 days has neglected or refused to institute any such proceeding.

     No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                                       55

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

     o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

     o    has a combined capital and surplus of at least $50,000,000; and

     o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or

                                       56

administration of its trusts under the related pooling and servicing agreement.
However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted

                                       57

by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

                                       58

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support

                                       59

described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

                                       60

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial

                                       61

disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the

                                       62

property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large

                                       63

deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any,

                                       64

on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-

                                       65

petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the

                                       66

date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

                                       67

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling

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and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and

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regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

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     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The determination

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as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

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     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3. a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including

                                       74

delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

                                       75

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any,

                                       76

relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the

                                       78

appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

     or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

                                       79

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

                                       81

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

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     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual

                                       83

certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

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     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates"

                                       85

below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not

                                       86

          a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

                                       87

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Unless otherwise stated in the related prospective supplement, a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person.

                                       88

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1. the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

                                       89

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3. the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

                                       90

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing temporary
Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single
Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the

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foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the
Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary
(other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury
Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States
Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the
United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) not United States
          Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a

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Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions

                                       93

otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates.
In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of
Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code
Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal
Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation ... which is principally secured by an interest in real property"
within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation

                                       94

after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

                                       95

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

                                       96

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

                                       97

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

                                       98

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31,
2007.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder

                                       99

on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any statutory exemption, any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in

                                       100

Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue
Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is
subject to the prohibited transaction rules set forth in Section 503 of the
Internal Revenue Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor, as modified by Section 3(42) of ERISA, provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e.,
Plans, that are subject to ERISA or Section 4975 of the Code, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                       101

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

                                       102

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

                                       103

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

                                       104

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the
Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and
Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                                       105

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC (other than annual reports on Form
10K) will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities
Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher
Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

                                       106

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       107

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any

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distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

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